Filed Pursuant to Rule 424(b)(2)

Registration No. 333-284601

PROSPECTUS SUPPLEMENT

(To Prospectus dated January 30, 2025)

$750,000,000

Blackstone Private Credit Fund

6.200% Notes due 2031

__________________________

We are offering $750,000,000 in aggregate principal amount of 6.200% notes due 2031, which we refer to as the Notes. The Notes will mature on November 15, 2031. We will pay interest on the Notes on May 15 and November 15 of each year, beginning on May 15, 2027. We may redeem the Notes in whole or in part at any time, or from time to time, at the redemption price discussed under the caption “Description of Notes — Optional Redemption” in this prospectus supplement. In addition, holders of the Notes can require us to repurchase some or all of the Notes at 100% of their principal amount upon the occurrence of a Change of Control Repurchase Event (as defined herein). The Notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The Notes will be our general unsecured obligations that rank senior in right of payment to all of our existing and future indebtedness that is expressly subordinated in right of payment to the Notes, rank pari passu with all existing and future unsecured unsubordinated indebtedness issued by us, rank effectively junior to any of our secured indebtedness (including unsecured indebtedness that we later secure) to the extent of the value of the assets securing such indebtedness, and rank structurally junior to all existing and future indebtedness (including trade payables) incurred by our subsidiaries, financing vehicles or similar facilities. None of our current indebtedness is subordinated to the Notes and we do not presently expect to issue any such subordinated debt. This prospectus supplement includes additional information on the terms of the Notes, including redemption and repurchase prices, covenants and transfer restrictions.

We are a non-diversified, closed-end management investment company that has elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”). Our adviser, Blackstone Private Credit Strategies LLC (the “Adviser”), and our sub-adviser, Blackstone Credit BDC Advisors LLC (the “Sub-Adviser” and, together with the Adviser, the “Advisers”), are affiliates of Blackstone Alternative Credit Advisors LP (the “Sub-Administrator” and, collectively with its affiliates in the credit, asset based finance and insurance asset management business unit of Blackstone Inc. (“Blackstone”), “Blackstone Credit & Insurance” or “BXCI”). Additionally, Blackstone Private Credit Strategies LLC, in its capacity as the administrator to the Fund (in such capacity, the “Administrator” and, together with the Sub-Administrator, the “Administrators”) and the Sub-Administrator provide certain administrative and other services necessary for the Fund to operate pursuant to an administration agreement between the Administrator and the Fund (the “Administration Agreement”) and a sub-administration agreement between the Administrator and the Sub-Administrator (the “Sub-Administration Agreement” and, together with the Administration Agreement, the “Administration Agreements”), respectively. We have elected to be treated for U.S. federal income tax purposes, and intend to qualify annually, as a regulated investment company (a “RIC”) under the Internal Revenue Code of 1986, as amended (together with the rules and regulations promulgated thereunder, the “Code”).

Our investment objectives are to generate current income and, to a lesser extent, long-term capital appreciation. We will seek to meet our investment objectives by utilizing the experience and expertise of the management team of the Advisers, along with the broader resources of Blackstone Credit & Insurance and Blackstone, in sourcing, evaluating and structuring transactions, subject to Blackstone’s policies and procedures regarding the management of conflicts of interest; employing a defensive investment approach focused on long-term credit performance and principal protection, generally investing in loans with asset coverage ratios and interest coverage ratios that the Advisers believe provide substantial credit protection, and also seeking favorable financial protections, including, where the Advisers believe necessary, one or more financial maintenance and incurrence covenants (i.e., covenants that are tested when affirmative action is taken, such as the incurrence of additional debt and/or making dividend payments); focusing primarily on loans and securities of private U.S. companies, including syndicated loans, specifically to larger and middle market companies. In many market environments, we believe such a focus offers an opportunity for superior risk-adjusted returns; maintaining rigorous portfolio monitoring, in an attempt to anticipate and pre-empt negative credit events within our portfolio; and utilizing the power and scale of Blackstone and the Blackstone Credit & Insurance platform to offer operational expertise to portfolio companies through the Value Creation Program (as defined below).

 __________________________

Investing in the Notes involves risks, including the risk of leverage, that are described in the “Risk Factors” section beginning on page S-11 of this prospectus supplement and page 30 of the accompanying prospectus and the matters discussed in the documents incorporated or deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus.

This prospectus supplement and the accompanying prospectus contain important information you should know before investing in the Notes. You should carefully read this prospectus supplement, the accompanying prospectus, and any information incorporated by reference into each, before investing in the Notes and keep them for future reference. We file annual, quarterly and current reports, proxy statements and other information about us with the Securities and Exchange Commission (the “SEC”). You may obtain this information by written or oral request and free of charge by contacting us at 345 Park Avenue, New York, NY 10154, calling us at (212) 503-2100 or visiting our website at www.bcred.com. The SEC also maintains a website at http://www.sec.gov that contains this information. Information on our website and the SEC’s website is not incorporated into or a part of this prospectus supplement or the accompanying prospectus.

	Per Note	Total
Public offering price(1)	98.966%	$742,245,000
Underwriting discount (sales load)	0.700%	$5,250,000
Proceeds to us, before expenses(2)	98.266%	$736,995,000

__________________________________

(1)          The public offering price set forth above does not include accrued interest, if any. Interest on the Notes must be paid by the purchaser if the Notes are delivered after August 19, 2026.

(2)          Before deducting expenses payable by us related to this offering, estimated at $1.6 million.

THE NOTES ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

Neither the SEC, any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Delivery of the Notes in book-entry form only through The Depository Trust Company for the accounts of its participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear System, and Clearstream Banking S.A., will be made on or about August 19, 2026.

__________________________

Joint Book-Running Managers

Wells Fargo Securities	Citigroup	Goldman Sachs & Co. LLC	RBC Capital Markets	SMBC Nikko
MUFG	Barclays	Deutsche Bank Securities	J.P. Morgan	Morgan Stanley	Truist Securities	US Bancorp
BofA Securities	BNP PARIBAS	ING	PNC Capital Markets LLC	TD Securities
Credit Agricole CIB	HSBC	Mizuho	Regions Securities LLC	SOCIETE GENERALE	Standard Chartered Bank

Co-Managers

Blackstone

BNY Capital Markets	CIBC Capital Markets	Fifth Third Securities	M&T Securities
Keefe, Bruyette & Woods A Stifel Company	Natixis	Raymond James	Synovus
Academy Securities	CastleOak Securities, L.P.	Drexel Hamilton	R. Seelaus & Co., LLC

The date of this prospectus supplement is August 17, 2026.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of the Notes and also adds to and updates the information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information about us and related matters. To the extent the information contained in this prospectus supplement differs from the information contained in the accompanying prospectus or any document filed with the SEC prior to the date of this prospectus supplement and incorporated herein by reference, the information in this prospectus supplement shall control. Generally, when we refer to this “prospectus,” we are referring to both this prospectus supplement and the accompanying prospectus combined, together with any free writing prospectus that we have authorized for use in connection with this offering.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us that relates to this offering of Notes. The Company has not, and the underwriters have not, authorized any other person to provide you with different information or to make any representations not contained in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us that relates to this offering of Notes. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. The Company is not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus or in any such free writing prospectus is accurate as of any date other than their respective dates, or that any information incorporated by reference herein or therein is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or sale of the Notes offered hereby. The Company’s business, financial condition, results of operations, cash flows and prospects may have changed since such dates.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements included or incorporated by reference into this prospectus supplement and the accompanying prospectus and any related free writing prospectus contain forward-looking statements that involve substantial risks and uncertainties. Such statements involve known and unknown risks, uncertainties and other factors and undue reliance should not be placed thereon. You can generally identify forward-looking statements by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue” or other similar words. These statements include our plans and objectives for future operations (including plans and objectives relating to future growth and availability of funds), expectations for current or future investments, and expectations for market and other macroeconomic trends, and are based on current expectations that involve numerous risks and uncertainties. Assumptions relating to these statements involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to accurately predict and many of which are beyond our control. Although we believe the assumptions underlying the forward-looking statements, and the forward-looking statements themselves, are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that these forward-looking statements will prove to be accurate and our actual results, performance and achievements may be materially different from that expressed or implied by these forward-looking statements. In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of this information should not be regarded as a representation by us or any other person that our objectives and plans, which we consider to be reasonable, will be achieved. Forward-looking statements in this prospectus are subject to risks, uncertainties and other factors including, but not limited to:

•        our future operating results;

•        our business prospects and the prospects of the companies in which we may invest;

•        the impact of the investments that we expect to make;

•        our ability to raise sufficient capital and repurchase shares to execute our investment strategy;

•        general economic, logistical and political trends and other external factors, including inflation, trade policies and recent supply chain disruptions and their impacts on our portfolio companies and on the industries in which we invest;

•        the ability of our portfolio companies to achieve their objectives;

•        our current and expected financing arrangements and investments;

•        changes in the general interest rate environment;

•        the adequacy of our cash resources, financing sources and working capital;

•        the timing and amount of cash flows, distributions and dividends, if any, from our portfolio companies;

•        our contractual arrangements and relationships with third parties;

•        risks associated with the demand for liquidity under our share repurchase program and the continued approval of quarterly tender offers by the Board of Trustees of the Company (the “Board” or the “Board of Trustees”);

•        actual and potential conflicts of interest with the Advisers or any of their affiliates;

•        the dependence of our future success on the general economy and its effect on the industries in which we may invest;

•        our use of financial leverage, including the use of borrowed money to finance a portion of our investments and the availability of equity and debt capital on favorable terms or at all;

•        our business prospects and the prospects of our portfolio companies, including our and their ability to effectively respond to macroeconomic effects;

•        the ability of the Advisers to source suitable investments for us and to monitor and administer our investments;

•        the impact of future acquisitions and divestitures;

•        the ability of the Advisers or their affiliates to attract and retain highly talented professionals;

•        general price and volume fluctuations in the stock market;

•        our ability to maintain our qualification as a RIC and as a BDC;

•        the impact on our business of U.S. and international financial reform legislation, rules and regulations;

•        the effect of changes to tax legislation and our tax position; and

•        the tax status of the enterprises in which we may invest.

Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions also could be inaccurate. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this prospectus supplement, the accompanying prospectus, any documents we may incorporate by reference herein and any related free writing prospectus should not be regarded as a representation by us that our plans and objectives will be achieved. The factors listed under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, as amended or supplemented in any subsequent filings with the SEC, which are incorporated by reference into this prospectus supplement, as well as any cautionary language included or incorporated by reference into this prospectus supplement and the accompanying prospectus provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. The occurrence of the events described in these risk factors and elsewhere in this prospectus supplement or the accompanying prospectus could have a material adverse effect on our business, results of operations and financial position. These projections and forward-looking statements apply only as of the dates of this prospectus supplement, the accompanying prospectus, any documents we may incorporate by reference herein and any related free writing prospectus. Moreover, we assume no duty and do not undertake to update the forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law. You are advised to consult any additional disclosures that we make directly to you or through reports that we have filed or in the future will file with the SEC including registration statements on Form N-2, annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

Because we are an investment company, the forward-looking statements and projections contained in this prospectus supplement, the accompanying prospectus, any documents we may incorporate by reference herein and any related free writing prospectus are excluded from the safe harbor protection provided by Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”).

THE COMPANY

This summary highlights some of the information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary is not complete and may not contain all of the information that you should consider before investing in the Notes. You should read this entire document and the other information incorporated by reference into this document and the other documents to which we refer herein before investing.

Blackstone Private Credit Fund

Blackstone Private Credit Fund (together with its consolidated subsidiaries, the “Company,” the “Fund,” “we,” “us” or “our”) is a Delaware statutory trust that seeks to invest primarily in originated loans and other securities, including broadly syndicated loans, of U.S. private companies and to a lesser extent European and other non-U.S. companies. We are a non-diversified, closed-end management investment company that has elected to be regulated as a BDC under the 1940 Act. In addition, the Company has elected to be treated for U.S. federal income tax purposes, and intends to qualify annually, as a regulated investment company (a “RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (together with the rules and regulations promulgated thereunder, the “Code”).

We are externally managed by an affiliate of Blackstone Inc. (“Blackstone”). Our adviser, Blackstone Private Credit Strategies LLC (the “Adviser”), and our sub-adviser, Blackstone Credit BDC Advisors LLC (the “Sub-Adviser” and, together with the Adviser, the “Advisers”), are affiliates of Blackstone Alternative Credit Advisors LP (the “Sub-Administrator” and, collectively with its affiliates in the credit, asset based finance and insurance asset management business unit of Blackstone, “Blackstone Credit & Insurance”), which provides certain administrative and other services necessary for the Fund to operate pursuant to a sub-administration agreement between Blackstone Private Credit Strategies LLC in its capacity as the administrator to the Fund (in such capacity, the “Administrator” and together with the Sub-Administrator, the “Administrators”), on behalf of the Fund, and the Sub-Administrator.

We are offering on a continuous basis up to $45.0 billion of common shares of beneficial interest (the “Common Shares”) pursuant to an offering registered with the SEC (the “Continuous Offering”). We are offering to sell any combination of three classes of Common Shares — Class S shares, Class D shares and Class I shares — with a dollar value up to the maximum offering amount. The share classes have different ongoing shareholder servicing and/or distribution fees. Blackstone Securities Partners L.P., the intermediary manager, will use its best efforts to sell shares, but is not obligated to purchase or sell any specific amount of shares in the Continuous Offering.

Our investment objectives are to generate current income and, to a lesser extent, long-term capital appreciation.

Under normal circumstances, we will invest at least 80% of our total assets (net assets plus borrowings for investment purposes) in private credit investments (loans, bonds and other credit instruments that are issued in private offerings or issued by private companies). Under normal circumstances, we expect that the majority of our portfolio will be in privately originated and privately negotiated investments, predominantly direct lending to U.S. private companies through (i) first lien senior secured and unitranche loans (including first-out/last-out loans) (generally with total investment sizes less than $300 million, which criteria may change from time to time) and (ii) second lien, unsecured, subordinated or mezzanine loans and structured credit (generally with total investment sizes less than $100 million, which criteria may change from time to time), as well as broadly syndicated loans (for which we may serve as an anchor investor), club deals (generally investments made by a small group of investment firms) and other debt and equity securities (the investments described in this sentence, collectively, “Private Credit”). In limited instances, we may retain the “last out” portion of a first lien loan. In such cases, the “first out” portion of the first lien loan would receive priority over our “last out” position. In exchange for the higher risk of loss associated with such “last out” portion, we would earn a higher rate of interest than the “first out” position. To a lesser extent, we will also invest in broadly syndicated loans. We expect that such investments will generally be liquid, and may be used for the purposes of maintaining liquidity for our share repurchase program and cash management, while also presenting an opportunity for attractive investment returns.

Most of our investments are in U.S. private companies, but (subject to compliance with BDCs’ requirement to invest at least 70% of its assets in U.S. private companies) we also expect to invest to some extent in European and other non-U.S. companies, but we do not expect to invest in emerging markets. We may invest in companies of any size or capitalization. Subject to the limitations of the 1940 Act, we may invest in loans or other securities, the proceeds of which may refinance or otherwise repay debt or securities of companies whose debt is owned by other Blackstone Credit & Insurance funds. We generally will co-invest with other Blackstone Credit & Insurance funds.

BDCs are subject to certain restrictions applicable to investment companies under the 1940 Act. As a BDC, at least 70% of our assets must be the type of “qualifying” assets listed in Section 55(a) of the 1940 Act, which are generally privately-offered securities issued by U.S. private or thinly-traded companies. We may also invest up to 30% of our portfolio opportunistically in “non-qualifying” portfolio investments, such as investments in non-U.S. companies.

Investment Strategy

Our investment objectives are to generate current income and, to a lesser extent, long-term capital appreciation. We will seek to meet our investment objectives by:

•        utilizing the experience and expertise of the management team of the Advisers, along with the broader resources of Blackstone Credit & Insurance and Blackstone, in sourcing, evaluating and structuring transactions, subject to Blackstone’s policies and procedures regarding the management of conflicts of interest;

•        employing a defensive investment approach focused on long-term credit performance and principal protection, generally investing in loans with asset coverage ratios and interest coverage ratios that the Advisers believe provide substantial credit protection, and also seeking favorable financial protections, including, where the Advisers believe necessary, one or more financial maintenance and incurrence covenants (i.e., covenants that are tested when affirmative action is taken, such as the incurrence of additional debt and/or making dividend payments);

•        focusing primarily on loans and securities of private U.S. companies, including syndicated loans, specifically to larger and middle market companies. In many market environments, we believe such a focus offers an opportunity for superior risk-adjusted returns;

•        maintaining rigorous portfolio monitoring, in an attempt to anticipate and pre-empt negative credit events within our portfolio; and

•        utilizing the power and scale of Blackstone and the Blackstone Credit & Insurance platform to offer operational expertise to portfolio companies through the Blackstone Credit & Insurance Value Creation Program (the “Value Creation Program”), a global platform that intends to help Blackstone Credit & Insurance investments create meaningful value by leveraging the scale, network and expertise within the Blackstone platform.

Our investment strategy is expected to capitalize on Blackstone Credit & Insurance’s scale and reputation in the market as an attractive financing partner to acquire our target investments at attractive pricing. We also expect to benefit from Blackstone’s reputation and ability to transact in scale with speed and certainty, and its long-standing and extensive relationships with private equity firms that require financing for their transactions.

Under normal circumstances, we will invest at least 80% of our total assets (net assets plus borrowings for investment purposes) in private credit investments (loans, bonds and other credit instruments that are issued in private offerings or issued by private companies). If we change our 80% test, we will provide shareholders with at least 60 days’ notice of such change. Under normal circumstances, we expect that the majority of our portfolio will be in privately originated and privately negotiated investments, predominantly direct lending to U.S. private companies through Private Credit. In limited instances, we may retain the “last out” portion of a first lien loan. In such cases, the “first out” portion of the first lien loan would receive priority with respect to payment over our “last out” position. In exchange for the higher risk of loss associated with such “last out” portion, we would earn a higher rate of interest than the “first out” position. To a lesser extent, we will also invest in publicly traded securities of large corporate issuers. We expect that such investments will generally be liquid, and may be used for the purposes of maintaining liquidity for our share repurchase program and cash management, while also presenting an opportunity for attractive investment returns.

Most of our investments are in U.S. private companies, but (subject to compliance with BDCs’ requirement to invest at least 70% of its assets in U.S. private companies) we also expect to invest to some extent in European and other non-U.S. companies, but we do not expect to invest in emerging markets. We may invest in companies of any size or capitalization. Subject to the limitations of the 1940 Act, we may invest in loans or other securities, the proceeds of which may refinance or otherwise repay debt or securities of companies whose debt is owned by other Blackstone Credit & Insurance funds. We generally will co-invest with other Blackstone Credit & Insurance funds.

Investment Selection

When identifying prospective investment opportunities, the Advisers currently intend to rely on fundamental credit analysis in order to minimize the loss of the Company’s capital. The Advisers expect to invest in companies generally possessing the following attributes, which they believe will help achieve our investment objectives:

Leading, Defensible Market Positions. The Advisers intend to invest in companies that they believe have developed strong positions within their respective markets and exhibit the potential to maintain sufficient cash flows and profitability to service their obligations in a range of economic environments. The Advisers will seek companies that they believe possess advantages in scale, scope, customer loyalty, product pricing, or product quality versus their competitors, thereby minimizing business risk and protecting profitability.

Proven Management Teams. The Advisers focus on investments in which the target company has an experienced and high-quality management team with an established track record of success. The Advisers typically require companies to have in place proper incentives to align management’s goals with the Company’s goals.

Private Equity Sponsorship. Often the Advisers seek to participate in transactions sponsored by what they believe to be high-quality private equity firms. The Advisers believe that a private equity sponsor’s willingness to invest significant sums of equity capital into a company is an implicit endorsement of the quality of the investment. Further, private equity sponsors of companies with significant investments at risk generally have the ability and a strong incentive to contribute additional capital in difficult economic times should operational issues arise, which could provide additional protections for our investments.

Broad Exposure. The Advisers seek to invest broadly among industries and issuers, thereby potentially reducing the risk of a downturn in any one company or industry having a disproportionate impact on the value of the Company’s portfolio.

Viable Exit Strategy. In addition to payments of principal and interest, we expect the primary methods for the strategy to realize returns on our investments include refinancings, sales of portfolio companies, and in some cases initial public offerings and secondary offerings. While many debt instruments in which we will invest have stated maturities of five to eight years, we expect the majority to be redeemed or sold prior to maturity. These instruments often have call protection that requires an issuer to pay a premium if it redeems in the early years of an investment. The investment team regularly reviews investments and related market conditions in order to determine if an opportunity exists to realize returns on a particular investment. We believe the ability to utilize the entire resources of Blackstone Credit & Insurance, including the public market traders and research analysts, allows the Advisers to gain access to current market information where the opportunity may exist to sell positions into the market at attractive prices.

Corporate Information

Our principal executive offices are located at 345 Park Avenue, New York, NY 10154. We maintain a website at www.bcred.com. Information contained on our website or on Blackstone’s website at www.blackstone.com is not incorporated by reference into this prospectus supplement or the accompanying base prospectus.

SPECIFIC TERMS OF THE NOTES AND THE OFFERING

This prospectus supplement sets forth certain terms of the Notes that we are offering pursuant to this prospectus supplement and supplements the accompanying prospectus that is attached to the back of this prospectus supplement. This section outlines certain legal and financial terms of the Notes. You should read this section together with the more detailed description of the Notes under the heading “Description of Notes” in this prospectus supplement and in the accompanying prospectus under the heading “Description of Our Debt Securities” before investing in the Notes. Capitalized terms used in this prospectus supplement and not otherwise defined shall have the meanings ascribed to them in the accompanying prospectus or in the indenture governing the Notes, as amended from time to time, the “indenture.”

Issuer	Blackstone Private Credit Fund
Title of the Securities	6.200% Notes due 2031
Aggregate Principal Amount Being Offered	$750,000,000
Initial Public Offering Price	98.966% of the aggregate principal amount of the Notes
Interest Rate	6.200%
Yield to Maturity	6.428%
Trade Date	August 17, 2026
Issue Date	August 19, 2026
Maturity Date	November 15, 2031
Interest Payment Dates	May 15 and November 15, commencing on May 15, 2027.
Ranking of Notes

The Notes will be our general unsecured obligations that rank senior in right of payment to all of our existing and future indebtedness that is expressly subordinated in right of payment to the Notes. The Notes will rank equally in right of payment with all of our existing and future senior liabilities that are not so subordinated, or junior, including without limitation, to our 5.61% Series A Senior Notes due May 3, 2027, our 7.49% Series D Senior Notes due October 11, 2027, our 5.54% Series 2025A Senior Notes due March 25, 2031, our 5.79% Series 2025A Senior Notes due March 25, 2033, our 5.94% Series 2026A Senior Notes due January 8, 2032, our 6.58% Series 2026B Senior Notes due April 9, 2031, our 6.61% Series 2026B Senior Notes due July 9, 2031, our 6.54% Series 2026C Senior Notes due June 11, 2032, our 2.625% Notes due 2026, our 1.750% Notes due 2026, our 3.250% Notes due 2027, our 4.000% Notes due 2029, our 7.300% Notes due 2028, our 6.250% Notes due 2031, our 5.950% Notes due 2029, our 4.950% Notes due 2027, our 5.250% Notes due 2030, our 5.600% Notes due 2029, our 6.000% Notes due 2034, our 6.000% Notes due 2032, our 5.050% Notes due 2030, our 5.350% Notes due 2031 and our 5.950% Notes due 2031 (collectively, the “Existing Senior Notes”), effectively subordinated, or junior, to any of our secured indebtedness (including unsecured indebtedness that we later secure) to the extent of the value of the assets securing such indebtedness, and rank structurally junior to all existing and future indebtedness (including trade payables) incurred by our subsidiaries, financing vehicles or similar facilities.

As of June 30, 2026, our total consolidated indebtedness, at par value, was approximately $35.3 billion, $20.3 billion of which was secured and $17.4 billion of which was indebtedness of our subsidiaries. The Notes will be ranked pari passu to the approximately $14.9 billion of our outstanding unsecured senior debt as of June 30, 2026, which includes the $400.0 million aggregate principal amount of 3.27% Series B Senior Notes that matured on August 17, 2026 and are no longer outstanding. See “Capitalization.”

Denominations	We will issue the Notes in denominations of $2,000 and integral multiples of $1,000 in excess thereof.
Optional Redemption

Prior to October 15, 2031 (one month prior to the maturity date of the Notes), we may redeem some or all of the Notes, in whole or in part, at any time, or from time to time, at the “make-whole” redemption price described in “Description of Notes — Optional Redemption” in this prospectus supplement. Commencing on October 15, 2031 (one month prior to the maturity date of the Notes), we may redeem the Notes, in whole or in part, from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest to the redemption date.

Sinking Fund

The Notes will not be subject to any sinking fund (i.e., no amounts will be set aside by us to ensure repayment of the Notes at maturity). As a result, our ability to repay the Notes at maturity will depend on our financial condition on the date that we are required to repay the Notes.

Offer to Purchase upon a Change of Control Repurchase Event

If a Change of Control Repurchase Event (as defined herein) occurs prior to maturity, unless we have exercised our right to redeem the Notes in full, holders of the Notes will have the right, at their option, to require us to repurchase for cash some or all of the Notes at a repurchase price equal to 100% of the principal amount of the Notes being repurchased, plus accrued and unpaid interest to, but not including, the repurchase date.

Legal Defeasance

The Notes are subject to legal defeasance by us, which means that, subject to the satisfaction of certain conditions, including, but not limited to, (i) depositing in trust for the benefit of the holders of the Notes a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash, in the opinion of a nationally recognized firm of independent public accountants, to make interest, principal and any other payments on the Notes on their various due dates and (ii) delivering to the trustee an opinion of counsel as described herein under “Description of Notes — Defeasance,” we can legally release ourselves from all payment and other obligations on the Notes.

Covenant Defeasance

The Notes are subject to covenant defeasance by us, which means that, subject to the satisfaction of certain conditions, including, but not limited to, (i) depositing in trust for the benefit of the holders of the Notes a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash, in the opinion of a nationally recognized firm of independent public accountants, to make interest, principal and any other payments on the Notes on their various due dates and (ii) delivering to the trustee an opinion of counsel as described herein under “Description of Notes — Defeasance,” we will be released from some of the restrictive covenants in the indenture.

Form of Notes

The Notes will be represented by global securities that will be deposited and registered in the name of The Depository Trust Company (“DTC”) or its nominee. This means that, except in limited circumstances, you will not receive certificates for the Notes. Beneficial interests in the Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the Notes through either DTC, if they are a participant, or indirectly through organizations that are participants in DTC.

Trustee, Paying Agent and Registrar	U.S. Bank Trust Company, National Association.
Events of Default

If an event of default (as described under “Description of Notes”) on the Notes occurs, the principal amount of the Notes, plus accrued and unpaid interest, may be declared immediately due and payable, subject to conditions set forth in the indenture. These amounts automatically become due and payable in the case of certain types of bankruptcy or insolvency events involving us.

Other Covenants	In addition to the covenants described in the accompanying prospectus, the following covenants shall apply to the Notes:

•        We agree that for the period of time during which the Notes are outstanding, we will not violate, whether or not we are subject to, Section 18(a)(1)(A) of the 1940 Act, as modified by Section 61(a) of the 1940 Act or any successor provisions, as such obligations may be amended or superseded, giving effect to any exemptive relief granted to us by the SEC.

•        If, at any time, we are not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act to file any periodic reports with the SEC, we agree to furnish to holders of the Notes and the trustee, for the period of time during which the Notes are outstanding, our audited annual consolidated financial statements, within 90 days of our fiscal year end, and unaudited interim consolidated financial statements, within 45 days of our fiscal quarter end (other than our fourth fiscal quarter). All such financial statements will be prepared, in all material respects, in accordance with applicable United States generally accepted accounting principles (“GAAP”), as applicable.

No Established Trading Market

The Notes are a new issue of securities with no established trading market. The Notes will not be listed on any securities exchange or quoted on any automated dealer quotation system. Although certain of the underwriters have informed us that they currently intend to make a market in the Notes, as permitted by applicable laws and regulations, they are not obligated to do so and may discontinue any such market making activities at any time without notice and at their sole discretion. See “Underwriting.” Accordingly, we cannot assure you that a liquid market for the Notes will develop or be maintained.

Global Clearance and Settlement Procedures

Interests in the Notes will trade in DTC’s Same Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by DTC to be settled in immediately available funds. None of the Company, the trustee or the paying agent will have any responsibility or liability for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Governing Law	The Notes and the indenture are governed by and construed in accordance with the laws of the State of New York.

RISK FACTORS

Investing in the Notes involves a number of significant risks. Before deciding whether to invest in the Notes, you should carefully consider the risks and uncertainties described in the section titled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, as well as in subsequent filings with the SEC, which are incorporated by reference into this prospectus supplement and the accompanying prospectus, in their entirety, together with other information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. The risks described in these documents are not the only ones we face. Additional risks and uncertainties not presently known to us or not presently deemed material by us might also impair our operations and performance. The Notes will not be an appropriate investment for you if you are not knowledgeable about significant features of the Notes or financial matters in general. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks occur, our business, financial condition and results of operations could be materially and adversely affected. In such case, our net asset value, the trading price of our common shares and the value of our other securities could decline, and you may lose all or part of your investment. Please also read carefully the section titled “Cautionary Note Regarding Forward-Looking Statements” in this prospectus supplement.

Risks Related to This Offering

The Notes are unsecured and therefore are effectively subordinated to any secured indebtedness we have incurred or may incur in the future.

The Notes are not secured by any of our assets or any of the assets of our subsidiaries. As a result, the Notes are effectively subordinated, or junior, to any secured indebtedness or other obligations we or our subsidiaries have incurred and may incur in the future (or any indebtedness that is initially unsecured that we later secure) to the extent of the value of the assets securing such indebtedness. In any liquidation, dissolution, bankruptcy or other similar proceeding, the holders of any of our existing or future secured indebtedness and the secured indebtedness of our subsidiaries may assert rights against the assets pledged to secure that indebtedness in order to receive full payment of their indebtedness before the assets may be used to pay other creditors, including the holders of the Notes. As of June 30, 2026, our total consolidated indebtedness, at par value, was approximately $35.3 billion, $20.3 billion of which was secured and $17.4 billion of which was indebtedness of our subsidiaries. The Notes will be ranked pari passu to the approximately $14.9 billion of our outstanding unsecured senior debt as of June 30, 2026, which includes the $400.0 million aggregate principal amount of 3.27% Series B Senior Notes that matured on August 17, 2026 and are no longer outstanding. See “Capitalization.”

The Notes are structurally subordinated to the indebtedness and other liabilities of our subsidiaries.

The Notes are obligations exclusively of the Company and not of any of our subsidiaries. None of our subsidiaries is a guarantor of the Notes and the Notes are not required to be guaranteed by any subsidiaries we may acquire or create in the future. As of June 30, 2026, approximately $17.4 billion of the indebtedness, at par value, required to be consolidated on our balance sheet was held through subsidiary financing vehicles and secured by certain assets of such subsidiaries. Except to the extent we are a creditor with recognized claims against our subsidiaries, all claims of creditors (including trade creditors) and holders of preferred stock, if any, of our subsidiaries will have priority over our equity interests in such subsidiaries (and therefore the claims of our creditors, including holders of the Notes) with respect to the assets of such subsidiaries. Even if we were recognized as a creditor of one or more of our subsidiaries, our claims would still be effectively subordinated to any security interests in the assets of any such subsidiary and to any indebtedness or other liabilities of any such subsidiary senior to our claims. Consequently, the Notes are structurally subordinated, or junior, to all existing and future indebtedness and other obligations (including trade payables) incurred by any of our subsidiaries, financing vehicles or similar facilities and any subsidiaries, financing vehicles or similar facilities that we may in the future acquire or establish. Our subsidiaries may incur substantial additional indebtedness in the future, all of which would be structurally senior to the Notes.

Our amount of debt outstanding may increase as a result of this offering and we may incur additional debt in the future. Our current or future indebtedness could adversely affect our business, financial condition and results of operations and our ability to meet our payment obligations under the Notes and our other debt.

As of June 30, 2026, our total consolidated indebtedness, at par value, was approximately $35.3 billion, $20.3 billion of which was secured and $17.4 billion of which was indebtedness of our subsidiaries. The Notes will be ranked pari passu to the approximately $14.9 billion of our outstanding unsecured senior debt as of June 30, 2026, which includes the $400.0 million aggregate principal amount of 3.27% Series B Senior Notes that matured on August 17, 2026 and are no longer outstanding. We also have the ability under our existing debt agreements to incur additional indebtedness, and we may from time to time incur additional debt through capital raising activities including, but not limited to, additional public and private debt offerings. See “Capitalization.”

The use of debt could have significant consequences on our future operations, including:

•        making it more difficult for us to meet our payment and other obligations under the Notes and our other outstanding indebtedness;

•        resulting in an event of default if we fail to comply with the financial and other restrictive covenants contained in our financing arrangements, which event of default could result in substantially all of our debt becoming immediately due and payable;

•        reducing the availability of our cash flow to fund investments, acquisitions and other general corporate purposes, and limiting our ability to obtain additional financing for these purposes;

•        subjecting us to the risk of increased sensitivity to interest rate increases on our indebtedness with variable interest rates, including borrowings under our financing arrangements; and

•        limiting our flexibility in planning for, or reacting to, and increasing our vulnerability to, changes in our business, the industry in which we operate and the general economy.

Any of the above-listed factors could have an adverse effect on our business, financial condition and results of operations and our ability to meet our payment obligations under the Notes and our other debt.

Our ability to meet our payment and other obligations under our financing arrangements depends on our ability to generate significant cash flow in the future. This, to some extent, is subject to general economic, financial, competitive, legislative and regulatory factors as well as other factors that are beyond our control.

We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to us under our Revolving Credit Facility (as defined in this prospectus supplement) or otherwise in an amount sufficient to enable us to pay our indebtedness, including the Notes, or to fund our other liquidity needs. We may need to refinance all or a portion of our indebtedness, including the Notes, on or before it matures. We cannot assure you that we will be able to refinance any of our indebtedness on commercially reasonable terms or at all. If we cannot service our indebtedness, we may have to take actions such as selling assets or seeking additional equity. We cannot assure you that any such actions, if necessary, could be effected on commercially reasonable terms or at all, or on terms that would not be disadvantageous to our shareholders or on terms that would not require us to breach the terms and conditions of our existing or future debt agreements, including our payment obligations under the Notes.

A downgrade, suspension or withdrawal of the credit rating assigned by a rating agency to us or the Notes, if any, or change in the debt markets could cause the liquidity or market value of the Notes to decline significantly.

Our credit ratings are an assessment by rating agencies of our ability to pay our debts when due. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the Notes.

These credit ratings may not reflect the potential impact of risks relating to the structure or marketing of the Notes. Credit ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. Neither we nor any underwriter undertakes any obligation to maintain our credit ratings or to advise holders of Notes of any changes in our credit ratings.

The Notes are subject to periodic review by independent credit rating agencies. There can be no assurance that their respective credit ratings will remain for any given period of time or that such credit ratings will not be lowered or withdrawn entirely by the applicable ratings agency if in its judgment future circumstances relating to the basis of the credit rating, such as adverse changes in our business, financial condition and results of operations, so warrant.

An increase in market interest rates could result in a decrease in the market value of the Notes.

The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market prices of the Notes. In general, as market interest rates rise, debt securities bearing interest at fixed rates of interest decline in value. Consequently, if you purchase Notes bearing interest at fixed rates and market interest rates increase, the market values of those Notes may decline. We cannot predict the future level of market interest rates.

The indenture governing the Notes contains limited protection for holders of the Notes.

The indenture governing the Notes offers limited protection to holders of the Notes. The terms of the indenture and the Notes do not restrict our or any of our subsidiaries’ ability to engage in, or otherwise be a party to, a variety of corporate transactions, circumstances or events that could have an adverse impact on your investment in the Notes. In particular, the terms of the indenture and the Notes do not place any restrictions on our or our subsidiaries’ ability to:

•        issue securities or otherwise incur additional indebtedness or other obligations, including (1) any indebtedness or other obligations that would be pari passu, or equal, in right of payment to the Notes, (2) any indebtedness or other obligations that would be secured and therefore rank effectively senior in right of payment to the Notes to the extent of the value of the assets securing such indebtedness, (3) indebtedness or other obligations of ours that are guaranteed by one or more of our subsidiaries and which therefore are structurally senior to the Notes and (4) indebtedness or obligations (including trade payables) incurred by our subsidiaries, financing vehicles or similar facilities that would be senior to our equity interests in those entities and therefore rank structurally senior to the Notes with respect to the assets of those subsidiaries, in each case other than an incurrence of indebtedness or other obligations that would cause a violation of Section 18(a)(1)(A) of the 1940 Act as modified by Section 61(a) of the 1940 Act or any successor provisions, as such obligations may be amended or superseded, giving effect to any exemptive relief granted to us by the SEC;

•        pay dividends on, or purchase or redeem or make any payments in respect of, capital stock or other securities ranking junior in right of payment to the Notes;

•        sell assets (other than certain limited restrictions on our ability to consolidate, merge or sell all or substantially all of our assets);

•        create liens (including liens on the shares of our subsidiaries) or enter into sale and leaseback transactions;

•        enter into transactions with affiliates;

•        make investments; or

•        create restrictions on the payment of dividends or other amounts to us from our subsidiaries.

Furthermore, the terms of the indenture and the Notes do not protect holders of the Notes in the event that we experience changes (including significant adverse changes) in our financial condition, results of operations or credit ratings, as they do not require that we or our subsidiaries adhere to any financial tests or ratios or specified levels of net worth, revenues, income, cash flow or liquidity.

Our ability to recapitalize, incur additional debt and take a number of other actions that are not limited by the terms of the Notes may have important consequences for you as a holder of the Notes, including making it more difficult for us to satisfy our obligations with respect to the Notes or negatively affecting the trading value of the Notes.

Certain of our current debt instruments include more protections for their holders than the indenture and the Notes. In addition, other debt we issue or incur in the future could contain more protections for its holders than the indenture and the Notes, including additional covenants and events of default. The issuance or incurrence of any such debt with incremental protections could affect the market for and trading levels and prices of the Notes.

The optional redemption provision may materially adversely affect your return on the Notes.

The Notes are redeemable in whole or in part upon certain conditions at any time, or from time to time, at our option. We may choose to redeem the Notes at times when prevailing interest rates are lower than the interest rate paid on the Notes. In this circumstance, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as that of the Notes being redeemed.

If we default on our obligations to pay our other indebtedness, we may not be able to make payments on the Notes.

Any default under the agreements governing our indebtedness, including a default under our credit facilities or under the Existing Senior Notes, or under other indebtedness to which we may be a party, that is not waived by the required lenders or holders and the remedies sought by the holders of such indebtedness could make us unable to pay principal, premium, if any, and interest on the Notes and substantially decrease the market value of the Notes.

If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness, we could be in default under the terms of the agreements governing such indebtedness. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, the lenders under our credit facilities or other debt we may incur in the future could elect to terminate their commitments, cease making further loans and institute foreclosure proceedings against our assets, and we could be forced into bankruptcy or liquidation.

If our operating performance declines, we may in the future need to seek to obtain waivers from the required lenders or holders under the agreements governing our indebtedness, or other indebtedness that we may incur in the future, to avoid being in default. If we breach our covenants under the agreements governing our indebtedness and seek a waiver, we may not be able to obtain a waiver from the required lenders or holders. If this occurs, we would be in default and our lenders or debt holders could exercise their rights as described above, and we could be forced into bankruptcy or liquidation.

If we are unable to repay debt, lenders having secured obligations, including the lenders under our Revolving Credit Facility (as defined herein), could proceed against the collateral securing the debt. Because our credit facilities and Existing Senior Notes have, the indenture will have, and any future debt will likely have, customary cross-default provisions, if the indebtedness thereunder, hereunder or under any future credit facility is accelerated, we may be unable to repay or finance the amounts due. See “Description of Notes” in this prospectus supplement and “Description of Our Debt Securities” in the accompanying prospectus.

We may not be able to repurchase the Notes upon a Change of Control Repurchase Event.

We may not be able to repurchase the Notes upon a Change of Control Repurchase Event because we may not have sufficient funds. Upon the occurrence of a Change of Control Repurchase Event, as defined in the indenture that governs the Notes, as supplemented, subject to certain conditions, we will be required to offer to repurchase all outstanding Notes at 100% of their principal amount, plus accrued and unpaid interest, to, but not including, the repurchase date. Our failure to purchase such tendered Notes upon the occurrence of such Change of Control Repurchase Event would cause an event of default under the indenture governing the Notes and a cross-default under the agreements governing certain of our other indebtedness, which may result in the acceleration of such indebtedness requiring us to repay that indebtedness immediately. If a Change of Control Repurchase Event were to occur, we may not have sufficient funds to repay any such accelerated indebtedness and/or to make the required repurchase of the Notes. The source of funds for that purchase of Notes will be our available cash or cash generated from our operations or other potential sources, including borrowings, investment repayments, sales of assets or sales of equity. We cannot assure you that sufficient funds from such sources will be available at the time of any Change of Control Repurchase Event to make required repurchases of Notes tendered. The terms of the credit facilities provide that certain change of control events will constitute an event of default thereunder, entitling the lenders to accelerate any indebtedness outstanding under the credit facility at that time and to terminate the credit facility. In addition, the indentures governing our Existing Senior Notes each contain a provision that would require us to offer to purchase the respective Existing Senior Notes upon the occurrence of a fundamental change.

Any failure to comply with these provisions would constitute an event of default under each of the other agreements governing our indebtedness, including the indenture. Our future debt instruments also may contain similar restrictions and provisions. If the holders of the Notes exercise their right to require us to repurchase all the Notes upon a Change of Control Repurchase Event, the financial effect of this repurchase could cause a default under our future debt instruments, even if the Change of Control Repurchase Event itself would not cause a default. It is possible that we will not have sufficient funds at the time of the Change of Control Repurchase Event to make the required repurchase of the Notes or our other debt. See “Description of Notes — Offer to Repurchase Upon a Change of Control Repurchase Event.”

We cannot assure that an active trading market will be maintained for the Notes.

The Notes are a new issue of debt securities for which there currently is no trading market. We do not intend to apply for listing of the Notes on any securities exchange or for quotation of the Notes on any automated dealer quotation system. If no active trading market develops, you may not be able to resell your Notes at their fair market value or at all. If the Notes are traded after their initial issuance, they may trade at a discount from their initial offering price depending on prevailing interest rates, the market for similar securities, our credit ratings, general economic conditions, our financial condition, performance and prospects and other factors. Although certain of the underwriters have informed us that they currently intend to make a market in the Notes, as permitted by applicable laws and regulations, they are not obligated to do so and may discontinue any market-making in the Notes at any time without notice and at their sole discretion. In addition, any market-making activity will be subject to limits imposed by law. Accordingly, we cannot assure you that a liquid market for the Notes will develop or be maintained, that you will be able to sell your Notes at a particular time or that the price you receive when you sell will be favorable. To the extent an active trading market does not develop or is not maintained, the liquidity and trading price for the Notes may be harmed. Accordingly, you may be required to bear the financial risk of an investment in the Notes for an indefinite period of time.

USE OF PROCEEDS

We estimate that the net proceeds we will receive from the sale of $750.0 million aggregate principal amount of Notes in this offering will be approximately $735.4 million, after deducting the underwriting discount and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for general corporate purposes, which may include, among other things, investing in accordance with our investment objectives and strategies described in this prospectus supplement and the accompanying prospectus and repaying indebtedness (which will be subject to reborrowing). We may use a portion of net proceeds to repay existing borrowings outstanding. For the six months ended June 30, 2026, the weighted average interest rate on all borrowings outstanding (including unused fees, amortization of debt issuance costs (including premiums and discounts), and the impact of the application of hedge accounting) was 5.53% and the weighted average all-in cost of debt (including unused fees, amortization of debt issuance costs (including premiums and discounts), amortization of deferred financing costs, and the impact of the application of hedge accounting) was 5.66%. The weighted average time to maturity as of June 30, 2026, was 4.9 years. For further information about our borrowings, see Note 7 in our notes to the unaudited condensed consolidated financial statements in our Quarterly Report on Form 10-Q for the period ended June 30, 2026, which is incorporated by reference into this prospectus supplement.

Affiliates of certain of the underwriters are lenders under certain of our indebtedness, including our Revolving Credit Facility and/or our SPV Financing Facilities (each of which is defined herein). Accordingly, such affiliates of certain of the underwriters may receive more than 5% of the proceeds from this offering to the extent such proceeds are used to repay or repurchase such outstanding indebtedness. See “Underwriting” for additional information.

We anticipate that it will take us less than six months after the completion of this offering for us to substantially invest the net proceeds from this offering for the above purposes, depending on the availability of appropriate investment opportunities consistent with our investment objectives, market conditions and the amounts raised. We cannot assure you that we will achieve our targeted investment pace.

CAPITALIZATION

The following table sets forth our consolidated capitalization as of June 30, 2026. You should read this table together with “Use of Proceeds” described in this prospectus supplement and our unaudited condensed consolidated financial statements and the notes thereto included in our Quarterly Report on Form 10-Q for the period ended June 30, 2026, which is incorporated by reference into this prospectus supplement.

Dollar amounts are presented in thousands, except share data.
Actual
ASSETS
Investment at fair value
Non-controlled/non-affiliated investments (cost of $76,369,923)	$74,110,052
Non-controlled/affiliated investments (cost of $42,458)	40,516
Controlled/affiliated investments (cost of $3,935,470)	3,498,539
Total investments at fair value (cost of $80,347,851)	77,649,107
Cash and cash equivalents (restricted cash of $879,804)	2,016,006
Interest receivable from non-controlled/non-affiliated investments	757,207
Interest receivable from non-controlled/affiliated investments	51
Interest receivable from controlled/affiliated investments	3,990
Non-cash dividend receivable from non-controlled/affiliated investments	—
Dividend receivable from controlled/affiliated investments	14,660
Receivable from broker	437,279
Deferred financing costs	172,647
Deferred offering costs	1,034
Receivable for investments	199,226
Derivative assets at fair value*	34,967
Other assets	—
Total assets	$81,286,174
LIABILITIES
Debt (net of unamortized debt issuance costs of $211,541)	$34,962,531
Payable for investments	17,984
Management fees payable**	142,134
Income based incentive fees payable**	143,099
Capital gains based incentive fees payable**	—
Interest payable	513,922
Derivative liabilities at fair value*	112,869
Due to affiliates	13,486
Distribution payable***	370,535
Payable for share repurchases***	2,201,822
Board of Trustees’ fees payable	267
Accrued expenses and other liabilities	31,925
Total liabilities	$38,510,574
Commitments and contingencies****
NET ASSETS
Common Shares, $0.01 par value (1,808,426,610 shares issued and outstanding)	18,084
Additional paid in capital	46,253,602
Distributable earnings (loss)	(3,496,086)
Total net assets	42,775,600
Total liabilities and net assets	$81,286,174

__________________________________

(1)       The above table reflects the principal amount of indebtedness outstanding as of June 30, 2026. As of August 13, 2026, the principal amount of indebtedness outstanding was approximately $36.9 billion, which includes the $400.0 million aggregate principal amount of 3.27% Series B Senior Notes that matured on

August 17, 2026 and are no longer outstanding. The net proceeds may be used to repay outstanding indebtedness. We also have the ability under our existing debt agreements to incur additional indebtedness, and we may from time to time incur additional debt through capital raising activities including, but not limited to, additional public and private debt offerings. See “Use of Proceeds” and “Risk Factors — Risks Related to this Offering — Our amount of debt outstanding may increase as a result of this offering and we may incur additional debt in the future. Our current or future indebtedness could adversely affect our business, financial condition and results of operations and our ability to meet our payment obligations under the Notes and our other debt.” in this prospectus supplement.

*         See Note 6 in our notes to the unaudited condensed consolidated financial statements in our Quarterly Report on Form 10-Q for the period ended June 30, 2026, which is incorporated by reference into this prospectus supplement.

**       See Note 3 in our notes to the unaudited condensed consolidated financial statements in our Quarterly Report on Form 10-Q for the period ended June 30, 2026, which is incorporated by reference into this prospectus supplement.

***     See Note 9 in our notes to the unaudited condensed consolidated financial statements in our Quarterly Report on Form 10-Q for the period ended June 30, 2026, which is incorporated by reference into this prospectus supplement.

****   See Note 8 in our notes to the unaudited condensed consolidated financial statements in our Quarterly Report on Form 10-Q for the period ended June 30, 2026, which is incorporated by reference into this prospectus supplement.

DESCRIPTION OF NOTES

The following is a description of particular terms of the Notes.

We will issue the Notes under the base indenture between us and U.S. Bank Trust Company, National Association, as trustee, dated as of September 15, 2021, as supplemented by the twenty-second supplemental indenture between us and the trustee, to be dated as of the settlement date for the Notes. As used in this section, all references to the indenture mean the base indenture, as supplemented by the twenty-second supplemental indenture. The terms of the Notes include those expressly set forth in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended.

The following description is a summary of the material provisions of the Notes and the indenture and does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the Notes and the indenture, including the definitions of certain terms used in the indenture. We urge you to read these documents because they, and not this description, define your rights as a holder of the Notes. You may request a copy of the indenture from us by making a written request to Blackstone Private Credit Fund, 345 Park Avenue, New York, NY 10154 or by calling us at (212) 503-2100. In addition, the SEC maintains a website at www.sec.gov that contains information we file with the SEC, including the indenture.

For purposes of this description, references to “we,” “our” and “us” refer only to Blackstone Private Credit Fund and not to any of its current or future subsidiaries and references to “subsidiaries” refer to our consolidated subsidiaries and exclude any investments held by Blackstone Private Credit Fund in the ordinary course of business which are not, under GAAP, consolidated on the financial statements of Blackstone Private Credit Fund and its subsidiaries. Such references also include entities that engage in investment activities in securities or other assets that are primarily controlled by the Company. The Company complies with the provisions of the 1940 Act governing investment policies, capital structure, and leverage on an aggregate basis with its subsidiaries, and it treats subsidiary debt as its own. The principal investment strategies of the subsidiaries are substantially similar to those of the Company. The Company and its subsidiaries comply with provisions of the 1940 Act relating to affiliated transactions and custody.

General

The Notes:

•        will be our general unsecured, senior obligations;

•        will initially be issued in an aggregate principal amount of $750,000,000;

•        will mature on November 15, 2031, unless earlier redeemed or repurchased, as discussed below;

•        will bear cash interest from August 19, 2026, at an annual rate of 6.200% payable semiannually in arrears on May 15 and November 15 of each year, beginning on May 15, 2027;

•        will be subject to redemption at our option as described in this prospectus supplement under the caption “— Optional Redemption;”

•        will be subject to repurchase by us at the option of the holders following a Change of Control Repurchase Event (as defined in this prospectus supplement under the caption “— Offer to Repurchase Upon a Change of Control Repurchase Event”), at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the date of repurchase;

•        will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof; and

•        will be represented by one or more registered Notes in global form, but in certain limited circumstances may be represented by Notes in definitive form. See “— Book-Entry, Settlement and Clearance” in this prospectus supplement.

The indenture does not limit the amount of debt that may be issued by us or our subsidiaries under the indenture or otherwise. The indenture does not contain any financial covenants and does not restrict us from paying dividends or distributions or issuing or repurchasing our other securities. Other than restrictions described under “— Offer to Repurchase Upon a Change of Control Repurchase Event” and “— Covenants — Merger, Consolidation or Sale of Assets” in this prospectus supplement, the indenture does not contain any covenants or other provisions designed to afford holders of the Notes protection in the event of a highly leveraged transaction involving us or in the event of a decline in our credit rating as the result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect such holders.

We may, without the consent of the holders, issue additional Notes under the indenture with the same terms (except for the issue date, public offering price, and, if applicable, initial interest payment date) as the Notes offered hereby in an unlimited aggregate principal amount; provided that, if such additional Notes are not fungible with the Notes offered hereby (or any other tranche of additional Notes) for U.S. federal income tax purposes, then such additional Notes will have different CUSIP numbers from the Notes offered hereby (and any such other tranche of additional Notes).

We do not intend to list the Notes on any securities exchange or any automated dealer quotation system.

Payments on the Notes; Paying Agent and Registrar; Transfer and Exchange

We will pay the principal of, and interest on, the Notes in global form registered in the name of or held by DTC or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such Global Note (as defined below).

Payment of principal (and premium, if any) and any such interest on the Notes will be made at the corporate trust office of the trustee in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts; provided, however, that at our option payment of interest may be made by check mailed to the address of the person entitled thereto as such address will appear in the security register.

A holder of Notes may transfer or exchange Notes at the office of the security registrar in accordance with the indenture. The security registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by us, the trustee or the security registrar for any registration of transfer or exchange of Notes, but we may require a holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted by the indenture.

The registered holder of a Note will be treated as its owner for all purposes.

Interest

The Notes will bear cash interest at a rate of 6.200% per year until maturity. Interest on the Notes will accrue from August 19, 2026. Interest on the Notes will be payable semi-annually in arrears on May 15 and November 15 of each year, beginning on May 15, 2027.

Interest on the Notes will be paid to the person in whose name a Note is registered at 5:00 p.m., New York City time, or the close of business, on May 1 or November 1, as the case may be, immediately preceding the relevant interest payment date. Interest on the Notes will be computed on the basis of a 360-day year composed of twelve 30-day months.

If any interest payment date, redemption date, the maturity date or any earlier required repurchase date upon a Change of Control Repurchase Event (defined below) of a Note falls on a day that is not a business day, the required payment will be made on the next succeeding business day and no interest on such payment will accrue in respect of the delay. The term “business day” means, with respect to any Note, any day other than a Saturday, a Sunday or a day on which banking institutions in New York are authorized or obligated by law or executive order to close.

Ranking

The Notes will be our general unsecured obligations that rank:

•        senior in right of payment to all of our existing and future indebtedness that is expressly subordinated in right of payment to the Notes;

•        pari passu, or equal, in right of payment with all of our existing and future liabilities that are not so subordinated, or junior, including without limitation, to our Existing Senior Notes;

•        effectively subordinated, or junior, to any of our secured indebtedness (including unsecured indebtedness that we later secure) to the extent of the value of the assets securing such indebtedness; and

•        structurally junior to all existing and future indebtedness (including trade payables) incurred by our subsidiaries, financing vehicles or similar facilities.

As of June 30, 2026, our total consolidated indebtedness, at par value, was approximately $35.3 billion, $20.3 billion of which was secured and $17.4 billion of which was indebtedness of our subsidiaries. The Notes will be ranked pari passu to the approximately $14.9 billion of our outstanding unsecured senior debt as of June 30, 2026, which includes the $400.0 million aggregate principal amount of 3.27% Series B Senior Notes that matured on August 17, 2026 and are no longer outstanding. See “Capitalization.”

In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure secured debt will be available to pay obligations on the Notes only after all indebtedness under such secured debt has been repaid in full from such assets. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all the Notes then outstanding.

Optional Redemption

Prior to the Par Call Date (as defined herein), we may redeem the Notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

•        (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined herein) plus 35 basis points less (b) interest accrued to the date of redemption, or

•        100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date of the Notes.

Notwithstanding the foregoing, at any time on or after the Par Call Date, we may redeem some or all of the Notes at any time, or from time to time, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus, in each case, accrued and unpaid interest, if any, to, but excluding, the redemption date of the Notes.

If we choose to redeem any Notes, we will deliver a notice of redemption to holders of the Notes to be redeemed not less than 10 nor more than 60 days before the redemption date. If we are redeeming less than all of the Notes, the particular Notes to be redeemed will be selected in accordance with the applicable procedures of the trustee and, so long as the Notes are registered to DTC or its nominee, the DTC; provided, however, that no such partial redemption will reduce the portion of the principal amount of a Note not redeemed to less than $2,000. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portions of the Notes called for redemption.

For purposes of calculating the redemption price in connection with the redemption of the Notes, on any redemption date, the following terms have the meanings set forth below:

“Par Call Date” means October 15, 2031 (one month prior to the maturity date of the Notes).

“Treasury Rate” means, with respect to any redemption date of the Notes, the yield determined by us in accordance with the following two paragraphs.

The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) — H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities — Treasury constant maturities — Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, we shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places. Our actions and determinations in determining the redemption price of any of the Notes shall be conclusive and binding for all purposes, absent manifest error.

Offer to Repurchase Upon a Change of Control Repurchase Event

If a Change of Control Repurchase Event occurs, unless we have exercised our right to redeem the Notes in full, we will make an offer to each holder of the Notes to repurchase all or any part (in minimum denominations of $2,000 and integral multiples of $1,000 principal amount in excess thereof) of that holder’s Notes at a repurchase price in cash equal to 100% of the aggregate principal amount of Notes repurchased plus any accrued and unpaid interest on the Notes repurchased up to, but not including, the date of purchase. Within 30 days following any Change of Control Repurchase Event or, at our option, prior to any Change of Control, but after the public announcement of the Change of Control, we will mail a notice to each holder describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase Notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed. The notice will, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice. We will comply with the requirements of Rule 14e-1 promulgated under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the Notes, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Repurchase Event provisions of the Notes by virtue of such conflict.

On the Change of Control Repurchase Event payment date, subject to extension if necessary to comply with the provisions of the 1940 Act and the rules and regulations promulgated thereunder, we will, to the extent lawful:

(1)    accept for payment all Notes or portions of Notes properly tendered pursuant to our offer;

(2)    deposit with the paying agent an amount equal to the aggregate purchase price in respect of all Notes or portions of Notes properly tendered; and

(3)    deliver or cause to be delivered to the trustee the Notes properly accepted, together with an officers’ certificate stating the aggregate principal amount of Notes being purchased by us.

The paying agent will promptly remit to each holder of Notes properly tendered the purchase price for the Notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new Note equal in principal amount to any unpurchased portion of any Notes surrendered; provided that each new Note will be in a minimum principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

We will not be required to make an offer to repurchase the Notes upon a Change of Control Repurchase Event if a third party makes an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all Notes properly tendered and not withdrawn under its offer.

The source of funds that will be required to repurchase Notes in the event of a Change of Control Repurchase Event will be our available cash or cash generated from our operations or other potential sources, including funds provided by a purchaser in the Change of Control transaction, borrowings, sales of assets or sales of equity. We cannot assure you that sufficient funds from such sources will be available at the time of any Change of Control Repurchase Event to make required repurchases of Notes tendered. The terms of certain of our and our subsidiaries’ financing arrangements provide that certain change of control events will constitute an event of default thereunder entitling the lenders to accelerate any indebtedness outstanding under our and our subsidiaries’ financing arrangements at that time and to terminate the financing arrangements. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Financial Condition, Liquidity and Capital Resources” in our most recent Annual Report on Form 10-K and our most recent Quarterly Reports on Form 10-Q for a general discussion of our and our subsidiaries’ indebtedness, which are incorporated by reference into this prospectus supplement. Our and our subsidiaries’ future financing arrangements may contain similar restrictions and provisions. If the holders of the Notes exercise their right to require us to repurchase Notes upon a Change of Control Repurchase Event, the financial effect of this repurchase could cause a default under our and our subsidiaries’ future financing arrangements, even if the Change of Control Repurchase Event itself would not cause a default. It is possible that we will not have sufficient funds at the time of the Change of Control Repurchase Event to make the required repurchase of the Notes and/or our and our subsidiaries’ other debt. See “Risk Factors — Risks Related to the Notes — We may not be able to repurchase the Notes upon a Change of Control Repurchase Event” in this prospectus supplement for more information.

The definition of “Change of Control” includes a phrase relating to the direct or indirect sale, transfer, conveyance or other disposition of “all or substantially all” of our properties or assets and those of our subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise, established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to require us to repurchase the Notes as a result of a sale, transfer, conveyance or other disposition of less than all of our assets and the assets of our subsidiaries taken as a whole to another person or group may be uncertain.

For purposes of the Notes:

“Below Investment Grade Rating Event” means the Notes are downgraded below Investment Grade by both of the Rating Agencies on any date from the date of the public notice of an arrangement that results in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period will be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by either of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular

Change of Control (and thus will not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control will have occurred at the time of the Below Investment Grade Rating Event).

“Change of Control” means the occurrence of any of the following:

(1)    the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation) in one or a series of related transactions, of all or substantially all of the assets of Blackstone Private Credit Fund and its Controlled Subsidiaries taken as a whole to any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act), other than to any Permitted Holders; provided that, for the avoidance of doubt, a pledge of assets pursuant to any secured debt instrument of Blackstone Private Credit Fund or its Controlled Subsidiaries will not be deemed to be any such sale, lease, transfer, conveyance or disposition;

(2)    the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act) (other than any Permitted Holders) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 promulgated under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of Blackstone Private Credit Fund, measured by voting power rather than number of shares; or

(3)    the approval by Blackstone Private Credit Fund’s shareholders of any plan or proposal relating to the liquidation or dissolution of Blackstone Private Credit Fund.

“Change of Control Repurchase Event” means the occurrence of a Change of Control and a Below Investment Grade Rating Event.

“Controlled Subsidiary” means any subsidiary of Blackstone Private Credit Fund, 50% or more of the outstanding equity interests of which are owned by Blackstone Private Credit Fund and its direct or indirect subsidiaries and of which Blackstone Private Credit Fund possesses, directly or indirectly, the power to direct or cause the direction of the management or policies, whether through the ownership of voting equity interests, by agreement or otherwise.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s) and BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) (or, in each case, if such Rating Agency ceases to rate the Notes for reasons outside of our control, the equivalent investment grade credit rating from any Rating Agency selected by us as a replacement Rating Agency).

“Moody’s” means Moody’s Ratings or any successor thereto.

“Permitted Holders” means (i) us, (ii) one or more of our Controlled Subsidiaries and (iii) the Advisers, any affiliate of an Adviser or any entity that is managed by an Adviser that is organized under the laws of a jurisdiction located in the United States and in the business of managing or advising clients.

“Rating Agency” means:

(1)    one or both of Moody’s and S&P; and

(2)    if both Moody’s and S&P cease to rate the Notes or fail to make a rating of the Notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” as defined in Section 3(a)(62) of the Exchange Act selected by us as a replacement agency for either of Moody’s or S&P, as the case may be.

“S&P” means S&P’s Global Ratings Services, or any successor thereto.

“Voting Stock” as applied to stock of any person, means shares, interests, participations or other equivalents in the equity interest (however designated) in such person having ordinary voting power for the election of a majority of the directors (or the equivalent) of such person, other than shares, interests, participations or other equivalents having such power only by reason of the occurrence of a contingency.

Covenants

In addition to the covenants described in the base indenture, the following covenants will apply to the Notes. To the extent of any conflict or inconsistency between the base indenture and the following covenants, the following covenants will govern:

Merger, Consolidation or Sale of Assets

The indenture will provide that we will not merge or consolidate with or into any other person (other than a merger of a wholly owned subsidiary into us), or sell, transfer, lease, convey or otherwise dispose of all or substantially all our property (provided that, for the avoidance of doubt, a pledge of assets pursuant to any secured debt instrument of Blackstone Private Credit Fund or its Controlled Subsidiaries will not be deemed to be any such sale, transfer, lease, conveyance or disposition) in any one transaction or series of related transactions unless:

•        we are the surviving person or the surviving person (if other than us) formed by such merger or consolidation or to which such sale, transfer, lease, conveyance or disposition is made will be a statutory trust, corporation or limited liability company organized and existing under the laws of the United States or any state or territory thereof;

•        the surviving person (if other than us) expressly assumes, by supplemental indenture in form reasonably satisfactory to the trustee, executed and delivered to the trustee by such surviving person, the due and punctual payment of the principal of, and premium, if any, and interest on, all the Notes outstanding, and the due and punctual performance and observance of all the covenants and conditions of the indenture to be performed by us;

•        immediately before and immediately after giving effect to such transaction or series of related transactions, no default or event of default will have occurred and be continuing; and

•        we will deliver, or cause to be delivered, to the trustee, an officers’ certificate and an opinion of counsel, each stating that such transaction and the supplemental indenture, if any, in respect thereto, comply with this covenant and that all conditions precedent in the indenture relating to such transaction have been complied with.

For the purposes of this covenant, the sale, transfer, lease, conveyance or other disposition of all the property of one or more of our subsidiaries, which property, if held by us instead of such subsidiaries, would constitute all or substantially all of our property on a consolidated basis, will be deemed to be the transfer of all or substantially all of our property.

Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the properties or assets of a person. As a result, it may be unclear as to whether the merger, consolidation or sale of assets covenant would apply to a particular transaction as described above absent a decision by a court of competent jurisdiction. Although these types of transactions may be permitted under the indenture, certain of the foregoing transactions could constitute a Change of Control that results in a Change of Control Repurchase Event permitting each holder to require us to repurchase the Notes of such holder as described above.

An assumption by any person of obligations under the Notes and the indenture might be deemed for U.S. federal income tax purposes to be an exchange of the Notes for new Notes by the holders thereof, resulting in recognition of gain or loss for such purposes and possibly other adverse tax consequences to the holders. Holders should consult their own tax advisors regarding the tax consequences of such an assumption.

Other Covenants

•        We agree that for the period of time during which the Notes are outstanding, we will not violate, whether or not we are subject to, Section 18(a)(1)(A) of the 1940 Act as modified by Section 61(a) of the 1940 Act or any successor provisions, as such obligations may be amended or superseded, giving effect to any exemptive relief granted to us by the SEC.

•        If, at any time, we are not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act to file any periodic reports with the SEC, we agree to furnish to holders of the Notes and the trustee, for the period of time during which the Notes are outstanding, our audited annual consolidated financial statements, within 90 days of our fiscal year end, and unaudited interim consolidated financial statements, within 45 days of our fiscal quarter end (other than our fourth fiscal quarter). All such financial statements will be prepared, in all material respects, in accordance with GAAP, as applicable.

Events of Default

Each of the following will be an event of default for the Notes:

(1)    default in the payment of any interest upon any Note when due and payable and the default continues for a period of 30 days;

(2)    default in the payment of the principal of (or premium, if any, on) any Note when it becomes due and payable at its maturity including upon any redemption date or required repurchase date;

(3)    default by us in the performance, or breach, of any covenant or agreement in the indenture or the Notes (other than a covenant or agreement a default in whose performance or whose breach is elsewhere in the indenture specifically dealt with or which has expressly been included in the indenture solely for the benefit of a series of securities other than the Notes), and continuance of such default or breach for a period of 60 consecutive days after there has been given, by registered or certified mail, to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the indenture;

(4)    default by us or any of our significant subsidiaries, as defined in Article 1, Rule 1-02 of Regulation S-X promulgated under the Exchange Act (but excluding any subsidiary which is (a) a non-recourse or limited recourse subsidiary, (b) a bankruptcy remote special purpose vehicle or (c) is not consolidated with Blackstone Private Credit Fund for purposes of GAAP), with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $100 million in the aggregate of us and/or any such significant subsidiary, whether such indebtedness now exists or will hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal or interest of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, unless, in either case, such indebtedness is discharged, or such acceleration is rescinded, stayed or annulled, within a period of 30 calendar days after written notice of such failure is given to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the Notes then outstanding;

(5)    pursuant to Section 18(a)(1)(C)(ii) and Section 61 of the 1940 Act, on the last business day of each of 24 consecutive calendar months, any class of securities must have an asset coverage (as such term is used in the 1940 Act and the rules and regulations promulgated thereunder) of less than 100% giving effect to any exemptive relief granted to us by the SEC; or

(6)    certain events of bankruptcy, insolvency, or reorganization involving us occur and remain undischarged or unstayed for a period of 60 days.

If an event of default occurs and is continuing, then and in every such case (other than an event of default specified in item (6) above) the trustee or the holders of at least 25% in principal amount of the Notes may declare the entire principal amount of the outstanding Notes to be due and payable immediately, by a notice in writing to us (and to the trustee if given by the holders), and upon any such declaration such principal or specified portion thereof will become immediately due and payable. Notwithstanding the foregoing, in the case of the events of bankruptcy, insolvency or reorganization described in item (6) above, 100% of the principal of and accrued and unpaid interest on the Notes will automatically become due and payable.

At any time after a declaration of acceleration with respect to the Notes has been made and before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding Notes, by written notice to us and the trustee, may rescind and annul such declaration and its consequences if (i) we have paid or deposited with the trustee a sum sufficient to pay all overdue installments of interest, if any, on all outstanding Notes, the principal of (and premium, if any, on) all outstanding Notes that have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates borne by or provided for in such Notes, to the extent that payment of such interest is lawful interest upon overdue installments of interest at the rate or rates borne by or provided for in such Notes, and all sums paid or advanced by the trustee and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel, and (ii) all events of default with respect to the Notes, other than the nonpayment of the principal of (or premium, if any, on) or interest on such Notes that have become due solely by such declaration of acceleration, have been cured or waived. No such rescission will affect any subsequent default or impair any right consequent thereon.

No holder of Notes will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture, or for the appointment of a receiver or trustee, or for any other remedy under the indenture, unless:

i.       such holder has previously given written notice to the trustee of a continuing event of default with respect to the Notes;

ii.      the holders of not less than 25% in principal amount of the outstanding Notes have made written request to the trustee to institute proceedings in respect of such event of default;

iii.     such holder or holders have offered to the trustee indemnity, security, or both, satisfactory to the trustee, against the costs, expenses and liabilities to be incurred in compliance with such request;

iv.      the trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

v.       no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the outstanding Notes.

Notwithstanding any other provision in the indenture, the holder of any Note will have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any, on) and interest, if any, on such Note on the stated maturity or maturity expressed in such Note (or, in the case of redemption, on the redemption date or, in the case of repayment at the option of the holders, on the repayment date) and to institute suit for the enforcement of any such payment, and such rights will not be impaired without the consent of such holder.

The trustee will be under no obligation to exercise any of the rights or powers vested in it by the indenture at the request or direction of any of the holders of the Notes unless such holders have offered to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. Subject to the foregoing, the holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the Notes, provided that (i) such direction may not be in conflict with any rule of law or with the indenture, (ii) the trustee may take any other action deemed proper by the trustee that is not inconsistent with such direction and (iii) the trustee need not take any action that it determines in good faith may involve it in personal liability or be unjustly prejudicial to the holders of Notes not consenting.

The holders of not less than a majority in principal amount of the outstanding Notes may on behalf of the holders of all of the Notes waive any past default under the indenture with respect to the Notes and its consequences, except a default (i) in the payment of (or premium, if any, on) or interest, if any, on any Note, or (ii) in respect of a covenant or provision of the indenture which cannot be modified or amended without the consent of the holder of each outstanding Note affected. Upon any such waiver, such default will cease to exist, and any event of default arising therefrom will be deemed to have been cured, for every purpose, but no such waiver may extend to any subsequent or other default or event of default or impair any right consequent thereto.

We are required to deliver to the trustee, within 120 days after the end of each fiscal year, an officers’ certificate as to the knowledge of the signers whether we are in default in the performance of any of the terms, provisions or conditions of the indenture.

Within 90 days after the occurrence of any default under the indenture with respect to the Notes, the trustee must transmit notice of such default known to the trustee, unless such default has been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any, on) or interest, if any, on any Note, the trustee will be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors of the trustee in good faith determines that withholding of such notice is in the interest of the holders of the Notes.

Meetings of Noteholders

The indenture contains provisions relating to meetings of holders of the Notes, voting rights, conduct and adjournment of meetings, quorums, and actions that can be taken at such meetings.

Satisfaction and Discharge

We may satisfy and discharge our obligations under the indenture by delivering to the security registrar for cancellation all outstanding Notes or by depositing with the trustee or delivering to the holders, as applicable, after the Notes have become due and payable, or otherwise, moneys sufficient to pay all of the outstanding Notes and paying all other sums payable under the indenture by us. Such discharge is subject to terms contained in the indenture.

Defeasance

In addition, the Notes are subject to defeasance and covenant defeasance, in each case, in accordance with the terms of the indenture.

Covenant Defeasance

If certain conditions are satisfied, we can make the deposit described below and be released from some of the restrictive covenants in the indenture under which the Notes were issued. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay your Notes. In order to achieve covenant defeasance, we must do the following:

•        deposit in trust for the benefit of all holders of the Notes a combination of money and United States government or United States government agency notes or bonds that will generate enough cash, in the opinion of a nationally recognized firm of independent public accountants to make interest, principal and any other payments on the Notes on their various due dates;

•        deliver to the trustee a legal opinion of our counsel confirming that, under current U.S. federal income tax law, we may make the above deposit without causing holders of the Notes to recognize income, gain, or loss for U.S. federal income tax purposes as a result of such covenant defeasance or to be taxed on the Notes any differently than if such covenant defeasance had not occurred; and

•        deliver to the trustee a legal opinion and officers’ certificate stating that all conditions precedent to covenant defeasance have been complied with.

If we accomplished covenant defeasance, you can still look to us for repayment of the Notes if there was a shortfall in the trust deposit or the trustee is prevented from making payment. For example, if one of the remaining Events of Default occurred (such as our bankruptcy) and the Notes became immediately due and payable, there might be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Legal Defeasance

If there is a change in U.S. federal income tax law, as described below, we can legally release ourselves from all payment and other obligations on the Notes (called “defeasance” or “legal defeasance”) if we put in place the following other arrangements for you to be repaid:

•        We must deposit in trust for the benefit of all holders of the Notes a combination of money and United States government or United States government agency notes or bonds that will generate enough cash, in the opinion of a nationally recognized firm of independent public accountants to make interest, principal and any other payments on the Notes on their various due dates.

•        We must deliver to the trustee a legal opinion of our counsel confirming that there has been a change in the applicable U.S. federal income tax law or we have received from, or there has been published by, the Internal Revenue Service a ruling that in either case allows us to make the above deposit without causing holders of the Notes to recognize income, gain, or loss for U.S. federal income tax purposes as a result of such defeasance or to be taxed on the Notes any differently than if we did not make the deposit and repaid the Notes at maturity. Under current U.S. federal income tax law, the deposit and our legal release from the Notes would be treated as though we paid you your share of the cash and notes or bonds that were deposited in trust in exchange for your Notes and you would recognize gain or loss on the Notes at the time of the deposit.

•        We must deliver to the trustee a legal opinion and officers’ certificate stating that all conditions precedent to defeasance have been complied with.

If we ever accomplished legal defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the Notes. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent.

Trustee

U.S. Bank Trust Company, National Association is the trustee, security registrar and paying agent. U.S. Bank Trust Company, National Association, in each of its capacities, including without limitation as trustee, security registrar and paying agent, assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this document or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information, or for any information provided to it by us, including but not limited to settlement amounts and any other information. U.S. Bank Trust Company, National Association’s address is 111 Fillmore Ave., St. Paul, MN 55107. We may maintain banking relationships in the ordinary course of business with the trustee and its affiliates.

Governing Law

The indenture provides that it and the Notes will be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws that would cause the application of laws of another jurisdiction.

Book-Entry, Settlement and Clearance

Global Notes

The Notes will be initially issued in the form of one or more registered Notes in global form (the “Global Note”). Upon issuance, the Global Note will be deposited with the trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.

Ownership of beneficial interests in a Global Note will be limited to persons who have accounts with DTC, Euroclear or Clearstream or DTC, Euroclear or Clearstream participants or persons who hold interests through DTC, Euroclear or Clearstream participants. We expect that under procedures established by DTC:

•        upon deposit of a Global Note with DTC, Euroclear or Clearstream’s custodian, DTC, Euroclear or Clearstream will credit portions of the principal amount of the Global Note to the accounts of the DTC, Euroclear or Clearstream participants designated by the underwriters; and

•        ownership of beneficial interests in a Global Note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC, Euroclear or Clearstream participants) and the records of DTC, Euroclear or Clearstream participants (with respect to other owners of beneficial interests in the Global Note).

Beneficial interests in Global Notes may not be exchanged for Notes in physical, certificated form except in the limited circumstances described below.

Book-Entry Procedures for Global Notes

All interests in the Global Notes will be subject to the operations and procedures of DTC. We provide the following summary of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by that settlement system and may be changed at any time. Neither we nor the underwriters are responsible for those operations or procedures.

DTC has advised us that it is:

•        a limited purpose trust company organized under the laws of the State of New York;

•        a “banking organization” within the meaning of the New York State Banking Law;

•        a member of the Federal Reserve System;

•        a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•        a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, including the underwriters; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

Euroclear and Clearstream hold securities for participating organizations. They also facilitate the clearance and settlement of securities transactions between their respective participants through electronic book-entry changes in the accounts of such participants. Euroclear and Clearstream provide various services to their participants, including the safekeeping, administration, clearance, settlement, lending and borrowing of internationally traded securities. Euroclear and Clearstream interface with domestic securities markets. Euroclear and Clearstream participants are financial institutions such as underwriters, securities brokers and dealers, banks, trust companies and certain other organizations. Indirect access to Euroclear and Clearstream is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Euroclear and Clearstream participant, either directly or indirectly.

So long as the Notes are held in global form, Euroclear, Clearstream and/or DTC, as applicable, (or their respective nominees) will be considered the sole holders of Global Notes for all purposes under the indenture. As such, participants must rely on the procedures of Euroclear, Clearstream and/or DTC and indirect participants must rely on the procedures of Euroclear, Clearstream and/or DTC and the participants through which they own interests in the Notes, or book-entry interests, in order to exercise any rights of holders under the indenture.

So long as DTC, Euroclear or Clearstream’s nominee is the registered owner of a Global Note, that nominee will be considered the sole owner or holder of the Notes represented by that Global Note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a Global Note:

•        will not be entitled to have Notes represented by the Global Note registered in their names;

•        will not receive or be entitled to receive physical, certificated Notes; and

•        will not be considered the owners or holders of the Notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.

As a result, each investor who owns a beneficial interest in a Global Note must rely on the procedures of DTC, Euroclear or Clearstream to exercise any rights of a holder of Notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, Euroclear or Clearstream, on the procedures of the DTC, Euroclear or Clearstream participant through which the investor owns its interest).

Payments of principal and interest with respect to the Notes represented by a Global Note will be made by the trustee to DTC, Euroclear or Clearstream’s nominee as the registered holder of the Global Note. Neither we nor the trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a Global Note, for any aspect of the records relating to or payments made on account of those interests by DTC, Euroclear or Clearstream, or for maintaining, supervising or reviewing any records of DTC, Euroclear or Clearstream relating to those interests.

Payments by participants and indirect participants in DTC, Euroclear or Clearstream to the owners of beneficial interests in a Global Note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC, Euroclear or Clearstream.

Transfers between participants in DTC, Euroclear or Clearstream will be effected under DTC, Euroclear or Clearstream’s procedures and will be settled in same-day funds.

Cross-market transfers of beneficial interests in Global Notes between DTC participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected within DTC through the DTC participants that are acting as depositaries for Euroclear and Clearstream. To deliver or receive an interest in a Global Note held in a Euroclear or Clearstream account, an investor must send transfer instructions to Euroclear or Clearstream, as the case may be, under the rules and procedures of that system and within the established deadlines of that system. If the transaction meets its settlement requirements, Euroclear or Clearstream, as the case may be, will send instructions to its DTC depositary to take action to effect final settlement by delivering or receiving interests in the relevant Global Notes in DTC, and making or receiving payment under normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the DTC depositaries that are acting for Euroclear or Clearstream.

Because the settlement of cross-market transfers takes place during New York business hours, DTC participants may employ their usual procedures for sending securities to the applicable DTC participants acting as depositaries for Euroclear and Clearstream. The sale proceeds will be available to the DTC participant seller on the settlement date. Thus, to a DTC participant, a cross-market transaction will settle no differently from a trade between two DTC participants. Because of time zone differences, the securities account of a Euroclear or Clearstream participant that purchases an interest in a Global Note from a DTC participant will be credited on the business day for Euroclear or Clearstream immediately following the DTC settlement date. Cash received in Euroclear or Clearstream from the sale of an interest in a Global Note to a DTC participant will be reflected in the account of the Euroclear or Clearstream participant the following business day, and receipt of the cash proceeds in the Euroclear or Clearstream participant’s account will be back-valued to the date on which settlement occurs in New York. DTC, Euroclear and Clearstream have agreed to the above procedures to facilitate transfers of interests in the Global Notes among participants in those settlement systems. However, the settlement systems are not obligated to perform these procedures and may discontinue or change these procedures at any time. Neither we nor the trustee will have any responsibility or liability for the performance by DTC, Euroclear or Clearstream or their participants or indirect participants of their obligations under the rules and procedures governing their operations, including maintaining, supervising or reviewing the records relating to, or payments made on account of, beneficial ownership interests in Global Notes.

Certificated Notes

Notes in physical, certificated form will be issued and delivered to each person that DTC, Euroclear or Clearstream identifies as a beneficial owner of the related Notes only if:

•        DTC, Euroclear or Clearstream notifies us at any time that it is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 days;

•        DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days; or

•        an event of default with respect to the Notes has occurred and is continuing and such beneficial owner requests that its Notes be issued in physical, certificated form.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain United States federal income tax considerations of the purchase, ownership and disposition of the Notes. This summary deals only with Notes held as capital assets (within the meaning of Section 1221 of the Code) by persons who purchase the Notes for cash upon original issuance at their “issue price” (the first price at which a substantial amount of the Notes is sold for money to investors, excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriter, placement agent or wholesaler).

As used herein, a “U.S. holder” means a beneficial owner of the Notes that is, for United States federal income tax purposes, any of the following:

•        an individual who is a citizen or resident of the United States;

•        a corporation that is created or organized under the laws of the United States, any state thereof or the District of Columbia;

•        an estate the income of which is subject to United States federal income taxation regardless of its source; or

•        a trust if it (i) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (ii) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

As used herein, a “non-U.S. holder” means a beneficial owner of the Notes (other than an entity or arrangement classified as a partnership for United States federal income tax purposes) that is not a U.S. holder.

If any entity or arrangement classified as a partnership for United States federal income tax purposes holds Notes, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner in a partnership considering an investment in the Notes, you should consult your own tax advisors.

This summary does not represent a detailed description of the United States federal income tax considerations applicable to you if you are a person subject to special tax treatment under the United States federal income tax laws, including, without limitation:

•        a dealer or broker in securities or currencies;

•        a financial institution;

•        a regulated investment company;

•        a real estate investment trust;

•        a tax-exempt entity;

•        an insurance company;

•        a person holding the Notes as part of a hedging, integrated, conversion or constructive sale transaction or a straddle;

•        a trader in securities that has elected the mark-to-market method of accounting for your securities;

•        a person liable for alternative minimum tax;

•        a partnership or other pass-through entity (or an investor in such an entity);

•        a U.S. holder that holds Notes through a non-U.S. broker or other non-U.S. intermediary;

•        a U.S. holder whose “functional currency” is not the U.S. dollar;

•        a “controlled foreign corporation”;

•        a “passive foreign investment company”;

•        a person required to accelerate the recognition of any item of gross income with respect to the Notes as a result of such income being recognized on an applicable financial statement; or

•        a United States expatriate.

This summary is based on the Code, United States Treasury regulations, administrative rulings and judicial decisions as of the date hereof. Those authorities may be changed, possibly on a retroactive basis, so as to result in United States federal income tax considerations different from those summarized below. We have not sought and will not seek any rulings from the Internal Revenue Service (“IRS”) regarding the matters discussed below. There can be no assurance that the IRS will not take positions concerning the tax considerations of the purchase, ownership or disposition of the Notes that are different from those discussed below.

This summary does not represent a detailed description of the United States federal income tax considerations for you in light of your particular circumstances, and does not address any United States federal taxes other than income taxes (such as estate and gift taxes), the Medicare tax on certain investment income or any state, local or non-U.S. tax laws. It is not intended to be, and should not be construed to be, legal or tax advice to any particular purchaser of Notes. We expect, and this summary assumes, that the Notes will be issued with less than a de minimis amount of original issue discount.

If you are considering the purchase of Notes, you should consult your own tax advisors concerning the particular United States federal income tax considerations for you of the purchase, ownership and disposition of the Notes, as well as the consequences to you arising under other United States federal tax laws and the laws of any other taxing jurisdiction.

Certain Tax Considerations for U.S. Holders

The following is a summary of certain United States federal income tax considerations that will apply for U.S. holders of the Notes.

Stated Interest. Stated interest on the Notes generally will be taxable to you as ordinary income at the time it is received or accrued, depending on your method of accounting for United States federal income tax purposes.

Sale, Exchange, Retirement, Redemption or Other Taxable Disposition of Notes. Upon the sale, exchange, retirement, redemption or other taxable disposition of a Note, you generally will recognize gain or loss equal to the difference, if any, between the amount realized upon the sale, exchange, retirement, redemption or other taxable disposition (less any amount attributable to accrued and unpaid stated interest, which will be treated in the manner described above) and the adjusted tax basis of the Note. Your adjusted tax basis in a Note will, in general, be your cost for that Note. Any gain or loss will generally be capital gain or loss and will generally be long-term capital gain or loss if you have held the Note for more than one year. Long-term capital gains of non-corporate U.S. holders (including individuals) are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

In certain circumstances, United States Treasury regulations require losses in excess of a threshold amount to be reported to the IRS. U.S. holders should consult their tax advisors to determine any reporting obligations they may have with respect to the sale, exchange, retirement, redemption or other taxable disposition of a Note.

Certain Tax Considerations for Non-U.S. Holders

The following is a summary of certain United States federal income tax considerations that will apply for non-U.S. holders of the Notes.

United States Federal Withholding Tax. Subject to the discussions of backup withholding and FATCA below, United States federal withholding tax will not apply to any payment of interest on the Notes under the “portfolio interest rule,” provided that:

•        interest paid on the Notes is not effectively connected with your conduct of a trade or business in the United States;

•        you do not actually or constructively own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and applicable United States Treasury regulations;

•        you are not a controlled foreign corporation that is actually or constructively related to us through stock ownership;

•        you are not a bank whose receipt of interest on the Notes is described in Section 881(c)(3)(A) of the Code; and

•        either (1) you provide your name and address on an applicable IRS Form W-8, and certify, under penalties of perjury, that you are not a United States person as defined under the Code or (2) you hold your Notes through certain foreign intermediaries and satisfy the certification requirements of applicable United States Treasury regulations. Special certification rules apply to non-U.S. investors that are pass-through entities rather than corporations or individuals.

If you cannot satisfy the requirements described above, payments of interest made to you will be subject to a 30% United States federal withholding tax, unless you provide the applicable withholding agent with a properly executed:

•        IRS Form W-8BEN or Form W-8BEN-E (or other applicable form) certifying an exemption from or reduction in withholding under the benefit of an applicable income tax treaty; or

•        IRS Form W-8ECI (or other applicable form) certifying that interest paid on the Notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States (as discussed below under “— United States Federal Income Tax”).

The 30% United States federal withholding tax generally will not apply to any payment of principal or gain that you realize on the sale, exchange, retirement, redemption or other taxable disposition of a Note.

United States Federal Income Tax. If you are engaged in a trade or business in the United States and interest on the Notes is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment), then you will be subject to United States federal income tax on that interest on a net income basis in generally the same manner as if you were a United States person as defined under the Code (although you will be exempt from the 30% withholding tax described above, provided the certification requirements discussed above in “— United States Federal Withholding Tax” are satisfied). In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or a lower applicable income tax treaty rate) of your effectively connected earnings and profits, subject to adjustments.

Subject to the discussion of backup withholding below, any gain realized on the sale or other taxable disposition of a Note generally will not be subject to United States federal income tax unless:

•        the gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment), in which case such gain will be subject to United States federal income tax (and possibly branch profits tax) in generally the same manner as effectively connected interest is taxed; or

•        you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met, in which case, unless an applicable income tax treaty provides otherwise, you will be subject to a flat 30% United States federal income tax on the gain derived from the sale or other taxable disposition, which may be offset by certain United States-source capital losses.

Information Reporting and Backup Withholding

U.S. Holders. In general, information reporting requirements will apply to payments of stated interest on the Notes and the proceeds of the sale or other taxable disposition (including a retirement or redemption) of a Note paid to you (unless you establish that you are an exempt recipient such as a corporation). Backup withholding may apply to any payments described in the preceding sentence if you fail to provide a correct taxpayer identification number and a certification that you are not subject to backup withholding.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against your United States federal income tax liability provided the required information is timely furnished to the IRS.

Non-U.S. Holders. Generally, the amount of interest paid to you and the amount of tax, if any, withheld with respect to those payments will be reported to the IRS. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty.

In general, you will not be subject to backup withholding with respect to payments of interest on the Notes that we make to you, provided that the applicable withholding agent does not have actual knowledge or reason to know that you are a United States person as defined under the Code, and such withholding agent has received from you the required certification that you are a non-U.S. holder described above in the fifth bullet point under “— Certain Tax Considerations for Non-U.S. Holders — United States Federal Withholding Tax.”

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other taxable disposition (including a retirement or redemption) of Notes within the United States or conducted through certain United States-related financial intermediaries, unless you certify to the payor under penalties of perjury that you are a non-U.S. holder (and the payor does not have actual knowledge or reason to know that you are a United States person as defined under the Code), or you otherwise establish an exemption.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against your United States federal income tax liability provided the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act

Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% United States federal withholding tax may apply to any interest paid on the Notes to (i) a “foreign financial institution” (as specifically defined in the Code and whether such foreign financial institution is the beneficial owner or an intermediary) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner which avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code and whether such non-financial foreign entity is the beneficial owner or an intermediary) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial United States beneficial owners of such entity (if any). If an interest payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “— Certain Tax Considerations for Non-U.S. Holders — United States Federal Withholding Tax,” an applicable withholding agent may credit the withholding under FATCA against, and therefore reduce, such other withholding tax. While withholding under FATCA would also have applied to payments of gross proceeds from the sale or other taxable disposition of the Notes, proposed United States Treasury regulations (upon which taxpayers may rely until final regulations are issued) eliminate FATCA withholding on payments of gross proceeds entirely. You should consult your own tax advisors regarding these rules and whether they may be relevant to your purchase, ownership and disposition of the Notes.

UNDERWRITING

Wells Fargo Securities, LLC, Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, RBC Capital Markets, LLC and SMBC Nikko Securities America, Inc. are acting as representatives of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us and the several underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the aggregate principal amount of Notes set forth opposite its name below.

Underwriter	Principal Amount of Securities to be Purchased
Wells Fargo Securities, LLC	$82,500,000
Citigroup Global Markets Inc.	$82,500,000
Goldman Sachs & Co. LLC	$82,500,000
RBC Capital Markets, LLC	$82,500,000
SMBC Nikko Securities America, Inc.	$82,500,000
MUFG Securities Americas Inc.	$16,875,000
Barclays Capital Inc.	$15,000,000
Deutsche Bank Securities Inc.	$15,000,000
J.P. Morgan Securities LLC	$15,000,000
Morgan Stanley & Co. LLC	$15,000,000
Truist Securities, Inc.	$15,000,000
U.S. Bancorp Investments, Inc.	$15,000,000
BofA Securities, Inc.	$13,125,000
BNP Paribas Securities Corp.	$13,125,000
ING Financial Markets LLC	$13,125,000
PNC Capital Markets LLC	$13,125,000
TD Securities (USA) LLC	$13,125,000
Credit Agricole Securities (USA) Inc.	$11,250,000
HSBC Securities (USA) Inc.	$11,250,000
Mizuho Securities USA LLC	$11,250,000
Regions Securities LLC	$11,250,000
SG Americas Securities, LLC	$11,250,000
Standard Chartered Bank	$11,250,000
Blackstone Securities Partners L.P.	$52,500,000
BNY Mellon Capital Markets, LLC	$5,625,000
CIBC World Markets Corp.	$5,625,000
Fifth Third Securities, Inc.	$5,625,000
M&T Securities, Inc.	$5,625,000
Keefe, Bruyette & Woods, Inc.	$3,750,000
Natixis Securities Americas LLC	$3,750,000
Raymond James & Associates, Inc.	$3,750,000
Synovus Securities, Inc.	$3,750,000
Academy Securities, Inc.	$1,875,000
CastleOak Securities, L.P.	$1,875,000
Drexel Hamilton, LLC	$1,875,000
R. Seelaus & Co., LLC	$1,875,000
Total	$750,000,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the Notes sold under the underwriting agreement if any of these Notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the Notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the Notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Discount

The following table shows the per Note and total underwriting discount that we are to pay to the underwriters in connection with this offering.

	Per Note	Total
Public offering price	98.966%	$742,245,000
Underwriting discount (sales load)	0.700%	$5,250,000
Proceeds to us, before expenses	98.266%	$736,995,000

The underwriters propose to offer some of the Notes to the public at the public offering price set forth on the cover page of this prospectus supplement, and some of the Notes to certain other Financial Industry Regulatory Authority, or FINRA, members at the public offering price less a concession not in excess of 0.420% of the aggregate principal amount of the Notes. The underwriters may allow, and the dealers may reallow, a discount not in excess of 0.250% of the aggregate principal amount of the Notes. After the initial offering of the Notes to the public, the public offering price and such concessions may be changed. No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.

The expenses of the offering, not including the underwriting discount, are estimated at $1.6 million and are payable by us.

No Sales of Similar Securities

Subject to certain exceptions, we have agreed not to directly or indirectly, offer, pledge, sell, contract to sell, grant any option for the sale of or otherwise transfer or dispose of any debt securities issued or guaranteed by us or any securities convertible into or exercisable or exchangeable for debt securities issued or guaranteed by us or file any registration statement under the Securities Act with respect to any of the foregoing through the closing date of this offering without first obtaining the written consent of the representatives. This consent may be given at any time without public notice.

Listing

The Notes are a new issue of securities with no established trading market. The Notes will not be listed on any securities exchange or quoted on any automated dealer quotation system.

We have been informed by certain of the underwriters that they currently intend to make a market in the Notes after completion of the offering as permitted by applicable laws and regulations. The underwriters are not obligated, however, to make a market in the Notes and any such market-making may be discontinued at any time without notice and at their sole discretion. Accordingly, no assurance can be given as to the liquidity of, or development of a public trading market for, the Notes. If an active public trading market for the Notes does not develop, the market price and liquidity of the Notes may be adversely affected.

Price Stabilization, Short Positions

In connection with the offering, the underwriters may purchase and sell Notes in the open market. These transactions may include over-allotment, covering transactions and stabilizing transactions. Over-allotment involves sales of Notes in excess of the aggregate principal amount of Notes to be purchased by the underwriters in the offering, which creates a short position for the underwriters. Covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions consist of certain bids or purchases of Notes made for the purpose of preventing or retarding a decline in the market price of the Notes while the offering is in progress.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased Notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

Any of these activities may cause the price of the Notes to be higher than the price that otherwise would exist in the open market in the absence of such transactions. These transactions may be effected in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time without any notice relating thereto.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage, valuation services and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, currently provide and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses. For example, certain of the underwriters and their affiliates are underwriters in connection with the Company’s debt offerings, for which they receive customary fees. Additionally, affiliates of certain underwriters are lenders under the credit facilities of the Company and its subsidiaries.

In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities or instruments of us (directly, as collateral securing other obligations or otherwise) or persons and entities with relationships with us. Certain of the underwriters and their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long or short positions in such assets, securities and instruments.

The net proceeds from this offering may be used to pay down a portion of our outstanding indebtedness, including under our senior secured credit facility (entered into on May 18, 2021, which was amended and restated on May 6, 2022 and most recently amended on August 10, 2026, and as further amended from time to time, the “Revolving Credit Facility”) and/or our secured financing facilities that our wholly-owned subsidiaries have entered into as of the date hereof (collectively, the “SPV Financing Facilities”). Affiliates of certain of the underwriters are lenders under the Revolving Credit Facility or the SPV Financing Facilities. Accordingly, affiliates of certain of the underwriters may receive more than 5% of the proceeds from this offering to the extent such proceeds are used to repay or repurchase such outstanding indebtedness. See “Use of Proceeds.”

The underwriters or their respective affiliates may also trade in our securities, securities of our portfolio companies or other financial instruments related thereto for their own accounts or for the account of others and may extend loans or financing directly or through derivative transactions to the Advisers or any of our portfolio companies. Blackstone controls Blackstone Securities Partners L.P., a participating underwriter in this offering, and we and the Advisers are under common control with Blackstone Securities Partners L.P. In addition, U.S. Bancorp

Investments, Inc., one of the underwriters, is an affiliate of the Trustee, Paying Agent and Registrar under the indenture governing the notes. Standard Chartered Bank will not effect any offers or sales of any Notes in the United States unless it is through one or more U.S. registered broker-dealers as permitted by the regulations of FINRA.

Certain funds or accounts managed by the affiliates of the Advisers may purchase Notes in the transaction, through the underwriters at the public offering price.

Settlement

We expect that delivery of the Notes will be made to investors on or about August 19, 2026, which will be the second business day following the date hereof. Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes prior to the business day before the delivery of the Notes will be required, by virtue of the fact that the Notes initially settle in T+2, to specify an alternative arrangement at the time of any such trade to prevent a failed settlement and should consult their own advisors.

Principal Business Addresses

The principal business address of Wells Fargo Securities, LLC is 550 South Tryon Street, 5th Floor, Charlotte, NC 28202. The principal business address of Citigroup Global Markets Inc. is 388 Greenwich Street, New York, NY 10013. The principal business address of Goldman Sachs & Co. LLC is 200 West Street, New York, NY 10282. The principal business address of RBC Capital Markets, LLC is Brookfield Place, 200 Vesey Street, 8th Floor, New York, NY 10281. The principal business address of SMBC Nikko Securities America, Inc. is 277 Park Avenue, 5th Floor, New York, NY 10172.

Disclaimers About Non-U.S. Jurisdictions

Notice to Prospective Investors in the European Economic Area

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For the purposes of this provision:

(a)     the expression “retail investor” means a person who is one (or more) of the following:

(i)     a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(ii)    a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)   not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”); and

(b)    the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes.

Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of Notes in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of Notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.

Notice to Prospective Investors in the United Kingdom

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For the purposes of this provision:

(a)     the expression “retail investor” means a person who is one (or more) of the following:

(i)     a retail client, as defined in the Conduct of Business Sourcebook of the handbook of rules and guidance adopted by the U.K.’s Financial Conduct Authority (the “FCA Handbook”), rule 3.4.1; or

(ii)    a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) of the United Kingdom and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or

(iii)   not a qualified investor as defined in paragraph 15 of Schedule 1 to The Public Offers and Admissions to Trading Regulations 2024 (the “POAT Regulations”); and

(b)    the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes.

Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of Notes in the UK will be made pursuant to an exemption under the POAT Regulations from the prohibition on public offers of relevant securities. This prospectus supplement is not a prospectus for the purposes of the POAT Regulations or the Admission to Trading on a Regulated Market Sourcebook of the FCA Handbook, has not been approved by the U.K.’s Financial Conduct Authority and should not be relied on and should not be construed as an offer (or any other form of marketing).

This prospectus supplement and any other material in relation to the Notes is only being distributed to, and is directed only at, persons in the United Kingdom who are “qualified investors” (as defined in paragraph 15 of Schedule I to the POAT Regulations) who are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”), or (ii) high net worth entities or other persons falling within Articles 49(2)(a) to (d) of the Order, or (iii) persons to whom it would otherwise be lawful to distribute it, all such persons together being referred to as “Relevant Persons”. The Notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such Notes will be engaged in only with, Relevant Persons. This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by any recipients to any other person in the United Kingdom. Any person in the United Kingdom that is not a Relevant Person should not act or rely on this prospectus supplement or its contents. The Notes are not being offered to the public in the United Kingdom.

In addition, in the United Kingdom, each underwriter has represented and agreed the Notes may not be offered other than by an underwriter that:

•        has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

•        has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Canada

This prospectus supplement constitutes an “exempt offering document” as defined in and for the purposes of applicable Canadian securities laws. No prospectus has been filed with any securities commission or similar regulatory authority in Canada in connection with the offer and sale of the Notes. No securities commission or similar regulatory authority in Canada has reviewed or in any way passed upon this prospectus supplement or on the merits of the Notes and any representation to the contrary is an offence.

Canadian investors are advised that this prospectus supplement has been prepared in reliance on section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”). Pursuant to section 3A.3 of NI 33-105, the Company and the underwriters in the offering are exempt from the requirement to provide Canadian investors with certain conflicts of interest disclosure pertaining to “connected issuer” and/or “related issuer” relationships as would otherwise be required pursuant to subsection 2.1(1) of NI 33-105.

Resale Restrictions

The offer and sale of the Notes in Canada is being made on a private placement basis only and is exempt from the requirement that the Company prepares and files a prospectus under applicable Canadian securities laws. Any resale of Notes by a Canadian investor in this offering must be made in accordance with applicable Canadian securities laws, which may vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with Canadian prospectus requirements, a statutory exemption from the prospectus requirements, in a transaction exempt from the prospectus requirements or otherwise under a discretionary exemption from the prospectus requirements granted by the applicable local Canadian securities regulatory authority. These resale restrictions may under certain circumstances apply to resales of the Notes outside of Canada.

Representations of Purchasers

Each Canadian investor who purchases the Notes will be deemed to have represented to the Company, the underwriters and to each dealer from whom a purchase confirmation is received, as applicable, that the investor is (i) purchasing as principal, or is deemed to be purchasing as principal in accordance with applicable Canadian securities laws; (ii) an “accredited investor” as such term is defined in section 1.1 of National Instrument 45-106 Prospectus Exemptions or, in Ontario, as such term is defined in section 73.3(1) of the Securities Act (Ontario); and (iii) a “permitted client” as such term is defined in section 1.1 of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.

Taxation and Eligibility for Investment

Any discussion of taxation and related matters contained in this prospectus supplement does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a Canadian investor when deciding to purchase the Notes and, in particular, does not address any Canadian tax considerations. No representation or warranty is hereby made as to the tax consequences to a resident, or deemed resident, of Canada of an investment in the Notes or with respect to the eligibility of the Notes for investment by such investor under relevant Canadian federal and provincial legislation and regulations.

Rights of Action for Damages or Rescission

Securities legislation in certain of the Canadian jurisdictions provides certain purchasers of securities pursuant to a prospectus (such as this prospectus supplement), including where the distribution involves an “eligible foreign security” as such term is defined in Ontario Securities Commission Rule 45-501 Ontario Prospectus and Registration Exemptions and in Multilateral Instrument 45-107 Listing Representation and Statutory Rights of Action Disclosure Exemptions, as applicable, with a remedy for damages or rescission, or both, in addition to any other rights they may have at law, where the prospectus, or other offering document that constitutes a prospectus, and any amendment thereto, contains a “misrepresentation” as defined under applicable Canadian securities laws. These remedies, or notice with respect to these remedies, must be exercised or delivered, as the case may be, by the purchaser within the time limits prescribed under, and are subject to limitations and defences under, applicable Canadian securities legislation. In addition, these remedies are in addition to and without derogation from any other right or remedy available at law to the investor.

Language of Documents

Upon receipt of this prospectus supplement, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.

Notice to Prospective Investors in Israel

Sales of the Notes in Israel will be made through the underwriters and/or through an Israeli broker(s) engaged by them. The Notes will not be offered to an Israeli person unless such offeree is a “qualified investor” (as defined in the First Appendix to the Israeli Securities Law) who is not an individual (a “Qualified Israeli Investor”) and who has (x) completed and signed a questionnaire regarding qualification as a Qualified Israeli Investor and (y) certified that it has an exemption from Israeli withholding taxes on interest.

Notice to Prospective Investors in Hong Kong

The contents of this prospectus supplement have not been reviewed, approved or endorsed by any regulatory authority in Hong Kong. The Notes have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance, or the professional investors; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the Notes has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors”. This prospectus supplement is intended solely for the use of the person to whom it has been delivered for the purpose of evaluating a possible investment by the recipient in the Notes described herein, and is not to be reproduced or distributed to any other persons (other than professional advisors of the prospective investor receiving this prospectus supplement).

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the Notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).

Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the Notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

Singapore Securities and Futures Act Product Classification: Solely for the purpose of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the Company has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the Notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Switzerland

The offer and the marketing of Notes of the Company in Switzerland will be exclusively made to, and directed at, qualified investors (“Qualified Investors”), as defined in Article 10(3) and (3ter) of the Swiss Collective Investment Schemes Act (“CISA”) and its implementing ordinance, at the exclusion of qualified investors with an opting-out pursuant to Article 5(1) of the Swiss Federal Law on Financial Services (“FinSA”) and without any portfolio management or advisory relationship with a financial intermediary pursuant to Article 10(3ter) CISA (“Excluded Qualified Investors”). Accordingly, the Company has not been and will not be registered with the Swiss Financial Market Supervisory Authority (“FINMA”) and no representative or paying agent have been or will be appointed in Switzerland. This prospectus supplement and/or any other offering or marketing materials relating to the Notes of the Company may be made available in Switzerland solely to Qualified Investors, at the exclusion of Excluded Qualified Investors. The legal documents of the Company may be obtained free of charge from the Company by calling us at (212) 503-2100.

PORTFOLIO COMPANIES

The following table sets forth certain information as of June 30, 2026 for each portfolio company in which the Company had an investment. Percentages shown for class of securities held by the Company represent percentage of the class owned and do not necessarily represent voting ownership or economic ownership.

The Board approved the valuation of the Company’s investment portfolio, as of June 30, 2026, at fair value as determined in good faith using a consistently applied valuation process in accordance with the Company’s documented valuation policy that has been reviewed and approved by the Board, who also approve in good faith the valuation of such securities as of the end of each quarter. For more information relating to the Company’s investments, see the Company’s financial statements, which are incorporated by reference in this prospectus supplement and the accompanying prospectus.

Investments(1)(19)	Address	Footnotes	Reference Rate and Spread(2)	Interest Rate(2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 6/30/2026	Par Amount/ Units(1)	Cost(3)	Fair Value	% of Net Assets
First Lien Debt
First Lien Debt – non-controlled/non-affiliated
Aerospace & Defense
Atlas CC Acquisition Corp.	9465 Wilshire Blvd, Suite 300 Beverly Hills, CA 90212 United States	(10)(17)	SOFR + 4.50%	8.43%	7/25/2025	5/25/2029		$42,674	$29,763	$3,912	0.01%
Atlas CC Acquisition Corp.	9465 Wilshire Blvd, Suite 300 Beverly Hills, CA 90212 United States	(10)(17)	SOFR + 4.50%	8.43% (incl. 3.25% PIK)	7/25/2025	5/25/2029		6,216	4,373	570	0.00%
Atlas CC Acquisition Corp.	9465 Wilshire Blvd, Suite 300 Beverly Hills, CA 90212 United States	(4)(10)(17)	SOFR + 4.25%	8.18% PIK	7/25/2025	5/25/2029		37,978	24,850	1,804	0.00%
Atlas CC Acquisition Corp.	9465 Wilshire Blvd, Suite 300 Beverly Hills, CA 90212 United States	(4)(5)(7)(10)(17)	SOFR + 3.25%	7.16%	7/25/2025	5/25/2029		18,518	13,992	3,868	0.01%
Corfin Holdings, Inc.	1050 Perimeter Road, Manchester, NH 03103, United States	(4)(10)	SOFR + 5.25%	8.97%	1/7/2021	12/27/2027		32,050	32,036	32,050	0.07%
Corfin Holdings, Inc.	1050 Perimeter Road, Manchester, NH 03103, United States	(4)(10)	SOFR + 5.25%	8.97%	1/10/2025	12/27/2027		137,970	137,272	137,970	0.32%
Fastener Distribution Holdings, LLC	201 East John Carpenter Freeway, Mandalay Tower 3, Suite 700, Irving, TX 75062, United States	(4)(10)	SOFR + 4.75%	8.48%	10/31/2024	11/4/2031		172,817	171,497	172,817	0.40%
Fastener Distribution Holdings, LLC	201 East John Carpenter Freeway, Mandalay Tower 3, Suite 700, Irving, TX 75062, United States	(4)(7)(10)	SOFR + 4.75%	8.48%	10/31/2024	11/4/2031		26,047	25,688	26,047	0.06%
Frontgrade Technologies Holdings, Inc.	4350 Centennial Blvd Colorado Springs, CO 80907, United States	(4)(7)(10)	SOFR + 5.00%	8.64%	1/9/2023	1/9/2030		2,458	2,420	2,387	0.01%

Investments(1)(19)	Address	Footnotes	Reference Rate and Spread(2)	Interest Rate(2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 6/30/2026	Par Amount/ Units(1)	Cost(3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/non-affiliated (continued)
Aerospace & Defense (continued)
Frontgrade Technologies Holdings, Inc.	4350 Centennial Blvd Colorado Springs, CO 80907, United States	(4)(5)(10)	SOFR + 5.00%	8.65%	3/18/2025	1/9/2030		$353	$351	$344	0.00%
Frontgrade Technologies Holdings, Inc.	4350 Centennial Blvd Colorado Springs, CO 80907, United States	(4)(5)(10)	SOFR + 5.00%	8.68%	7/7/2025	1/9/2030		92	91	89	0.00%
Horizon CTS Buyer, LLC	490 1st Ave South, Suite 600 St. Petersburg, FL 33701, United States	(4)(7)(10)	SOFR + 4.75%	8.48%	3/28/2025	3/29/2032		77,956	77,257	76,332	0.18%
Horizon CTS Buyer, LLC	490 1st Ave South, Suite 600 St. Petersburg, FL 33701, United States	(4)(10)	SOFR + 4.75%	8.48%	10/25/2025	3/29/2032		79,800	79,441	78,404	0.18%
Horizon CTS Buyer, LLC	490 1st Ave South, Suite 600 St. Petersburg, FL 33701, United States	(4)(5)(10)	SOFR + 4.75%	8.48%	3/28/2025	3/29/2032		11,630	11,535	11,427	0.03%
Horizon CTS Buyer, LLC	490 1st Ave South, Suite 600 St. Petersburg, FL 33701, United States	(4)(5)(7)(10)	SOFR + 4.75%	8.48%	3/28/2025	3/29/2032		13,120	13,016	12,537	0.03%
Karman Holdings, Inc.	5351 Argosy Avenue, Huntington Beach, California, United States	(6)(8)	SOFR + 2.75%	6.48%	2/2/2026	4/1/2032		11,917	11,819	11,980	0.03%
Loar Group, Inc.	450 Lexington Avenue, New York, NY 10017, United States	(4)(6)(11)	SOFR + 4.25%	7.89%	7/28/2022	5/10/2030		281,366	279,136	281,366	0.66%
Loar Group, Inc.	450 Lexington Avenue, New York, NY 10017, United States	(4)(6)(11)	SOFR + 4.25%	7.89%	12/23/2025	5/10/2030		442,796	434,995	442,796	1.04%
Loar Group, Inc.	450 Lexington Avenue, New York, NY 10017, United States	(4)(6)(7)(11)	SOFR + 4.25%	7.89%	7/28/2022	5/10/2030		238,800	234,602	238,800	0.56%
LSF11 Trinity Bidco, Inc.	5555 N Channel Ave Portland, OR 97217, United States	(8)	SOFR + 2.50%	6.15%	9/11/2025	6/14/2030		1,013	1,013	1,014	0.00%
Magneto Components BuyCo, LLC	311 Sinclair Rd, Bristol, PA 19007, United States	(4)(7)(10)	SOFR + 5.75%	9.48%	12/5/2023	12/5/2030		54,525	53,556	54,525	0.13%
Peraton Corp.	12975 Worldgate Drive, Herndon, VA 20170, United States	(5)(10)	SOFR + 3.75%	7.51%	2/1/2021	2/1/2028		8,720	8,731	7,892	0.02%

Investments(1)(19)	Address	Footnotes	Reference Rate and Spread(2)	Interest Rate(2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 6/30/2026	Par Amount/ Units(1)		Cost(3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/non-affiliated (continued)
Aerospace & Defense (continued)
TransDigm, Inc.	1350 Euclid Avenue, Suite 1600, Cleveland, Ohio 44115, United States	(6)(8)	SOFR + 2.50%	6.14%	11/28/2023	2/28/2031			$8,822	$8,842	$8,834	0.02%
TransDigm, Inc.	1350 Euclid Avenue, Suite 1600, Cleveland, Ohio 44115, United States	(6)(8)	SOFR + 2.50%	6.14%	8/22/2025	8/19/2032			2,977	2,981	2,981	0.01%
Vertex Aerospace Services, LLC	555 Industrial Drive South, Madison, MS 39110, United States	(6)(10)	SOFR + 2.00%	5.64%	12/6/2021	12/6/2030			11,239	11,211	11,241	0.03%
West Star Aviation Acquisition, LLC	796 Heritage Way, Grand Junction, CO 81506, United States	(4)(10)	SOFR + 4.50%	8.14%	5/20/2025	5/20/2032			153,265	152,298	153,265	0.36%
West Star Aviation Acquisition, LLC	796 Heritage Way, Grand Junction, CO 81506, United States	(4)(5)(7)(10)	SOFR + 4.50%	8.14%	5/20/2025	5/20/2032			3,240	3,103	3,240	0.01%
West Star Aviation Acquisition, LLC	796 Heritage Way, Grand Junction, CO 81506, United States	(4)(5)(7)(10)	SOFR + 4.50%	8.13%	5/20/2025	5/20/2032			24,675	24,496	24,675	0.06%
Zenith AcquisitionCo, LLC	Four Embarcadero Center, Suite 3460, San Francisco, CA 94111, United States	(4)(9)	SOFR + 4.50%	8.17%	1/13/2026	1/13/2033			90,465	90,042	90,012	0.21%
Zenith AcquisitionCo, LLC	Four Embarcadero Center, Suite 3460, San Francisco, CA 94111, United States	(4)(5)(7)(9)	SOFR + 4.50%	8.17%	1/13/2026	1/13/2033			2,100	1,910	1,789	0.00%
										1,942,317	1,894,968	4.44%
Air Freight & Logistics
Auctane, Inc.	1990 East Grand Avenue, El Segundo, CA 90245, United States	(4)(10)	SOFR + 5.75%	9.42%	6/1/2026	6/1/2033			844,710	827,197	832,040	1.95%
ENV Bidco, AB	Staffans väg 2A SE-192 78 Sollentuna, Sweden	(4)(6)(7)(8)	E + 5.00%	7.29%	12/12/2024	7/30/2029		EUR	114,257	114,675	129,180	0.30%
ENV Bidco, AB	Staffans väg 2A SE-192 78 Sollentuna, Sweden	(4)(6)(10)	SOFR + 5.00%	8.73%	12/12/2024	7/30/2029			114,097	112,941	113,242	0.26%
GB AIT Buyer, Inc.	2 Pierce Place, Suite 2100, Itasca, IL 60143, United States	(8)	SOFR + 4.25%	7.91%	4/30/2026	4/29/2033			2,124	2,103	2,128	0.00%

Investments(1)(19)	Address	Footnotes	Reference Rate and Spread(2)	Interest Rate(2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 6/30/2026	Par Amount/ Units(1)	Cost(3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/non-affiliated (continued)
Air Freight & Logistics (continued)
LSF12 Phoenix Holdco, LLC	6688 North Central Expressway Suite 1600, Dallas, TX 75206, United States	(7)(8)	SOFR + 4.50%	8.14%	3/25/2026	3/25/2033		$25,000	$23,554	$24,662	0.06%
Mode Purchaser, Inc.	17330 Preston Rd., Suite 200 C Dallas, TX 75252, United States	(4)(11)	SOFR + 6.25%	10.04%	1/7/2021	12/9/2027		27,119	26,977	24,271	0.06%
Mode Purchaser, Inc.	17330 Preston Rd., Suite 200 C Dallas, TX 75252, United States	(4)(11)	SOFR + 6.25%	10.04%	2/4/2022	12/9/2027		134,638	133,638	120,501	0.28%
R1 Holdings, LLC	1 Kellaway Dr, Randolph, MA 02368, United States	(4)(5)(7)(11)	SOFR + 6.75%	10.41%	12/30/2022	12/29/2028		1,315	1,298	1,221	0.00%
RWL Holdings, LLC	1765 N Elston Ave, Suite 216 Chicago, IL 60642, United States	(4)(10)	SOFR + 5.75%	9.63%	12/13/2021	12/31/2028		265,982	264,093	258,002	0.60%
RWL Holdings, LLC	1765 N Elston Ave, Suite 216 Chicago, IL 60642, United States	(4)(10)	SOFR + 5.75%	9.63%	2/20/2026	12/31/2028		12,231	12,124	11,864	0.03%
SEKO Global Logistics Network, LLC	1100 N. Arlington Heights Rd., Itasca, IL 60143, United States	(4)(5)(11)	SOFR + 10.00%	13.67% PIK	11/27/2024	11/27/2029		11,057	10,942	11,057	0.03%
SEKO Global Logistics Network, LLC	1100 N. Arlington Heights Rd., Itasca, IL 60143, United States	(4)(5)(11)	SOFR + 7.00%	10.67% PIK	11/27/2024	5/27/2030		32,825	32,825	32,825	0.08%
SEKO Global Logistics Network, LLC	1100 N. Arlington Heights Rd., Itasca, IL 60143, United States	(4)(5)(11)	SOFR + 10.50%	14.17% (incl. 9.50% PIK)	11/10/2025	11/27/2029		2,528	2,523	2,528	0.01%
SEKO Global Logistics Network, LLC	1100 N. Arlington Heights Rd., Itasca, IL 60143, United States	(4)(5)(7)(11)	SOFR + 10.50%	14.21% (incl. 9.50% PIK)	11/10/2025	11/27/2029		1,050	1,050	1,050	0.00%
									1,565,940	1,564,571	3.66%
Airlines (Passenger Airlines)
Air Canada	2001 University Street Suite 1600, Montreal, QC H3A 2A6 Canada	(6)(8)	SOFR + 1.75%	5.41%	3/21/2024	3/21/2031		6,197	6,186	6,191	0.01%
American Airlines, Inc.	1 Skyview Drive, MD 8B361 Fort Worth, TX 76155, United States	(6)(8)	SOFR + 2.25%	5.93%	4/4/2025	4/20/2028		8,415	8,272	8,417	0.02%

Investments(1)(19)	Address	Footnotes	Reference Rate and Spread(2)	Interest Rate(2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 6/30/2026	Par Amount/ Units(1)	Cost(3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/non-affiliated (continued)
Airlines (Passenger Airlines) (continued)
American Airlines, Inc.	1 Skyview Drive, MD 8B361 Fort Worth, TX 76155, United States	(6)(8)	SOFR + 2.75%	6.43%	3/5/2026	5/28/2032		$997	$1,000	$999	0.00%
Vista Management Holding, Inc.	100 Southeast Third Avenue, Suite 2500, Fort Lauderdale, FL 33394, United States	(6)(8)	SOFR + 3.75%	7.44%	4/1/2025	4/1/2031		13,600	13,519	13,673	0.03%
									28,977	29,280	0.06%
Automobile Components
Clarios Global, LP	Florist Tower, 5757 N. Green Bay Ave., Glendale, WI 53209, United States	(6)(8)	SOFR + 2.50%	6.14%	7/16/2024	5/6/2030		3,931	3,921	3,940	0.01%
Clarios Global, LP	Florist Tower, 5757 N. Green Bay Ave., Glendale, WI 53209, United States	(6)(8)	SOFR + 2.50%	6.14%	5/21/2026	1/28/2032		8,593	8,407	8,612	0.02%
									12,328	12,552	0.03%
Biotechnology
Axsome Therapeutics, Inc.	One World Trade Center, 29th Floor, New York, NY 10007, United States	(4)(6)(10)	SOFR + 4.75%	8.48%	5/6/2025	5/8/2030		60,260	59,796	60,260	0.14%
Axsome Therapeutics, Inc.	One World Trade Center, 29th Floor, New York, NY 10007, United States	(4)(5)(6)(7)(10)	SOFR + 4.00%	7.73%	5/6/2025	5/8/2030		35,152	34,966	35,152	0.08%
BioCryst Pharmaceuticals, Inc.	4505 Emperor Boulevard, Suite 200, Durham, NC 27703, United States	(4)(6)(22)	SOFR + 4.50%	8.23%	1/23/2026	1/23/2031		108,539	108,044	107,996	0.25%
MannKind Corp.	30930 Russell Ranch Road Suite 300, Westlake Village, CA 91362, United States	(4)(6)(7)(14)	SOFR + 4.75%	8.43%	8/6/2025	8/6/2030		88,776	87,503	86,705	0.20%
									290,309	290,113	0.67%
Broadline Retail
Chewy, Inc.	7700 West Sunrise Boulevard, Plantation, FL 33322, United States	(6)(8)	SOFR + 1.75%	5.45%	6/16/2026	6/23/2033		1,567	1,567	1,568	0.00%
Peer Holding III, BV	Perenmarkt 15, 1681 PG Zwaagdijk-Oost, The, Netherlands	(6)(8)	SOFR + 2.50%	6.23%	6/26/2024	7/1/2031		6,895	6,895	6,917	0.02%
									8,462	8,485	0.02%

Investments(1)(19)	Address	Footnotes	Reference Rate and Spread(2)	Interest Rate(2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 6/30/2026	Par Amount/ Units(1)		Cost(3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/non-affiliated (continued)
Building Products
ES Group Holdings III, Ltd.	Floor 5, Smithson Tower Smithson Plaza, St. James’s Street, London, SW1A 1HJ, England	(4)(5)(6)(8)(17)	E + 5.75%	7.88%	11/22/2021	4/23/2028		EUR	30,879	$33,833	$28,226	0.07%
ES Group Holdings III, Ltd.	Floor 5, Smithson Tower Smithson Plaza, St. James’s Street, London, SW1A 1HJ, England	(4)(5)(6)(10)(17)	SOFR + 5.75%	9.64%	11/22/2021	4/23/2028			$64,571	63,954	51,657	0.12%
Fencing Supply Group Acquisition, LLC	211 Perimeter Center Pkwy NE #250, Dunwoody, GA 30346, United States	(4)(11)	SOFR + 6.00%	9.74%	2/26/2021	2/26/2029			111,906	111,605	106,031	0.25%
Great Day Improvements, LLC	700 Highland Rd, Macedonia, OH 44056, United States	(4)(13)	SOFR + 5.50%	9.26%	6/13/2024	6/13/2030			35,601	35,132	32,219	0.08%
Great Day Improvements, LLC	700 Highland Rd, Macedonia, OH 44056, United States	(4)(5)(7)(13)	SOFR + 5.50%	9.26%	6/13/2024	6/13/2030			3,548	3,470	2,986	0.01%
Griffon Corp.	712 Fifth Ave, 18th Floor New York 10019, United States	(6)(8)	SOFR + 2.00%	5.64%	6/16/2025	1/24/2029			671	673	672	0.00%
Jacuzzi Brands, LLC	3925 City Center Drive Suite 200, Chino Hills, CA 91709, United States	(4)(10)	SOFR + 6.25%	9.92%	1/7/2021	5/25/2028			43,474	43,345	42,170	0.10%
Jacuzzi Brands, LLC	3925 City Center Drive Suite 200, Chino Hills, CA 91709, United States	(4)(10)	SOFR + 6.25%	9.92%	4/20/2022	5/25/2028			187,540	187,218	181,913	0.43%
Jacuzzi Brands, LLC	3925 City Center Drive Suite 200, Chino Hills, CA 91709, United States	(4)(10)	SOFR + 6.25%	9.92%	1/7/2021	5/25/2028			6,319	6,298	6,130	0.01%
L&S Mechanical Acquisition, LLC	1101 E Arapaho Rd, Suite 190, Richardson, TX 75081, United States	(4)(10)	SOFR + 6.25%	9.92%	9/1/2021	9/1/2027			133,404	132,757	113,393	0.27%
LBM Acquisition, LLC	1000 Corporate Grove Drive, Buffalo Grove IL 60089, United States	(10)	SOFR + 3.75%	7.50%	6/6/2024	6/6/2031			7,988	7,935	6,721	0.02%
MIWD Holdco II, LLC	2550 Interstate Drive, Suite 400 Harrisburg, PA 17110, United States	(8)	SOFR + 2.75%	6.39%	3/28/2024	3/28/2031			926	929	916	0.00%
Windows Acquisition Holdings, Inc.	235 Sunshine Road Royal, AR 71968, United States	(4)(11)	SOFR + 6.50%	10.38%	1/7/2021	12/29/2026			59,362	59,271	46,303	0.11%
										686,420	619,337	1.47%

Investments(1)(19)	Address	Footnotes	Reference Rate and Spread(2)	Interest Rate(2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 6/30/2026	Par Amount/ Units(1)		Cost(3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/non-affiliated (continued)
Capital Markets
Apex Group Treasury, LLC	4 Embarcadero Center Suite 1900 San Francisco, CA 94111, United States	(6)(8)	SOFR + 3.50%	7.15%	2/27/2025	2/27/2032			$81,820	$81,691	$77,717	0.18%
Aretec Group, Inc.	2301 Rosecrans Ave., Suite 5100, El Segundo, CA 90245, United States	(6)(8)	SOFR + 3.00%	6.64%	11/20/2025	8/9/2030			11,217	11,207	11,206	0.03%
Edelman Financial Engines Center, LLC	28 State Street, 21st Floor, Boston, MA 021094, United States	(6)(8)	SOFR + 4.00%	7.64%	4/30/2026	12/1/2031			10,359	10,310	10,400	0.02%
FFML Holdco, Ltd.	Private Bag 93502, Takapuna, Auckland 0740, New Zealand	(4)(6)(10)	B + 4.50%	7.05%	11/11/2022	9/11/2031		NZD	36,150	21,978	20,480	0.05%
Focus Financial Partners, LLC	875 3rd Avenue, 28th Floor New York, NY 10022, United States	(8)	SOFR + 2.50%	6.14%	1/31/2025	9/15/2031			16,735	16,706	16,366	0.04%
GTCR Everest Borrower, LLC	1655 Grant Street, 10th Floor Concord, CA 94520, United States	(6)(7)(8)	SOFR + 2.50%	6.23%	2/3/2026	9/5/2031			16,163	15,930	16,011	0.04%
Jane Street Group, LLC	250 Vesey Street, New York, NY 10281, United States	(6)(8)	SOFR + 2.00%	5.67%	5/29/2025	12/15/2031			987	977	979	0.00%
Jump Financial, LLC	600 West Chicago Ave Suite 625 Chicago, IL 60654, United States	(6)(8)	SOFR + 3.50%	7.23%	2/18/2026	2/26/2032			3,218	3,218	3,222	0.01%
Oak Funding, LLC	101 Hudson Street, 17th Floor, Jersey City, NJ 07302, United States	(4)(7)(9)	SOFR + 4.50%	8.16%	12/2/2025	12/2/2032			140,827	139,472	140,054	0.33%
Osaic Holdings, Inc.	20 East Thomas Road, Phoenix, AZ 85012, United States	(6)(8)	SOFR + 2.50%	6.23%	2/2/2026	7/30/2032			5,985	5,985	5,915	0.01%
Resolute Investment Managers, Inc.	220 E. Las Colinas Blvd., Suite 1200, Irving, Texas 75039, United States	(5)(11)	SOFR + 6.50%	10.49%	12/29/2023	10/30/2028			2,866	2,845	1,951	0.00%
Situs-AMC Holdings Corporation	5065 Westheimer Suite 700E, Houston, TX 77056, United States	(4)(10)	SOFR + 5.50%	9.23%	5/14/2025	5/14/2031			43,751	43,623	42,986	0.10%
Superannuation & Investments US, LLC	Ground Floor Tower 1 201 Sussex Street Sydney, NSW, 2000, Australia	(6)(9)	SOFR + 2.50%	6.14%	1/30/2026	12/1/2028			12,558	12,528	12,552	0.03%
										366,470	359,839	0.84%

Investments(1)(19)	Address	Footnotes	Reference Rate and Spread(2)	Interest Rate(2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 6/30/2026	Par Amount/ Units(1)	Cost(3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/non-affiliated (continued)
Chemicals
Charter Next Generation, Inc.	300 N. LaSalle Drive, Suite 1575, Chicago, IL 60654, United States	(10)	SOFR + 2.50%	6.11%	11/5/2025	11/29/2030		$6,863	$6,876	$6,873	0.02%
CI Maroon Holdings, LLC	Satumusstraat 15, 2132HB Hoofddorp, the, Netherlands	(6)(8)	SOFR + 3.25%	7.08%	8/22/2025	3/3/2031		2,970	2,970	2,953	0.01%
DCG Acquisition Corp.	3630 E. Kemper Road, Sharonville, Ohio 45241, United States	(4)(7)(10)	SOFR + 5.00%	8.73%	6/13/2024	6/13/2031		236,778	234,927	229,902	0.54%
Derby Buyer, LLC	200 Powder Mill Road, Wilmington DE 19803, United States	(6)(9)	SOFR + 2.75%	6.39%	6/17/2026	11/1/2030		6,355	6,355	6,368	0.01%
Nouryon USA, LLC	100 Matsonford Road, Building 1, Suite 500 19087 Radnor, PA, United States	(6)(8)	SOFR + 3.25%	6.94%	10/30/2025	4/3/2028		3,482	3,485	3,487	0.01%
									254,613	249,583	0.59%
Commercial Services & Supplies
Access CIG, LLC	6818 A Patterson Pass Road, Livermore CA 94550, United States	(9)	SOFR + 4.00%	7.64%	8/15/2025	8/19/2030		34,748	34,498	31,002	0.07%
Allied Universal Holdco, LLC	Suite 1, 3rd Floor, 11-12 St James’s Square, London, SW1Y 4LB, United Kingdom	(8)	SOFR + 3.25%	6.89%	2/3/2026	8/20/2032		3,980	3,989	3,986	0.01%
Anticimex, Inc.	400 Connell Drive Suite 1300, Berkeley Heights, NJ 07922, United States	(6)(8)	SOFR + 2.90%	6.41%	11/21/2025	11/17/2031		5,543	5,544	5,560	0.01%
Armor Holdco, Inc.	48 Wall Street 22nd Floor New York, NY 10005, United States	(6)(9)	SOFR + 3.75%	7.60%	11/20/2025	12/10/2031		6,268	6,268	6,273	0.01%
Astra Service Partners, LLC	920 Broadway, Eighth Floor, New York, NY 10010, United States	(4)(10)	SOFR + 4.50%	8.24%	11/26/2025	11/26/2032		164,406	163,277	163,789	0.38%
Astra Service Partners, LLC	920 Broadway, Eighth Floor, New York, NY 10010, United States	(4)(5)(7)(10)	SOFR + 4.50%	8.23%	11/26/2025	11/26/2032		28,122	27,840	27,919	0.07%
Bazaarvoice, Inc.	338 Pier Avenue, Hermosa Beach CA 90254, United States	(4)(7)(8)	SOFR + 4.50%	8.09%	5/7/2021	5/7/2029		403,329	403,329	399,848	0.93%

Investments(1)(19)	Address	Footnotes	Reference Rate and Spread(2)	Interest Rate(2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 6/30/2026	Par Amount/ Units(1)	Cost(3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/non-affiliated (continued)
Commercial Services & Supplies (continued)
Blue Sky Buyer, LLC	677 Washington Blvd Stamford, CT 06901, United States	(4)(10)	SOFR + 4.50%	8.35%	2/27/2026	2/28/2033		$208,290	$207,299	$207,248	0.48%
Blue Sky Buyer, LLC	677 Washington Blvd Stamford, CT 06901, United States	(4)(5)(7)(10)	SOFR + 4.50%	8.35%	2/27/2026	2/28/2033		17,607	17,437	17,429	0.04%
CFS Brands, LLC	4711 E. Hefner Rd. Oklahoma City, OK 73131, United States	(4)(11)	SOFR + 5.25%	8.89%	12/20/2024	10/2/2030		216,781	214,149	216,781	0.51%
CFS Brands, LLC	4711 E. Hefner Rd. Oklahoma City, OK 73131, United States	(4)(5)(7)(8)	SOFR + 5.25%	8.89%	10/2/2023	10/2/2029		17,486	17,139	17,486	0.04%
Conservice Midco, LLC	750 S. Gateway Drive, River Heights, UT 84321, United States	(4)(7)(10)	SOFR + 4.50%	8.23%	2/25/2026	2/25/2033		82,772	82,325	81,118	0.19%
Crimson FLS Acquisition, Inc.	676 N. Michigan Avenue, Suite 3700 Chicago, IL 60611, United States	(4)(10)	SOFR + 4.50%	8.15%	2/18/2026	2/18/2033		204,391	203,422	204,391	0.48%
Crimson FLS Acquisition, Inc.	676 N. Michigan Avenue, Suite 3700 Chicago, IL 60611, United States	(4)(5)(7)(10)	SOFR + 4.50%	8.17%	2/18/2026	2/18/2033		9,482	9,319	9,482	0.02%
Crimson FLS Acquisition, Inc.	676 N. Michigan Avenue, Suite 3700 Chicago, IL 60611, United States	(4)(5)(7)(10)	SOFR + 4.50%	8.15%	2/18/2026	2/18/2033		1,983	1,837	1,983	0.00%
DG Investment Intermediate Holdings 2, Inc.	One Commerce Drive, Schaumburg, Illinois 60173, United States	(8)	SOFR + 3.25%	6.89%	7/2/2025	7/9/2032		10,194	10,143	10,225	0.02%
Divisions Holding Corp.	50 W. 5th Street, Suite 300, Cincinnati, Ohio 45202, United States	(4)(10)	SOFR + 4.50%	8.23%	4/17/2025	4/17/2032		92,294	91,530	91,602	0.21%
Divisions Holding Corp.	50 W. 5th Street, Suite 300, Cincinnati, Ohio 45202, United States	(4)(5)(7)(10)	SOFR + 4.50%	8.23%	4/17/2025	4/17/2032		1,617	1,550	1,557	0.00%
EAB Global, Inc.	2008 Saint Johns Ave, Washington DC 20037, United States	(9)	SOFR + 3.00%	6.64%	8/16/2021	8/16/2030		13,139	13,125	11,874	0.03%
ELK Bidco, Inc.	9701 E. I-20, Eastland, Texas 76448, United States	(4)(7)(9)	SOFR + 4.50%	8.23%	6/13/2025	6/14/2032		71,305	70,913	71,206	0.17%

Investments(1)(19)	Address	Footnotes	Reference Rate and Spread(2)	Interest Rate(2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 6/30/2026	Par Amount/ Units(1)	Cost(3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/non-affiliated (continued)
Commercial Services & Supplies (continued)
EMB Purchaser, Inc.	35 Philmack Drive, Middletown, CT 06457, United States	(4)(5)(7)(10)	SOFR + 4.50%	8.23%	3/13/2025	3/12/2032		$68,784	$67,642	$65,756	0.15%
EMB Purchaser, Inc.	35 Philmack Drive, Middletown, CT 06457, United States	(4)(10)	SOFR + 4.50%	8.16%	3/13/2025	3/12/2032		147,034	145,838	142,991	0.33%
EMB Purchaser, Inc.	35 Philmack Drive, Middletown, CT 06457, United States	(4)(5)(7)(10)	SOFR + 4.50%	8.23%	3/13/2025	3/12/2032		6,103	5,954	5,599	0.01%
Foundational Education Group, Inc.	4500 East West Highway Suite 300, Bethesda, MD 20814, United States	(9)	SOFR + 4.25%	8.18%	8/31/2021	8/31/2028		5,941	5,922	5,391	0.01%
FusionSite Midco, LLC	5611 Ohio Ave, Nashville, TN 37209, United States	(4)(11)	SOFR + 5.50%	9.49%	4/30/2025	11/17/2029		100,181	99,297	97,677	0.23%
FusionSite Midco, LLC	5611 Ohio Ave, Nashville, TN 37209, United States	(4)(5)(7)(11)	SOFR + 5.50%	9.49%	4/30/2025	11/17/2029		32,554	32,142	31,520	0.07%
FusionSite Midco, LLC	5611 Ohio Ave, Nashville, TN 37209, United States	(4)(5)(7)(11)	SOFR + 5.50%	9.43%	4/30/2025	11/17/2029		5,108	4,967	4,802	0.01%
Gatekeeper Systems, Inc.	90 Icon, Foothill Ranch, CA 92610, United States	(4)(10)	SOFR + 5.00%	8.67%	8/27/2024	8/28/2030		248,205	245,624	236,416	0.55%
Gatekeeper Systems, Inc.	90 Icon, Foothill Ranch, CA 92610, United States	(4)(7)(10)	SOFR + 5.00%	8.67%	8/27/2024	8/28/2030		19,374	18,556	15,578	0.04%
GFL Environmental Services USA, Inc.	100 New Park Place, Vaughan, Ontario, L4K 0H9, Canada	(6)(8)	SOFR + 2.50%	6.16%	4/11/2025	3/3/2032		2,176	2,156	2,179	0.01%
Gorilla Investor, LLC	712 Fifth Avenue, 44th Floor, New York, NY 10019, United States	(4)(10)	SOFR + 5.00%	8.73%	9/26/2024	9/30/2031		163,828	161,371	162,190	0.38%
Ground Penetrating Radar Systems, LLC	1901 Indian Wood Cir Maumee, OH 43537, United States	(4)(10)	SOFR + 4.50%	8.23%	1/2/2025	1/2/2032		119,645	118,704	119,645	0.28%
Ground Penetrating Radar Systems, LLC	1901 Indian Wood Cir Maumee, OH 43537, United States	(4)(5)(7)(10)	SOFR + 4.50%	8.23%	1/2/2025	1/2/2032		3,537	3,337	3,537	0.01%
Ground Penetrating Radar Systems, LLC	1901 Indian Wood Cir Maumee, OH 43537, United States	(4)(10)	SOFR + 4.50%	8.23%	5/8/2026	1/2/2032		36,700	35,449	35,416	0.08%

Investments(1)(19)	Address	Footnotes	Reference Rate and Spread(2)	Interest Rate(2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 6/30/2026	Par Amount/ Units(1)	Cost(3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/non-affiliated (continued)
Commercial Services & Supplies (continued)
Iris Buyer, LLC	1501 Yamato Road, Boca Raton, FL 33431, United States	(4)(11)	SOFR + 5.00%	8.66%	10/2/2023	10/2/2030		$53,715	$52,818	$53,715	0.13%
Iris Buyer, LLC	1501 Yamato Road, Boca Raton, FL 33431, United States	(4)(5)(11)	SOFR + 5.00%	8.73%	10/2/2023	10/2/2030		5,065	4,994	5,065	0.01%
Iris Buyer, LLC	1501 Yamato Road, Boca Raton, FL 33431, United States	(4)(5)(7)(11)	SOFR + 5.00%	8.73%	2/4/2025	10/2/2030		7,804	7,582	7,804	0.02%
Iris Buyer, LLC	1501 Yamato Road, Boca Raton, FL 33431, United States	(4)(5)(11)	SOFR + 5.00%	8.73%	7/16/2025	10/2/2030		2,174	2,155	2,174	0.01%
ISQ Hawkeye Holdco, Inc.	19500 Hwy 249, Suite 440, Houston, TX 77070, United States	(4)(10)	SOFR + 4.00%	7.69%	1/30/2026	8/20/2031		8,913	8,771	8,802	0.02%
ISQ Hawkeye Holdco, Inc.	19500 Hwy 249, Suite 440, Houston, TX 77070, United States	(4)(5)(7)(10)	SOFR + 4.00%	7.69%	1/30/2026	8/20/2030		331	313	310	0.00%
Java Buyer, Inc.	5925 Stoneridge Dr, Pleasanton, California 94588, United States	(4)(10)	SOFR + 4.50%	8.23%	2/6/2026	12/15/2030		328,269	325,602	328,269	0.77%
Java Buyer, Inc.	5925 Stoneridge Dr, Pleasanton, California 94588, United States	(4)(5)(7)(10)	SOFR + 4.50%	8.23%	2/6/2026	12/15/2030		27,903	27,158	27,903	0.07%
Java Buyer, Inc.	5925 Stoneridge Dr, Pleasanton, California 94588, United States	(4)(5)(7)(10)	SOFR + 4.50%	8.23%	2/6/2026	12/15/2030		7,092	6,519	7,092	0.02%
Jones Fish Hatcheries & Distributors, LLC	3433 Church St., Cincinnati, OH 45244, United States	(4)(7)(10)	SOFR + 4.25%	7.89%	11/19/2025	11/19/2032		16,464	16,276	16,104	0.04%
Jones Fish Hatcheries & Distributors, LLC	3433 Church St., Cincinnati, OH 45244, United States	(4)(5)(7)(10)	SOFR + 4.25%	7.89%	11/19/2025	11/19/2032		1,582	1,500	1,294	0.00%
JSG II, Inc.	1751 Lake Cook Rd, Suite 370, Deerfield, Illinois 60015, United States	(4)(7)(10)	SOFR + 4.50%	8.14%	9/30/2025	9/30/2032		351,968	349,991	350,633	0.82%
JSS Holdings, Inc.	180 North Stetson, 29th Floor, Chicago, IL 60601, United States	(4)(10)	SOFR + 5.00%	8.73%	12/29/2021	11/8/2031		247,803	246,320	247,803	0.58%

Investments(1)(19)	Address	Footnotes	Reference Rate and Spread(2)	Interest Rate(2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 6/30/2026	Par Amount/ Units(1)		Cost(3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/non-affiliated (continued)
Commercial Services & Supplies (continued)
JSS Holdings, Inc.	180 North Stetson, 29th Floor, Chicago, IL 60601, United States	(4)(10)	SOFR + 5.00%	8.73%	1/7/2021	11/8/2031			$47,426	$47,096	$47,426	0.11%
JSS Holdings, Inc.	180 North Stetson, 29th Floor, Chicago, IL 60601, United States	(4)(7)(10)	SOFR + 5.00%	8.73%	11/8/2024	11/8/2031			588,381	583,419	587,696	1.37%
Jupiter Purchaser, LLC	180 North Stetson, 29th Floor, Chicago, IL 60601, United States	(4)(5)(7)(10)	SOFR + 5.00%	8.73%	6/5/2026	11/8/2031			3,530	3,530	3,530	0.01%
Knowledge Pro Buyer, Inc.	Country Squire Lane, Princeton Junction, NJ 8550, United States	(4)(7)(10)	SOFR + 4.50%	8.38%	12/10/2021	12/10/2029			113,659	113,147	110,961	0.26%
Knowledge Pro Buyer, Inc.	Country Squire Lane, Princeton Junction, NJ 8550, United States	(4)(5)(7)(10)	SOFR + 4.50%	8.38%	12/10/2021	12/10/2029			7,534	7,457	7,289	0.02%
KPSKY Acquisition, Inc.	500 Unicorn Park 3rd Floor, Woburn, MA 01801, United States	(4)(10)(18)	SOFR + 5.50%	9.26%	10/19/2021	10/19/2028			45,760	45,459	40,155	0.09%
KPSKY Acquisition, Inc.	500 Unicorn Park 3rd Floor, Woburn, MA 01801, United States	(4)(10)(18)	SOFR + 5.50%	9.27%	10/19/2021	10/19/2028			20,416	20,283	17,915	0.04%
Lsf12 Crown US Commercial Bidco, LLC	6688 North Central Expressway Suite 1600, Dallas, TX 75206, United States	(7)(8)	SOFR + 3.00%	6.62%	1/20/2026	12/2/2031			44,428	42,961	44,480	0.10%
Minerva Bidco, Ltd.	Rosemary Cottage-SG4 7JE, United Kingdom	(4)(6)(7)(8)	S + 4.25%	7.98%	7/29/2025	11/7/2030		GBP	46,904	61,155	61,344	0.14%
OMNIA Partners, LLC	5001 Aspen Grove Drive Franklin, TN 37067, United States	(8)	SOFR + 2.75%	6.42%	1/26/2024	12/31/2032			7,893	7,930	7,918	0.02%
Onex Baltimore Buyer, Inc.	712 Fifth Avenue New York, NY 10019, United States	(4)(10)(18)	SOFR + 5.27%	8.92%	12/1/2021	4/29/2033			187,224	186,062	187,224	0.44%
Onex Baltimore Buyer, Inc.	712 Fifth Avenue New York, NY 10019, United States	(4)(7)(10)(18)	SOFR + 4.75%	8.40%	12/1/2021	4/29/2033			278,799	277,200	278,799	0.65%
Polyphase Elevator Holding, Co.	60 Shawmut Road, Suite 1, Canton, MA 02021, United States	(4)(10)	SOFR + 5.00%	8.73%	11/24/2025	11/24/2032			15,922	15,816	15,922	0.04%

Investments(1)(19)	Address	Footnotes	Reference Rate and Spread(2)	Interest Rate(2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 6/30/2026	Par Amount/ Units(1)	Cost(3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/non-affiliated (continued)
Commercial Services & Supplies (continued)
Polyphase Elevator Holding, Co.	60 Shawmut Road, Suite 1, Canton, MA 02021, United States	(4)(5)(7)(10)	SOFR + 5.00%	8.73%	11/24/2025	11/24/2032		$5,431	$5,335	$5,386	0.01%
Prime Security Services Borrower, LLC	1501 Yamato Road, Boca Raton, FL 33431, United States	(6)(8)	SOFR + 2.00%	5.62%	11/20/2024	10/13/2030		1,323	1,323	1,316	0.00%
Prime Security Services Borrower, LLC	1501 Yamato Road, Boca Raton, FL 33431, United States	(6)(8)	SOFR + 1.75%	5.37%	4/4/2025	3/7/2032		6,419	6,317	6,332	0.01%
RailPros Parent, LLC	5605 N. MacArthur Blvd, Suite 650 Irving, Texas 75038, United States	(4)(7)(10)	SOFR + 4.25%	7.89%	5/22/2025	5/24/2032		23,152	22,927	23,116	0.05%
RailPros Parent, LLC	5605 N. MacArthur Blvd, Suite 650 Irving, Texas 75038, United States	(4)(5)(7)(10)	SOFR + 4.25%	7.89%	5/22/2025	5/24/2032		2,148	2,109	2,148	0.01%
Rocket Buyer, LLC	1585 Broadway, 37th Floor, New York, NY 10036, United States	(4)(10)	SOFR + 4.50%	8.14%	2/19/2026	2/18/2033		102,980	102,247	102,207	0.24%
Rocket Buyer, LLC	1585 Broadway, 37th Floor, New York, NY 10036, United States	(4)(5)(7)(10)	SOFR + 4.50%	8.17%	2/19/2026	2/18/2033		5,981	5,812	5,803	0.01%
Rocket Buyer, LLC	1585 Broadway, 37th Floor, New York, NY 10036, United States	(4)(5)(7)(10)	SOFR + 4.50%	8.17%	2/19/2026	2/18/2033		4,159	3,933	3,713	0.01%
Saber Parent Holdings Corp.	650 S Tryon Street, Suite 1000, Charlotte, NC 28202, United States	(4)(8)	SOFR + 4.75%	8.42% (incl. 2.25% PIK)	12/16/2025	12/16/2032		507,446	505,131	504,909	1.18%
Saber Parent Holdings Corp.	650 S Tryon Street, Suite 1000, Charlotte, NC 28202, United States	(4)(5)(7)(8)	P + 3.50%	10.25%	12/16/2025	12/16/2032		27,716	27,397	27,370	0.06%
Saber Parent Holdings Corp.	650 S Tryon Street, Suite 1000, Charlotte, NC 28202, United States	(4)(5)(7)(8)	SOFR + 4.75%	8.38% (incl. 2.25% PIK)	12/16/2025	12/16/2032		25,369	24,991	24,677	0.06%

Investments(1)(19)	Address	Footnotes	Reference Rate and Spread(2)	Interest Rate(2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 6/30/2026	Par Amount/ Units(1)	Cost(3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/non-affiliated (continued)
Commercial Services & Supplies (continued)
SIQ Holdings III Corp.	80 South 8th Street, Suite 1850, Minneapolis, MN 55402, United States	(4)(10)	SOFR + 5.00%	8.73%	12/19/2025	12/20/2032		$128,631	$127,442	$127,023	0.30%
SIQ Holdings III Corp.	80 South 8th Street, Suite 1850, Minneapolis, MN 55402, United States	(4)(7)(10)	SOFR + 5.00%	8.69%	12/19/2025	12/20/2032		25,721	25,081	24,646	0.06%
TEI Intermediate, LLC	200 Innerbelt Road, Somerville, MA 02143, United States	(4)(10)	SOFR + 5.25%	8.98% (incl. 2.88% PIK)	12/13/2024	12/15/2031		149,522	148,370	149,522	0.35%
TEI Intermediate, LLC	200 Innerbelt Road, Somerville, MA 02143, United States	(4)(5)(7)(10)	SOFR + 4.75%	8.42%	12/13/2024	12/15/2031		37,260	36,775	37,260	0.09%
Veregy Consolidated, Inc.	23325 N. 23rd Ave, Suite 120 Phoenix, AZ 85027, United States	(4)(7)(10)	SOFR + 4.25%	7.93%	4/16/2025	4/16/2031		139,921	138,905	139,698	0.33%
Veregy Consolidated, Inc.	23325 N. 23rd Ave, Suite 120 Phoenix, AZ 85027, United States	(4)(5)(10)	SOFR + 4.25%	7.91%	4/16/2025	4/16/2031		12,398	12,323	12,398	0.03%
									6,189,824	6,174,607	14.41%
Construction & Engineering
Ampirical Solutions, LLC	1654 Ochsner Blvd. Covington, LA 70433, United States	(4)(7)(10)	SOFR + 4.25%	7.98%	9/30/2025	9/30/2032		29,328	28,870	28,844	0.07%
Brookfield WEC Holdings, Inc.	1000 Westinghouse Drive, Cranberry Township, PA 16066, United States	(8)	SOFR + 2.00%	5.62%	1/25/2024	1/27/2031		6,397	6,363	6,399	0.01%
Consor Intermediate II, LLC	6505 Blue Lagoon Drive, Suite 470 Miami, FL 33126, United States	(4)(7)(10)	SOFR + 4.50%	8.23%	5/10/2024	5/12/2031		71,074	70,506	71,027	0.17%
GFT Infrastructure, Inc.	207 Senate Ave, Camp Hill, PA 17011, United States	(4)(10)	SOFR + 4.50%	8.18%	8/5/2024	8/5/2030		371,930	368,165	370,070	0.87%
GFT Infrastructure, Inc.	207 Senate Ave, Camp Hill, PA 17011, United States	(4)(5)(7)(10)	SOFR + 4.50%	8.18%	8/5/2024	8/5/2030		22,394	22,012	22,208	0.05%
Green Infrastructure Partners US, LLC	100, Commerce Valley Drive West, Markham, Ontario, L3T 0A1, Canada	(4)(6)(8)	SOFR + 2.75%	6.48%	1/12/2026	9/24/2032		4,988	5,012	4,994	0.01%

Investments(1)(19)	Address	Footnotes	Reference Rate and Spread(2)	Interest Rate(2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 6/30/2026	Par Amount/ Units(1)	Cost(3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/non-affiliated (continued)
Construction & Engineering (continued)
OEI, Inc.	601 P Street Suite 200, Lincoln, Nebraska 68508, United States	(4)(7)(9)	SOFR + 4.50%	8.23%	12/29/2025	12/29/2032		$43,281	$42,857	$42,823	0.10%
Pave America Holding, LLC	6801 Kennedy Road Suite 201, Warrenton, VA 20187, United States	(4)(10)	SOFR + 5.25%	8.98% (incl. 2.88% PIK)	8/29/2025	8/27/2032		79,058	78,379	79,058	0.18%
Pave America Holding, LLC	6801 Kennedy Road Suite 201, Warrenton, VA 20187, United States	(4)(5)(7)(10)	SOFR + 4.75%	8.48%	8/29/2025	8/27/2032		10,140	9,937	10,140	0.02%
Pave America Holding, LLC	6801 Kennedy Road Suite 201, Warrenton, VA 20187, United States	(4)(5)(7)(10)	SOFR + 5.25%	8.99% (incl. 2.88% PIK)	8/29/2025	8/27/2032		13,562	13,409	13,562	0.03%
Pike Electric Corp.	615 S College St Suite 300 Charlotte, NC 28202, United States	(4)(7)(10)	SOFR + 4.25%	7.89%	12/19/2025	12/19/2032		275,960	274,361	274,230	0.64%
Saber Power Services, LLC	9841 Saber Power Lane, Rosharon, Texas 77583, United States	(4)(7)(10)	SOFR + 5.00%	8.83%	10/21/2025	10/21/2031		288,550	288,167	288,550	0.67%
SAFEbuilt, LLC	444 North Cleveland Avenue, Loveland, Colorado 80537, United States	(4)(7)(10)	SOFR + 5.00%	8.64%	1/8/2026	1/8/2032		129,045	128,927	127,567	0.30%
Thermostat Purchaser III, Inc.	10 Parkway North Suite 100 Deerfield, IL 60015, United States	(4)(5)(7)(8)	P + 3.00%	9.75%	6/20/2024	8/31/2028		1,125	1,066	979	0.00%
									1,338,031	1,340,451	3.12%
Construction Materials
Quikrete Holdings, Inc.	5 Concourse Parkway Suite 1900 Atlanta, GA 30328, United States	(8)	SOFR + 2.25%	5.89%	2/18/2025	2/10/2032		14,725	14,646	14,731	0.03%
Tamko Building Products, LLC	198 Four States Drive, P.O. Box 97, Galena, KS 66739, United States	(8)	SOFR + 2.75%	6.60%	10/23/2024	9/20/2030		2,948	2,948	2,949	0.01%
									17,594	17,680	0.04%
Consumer Staples Distribution & Retail
Crumbl Enterprises, LLC	2570 W 600 N, Ste 200, Lindon, Utah 84042, United States	(4)(7)(10)	SOFR + 4.50%	8.24%	4/30/2025	5/5/2032		85,149	84,381	82,849	0.19%

Investments(1)(19)	Address	Footnotes	Reference Rate and Spread(2)	Interest Rate(2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 6/30/2026	Par Amount/ Units(1)	Cost(3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/non-affiliated (continued)
Containers & Packaging
Ascend Buyer, LLC	1111 Busch Parkway, Buffalo Grove, IL 60089, United States	(4)(10)	SOFR + 5.25%	8.98%	10/18/2022	9/30/2028		$11,126	$11,000	$11,070	0.03%
Ascend Buyer, LLC	1111 Busch Parkway, Buffalo Grove, IL 60089, United States	(4)(10)	SOFR + 5.25%	8.98%	3/20/2025	9/30/2028		1,354	1,345	1,347	0.00%
Ascend Buyer, LLC	1111 Busch Parkway, Buffalo Grove, IL 60089, United States	(4)(5)(7)(10)	SOFR + 5.25%	8.98%	9/30/2021	9/30/2028		1,212	1,156	1,168	0.00%
Berlin Packaging, LLC	525 West Monroe Street, Chicago IL 60661, United States	(8)	SOFR + 3.25%	6.98%	7/25/2025	6/7/2031		18,626	18,651	18,557	0.04%
Clydesdale Acquisition Holdings, Inc.	101 E Carolina Ave Hartsville, SC 29550, United States	(9)	SOFR + 3.18%	6.82%	4/13/2022	4/13/2029		8,213	8,121	8,081	0.02%
Clydesdale Acquisition Holdings, Inc.	101 E Carolina Ave Hartsville, SC 29550, United States	(9)	SOFR + 3.25%	6.89%	4/1/2025	4/1/2032		9,742	9,658	9,381	0.02%
ProAmpac PG Borrower, LLC	12025 Tricon Road, Cincinnati, OH 45246, United States	(8)	SOFR + 4.00%	7.67%	3/6/2026	3/7/2033		9,995	9,921	9,845	0.02%
Ring Container Technologies Group, LLC	1 Industrial Park Rd. Oakland, TN 38060, United States	(9)	SOFR + 2.50%	6.14%	10/30/2025	9/15/2032		3,474	3,483	3,482	0.01%
TricorBraun Holdings, Inc.	6 CityPlace Drive Suite 1000 Saint Louis MO 63141, United States	(9)	SOFR + 3.25%	6.89%	3/3/2021	3/3/2031		11,873	11,783	11,138	0.03%
Trident TPI Holdings, Inc.	460 Swedesford Rd Wayne, PA 19087, United States	(9)	SOFR + 3.75%	7.48%	10/18/2024	9/15/2028		7,645	7,645	7,352	0.02%
									82,763	81,421	0.19%
Distributors
BP Purchaser, LLC	2650 Galvin Dr, Elgin, IL 60124, United States	(4)(5)(10)	SOFR + 7.50%	11.43% (incl. 1.00% PIK)	12/10/2021	12/11/2028		8,128	8,075	6,421	0.02%
Genuine Cable Group, LLC	8550 W. Bryn Mawr Ave., Suite 400, Chicago, IL 60631 United States	(4)(10)	SOFR + 5.25%	8.99%	11/1/2021	5/3/2027		29,187	29,079	28,968	0.07%
Marcone Yellowstone Buyer, Inc.	One City Place Ste 400 St Louis MO 63141, United States	(4)(10)	SOFR + 7.25%	11.08% (incl. 3.25% PIK)	11/1/2022	6/23/2028		16,315	16,151	13,949	0.03%

Investments(1)(19)	Address	Footnotes	Reference Rate and Spread(2)	Interest Rate(2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 6/30/2026	Par Amount/ Units(1)	Cost(3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/non-affiliated (continued)
Distributors (continued)
Marcone Yellowstone Buyer, Inc.	One City Place Ste 400 St Louis MO 63141, United States	(4)(10)	SOFR + 7.00%	10.83% (incl. 3.25% PIK)	12/31/2021	6/23/2028		$27,504	$27,356	$23,516	0.05%
NDC Acquisition Corp.	402 BNA Drive, Suite 500, Nashville, TN 37217, United States	(4)(11)	SOFR + 5.25%	8.92%	3/9/2021	3/9/2028		21,282	21,186	21,122	0.05%
NDC Acquisition Corp.	402 BNA Drive, Suite 500, Nashville, TN 37217, United States	(4)(5)(7)(11)	SOFR + 5.25%	8.91%	3/9/2021	3/9/2028		2,141	2,118	2,115	0.00%
PT Intermediate Holdings III, LLC	1200 Greenbriar Dr., Addison, IL 60101, United States	(4)(10)	SOFR + 4.75%	8.48%	4/9/2024	4/9/2030		175,760	175,474	175,760	0.41%
S&S Holdings, LLC	220 Remington Blvd, Bolingbrook, IL 60440, United States	(9)	SOFR + 5.00%	8.75%	3/11/2021	3/11/2028		5,890	5,897	5,841	0.01%
S&S Holdings, LLC	220 Remington Blvd, Bolingbrook, IL 60440, United States	(9)	SOFR + 5.00%	8.65%	4/3/2025	10/1/2031		3,910	3,773	3,726	0.01%
									289,109	281,418	0.65%
Diversified Consumer Services
American Restoration Holdings, LLC	300 Decker Dr., Suite 350, lrving, TX 75062, United States	(4)(11)	SOFR + 5.00%	8.83%	7/19/2024	7/24/2030		27,060	26,693	24,083	0.06%
American Restoration Holdings, LLC	300 Decker Dr., Suite 350, lrving, TX 75062, United States	(4)(5)(11)	SOFR + 5.00%	8.83%	7/19/2024	7/24/2030		8,075	7,966	7,187	0.02%
American Restoration Holdings, LLC	300 Decker Dr., Suite 350, lrving, TX 75062, United States	(4)(5)(11)	SOFR + 5.00%	8.83%	7/19/2024	7/24/2030		10,410	10,283	9,265	0.02%
American Restoration Holdings, LLC	300 Decker Dr., Suite 350, lrving, TX 75062, United States	(4)(5)(11)	SOFR + 5.00%	8.83%	7/19/2024	7/24/2030		20,872	20,589	18,576	0.04%
American Restoration Holdings, LLC	300 Decker Dr., Suite 350, lrving, TX 75062, United States	(4)(5)(7)(11)	SOFR + 5.00%	8.83%	2/19/2025	7/24/2030		22,622	22,353	17,228	0.04%
American Restoration Holdings, LLC	300 Decker Dr., Suite 350, lrving, TX 75062, United States	(4)(11)	SOFR + 5.00%	8.83%	10/15/2025	7/24/2030		3,495	3,465	3,110	0.01%

Investments(1)(19)	Address	Footnotes	Reference Rate and Spread(2)	Interest Rate(2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 6/30/2026	Par Amount/ Units(1)		Cost(3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/non-affiliated (continued)
Diversified Consumer Services (continued)
Ascend Learning, LLC	25 Mall Road 6th Floor, Burlington, MA 01803, United States	(9)	SOFR + 3.00%	6.64%	10/15/2025	12/11/2028			$7,458	$7,460	$7,289	0.02%
Barbri Holdings, Inc.	12222 Merit Drive, Suite 1340, Dallas, TX 75251, United States	(4)(10)	SOFR + 4.75%	8.45%	12/20/2024	4/30/2030			172,782	171,679	169,326	0.40%
Cambium Learning Group, Inc.	17855 North Dallas Parkway, Suite 400, Dallas, TX 75287, United States	(4)(7)(10)	SOFR + 5.50%	9.26%	7/20/2021	7/20/2028			924,449	921,737	859,737	2.01%
Cengage Learning, Inc.	3 Center Plaza, Suite 700, Boston, MA 02108, United States	(6)(11)	SOFR + 3.00%	6.65%	1/22/2026	3/24/2031			4,905	4,877	4,861	0.01%
DTA Intermediate II, Ltd.	7430 East Caley Ave, Suite 320E, Centennial, CO 80111, United States	(4)(11)	SOFR + 5.50%	9.23%	3/27/2024	3/27/2030			51,066	50,429	51,066	0.12%
DTA Intermediate II, Ltd.	7430 East Caley Ave, Suite 320E, Centennial, CO 80111, United States	(4)(7)(11)	SOFR + 5.50%	8.99%	3/27/2024	3/27/2030			12,893	12,596	12,893	0.03%
DTA Intermediate II, Ltd.	7430 East Caley Ave, Suite 320E, Centennial, CO 80111, United States	(4)(11)	S + 5.50%	9.23%	9/18/2025	3/27/2030		GBP	20,641	27,502	27,379	0.06%
Element Materials Technology Group US Holdings, Inc.	5 Fleet Pl, London EC4M 7RD, United Kingdom	(6)(9)	SOFR + 3.50%	7.23%	6/24/2022	7/6/2029			7,273	7,238	7,321	0.02%
Endeavor Schools Holdings, LLC	9350 South Dixie Highway, Suite 950, Miami, Florida 33156, United States	(4)(11)	SOFR + 6.25%	9.92%	7/18/2023	7/18/2029			46,228	45,641	40,565	0.09%
Endeavor Schools Holdings, LLC	9350 South Dixie Highway, Suite 950, Miami, Florida 33156, United States	(4)(5)(7)(11)	SOFR + 6.25%	9.92%	7/18/2023	7/18/2029			8,509	8,418	7,467	0.02%
Essential Services Holding Corp.	139 S. English Station Road, Suite 250, Louisville, KY 40245, United States	(4)(10)	SOFR + 5.75%	9.43% (incl. 2.88% PIK)	6/17/2024	6/17/2031			69,900	69,408	66,055	0.15%
Essential Services Holding Corp.	139 S. English Station Road, Suite 250, Louisville, KY 40245, United States	(4)(5)(7)(10)	SOFR + 5.25%	8.93%	6/17/2024	6/17/2030			3,985	3,925	3,487	0.01%

Investments(1)(19)	Address	Footnotes	Reference Rate and Spread(2)	Interest Rate(2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 6/30/2026	Par Amount/ Units(1)		Cost(3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/non-affiliated (continued)
Diversified Consumer Services (continued)
GBT US III, LLC	666 Third Avenue, 4th Floor, New York, NY 10017, United States	(6)(8)	SOFR + 2.00%	5.67%	1/21/2026	7/25/2031			$3,940	$3,940	$3,942	0.01%
GGG Midco, LLC	100 Colonial Center Parkway, Suite 140, Lake Mary, FL 32746, United States	(4)(7)(10)	SOFR + 4.75%	8.39%	4/1/2026	4/1/2033			57,372	56,707	56,682	0.13%
GGG Midco, LLC	100 Colonial Center Parkway, Suite 140, Lake Mary, FL 32746, United States	(4)(5)(7)(10)	SOFR + 4.75%	8.42%	4/1/2026	4/1/2033			3,354	3,224	3,228	0.01%
Go Car Wash Management Corp.	9801 Troup Ave, Kansas City, Kansas 66111, United States	(4)(11)	SOFR + 5.75%	9.49%	10/12/2021	6/30/2028			87,722	87,415	85,528	0.20%
Imagine Learning, LLC	8860 E. Chaparral Road, Scottsdale, AZ 85250, United States	(9)	SOFR + 3.50%	7.14%	2/1/2024	12/21/2029			15,162	15,117	14,289	0.03%
Mckissock Investment Holdings, LLC	399 South Spring Street Suite 108, St Louis, MO 63110, United States	(10)	SOFR + 5.00%	8.90%	3/10/2022	3/12/2029			9,596	9,559	8,224	0.02%
Mckissock Investment Holdings, LLC	399 South Spring Street Suite 108, St Louis, MO 63110, United States	(10)	SOFR + 5.00%	8.67%	11/20/2023	3/12/2029			21,300	21,028	18,256	0.04%
Metrodora S.L.	8 Rue Notre Dame, 2240-Luxembourg	(4)(5)(6)(8)	E + 4.25%	6.39%	8/7/2025	7/15/2032		EUR	1,367	1,580	1,554	0.00%
Metrodora S.L.	8 Rue Notre Dame, 2240-Luxembourg	(4)(5)(6)(8)	E + 4.25%	6.39%	8/7/2025	7/15/2032		EUR	558	645	635	0.00%
Pre-Paid Legal Services, Inc.	1 Pre-Paid Way, Ada OK 74820, United States	(9)	SOFR + 3.25%	6.89%	12/15/2021	12/15/2028			15,508	15,466	14,210	0.03%
Scientian 2 Spain, S.L.	8 Rue Notre Dame, 2240-Luxembourg	(4)(5)(6)(8)	E + 4.25%	6.39%	8/7/2025	7/15/2032		EUR	1,599	1,848	1,818	0.00%
Scientian France, SAS	8 Rue Notre Dame, 2240-Luxembourg	(4)(5)(6)(8)	E + 4.25%	6.39%	8/7/2025	7/15/2032		EUR	3,525	4,073	4,008	0.01%
Seahawk Bidco, LLC	900 East 8th Avenue, Suite 106, King of Prussia, PA 19406, United States	(4)(11)	SOFR + 5.00%	8.73%	12/19/2024	12/19/2031			301,969	300,086	300,460	0.70%

Investments(1)(19)	Address	Footnotes	Reference Rate and Spread(2)	Interest Rate(2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 6/30/2026	Par Amount/ Units(1)	Cost(3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/non-affiliated (continued)
Diversified Consumer Services (continued)
Seahawk Bidco, LLC	900 East 8th Avenue, Suite 106, King of Prussia, PA 19406, United States	(4)(5)(7)(11)	SOFR + 5.00%	8.73%	12/19/2024	12/19/2030		$3,916	$3,764	$3,804	0.01%
Seahawk Bidco, LLC	900 East 8th Avenue, Suite 106, King of Prussia, PA 19406, United States	(4)(5)(7)(11)	SOFR + 5.00%	8.73%	12/19/2024	12/19/2031		11,778	11,474	11,172	0.03%
Spring Education Group, Inc.	1999 S Bascom Ave, Suite 400 Campbell, CA 95008, United States	(8)	SOFR + 3.25%	6.98%	9/29/2023	10/4/2030		13,440	13,338	13,430	0.03%
Summit Buyer, LLC	375 Northridge Rd. Suite 450, Atlanta, GA 30350, United States	(4)(10)	SOFR + 5.00%	8.73%	5/31/2024	5/31/2031		54,037	53,658	51,876	0.12%
Summit Buyer, LLC	375 Northridge Rd. Suite 450, Atlanta, GA 30350, United States	(4)(5)(7)(10)	SOFR + 5.00%	8.73%	5/31/2024	5/31/2031		27,364	27,118	26,194	0.06%
Summit Buyer, LLC	375 Northridge Rd. Suite 450, Atlanta, GA 30350, United States	(4)(5)(7)(10)	P + 4.00%	10.75%	5/31/2024	5/31/2030		2,450	2,404	2,170	0.01%
Sunshine Cadence Holdco, LLC	90 Clubhouse Rd Woodmere, NY 11598-1905, United States	(4)(10)	SOFR + 5.00%	8.67%	5/1/2024	5/1/2031		196,500	195,143	194,535	0.45%
Sunshine Cadence Holdco, LLC	90 Clubhouse Rd Woodmere, NY 11598-1905, United States	(4)(7)(10)	SOFR + 5.00%	8.73%	5/1/2024	5/1/2031		51,622	51,060	50,786	0.12%
University Support Services, LLC	3500 Sunrise Hwy, Great River, NY 11739, United States	(9)	SOFR + 2.75%	6.39%	2/10/2022	2/10/2029		8,947	8,910	8,829	0.02%
									2,309,816	2,212,525	5.16%
Diversified REITs
Iron Mountain Information Management, LLC	1 Federal Street Boston, MA 02110, United States	(8)	SOFR + 2.00%	5.64%	12/28/2023	1/31/2031		7,357	7,377	7,355	0.02%
Diversified Telecommunication Services
Zacapa, LLC	4 E Pennslyvania Ave, Pen Argyl 18072, PA, United States	(6)(9)	SOFR + 3.75%	7.48%	10/29/2024	3/22/2029		10,282	10,282	10,280	0.02%

Investments(1)(19)	Address	Footnotes	Reference Rate and Spread(2)	Interest Rate(2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 6/30/2026	Par Amount/ Units(1)	Cost(3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/non-affiliated (continued)
Electric Utilities
Grid Alliance Partners, LLC	2350 US Highway 31, North Hartselle, AL 35640, United States	(4)(7)(10)	SOFR + 4.75%	8.48%	7/1/2025	7/1/2032		$98,715	$97,853	$95,643	0.22%
Grid Alliance Partners, LLC	2350 US Highway 31, North Hartselle, AL 35640, United States	(4)(5)(7)(10)	SOFR + 4.75%	8.42%	7/1/2025	7/1/2030		2,123	2,001	1,668	0.00%
									99,854	97,311	0.22%
Electrical Equipment
Emergency Power Holdings, LLC	44 S Commerce Way, Bethlehem, PA 18017, United States	(4)(7)(11)	SOFR + 4.75%	8.41%	8/17/2021	8/17/2031		251,889	250,688	251,872	0.59%
Griffon Bidco, Inc.	1500 Danner Drive, Aurora, OH 44202, United States	(4)(7)(10)	SOFR + 5.00%	8.73%	7/31/2025	7/31/2031		119,406	118,116	119,079	0.28%
IEM New Sub 2, LLC	48205 Warm Springs Blvd, Freemont, CA 94539, United States	(4)(7)(9)	SOFR + 4.75%	8.37%	12/3/2025	12/3/2031		643,223	637,612	636,063	1.49%
Watlow Electric Manufacturing Co.	12001 Lackland Road, St. Louis, MO 63146, United States	(7)(8)	SOFR + 2.75%	6.42%	6/17/2026	6/17/2033		2,284	2,277	2,285	0.01%
									1,008,693	1,009,299	2.37%
Electronic Equipment, Instruments & Components
Albireo Energy, LLC	3 Ethel Road, Suite 300, Edison, NJ 08817, United States	(4)(11)	SOFR + 5.75%	9.51%	2/5/2026	12/23/2029		24,604	24,544	24,604	0.06%
Albireo Energy, LLC	3 Ethel Road, Suite 300, Edison, NJ 08817, United States	(4)(5)(11)	SOFR + 5.75%	9.51%	2/5/2026	12/23/2029		9,282	9,268	9,282	0.02%
Albireo Energy, LLC	3 Ethel Road, Suite 300, Edison, NJ 08817, United States	(4)(5)(7)(11)	SOFR + 5.75%	9.50%	2/5/2026	12/23/2029		1,057	974	1,057	0.00%
Belden, Inc.	1 N. Brentwood Blvd., 15th Floor, St. Louis, MO 63105, United States	(6)(8)	SOFR + 2.25%	5.92%	6/11/2026	7/1/2033		1,759	1,755	1,764	0.00%
Dwyer Instruments, LLC	102 Indiana Hwy. 212, Michigan City, IN 46360, United States	(4)(10)	SOFR + 4.75%	8.48%	11/15/2024	7/20/2029		45,896	45,595	45,896	0.11%
Dwyer Instruments, LLC	102 Indiana Hwy. 212, Michigan City, IN 46360, United States	(4)(5)(7)(10)	SOFR + 4.75%	8.49%	11/15/2024	7/30/2029		6,168	6,121	6,168	0.01%

Investments(1)(19)	Address	Footnotes	Reference Rate and Spread(2)	Interest Rate(2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 6/30/2026	Par Amount/ Units(1)		Cost(3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/non-affiliated (continued)
Electronic Equipment, Instruments & Components (continued)
Dwyer Instruments, LLC	102 Indiana Hwy. 212, Michigan City, IN 46360, United States	(4)(10)	SOFR + 4.75%	8.48%	11/15/2024	7/30/2029			$6,017	$5,977	$6,017	0.01%
Electro Switch Business Trust, LLC	11611 San Vicente Blvd., Suite 700 Los Angeles, CA 90049, United States	(4)(10)	SOFR + 4.75%	8.48%	9/2/2025	9/2/2032			169,016	167,756	168,171	0.39%
Electro Switch Business Trust, LLC	11611 San Vicente Blvd., Suite 700 Los Angeles, CA 90049, United States	(4)(5)(7)(10)	P + 4.75%	10.50%	9/2/2025	9/2/2032			2,929	2,865	2,812	0.01%
Guardian Bidco, Inc.	375 Saxonburg Boulevard, Saxonburg, PA, 16056 United States	(4)(5)(7)(8)	SOFR + 5.50%	9.12%	9/2/2025	8/30/2032			28,965	28,693	28,926	0.07%
Infinite Bidco, LLC	17792 Fitch, Irvine, CA 92614, United States	(9)	SOFR + 3.75%	7.68%	3/2/2021	3/2/2028			7,914	7,900	7,878	0.02%
Modena Buyer, LLC	3421 Hillview Avenue Palo Alto, CA 94304, United States	(8)	SOFR + 4.25%	7.91%	7/1/2024	7/1/2031			4,925	4,854	4,563	0.01%
Phoenix 1 Buyer Corp.	13723 Riverport Drive, St. Louis, MO 63043, United States	(4)(7)(10)	SOFR + 4.75%	8.42%	11/20/2023	11/20/2030			42,274	41,960	42,274	0.10%
Spectrum Safety Solutions Purchaser, LLC	13995 Pasteur Blvd., Palm Beach Gardens, FL 33418, United States	(4)(5)(6)(9)	E + 4.50%	6.68%	7/1/2024	7/1/2030		EUR	9,168	9,856	10,476	0.02%
Spectrum Safety Solutions Purchaser, LLC	13995 Pasteur Blvd., Palm Beach Gardens, FL 33418, United States	(4)(6)(9)	E + 4.50%	6.79%	7/1/2024	7/1/2031		EUR	63,315	67,280	72,344	0.17%
Spectrum Safety Solutions Purchaser, LLC	13995 Pasteur Blvd., Palm Beach Gardens, FL 33418, United States	(4)(6)(7)(9)	SOFR + 4.50%	8.23%	7/1/2024	7/1/2031			303,361	299,535	303,361	0.71%
										724,933	735,593	1.71%
Energy Equipment & Services
LPW Group Holdings, Inc.	5775 North Sam Houston Pkwy W Suite 100, Houston, TX 77086, United States	(4)(7)(11)	SOFR + 6.00%	9.77%	3/15/2024	3/14/2031			32,176	31,534	32,176	0.08%
Ursa Minor US Bidco, LLC	Obere Spichermatt 146370 Stans, Switzerland	(6)(8)	SOFR + 2.00%	5.73%	6/25/2026	3/26/2031			1,785	1,781	1,786	0.00%
										33,315	33,962	0.08%

Investments(1)(19)	Address	Footnotes	Reference Rate and Spread(2)	Interest Rate(2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 6/30/2026	Par Amount/ Units(1)		Cost(3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/non-affiliated (continued)
Entertainment
EOC Borrower, LLC	9601 Wilshire Blvd. Beverly Hills, CA 90210, United States	(8)	SOFR + 2.75%	6.39%	2/3/2026	3/24/2032			$3,980	$3,975	$3,989	0.01%
OEG Borrower, LLC	One Gaylord Drive, Nashville, Tennessee 37204, United States	(8)	SOFR + 3.50%	7.17%	4/22/2025	6/30/2031			8,067	7,973	8,122	0.02%
Renaissance Holdings Corp.	2911 Peach Street, Wisconsin Rapids, WI 54494, United States	(5)(9)	SOFR + 4.00%	7.66%	12/6/2024	4/5/2030			964	964	769	0.00%
										12,912	12,880	0.03%
Financial Services
Atlas Securitized Products Funding 2, LP	230 Park Avenue, Suite 800 New York, NY 10169, United States	(4)(5)(6)(8)	SOFR + 1.75%	5.37%	3/28/2024	5/25/2063			105,104	102,557	104,980	0.25%
Carr Riggs & Ingram Capital, LLC	901 Boll Weevil Circle, Ste 200, Enterprise, AL 36330, United States	(4)(9)	SOFR + 4.50%	8.23%	11/18/2024	11/18/2031			42,844	42,515	42,309	0.10%
Carr Riggs & Ingram Capital, LLC	901 Boll Weevil Circle, Ste 200, Enterprise, AL 36330, United States	(4)(5)(7)(9)	SOFR + 4.50%	8.23%	11/18/2024	11/18/2031			9,633	9,454	9,222	0.02%
DM Intermediate Parent, LLC	305 West Big Beaver Road, Suite 200, Troy, Michigan 48084, United States	(4)(10)	SOFR + 5.00%	8.64%	9/30/2024	9/30/2030			103,263	102,166	103,263	0.24%
DM Intermediate Parent, LLC	305 West Big Beaver Road, Suite 200, Troy, Michigan 48084, United States	(4)(5)(7)(10)	SOFR + 5.00%	8.64%	9/30/2024	9/30/2030			45,232	45,146	45,232	0.11%
DM Intermediate Parent, LLC	305 West Big Beaver Road, Suite 200, Troy, Michigan 48084, United States	(4)(5)(7)(10)	SOFR + 5.00%	8.64%	12/19/2025	9/30/2030			65,662	64,696	65,662	0.15%
Harp Finco, Ltd.	Level 1, IFC 1, Esplanade, St. Helier, JE2 3BX, Jersey	(4)(6)(8)	S + 5.00%	8.73%	3/27/2025	3/27/2032		GBP	84,561	107,721	111,044	0.26%
June Purchaser, LLC	1717 Arch Street, Philadelphia, PA 19103, United States	(7)(8)	SOFR + 2.75%	6.39%	2/18/2026	11/28/2031			3,408	3,414	3,416	0.01%
Mitchell International, Inc.	6220 Greenwich Drive, San Diego, CA 92122, United States	(9)	SOFR + 3.00%	6.64%	1/22/2026	6/17/2031			38,681	38,544	36,934	0.09%
More Cowbell II, LLC	545 Boylston Street, 6th Floor, Boston, MA 02116, United States	(4)(7)(10)	SOFR + 4.25%	7.74%	9/3/2025	9/3/2030			92,632	92,348	92,605	0.22%

Investments(1)(19)	Address	Footnotes	Reference Rate and Spread(2)	Interest Rate(2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 6/30/2026	Par Amount/ Units(1)		Cost(3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/non-affiliated (continued)
Financial Services (continued)
PKF O’Connor Davies Advisory, LLC	500 Mamaroneck Avenue, Harrison, NY 10528, United States	(4)(7)(10)	SOFR + 4.50%	8.16%	11/15/2024	11/18/2031			$94,593	$93,783	$94,593	0.22%
Planet US Buyer, LLC	5847 San Felipe 10th Floor, Suite 1000 Houston, Texas, TX 77057, United States	(6)(8)	SOFR + 3.00%	6.66%	3/5/2026	2/7/2031			3,980	3,989	3,999	0.01%
										706,333	713,259	1.68%
Food Products
Froneri US, Inc.	Richmond House, Leeming Bar Industrial Estate, Northallerton, North Yorkshire, DL7 9UL, United Kingdom	(6)(8)	SOFR + 2.25%	5.88%	4/4/2025	9/30/2031			3,946	3,885	3,922	0.01%
Froneri US, Inc.	Richmond House, Leeming Bar Industrial Estate, Northallerton, North Yorkshire, DL7 9UL, United Kingdom	(6)(8)	SOFR + 2.25%	5.88%	8/22/2025	9/30/2032			2,985	2,985	2,968	0.01%
										6,870	6,890	0.02%
Ground Transportation
Channelside AcquisitionCo, Inc.	1208 E Kennedy Blvd Tampa, FL 33602, United States	(4)(7)(10)	SOFR + 4.75%	8.41%	5/15/2024	6/30/2028			154,077	153,766	149,756	0.35%
Health Care Equipment & Supplies
AEC Parent Holdings, Inc.	11825 Central Parkway Jacksonville FL 32224, United States	(4)(5)(9)(17)	SOFR + 5.75%	9.63%	6/13/2022	6/13/2029			24,428	21,013	13,436	0.03%
Bamboo US BidCo, LLC	1 Baxter Pkwy, Deerfield, IL 60015, United States	(4)(11)	SOFR + 5.25%	8.91%	9/29/2023	9/30/2030			48,325	47,699	46,875	0.11%
Bamboo US BidCo, LLC	1 Baxter Pkwy, Deerfield, IL 60015, United States	(4)(11)	E + 5.25%	7.40%	9/29/2023	9/30/2030		EUR	74,756	78,276	82,854	0.19%
Bamboo US BidCo, LLC	1 Baxter Pkwy, Deerfield, IL 60015, United States	(4)(5)(11)	SOFR + 5.25%	8.91%	11/20/2024	9/30/2030			5,445	5,357	5,282	0.01%
Bamboo US BidCo, LLC	1 Baxter Pkwy, Deerfield, IL 60015, United States	(4)(11)	SOFR + 5.25%	8.91%	11/20/2024	9/30/2030			12,792	12,745	12,408	0.03%
Bamboo US BidCo, LLC	1 Baxter Pkwy, Deerfield, IL 60015, United States	(4)(5)(7)(11)	SOFR + 5.25%	8.89%	9/29/2023	10/1/2029			2,264	2,162	2,264	0.01%

Investments(1)(19)	Address	Footnotes	Reference Rate and Spread(2)	Interest Rate(2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 6/30/2026	Par Amount/ Units(1)		Cost(3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/non-affiliated (continued)
Health Care Equipment & Supplies (continued)
Ergotron Acquisition, LLC	1181 Trapp Road St Paul, MN 55121, United States	(4)(10)	SOFR + 5.25%	8.90%	7/6/2022	7/6/2028			$61,661	$61,259	$61,045	0.14%
GCX Corporation Buyer, LLC	3875 Cypress Drive, Petaluma, CA 94954, United States	(4)(10)	SOFR + 5.50%	9.38%	9/13/2021	9/13/2027			188,595	187,835	184,823	0.43%
GCX Corporation Buyer, LLC	3875 Cypress Drive, Petaluma, CA 94954, United States	(4)(10)	SOFR + 5.50%	9.32%	9/13/2021	9/13/2027			47,767	47,595	46,812	0.11%
Natus Medical, Inc.	3150 Pleasant View Road, Middleton, WI 53562, United States	(9)	SOFR + 5.25%	9.13%	7/21/2022	7/20/2029			29,210	28,313	29,191	0.07%
Natus Medical, Inc.	3150 Pleasant View Road, Middleton, WI 53562, United States	(4)(5)(7)(9)	SOFR + 4.25%	8.03%	7/21/2022	7/21/2027			250	220	195	0.00%
WS Audiology USA II, LLC	23 Rue Aldringen, Luxembourg, L-1118, Luxembourg	(6)(8)	SOFR + 3.25%	6.92%	2/13/2026	2/28/2029			11,707	11,707	11,739	0.03%
Zeus, LLC	3740 Industrial Blvd, Orangeburg, South Carolina 29118, United States	(4)(10)	SOFR + 5.40%	9.13%	2/28/2024	2/28/2031			48,867	48,386	46,301	0.11%
Zeus, LLC	3740 Industrial Blvd, Orangeburg, South Carolina 29118, United States	(4)(5)(10)	SOFR + 5.40%	9.13%	2/28/2024	2/28/2031			4,517	4,483	4,280	0.01%
Zeus, LLC	3740 Industrial Blvd, Orangeburg, South Carolina 29118, United States	(4)(5)(7)(10)	SOFR + 5.40%	9.14%	2/28/2024	2/28/2030			1,142	1,079	782	0.00%
										558,129	548,287	1.28%
Health Care Providers & Services
123Dentist, Inc.	4321 Still Creek Dr suite 200, Burnaby, BC V5C 6S7, Canada	(4)(6)(10)	CA + 5.00%	7.28%	8/10/2022	8/9/2029		CAD	256,898	198,366	181,137	0.42%
123Dentist, Inc.	4321 Still Creek Dr suite 200, Burnaby, BC V5C 6S7, Canada	(4)(5)(6)(10)	CA + 5.00%	7.28%	8/9/2024	8/10/2029		CAD	34,507	25,020	24,331	0.06%
ADCS Clinics Intermediate Holdings, LLC	151 Southhall Lane Suite 300 Maitland FL 32751, United States	(4)(11)	SOFR + 6.50%	10.02%	5/7/2021	5/7/2027			10,246	10,217	8,709	0.02%

Investments(1)(19)	Address	Footnotes	Reference Rate and Spread(2)	Interest Rate(2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 6/30/2026	Par Amount/ Units(1)		Cost(3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/non-affiliated (continued)
Health Care Providers & Services (continued)
ADCS Clinics Intermediate Holdings, LLC	151 Southhall Lane Suite 300 Maitland FL 32751, United States	(4)(11)	SOFR + 6.50%	10.45%	5/7/2021	5/7/2027			$8,427	$8,406	$7,163	0.02%
ADCS Clinics Intermediate Holdings, LLC	151 Southhall Lane Suite 300 Maitland FL 32751, United States	(4)(5)(7)(11)	SOFR + 6.50%	10.45%	5/7/2021	8/7/2026			2,564	2,564	1,979	0.00%
ADCS Clinics Intermediate Holdings, LLC	151 Southhall Lane Suite 300 Maitland FL 32751, United States	(4)(5)(11)	SOFR + 6.50%	10.02%	4/14/2022	5/7/2027			246	246	209	0.00%
Amerivet Partners Management, Inc.	520 Madison Avenue, New York, NY 10022, United States	(4)(7)(10)	SOFR + 5.50%	9.35%	2/25/2022	2/25/2028			17,712	17,511	15,213	0.04%
Amerivet Partners Management, Inc.	520 Madison Avenue, New York, NY 10022, United States	(4)(5)(10)	SOFR + 5.50%	9.60%	2/22/2023	2/25/2028			2,966	2,944	2,714	0.01%
Aryeh Bidco Investment, Ltd.	181 Bay St, 2600, Toronto, Ontario M5J 2T3 Canada	(4)(6)(10)	CA + 5.00%	7.29%	1/14/2026	1/14/2033		CAD	42,679	30,452	29,792	0.07%
Aryeh Bidco Investment, Ltd.	181 Bay St, 2600, Toronto, Ontario M5J 2T3 Canada	(4)(5)(6)(7)(10)	CA + 5.00%	7.29%	1/14/2026	1/14/2033		CAD	1,135	787	744	0.00%
Aryeh Bidco Investment, Ltd.	181 Bay St, 2600, Toronto, Ontario M5J 2T3 Canada	(4)(5)(6)(7)(10)	CA + 5.00%	7.29%	1/14/2026	1/14/2033		CAD	681	463	440	0.00%
Biotouch Global Solutions, Inc.	5700 Old Brim Road Midland, Georgia 31820, United States	(4)(7)(11)	SOFR + 5.50%	9.17%	8/27/2025	8/27/2032			129,162	127,261	125,066	0.29%
Biotouch Global Solutions, Inc.	5700 Old Brim Road Midland, Georgia 31820, United States	(4)(5)(7)(11)	SOFR + 5.50%	9.16%	8/27/2025	8/27/2032			4,130	4,014	3,865	0.01%
Canadian Hospital Specialties, Ltd.	2060 Winston Park Drive, Suite 400, Oakville, Ontario L6H 5R7 Canada	(4)(6)(11)	CA + 4.50%	7.12%	4/15/2021	4/14/2028		CAD	14,455	11,501	10,192	0.02%
Canadian Hospital Specialties, Ltd.	2060 Winston Park Drive, Suite 400, Oakville, Ontario L6H 5R7 Canada	(4)(6)(7)(10)	CA + 4.50%	7.12%	4/15/2021	4/15/2027		CAD	2,700	1,727	1,904	0.00%
Caramel Bidco, Limited	Western House Broad Lane, Yate, Bristol, BS37 7LD, England	(4)(6)(8)	S + 6.00%	9.73%	2/11/2022	2/24/2029		GBP	60,000	79,326	67,450	0.16%
Caramel Bidco, Limited	Western House Broad Lane, Yate, Bristol, BS37 7LD, England	(4)(5)(6)(8)	S + 6.00%	9.73%	2/24/2022	2/24/2029		GBP	2,265	3,024	2,546	0.01%

Investments(1)(19)	Address	Footnotes	Reference Rate and Spread(2)	Interest Rate(2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 6/30/2026	Par Amount/ Units(1)		Cost(3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/non-affiliated (continued)
Health Care Providers & Services (continued)
Caramel Bidco, Limited	Western House Broad Lane, Yate, Bristol, BS37 7LD, England	(4)(6)(8)	E + 6.00%	8.49%	2/24/2022	2/24/2029		EUR	14,000	$15,608	$13,557	0.03%
Caramel Bidco, Limited	Western House Broad Lane, Yate, Bristol, BS37 7LD, England	(4)(6)(8)	SOFR + 6.00%	9.62%	2/24/2022	2/24/2029			$6,125	6,279	5,206	0.01%
CCBlue Bidco, Inc.	1148 Main St Saint Helena, CA 94574-2013, United States	(4)(5)(10)	SOFR + 6.50%	10.34% (incl. 4.00% PIK)	12/21/2021	12/21/2028			607,670	604,331	507,405	1.19%
CHG Healthcare Services, Inc.	7259 S. Bingham Junction Blvd., Midvale, UT 84047, United States	(9)	SOFR + 3.00%	6.66%	5/7/2026	9/29/2031			3,980	3,985	3,986	0.01%
CNT Holdings I Corp.	1209 Orange Street, Wilmington, Delaware 19801, United States	(10)	SOFR + 2.50%	6.16%	4/3/2025	11/8/2032			5,431	5,373	5,442	0.01%
Commander Buyer, Inc.	650 East 4500 South Salt Lake City, UT 84107, United States	(4)(7)(10)	SOFR + 4.50%	8.14%	6/26/2025	6/25/2032			160,624	158,686	160,109	0.37%
Compsych Investments Corp.	455 N. Cityfront Plaza Drive, 13th Floor, Chicago, Illinois 60611, United States	(4)(7)(10)	SOFR + 4.75%	8.41%	7/22/2024	7/22/2031			69,605	69,317	67,948	0.16%
CSC Mkg Topco, LLC	One World Trade Center 285 Fulton Street, 84th Floor New York, NY 10007, United States	(4)(10)	SOFR + 5.50%	9.24%	2/1/2022	2/1/2029			157,947	156,779	157,947	0.37%
CSC Mkg Topco, LLC	One World Trade Center 285 Fulton Street, 84th Floor New York, NY 10007, United States	(4)(10)	SOFR + 5.50%	9.23%	8/1/2022	2/1/2029			21,139	20,866	21,139	0.05%
DCA Investment Holding, LLC	6240 Lake Osprey Drive, Sarasota, FL 34240, United States	(4)(5)(10)	SOFR + 6.50%	10.16% (incl. 2.25% PIK)	6/2/2026	6/2/2031			18,588	18,588	18,588	0.04%
DCA Investment Holding, LLC	6240 Lake Osprey Drive, Sarasota, FL 34240, United States	(4)(5)(10)	SOFR + 5.00%	8.66%	6/2/2026	6/2/2031			3,204	3,013	3,204	0.01%
Ensemble RCM, LLC	11511 Reed Hartman Hwy Blue Ash, OH 45241, United States	(8)	SOFR + 3.00%	6.66%	2/9/2026	2/9/2033			4,000	3,981	3,989	0.01%

Investments(1)(19)	Address	Footnotes	Reference Rate and Spread(2)	Interest Rate(2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 6/30/2026	Par Amount/ Units(1)	Cost(3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/non-affiliated (continued)
Health Care Providers & Services (continued)
Global Medical Response, Inc.	4400 Hwy 121, Suite 700 Lewisville, TX 75056, United States	(8)	SOFR + 3.25%	6.89%	10/14/2025	10/1/2032		$3,640	$3,638	$3,654	0.01%
Heartland Dental, LLC	1200 Network Centre Dr, Effingham, IL 62401, United States	(8)	SOFR + 3.50%	7.14%	8/7/2025	8/25/2032		5,866	5,870	5,877	0.01%
Imagine 360, LLC	444 W. Lake St., Suite 1800, Chicago, Illinois 60606, United States	(4)(7)(10)	SOFR + 4.75%	8.48%	9/18/2024	10/2/2028		95,810	95,188	95,656	0.22%
Inception Fertility Ventures, LLC	4828 Loop Central Dr Suite 900, Houston, TX 77081, United States	(4)(7)(10)	SOFR + 5.50%	9.16%	4/29/2024	4/29/2030		284,114	283,514	281,187	0.66%
IVI America, LLC	140 Allen Road, Basking Ridge, NJ 07920, United States	(8)	SOFR + 3.25%	6.98%	6/4/2026	4/9/2031		203	203	203	0.00%
Jayhawk Buyer, LLC	8717 West 110th Street, Suite 300 Overland Park, KS 66210, United States	(4)(11)	SOFR + 5.25%	9.02%	5/26/2021	4/15/2028		223,779	222,650	217,625	0.51%
Kwol Acquisition, Inc.	600 Park Offices Drive, Suite 200, Research Triangle Park, Durham, NC 27709, United States	(4)(7)(10)	SOFR + 5.00%	8.73%	12/8/2023	12/6/2029		10,246	10,104	10,157	0.02%
Kwol Acquisition, Inc.	600 Park Offices Drive, Suite 200, Research Triangle Park, Durham, NC 27709, United States	(4)(5)(10)	SOFR + 5.00%	8.73%	2/17/2026	12/12/2029		3,577	3,553	3,551	0.01%
MB2 Dental Solutions, LLC	2403 Lacy Lane, Carrollton, TX 75006, United States	(4)(10)	SOFR + 5.50%	9.14%	2/13/2024	2/13/2031		36,986	36,740	36,986	0.09%
MB2 Dental Solutions, LLC	2403 Lacy Lane, Carrollton, TX 75006, United States	(4)(10)	SOFR + 5.50%	9.14%	2/13/2024	2/13/2031		7,801	7,801	7,801	0.02%
MB2 Dental Solutions, LLC	2403 Lacy Lane, Carrollton, TX 75006, United States	(4)(10)	SOFR + 5.50%	9.14%	2/13/2024	2/13/2031		5,471	5,441	5,471	0.01%
MB2 Dental Solutions, LLC	2403 Lacy Lane, Carrollton, TX 75006, United States	(4)(5)(7)(10)	SOFR + 5.50%	9.14%	2/13/2024	2/13/2031		336	321	336	0.00%

Investments(1)(19)	Address	Footnotes	Reference Rate and Spread(2)	Interest Rate(2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 6/30/2026	Par Amount/ Units(1)	Cost(3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/non-affiliated (continued)
Health Care Providers & Services (continued)
MED ParentCo, LP	1950 Old Gallows Road #520, Vienna, VA 22182, United States	(8)	SOFR + 3.00%	6.64%	2/3/2026	4/15/2031		$5,970	$5,975	$5,984	0.01%
Navigator Acquiror, Inc.	311 South Wacker Drive, 64th Floor, Chicago, IL 60606, United States	(4)(7)(9)	SOFR + 5.50%	9.24% (incl. 4.00% PIK)	7/16/2021	7/16/2030		547,921	546,732	416,183	0.97%
Onex TSG Intermediate Corp.	200 Corporate Boulevard, Lafayette LA 70508, United States	(6)(8)	SOFR + 3.25%	6.98%	2/9/2026	8/6/2032		4,489	4,469	4,521	0.01%
ONS MSO, LLC	5 High Ridge Park 2nd floor, Stamford, CT 06905, United States	(4)(11)	SOFR + 5.75%	9.41%	12/13/2023	7/8/2028		68,241	68,231	58,517	0.14%
ONS MSO, LLC	5 High Ridge Park 2nd floor, Stamford, CT 06905, United States	(4)(5)(7)(11)	SOFR + 6.25%	9.90%	12/13/2023	7/8/2028		6,247	6,201	5,302	0.01%
ONS MSO, LLC	5 High Ridge Park 2nd floor, Stamford, CT 06905, United States	(4)(11)	SOFR + 5.75%	9.41%	4/26/2024	7/8/2028		9,800	9,755	8,404	0.02%
Outcomes Group Holdings, Inc.	4890 W Kennedy Blvd, Suite 650 Tampa, FL 33609, United States	(8)	SOFR + 3.00%	6.64%	3/5/2026	5/6/2031		4,082	4,092	4,099	0.01%
Pacific Dental Services, Inc.	3521 Volunteer Blvd, Henderson, Nevada 89044, United States	(8)	SOFR + 2.25%	5.89%	4/3/2025	3/15/2031		4,888	4,854	4,895	0.01%
Plasma Buyer, LLC	300 North LaSalle Street, Suite 5600. Chicago, Illinois 60654, United States	(4)(10)(17)	SOFR + 5.75%	9.48% PIK	5/12/2022	5/12/2029		98,212	88,365	51,561	0.12%
Plasma Buyer, LLC	300 North LaSalle Street, Suite 5600. Chicago, Illinois 60654, United States	(4)(5)(10)(17)	SOFR + 5.75%	9.48% PIK	5/12/2022	5/12/2029		3,636	3,338	1,909	0.00%
Plasma Buyer, LLC	300 North LaSalle Street, Suite 5600. Chicago, Illinois 60654, United States	(4)(5)(7)(10)(17)	SOFR + 5.75%	9.48% PIK	5/12/2022	5/12/2028		15,863	14,281	8,297	0.02%
Plasma Buyer, LLC	300 North LaSalle Street, Suite 5600. Chicago, Illinois 60654, United States	(4)(5)(7)(10)(17)	SOFR + 6.25%	9.98% PIK	3/24/2026	3/31/2027		2,178	2,122	2,535	0.01%

Investments(1)(19)	Address	Footnotes	Reference Rate and Spread(2)	Interest Rate(2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 6/30/2026	Par Amount/ Units(1)		Cost(3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/non-affiliated (continued)
Health Care Providers & Services (continued)
PPV Intermediate Holdings, LLC	4927 NW Front Ave, Portland, OR 97210, United States	(4)(10)	SOFR + 5.75%	9.42%	8/31/2022	8/31/2029			$124,388	$123,313	$121,900	0.28%
PPV Intermediate Holdings, LLC	4927 NW Front Ave, Portland, OR 97210, United States	(4)(5)(7)(11)	SOFR + 5.25%	8.92%	9/6/2023	8/31/2029			12,557	12,430	11,859	0.03%
PPV Intermediate Holdings, LLC	4927 NW Front Ave, Portland, OR 97210, United States	(4)(5)(7)(10)	SOFR + 5.75%	9.42%	8/31/2022	8/31/2029			3,469	3,379	3,270	0.01%
PSKW Intermediate, LLC	The Crossings at Jefferson Park, 200 Jefferson Park, Whippany, NJ 07981, United States	(4)(11)	SOFR + 5.50%	9.24%	12/11/2024	3/9/2028			11,890	11,890	11,771	0.03%
Raven Acquisition Holdings, LLC	433 W. Ascension Way, Suite 200 Murray, Utah 84123, United States	(6)(7)(8)	SOFR + 3.00%	6.64%	4/10/2025	11/19/2031			2,765	2,703	2,730	0.01%
Smile Doctors, LLC	295 SE Inner Loop Ste 102 Georgetown, TX 78626-2141, United States	(4)(10)	SOFR + 5.90%	9.63%	6/9/2023	12/23/2028			510,219	506,472	494,913	1.16%
Smile Doctors, LLC	295 SE Inner Loop Ste 102 Georgetown, TX 78626-2141, United States	(4)(7)(10)	SOFR + 5.90%	9.63%	6/9/2023	12/23/2028			121,914	119,864	116,438	0.27%
Snoopy Bidco, Inc.	8039 Beach Blvd, Buena Park, CA, United States	(4)(10)	SOFR + 6.50%	10.42% (incl. 5.50% PIK)	6/1/2021	6/1/2028			747,694	744,474	702,832	1.64%
Southern Veterinary Partners, LLC	2204 Lakeshore Dr #325 Birmingham, AL 352099, United States	(8)	SOFR + 2.50%	6.16%	7/22/2025	12/4/2031			10,108	10,148	10,111	0.02%
SpecialtyCare, Inc.	111 Radio Circle, Mount Kisco NY 10549, United States	(4)(11)	SOFR + 4.75%	8.44%	8/26/2025	12/18/2029			69,158	68,494	68,293	0.16%
SpecialtyCare, Inc.	111 Radio Circle, Mount Kisco NY 10549, United States	(4)(5)(7)(11)	SOFR + 5.00%	8.66%	8/26/2025	12/18/2029			627	592	567	0.00%
Stepping Stones Healthcare Services, LLC	184 High St., Suite 701, Boston, MA 02110, United States	(4)(7)(10)	SOFR + 4.75%	8.48%	1/5/2026	1/5/2033			205,213	202,666	203,460	0.48%
The Fertility Partners, Inc.	21 St. Clair East, Suite 900, Toronto, ON M4T 1L9 Canada	(4)(6)(10)	CA + 5.75%	8.33%	3/16/2022	3/16/2028		CAD	133,444	104,209	91,738	0.21%

Investments(1)(19)	Address	Footnotes	Reference Rate and Spread(2)	Interest Rate(2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 6/30/2026	Par Amount/ Units(1)		Cost(3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/non-affiliated (continued)
Health Care Providers & Services (continued)
The Fertility Partners, Inc.	21 St. Clair East, Suite 900, Toronto, ON M4T 1L9 Canada	(4)(5)(6)(7)(10)	CA + 5.75%	8.33%	3/16/2022	9/16/2027		CAD	6,757	$5,057	$4,594	0.01%
The Fertility Partners, Inc.	21 St. Clair East, Suite 900, Toronto, ON M4T 1L9 Canada	(4)(6)(10)	SOFR + 5.75%	9.51%	3/16/2022	3/16/2028			$44,853	44,539	43,732	0.10%
UMP Holdings, LLC	5669 Peachtree Dunwoody Rd Suite 350, Atlanta, GA 30342, United States	(4)(10)	SOFR + 5.75%	9.43%	7/15/2022	7/15/2028			9,354	9,290	9,073	0.02%
UMP Holdings, LLC	5669 Peachtree Dunwoody Rd Suite 350, Atlanta, GA 30342, United States	(4)(5)(10)	SOFR + 5.75%	9.48%	7/15/2022	7/15/2028			12,811	12,777	12,427	0.03%
Unified Women’s Healthcare, LP	1501 Yamato Road Suite 200 W, Boca Raton, FL 33431, United States	(4)(9)	SOFR + 5.00%	8.73%	6/16/2022	6/18/2029			864,952	864,952	864,952	2.02%
Unified Women’s Healthcare, LP	1501 Yamato Road Suite 200 W, Boca Raton, FL 33431, United States	(4)(5)(9)	SOFR + 5.00%	8.73%	3/22/2024	6/18/2029			4,916	4,895	4,916	0.01%
Unified Women’s Healthcare, LP	1501 Yamato Road Suite 200 W, Boca Raton, FL 33431, United States	(4)(5)(7)(9)	SOFR + 5.00%	8.64%	3/22/2024	6/18/2029			3,955	3,895	3,955	0.01%
Unified Women’s Healthcare, LP	1501 Yamato Road Suite 200 W, Boca Raton, FL 33431, United States	(4)(7)(9)	SOFR + 5.00%	8.73%	9/22/2025	6/18/2029			49,265	49,003	49,265	0.12%
US Oral Surgery Management Holdco, LLC	201 E. John Carpenter Freeway Suite 660 Irving, TX 75062, United States	(4)(10)	SOFR + 5.25%	9.02%	11/18/2021	11/20/2028			153,992	153,282	153,992	0.36%
US Oral Surgery Management Holdco, LLC	201 E. John Carpenter Freeway Suite 660 Irving, TX 75062, United States	(4)(7)(10)	SOFR + 5.25%	9.63%	11/18/2021	11/20/2028			64,821	64,492	64,821	0.15%
US Oral Surgery Management Holdco, LLC	201 E. John Carpenter Freeway Suite 660 Irving, TX 75062, United States	(4)(5)(10)	SOFR + 5.25%	9.02%	8/16/2023	11/20/2028			6,191	6,142	6,191	0.01%
US Oral Surgery Management Holdco, LLC	201 E. John Carpenter Freeway Suite 660 Irving, TX 75062, United States	(4)(5)(10)	SOFR + 5.25%	9.08%	12/5/2022	11/20/2028			107	107	107	0.00%

Investments(1)(19)	Address	Footnotes	Reference Rate and Spread(2)	Interest Rate(2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 6/30/2026	Par Amount/ Units(1)		Cost(3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/non-affiliated (continued)
Health Care Providers & Services (continued)
US Oral Surgery Management Holdco, LLC	201 E. John Carpenter Freeway Suite 660 Irving, TX 75062, United States	(4)(5)(7)(10)	SOFR + 5.25%	9.08%	8/16/2023	11/20/2028			$27,368	$27,109	$27,368	0.06%
Veonet Lense, GmbH	Balanstraße 73, Haus 8 81541 München, Germany	(6)(8)	S + 4.75%	8.48%	2/26/2025	3/14/2029		GBP	253,448	322,841	313,215	0.73%
WHCG Purchaser III, Inc.	251 Little Falls Drive, Wilmington, DE 19808, United States	(4)(5)(7)(10)	SOFR + 6.50%	10.23% (incl. 5.12% PIK)	8/2/2024	6/29/2029			49,740	49,740	49,740	0.12%
WHCG Purchaser III, Inc.	251 Little Falls Drive, Wilmington, DE 19808, United States	(4)(5)(10)(17)	10.00%	10.00% PIK	8/2/2024	6/30/2030			43,157	14,654	27,621	0.06%
										6,567,482	6,168,536	14.39%
Health Care Technology
Accuity Delivery Systems, LLC	10000 Midlantic Drive, Suite 400W Mount Laurel, NJ 08054, United States	(4)(7)(9)	SOFR + 4.75%	8.42%	5/29/2025	5/29/2031			166,517	165,952	166,370	0.39%
athenahealth Group, Inc.	Arsenal Street, Watertown, MA 02472, United States	(9)	SOFR + 2.75%	6.39%	2/15/2022	2/15/2029			5,586	5,576	5,581	0.01%
athenahealth Group, Inc.	Arsenal Street, Watertown, MA 02472, United States	(9)	SOFR + 3.25%	6.89%	5/27/2026	2/16/2032			12,318	12,271	12,205	0.03%
Brilliance Technologies, Inc.	4300 Alpha Rd., Suite 200 Dallas, TX 75244, United States	(4)(7)(9)	SOFR + 5.00%	8.64% (incl. 2.50% PIK)	3/11/2025	3/11/2032			89,183	88,609	87,762	0.21%
Brilliance Technologies, Inc.	4300 Alpha Rd., Suite 200 Dallas, TX 75244, United States	(4)(5)(9)	SOFR + 5.00%	8.64% (incl. 2.50% PIK)	3/11/2025	3/11/2032			142,692	142,118	141,265	0.33%
Brilliance Technologies, Inc.	4300 Alpha Rd., Suite 200 Dallas, TX 75244, United States	(4)(9)	SOFR + 5.00%	8.64% (incl. 2.50% PIK)	5/16/2025	3/11/2032			196,027	195,218	194,067	0.45%
Brilliance Technologies, Inc.	4300 Alpha Rd., Suite 200 Dallas, TX 75244, United States	(4)(5)(7)(9)	SOFR + 5.00%	8.14% (incl. 2.50% PIK)	5/16/2025	3/11/2032			33,171	32,873	32,078	0.07%
Caerus US 1, Inc.	One Pennsylvania Plaza, Suite 2505, New York, NY 10119, United States	(4)(6)(10)	SOFR + 5.00%	8.73%	5/25/2022	5/25/2029			435,564	431,955	422,497	0.99%

Investments(1)(19)	Address	Footnotes	Reference Rate and Spread(2)	Interest Rate(2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 6/30/2026	Par Amount/ Units(1)	Cost(3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/non-affiliated (continued)
Health Care Technology (continued)
Caerus US 1, Inc.	One Pennsylvania Plaza, Suite 2505, New York, NY 10119, United States	(4)(5)(6)(7)(10)	SOFR + 5.00%	8.65%	5/25/2022	5/25/2029		$48,699	$48,276	$46,666	0.11%
Caerus US 1, Inc.	One Pennsylvania Plaza, Suite 2505, New York, NY 10119, United States	(4)(6)(10)	SOFR + 5.00%	8.73%	10/28/2022	5/25/2029		35,571	35,410	34,503	0.08%
Caerus US 1, Inc.	One Pennsylvania Plaza, Suite 2505, New York, NY 10119, United States	(4)(6)(10)	SOFR + 5.00%	8.73%	10/28/2022	5/25/2029		243,035	242,300	235,744	0.55%
Caerus US 1, Inc.	One Pennsylvania Plaza, Suite 2505, New York, NY 10119, United States	(4)(6)(10)	SOFR + 5.00%	8.73%	3/27/2024	5/25/2029		68,768	68,768	66,705	0.16%
Color Intermediate, LLC	3055 Lebanon Pike Suite 1000 Nashville, TN 37214, United States	(4)(10)	SOFR + 4.75%	8.58%	7/2/2024	10/4/2029		359,653	355,490	356,056	0.83%
Continental Buyer, Inc.	1 Eden Parkway, La Grange, KY 40031, United States	(4)(7)(10)	SOFR + 4.75%	8.39%	2/14/2025	4/2/2031		58,017	57,458	57,966	0.14%
Continental Buyer, Inc.	1 Eden Parkway, La Grange, KY 40031, United States	(4)(10)	SOFR + 4.75%	8.39%	10/21/2025	4/2/2031		34,476	34,325	34,476	0.08%
Continental Buyer, Inc.	1 Eden Parkway, La Grange, KY 40031, United States	(4)(5)(7)(10)	SOFR + 4.75%	8.39%	10/21/2025	4/2/2031		1,970	1,956	1,970	0.00%
Cotiviti, Inc.	10701 S. River Front Pkwy, Unit 200, South Jordan, UT 84095, United States	(8)	SOFR + 2.75%	6.37%	5/1/2024	5/1/2031		1,936	1,929	1,776	0.00%
Cronos Crimson Holdings, Inc.	1050 Winter Street, Suite 2700 Waltham, MA 02451, United States	(4)(10)	SOFR + 6.09%	9.91%	3/1/2021	3/1/2028		71,173	70,665	70,462	0.16%
Cronos Crimson Holdings, Inc.	1050 Winter Street, Suite 2700 Waltham, MA 02451, United States	(4)(10)	SOFR + 6.09%	9.91%	3/1/2021	3/1/2028		14,758	14,697	14,610	0.03%
CT Technologies Intermediate Holdings, Inc.	2222 W. Dunlap Avenue, Suite 250, Phoenix, AZ 85021, United States	(4)(7)(10)	SOFR + 5.00%	8.64%	8/30/2024	9/2/2031		160,893	159,451	160,549	0.38%

Investments(1)(19)	Address	Footnotes	Reference Rate and Spread(2)	Interest Rate(2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 6/30/2026	Par Amount/ Units(1)	Cost(3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/non-affiliated (continued)
Health Care Technology (continued)
CT Technologies Intermediate Holdings, Inc.	2222 W. Dunlap Avenue, Suite 250, Phoenix, AZ 85021, United States	(4)(10)	SOFR + 4.75%	8.39%	8/5/2025	9/2/2031		$159,920	$158,559	$158,321	0.37%
CT Technologies Intermediate Holdings, Inc.	2222 W. Dunlap Avenue, Suite 250, Phoenix, AZ 85021, United States	(4)(10)	SOFR + 4.75%	8.39%	7/10/2025	9/2/2031		68,506	67,930	67,821	0.16%
CT Technologies Intermediate Holdings, Inc.	2222 W. Dunlap Avenue, Suite 250, Phoenix, AZ 85021, United States	(4)(5)(7)(10)	SOFR + 4.75%	8.39%	7/10/2025	9/2/2031		30,167	29,871	29,764	0.07%
GI Ranger Intermediate, LLC	188 The Embarcadero Suite 700 San Francisco, CA 94105, United States	(4)(7)(10)	SOFR + 6.00%	9.88%	10/29/2021	10/30/2028		107,532	106,893	96,889	0.23%
Healthcomp Holding Company, LLC	621 Santa Fe Ave. Fresno, CA 93721, United States	(4)(10)	SOFR + 5.75%	9.42%	11/8/2023	11/8/2029		187,521	186,535	171,582	0.40%
Imprivata, Inc.	150 North Riverside Plaza, Suite 2800, Chicago, IL 60606, United States	(9)	SOFR + 3.00%	6.73%	6/20/2025	12/1/2027		1,977	1,977	1,980	0.00%
Kona Buyer, LLC	201 West Saint John Street, Spartanburg, SC 29306, United States	(4)(7)(10)	SOFR + 4.50%	8.17%	7/23/2024	7/23/2031		212,401	210,676	210,885	0.49%
Kona Buyer, LLC	201 West Saint John Street, Spartanburg, SC 29306, United States	(4)(5)(10)	SOFR + 4.50%	8.16%	7/23/2024	7/23/2031		53,454	53,231	53,186	0.12%
Kona Buyer, LLC	201 West Saint John Street, Spartanburg, SC 29306, United States	(4)(10)	SOFR + 4.50%	8.16%	7/23/2024	7/23/2031		60,022	59,772	59,722	0.14%
Kona Buyer, LLC	201 West Saint John Street, Spartanburg, SC 29306, United States	(4)(5)(10)	SOFR + 4.50%	8.17%	7/23/2024	7/23/2031		15,971	16,172	15,892	0.04%
Kona Buyer, LLC	201 West Saint John Street, Spartanburg, SC 29306, United States	(4)(5)(7)(10)	SOFR + 4.50%	8.16%	7/23/2024	7/23/2031		3,691	3,285	3,519	0.01%
Magic Bidco, Inc.	5th Floor 25 Farringdon Street London EC4A 4AB, United Kingdom	(4)(5)(10)	SOFR + 5.75%	9.37%	7/1/2024	7/1/2030		8,299	8,161	7,677	0.02%

Investments(1)(19)	Address	Footnotes	Reference Rate and Spread(2)	Interest Rate(2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 6/30/2026	Par Amount/ Units(1)	Cost(3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/non-affiliated (continued)
Health Care Technology (continued)
Magic Bidco, Inc.	5th Floor 25 Farringdon Street London EC4A 4AB, United Kingdom	(4)(10)	SOFR + 5.75%	9.42%	7/1/2024	7/1/2030		$57,095	$56,255	$52,813	0.12%
Magic Bidco, Inc.	5th Floor 25 Farringdon Street London EC4A 4AB, United Kingdom	(4)(5)(10)	SOFR + 5.75%	9.42%	7/1/2024	7/1/2030		2,795	2,795	2,585	0.01%
MEDX AMCP Holdings, LLC	9 Entin Road, 3rd Floor, Parsippany, NJ 07054, United States	(4)(5)(7)(10)	SOFR + 4.50%	8.14%	7/21/2025	7/21/2032		22,377	22,109	22,021	0.05%
Modernizing Medicine, Inc.	4700 Exchange Ct, Ste 225, Boca Raton, FL 33431, United States	(4)(5)(7)(10)	SOFR + 4.75%	8.48% (incl. 2.25% PIK)	4/30/2025	4/30/2032		46,182	45,773	46,140	0.11%
Neptune Holdings, Inc.	4221 W Boy Scout Blvd, Suite 350, Tampa, FL 33607, United States	(4)(7)(10)	SOFR + 4.50%	8.23%	12/12/2024	8/31/2030		14,625	14,381	14,429	0.03%
Netsmart Technologies, Inc.	11100 Nall Avenue, Overland Park KS 66211, United States	(4)(7)(10)	SOFR + 5.20%	8.82% (incl. 2.70% PIK)	8/23/2024	8/25/2031		139,520	138,280	136,520	0.32%
Octane Purchaser, Inc.	395 9th Avenue, 57th Floor, Suite 5710, New York, NY 10001, United States	(4)(7)(9)	SOFR + 4.60%	8.24%	5/19/2025	5/19/2032		167,453	166,601	164,346	0.38%
Octane Purchaser, Inc.	395 9th Avenue, 57th Floor, Suite 5710, New York, NY 10001, United States	(4)(5)(9)	SOFR + 4.60%	8.24%	5/19/2025	5/19/2032		88,133	87,753	86,591	0.20%
Project Ruby Ultimate Parent Corp.	11711 West 79th Street Lenexa, Kansas 62214, United States	(8)	SOFR + 2.75%	6.51%	7/18/2025	3/10/2028		8,997	8,997	8,996	0.02%
QF Holdings, Inc.	315 Deaderick St, Suite 2300 Nashville, TN 37238, United States	(4)(7)(9)	SOFR + 4.50%	8.23%	12/29/2025	12/15/2032		116,279	115,682	115,635	0.27%
QF Holdings, Inc.	315 Deaderick St, Suite 2300 Nashville, TN 37238, United States	(4)(5)(7)(9)	SOFR + 4.50%	8.24%	12/29/2025	12/15/2032		1,088	1,018	1,012	0.00%
Rocky MRA Acquisition Corp.	541 Buttermilk Pike, Suite 401, Crescent Springs, KY 41017, United States	(4)(9)	SOFR + 5.00%	8.77%	4/1/2022	4/2/2029		164,852	163,979	164,852	0.39%
Signant Finance One, Ltd.	1 London Street, Reading Berkshire RG1 4PN, United Kingdom	(4)(7)(10)	SOFR + 5.00%	8.73%	10/16/2025	10/16/2031		412,709	408,844	410,391	0.96%

Investments(1)(19)	Address	Footnotes	Reference Rate and Spread(2)	Interest Rate(2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 6/30/2026	Par Amount/ Units(1)	Cost(3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/non-affiliated (continued)
Health Care Technology (continued)
Signant Finance One, Ltd.	1 London Street, Reading Berkshire RG1 4PN, United Kingdom	(4)(5)(7)(10)	SOFR + 5.00%	8.74%	10/16/2025	10/16/2031		$11,746	$11,395	$11,548	0.03%
Vizient, Inc.	290 E. John Carpenter Freeway, Irving, TX 75062, United States	(9)	SOFR + 1.75%	5.39%	8/1/2024	8/1/2031		3,384	3,403	3,391	0.01%
Waystar Technologies, Inc.	2055 Sugarloaf Circle Suite 600 Duluth GA 30097, United States	(8)	SOFR + 2.00%	5.64%	8/6/2025	10/22/2029		6,305	6,305	6,297	0.01%
									4,321,929	4,268,113	9.96%
Hotels, Restaurants & Leisure
Alterra Mountain, Co.	3501 Wazee Street, Suite 400, Denver, CO 80216, United States	(8)	SOFR + 2.50%	6.14%	7/23/2025	8/17/2028		7,258	7,258	7,278	0.02%
Bulldog Purchaser, Inc.	1620 Montgomery Street, Suite 250 San Francisco, CA 94111, United States	(9)	SOFR + 3.25%	6.91%	2/5/2026	2/4/2033		3,491	3,500	3,500	0.01%
Caesars Entertainment, Inc.	3570 Las Vegas Blvd S, Las Vegas, NV 89109, United States	(6)(9)	SOFR + 2.25%	5.89%	2/6/2023	2/6/2030		5,858	5,870	5,684	0.01%
Caesars Entertainment, Inc.	3570 Las Vegas Blvd S, Las Vegas, NV 89109, United States	(6)(9)	SOFR + 2.25%	5.89%	6/16/2025	2/6/2031		3,681	3,678	3,551	0.01%
FanDuel Group Financing, LLC	One Madison Avenue, New York, NY 10010, United States	(6)(9)	SOFR + 1.75%	5.48%	4/3/2025	11/30/2030		5,211	5,148	5,173	0.01%
Fertitta Entertainment, LLC	1510 W. Loop South, Houston, Texas 77027, United States	(9)	SOFR + 3.25%	6.89%	1/27/2022	1/27/2029		14,961	14,897	14,963	0.03%
Flynn Restaurant Group, LP	225 Bush Street, Suite 1800, San Francisco, CA 94104, United States	(8)	SOFR + 3.75%	7.39%	4/3/2025	1/28/2032		7,429	7,356	7,366	0.02%
IRB Holding Corp.	Three Glenlake Parkway Northeast Atlanta GA 30328, United States	(9)	SOFR + 2.50%	6.14%	11/17/2025	12/16/2030		12,030	12,030	12,047	0.03%
Life Time, Inc.	2902 Corporate Place Chanhassen, MN 55317, United States	(8)	SOFR + 2.00%	5.61%	8/14/2025	11/5/2031		2,325	2,331	2,330	0.01%

Investments(1)(19)	Address	Footnotes	Reference Rate and Spread(2)	Interest Rate(2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 6/30/2026	Par Amount/ Units(1)	Cost(3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/non-affiliated (continued)
Hotels, Restaurants & Leisure (continued)
Light & Wonder International, Inc.	6601 Bermuda Road, Las Vegas, NV 89119, United States	(6)(9)	SOFR + 2.00%	5.64%	1/22/2026	4/16/2029		$639	$642	$641	0.00%
Mic Glen, LLC	88 S State St, Hackensack, NJ 07601, United States	(9)	SOFR + 3.25%	6.89%	7/29/2025	7/21/2028		12,535	12,535	12,574	0.03%
New Red Finance, Inc.	5707 Blue Lagoon Dr, Miami, FL 33126, United States	(6)(8)	SOFR + 1.75%	5.39%	6/16/2024	9/20/2030		12,877	12,762	12,872	0.03%
Pioneer Opco, LLC	3355 Las Vegas Blvd S, Las Vegas, NV 89109, United States	(8)	SOFR + 3.25%	6.89%	5/14/2026	5/15/2033		1,254	1,248	1,260	0.00%
Raising Cane’s Restaurants, LLC	6800 Bishop Road, Plano, TX 75024, United States	(8)	SOFR + 2.00%	5.62%	6/5/2026	6/6/2033		6,030	6,008	6,004	0.01%
Scientific Games Holdings, LP	1500 Bluegrass Lakes Parkway, Alpharetta, GA 30004, United States	(9)	SOFR + 3.00%	6.67%	6/11/2024	4/4/2029		19,432	19,456	19,190	0.04%
Tacala Investment Corp.	3750 Corporate Woods Drive, Vestavia Hills, AL 35242, United States	(10)	SOFR + 3.00%	6.64%	9/16/2025	1/31/2031		2,933	2,940	2,939	0.01%
Voyager Parent, LLC	9 West 57th Street, 41st Floor New York, NY 10019, United States	(6)(8)	SOFR + 4.25%	7.98%	7/18/2025	7/1/2032		3,970	3,834	3,977	0.01%
Whatabrands, LLC	300 Concord Plz, San Antonio, Texas 78216, United States	(9)	SOFR + 2.50%	6.14%	12/11/2024	8/3/2028		12,122	12,087	12,120	0.03%
									133,580	133,469	0.31%
Household Durables
AI Aqua Merger Sub, Inc.	9399 West Higgins Road, Rosemont, IL 60018, United States	(9)	SOFR + 2.50%	6.12%	2/4/2026	7/31/2028		21,989	21,989	21,994	0.05%
Madison Safety & Flow, LLC	444 West Lake, STE 4400 Chicago, Illinois 60606, United States	(8)	P + 1.50%	8.25%	9/25/2025	9/26/2031		5,371	5,371	5,385	0.01%
									27,360	27,379	0.06%
Independent Power and Renewable Electricity Producers
Cogentrix Finance Holdco I, LLC	13860 Ballantyne Corporate Place, 3rd Floor, Charlotte, NC 28277, United States	(8)	SOFR + 2.25%	5.89%	8/7/2025	2/26/2032		1,903	1,908	1,903	0.00%

Investments(1)(19)	Address	Footnotes	Reference Rate and Spread(2)	Interest Rate(2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 6/30/2026	Par Amount/ Units(1)		Cost(3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/non-affiliated (continued)
Industrial Conglomerates
CEP V Investment 11 S.à r.l.	2 Avenue Charles De Gaulle, Luxembourg	(4)(6)(7)(8)	SA + 6.52%	7.20%	5/6/2022	2/11/2028		CHF	47,449	$48,151	$55,739	0.13%
CEP V Investment 11 S.à r.l.	2 Avenue Charles De Gaulle, Luxembourg	(4)(6)(10)	E + 6.45%	8.59%	3/31/2023	2/23/2028		EUR	66,051	64,474	72,008	0.17%
Engineered Machinery Holdings, Inc.	3500 Lacey Road, Suite 290, Downers Grove, Illinois, IL 60515, United States	(8)	SOFR + 3.25%	6.98%	11/26/2025	11/26/2032			$7,677	7,676	7,726	0.02%
Excelitas Technologies Corp.	200 West Street, Waltham MA 02451, United States	(4)(8)	E + 5.25%	7.43%	8/12/2022	8/13/2029		EUR	24,437	24,879	27,712	0.06%
Excelitas Technologies Corp.	200 West Street, Waltham MA 02451, United States	(4)(7)(10)	SOFR + 5.25%	8.89%	8/12/2022	8/13/2029			33,241	32,868	32,881	0.08%
										178,048	196,066	0.46%
Insurance
Alera Group, Inc.	3 Parkway North, Suite 500, Deerfield, IL 60015, United States	(9)	SOFR + 2.75%	6.39%	1/23/2026	5/30/2032			11,168	11,121	10,641	0.02%
Alliant Holdings Intermediate, LLC	1301 Dove Street, Suite 200, Newport Beach, CA 92660, United States	(8)	SOFR + 2.50%	6.14%	7/31/2025	9/19/2031			6,068	6,023	5,994	0.01%
Amerilife Holdings, LLC	2650 McCormick Dr, Clearwater, FL 33759, United States	(4)(10)	SOFR + 5.00%	8.66%	6/17/2024	8/31/2029			683,634	678,545	681,925	1.59%
Amerilife Holdings, LLC	2650 McCormick Dr, Clearwater, FL 33759, United States	(4)(5)(7)(10)	SOFR + 5.00%	8.66%	6/17/2024	8/31/2028			17,905	17,234	16,687	0.04%
Amerilife Holdings, LLC	2650 McCormick Dr, Clearwater, FL 33759, United States	(4)(5)(7)(10)	SOFR + 5.00%	8.66%	6/17/2024	8/31/2029			7,382	7,357	7,278	0.02%
AmWINS Group, Inc.	4725 Piedmont Row Drive, Suite 600, Charlotte, NC 28210, United States	(10)	SOFR + 2.00%	5.73%	1/14/2026	1/30/2032			2,965	2,940	2,907	0.01%
Baldwin Insurance Group Holdings, LLC	4010 W. Boy Scout Blvd., Suite 200, Tampa, Florida 33607, United States	(6)(8)	SOFR + 2.50%	6.13%	9/12/2025	5/26/2031			11,751	11,745	11,531	0.03%

Investments(1)(19)	Address	Footnotes	Reference Rate and Spread(2)	Interest Rate(2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 6/30/2026	Par Amount/ Units(1)	Cost(3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/non-affiliated (continued)
Insurance (continued)
Beacon Dc, Ltd.	Exchequer Court, 33 St. Mary Axe, London, EC3A 8AA, England	(4)(6)(10)	SOFR + 4.75%	8.48%	12/4/2025	12/4/2032		$5,000	$4,931	$4,925	0.01%
Beacon Dc, Ltd.	Exchequer Court, 33 St. Mary Axe, London, EC3A 8AA, England	(4)(5)(6)(7)(10)	SOFR + 4.75%	8.48%	12/4/2025	12/4/2032		105	97	93	0.00%
Beacon Dc, Ltd.	Exchequer Court, 33 St. Mary Axe, London, EC3A 8AA, England	(4)(5)(6)(10)	SOFR + 4.75%	8.48%	12/4/2025	12/4/2032		998	984	983	0.00%
BroadStreet Partners, Inc.	580 North Fourth Street, Suite 560, Columbus, Ohio 43215, United States	(8)	SOFR + 2.50%	6.14%	6/14/2024	6/13/2031		23,988	23,924	23,217	0.05%
CRC Insurance Group, LLC	214 N Tryon Street, Charlotte, NC 28202, United States	(8)	SOFR + 2.75%	6.48%	12/6/2024	5/6/2031		15,385	15,373	15,058	0.04%
Foundation Risk Partners Corp.	1540 Cornerstone Blvd #230, Daytona Beach, FL 32117, United States	(4)(10)	SOFR + 4.75%	8.48%	10/29/2021	10/29/2030		31,585	31,373	31,585	0.07%
Foundation Risk Partners Corp.	1540 Cornerstone Blvd #230, Daytona Beach, FL 32117, United States	(4)(5)(10)	SOFR + 4.75%	8.48%	11/17/2023	10/29/2030		26,545	26,307	26,545	0.06%
Foundation Risk Partners Corp.	1540 Cornerstone Blvd #230, Daytona Beach, FL 32117, United States	(4)(10)	SOFR + 4.75%	8.48%	4/14/2022	10/29/2030		33,997	33,749	33,997	0.08%
Foundation Risk Partners Corp.	1540 Cornerstone Blvd #230, Daytona Beach, FL 32117, United States	(4)(5)(7)(10)	SOFR + 4.75%	8.48%	10/21/2024	10/29/2030		35,975	35,771	35,975	0.08%
Foundation Risk Partners Corp.	1540 Cornerstone Blvd #230, Daytona Beach, FL 32117, United States	(4)(10)	SOFR + 4.75%	8.48%	9/24/2025	10/29/2030		6,745	6,745	6,745	0.02%
Foundation Risk Partners Corp.	1540 Cornerstone Blvd #230, Daytona Beach, FL 32117, United States	(4)(5)(10)	SOFR + 4.75%	8.48%	9/24/2025	10/29/2030		3,153	3,153	3,153	0.01%
Foundation Risk Partners Corp.	1540 Cornerstone Blvd #230, Daytona Beach, FL 32117, United States	(4)(5)(7)(10)	SOFR + 4.75%	8.48%	10/29/2021	10/29/2029		5,592	5,492	5,592	0.01%

Investments(1)(19)	Address	Footnotes	Reference Rate and Spread(2)	Interest Rate(2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 6/30/2026	Par Amount/ Units(1)		Cost(3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/non-affiliated (continued)
Insurance (continued)
Galway Borrower, LLC	1 California Street, Suite 400, San Francisco, CA 94111, United States	(4)(10)	SOFR + 4.50%	8.23%	9/30/2021	9/29/2028			$237,860	$236,687	$237,265	0.55%
Galway Borrower, LLC	1 California Street, Suite 400, San Francisco, CA 94111, United States	(4)(5)(10)	SOFR + 4.50%	8.23%	9/30/2021	9/29/2028			755	753	753	0.00%
Galway Borrower, LLC	1 California Street, Suite 400, San Francisco, CA 94111, United States	(4)(5)(7)(10)	SOFR + 4.50%	8.24%	4/28/2023	9/29/2028			6,463	6,310	6,316	0.01%
Gimlet Bidco, GmbH	Fischertwiete 1, Chilehaus B 20095 Hamburg, Germany	(4)(6)(8)	E + 5.00%	7.15%	4/15/2024	4/23/2031		EUR	110,003	115,214	125,690	0.29%
Gimlet Bidco, GmbH	Fischertwiete 1, Chilehaus B 20095 Hamburg, Germany	(4)(6)(8)	E + 5.00%	7.15%	4/15/2024	4/23/2031		EUR	44,816	46,958	51,207	0.12%
Higginbotham Insurance Agency, Inc.	500 W 13th St, Fort Worth, Texas 76102, United States	(4)(6)(11)	SOFR + 4.50%	8.14%	12/11/2025	6/11/2031			98,085	98,031	98,085	0.23%
Higginbotham Insurance Agency, Inc.	500 W 13th St, Fort Worth, Texas 76102, United States	(4)(5)(6)(7)(11)	SOFR + 4.50%	8.14%	12/11/2025	6/11/2031			14,433	14,306	14,433	0.03%
High Street Buyer, Inc.	600 Unicorn Park Drive, Suite 208, Woburn, MA 01801, United States	(4)(10)	SOFR + 4.25%	7.98%	4/16/2021	4/14/2028			18,891	18,828	18,891	0.04%
High Street Buyer, Inc.	600 Unicorn Park Drive, Suite 208, Woburn, MA 01801, United States	(4)(5)(7)(10)	SOFR + 4.25%	7.98%	4/16/2021	4/14/2028			81,048	80,557	80,964	0.19%
High Street Buyer, Inc.	600 Unicorn Park Drive, Suite 208, Woburn, MA 01801, United States	(4)(5)(11)	SOFR + 4.25%	7.98%	1/2/2025	4/14/2028			43,658	43,276	43,658	0.10%
High Street Buyer, Inc.	600 Unicorn Park Drive, Suite 208, Woburn, MA 01801, United States	(4)(10)	SOFR + 4.25%	7.98%	4/16/2021	4/14/2028			75,873	75,476	75,873	0.18%
High Street Buyer, Inc.	600 Unicorn Park Drive, Suite 208, Woburn, MA 01801, United States	(4)(5)(7)(10)	SOFR + 4.25%	7.98%	7/18/2025	4/14/2028			9,232	9,059	9,232	0.02%
HUB International, Ltd.	300 N. LaSalle Street, 17th Floor Chicago, IL 60654, United States	(8)	SOFR + 2.25%	5.92%	4/4/2025	6/20/2030			844	830	844	0.00%

Investments(1)(19)	Address	Footnotes	Reference Rate and Spread(2)	Interest Rate(2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 6/30/2026	Par Amount/ Units(1)		Cost(3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/non-affiliated (continued)
Insurance (continued)
Hyperion Refinance S.à r.l.	One Creechurch Lane, London, EC3A 5AF, United Kingdom	(6)(9)	SOFR + 2.75%	6.39%	8/4/2025	2/15/2031			$14,783	$14,662	$13,918	0.03%
Integrity Marketing Acquisition, LLC	2300 Highland Village Suite 300 Highland Village, TX 75077, United States	(4)(7)(10)	SOFR + 5.00%	8.67%	8/27/2024	8/25/2028			264,926	263,829	264,454	0.62%
Knight Acquireco, LLC	1855 West State Road 434, Longwood, FL 32750, United States	(4)(7)(9)	SOFR + 4.50%	8.15%	11/7/2025	11/7/2032			70,463	70,090	70,405	0.16%
Koala Investment Holdings, Inc.	1215 Manor Drive, Suite 208, Mechanicsburg, PA 17055, United States	(4)(7)(10)	SOFR + 4.25%	7.99%	8/29/2025	8/29/2032			88,402	87,549	86,991	0.20%
Koala Investment Holdings, Inc.	1215 Manor Drive, Suite 208, Mechanicsburg, PA 17055, United States	(4)(5)(7)(10)	SOFR + 4.25%	7.98%	8/29/2025	8/29/2032			4,015	3,948	3,901	0.01%
Lockton, Inc.	444 W. 47th St., Suite 900, Kansas City, MO 64112, United States	(8)	SOFR + 2.00%	5.66%	5/7/2026	5/9/2033			647	643	646	0.00%
MRH Trowe Beteiligungsgesellschaft mbH	Walther-von-Cronberg-Platz 6 60594 Frankfurt am Main, Germany	(4)(6)(7)(8)	E + 5.00%	7.16%	5/15/2025	5/17/2032		EUR	417	462	464	0.00%
OneDigital Borrower, LLC	200 Galleria Pkwy SE, Suite 1950, Atlanta, GA 30339, United States	(9)	SOFR + 3.00%	6.64%	1/28/2025	7/2/2031			9,800	9,800	9,521	0.02%
Paisley Bidco, Ltd.	1 Minster Court, Mincing Lane, London, EC3R 7AA, United Kingdom	(4)(5)(6)(7)(8)	S + 5.50%	9.23% (incl. 2.00% PIK)	4/17/2024	5/7/2031		GBP	15,137	18,822	18,163	0.04%
Paisley Bidco, Ltd.	1 Minster Court, Mincing Lane, London, EC3R 7AA, United Kingdom	(4)(5)(6)(8)	E + 5.50%	7.65% (incl. 2.00% PIK)	4/17/2024	5/7/2031		EUR	8,027	8,562	8,301	0.02%
Paisley Bidco, Ltd.	1 Minster Court, Mincing Lane, London, EC3R 7AA, United Kingdom	(4)(5)(6)(8)	E + 5.50%	7.65% (incl. 2.00% PIK)	4/17/2024	5/7/2031		EUR	7,080	7,328	7,321	0.02%
Paisley Bidco, Ltd.	1 Minster Court, Mincing Lane, London, EC3R 7AA, United Kingdom	(4)(5)(6)(8)	E + 5.50%	7.65% (incl. 2.00% PIK)	7/31/2025	5/7/2031		EUR	6,866	7,859	7,099	0.02%

Investments(1)(19)	Address	Footnotes	Reference Rate and Spread(2)	Interest Rate(2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 6/30/2026	Par Amount/ Units(1)		Cost(3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/non-affiliated (continued)
Insurance (continued)
Patriot Growth Insurance Services, LLC	5704 Binbranch Ln McKinney, TX 75071-8475, United States	(4)(10)	SOFR + 5.00%	8.88%	10/14/2021	10/16/2028			$23,604	$23,494	$22,896	0.05%
Patriot Growth Insurance Services, LLC	5704 Binbranch Ln McKinney, TX 75071-8475, United States	(4)(5)(7)(10)	SOFR + 5.00%	8.73%	11/17/2023	10/16/2028			26,350	26,170	25,896	0.06%
Riser Merger Sub, Inc.	1648 South 51st Avenue Phoenix, AZ 85008, United States	(4)(10)	SOFR + 4.75%	8.48%	4/15/2025	10/31/2029			19,815	19,815	19,518	0.05%
Riser Merger Sub, Inc.	1648 South 51st Avenue Phoenix, AZ 85008, United States	(4)(10)	S + 4.75%	8.48%	4/15/2025	10/31/2029		GBP	33,311	43,646	43,523	0.10%
Riser Merger Sub, Inc.	1648 South 51st Avenue Phoenix, AZ 85008, United States	(4)(5)(7)(10)	SOFR + 4.75%	8.48%	4/15/2025	10/31/2029			6,820	6,457	6,339	0.01%
SG Acquisition, Inc.	2635 Century Parkway Northeast Suite 900 Atlanta GA 30345, United States	(4)(7)(10)	SOFR + 4.75%	8.43%	4/3/2024	4/3/2030			198,884	197,765	198,884	0.46%
Shelf Bidco, Ltd.	2 Church Street, Hamilton HM 11, Bermuda	(4)(6)(10)(18)	SOFR + 5.18%	8.66%	10/17/2024	10/17/2031			928,929	925,430	928,929	2.17%
Simplicity Financial Marketing Group Holdings, Inc.	86 Summit Ave, Suite 303, Summit, NJ 07901, United States	(4)(6)(7)(10)	SOFR + 5.00%	8.73%	12/31/2024	12/31/2031			55,961	55,359	55,781	0.13%
Sparta UK Bidco, Ltd.	One America Square, 17 Crosswall, London, EC3N 2LB, United Kingdom	(4)(6)(8)	S + 6.00%	9.73%	9/25/2024	9/25/2031		GBP	44,570	58,913	58,528	0.14%
Sparta UK Bidco, Ltd.	One America Square, 17 Crosswall, London, EC3N 2LB, United Kingdom	(4)(6)(8)	E + 5.25%	7.72%	9/25/2024	9/25/2031		EUR	1,177	1,317	1,332	0.00%
SQ ABS Issuer, LLC	6800 West 115th Street Suite 2511 Overland Park KS 66211, United States	(4)(5)(6)(8)	7.80%	7.80%	10/11/2024	10/20/2039			15,179	15,087	15,065	0.04%
Tennessee Bidco, Limited	33920 US Highway 19, North Suite 151, Palm, Stoke On Trent, ST4 9DN, United Kingdom	(4)(5)(6)(8)	E + 5.50%	7.62% (incl. 2.00% PIK)	7/1/2024	7/1/2031		EUR	4,654	5,752	5,252	0.01%

Investments(1)(19)	Address	Footnotes	Reference Rate and Spread(2)	Interest Rate(2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 6/30/2026	Par Amount/ Units(1)		Cost(3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/non-affiliated (continued)
Insurance (continued)
Tennessee Bidco, Limited	33920 US Highway 19, North Suite 151, Palm, Stoke On Trent, ST4 9DN, United Kingdom	(4)(6)(8)	S + 5.50%	9.22% (incl. 2.00% PIK)	7/1/2024	7/1/2031		GBP	153,814	$206,646	$201,476	0.47%
Tennessee Bidco, Limited	33920 US Highway 19, North Suite 151, Palm, Stoke On Trent, ST4 9DN, United Kingdom	(4)(5)(6)(8)	S + 5.50%	9.23% (incl. 2.00% PIK)	7/1/2024	7/1/2031		GBP	18,292	23,037	23,959	0.06%
Tennessee Bidco, Limited	33920 US Highway 19, North Suite 151, Palm, Stoke On Trent, ST4 9DN, United Kingdom	(4)(6)(8)	SOFR + 5.50%	9.08% (incl. 2.00% PIK)	7/1/2024	7/1/2031			$561,732	551,542	554,711	1.30%
Tennessee Bidco, Limited	33920 US Highway 19, North Suite 151, Palm, Stoke On Trent, ST4 9DN, United Kingdom	(4)(5)(6)(8)	SOFR + 5.50%	9.29% (incl. 2.00% PIK)	7/1/2024	7/1/2031			104,685	104,139	103,377	0.24%
Tennessee Bidco, Limited	33920 US Highway 19, North Suite 151, Palm, Stoke On Trent, ST4 9DN, United Kingdom	(4)(5)(6)(8)	E + 5.50%	8.11% (incl. 2.00% PIK)	7/1/2024	7/1/2031		EUR	49,864	57,319	56,263	0.13%
Tennessee Bidco, Limited	33920 US Highway 19, North Suite 151, Palm, Stoke On Trent, ST4 9DN, United Kingdom	(4)(5)(6)(7)(8)	S + 5.50%	9.23% (incl. 2.00% PIK)	5/9/2025	7/1/2031		GBP	1,951	3,224	1,707	0.00%
Tennessee Bidco, Limited	33920 US Highway 19, North Suite 151, Palm, Stoke On Trent, ST4 9DN, United Kingdom	(4)(5)(6)(8)	SOFR + 5.50%	9.11% (incl. 2.00% PIK)	5/9/2025	7/1/2031			34,464	34,307	34,033	0.08%
Tennessee Bidco, Limited	33920 US Highway 19, North Suite 151, Palm, Stoke On Trent, ST4 9DN, United Kingdom	(4)(5)(6)(8)	E + 5.50%	7.86% (incl. 2.00% PIK)	5/9/2025	7/1/2031		EUR	18,494	21,661	20,867	0.05%
THG Acquisition, LLC	6802 Paragon Place, Suite 200, Richmond, Virginia 23230, United States	(4)(10)	SOFR + 4.75%	8.39%	10/31/2024	10/31/2031			66,143	65,639	66,143	0.15%
THG Acquisition, LLC	6802 Paragon Place, Suite 200, Richmond, Virginia 23230, United States	(4)(5)(7)(10)	SOFR + 4.75%	8.39%	10/31/2024	10/31/2031			1,834	1,778	1,834	0.00%
THG Acquisition, LLC	6802 Paragon Place, Suite 200, Richmond, Virginia 23230, United States	(4)(5)(7)(10)	SOFR + 4.75%	8.39%	10/31/2024	10/31/2031			11,026	10,927	11,026	0.03%

Investments(1)(19)	Address	Footnotes	Reference Rate and Spread(2)	Interest Rate(2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 6/30/2026	Par Amount/ Units(1)	Cost(3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/non-affiliated (continued)
Insurance (continued)
USI, Inc.	100 Summit Lake Drive, Suite 400, Valhalla, NY 10595, United States	(8)	SOFR + 2.25%	5.98%	12/23/2024	11/21/2029		$6,760	$6,760	$6,746	0.02%
USI, Inc.	100 Summit Lake Drive, Suite 400, Valhalla, NY 10595, United States	(8)	SOFR + 2.25%	5.98%	12/23/2024	9/29/2030		7,379	7,303	7,359	0.02%
World Insurance Associates, LLC	100 Wood Ave South, 4th Floor, Iselin, NJ 08830, United States	(4)(7)(11)	SOFR + 5.00%	8.73%	2/14/2025	4/3/2030		111,571	110,496	111,495	0.26%
									4,746,686	4,762,165	11.08%
Interactive Media & Services
North Haven Ushc Acquisition, Inc.	1301 Virginia Drive, Suite 300, Fort Washington, PA 19038, United States	(4)(11)	SOFR + 5.25%	9.08%	8/28/2024	10/29/2027		12,305	12,228	11,444	0.03%
North Haven Ushc Acquisition, Inc.	1301 Virginia Drive, Suite 300, Fort Washington, PA 19038, United States	(4)(5)(11)	SOFR + 5.25%	9.08%	8/28/2024	10/29/2027		7,206	7,160	6,701	0.02%
North Haven Ushc Acquisition, Inc.	1301 Virginia Drive, Suite 300, Fort Washington, PA 19038, United States	(4)(5)(11)	SOFR + 5.25%	9.02%	8/28/2024	10/29/2027		3,095	3,075	2,878	0.01%
North Haven Ushc Acquisition, Inc.	1301 Virginia Drive, Suite 300, Fort Washington, PA 19038, United States	(4)(5)(7)(11)	SOFR + 5.25%	9.08%	8/28/2024	10/29/2027		6,252	6,122	4,139	0.01%
North Haven Ushc Acquisition, Inc.	1301 Virginia Drive, Suite 300, Fort Washington, PA 19038, United States	(4)(5)(11)	SOFR + 5.25%	9.08%	8/28/2024	10/29/2027		3,566	3,543	3,316	0.01%
North Haven Ushc Acquisition, Inc.	1301 Virginia Drive, Suite 300, Fort Washington, PA 19038, United States	(4)(11)	SOFR + 5.25%	9.02%	8/28/2024	10/29/2027		21,955	21,817	20,418	0.05%
North Haven Ushc Acquisition, Inc.	1301 Virginia Drive, Suite 300, Fort Washington, PA 19038, United States	(4)(5)(7)(11)	SOFR + 5.25%	9.08%	8/28/2024	10/29/2027		15,522	15,415	14,327	0.03%
Project Boost Purchaser, LLC	11660 Alpharetta Highway Suite 210 Roswell, GA 30076, United States	(8)	SOFR + 2.75%	6.48%	7/16/2024	7/16/2031		23,869	23,806	23,286	0.05%

Investments(1)(19)	Address	Footnotes	Reference Rate and Spread(2)	Interest Rate(2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 6/30/2026	Par Amount/ Units(1)		Cost(3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/non-affiliated (continued)
Interactive Media & Services (continued)
Titan Acquisitionco New Zealand, Ltd.	Level 4, 88 Philip Street, Sydney, NSW 2000, Australia	(4)(6)(7)(8)	B + 4.00%	6.77%	5/29/2025	4/17/2031		NZD	128,591	$79,528	$70,951	0.17%
WH Borrower, LLC	530 Fifth Avenue, 12th Floor New York, NY 10036, United States	(9)	SOFR + 4.50%	8.14%	2/20/2025	2/20/2032			$21,441	21,355	21,507	0.05%
										194,049	178,967	0.43%
IT Services
Allium Buyer, LLC	321 Inverness Drive South, Englewood, CO 80112, United States	(4)(7)(11)	SOFR + 5.00%	8.66%	5/2/2023	5/2/2030			1,556	1,527	1,549	0.00%
Anthracite Buyer, Inc.	330 N Wabash, Suite 1430, Chicago, IL 60611, United States	(4)(7)(10)	SOFR + 4.50%	8.18%	12/3/2025	12/3/2032			79,838	79,380	78,141	0.18%
Blackhawk Network Holdings, Inc.	6220 Stoneridge Mall Road Pleasanton, CA 94588, United States	(11)	SOFR + 3.50%	7.14%	2/6/2026	3/12/2029			2,488	2,490	2,480	0.01%
Cassipoee, SASU	199, Bureaux de la Colline 92210 Saint-Cloud, France	(4)(5)(6)(8)	E + 4.50%	6.79%	2/26/2025	2/26/2032		EUR	160	165	179	0.00%
Denali TopCo, LLC	400 N Ashley Drive, Suite 1325, Tampa, FL 33602, United States	(4)(7)(10)	SOFR + 4.75%	8.41%	8/26/2025	8/26/2032			91,676	90,838	90,493	0.21%
Fern Bidco, Ltd.	Focus House, Shoreham-by-Sea BN43 6PA, United Kingdom	(4)(6)(8)	S + 5.00%	8.73%	7/1/2024	7/1/2031		GBP	40,356	50,308	52,861	0.12%
Fern Bidco, Ltd.	Focus House, Shoreham-by-Sea BN43 6PA, United Kingdom	(4)(5)(6)(7)(8)	S + 5.00%	8.73%	7/1/2024	7/1/2031		GBP	4,414	5,507	5,520	0.01%
Firmus Supercloud PTY, Ltd.	Level 14, 333 George Street, Sydney NSW 2000, Australia	(4)(5)(6)(7)(11)	SOFR + 5.13%	8.77%	4/21/2026	3/15/2032			104,379	102,253	102,253	0.24%
Infostretch Corporation	28411 Northwestern Highway, Suite 640, Southfield, MI 48034, United States	(4)(10)	SOFR + 5.75%	9.63%	4/1/2022	4/1/2028			175,680	174,654	155,477	0.36%
Inovalon Holdings, Inc.	4321 Collington Rd, Bowie, MD 20716, United States	(4)(10)	SOFR + 5.50%	9.43% (incl. 2.75% PIK)	4/11/2025	11/24/2028			1,126,364	1,117,664	1,058,782	2.48%

Investments(1)(19)	Address	Footnotes	Reference Rate and Spread(2)	Interest Rate(2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 6/30/2026	Par Amount/ Units(1)		Cost(3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/non-affiliated (continued)
IT Services (continued)
KEN Bidco, Ltd.	10-14 White Lion St, London N1 9PD, United Kingdom	(4)(5)(6)(10)	S + 6.00%	10.00% (incl. 2.50% PIK)	5/3/2024	10/14/2028		GBP	14,468	$17,946	$14,489	0.03%
Monterey Financing, S.à r.l.	41 Boulevard Du Prince Henri, L-1724, Luxembourg	(4)(6)(8)	CI + 6.00%	8.14%	9/28/2022	9/28/2029		DKK	560,750	73,100	83,577	0.20%
Monterey Financing, S.à r.l.	41 Boulevard Du Prince Henri, L-1724, Luxembourg	(4)(6)(9)	N + 6.00%	10.37%	9/28/2022	9/28/2029		NOK	105,862	9,749	10,427	0.02%
Monterey Financing, S.à r.l.	41 Boulevard Du Prince Henri, L-1724, Luxembourg	(4)(6)(8)	ST + 6.00%	8.18%	9/28/2022	9/28/2029		SEK	243,186	21,499	24,453	0.06%
Monterey Financing, S.à r.l.	41 Boulevard Du Prince Henri, L-1724, Luxembourg	(4)(6)(8)	E + 6.00%	8.17%	9/28/2022	9/28/2029		EUR	156,764	152,771	174,641	0.41%
Namecheap, Inc.	4600 East Washington Street, Suite 300, Phoenix, AZ 85034, United States	(4)(7)(10)	SOFR + 4.75%	8.39%	5/21/2026	5/21/2033			$70,652	69,844	69,830	0.16%
Nephele III, BV	Paulus Potterstraat 22 A, 1071 DA Amsterdam, Netherlands	(4)(5)(6)(7)(8)	E + 4.35%	6.64%	3/31/2025	1/14/2032		EUR	267	285	304	0.00%
Newfold Digital Holdings Group, Inc.	12808 Gran Bay Parkway West, Jacksonville, FL 32258, United States	(10)	SOFR + 3.60%	7.21%	12/8/2025	4/30/2029			30,804	30,201	24,951	0.06%
Newfold Digital Holdings Group, Inc.	12808 Gran Bay Parkway West, Jacksonville, FL 32258, United States	(10)(17)	SOFR + 3.50%	7.21%	12/8/2025	4/30/2029			6,340	6,086	2,745	0.01%
Newfold Digital Holdings Group, Inc.	12808 Gran Bay Parkway West, Jacksonville, FL 32258, United States	(5)(10)	SOFR + 5.75%	9.36%	12/8/2025	4/30/2029			424	410	344	0.00%
PPT Purchaser, LLC	747 Alpha Drive, Cleveland, Ohio 44143, United States	(4)(7)(9)	SOFR + 4.50%	8.23%	12/9/2025	12/23/2032			577,449	576,010	575,894	1.35%
PPT Purchaser, LLC	747 Alpha Drive, Cleveland, Ohio 44143, United States	(4)(5)(7)(9)	SOFR + 4.50%	8.14%	12/22/2025	12/23/2032			8,273	7,880	8,061	0.02%
Razor Holdco, LLC	26 Meadow VW, Victoria, TX 77904-1676, United States	(4)(10)	SOFR + 5.75%	9.52%	10/25/2021	10/25/2027			95,717	95,296	92,606	0.22%
Red River Technology, LLC	14111 Park Meadow Drive, Chantilly, VA 20151, United States	(4)(5)(11)	SOFR + 6.00%	9.81%	5/26/2021	11/26/2028			144,018	143,640	129,976	0.30%

Investments(1)(19)	Address	Footnotes	Reference Rate and Spread(2)	Interest Rate(2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 6/30/2026	Par Amount/ Units(1)		Cost(3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/non-affiliated (continued)
IT Services (continued)
Red River Technology, LLC	14111 Park Meadow Drive, Chantilly, VA 20151, United States	(4)(5)(11)	SOFR + 6.00%	9.81%	12/1/2025	11/26/2028			$16,139	$15,949	$14,566	0.03%
Redwood Services Group, LLC	949 Shady Grove Road, Suite 403, Memphis, TN 38120, United States	(4)(10)	SOFR + 5.25%	8.99%	1/3/2025	6/15/2029			147,319	146,150	147,319	0.34%
Redwood Services Group, LLC	949 Shady Grove Road, Suite 403, Memphis, TN 38120, United States	(4)(10)	SOFR + 5.25%	8.99%	2/5/2024	6/15/2029			35,446	35,232	35,446	0.08%
Redwood Services Group, LLC	949 Shady Grove Road, Suite 403, Memphis, TN 38120, United States	(4)(5)(7)(10)	SOFR + 4.75%	8.49%	2/5/2024	6/15/2029			15,679	15,433	14,963	0.03%
Smartronix, LLC	44150 Smartronix Way Suite 200 Hollywood, MD 20636, United States	(8)	SOFR + 4.50%	8.14%	2/7/2025	2/6/2032			298,087	292,126	287,803	0.67%
Smartronix, LLC	44150 Smartronix Way Suite 200 Hollywood, MD 20636, United States	(4)(5)(7)(8)	SOFR + 3.50%	7.14%	2/7/2025	2/7/2030			1,368	1,146	468	0.00%
Turing Holdco, Inc.	10-14 White Lion St, London N1 9PD, United Kingdom	(4)(6)(8)	E + 6.00%	8.50% (incl. 2.50% PIK)	10/14/2021	10/14/2028		EUR	17,743	20,295	15,306	0.04%
Turing Holdco, Inc.	10-14 White Lion St, London N1 9PD, United Kingdom	(4)(6)(8)	E + 6.00%	8.50% (incl. 2.50% PIK)	10/14/2021	10/14/2028		EUR	6,618	7,542	5,709	0.01%
Turing Holdco, Inc.	10-14 White Lion St, London N1 9PD, United Kingdom	(4)(6)(8)	SOFR + 6.00%	10.24% (incl. 2.50% PIK)	10/14/2021	10/14/2028			6,883	7,066	5,196	0.01%
Turing Holdco, Inc.	10-14 White Lion St, London N1 9PD, United Kingdom	(4)(6)(8)	SOFR + 6.00%	10.23% (incl. 2.50% PIK)	10/14/2021	10/14/2028			13,755	13,633	10,385	0.02%
Turing Holdco, Inc.	10-14 White Lion St, London N1 9PD, United Kingdom	(4)(5)(6)(10)	S + 6.00%	10.00% (incl. 2.50% PIK)	5/3/2024	10/14/2028		GBP	24,293	30,129	24,329	0.06%
Turing Holdco, Inc.	10-14 White Lion St, London N1 9PD, United Kingdom	(4)(5)(6)(10)	SOFR + 6.00%	10.23% (incl. 2.50% PIK)	5/3/2024	10/14/2028			32,339	31,877	24,416	0.06%
Virtusa Corp.	132 Turnpike Road Suite 300 Southborough MA 01772, United States	(10)	SOFR + 3.25%	6.89%	6/21/2024	2/15/2029			14,639	14,649	12,827	0.03%
										3,460,730	3,358,766	7.83%

Investments(1)(19)	Address	Footnotes	Reference Rate and Spread(2)	Interest Rate(2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 6/30/2026	Par Amount/ Units(1)		Cost(3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/non-affiliated (continued)
Life Sciences Tools & Services
Bidco Jupiter, Ltd.	Unit 15, Road 5, Winsford Industrial Estate, Winsford, Cheshire, CW73SG, United Kingdom	(4)(5)(6)(9)	E + 6.75%	8.75% (incl. 6.75% PIK)	8/5/2022	8/27/2029		EUR	6,126	$6,119	$5,582	0.01%
Bidco Jupiter, Ltd.	Unit 15, Road 5, Winsford Industrial Estate, Winsford, Cheshire, CW73SG, United Kingdom	(4)(6)(10)	SOFR + 6.75%	9.99% (incl. 6.75% PIK)	8/5/2022	8/27/2029			$91,212	90,019	72,969	0.17%
Cambrex Corp.	One Meadowlands Plaza, East Rutherford NJ 07073, United States	(4)(10)	SOFR + 4.75%	8.39%	3/5/2025	3/5/2032			114,099	113,174	111,817	0.26%
Cambrex Corp.	One Meadowlands Plaza, East Rutherford NJ 07073, United States	(4)(5)(7)(10)	SOFR + 4.75%	8.40%	3/5/2025	3/5/2032			4,290	4,168	3,989	0.01%
Cambrex Corp.	One Meadowlands Plaza, East Rutherford NJ 07073, United States	(4)(5)(10)	SOFR + 4.75%	8.39%	3/5/2025	3/5/2032			17,073	16,934	16,731	0.04%
Creek Parent, Inc.	14 Schoolhouse Road, Somerset, NJ 08873, United States	(4)(7)(10)	SOFR + 5.00%	8.64%	12/17/2024	12/18/2031			131,680	129,618	129,709	0.30%
Falcon Parent Holdings, Inc.	3675 Green Level Road West, Suite 208, Apex, NC 27523, United States	(4)(7)(10)	SOFR + 5.50%	9.15% (incl. 2.75% PIK)	11/6/2024	11/6/2031			162,607	161,270	158,448	0.37%
Falcon Parent Holdings, Inc.	3675 Green Level Road West, Suite 208, Apex, NC 27523, United States	(4)(5)(7)(10)	SOFR + 5.00%	8.66%	11/6/2024	11/6/2031			4,218	4,042	3,835	0.01%
Parexel International, Inc.	275 Grove Street, Suite 100C, Newton, MA 02466, United States	(9)	SOFR + 2.50%	6.14%	12/12/2025	12/12/2031			5,341	5,342	5,348	0.01%
PAS Parent, Inc.	1800 Elm Street Southeast Minneapolis, MN 55414, United States	(4)(7)(10)	SOFR + 4.50%	8.14%	8/18/2025	8/18/2032			27,205	26,621	26,806	0.06%
										557,307	535,234	1.24%

Investments(1)(19)	Address	Footnotes	Reference Rate and Spread(2)	Interest Rate(2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 6/30/2026	Par Amount/ Units(1)		Cost(3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/non-affiliated (continued)
Machinery
Bidco 76 S.p.A.	Piazza Fontana 6 20122, Milan, Italy	(4)(6)(8)	E + 4.75%	6.87%	12/11/2024	12/10/2031		EUR	138,245	$143,304	$157,959	0.37%
Chart Industries, Inc.	2200 Airport Industrial Dr, Suite 100, Ball Ground, GA 30107, United States	(6)(9)	SOFR + 2.50%	6.18%	7/2/2024	3/15/2030			$4,713	4,713	4,719	0.01%
Cielo Bidco, Ltd.	Unit A2 Cradley Business Park, Overend Road, Cradley Heath, B64 7DW, England	(4)(5)(6)(8)	S + 4.75%	8.48%	6/30/2025	3/31/2032		GBP	241	328	319	0.00%
Cielo Bidco, Ltd.	Unit A2 Cradley Business Park, Overend Road, Cradley Heath, B64 7DW, England	(4)(5)(6)(8)	E + 4.75%	6.93%	6/30/2025	3/31/2032		EUR	86	101	99	0.00%
Cielo Bidco, Ltd.	Unit A2 Cradley Business Park, Overend Road, Cradley Heath, B64 7DW, England	(4)(5)(6)(8)	SOFR + 4.75%	8.37%	6/30/2025	3/31/2032			1,238	1,228	1,238	0.00%
Cielo Bidco, Ltd.	Unit A2 Cradley Business Park, Overend Road, Cradley Heath, B64 7DW, England	(4)(5)(6)(8)	SOFR + 4.75%	8.37%	6/30/2025	3/31/2032			595	589	595	0.00%
Cielo Bidco, Ltd.	Unit A2 Cradley Business Park, Overend Road, Cradley Heath, B64 7DW, England	(4)(5)(6)(7)(8)	E + 4.75%	6.93%	6/30/2025	3/31/2032		EUR	37	43	42	0.00%
Cielo Bidco, Ltd.	Unit A2 Cradley Business Park, Overend Road, Cradley Heath, B64 7DW, England	(4)(5)(6)(7)(8)	SOFR + 4.75%	8.37%	6/30/2025	3/31/2032			192	186	192	0.00%
Hobbs & Associates, LLC	4850 Brookside Ct #100, Norfolk, VA 23502, United States	(8)	SOFR + 2.75%	6.39%	10/30/2025	7/23/2031			2,481	2,484	2,481	0.01%
MHE Intermediate Holdings, LLC	3235 Levis Common Blvd. Perrysburg, OH 43551, United States	(4)(7)(11)	SOFR + 6.00%	9.81%	7/21/2021	7/21/2027			6,040	5,270	5,150	0.01%
MHE Intermediate Holdings, LLC	3235 Levis Common Blvd. Perrysburg, OH 43551, United States	(4)(5)(11)	SOFR + 6.50%	10.31%	12/20/2022	7/21/2027			229	228	226	0.00%
MHE Intermediate Holdings, LLC	3235 Levis Common Blvd. Perrysburg, OH 43551, United States	(4)(5)(11)	SOFR + 6.25%	10.06%	8/30/2022	7/21/2027			228	227	226	0.00%

Investments(1)(19)	Address	Footnotes	Reference Rate and Spread(2)	Interest Rate(2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 6/30/2026	Par Amount/ Units(1)		Cost(3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/non-affiliated (continued)
Machinery (continued)
Pro Mach Group, Inc.	50 East Rivercenter Blvd Suite 1800 Covington KY 41011, United States	(8)	SOFR + 2.50%	6.14%	6/3/2026	10/15/2032			$5,970	$5,979	$5,982	0.01%
TK Elevator U.S. Newco, Inc.	E-Plus Straße 1, Düsseldorf, North Rhine-Westphalia 40472, Germany	(6)(9)	SOFR + 2.75%	6.38%	3/14/2024	4/30/2030			17,234	17,234	17,329	0.04%
										181,914	196,557	0.45%
Marine Transportation
Armada Parent, Inc.	93 Eastmont Ave Ste 100 East Wenatchee, WA 98802-5305, United States	(4)(5)(7)(10)	SOFR + 4.75%	8.41%	10/29/2021	10/29/2030			11,166	11,001	11,166	0.03%
Armada Parent, Inc.	93 Eastmont Ave Ste 100 East Wenatchee, WA 98802-5305, United States	(4)(10)	SOFR + 4.75%	8.41%	6/9/2025	10/29/2030			225,798	224,379	225,798	0.53%
Kattegat Project Bidco, AB	Salsmästaregatan 21, Hisings Backa, Sweden	(4)(6)(7)(8)	E + 5.50%	7.79%	3/20/2024	4/7/2031		EUR	51,768	55,128	58,989	0.14%
Kattegat Project Bidco, AB	Salsmästaregatan 21, Hisings Backa, Sweden	(4)(5)(6)(8)	SOFR + 5.50%	9.23%	3/20/2024	4/7/2031			4,522	4,445	4,522	0.01%
										294,953	300,475	0.71%
Media
ABG Intermediate Holdings 2, LLC	1411 Broadway, 4th Floor New York, NY 10018, United States	(8)	SOFR + 2.25%	5.89%	4/4/2025	2/13/2032			5,184	5,070	5,186	0.01%
Bimini Group Purchaser, Inc.	1221 Brickell Avenue, Suite 2300 Miami, FL 33131, United States	(4)(10)	SOFR + 4.75%	8.42%	4/26/2024	4/25/2031			280,033	277,987	277,233	0.65%
Bimini Group Purchaser, Inc.	1221 Brickell Avenue, Suite 2300 Miami, FL 33131, United States	(4)(5)(7)(10)	SOFR + 4.75%	8.36%	4/26/2024	4/25/2031			18,039	17,675	17,560	0.04%
Bimini Group Purchaser, Inc.	1221 Brickell Avenue, Suite 2300 Miami, FL 33131, United States	(4)(10)	SOFR + 4.75%	8.40%	4/26/2024	4/26/2031			34,644	34,504	34,298	0.08%
HMH Education, Inc.	125 High St, Suite 900, Boston, MA 02110, United States	(4)(5)(7)(8)	SOFR + 4.50%	8.25%	4/7/2022	4/7/2027			14,250	14,185	10,704	0.03%
McGraw-Hill Education, Inc.	1325 Avenue of the Americas, New York, NY 10019 United States	(9)	SOFR + 2.75%	6.39%	9/4/2025	8/6/2031			971	969	977	0.00%
										350,390	345,958	0.81%

Investments(1)(19)	Address	Footnotes	Reference Rate and Spread(2)	Interest Rate(2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 6/30/2026	Par Amount/ Units(1)		Cost(3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/non-affiliated (continued)
Metals & Mining
SCIH Salt Holdings, Inc.	10955 Lowell Ave Ste 500 Overland Park KS 66210, United States	(10)	SOFR + 2.75%	6.35%	12/4/2025	1/31/2029			$15,551	$15,539	$15,588	0.04%
US Salt Investors, LLC	3580 Salt Point Road, Watkins Glen, NY 14891, United States	(4)(7)(10)	SOFR + 4.25%	7.98%	2/26/2026	2/26/2033			61,912	61,256	60,912	0.14%
										76,795	76,500	0.18%
Oil, Gas & Consumable Fuels
Eagle Midstream Canada Finance, Inc.	222 3rd Avenue S.W. Suite 900 Calgary, Alberta T2P 0B4 Canada	(4)(6)(10)	SOFR + 5.25%	8.89%	8/30/2024	8/15/2028			28,676	28,562	28,676	0.07%
Freeport LNG Investments, LLLP	333 Clay Street Suite 5050 Houston, TX 77002, United States	(8)	SOFR + 3.25%	6.93%	1/29/2026	2/11/2033			4,000	3,986	4,013	0.01%
KKR Alberta Midstream Finance, Inc.	222 3rd Avenue S.W. Suite 900 Calgary, Alberta T2P 0B4 Canada	(4)(6)(10)	SOFR + 5.25%	8.89%	8/30/2024	8/15/2028			15,599	15,514	15,599	0.04%
										48,062	48,288	0.12%
Paper & Forest Products
Profile Products, LLC	219 Simpson St SW Conover, NC 28613-8207, United States	(4)(10)	SOFR + 5.50%	9.28%	11/12/2021	11/12/2027			61,627	61,381	61,164	0.14%
Profile Products, LLC	219 Simpson St SW Conover, NC 28613-8207, United States	(4)(5)(7)(10)	SOFR + 5.50%	9.28%	11/12/2021	11/12/2027			3,295	3,251	3,221	0.01%
Profile Products, LLC	219 Simpson St SW Conover, NC 28613-8207, United States	(4)(5)(7)(10)	P + 4.50%	11.25%	11/12/2021	11/12/2027			2,613	2,590	2,560	0.01%
										67,222	66,945	0.16%
Pharmaceuticals
Animal Wellness Investments S.p.A	Via Emilia, 285 40064 Ozzano dell’Emilia BO, Italy	(4)(6)(7)(8)	E + 5.25%	7.39%	1/15/2026	1/15/2033		EUR	67,805	77,092	75,799	0.18%
Apple SG Bidco Pte. Ltd.	9 Raffles Place, #26-01, Republic Plaza, Singapore 048619	(4)(5)(6)(9)	BB + 4.75%	9.24%	5/28/2026	5/27/2033		AUD	448	278	269	0.00%
Apple AU Finco Pty, Ltd.	Level 26, 101 Collins Street, Melbourne, VIC 3000, Australia	(4)(5)(6)(7)(9)	BB + 4.75%	9.24%	5/28/2026	5/27/2033		AUD	118,788	84,242	81,421	0.19%
Dechra Finance US, LLC	24 Cheshire Ave, Lostock Gralam, Northwich CW9 7UA, United Kingdom	(6)(8)	SOFR + 2.75%	6.39%	2/6/2026	1/27/2032			4,950	4,986	4,967	0.01%

Investments(1)(19)	Address	Footnotes	Reference Rate and Spread(2)	Interest Rate(2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 6/30/2026	Par Amount/ Units(1)		Cost(3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/non-affiliated (continued)
Pharmaceuticals (continued)
Eden Acquisitionco, Ltd.	1 Occam Court, The Surrey Research Park, Guildford, Surrey GU2 7HJ, United Kingdom	(4)(6)(7)(10)	SOFR + 5.00%	8.73%	11/2/2023	11/18/2030			$110,903	$109,044	$110,880	0.26%
Eden Acquisitionco, Ltd.	1 Occam Court, The Surrey Research Park, Guildford, Surrey GU2 7HJ, United Kingdom	(4)(5)(6)(8)	E + 5.00%	7.29%	9/23/2025	11/18/2030		EUR	746	804	853	0.00%
Elanco Animal Health, Inc.	2500 Innovation Way Greenfield, IN 46140, United States	(6)(8)	SOFR + 1.75%	5.37%	1/30/2025	10/31/2032			718	718	718	0.00%
Galileo Pharma Bidco S.p.A	Viale Bianca Maria 25 20122-Milan, Italy	(4)(5)(6)(8)	E + 5.00%	7.22%	10/7/2025	10/7/2032		EUR	17,886	20,467	20,283	0.05%
Gusto Sing Bidco Pte, Ltd.	One Temasek Ave, #04-01 Millenia Tower 039192, Singapore	(4)(5)(6)(7)(10)	BB + 4.75%	9.12%	11/15/2024	11/15/2031		AUD	1,000	647	689	0.00%
Opal US, LLC	3 Boulevard De Sebastopol, Paris 75001, France	(6)(8)	SOFR + 2.50%	6.23%	6/9/2026	4/28/2032			31,780	31,645	31,797	0.07%
Prestige Brands, Inc.	660 White Plains Road, Suite 250, Tarrytown, NY 10591, United States	(6)(7)(8)	SOFR + 2.00%	5.62%	5/20/2026	6/13/2033			2,894	2,886	2,901	0.01%
Rhea Parent, Inc.	Avenue Einstein 8 1300 Wavre, Belgium	(4)(7)(10)	SOFR + 5.00%	8.73%	12/20/2024	12/20/2030			263,524	261,428	257,964	0.60%
										594,237	588,541	1.37%
Professional Services
Accordion Partners, LLC	One Vanderbilt Ave, 24th floor, New York, NY 10017, United States	(4)(7)(10)	SOFR + 5.00%	8.67%	12/17/2025	11/17/2031			54,786	54,618	54,601	0.13%
Accordion Partners, LLC	One Vanderbilt Ave, 24th floor, New York, NY 10017, United States	(4)(5)(7)(10)	SOFR + 5.00%	8.73%	12/17/2025	11/17/2031			10,784	10,657	10,671	0.02%
AG Group Holdings, Inc.	125 S Wacker Dr Ste 2700, Chicago, Illinois 60606, United States	(9)	SOFR + 4.25%	7.89%	12/29/2021	12/29/2028			5,565	5,553	5,052	0.01%
ALKU, LLC	200 Brickstone Square, Suite 503, Andover, MA 01810, United States	(4)(10)	SOFR + 6.25%	9.98%	5/23/2023	5/23/2029			54,020	53,383	52,940	0.12%
ALKU, LLC	200 Brickstone Square, Suite 503, Andover, MA 01810, United States	(4)(10)	SOFR + 5.50%	9.23%	2/21/2024	5/23/2029			4,888	4,834	4,704	0.01%

Investments(1)(19)	Address	Footnotes	Reference Rate and Spread(2)	Interest Rate(2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 6/30/2026	Par Amount/ Units(1)	Cost(3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/non-affiliated (continued)
Professional Services (continued)
Alpine Intel Intermediate 2, LLC	101 South Tryon Street, Suite 3300, Charlotte, NC 28280, United States	(4)(5)(7)(10)	SOFR + 4.50%	8.15%	8/28/2024	12/16/2027		$3,145	$3,034	$2,933	0.01%
Alpine Intel Intermediate 2, LLC	101 South Tryon Street, Suite 3300, Charlotte, NC 28280, United States	(4)(10)	SOFR + 4.50%	8.15%	12/16/2021	12/16/2027		43,771	43,558	43,552	0.10%
Alpine Intel Intermediate 2, LLC	101 South Tryon Street, Suite 3300, Charlotte, NC 28280, United States	(4)(10)	SOFR + 4.50%	8.15%	12/16/2021	12/16/2027		67,322	66,994	66,985	0.16%
Apex Companies, LLC	2101 Gaither Rd, Suite 500, Rockville, MD 20850, United States	(4)(11)	SOFR + 5.00%	8.67%	1/31/2023	1/31/2030		1,950	1,923	1,950	0.00%
Apex Companies, LLC	2101 Gaither Rd, Suite 500, Rockville, MD 20850, United States	(4)(11)	SOFR + 5.00%	8.67%	8/28/2024	1/31/2030		10,786	10,676	10,786	0.03%
Apex Companies, LLC	2101 Gaither Rd, Suite 500, Rockville, MD 20850, United States	(4)(5)(11)	SOFR + 5.00%	8.67%	8/28/2024	1/31/2030		8,233	7,855	8,233	0.02%
Apex Companies, LLC	2101 Gaither Rd, Suite 500, Rockville, MD 20850, United States	(4)(5)(7)(11)	SOFR + 5.00%	8.66%	10/24/2025	1/31/2030		7,717	7,684	7,717	0.02%
Artisan Acquisitionco, Ltd.	4th Floor, Martin House, 5 Martin Lane, London EC4R 0DP, United Kingdom	(4)(6)(8)	SOFR + 4.50%	8.23%	9/23/2024	9/30/2031		447,361	440,651	441,769	1.03%
Ascensus Group Holdings, Inc.	200 Dryden Road, Dresher, PA 19025, United States	(9)	SOFR + 3.00%	6.64%	12/13/2024	11/25/2032		13,175	13,161	12,890	0.03%
Baker Tilly Advisory Group, LP	205 N. Michigan Ave. 28th Floor Chicago, IL 60601, United States	(4)(10)	SOFR + 4.75%	8.39%	6/3/2024	6/3/2031		199,987	197,880	199,987	0.47%
Baker Tilly Advisory Group, LP	205 N. Michigan Ave. 28th Floor Chicago, IL 60601, United States	(4)(7)(10)	SOFR + 4.25%	7.89%	6/3/2024	6/3/2031		318,140	315,016	318,140	0.74%
Baker Tilly Advisory Group, LP	205 N. Michigan Ave. 28th Floor Chicago, IL 60601, United States	(4)(5)(10)	SOFR + 4.25%	7.90%	6/3/2024	6/3/2031		55,251	54,617	55,251	0.13%
Cast & Crew Payroll, LLC	2300 Empire Avenue, 5th Floor, Burbank, CA 91504, United States	(9)(17)	SOFR + 3.75%	7.41%	12/30/2021	12/29/2028		11,392	11,151	4,471	0.01%

Investments(1)(19)	Address	Footnotes	Reference Rate and Spread(2)	Interest Rate(2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 6/30/2026	Par Amount/ Units(1)		Cost(3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/non-affiliated (continued)
Professional Services (continued)
CFGI Holdings, LLC	1 Lincoln Street, Suite 1301 Boston, MA 02111, United States	(4)(7)(10)	SOFR + 4.25%	7.89%	11/2/2021	11/2/2029			$17,539	$17,363	$17,041	0.04%
Chartwell Cumming Holding Corp.	276 Post Rd West, 2nd Floor, Westport, CT 06880, United States	(4)(7)(11)	SOFR + 4.75%	8.38%	6/16/2026	6/16/2033			354,010	351,617	353,313	0.83%
Cisive Holdings Corp.	1180 Welsh Rd # 110 North Wales, PA 19454-2053, United States	(4)(7)(11)	SOFR + 5.75%	9.48%	12/8/2021	12/6/2030			33,083	32,987	30,182	0.07%
Clearview Buyer, Inc.	1 Newton Pl Ste 405, 275 Washington Street, Newton, MA 02458, United States	(4)(7)(10)	SOFR + 4.60%	8.33%	8/26/2021	8/31/2029			87,640	87,283	87,640	0.20%
CRCI Longhorn Holdings, Inc.	6504 Bridge Point Parkway, Suite 425, Austin, TX 78730, United States	(4)(7)(10)	SOFR + 4.75%	8.40%	8/27/2024	8/27/2031			63,183	62,636	63,036	0.15%
CRCI Longhorn Holdings, Inc.	6504 Bridge Point Parkway, Suite 425, Austin, TX 78730, United States	(4)(5)(7)(10)	SOFR + 4.75%	8.38%	8/27/2024	8/27/2031			7,309	7,221	7,309	0.02%
Denali Intermediate Holdings, Inc.	5335 Gate Parkway Jacksonville, Florida 32256, United States	(6)(10)	SOFR + 5.50%	9.15%	8/26/2025	8/26/2032			19,127	18,923	17,740	0.04%
Denali Intermediate Holdings, Inc.	5335 Gate Parkway Jacksonville, Florida 32256, United States	(4)(5)(6)(7)(10)	SOFR + 5.50%	9.12%	8/26/2025	8/26/2032			357	336	218	0.00%
DTI Holdco, Inc.	Two Ravinia Drive, Suite 201 19904 Dover, DE, United States	(10)	SOFR + 4.00%	7.64%	2/12/2025	4/26/2029			13,207	13,207	12,071	0.03%
DTI Holdco, Inc.	Two Ravinia Drive, Suite 201 19904 Dover, DE, United States	(4)(5)(7)(10)	SOFR + 4.00%	7.64%	2/12/2025	1/25/2029			2,800	2,704	924	0.00%
East River Bidco, GmbH	Bennigsen-Platz 1 40474 Düsseldorf, Germany	(4)(6)(7)(8)	E + 5.25%	7.54%	3/26/2025	3/29/2032		EUR	97	103	111	0.00%
Eliassen Group, LLC	55 Walkers Brook Drive, Reading MA 01867, United States	(4)(10)	SOFR + 5.75%	9.48%	4/14/2022	4/14/2028			66,015	65,726	63,044	0.15%
EP Purchaser, LLC	2950 N. Hollywood Way, Burbank, CA 91505, United States	(9)	SOFR + 3.50%	7.28%	11/4/2021	11/6/2028			9,303	9,225	6,057	0.01%
First Advantage Holdings, LLC	1 Concourse Parkway NE Suite 200 Atlanta, Georgia 30328, United States	(8)	SOFR + 2.75%	6.48%	7/24/2025	10/31/2031			5,197	5,215	5,140	0.01%

Investments(1)(19)	Address	Footnotes	Reference Rate and Spread(2)	Interest Rate(2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 6/30/2026	Par Amount/ Units(1)		Cost(3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/non-affiliated (continued)
Professional Services (continued)
G&A Partners Holding Company II, LLC	17220 Katy Freeway, Suite 350, Houston, TX 77094, United States	(4)(10)	SOFR + 5.00%	8.67%	3/1/2024	3/3/2031			$66,544	$65,692	$66,544	0.16%
G&A Partners Holding Company II, LLC	17220 Katy Freeway, Suite 350, Houston, TX 77094, United States	(4)(10)	SOFR + 5.00%	8.67%	5/6/2025	3/3/2031			40,915	40,751	40,915	0.10%
G&A Partners Holding Company II, LLC	17220 Katy Freeway, Suite 350, Houston, TX 77094, United States	(4)(5)(10)	SOFR + 5.00%	8.67%	5/6/2025	3/3/2031			9,408	9,371	9,408	0.02%
G&A Partners Holding Company II, LLC	17220 Katy Freeway, Suite 350, Houston, TX 77094, United States	(4)(5)(7)(10)	SOFR + 5.00%	8.74%	5/6/2025	3/3/2030			658	577	658	0.00%
Genuine Financial Holdings, LLC	100 Centerview Drive, Suite 300 Nashville, TN 37214, United States	(8)	SOFR + 3.25%	6.89%	2/5/2025	9/27/2030			8,835	8,855	8,578	0.02%
Grant Thornton Advisors, LLC	171 North Clark, Suite 200 Chicago, IL 60601, United States	(8)	SOFR + 2.75%	6.39%	8/22/2025	6/2/2031			11,404	11,399	10,880	0.03%
Guidehouse, Inc.	1676 International Drive, Suite 800, McLean, VA 22102, United States	(4)(10)	SOFR + 4.75%	8.39%	10/15/2021	12/16/2030			1,248,837	1,242,393	1,208,250	2.82%
IG Investments Holdings, LLC	4170 Ashford Dunwood Road, Northeast, Ste 250 Atlanta GA 30319, United States	(4)(7)(10)	SOFR + 5.00%	8.66%	11/1/2024	9/22/2028			574,417	571,298	574,417	1.34%
Inmar, Inc.	8150 Industrial Blvd, Breinigsville, PA 18031, United States	(8)	SOFR + 4.50%	8.23%	6/26/2025	10/30/2031			24,564	24,596	21,632	0.05%
King Bidco S.P.E.C.	Tour Trinity, 1 Bis Place de la Défense, 92400 Courbevoie, France	(4)(5)(6)(8)	E + 5.25%	7.54%	6/26/2025	6/26/2032		EUR	175	200	196	0.00%
King Bidco S.P.E.C.	Tour Trinity, 1 Bis Place de la Défense, 92400 Courbevoie, France	(4)(5)(6)(8)	E + 5.25%	7.54%	6/26/2025	6/26/2032		EUR	75	87	84	0.00%
KStone Buyer, Inc.	150 Spear Street 17th Floor San Francisco, CA 94105, United States	(4)(7)(10)	SOFR + 4.25%	7.93%	1/2/2026	1/2/2032			81,403	80,356	80,263	0.19%
Kwor Acquisition, Inc.	303 Timber Creek Hammond, LA 70403, United States	(4)(5)(7)(11)	SOFR + 6.25%	9.92% (incl. 5.25% PIK)	2/28/2025	2/28/2030			2,260	2,197	2,253	0.01%
Lereta, LLC	1123 Parkview Drive, Covina, CA 91724, United States	(10)	SOFR + 5.25%	9.01%	7/30/2021	7/30/2028			28,411	28,327	26,849	0.06%

Investments(1)(19)	Address	Footnotes	Reference Rate and Spread(2)	Interest Rate(2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 6/30/2026	Par Amount/ Units(1)		Cost(3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/non-affiliated (continued)
Professional Services (continued)
Mantech International, CP	2251 Corporate Park Drive, Herndon, VA 20171, United States	(4)(7)(10)	SOFR + 4.50%	8.16%	12/1/2025	9/14/2029			$881,507	$873,669	$866,610	2.03%
Mantech International, CP	2251 Corporate Park Drive, Herndon, VA 20171, United States	(4)(5)(10)	SOFR + 4.50%	8.16%	12/1/2025	9/14/2029			12,335	12,228	12,150	0.03%
Mercury Bidco Globe, Limited	3rd Floor, 8 St. James’s Square, London, SW1Y 4JU, United Kingdom	(4)(6)(8)	S + 6.25%	9.99%	1/18/2024	1/31/2031		GBP	92,467	115,933	122,653	0.29%
Mercury Bidco Globe, Limited	3rd Floor, 8 St. James’s Square, London, SW1Y 4JU, United Kingdom	(4)(5)(6)(9)	SOFR + 6.25%	9.91%	1/30/2024	1/31/2031			7,655	7,238	7,655	0.02%
Minotaur Acquisition, Inc.	2001 Spring Road, Suite 700, Oak Brook, IL 60523, United States	(4)(7)(11)	SOFR + 5.00%	8.64%	5/10/2024	5/10/2030			112,558	110,957	111,946	0.26%
Minotaur Acquisition, Inc.	2001 Spring Road, Suite 700, Oak Brook, IL 60523, United States	(4)(5)(11)	SOFR + 5.00%	8.64%	5/10/2024	5/10/2030			16,475	16,260	16,393	0.04%
MPG Parent Holdings, LLC	960 Holmdel Road, Building 2, Holmdel, NJ 07733, United States	(4)(11)	SOFR + 5.00%	8.69%	1/8/2024	1/8/2030			17,846	17,635	17,846	0.04%
MPG Parent Holdings, LLC	960 Holmdel Road, Building 2, Holmdel, NJ 07733, United States	(4)(7)(11)	SOFR + 5.00%	8.72%	1/8/2024	1/8/2030			6,057	5,945	6,057	0.01%
NDT Global Holding, Inc.	3400, rue de l’Éclipse, Bur. 700, Brossard (Québec) J4Z 0P3, Canada	(4)(6)(7)(9)	SOFR + 4.50%	8.14%	6/3/2025	6/4/2032			54,235	53,642	53,477	0.13%
Oxford Global Resources, Inc.	100 Cummings Center, Suite 206L, Beverly, MA 01915, United States	(4)(11)	SOFR + 6.00%	9.82%	8/17/2021	8/17/2027			91,437	91,093	91,437	0.21%
Oxford Global Resources, Inc.	100 Cummings Center, Suite 206L, Beverly, MA 01915, United States	(4)(5)(7)(11)	SOFR + 6.00%	9.74%	8/17/2021	8/17/2027			8,594	8,535	8,594	0.02%
Oxford Global Resources, Inc.	100 Cummings Center, Suite 206L, Beverly, MA 01915, United States	(4)(11)	SOFR + 6.00%	10.21%	6/6/2024	8/17/2027			9,775	9,706	9,775	0.02%
Pavion Corp.	4151 Lafayette Center Dr, Suite 700, Chantilly, Virginia 20151, United States	(4)(10)	SOFR + 6.00%	9.66%	10/30/2023	10/30/2030			114,402	113,000	114,402	0.27%

Investments(1)(19)	Address	Footnotes	Reference Rate and Spread(2)	Interest Rate(2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 6/30/2026	Par Amount/ Units(1)	Cost(3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/non-affiliated (continued)
Professional Services (continued)
Pavion Corp.	4151 Lafayette Center Dr, Suite 700, Chantilly, Virginia 20151, United States	(4)(10)	SOFR + 5.75%	9.42%	10/30/2023	10/30/2030		$24,120	$23,847	$24,120	0.06%
Petrus Buyer, Inc.	100 Bayview Cir Ste 400, Newport Beach, California 92660, United States	(4)(10)	SOFR + 4.50%	8.18%	10/17/2022	10/17/2029		46,140	45,488	46,140	0.11%
Petrus Buyer, Inc.	100 Bayview Cir Ste 400, Newport Beach, California 92660, United States	(4)(10)	SOFR + 4.50%	8.14%	2/26/2025	10/17/2029		12,128	12,090	12,128	0.03%
Petrus Buyer, Inc.	100 Bayview Cir Ste 400, Newport Beach, California 92660, United States	(4)(5)(7)(10)	SOFR + 4.50%	8.17%	2/26/2025	10/17/2029		3,688	3,615	3,688	0.01%
Plano HoldCo, Inc.	10 Collyer Quay #10-01 Ocean Financial Centre 049315, Singapore	(8)	SOFR + 3.50%	7.23%	12/11/2024	10/1/2031		988	1,002	780	0.00%
Ryan, LLC	8101 Windrose Avenue, Suite 2000, Plano, Texas 75204, United States	(9)	SOFR + 3.50%	7.14%	1/29/2026	11/5/2032		6,983	6,963	6,939	0.02%
Sedgwick Claims Management Services, Inc.	8125 Sedgwick Way, Memphis TN 38125, United States	(8)	SOFR + 2.50%	6.14%	2/24/2023	7/31/2031		9,561	9,536	9,457	0.02%
STV Group, Inc.	350 5th Avenue, Suite 1120, New York, NY 10001, United States	(4)(7)(10)	SOFR + 4.75%	8.39%	3/20/2024	3/20/2031		57,516	56,595	56,996	0.13%
Teneo Holdings, LLC	280 Park Avenue, 4th Floor, New York, NY 10017, United States	(4)(9)	SOFR + 4.75%	8.39%	7/31/2025	7/29/2032		635,821	630,297	635,821	1.49%
Teneo Holdings, LLC	280 Park Avenue, 4th Floor, New York, NY 10017, United States	(4)(5)(7)(9)	SOFR + 4.75%	8.39%	7/31/2025	7/29/2032		23,554	22,693	23,554	0.06%
The North Highland Co, LLC	3333 Piedmont Road, NE, Suite 1000, Atlanta, GA 30305, United States	(4)(10)	SOFR + 4.75%	8.39%	12/20/2024	12/22/2031		90,955	90,248	89,363	0.21%
The North Highland Co, LLC	3333 Piedmont Road, NE, Suite 1000, Atlanta, GA 30305, United States	(4)(5)(7)(10)	SOFR + 4.75%	8.39%	12/20/2024	12/20/2030		3,043	2,715	2,422	0.01%
Thevelia US, LLC	Level 15, Manulife Place, 348 Kwun Tong Rd, Ngau Tau Kok, Hong Kong	(6)(9)	SOFR + 3.00%	6.73%	7/29/2024	6/18/2029		18,055	18,055	17,581	0.04%

Investments(1)(19)	Address	Footnotes	Reference Rate and Spread(2)	Interest Rate(2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 6/30/2026	Par Amount/ Units(1)	Cost(3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/non-affiliated (continued)
Professional Services (continued)
Trinity Air Consultants Holdings Corp.	12700 Park Central Drive, Suite 2100, Dallas, TX 75251, United States	(4)(10)	SOFR + 4.25%	8.01%	6/29/2021	6/29/2029		$43,025	$42,889	$43,025	0.10%
Trinity Air Consultants Holdings Corp.	12700 Park Central Drive, Suite 2100, Dallas, TX 75251, United States	(4)(7)(10)	SOFR + 4.25%	8.01%	6/29/2021	6/29/2029		77,735	76,919	77,414	0.18%
Trinity Air Consultants Holdings Corp.	12700 Park Central Drive, Suite 2100, Dallas, TX 75251, United States	(4)(10)	SOFR + 4.25%	8.03%	10/17/2025	6/29/2029		188,629	187,099	188,629	0.44%
Trinity Partners Holdings, LLC	230 3rd Ave Prospect Place Waltham, MA 02451, United States	(4)(7)(10)(18)	SOFR + 5.24%	8.98%	12/21/2021	12/31/2030		414,899	411,799	404,286	0.95%
TTF Lower Intermediate, LLC	5550 Peachtree Parkway, Suite 500 Peachtree Corners, GA 30092, United States	(7)(8)	SOFR + 3.75%	7.38%	7/18/2024	7/18/2031		28,070	26,419	20,336	0.05%
Victors CCC Buyer, LLC	1600 Tysons Blvd. Suite 1100 McLean, VA 22102, United States	(4)(7)(10)	SOFR + 4.50%	8.17%	6/1/2022	6/1/2029		148,777	147,365	148,709	0.35%
Victors CCC Buyer, LLC	1600 Tysons Blvd. Suite 1100 McLean, VA 22102, United States	(4)(10)	SOFR + 4.50%	8.17%	3/2/2026	6/1/2029		40,764	40,398	40,764	0.10%
Victors CCC Buyer, LLC	1600 Tysons Blvd. Suite 1100 McLean, VA 22102, United States	(4)(10)	SOFR + 4.50%	8.17%	2/2/2026	6/1/2029		16,408	16,264	16,408	0.04%
West Monroe Partners, LLC	311 W Monroe St 14th Floor, Chicago, IL 60606, United States	(4)(10)	SOFR + 4.75%	8.42%	11/9/2021	11/8/2028		704,173	699,591	700,653	1.64%
West Monroe Partners, LLC	311 W Monroe St 14th Floor, Chicago, IL 60606, United States	(4)(7)(10)	SOFR + 4.75%	8.42%	12/18/2024	11/8/2028		24,071	23,588	22,537	0.05%
West Monroe Partners, LLC	311 W Monroe St 14th Floor, Chicago, IL 60606, United States	(4)(5)(10)	SOFR + 4.75%	8.42%	9/15/2025	11/8/2028		990	983	985	0.00%
Woolpert Holdings, Inc.	4454 Idea Center Blvd., Dayton, OH 45430, United States	(4)(5)(7)(11)	SOFR + 5.00%	8.73%	6/30/2026	4/5/2032		11,250	11,138	11,250	0.03%
YA Intermediate Holdings II, LLC	12851 Manchester Rd, Suite 160, St. Louis, MO 63131, United States	(4)(10)	SOFR + 5.00%	8.73%	10/1/2024	10/1/2031		43,640	43,357	43,312	0.10%
YA Intermediate Holdings II, LLC	12851 Manchester Rd, Suite 160, St. Louis, MO 63131, United States	(4)(5)(7)(10)	SOFR + 5.00%	8.71%	10/1/2024	10/1/2031		11,041	10,886	10,830	0.03%
									8,161,570	8,114,507	19.01%

Investments(1)(19)	Address	Footnotes	Reference Rate and Spread(2)	Interest Rate(2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 6/30/2026	Par Amount/ Units(1)		Cost(3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/non-affiliated (continued)
Real Estate Management & Development
Castle Management Borrower, LLC	545 East John Carpenter Freeway, Suite 1400, Irving, TX 75062, United States	(4)(7)(11)	SOFR + 5.50%	9.23%	11/3/2023	11/5/2029			$32,500	$32,055	$32,298	0.08%
Castle Management Borrower, LLC	545 East John Carpenter Freeway, Suite 1400, Irving, TX 75062, United States	(4)(5)(7)(11)	SOFR + 5.50%	9.15%	11/3/2023	11/5/2029			417	370	417	0.00%
Community Management Holdings Midco 2, LLC	8360 East Via de Ventura, Building L, #100, Scottsdale, AZ 85258, United States	(4)(10)	SOFR + 5.00%	8.66%	11/1/2024	11/3/2031			54,777	54,151	54,504	0.13%
Community Management Holdings Midco 2, LLC	8360 East Via de Ventura, Building L, #100, Scottsdale, AZ 85258, United States	(4)(5)(7)(10)	SOFR + 5.00%	8.68%	11/1/2024	11/3/2031			42,418	41,944	42,187	0.10%
Community Management Holdings Midco 2, LLC	8360 East Via de Ventura, Building L, #100, Scottsdale, AZ 85258, United States	(4)(5)(10)	SOFR + 5.00%	8.74%	7/8/2025	11/3/2031			31,457	31,186	31,299	0.07%
Cushman & Wakefield US Borrower, LLC	Suite 3000, 225 W. Wacker Drive, Chicago, Illinois 60606, United States	(6)(9)	SOFR + 2.50%	6.14%	9/26/2025	1/31/2030			6,299	6,299	6,311	0.01%
Neptune BidCo, SAS	21 Avenue Kleber 75116 Paris, France	(4)(5)(6)(8)	E + 5.25%	7.40%	3/28/2024	4/1/2031		EUR	8,395	8,933	9,593	0.02%
Odevo, AB	Kabyssgatan 4 D, 120 30 Stockholm, Sweden	(4)(5)(6)(8)	ST + 5.25%	7.35%	10/31/2024	12/31/2030		SEK	573,028	51,795	59,097	0.14%
Odevo, AB	Kabyssgatan 4 D, 120 30 Stockholm, Sweden	(4)(5)(6)(8)	E + 5.25%	7.40%	10/31/2024	12/31/2030		EUR	1,177	1,228	1,345	0.00%
Odevo, AB	Kabyssgatan 4 D, 120 30 Stockholm, Sweden	(4)(5)(6)(8)	S + 5.25%	8.98%	10/31/2024	12/31/2030		GBP	26,751	33,767	35,484	0.08%
Odevo, AB	Kabyssgatan 4 D, 120 30 Stockholm, Sweden	(4)(6)(8)	SOFR + 5.25%	8.92%	10/31/2024	12/31/2030			136,798	136,289	136,798	0.32%
Odevo, AB	Kabyssgatan 4 D, 120 30 Stockholm, Sweden	(4)(6)(8)	E + 5.25%	7.40%	11/28/2024	12/31/2030		EUR	105,092	109,637	120,078	0.28%
Odevo, AB	Kabyssgatan 4 D, 120 30 Stockholm, Sweden	(4)(6)(8)	SOFR + 5.25%	8.92%	6/30/2025	12/31/2030			61,545	59,585	61,545	0.14%
Odevo, AB	Kabyssgatan 4 D, 120 30 Stockholm, Sweden	(4)(5)(6)(8)	S + 5.25%	8.98%	9/12/2025	12/31/2030		GBP	22,220	26,980	29,474	0.07%
Phoenix Strategy S.à r.l.	14-16 Avenue Pasteur L-2310, Luxembourg	(4)(6)(8)	S + 2.75%	6.48%	10/2/2024	10/2/2028		GBP	53,099	69,894	70,433	0.16%

Investments(1)(19)	Address	Footnotes	Reference Rate and Spread(2)	Interest Rate(2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 6/30/2026	Par Amount/ Units(1)		Cost(3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/non-affiliated (continued)
Real Estate Management & Development (continued)
Phoenix Strategy S.à r.l.	14-16 Avenue Pasteur L-2310, Luxembourg	(4)(6)(8)	E + 2.75%	4.98%	10/2/2024	10/2/2028		EUR	50,089	$53,837	$57,231	0.13%
Phoenix Strategy S.à r.l.	14-16 Avenue Pasteur L-2310, Luxembourg	(4)(6)(8)	E + 2.75%	4.98%	10/2/2024	10/2/2028		EUR	140,261	153,725	160,262	0.37%
										871,675	908,356	2.10%
Software
Abacus Holdco 2, Oy	Kansakoulukuja 1 00100 Helsinki, Finland	(4)(5)(6)(7)(8)	E + 4.75%	6.95%	10/11/2024	10/10/2031		EUR	856	927	978	0.00%
Acumatica Holdings, Inc.	3075 112th Avenue NE, Suite 200 Bellevue, WA 98004, USA	(4)(7)(10)	SOFR + 4.50%	8.23%	7/28/2025	7/28/2032			$63,387	62,745	61,855	0.14%
AI Titan Parent, Inc.	4601 Six Forks Road, Suite 220, Raleigh, NC 27609, United States	(4)(7)(10)	SOFR + 4.50%	8.14%	8/29/2024	8/29/2031			115,237	114,222	113,776	0.27%
Analytic Partners, LP	1441 Brickell Avenue Suite 1220 Miami, Florida 33131, United States	(4)(7)(10)	SOFR + 4.25%	7.89%	4/4/2022	4/4/2030			20,924	20,716	20,408	0.05%
Analytic Partners, LP	1441 Brickell Avenue Suite 1220 Miami, Florida 33131, United States	(4)(10)	SOFR + 4.25%	7.89%	12/17/2024	4/4/2030			11,884	11,821	11,647	0.03%
Anaplan, Inc.	50 Hawthorne St, San Francisco, CA 94105, United States	(4)(7)(10)	SOFR + 4.50%	8.17%	5/20/2025	6/21/2029			623,900	619,092	613,582	1.43%
Aptean, Inc.	4325 Alexander Drive, Suite 100, Alpharetta, GA 30022, United States	(4)(10)	SOFR + 4.75%	8.42%	1/29/2024	1/30/2031			72,186	71,896	71,464	0.17%
Aptean, Inc.	4325 Alexander Drive, Suite 100, Alpharetta, GA 30022, United States	(4)(5)(7)(10)	SOFR + 3.75%	10.50%	1/29/2024	1/30/2031			1,073	1,030	1,026	0.00%
Armstrong Bidco, Limited	The Old School School Lane, Stratford St Mary, Colchester, Essex, CO7 6LZ, United Kingdom	(4)(6)(8)	S + 5.25%	8.98%	6/2/2022	6/28/2029		GBP	478,945	577,588	616,237	1.44%
Arnhem BidCo, GmbH	Isaac-Fulda-Allee 6 55124 Mainz, Germany	(4)(6)(7)(8)	E + 4.50%	6.79%	9/18/2024	9/30/2031		EUR	243,252	267,673	277,940	0.65%
Articulate Global, LLC	244 Fifth Avenue, Suite 2960, New York, NY 10001, United States	(4)(7)(9)	SOFR + 4.00%	7.73%	10/24/2025	10/24/2032			52,457	52,193	52,296	0.12%

Investments(1)(19)	Address	Footnotes	Reference Rate and Spread(2)	Interest Rate(2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 6/30/2026	Par Amount/ Units(1)	Cost(3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/non-affiliated (continued)
Software (continued)
AuditBoard, Inc.	12900 Park Plaza Dr. Ste 200, Cerritos, CA 90703, United States	(4)(10)	SOFR + 4.50%	8.23%	7/12/2024	7/14/2031		$80,730	$80,150	$79,923	0.19%
AuditBoard, Inc.	12900 Park Plaza Dr. Ste 200, Cerritos, CA 90703, United States	(4)(10)	SOFR + 4.50%	8.23%	7/12/2024	7/12/2031		38,443	38,166	38,058	0.09%
AuditBoard, Inc.	12900 Park Plaza Dr. Ste 200, Cerritos, CA 90703, United States	(4)(7)(10)	SOFR + 4.50%	8.23%	12/10/2025	7/14/2031		15,377	15,163	15,070	0.04%
Azurite Intermediate Holdings, Inc.	233 Wilshire Blvd., Suite 800 Santa Monica, CA 90401, United States	(4)(7)(10)	SOFR + 6.00%	9.64%	3/19/2024	3/19/2031		61,406	60,717	58,667	0.14%
Banyan Software Holdings, LLC	303 Perimeter Center North, Suite 450 Atlanta, GA 30346, United States	(4)(11)	SOFR + 5.50%	9.14%	1/2/2025	1/2/2031		53,447	53,045	52,779	0.12%
Banyan Software Holdings, LLC	303 Perimeter Center North, Suite 450 Atlanta, GA 30346, United States	(4)(5)(11)	SOFR + 5.50%	9.14%	1/2/2025	1/2/2031		28,669	28,454	28,311	0.07%
Banyan Software Holdings, LLC	303 Perimeter Center North, Suite 450 Atlanta, GA 30346, United States	(4)(5)(7)(11)	SOFR + 5.25%	9.14%	10/7/2025	1/2/2031		23,363	23,263	21,870	0.05%
Banyan Software Holdings, LLC	303 Perimeter Center North, Suite 450 Atlanta, GA 30346, United States	(4)(5)(11)	SOFR + 5.50%	9.14%	1/2/2025	1/2/2031		10,122	10,042	9,995	0.02%
Banyan Software Holdings, LLC	303 Perimeter Center North, Suite 450 Atlanta, GA 30346, United States	(4)(5)(7)(11)	SOFR + 5.50%	9.14%	10/7/2025	1/2/2031		1,067	1,023	995	0.00%
Bayshore Intermediate #2, LP	1 W Elm St ste 200, Conshohocken, PA 19428, United States	(4)(10)	SOFR + 5.50%	9.17% (incl. 3.00% PIK)	9/19/2025	10/2/2028		331,511	331,266	323,223	0.76%
Bayshore Intermediate #2, LP	1 W Elm St ste 200, Conshohocken, PA 19428, United States	(4)(5)(7)(10)	SOFR + 5.00%	8.70%	11/8/2024	10/1/2027		13,242	13,188	12,564	0.03%
Bending Spoons US, Inc.	169 Madison Ave, Suite 11218 New York, NY 10016, United States	(6)(11)	SOFR + 5.88%	9.49%	2/19/2025	3/7/2031		4,791	4,688	4,729	0.01%
BlueCat Networks USA, Inc.	156 W. 56th Street, 3rd Floor, New York, New York 10019, United States	(4)(10)	SOFR + 5.50%	9.16%	8/8/2022	8/8/2028		69,466	68,996	69,466	0.16%

Investments(1)(19)	Address	Footnotes	Reference Rate and Spread(2)	Interest Rate(2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 6/30/2026	Par Amount/ Units(1)		Cost(3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/non-affiliated (continued)
Software (continued)
BlueCat Networks USA, Inc.	156 W. 56th Street, 3rd Floor, New York, New York 10019, United States	(4)(10)	SOFR + 5.50%	9.16%	8/8/2022	8/8/2028			$12,260	$12,178	$12,260	0.03%
BlueCat Networks USA, Inc.	156 W. 56th Street, 3rd Floor, New York, New York 10019, United States	(4)(10)	SOFR + 5.50%	9.16%	8/8/2022	8/8/2028			8,430	8,381	8,430	0.02%
BlueCat Networks USA, Inc.	156 W. 56th Street, 3rd Floor, New York, New York 10019, United States	(4)(10)	SOFR + 5.50%	9.16%	10/25/2024	8/8/2028			56,404	55,939	56,404	0.13%
Bluefin Holding, LLC	8200 Roberts Drive, Suite 400, Atlanta, GA 30350, United States	(4)(7)(11)	SOFR + 4.25%	7.91%	9/12/2023	9/12/2029			90,693	89,856	90,693	0.21%
Boxer Parent Company, Inc.	John Hancock Tower 200 Clarendon Street Boston MA 02116, United States	(8)	SOFR + 2.75%	6.42%	1/24/2025	7/30/2031			7,124	7,124	6,439	0.02%
Brave Parent Holdings, Inc.	11695 Johns Creek Parkway, Suite 200, Johns Creek, Georgia 30097, United States	(4)(7)(9)	SOFR + 4.50%	8.14%	10/17/2025	11/28/2030			492,682	489,232	481,596	1.13%
Brave Parent Holdings, Inc.	11695 Johns Creek Parkway, Suite 200, Johns Creek, Georgia 30097, United States	(4)(9)	SOFR + 4.50%	8.14%	10/17/2025	11/28/2030			262,279	261,148	256,377	0.60%
Businessolver.com, Inc.	5473 Morris Hunt Dr Fort Mill, SC 29708-6523, United States	(4)(7)(10)	SOFR + 4.50%	8.23%	12/3/2025	12/3/2032			28,986	28,586	28,634	0.07%
Caribou Bidco, Ltd.	70 Gray’s Inn Road, London, WC1X 8NH, United Kingdom	(4)(6)(8)	S + 5.00%	8.73%	7/2/2024	2/2/2029		GBP	221,441	282,103	286,387	0.67%
Cloud Software Group, Inc.	4980 Great America Parkway, Santa Clara, CA 95054, United States	(8)	SOFR + 3.25%	6.98%	8/7/2025	3/21/2031			2,970	2,958	2,614	0.01%
Cloudera, Inc.	1001 Page Mill Road Building 3 Palo Alto, CA 94304, United States	(9)	SOFR + 3.75%	7.49%	10/8/2021	10/8/2028			21,440	21,378	16,735	0.04%
Confine Visual Bidco	Kistagången 12, 164 40 Kista, Sweden	(4)(6)(8)	SOFR + 5.75%	9.37%	2/23/2022	2/23/2029			257,960	255,050	218,621	0.51%
Confine Visual Bidco	Kistagången 12, 164 40 Kista, Sweden	(4)(6)(8)	SOFR + 5.75%	9.37%	3/11/2022	2/23/2029			6,159	6,086	5,219	0.01%

Investments(1)(19)	Address	Footnotes	Reference Rate and Spread(2)	Interest Rate(2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 6/30/2026	Par Amount/ Units(1)	Cost(3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/non-affiliated (continued)
Software (continued)
Confluence Technologies, Inc.	Nova Tower 1 1 Allegheny Square, Suite 800 Pittsburgh, PA 15212, United States	(4)(5)(9)	SOFR + 5.00%	8.65%	2/14/2025	7/30/2028		$19,938	$19,565	$19,340	0.05%
Conga Corp.	13699 Via Varra, Broomfield, CO 80020, United States	(10)	SOFR + 3.50%	7.16%	8/8/2024	5/8/2028		11,307	11,307	9,649	0.02%
Connatix Buyer, Inc.	666 Broadway, 10th Floor, New York, NY 10012, United States	(4)(10)	SOFR + 5.50%	9.44%	7/14/2021	7/14/2027		105,064	104,702	91,406	0.21%
Connatix Buyer, Inc.	666 Broadway, 10th Floor, New York, NY 10012, United States	(4)(5)(7)(10)	SOFR + 5.50%	9.44%	7/14/2021	7/14/2027		11,732	11,675	9,613	0.02%
Connatix Buyer, Inc.	666 Broadway, 10th Floor, New York, NY 10012, United States	(4)(5)(10)	SOFR + 5.50%	9.44%	10/9/2024	7/14/2027		5,169	5,131	4,497	0.01%
CJX Borrower, LLC	666 Broadway, 10th Floor, New York, NY 10012, United States	(4)(5)(7)(10)	SOFR + 5.50%	9.44%	10/9/2024	7/14/2027		3,865	3,747	3,261	0.01%
Cornerstone OnDemand, Inc.	1601 Cloverfield Blvd Suite 620 South Santa Monica, CA 90404, United States	(9)	SOFR + 3.75%	7.51%	10/15/2021	10/16/2028		17,781	17,756	11,406	0.03%
Cornerstone OnDemand, Inc.	1601 Cloverfield Blvd Suite 620 South Santa Monica, CA 90404, United States	(4)(11)	SOFR + 6.00%	9.64%	9/7/2023	10/16/2028		33,950	33,483	23,510	0.05%
Coupa Software, Inc.	1855 S. Grant Street, San Mateo, CA 94402, United States	(4)(6)(10)	SOFR + 5.25%	8.91%	2/27/2023	2/27/2030		1,799	1,776	1,763	0.00%
Coupa Software, Inc.	1855 S. Grant Street, San Mateo, CA 94402, United States	(4)(5)(6)(10)	SOFR + 5.25%	8.90%	2/27/2023	2/27/2030		164	162	161	0.00%
Coupa Software, Inc.	1855 S. Grant Street, San Mateo, CA 94402, United States	(4)(5)(6)(7)(10)	SOFR + 5.25%	8.90%	2/27/2023	2/27/2029		84	82	81	0.00%
Crewline Buyer, Inc.	188 Spear St, San Francisco, CA 94105, United States	(4)(7)(11)	SOFR + 6.75%	10.41%	11/8/2023	11/8/2030		122,658	120,548	118,608	0.28%
Databricks, Inc.	160 Spear Street, 15th Floor, San Francisco, CA 94105, United States	(4)(7)(8)	SOFR + 4.50%	8.11%	1/3/2025	1/3/2031		460,000	458,226	460,000	1.08%
Delta Topco, Inc.	3111 Coronado Drive in Santa Clara, CA 95054, United States	(8)	SOFR + 2.75%	6.40%	5/1/2024	11/30/2029		31,636	31,623	30,010	0.07%

Investments(1)(19)	Address	Footnotes	Reference Rate and Spread(2)	Interest Rate(2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 6/30/2026	Par Amount/ Units(1)		Cost(3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/non-affiliated (continued)
Software (continued)
Denali Bidco, Ltd.	53 rue de Châteaudun 75009 Paris, France	(4)(6)(7)(8)	S + 4.75%	8.48%	9/5/2025	9/5/2031		GBP	19,440	$24,597	$25,524	0.06%
Denali Bidco, Ltd.	53 rue de Châteaudun 75009 Paris, France	(4)(5)(6)(8)	E + 4.75%	7.04%	9/5/2025	9/5/2031		EUR	21,288	23,851	24,080	0.06%
Diligent Corp.	61 W 23rd Street, 4th Floor, New York, NY 10010, United States	(4)(7)(10)	SOFR + 5.00%	8.67%	4/30/2024	8/2/2030			$186,626	185,839	181,456	0.42%
Diligent Corp.	61 W 23rd Street, 4th Floor, New York, NY 10010, United States	(4)(10)	SOFR + 8.42%	12.09% PIK	4/30/2024	8/2/2030			29,736	29,628	28,993	0.07%
Discovery Education, Inc.	4350 Congress Street, Suite 700, Charlotte, North Carolina 28209, United States	(4)(10)	SOFR + 6.75%	10.49% (incl. 5.74% PIK)	4/7/2022	4/9/2029			630,601	626,989	474,527	1.11%
Discovery Education, Inc.	4350 Congress Street, Suite 700, Charlotte, North Carolina 28209, United States	(4)(5)(7)(10)	SOFR + 5.75%	9.52%	4/7/2022	4/9/2029			46,313	45,897	33,309	0.08%
Discovery Education, Inc.	4350 Congress Street, Suite 700, Charlotte, North Carolina 28209, United States	(4)(10)	SOFR + 6.75%	10.39% (incl. 5.69% PIK)	10/3/2023	4/9/2029			70,929	70,489	53,374	0.12%
Doit International, Ltd.	David Elazar 12 St’, Tel Aviv-Yaffo 6107408 Israel	(4)(7)(11)	SOFR + 4.50%	8.14%	11/25/2024	11/26/2029			65,868	64,620	65,367	0.15%
Dropbox, Inc.	1800 Owens Street, San Francisco, CA 94158, United States	(4)(6)(10)(18)	SOFR + 4.92%	8.66%	12/11/2024	12/11/2029			1,158,378	1,149,903	1,146,794	2.68%
Dropbox, Inc.	1800 Owens Street, San Francisco, CA 94158, United States	(4)(6)(10)(18)	SOFR + 4.92%	8.66%	9/9/2025	9/9/2030			452,914	449,917	448,385	1.05%
Eagan Parent, Inc.	One Letterman Drive, Building C, Suite 410, San Francisco, CA 94129, United States	(4)(5)(7)(9)	SOFR + 4.25%	7.90%	9/6/2025	9/8/2032			21,244	21,126	20,845	0.05%
Edison Bidco, AS	Hagaløkkveien 26, 1383, Asker, Norway	(4)(5)(6)(7)(8)	E + 4.75%	6.96%	12/18/2024	11/29/2031		EUR	245	251	280	0.00%
Elements Finco, Ltd.	Heathrow Approach, 470 London Road, Slough, Berkshire SL3 8QY, Great Britain	(4)(6)(8)	S + 5.50%	9.23% (incl. 2.50% PIK)	3/27/2024	4/29/2031		GBP	70,119	87,272	92,080	0.22%

Investments(1)(19)	Address	Footnotes	Reference Rate and Spread(2)	Interest Rate(2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 6/30/2026	Par Amount/ Units(1)		Cost(3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/non-affiliated (continued)
Software (continued)
Elements Finco, Ltd.	Heathrow Approach, 470 London Road, Slough, Berkshire SL3 8QY, Great Britain	(4)(5)(6)(8)	SOFR + 5.25%	8.89% (incl. 2.25% PIK)	3/27/2024	4/29/2031			$21,876	$21,704	$21,602	0.05%
Elements Finco, Ltd.	Heathrow Approach, 470 London Road, Slough, Berkshire SL3 8QY, Great Britain	(4)(5)(6)(8)	SOFR + 5.00%	8.64%	4/30/2024	4/29/2031			17,609	17,537	17,389	0.04%
Elements Finco, Ltd.	Heathrow Approach, 470 London Road, Slough, Berkshire SL3 8QY, Great Britain	(4)(5)(6)(8)	S + 5.25%	8.98% (incl. 2.25% PIK)	11/29/2024	4/29/2031		GBP	12,886	16,029	16,878	0.04%
Elements Finco, Ltd.	Heathrow Approach, 470 London Road, Slough, Berkshire SL3 8QY, Great Britain	(4)(5)(6)(8)	S + 5.50%	9.23% (incl. 2.50% PIK)	3/27/2024	4/29/2031		GBP	31,433	39,122	41,277	0.10%
Epicor Software Corp.	807 Las Cimas Pkwy, Austin, TX 78746, United States	(10)	SOFR + 2.75%	6.39%	5/30/2024	5/30/2031			912	909	874	0.00%
Everbridge Holdings, LLC	25 Corporate Drive, Suite 400, Burlington, MA 01803, United States	(4)(6)(10)	SOFR + 5.00%	8.68%	7/2/2024	7/2/2031			34,293	34,170	34,293	0.08%
Everbridge Holdings, LLC	25 Corporate Drive, Suite 400, Burlington, MA 01803, United States	(4)(5)(6)(7)(10)	SOFR + 5.00%	8.68%	7/2/2024	7/2/2031			3,361	3,327	3,361	0.01%
Experity, Inc.	101 South Phillips Avenue, Suite 300, Sioux Falls, SD 57104, United States	(4)(10)	SOFR + 5.00%	8.73% (incl. 2.25% PIK)	7/21/2021	2/22/2030			111,323	110,403	109,653	0.26%
Experity, Inc.	101 South Phillips Avenue, Suite 300, Sioux Falls, SD 57104, United States	(4)(7)(10)	SOFR + 5.00%	8.73% (incl. 2.25% PIK)	2/24/2022	2/22/2030			35,903	35,441	35,097	0.08%
Experity, Inc.	101 South Phillips Avenue, Suite 300, Sioux Falls, SD 57104, United States	(4)(5)(7)(10)	SOFR + 5.00%	8.49% (incl. 2.25% PIK)	2/24/2022	2/22/2030			7,706	7,572	7,104	0.02%
Flash Charm, Inc.	Brookhollow Ctr III, 2950 Nort Loop Freeway W, Suite 700 Houston TX 77092, United States	(5)(10)	SOFR + 3.50%	7.16%	6/11/2024	3/2/2028			5,678	5,678	4,433	0.01%

Investments(1)(19)	Address	Footnotes	Reference Rate and Spread(2)	Interest Rate(2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 6/30/2026	Par Amount/ Units(1)		Cost(3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/non-affiliated (continued)
Software (continued)
Flexera Software, LLC	Park Blvd Suite 400 Itasca, IL 60143, United States	(4)(7)(9)	SOFR + 4.50%	8.15%	8/15/2025	8/16/2032			$187,380	$186,941	$181,725	0.42%
Flexera Software, LLC	Park Blvd Suite 400 Itasca, IL 60143, United States	(4)(9)	E + 4.50%	6.71%	8/15/2025	8/16/2032		EUR	56,550	66,027	62,675	0.15%
Forterro Group, AB	3 Cavendish Square, London, W1G 0LB, United Kingdom	(4)(6)(8)	ST + 4.75%	6.83%	4/14/2022	7/9/2029		SEK	115,366	10,829	11,898	0.03%
Forterro Group, AB	3 Cavendish Square, London, W1G 0LB, United Kingdom	(4)(6)(8)	SA + 4.75%	4.75%	4/14/2022	7/9/2029		CHF	10,860	11,070	13,440	0.03%
Forterro Group, AB	3 Cavendish Square, London, W1G 0LB, United Kingdom	(4)(5)(6)(8)	SA + 4.75%	4.75%	7/28/2022	7/9/2029		CHF	3,544	3,598	4,386	0.01%
Forterro Group, AB	3 Cavendish Square, London, W1G 0LB, United Kingdom	(4)(6)(8)	E + 4.75%	6.86%	4/14/2022	7/9/2029		EUR	32,512	32,772	37,148	0.09%
Forterro Group, AB	3 Cavendish Square, London, W1G 0LB, United Kingdom	(4)(5)(6)(8)	E + 4.75%	6.86%	4/14/2022	7/9/2029		EUR	9,018	9,193	10,304	0.02%
Forterro Group, AB	3 Cavendish Square, London, W1G 0LB, United Kingdom	(4)(5)(6)(10)	S + 4.75%	8.47%	7/28/2022	7/9/2029		GBP	12,762	15,264	16,928	0.04%
Forterro Group, AB	3 Cavendish Square, London, W1G 0LB, United Kingdom	(4)(5)(6)(8)	E + 4.75%	6.86%	2/27/2025	7/9/2029		EUR	31,908	33,061	36,458	0.09%
Gen Digital, Inc.	60 East Rio Salado Parkway Suite 1000, Tempe, AZ, 8528, United States	(6)(9)	SOFR + 1.75%	5.39%	6/5/2024	9/12/2029			3,299	3,290	3,265	0.01%
Genesys Cloud Services, Inc.	1302 El Camino Real, Suite 300, Menlo Park, CA 94025, United States	(8)	SOFR + 2.50%	6.14%	4/3/2025	1/30/2032			2,772	2,726	2,661	0.01%
Gigamon, Inc.	3300 Olcott Street Santa Clara, CA 95054, United States	(4)(10)	SOFR + 5.75%	9.58%	3/11/2022	3/9/2029			416,185	412,985	405,781	0.95%
Gigamon, Inc.	3300 Olcott Street Santa Clara, CA 95054, United States	(4)(5)(7)(10)	SOFR + 5.75%	9.58%	3/11/2022	3/10/2028			12,887	12,814	12,243	0.03%
Granicus, Inc.	1999 Broadway, Suite 3600, Denver, Colorado 80202, United States	(4)(10)	SOFR + 5.75%	9.41% (incl. 2.25% PIK)	1/17/2024	1/17/2031			31,200	31,011	31,200	0.07%
Granicus, Inc.	1999 Broadway, Suite 3600, Denver, Colorado 80202, United States	(4)(5)(7)(10)	SOFR + 5.25%	8.91% (incl. 2.25% PIK)	1/17/2024	1/17/2031			9,149	9,114	9,074	0.02%

Investments(1)(19)	Address	Footnotes	Reference Rate and Spread(2)	Interest Rate(2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 6/30/2026	Par Amount/ Units(1)		Cost(3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/non-affiliated (continued)
Software (continued)
Granicus, Inc.	1999 Broadway, Suite 3600, Denver, Colorado 80202, United States	(4)(5)(7)(10)	P + 5.25%	11.00%	1/17/2024	1/17/2031			$343	$315	$343	0.00%
GS Acquisitionco, Inc.	8529 Six Forks Rd, Suite 400, Raleigh, North Carolina 27615, United States	(4)(11)	SOFR + 5.25%	8.98%	3/26/2024	5/25/2028			11,807	11,783	10,479	0.02%
GS Acquisitionco, Inc.	8529 Six Forks Rd, Suite 400, Raleigh, North Carolina 27615, United States	(4)(5)(7)(10)	SOFR + 5.25%	8.98%	3/26/2024	5/25/2028			6,685	6,665	5,924	0.01%
Homecare Software Solutions, LLC	130 West 42nd Street, 2nd Floor, New York, NY 10036, United States	(4)(10)	SOFR + 5.25%	8.89%	6/14/2024	6/16/2031			80,114	79,566	78,512	0.18%
Homecare Software Solutions, LLC	130 West 42nd Street, 2nd Floor, New York, NY 10036, United States	(4)(10)	SOFR + 5.25%	8.89%	6/14/2024	6/16/2031			31,288	31,075	30,662	0.07%
Homecare Software Solutions, LLC	130 West 42nd Street, 2nd Floor, New York, NY 10036, United States	(4)(10)	SOFR + 5.25%	8.89%	9/26/2024	6/16/2031			37,011	36,749	36,270	0.08%
Icefall Parent, Inc.	30 Braintree Hill Office Park, Suite 101, Boston, MA 02184, United States	(4)(7)(11)	SOFR + 4.50%	8.23%	1/26/2024	1/25/2030			87,841	86,886	87,841	0.21%
INK BC Bidco S.p.A.	Via Vittor Pisani no. 20 20124, Milan, Italy	(4)(6)(8)	E + 5.00%	7.14%	7/17/2025	7/16/2032		EUR	110,134	125,444	123,952	0.29%
INK BC Bidco S.p.A.	Via Vittor Pisani no. 20 20124, Milan, Italy	(4)(6)(7)(8)	E + 5.00%	7.14%	7/17/2025	7/16/2032		EUR	7,387	8,348	8,127	0.02%
IQN Holding Corp.	5011 Gate Parkway Building 100, Suite 250, Jacksonville, FL 32256, United States	(4)(10)	SOFR + 5.25%	8.98%	5/2/2022	5/2/2029			46,686	46,511	45,752	0.11%
IQN Holding Corp.	5011 Gate Parkway Building 100, Suite 250, Jacksonville, FL 32256, United States	(4)(5)(7)(10)	SOFR + 5.25%	8.99%	5/2/2022	5/2/2028			3,326	3,309	3,215	0.01%
IQN Holding Corp.	5011 Gate Parkway Building 100, Suite 250, Jacksonville, FL 32256, United States	(4)(10)	SOFR + 5.25%	8.98%	5/16/2025	5/2/2029			5,801	5,801	5,685	0.01%
IRI Group Holdings, Inc.	203 North LaSalle Street, Suite 1500 Chicago, IL 60601, United States	(4)(7)(10)	SOFR + 4.25%	7.89%	4/9/2025	12/3/2029			1,588,162	1,572,662	1,588,162	3.71%

Investments(1)(19)	Address	Footnotes	Reference Rate and Spread(2)	Interest Rate(2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 6/30/2026	Par Amount/ Units(1)		Cost(3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/non-affiliated (continued)
Software (continued)
Javelin Buyer, Inc.	P.O. Box 12768 700 Park Offices, Suite 300, Research Triangle Park, NC 27709, United States	(6)(8)	SOFR + 2.75%	6.41%	7/24/2025	12/5/2031			$1,975	$1,985	$1,859	0.00%
Jeppesen Holdings, LLC	55 Inverness Drive Englewood, CO 80112, United States	(4)(7)(9)	SOFR + 4.75%	8.41%	10/31/2025	11/1/2032			327,865	325,479	324,459	0.76%
JS Parent, Inc.	135 SW Taylor Suite 200 Portland, Oregon 97204, United States	(4)(7)(10)	SOFR + 4.75%	8.41%	4/24/2024	4/24/2031			79,997	79,695	79,958	0.19%
Kaseya, Inc.	701 Brickell Avenue, Miami FL 33131, United States	(7)(8)	SOFR + 3.25%	6.91%	3/20/2025	3/22/2032			36,744	36,292	22,036	0.05%
KnowBe4, Inc.	33 N Garden Ave, Clearwater, FL 33755, United States	(8)	SOFR + 3.75%	7.41%	7/22/2025	7/23/2032			5,473	5,461	4,296	0.01%
LD Lower Holdings, Inc.	8201 Greensboro Drive, Suite 717 Mclean, VA 22102-3810, United States	(4)(5)(11)	SOFR + 7.50%	11.33%	2/8/2021	8/9/2027			105,590	105,590	92,391	0.22%
Lobos Parent, Inc.	300 Continental Blvd., El Segundo, CA 90245, United States	(4)(5)(7)(9)	SOFR + 4.25%	7.98%	9/26/2025	9/26/2032			45,743	45,398	45,001	0.11%
Lobos Parent, Inc.	300 Continental Blvd., El Segundo, CA 90245, United States	(4)(5)(7)(9)	SOFR + 4.25%	7.99%	9/26/2025	9/26/2031			777	743	699	0.00%
LogicMonitor, Inc.	820 State Street, Floor 5, Santa Barbara, CA 93101, United States	(4)(7)(10)	SOFR + 5.50%	9.16%	11/15/2024	11/19/2031			122,899	121,466	119,892	0.28%
Magenta Security Holdings, LLC	6000 Headquarters Drive, Plano, TX 75024, United States	(5)(10)(18)	SOFR + 6.75%	10.67%	8/14/2024	7/27/2028			17,298	16,844	11,692	0.03%
Magnesium BorrowerCo, Inc.	1 Finsbury Avenue, London, EC2M 2PF, United Kingdom	(4)(10)	S + 4.50%	8.23%	5/19/2022	5/18/2029		GBP	99,533	123,134	132,026	0.31%
Magnesium BorrowerCo, Inc.	1 Finsbury Avenue, London, EC2M 2PF, United Kingdom	(4)(10)	SOFR + 4.50%	8.14%	5/19/2022	5/18/2029			1,029,723	1,018,877	1,029,723	2.41%
Magnesium BorrowerCo, Inc.	1 Finsbury Avenue, London, EC2M 2PF, United Kingdom	(4)(10)	SOFR + 4.50%	8.14%	3/21/2024	5/18/2029			28,823	28,625	28,823	0.07%
Mandolin Technology Intermediate Holdings, Inc.	Nova Tower 1 1 Allegheny Square, Suite 800 Pittsburgh, PA 15212, United States	(4)(9)	SOFR + 3.75%	7.63%	7/30/2021	7/31/2028			74,776	74,442	63,186	0.15%

Investments(1)(19)	Address	Footnotes	Reference Rate and Spread(2)	Interest Rate(2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 6/30/2026	Par Amount/ Units(1)	Cost(3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/non-affiliated (continued)
Software (continued)
Mandolin Technology Intermediate Holdings, Inc.	Nova Tower 1 1 Allegheny Square, Suite 800 Pittsburgh, PA 15212, United States	(4)(9)	SOFR + 6.25%	10.13%	6/9/2023	7/31/2028		$61,110	$60,360	$54,999	0.13%
Mandolin Technology Intermediate Holdings, Inc.	Nova Tower 1 1 Allegheny Square, Suite 800 Pittsburgh, PA 15212, United States	(4)(5)(7)(8)	SOFR + 3.75%	7.49%	2/14/2025	4/30/2028		1,767	1,751	1,227	0.00%
Maverick Bidco, Inc.	13301 Galleria Circle Bldg B, Suite 200. Bee Cave, TX 78738, United States	(4)(7)(10)	SOFR + 4.75%	8.42%	12/2/2025	12/2/2031		339,214	337,992	336,585	0.79%
Medallia, Inc.	7900 Tysons One PI, 11th Floor, McLean, VA 22102, United States	(4)(5)(10)(17)	SOFR + 6.00%	9.97%	10/28/2021	10/29/2028		897,116	869,650	444,072	1.04%
Medallia, Inc.	7900 Tysons One PI, 11th Floor, McLean, VA 22102, United States	(4)(5)(10)(17)	SOFR + 6.00%	9.97%	8/16/2022	10/29/2028		221,271	214,379	109,529	0.26%
Mitnick Purchaser, Inc.	64 Willow Place, Suite 100, Menlo Park DE 94025, United States	(5)(9)(17)(18)	SOFR + 4.75%	8.51%	5/2/2022	5/2/2029		11,438	11,148	4,145	0.01%
ML Holdco, LLC	1 Venture, Suite 235, Irvine, CA 92618, United States	(4)(7)(8)	SOFR + 4.25%	8.17%	10/24/2025	10/24/2032		67,867	67,521	67,823	0.16%
MRI Software, LLC	28925 Fountain Parkway Solon OH 44139, United States	(4)(11)	SOFR + 4.75%	8.48%	1/7/2021	2/10/2028		203,521	202,790	199,705	0.47%
MRI Software, LLC	28925 Fountain Parkway Solon OH 44139, United States	(4)(7)(11)	SOFR + 4.75%	8.48%	8/27/2024	2/10/2028		30,499	30,321	28,590	0.07%
MRI Software, LLC	28925 Fountain Parkway Solon OH 44139, United States	(4)(11)	SOFR + 4.75%	8.48%	1/7/2021	2/10/2028		34,185	34,189	33,544	0.08%
MRI Software, LLC	28925 Fountain Parkway Solon OH 44139, United States	(4)(5)(7)(11)	SOFR + 4.75%	8.48%	10/2/2025	2/10/2028		7,841	7,807	7,575	0.02%
NAVEX TopCo, Inc.	5500 Meadows Road, Suite 500, Lake Oswego, OR 97035, United States	(4)(7)(10)	SOFR + 5.00%	8.64%	10/14/2025	10/14/2032		221,611	219,321	219,039	0.51%
Nintex Topco, Limited	10800 NE 8th Street, Suite 400 Bellevue, WA 98004, United States	(4)(6)(10)	SOFR + 6.00%	9.88%	11/12/2021	11/13/2028		677,707	673,250	532,000	1.24%

Investments(1)(19)	Address	Footnotes	Reference Rate and Spread(2)	Interest Rate(2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 6/30/2026	Par Amount/ Units(1)		Cost(3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/non-affiliated (continued)
Software (continued)
Noble Midco 3, Ltd.	2 Seething Ln, London EC3N 4AT, United Kingdom	(4)(5)(6)(10)	SOFR + 5.25%	9.08% (incl. 2.97% PIK)	6/10/2024	6/7/2031			$39,475	$39,198	$39,475	0.09%
Noble Midco 3, Ltd.	2 Seething Ln, London EC3N 4AT, United Kingdom	(4)(5)(6)(7)(10)	SOFR + 5.25%	8.98%	6/10/2024	12/30/2030			904	831	859	0.00%
OEConnection, LLC	3600 Embassy Parkway, Suite 300, Fairlawn OH 44333, United States	(4)(7)(9)	SOFR + 4.50%	8.14%	12/23/2025	12/23/2032			31,437	31,227	31,210	0.07%
OMEGA II AB	Box 7358, 103 90 Stockholm, Sweden	(4)(5)(6)(7)(8)	ST + 4.25%	6.27%	6/11/2025	6/17/2032		SEK	525,846	54,464	54,059	0.13%
Onward Acquireco, Inc.	191 N. Chester Street, Birmingham, MI 48009, United States	(4)(7)(10)	SOFR + 5.05%	8.69% (incl. 2.68% PIK)	3/31/2026	4/1/2033			132,196	130,872	129,165	0.30%
Optimizely North America, Inc.	119 5th Ave, 7th Floor, New York, NY 10003, United States	(4)(5)(10)	S + 6.00%	9.73% (incl. 2.50% PIK)	10/30/2024	10/30/2031		GBP	2,118	2,726	2,711	0.01%
Optimizely North America, Inc.	119 5th Ave, 7th Floor, New York, NY 10003, United States	(4)(5)(10)	E + 5.75%	7.96% (incl. 2.50% PIK)	10/30/2024	10/30/2031		EUR	7,059	7,610	7,783	0.02%
Optimizely North America, Inc.	119 5th Ave, 7th Floor, New York, NY 10003, United States	(4)(5)(7)(10)	SOFR + 5.50%	9.12% (incl. 2.50% PIK)	10/30/2024	10/30/2031			20,117	19,942	19,383	0.05%
Optus 1011, GmbH	Westendstraße 28 60325 Frankfurt am Main, Germany	(4)(5)(6)(8)	E + 4.50%	6.79%	3/7/2025	3/24/2032		EUR	89,943	95,661	101,741	0.24%
Optus 1011, GmbH	Westendstraße 28 60325 Frankfurt am Main, Germany	(4)(5)(6)(8)	E + 4.50%	6.79%	10/24/2025	3/24/2032		EUR	13,798	16,078	15,608	0.04%
Optus 1011, GmbH	Westendstraße 28 60325 Frankfurt am Main, Germany	(4)(5)(6)(7)(10)	E + 4.50%	6.79%	10/24/2025	3/24/2032		EUR	53,812	62,313	60,697	0.14%
PDI TA Holdings, Inc.	11675 Rainwater Dr., Suite 350, Alpharetta, GA 30009, United States	(4)(10)	SOFR + 6.00%	9.66% (incl. 2.50% PIK)	2/1/2024	2/3/2031			87,177	86,432	81,510	0.19%
PDI TA Holdings, Inc.	11675 Rainwater Dr., Suite 350, Alpharetta, GA 30009, United States	(4)(5)(10)	SOFR + 5.50%	9.24%	2/1/2024	2/3/2031			6,996	6,927	6,541	0.02%
Peloton Computer Enterprises, Ltd.	545 8th Ave SW, Unit 3300, Calgary, AB, T2P 1G1 Canada	(4)(6)(10)(18)	SOFR + 4.51%	8.18%	2/13/2026	2/13/2032			107,371	106,317	105,224	0.25%
Perforce Software, Inc.	2320 Blanding Avenue, Alameda CA 94501, United States	(9)	SOFR + 4.75%	8.39%	3/22/2024	3/25/2031			19,600	19,533	10,119	0.02%
Perforce Software, Inc.	2320 Blanding Avenue, Alameda CA 94501, United States	(8)	SOFR + 4.75%	8.39%	12/18/2024	7/2/2029			18,150	17,962	10,235	0.02%

Investments(1)(19)	Address	Footnotes	Reference Rate and Spread(2)	Interest Rate(2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 6/30/2026	Par Amount/ Units(1)		Cost(3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/non-affiliated (continued)
Software (continued)
Project Alpha Intermediate Holding, Inc.	211 South Gulph Road, Suite 500, King of Prussia, PA 19406, United States	(9)	SOFR + 3.25%	6.98%	5/14/2024	10/26/2030			$35,977	$35,977	$26,281	0.06%
Project Leopard Holdings, Inc.	300 North La Salle Street, Suite 4350, Chicago, IL 60654, United States	(9)	SOFR + 5.25%	9.01%	7/20/2022	7/20/2029			131,191	127,878	80,551	0.19%
Project Leopard Holdings, Inc.	300 North La Salle Street, Suite 4350, Chicago, IL 60654, United States	(4)(5)(7)(8)	SOFR + 3.65%	7.90%	7/20/2022	7/20/2027			15,405	15,408	8,411	0.02%
Proofpoint, Inc.	892 Ross Drive, Sunnyvale CA 94089, United States	(9)	SOFR + 3.00%	6.73%	5/28/2024	8/31/2028			2,537	2,533	2,454	0.01%
QBS Parent, Inc.	811 Main Street, Suite 2200, Houston, TX 77002, United States	(4)(7)(10)	SOFR + 4.50%	8.23%	6/3/2025	6/3/2032			76,898	76,547	75,937	0.18%
QBS Parent, Inc.	811 Main Street, Suite 2200, Houston, TX 77002, United States	(4)(5)(7)(10)	SOFR + 4.50%	8.48%	6/3/2025	6/3/2032			1,195	1,189	945	0.00%
Quartz Acquireco, LLC	333 W. River Park Dr., Provo, Utah 84604, United States	(8)	SOFR + 2.25%	5.98%	4/11/2025	6/28/2030			919	911	771	0.00%
Rally Buyer, Inc.	5213 Tacome Building C · Houston, TX 77041, United States	(4)(10)	SOFR + 6.25%	9.91% (incl. 3.50% PIK)	7/19/2022	7/19/2029			148,204	147,027	128,937	0.30%
Rally Buyer, Inc.	5213 Tacome Building C · Houston, TX 77041, United States	(4)(5)(7)(10)	SOFR + 5.75%	9.49%	7/19/2022	7/19/2029			14,986	14,831	12,679	0.03%
Rocket Software, Inc.	77 4th Avenue, Waltham MA 02451, United States	(9)	SOFR + 3.75%	7.39%	10/5/2023	11/28/2028			10,252	10,189	9,766	0.02%
Scorpio BidCo SAS	131, Chemin du Bac-a-Traille Caluire-et-Cuire 69300, France	(4)(5)(6)(7)(8)	E + 5.75%	8.04%	4/3/2024	3/26/2031		EUR	37,234	39,751	42,461	0.10%
Seven Bidco, SASU	2 More London Riverside, London, SE1 2AP, United Kingdom	(4)(6)(7)(8)	E + 4.40%	6.60%	8/29/2025	8/27/2032		EUR	210,485	244,627	237,888	0.56%
Severin Acquisition, LLC	150 Parkshore Drive Folsom, CA 95630, United States	(4)(7)(9)	SOFR + 5.00%	8.64% (incl. 2.25% PIK)	10/1/2024	10/1/2031			353,794	351,071	341,639	0.80%
Severin Acquisition, LLC	150 Parkshore Drive Folsom, CA 95630, United States	(4)(7)(10)	SOFR + 4.75%	8.40%	10/1/2024	10/1/2031			20,695	20,385	19,454	0.05%

Investments(1)(19)	Address	Footnotes	Reference Rate and Spread(2)	Interest Rate(2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 6/30/2026	Par Amount/ Units(1)		Cost(3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/non-affiliated (continued)
Software (continued)
Skylark UK Debtco, Ltd.	Cygnet House, Cygnet Way, Charnham Park, Hungerford, Berkshire, RG17 0YL, England	(4)(6)(7)(8)	S + 4.41%	8.14%	11/25/2025	12/8/2032		GBP	12,751	$16,990	$16,744	0.04%
Skylark UK Debtco, Ltd.	Cygnet House, Cygnet Way, Charnham Park, Hungerford, Berkshire, RG17 0YL, England	(4)(5)(6)(8)	E + 4.41%	6.70%	11/25/2025	12/8/2032		EUR	5,751	6,694	6,506	0.02%
Skylark UK Debtco, Ltd.	Cygnet House, Cygnet Way, Charnham Park, Hungerford, Berkshire, RG17 0YL, England	(4)(5)(6)(8)	SOFR + 4.41%	8.14%	11/25/2025	12/8/2032			$24,898	24,898	24,649	0.06%
Solis Midco, SAS	3 Rue de Pondichéry, 75015 Paris, France	(4)(5)(6)(7)(8)	E + 4.50%	6.58%	10/8/2025	10/8/2032		EUR	313	358	348	0.00%
Sophos Holdings, LLC	18595 Vineyard Point Lane, Cornelius, NC 28031, United States	(6)(8)	SOFR + 3.50%	7.26%	1/7/2021	3/5/2027			5,137	5,140	4,805	0.01%
Spaceship Purchaser, Inc.	225 Varick Street, 12th Floor, New York, NY 10014	(4)(7)(10)(18)	SOFR + 4.67%	8.40%	9/5/2025	10/17/2031			621,275	620,550	614,106	1.44%
Spitfire Parent, Inc.	10161 Park Run Drive, Suite 150, Las Vegas, Nevada, United States	(4)(11)	E + 5.50%	7.68%	3/8/2021	3/11/2027		EUR	18,525	22,309	21,167	0.05%
Spitfire Parent, Inc.	10161 Park Run Drive, Suite 150, Las Vegas, Nevada, United States	(4)(11)	SOFR + 5.50%	9.24%	3/9/2021	3/11/2027			83,926	83,721	83,926	0.20%
Spitfire Parent, Inc.	10161 Park Run Drive, Suite 150, Las Vegas, Nevada, United States	(4)(11)	SOFR + 5.50%	9.24%	3/9/2021	3/11/2027			30,990	30,984	30,990	0.07%
Supernova Borrower Holdco, LLC	New Court, St. Swithin’s Lane, EC4N 8AL, London, United Kingdom	(4)(7)(9)	SOFR + 5.00%	8.64%	5/12/2026	5/12/2033			30,283	30,089	30,085	0.07%
Tango Bidco, SAS	3, boulevard de Sébastopol 75001 Paris, France	(4)(6)(8)	E + 5.25%	7.45%	10/17/2024	10/17/2031		EUR	69,197	74,128	77,879	0.18%
Tango Bidco, SAS	3, boulevard de Sébastopol 75001 Paris, France	(4)(5)(6)(7)(8)	E + 5.25%	7.45%	10/17/2024	10/17/2031		EUR	24,455	26,494	27,654	0.06%
Themis Solutions, Inc.	4611 Canada Way, Suite 301 Burnaby, BC V5G 4X3, Canada	(4)(6)(7)(10)	SOFR + 5.50%	9.14% (incl. 3.75% PIK)	10/29/2025	10/29/2032			133,165	131,068	131,147	0.31%
Three Rivers Buyer, Inc	339 6th Avenue, Pittsburgh, PA 15222, United States	(4)(5)(7)(10)	SOFR + 4.75%	8.36%	10/31/2025	11/3/2031			15,124	14,905	15,067	0.04%

Investments(1)(19)	Address	Footnotes	Reference Rate and Spread(2)	Interest Rate(2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 6/30/2026	Par Amount/ Units(1)		Cost(3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/non-affiliated (continued)
Software (continued)
Tricentis Operations Holdings, Inc.	5301 Southwest Parkway, Building 2, Suite 200 Austin TX 78735, United States	(4)(7)(10)	SOFR + 6.00%	9.64% (incl. 3.25% PIK)	2/11/2025	2/11/2032			$140,213	$138,903	$137,111	0.32%
Triple Lift, Inc.	53 W. 23rd St., 12th Floor, New York, NY 10010	(4)(7)(10)	SOFR + 5.75%	9.58%	5/6/2021	5/5/2028			42,834	42,533	35,693	0.08%
Triple Lift, Inc.	53 W. 23rd St., 12th Floor, New York, NY 10010	(4)(10)	SOFR + 5.75%	9.58%	3/18/2022	5/5/2028			25,126	24,974	21,985	0.05%
Varicent Parent Holdings Corp.	4711 Yonge St., Suite 300, Toronto, Ontario M2N 6K8, Canada	(4)(7)(10)	SOFR + 6.00%	9.73% (incl. 3.25% PIK)	8/23/2024	8/23/2031			109,685	108,510	106,918	0.25%
Vision Solutions, Inc.	15300 Barranca Parkway Suite 100 Irvine CA 92618, United States	(10)	SOFR + 4.00%	7.93%	10/25/2021	4/24/2028			37,667	37,330	28,941	0.07%
VS Buyer, LLC	8800 Lyra Drive Columbus, Ohio 43240, United States	(7)(8)	SOFR + 2.25%	5.91%	7/25/2025	4/12/2031			3,269	2,620	2,030	0.00%
WPEngine, Inc.	504 Lavaca Street, Suite 1000, Austin, TX 78701, United States	(4)(7)(10)	SOFR + 5.75%	9.43%	8/14/2023	8/14/2029			81,400	80,003	79,528	0.19%
XPLOR T1, LLC	950 East Paces Ferry Road NE Atlanta, GA 30326, United States	(4)(8)	SOFR + 3.25%	6.91%	12/1/2025	12/1/2032			12,137	12,137	11,166	0.03%
Zendesk, Inc.	989 Market St, San Francisco, CA 94103, United States	(4)(7)(10)	SOFR + 5.00%	8.73%	7/23/2024	11/22/2028			1,055,950	1,043,995	1,032,878	2.41%
Zendesk, Inc.	989 Market St, San Francisco, CA 94103, United States	(4)(5)(10)	SOFR + 5.00%	8.73%	11/21/2025	11/22/2028			71,019	71,019	69,599	0.16%
Zodiac Purchaser, LLC	01 Redwood Shores Parkway, Redwood City, CA 94065, United States	(4)(8)	SOFR + 3.50%	7.14%	4/3/2025	2/14/2032			3,970	3,913	3,652	0.01%
Zorro Bidco, Ltd.	740 Waterside Drive, Aztec West, Almondsbury, Bristol, BS32 4UF, United Kingdom	(4)(6)(7)(8)	S + 4.65%	8.38%	8/13/2024	8/13/2031		GBP	73,631	92,669	96,604	0.23%
Zorro Bidco, Ltd.	740 Waterside Drive, Aztec West, Almondsbury, Bristol, BS32 4UF, United Kingdom	(4)(6)(8)	S + 4.65%	8.38%	1/30/2025	8/13/2031		GBP	7,896	9,746	10,369	0.02%
Zorro Bidco, Ltd.	740 Waterside Drive, Aztec West, Almondsbury, Bristol, BS32 4UF, United Kingdom	(4)(5)(6)(8)	ST + 4.65%	6.84%	2/6/2025	8/13/2031		SEK	108,262	9,867	11,054	0.03%
										20,063,420	18,953,627	44.39%

Investments(1)(19)	Address	Footnotes	Reference Rate and Spread(2)	Interest Rate(2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 6/30/2026	Par Amount/ Units(1)	Cost(3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/non-affiliated (continued)
Specialty Retail
CustomInk, LLC	2910 District Avenue Fairfax VA 22031, United States	(4)(11)(18)	SOFR + 5.98%	9.65%	1/7/2021	5/3/2028		$39,625	$39,625	$39,625	0.09%
Great Outdoors Group, LLC	2500 E Kearney St, Springfield, MO 65803, United States	(10)	SOFR + 3.25%	6.89%	2/3/2026	1/23/2032		3,980	3,989	3,997	0.01%
Hoya Midco, LLC	11 North Canal Street Suite 800 60606 Chicago IL, United States	(6)(9)(17)	SOFR + 2.25%	5.91%	2/5/2025	2/3/2029		2,765	2,724	1,228	0.00%
Mavis Tire Express Services Topco, Corp.	358 Saw Mill River Rd, Millwood, NY 10546, United States	(7)(10)	SOFR + 3.00%	6.67%	1/17/2025	5/4/2028		15,130	15,068	15,050	0.04%
StubHub Holdco Sub, LLC	160 Greentree Drive, Suite 101, Dover, Delaware, County of Kent 19904, United States	(8)	SOFR + 4.75%	8.39%	3/15/2024	3/15/2030		5,296	5,302	5,337	0.01%
									66,708	65,237	0.15%
Technology Hardware, Storage & Peripherals
Lytx, Inc.	9785 Towne Centre Drive San Diego CA 92121, United States	(4)(11)	SOFR + 5.00%	8.75%	6/13/2024	2/28/2028		75,139	75,164	75,139	0.18%
Trading Companies & Distributors
BCPE Empire Holdings, Inc.	255 Route 1&9, Jersey City, NJ 07306, United States	(9)	SOFR + 3.50%	7.14%	3/12/2026	12/29/2032		7,980	7,986	7,897	0.02%
BCPE Empire Holdings, Inc.	255 Route 1&9, Jersey City, NJ 07306, United States	(9)	SOFR + 3.25%	6.89%	2/18/2026	12/11/2030		3,731	3,721	3,687	0.01%
Core & Main, LP	1830 Craig Park Court, St. Louis, MO 63146, United States	(6)(8)	SOFR + 2.00%	5.66%	6/25/2026	7/1/2033		515	514	515	0.00%
FCG Acquisitions, Inc.	800 Concar Drive, Suite 100, San Mateo, CA 94402, United States	(8)	SOFR + 3.25%	6.89%	3/5/2026	3/4/2033		9,507	9,485	9,554	0.02%
Hillman Group, Inc.	1280 Kemper Meadow Drive, Cincinnati, OH 45240, United States	(6)(9)	SOFR + 2.00%	5.65%	7/14/2021	7/14/2028		6,295	6,301	6,297	0.01%
Icebox Holdco III, Inc.	80 Pall Mall, London, SW1Y 5ES, United Kingdom	(9)	SOFR + 3.25%	6.98%	12/22/2021	12/22/2031		9,049	9,046	9,092	0.02%
Paramount Global Surfaces, Inc.	20 Sanker Road, Dickson, TN 37055, United States	(4)(11)(17)	SOFR + 6.00%	9.76% (incl. 3.21% PIK)	4/30/2021	12/31/2028		83,961	81,784	46,179	0.12%

Investments(1)(19)	Address	Footnotes	Reference Rate and Spread(2)	Interest Rate(2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 6/30/2026	Par Amount/ Units(1)	Cost(3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/non-affiliated (continued)
Trading Companies & Distributors (continued)
Red Fox CD Acquisition Corp.	3916 Westpoint Blvd., Winston-Salem, NC 27103, United States	(4)(11)	SOFR + 6.00%	9.73%	3/4/2024	3/4/2030		$106,668	$105,155	$105,868	0.26%
Red Fox CD Acquisition Corp.	3916 Westpoint Blvd., Winston-Salem, NC 27103, United States	(4)(5)(7)(11)	SOFR + 6.00%	9.73%	5/31/2024	3/4/2030		38,424	37,801	38,120	0.09%
White Cap Buyer, LLC	6250 Brook Hollow Parkway, Norcross, Georgia 30071, United States	(8)	SOFR + 3.25%	6.89%	6/13/2024	10/19/2029		12,752	12,732	12,748	0.03%
Windsor Holdings III, LLC	3075 Highland Pkwy Ste 200 Downers Grove IL 60515, United States	(8)	SOFR + 2.75%	6.39%	3/21/2025	8/1/2030		13,169	13,110	13,186	0.03%
									287,635	253,143	0.61%
Transportation Infrastructure
Apple Bidco, LLC	5201 Tennyson Parkway, Suite 150 Plano, TX 75024, United States	(8)	SOFR + 2.50%	6.14%	2/21/2025	9/23/2031		494	486	495	0.00%
Capstone Acquisition Holdings, Inc.	30 Technology Parkway South, Suite 200, Peachtree Corner, GA 30092, United States	(4)(11)	SOFR + 4.50%	8.24%	8/29/2024	11/13/2029		94,452	94,118	94,452	0.22%
Capstone Acquisition Holdings, Inc.	30 Technology Parkway South, Suite 200, Peachtree Corner, GA 30092, United States	(4)(11)	SOFR + 4.50%	8.24%	8/29/2024	11/13/2029		8,196	8,153	8,196	0.02%
Enstructure, LLC	16 Laurel Avenue, Suite 300 Wellesley, MA 02481, United States	(4)(7)(9)	SOFR + 4.50%	8.14%	8/15/2025	8/15/2032		452,038	448,485	451,413	1.07%
Frontline Road Safety, LLC	1125 17th Street, Suite 1575, Denver, CO 80202, United States	(4)(5)(7)(8)	SOFR + 4.75%	8.39% (incl. 2.00% PIK)	3/4/2025	3/4/2032		24,519	24,112	23,751	0.06%
Frontline Road Safety, LLC	1125 17th Street, Suite 1575, Denver, CO 80202, United States	(4)(8)	SOFR + 4.75%	8.39% (incl. 2.00% PIK)	3/4/2025	3/4/2032		83,558	82,900	81,887	0.20%
Frontline Road Safety, LLC	1125 17th Street, Suite 1575, Denver, CO 80202, United States	(4)(8)	SOFR + 4.75%	8.39% (incl. 2.00% PIK)	5/15/2025	3/4/2032		25,974	25,860	25,454	0.06%
Frontline Road Safety, LLC	1125 17th Street, Suite 1575, Denver, CO 80202, United States	(4)(8)	SOFR + 4.75%	8.39% (incl. 2.00% PIK)	12/31/2025	3/4/2032		15,383	15,243	15,075	0.04%
Frontline Road Safety, LLC	1125 17th Street, Suite 1575, Denver, CO 80202, United States	(4)(5)(7)(8)	SOFR + 4.75%	8.39% (incl. 2.00% PIK)	9/26/2025	3/4/2032		29,112	28,983	28,524	0.07%

Investments(1)(19)	Address	Footnotes	Reference Rate and Spread(2)	Interest Rate(2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 6/30/2026	Par Amount/ Units(1)	Cost(3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/non-affiliated (continued)
Transportation Infrastructure (continued)
Helix TS, LLC	114 Capital Way Christiana, TN 37037, United States	(4)(10)	SOFR + 5.00%	8.73%	8/4/2021	8/5/2030		$98,842	$98,025	$97,854	0.24%
Helix TS, LLC	114 Capital Way Christiana, TN 37037, United States	(4)(7)(10)	SOFR + 5.00%	8.73%	8/4/2021	8/5/2030		116,709	115,826	115,417	0.27%
Helix TS, LLC	114 Capital Way Christiana, TN 37037, United States	(4)(10)	SOFR + 5.00%	8.73%	12/22/2023	8/5/2030		13,552	13,385	13,416	0.03%
Helix TS, LLC	114 Capital Way Christiana, TN 37037, United States	(4)(5)(10)	SOFR + 5.00%	8.73%	12/14/2022	8/5/2030		5,261	5,251	5,208	0.01%
Helix TS, LLC	114 Capital Way Christiana, TN 37037, United States	(4)(5)(7)(10)	SOFR + 5.00%	8.73%	10/21/2025	8/5/2030		91,146	90,319	90,130	0.21%
Roadsafe Holdings, Inc.	3331 Street Rd #430, Bensalem, PA 19020, United States	(4)(11)	SOFR + 5.25%	9.05%	4/19/2021	10/18/2030		51,940	51,681	51,940	0.12%
Roadsafe Holdings, Inc.	3331 Street Rd #430, Bensalem, PA 19020, United States	(4)(11)	SOFR + 5.25%	9.05%	1/31/2022	10/18/2030		55,386	55,203	55,386	0.13%
Roadsafe Holdings, Inc.	3331 Street Rd #430, Bensalem, PA 19020, United States	(4)(11)	SOFR + 5.25%	9.05%	4/19/2021	10/18/2030		39,678	39,655	39,678	0.09%
Roadsafe Holdings, Inc.	3331 Street Rd #430, Bensalem, PA 19020, United States	(4)(5)(11)	P + 4.75%	11.50%	9/11/2024	10/18/2030		3,148	3,119	3,148	0.01%
Safety Borrower Holdings, LP	8814 Horizon Blvd, Northeast, Suite 100, Albuquerque, NM 87113, United States	(4)(11)	SOFR + 4.75%	8.39%	12/19/2025	12/19/2032		68,109	67,852	67,428	0.16%
Safety Borrower Holdings, LP	8814 Horizon Blvd, Northeast, Suite 100, Albuquerque, NM 87113, United States	(4)(5)(7)(11)	P + 3.75%	10.50%	9/1/2021	12/19/2032		333	284	254	0.00%
Sam Holding Co, Inc.	4801 Southwest Parkway, Building Two, Suite 100, Austin, TX 78735, United States	(4)(7)(11)	SOFR + 5.00%	8.73%	6/30/2026	6/30/2033		169,849	168,893	168,788	0.39%
Swissport Stratosphere USA, LLC	Flughofstrasse 548152 Opfikon, Switzerland	(6)(8)	SOFR + 2.75%	6.42%	1/14/2026	4/4/2031		2,993	3,013	2,993	0.01%
TRP Infrastructure Services, LLC	2411 Minnis Dr, Haltom City, TX 76117, United States	(4)(11)	SOFR + 5.50%	9.31%	7/9/2021	7/9/2028		70,366	70,100	69,839	0.16%

Investments(1)(19)	Address	Footnotes	Reference Rate and Spread(2)	Interest Rate(2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 6/30/2026	Par Amount/ Units(1)	Cost(3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/non-affiliated (continued)
Transportation Infrastructure (continued)
TRP Infrastructure Services, LLC	2411 Minnis Dr, Haltom City, TX 76117, United States	(4)(11)	SOFR + 5.50%	9.46%	12/2/2024	7/9/2028		$43,889	$43,752	$43,559	0.10%
TRP Infrastructure Services, LLC	2411 Minnis Dr, Haltom City, TX 76117, United States	(4)(5)(7)(11)	SOFR + 5.50%	9.46%	9/9/2025	7/9/2028		65,931	65,550	65,421	0.15%
									1,620,248	1,619,706	3.82%
Wireless Telecommunication Services
CCI Buyer, Inc.	300 N. LaSalle St, Suite 5600, Chicago 60602, United States	(4)(7)(10)	SOFR + 5.00%	8.73%	5/13/2025	5/13/2032		115,023	114,002	114,955	0.27%
CyrusOne Revolving Warehouse	2850 N Harwood St., Suite 2200, Dallas, Texas 75201, United States	(4)(6)(7)(8)	SOFR + 2.95%	6.60%	7/12/2024	7/2/2027		159,318	158,954	159,318	0.37%
SBA Senior Finance II, LLC	8051 Congress Avenue Boca Raton, Florida, United States	(6)(8)	SOFR + 1.75%	5.40%	6/16/2025	1/25/2031		2,768	2,773	2,774	0.01%
									275,729	277,047	0.65%
Total First Lien Debt – non-controlled/ non-affiliated									72,014,619	70,065,175	163.79%
First Lien Debt – non-controlled/ affiliated
Aerospace & Defense
Align Precision Group, LLC	730 W 22nd St. Tempe, AZ 85282 United States	(4)(11)(16)	SOFR + 6.75%	10.45% PIK	7/3/2025	7/3/2030		23,924	23,924	22,490	0.05%
Align Precision Group, LLC	730 W 22nd St. Tempe, AZ 85282 United States	(4)(5)(7)(11)(16)	SOFR + 6.75%	10.45% PIK	7/3/2025	7/3/2030		4,866	4,851	4,866	0.01%
									28,775	27,356	0.06%
Media
DMS Purchaser, LLC	4800 140th Avenue North Suite 101 Clearwater FL 33762, United States	(4)(5)(6)(14)(16)	SOFR + 7.50%	11.23% (incl. 6.50% PIK)	2/24/2025	2/28/2030		6,697	6,697	6,697	0.02%
Total First Lien Debt – non-controlled/affiliated									35,472	34,053	0.08%
First Lien Debt – controlled/affiliated
Chemicals
Pigments Services, Inc.	1 Concorde Gate, Suite 608, Toronto, Ontario, Canada	(4)(6)(14)(16)(17)	SOFR + 8.25%	11.99% PIK	4/14/2023	4/16/2029		27,545	15,191	0	0.00%
Pigments Services, Inc.	1 Concorde Gate, Suite 608, Toronto, Ontario, Canada	(4)(6)(14)(16)(17)	SOFR + 8.25%	11.99% PIK	4/14/2023	4/16/2029		13,450	11,573	6,075	0.02%
									26,764	6,075	0.02%

Investments(1)(19)	Address	Footnotes	Reference Rate and Spread(2)	Interest Rate(2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 6/30/2026	Par Amount/ Units(1)	Cost(3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/non-affiliated (continued)
Health Care Providers & Services
New ACI Buyer, LLC	629 Davis Drive, Suite 300, Morrisville, NC 27560, United States	(4)(5)(10)(16)	SOFR + 6.25%	9.99% (incl. 3.13% PIK)	6/29/2026	6/30/2031		$25,158	$25,158	$25,159	0.06%
New ACI Buyer, LLC	629 Davis Drive, Suite 300, Morrisville, NC 27560, United States	(4)(5)(10)(16)	SOFR + 5.50%	9.24%	6/29/2026	6/30/2031		9,652	9,224	9,653	0.03%
									34,382	34,812	0.09%
Insurance
CFCo, LLC (Benefytt Technologies, Inc.)	15438 North Florida Avenue, Suite 201, Tampa, FL 33613, United States	(4)(5)(8)(16)(17)(18)	0.00%	0.00%	9/11/2023	9/13/2038		86,098	12,571	0	0.00%
Daylight Beta Parent, LLC (Benefytt Technologies, Inc.)	15438 North Florida Avenue, Suite 201, Tampa, FL 33613, United States	(4)(5)(8)(16)(17)(18)	10.00%	10.00% PIK	9/11/2023	9/12/2033		63,644	49,530	5,225	0.01%
									62,101	5,225	0.01%
Media
Prodege International Holdings, LLC	100 North Pacific Coast Highway, 8th Floor El Segundo, CA 90245, United States	(4)(5)(10)(16)	SOFR + 5.25%	9.04% (incl. 3.25% PIK)	2/12/2026	12/31/2030		203,173	203,173	203,173	0.47%
Prodege International Holdings, LLC	100 North Pacific Coast Highway, 8th Floor El Segundo, CA 90245, United States	(4)(5)(10)(16)	SOFR + 5.75%	9.54% PIK	2/12/2026	12/31/2030		100,932	100,932	100,932	0.24%
									304,105	304,105	0.71%
Oil, Gas & Consumable Fuels
Pibb Member, LLC	345 Park Avenue, 30th Floor, New York, NY 10154, United States	(4)(5)(6)(8)(16)	6.41%	6.41%	11/22/2024	12/20/2049		2,057	2,057	2,093	0.00%
Professional Services
Material Holdings, LLC	1900 Avenue of the Stars Ste 1600 19th floor Los Angeles, CA 90067, United States	(4)(5)(10)(16)	SOFR + 6.00%	9.83% (incl. 4.72% PIK)	6/14/2024	8/19/2027		235,253	234,513	213,704	0.50%

Investments(1)(19)	Address	Footnotes	Reference Rate and Spread(2)	Interest Rate(2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 6/30/2026	Par Amount/ Units(1)		Cost(3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/non-affiliated (continued)
Professional Services (continued)
Material Holdings, LLC	1900 Avenue of the Stars Ste 1600 19th floor Los Angeles, CA 90067, United States	(4)(5)(10)(16)(17)	SOFR + 6.00%	9.83% PIK	6/14/2024	8/19/2027			$66,966	$57,075	$0	0.00%
Material Holdings, LLC	1900 Avenue of the Stars Ste 1600 19th floor Los Angeles, CA 90067, United States	(4)(5)(7)(10)(16)	SOFR + 6.00%	9.83% PIK	6/14/2024	8/19/2027			18,400	18,388	18,026	0.04%
										309,976	231,730	0.54%
Total First Lien Debt – controlled/affiliated										739,385	584,040	1.37%
Total First Lien Debt										72,789,476	70,683,268	165.24%
Second Lien Debt
Second Lien Debt – non-controlled/ non-affiliated
Commercial Services & Supplies
OMNIA Partners, LLC	5001 Aspen Grove Drive Franklin, TN 37067, United States	(4)(8)	SOFR + 5.00%	8.67%	5/31/2024	5/31/2032			165,000	164,390	165,000	0.39%
OMNIA Partners, LLC	5001 Aspen Grove Drive Franklin, TN 37067, United States	(4)(8)	SOFR + 5.00%	8.67%	10/29/2025	5/31/2032			87,500	87,304	87,500	0.20%
										251,694	252,500	0.59%
Construction & Engineering
Thermostat Purchaser III, Inc.	10 Parkway North Suite 100 Deerfield, IL 60015, United States	(4)(10)	SOFR + 7.25%	11.07%	8/31/2021	8/31/2029			32,725	32,531	32,234	0.08%
Health Care Providers & Services
Canadian Hospital Specialties, Ltd.	2060 Winston Park Drive, Suite 400, Oakville, Ontario L6H 5R7 Canada	(4)(6)(8)	8.75%	8.75%	4/15/2021	4/15/2029		CAD	3,800	3,012	2,572	0.01%
Hunter UK Bidco, Ltd.	26 Southampton Buildings 8th Floor, Holborn Gate London, WC2A 1AN, United Kingdom	(4)(6)(8)	S + 7.50%	11.34%	8/19/2021	8/19/2029		GBP	65,340	88,344	79,520	0.19%
Inizio Group, Ltd.	26 Southampton Buildings 8th Floor, Holborn Gate London, WC2A 1AN, United Kingdom	(4)(6)(8)	SOFR + 7.35%	11.08%	12/31/2021	8/19/2029			15,000	14,846	13,613	0.03%

Investments(1)(19)	Address	Footnotes	Reference Rate and Spread(2)	Interest Rate(2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 6/30/2026	Par Amount/ Units(1)		Cost(3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/non-affiliated (continued)
Health Care Providers & Services (continued)
Inizio Group, Ltd.	26 Southampton Buildings 8th Floor, Holborn Gate London, WC2A 1AN, United Kingdom	(4)(5)(6)(8)	SOFR + 7.35%	11.08%	3/31/2022	8/19/2029			$10,000	$9,894	$9,075	0.02%
Jayhawk Buyer, LLC	8717 West 110th Street, Suite 300 Overland Park, KS 66210, United States	(4)(5)(11)	SOFR + 9.00%	12.76%	5/26/2021	7/16/2028			6,537	6,506	6,193	0.01%
										122,602	110,973	0.26%
Health Care Technology
Project Ruby Ultimate Parent Corp.	11711 West 79th Street Lenexa, Kansas 62214, United States	(4)(10)	SOFR + 5.25%	9.01%	10/15/2024	3/12/2029			100,934	100,625	100,430	0.23%
Insurance
SQ ABS Issuer, LLC	6800 West 115th Street Suite 2511 Overland Park KS 66211, United States	(4)(5)(6)(8)	9.65%	9.65%	10/11/2024	10/20/2039			10,119	10,002	10,018	0.02%
Interactive Media & Services
Speedster Bidco, GmbH	Bothestraße 11-15 81675 München, Germany	(4)(6)(8)	CA + 5.50%	7.79%	12/10/2024	11/13/2032		CAD	674,965	474,532	468,775	1.10%
IT Services
Dcert Buyer, Inc.	2801 N Thanksgiving Way #500, Lehi 84043, United States	(8)	SOFR + 7.00%	10.64%	2/19/2021	2/19/2029			60,975	61,054	51,314	0.12%
Inovalon Holdings, Inc.	4321 Collington Rd, Bowie, MD 20716, United States	(4)(10)	SOFR + 8.50%	12.43% PIK	4/11/2025	11/24/2033			154,834	153,316	131,609	0.31%
OT Luxco 2 S.à r.l.	2-4, rue Beck, L-1222 Luxembourg, Grand Duchy of Luxembourg	(4)(5)(6)(8)	E + 8.75%	11.28% PIK	10/10/2024	9/30/2029		EUR	24,934	27,219	27,991	0.07%
										241,589	210,914	0.50%
Life Sciences Tools & Services
Curia Global, Inc.	26 Corporate Circle Albany, NY 12203, United States	(4)(10)(17)	SOFR + 10.50%	14.43% PIK	9/1/2021	3/7/2030			55,105	52,742	4,959	0.01%
Machinery
Victory Buyer, LLC	50 East 153rd Street, Bronx, NY 10451, United States	(4)(8)	SOFR + 6.00%	9.66%	2/13/2026	2/13/2034			21,379	21,181	21,379	0.05%
Media
HMH Education, Inc.	125 High St, Suite 900, Boston, MA 02110, United States	(4)(9)	SOFR + 8.50%	12.16%	4/7/2022	4/8/2030			80,500	79,727	61,180	0.14%

Investments(1)(19)	Address	Footnotes	Reference Rate and Spread(2)	Interest Rate(2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 6/30/2026	Par Amount/ Units(1)		Cost(3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/non-affiliated (continued)
Pharmaceuticals
Rossini, S.à r.l.	29, Avenue de la Porte-Neuve L-2227, Luxembourg	(4)(5)(6)(8)	E + 7.00%	9.50% PIK	4/6/2025	3/30/2030		EUR	27,222	$31,001	$31,104	0.07%
Professional Services
CoreLogic, Inc.	40 Pacifica #900, Irvine, CA 92618, United States	(9)	SOFR + 6.50%	10.26%	6/4/2021	6/4/2029			$65,488	65,248	64,833	0.15%
Kwor Acquisition, Inc.	303 Timber Creek Hammond, LA 70403, United States	(4)(5)(11)	SOFR + 8.00%	11.67% PIK	2/28/2025	2/28/2030			2,405	2,405	2,405	0.01%
Sedgwick Claims Management Services, Inc.	8125 Sedgwick Way, Memphis TN 38125, United States	(4)(8)	SOFR + 5.00%	8.67%	7/31/2024	7/30/2032			230,000	228,251	230,000	0.54%
Thevelia US, LLC	Level 15, Manulife Place, 348 Kwun Tong Rd, Ngau Tau Kok, Hong Kong	(4)(6)(9)	SOFR + 5.00%	8.73%	6/17/2022	6/17/2032			182,046	179,255	182,046	0.43%
										475,159	479,284	1.13%
Real Estate Management & Development
Progress Residential PM Holdings, LLC	7500 N Dobson Rd., Suite 300 Scottsdale, AZ 85256, United States	(4)(8)	SOFR + 4.75%	8.37%	9/11/2025	9/11/2028			101,340	100,601	100,074	0.23%
Software
Boxer Parent Company, Inc.	John Hancock Tower 200 Clarendon Street Boston MA 02116, United States	(8)	SOFR + 5.75%	9.41%	7/30/2024	7/30/2032			55,594	55,155	47,834	0.11%
CB Nike Holdco, LLC	David Elazar 12 St’, Tel Aviv-Yaffo 6107408 Israel	(4)(11)	SOFR + 7.35%	10.99% PIK	11/25/2024	11/26/2029			243,051	239,758	243,050	0.57%
Cloudera, Inc.	1001 Page Mill Road Building 3 Palo Alto, CA 94304, United States	(9)	SOFR + 6.00%	9.74%	10/8/2021	10/8/2029			66,697	66,469	45,954	0.11%
Delta Topco, Inc.	3111 Coronado Drive in Santa Clara, CA 95054, United States	(8)	SOFR + 5.25%	8.90%	5/1/2024	12/1/2030			129,605	128,935	119,398	0.28%
Denali Holdco, Ltd.	53 rue de Châteaudun 75009 Paris, France	(4)(5)(6)(8)	9.80%	9.80% PIK	9/5/2025	9/5/2032		EUR	5,396	6,266	6,073	0.01%
Denali Holdco, Ltd.	53 rue de Châteaudun 75009 Paris, France	(4)(5)(6)(8)	11.20%	11.20% PIK	9/5/2025	9/5/2032		GBP	3,142	4,204	4,105	0.01%
Flash Charm, Inc.	Brookhollow Ctr III, 2950 Nort Loop Freeway W, Suite 700 Houston TX 77092, United States	(8)	SOFR + 6.75%	10.56%	3/2/2021	3/2/2029			27,051	26,936	16,571	0.04%

Investments(1)(19)	Address	Footnotes	Reference Rate and Spread(2)	Interest Rate(2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 6/30/2026	Par Amount/ Units(1)		Cost(3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/non-affiliated (continued)
Software (continued)
IGT Holding II, AB	Stureplan 4, Stockholm, 114 35 Sweden	(4)(6)(8)	SOFR + 6.15%	9.78% PIK	8/13/2024	8/29/2033			$142,952	$141,012	$142,952	0.33%
INK BC Bidco S.p.A.	Via Vittor Pisani no. 20 20124, Milan, Italy	(4)(6)(8)	E + 8.25%	10.39% PIK	7/17/2025	7/16/2033		EUR	15,049	17,159	16,937	0.04%
INK BC Bidco S.p.A.	Via Vittor Pisani no. 20 20124, Milan, Italy	(4)(6)(8)	E + 8.25%	10.41% PIK	11/12/2025	7/17/2033		EUR	11,234	12,783	12,644	0.03%
Kaseya, Inc.	701 Brickell Avenue, Miami FL 33131, United States	(8)	SOFR + 5.00%	8.66%	3/20/2025	3/20/2033			125,000	124,056	76,446	0.18%
Mandolin Technology Intermediate Holdings, Inc.	Nova Tower 1 1 Allegheny Square, Suite 800 Pittsburgh, PA 15212, United States	(4)(9)	SOFR + 6.50%	10.30% (incl. 6.50% PIK)	7/30/2021	7/30/2029			34,662	34,491	26,690	0.06%
Project Alpha Intermediate Holding, Inc.	211 South Gulph Road, Suite 500, King of Prussia, PA 19406, United States	(9)	SOFR + 5.00%	8.73%	11/21/2024	11/21/2032			29,492	29,365	16,638	0.04%
Proofpoint, Inc.	892 Ross Drive, Sunnyvale CA 94089, United States	(4)(5)(8)	E + 5.75%	9.48%	12/8/2025	12/8/2033		EUR	26,552	30,689	28,670	0.07%
Proofpoint, Inc.	892 Ross Drive, Sunnyvale CA 94089, United States	(4)(5)(8)	SOFR + 5.75%	9.48%	12/8/2025	12/8/2033			41,706	41,319	39,412	0.09%
Solis Midco, SAS	3 Rue de Pondichéry, 75015 Paris, France	(4)(5)(6)(8)	E + 7.75%	10.60% PIK	10/8/2025	10/8/2033		EUR	109	125	122	0.00%
Teamsystem Holdco 3 S.p.A.	Via Sandro Pertini 88 61122 Pesaro, Italy	(4)(5)(6)(8)	E + 5.75%	7.90% (incl. 6.50% PIK)	7/7/2025	7/7/2033		EUR	41,546	48,267	46,403	0.11%
Vision Solutions, Inc.	15300 Barranca Parkway Suite 100 Irvine CA 92618, United States	(10)	SOFR + 7.25%	11.18%	4/23/2021	4/23/2029			41,439	41,327	26,918	0.06%
										1,048,316	916,817	2.14%
Trading Companies & Distributors
BCPE Empire Holdings, Inc.	255 Route 1&9, Jersey City, NJ 07306, United States	(4)(11)	SOFR + 5.25%	8.86%	4/4/2025	12/31/2031			72,514	71,626	71,970	0.17%
Total Second Lien Debt – non-controlled/ non-affiliated										3,113,928	2,872,611	6.72%

Investments(1)(19)	Address	Footnotes	Reference Rate and Spread(2)	Interest Rate(2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 6/30/2026	Par Amount/ Units(1)	Cost(3)	Fair Value	% of Net Assets
Second Lien Debt – controlled/affiliated
Health Care Providers & Services
New ACI Intermediate I, LLC	629 Davis Drive, Suite 300, Morrisville, NC 27560, United States	(4)(5)(8)(16)	10.00%	10.00% PIK	6/29/2026	6/28/2032		$22,363	$22,363	$22,362	0.05%
Total Second Lien Debt – controlled/affiliated									22,363	22,362	0.05%
Total Second Lien Debt									3,136,291	2,894,973	6.77%
Unsecured Debt
Unsecured Debt – non-controlled/ non-affiliated
Biotechnology
AbbVie, Inc.	1 N. Waukegan Road, North Chicago, Illinois 60064, United States	(6)(8)	4.80%	4.80%	9/10/2024	3/15/2029		1,000	1,019	1,008	0.00%
Amgen, Inc.	One Amgen Center Drive, Thousand Oaks, CA 91320, United States	(6)(8)	5.15%	5.15%	9/10/2024	3/2/2028		1,000	1,015	1,010	0.00%
Biogen, Inc.	225 Binney Street, Cambridge, MA 02142, United States	(6)(8)	2.25%	2.25%	9/10/2024	5/1/2030		1,000	929	913	0.00%
Gilead Sciences, Inc.	333 Lakeside Drive Foster City, CA 94404, United States	(6)(8)	1.65%	1.65%	9/10/2024	10/1/2030		1,000	905	887	0.00%
Regeneron Pharmaceuticals, Inc.	777 Old Saw Mill River Road, Tarrytown, NY 10591, United States	(6)(8)	1.75%	1.75%	9/10/2024	9/15/2030		1,000	907	885	0.00%
									4,775	4,703	0.00%
Health Care Equipment & Supplies
Abbott Laboratories	100 Abbott Park Road, Abbott Park, Illinois 60064, United States	(6)(8)	1.40%	1.40%	9/10/2024	6/30/2030		1,000	917	889	0.00%
Alcon Finance Corp.	Avenue Louis-Casaï 58, Geneva, Switzerland	(6)(8)	2.60%	2.60%	9/10/2024	5/27/2030		1,000	941	924	0.00%
Boston Scientific Corp.	300 Boston Scientific Way, Marlborough, MA 01752, United States	(6)(8)	2.65%	2.65%	9/10/2024	6/1/2030		1,000	948	929	0.00%
									2,806	2,742	0.00%

Investments(1)(19)	Address	Footnotes	Reference Rate and Spread(2)	Interest Rate(2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 6/30/2026	Par Amount/ Units(1)	Cost(3)	Fair Value	% of Net Assets
Unsecured Debt – non-controlled/non-affiliated (continued)
Health Care Technology
Healthcomp Holding Company, LLC	621 Santa Fe Ave. Fresno, CA 93721, United States	(4)(5)(8)	13.75%	13.75% PIK	11/8/2023	11/7/2031		$26,916	$26,539	$22,609	0.06%
IT Services
Evergreen Services Group PIK Holdco, LLC	949 Shady Grove Road, Suite 403, Memphis, TN 38120, United States	(4)(5)(8)	12.75%	12.75% PIK	9/19/2025	4/5/2031		32,277	31,756	31,470	0.08%
Evergreen Services Group PIK Holdco, LLC	949 Shady Grove Road, Suite 403, Memphis, TN 38120, United States	(4)(5)(8)	12.75%	12.75% PIK	9/19/2025	4/5/2031		6,293	6,191	6,135	0.02%
									37,947	37,605	0.10%
Life Sciences Tools & Services
Thermo Fisher Scientific, Inc.	168 Third Avenue, Waltham, MA 02451, United States	(6)(8)	5.00%	5.00%	9/10/2024	1/31/2029		1,000	1,023	1,013	0.01%
Pharmaceuticals
Astrazeneca Finance, LLC	1 Francis Crick Avenue, Cambridge Biomedical Campus, Cambridge, Cambridgeshire CB2 0AA, United Kingdom	(6)(8)	4.85%	4.85%	9/10/2024	2/26/2029		1,000	1,020	1,010	0.00%
Bristol-Myers Squibb, Co.	Route 206 & Province Line Road , Princeton, New Jersey 08543, United States	(6)(8)	4.90%	4.90%	9/10/2024	2/22/2029		1,000	1,021	1,014	0.01%
Eli Lilly & Co.	893 Delaware St, Indianapolis, IN 46225, United States	(6)(8)	4.20%	4.20%	9/10/2024	8/14/2029		1,000	1,008	995	0.00%
GlaxoSmithKline Capital PLC	79 New Oxford Street, London, England WC1A 1DG, United Kingdom	(6)(8)	3.38%	3.38%	9/10/2024	6/1/2029		1,000	984	974	0.00%
Johnson & Johnson	1 Johnson And Johnson Plaza, New Brunswick, New Jersey 08933, United States	(6)(8)	4.80%	4.80%	9/10/2024	6/1/2029		1,000	1,028	1,018	0.01%
Merck & Co, Inc.	126 East Lincoln Avenue P.O. Box 2000. Rahway, NJ 07065, United States	(6)(8)	4.30%	4.30%	9/10/2024	5/17/2030		1,000	1,012	994	0.00%
Novartis Capital Corp.	Forum 1, Novartis Campus, Basel, Switzerland	(6)(8)	2.20%	2.20%	9/10/2024	8/14/2030		1,000	938	916	0.00%

Investments(1)(19)	Address	Footnotes	Reference Rate and Spread(2)	Interest Rate(2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 6/30/2026	Par Amount/ Units(1)		Cost(3)	Fair Value	% of Net Assets
Unsecured Debt – non-controlled/non-affiliated (continued)
Pharmaceuticals (continued)
Pfizer, Inc.	66 Hudson Boulevard East, New York, NY 10001, United States	(6)(8)	1.70%	1.70%	9/10/2024	5/28/2030			$1,000	$920	$900	0.00%
Roche Holdings, Inc.	Grenzacherstrasse 124, Basel, Switzerland	(6)(8)	4.20%	4.20%	9/10/2024	9/9/2029			1,000	1,006	994	0.00%
Takeda Pharmaceutical Co, Ltd.	12-10, Nihonbashi 2-chome, Chuo-ku, Tokyo, Japan	(5)(6)(8)	2.05%	2.05%	9/10/2024	3/31/2030			1,000	926	909	0.00%
Teva Pharmaceutical Finance Netherlands III, BV	Piet Heinkade 107, Amsterdam, Netherlands	(6)(8)	3.15%	3.15%	9/10/2024	10/1/2026			1,000	995	996	0.00%
										10,858	10,720	0.02%
Total Unsecured Debt – non-controlled/ non-affiliated										83,948	79,392	0.19%
Total Unsecured Debt										83,948	79,392	0.19%
Structured Finance Obligations
Structured Finance Obligations – Debt Instruments – non-controlled/ non-affiliated
Capital Markets
Lloyds Bank PLC	25 Gresham Street, London, EC2V 7HN. United Kingdom	(4)(6)(8)	S + 5.25%	8.98%	12/10/2025	2/18/2035		GBP	21,205	28,385	28,130	0.07%
Financial Services
1988 CLO 3, Ltd. – Class ER	190 Elgin Avenue, George Town, Grand Cayman KY1-9008, Cayman Islands	(4)(6)(8)	SOFR + 6.25%	9.92%	10/7/2025	10/15/2040			2,000	2,000	2,000	0.00%
522 Funding CLO 2020-6, Ltd. – Class ER	522 5th Avenue New York, NY 10036, United States	(4)(6)(8)	SOFR + 6.50%	10.43%	11/9/2021	10/23/2034			3,000	3,000	2,659	0.00%
Allegro CLO VIII-S Ltd – Class E2	Windward 3 Regatta Office Park P.O. Box 1350, Grand Cayman George Town, KY1-1108, Cayman Islands	(4)(6)(8)	SOFR + 8.00%	11.67%	10/3/2024	10/15/2037			2,000	2,000	2,009	0.00%
Allegro CLO XVIII Ltd – Class E2	P.O. Box 536, 13-14 Esplanade, St. Helier, JE4 5UR, Jersey	(4)(6)(8)	SOFR + 7.50%	11.17%	10/30/2024	1/25/2038			2,225	2,225	2,138	0.00%

Investments(1)(19)	Address	Footnotes	Reference Rate and Spread(2)	Interest Rate(2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 6/30/2026	Par Amount/ Units(1)	Cost(3)	Fair Value	% of Net Assets
Structured Finance Obligations – Debt Instruments –non-controlled/non-affiliated (continued)
Financial Services (continued)
Bain Capital Credit CLO 2022-1, Ltd – Class ER	2nd Floor Sir Walter Raleigh House, 48-50 Esplanade, St. Helier, JE2 3QB, Jersey	(4)(6)(8)	SOFR + 6.35%	10.03%	10/9/2025	10/18/2038		$2,500	$2,500	$2,407	0.01%
Balboa Bay Loan Funding 2021-2, Ltd. – Class E	190 Elgin Avenue, George Town, Grand Cayman KY1-9008, Cayman Islands	(4)(6)(8)	SOFR + 6.60%	10.54%	10/20/2021	1/20/2035		7,000	6,954	6,826	0.02%
Barings CLO Ltd 2018-II – Class ER	190 Elgin Avenue, George Town, Grand Cayman KY1-9008, Cayman Islands	(4)(6)(8)	SOFR + 6.90%	10.57%	8/9/2024	7/15/2036		4,000	4,000	3,725	0.01%
Barings CLO Ltd 2021-III – Class E	190 Elgin Avenue, George Town, Grand Cayman KY1-9008, Cayman Islands	(4)(6)(8)	SOFR + 6.65%	10.59%	11/17/2021	1/18/2035		4,000	4,000	3,116	0.01%
BlueMountain CLO XXIX Ltd – Class ER	375 Park Avenue, 34th Floor, New York, NY 10152, United States	(4)(6)(8)	SOFR + 6.86%	10.79%	7/15/2021	7/25/2034		2,750	2,706	2,588	0.01%
Carlyle US CLO 2021-7, LTD. – Class ER	190 Elgin Avenue, George Town, Grand Cayman KY1-9008, Cayman Islands	(4)(6)(8)	SOFR + 5.50%	9.17%	3/26/2025	4/15/2040		4,650	4,650	4,557	0.01%
Carlyle US CLO 2022-4 Ltd – Class ER	190 Elgin Avenue, George Town, Grand Cayman KY1-9008, Cayman Islands	(4)(6)(8)	SOFR + 6.75%	10.42%	7/12/2024	7/25/2036		4,000	4,000	3,973	0.01%
Carval CLO VIII-C Ltd – Class E2R	15 Esplanade St Helier St Helier, JE1 1RB, JE	(4)(6)(8)	SOFR + 7.60%	11.26%	9/13/2024	10/22/2037		2,000	2,000	1,920	0.00%
CarVal CLO XI C Ltd – Class E	15 Esplanade St Helier St Helier, JE1 1RB, JE	(4)(6)(8)	SOFR + 6.35%	10.03%	8/14/2024	10/20/2037		3,000	3,000	2,969	0.01%
CBAM 2017-1 Ltd – Class ER2	71 Fort Street, PO Box 500, George Town, KY1-1106, Cayman Islands	(4)(6)(8)	SOFR + 6.93%	10.61%	11/5/2024	1/20/2038		7,000	6,876	6,940	0.01%
CBAM 2018-8 Ltd – Class E2R	One Vanderbilt Ave, Suite 3400, New York, NY 10017, United States	(4)(6)(8)	SOFR + 6.37%	10.04%	5/10/2024	7/15/2037		1,000	967	963	0.00%
Dryden 78 CLO Ltd – Class E1R	3 Gateway Center 14th Floor Newark, NJ, 7102, United States	(4)(6)(8)	SOFR + 7.70%	11.38%	4/4/2024	4/17/2037		4,000	4,000	3,990	0.01%
Dryden 78 CLO Ltd – Class E2R	3 Gateway Center 14th Floor Newark, NJ, 7102, United States	(4)(6)(8)	SOFR + 6.63%	10.31%	4/4/2024	4/17/2037		1,000	981	945	0.00%

Investments(1)(19)	Address	Footnotes	Reference Rate and Spread(2)	Interest Rate(2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 6/30/2026	Par Amount/ Units(1)	Cost(3)	Fair Value	% of Net Assets
Structured Finance Obligations – Debt Instruments –non-controlled/non-affiliated (continued)
Financial Services (continued)
Dryden 95 CLO, Ltd. – Class E	3 Gateway Center 14th Floor Newark, NJ, 7102, United States	(4)(6)(8)	SOFR + 6.15%	10.05%	7/29/2021	8/20/2034		$3,500	$3,500	$3,273	0.01%
Eaton Vance CLO 2019-1 Ltd – Class ER2	One Post Office Square Boston, MA 02110, United States	(4)(6)(8)	SOFR + 6.40%	10.07%	5/9/2024	7/15/2037		5,000	5,000	4,650	0.01%
Elmwood CLO 30 Ltd – Class F	Corporation Trust Center, 1209 Orange Street Wilmington, DE 19801, United States	(4)(6)(8)	SOFR + 7.25%	10.93%	5/22/2024	7/17/2037		4,500	4,502	4,272	0.01%
Elmwood CLO XII, Ltd. – Class FR	1209 Orange Street Wilmington, DE 19801, United States	(4)(6)(8)	SOFR + 8.75%	12.42%	11/18/2025	10/15/2037		5,000	4,699	4,335	0.01%
Galaxy 30 CLO Ltd – Class ER	One Nexus Way, Camana Bay, KY1-9005, Cayman Islands	(4)(6)(8)	SOFR + 5.90%	9.57%	12/9/2024	1/15/2038		2,500	2,500	2,467	0.01%
Galaxy 35 CLO, Ltd. – Class E	One Nexus Way, Camana Bay, KY1-9005, Cayman Islands	(4)(6)(8)	SOFR + 5.00%	8.68%	3/11/2025	4/20/2038		3,001	3,001	2,977	0.01%
Goldentree Loan Management US CLO 17, Ltd. – Class FR	2nd Floor Sir Walter Raleigh House, 48-50 Esplanade, St. Helier, JE2 3QB, Jersey	(4)(6)(8)	SOFR + 8.00%	11.68%	6/27/2025	1/20/2039		2,500	2,457	2,367	0.01%
GoldenTree Loan Management US CLO 23 Ltd – Class F	PO Box 1093 Queensgate House Grand Cayman George Town, KY1-1102, Cayman Islands	(4)(6)(8)	SOFR + 7.75%	11.43%	11/26/2024	1/20/2039		3,500	3,475	3,453	0.01%
Goldentree Loan Management US CLO 26, Ltd. – Class F	PO Box 1093 Queensgate House Grand Cayman George Town, KY1-1102, Cayman Islands	(4)(6)(8)	SOFR + 7.83%	11.51%	7/9/2025	7/20/2038		3,000	2,972	2,841	0.01%
Halseypoint CLO 5, Ltd. – Class E	190 Elgin Avenue, George Town, Grand Cayman KY1-9008, Cayman Islands	(4)(6)(8)	SOFR + 6.94%	10.87%	11/19/2021	1/30/2035		9,500	9,375	7,481	0.01%
Halseypoint CLO 7, Ltd. – Class ER	15 Esplanade, St., St. Helier, JE1 1RB, Jersey	(4)(6)(8)	SOFR + 6.59%	10.27%	6/6/2025	7/20/2038		6,900	6,835	6,303	0.01%
HPS Loan Management 2024-20 Ltd – Class E	40 West 57th Street, 33rd Floor, New York, NY 10019, United States	(4)(6)(8)	SOFR + 6.20%	9.87%	5/15/2024	7/25/2037		2,921	2,928	2,921	0.01%
Invesco CLO 2022-3 Ltd – Class ER	331 Spring Street NW, Suite 2500 Atlanta, GA 30309, United States	(4)(6)(8)	SOFR + 6.75%	10.41%	9/30/2024	10/22/2037		3,500	3,487	3,351	0.01%

Investments(1)(19)	Address	Footnotes	Reference Rate and Spread(2)	Interest Rate(2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 6/30/2026	Par Amount/ Units(1)	Cost(3)	Fair Value	% of Net Assets
Structured Finance Obligations – Debt Instruments –non-controlled/non-affiliated (continued)
Financial Services (continued)
Jamestown CLO XV, Ltd. – Class ER	280 Park Avenue, New York, NY 10017, United States	(4)(6)(8)	SOFR + 7.06%	10.73%	5/28/2024	7/15/2035		$3,000	$2,976	$2,793	0.01%
Morgan Stanley Eaton Vance CLO 2023-19A Ltd – Class ER	71 Fort Street PO Box 500 Grand Cayman George Town, KY1-1106, Cayman Islands	(4)(6)(8)	SOFR + 6.10%	9.78%	10/16/2024	10/20/2037		2,200	2,200	2,072	0.00%
Neuberger Berman Loan Advisers CLO 30, Ltd. – Class ER2	PO Box 1093 Queensgate House Grand Cayman George Town, KY1-1102, Cayman Islands	(4)(6)(8)	SOFR + 5.15%	8.83%	12/23/2024	1/20/2039		3,500	3,500	3,432	0.01%
Oaktree CLO 2022-2, Ltd. – Class ER2	333 South Grand Ave, 28th Floor, Los Angeles, CA 90071, United States	(4)(6)(8)	SOFR + 6.40%	10.07%	8/7/2025	10/15/2037		2,500	2,534	2,439	0.01%
OCP CLO 2020-18 Ltd – Class ER2	Windward 3 Regatta Office Park P.O. Box 1350, Grand Cayman George Town, KY1-1108, Cayman Islands	(4)(6)(8)	SOFR + 6.25%	9.93%	7/30/2024	7/20/2037		1,000	1,000	1,000	0.00%
Octagon Investment Partners 41, Ltd. – Class ER	250 Park Avenue 15th Floor New York, NY 10177, United States	(4)(6)(8)	SOFR + 7.13%	11.06%	9/24/2021	10/15/2033		2,500	2,493	2,228	0.01%
Orion CLO 2024-4 LTD – Class E	PO Box 500, 71 Fort Street, Grand Cayman, KY1-1106, Cayman Islands	(4)(6)(8)	SOFR + 6.00%	9.68%	10/25/2024	10/20/2037		5,000	5,000	4,953	0.01%
Pikes Peak CLO 15 2023, Ltd. – Class ER	2nd Floor The Grand Pavilion Commercial Centre 802 West Bay Road, Grand Cayman, KY1-1003, Cayman Islands	(4)(6)(8)	SOFR + 5.75%	9.43%	10/10/2025	10/20/2038		5,000	5,000	4,975	0.01%
Rad CLO 14, Ltd. – Class E	1800 Avenue of the Stars 3rd Floor Los Angeles, CA 90067, United States	(4)(6)(8)	SOFR + 6.50%	10.43%	11/2/2021	1/15/2035		6,750	6,750	6,030	0.01%
Rad CLO 16 Ltd – Class ER	1800 Avenue of the Stars 3rd Floor Los Angeles, CA 90067, United States	(4)(6)(8)	SOFR + 6.50%	10.17%	5/3/2024	7/15/2037		5,000	5,000	4,682	0.01%
Rad CLO 17 Ltd – Class ER	1800 Avenue of the Stars 3rd Floor Los Angeles, CA 90067, United States	(4)(6)(8)	SOFR + 6.25%	9.93%	11/5/2024	1/20/2038		5,000	5,000	4,763	0.01%
Rad CLO 3 Ltd – Class E1R2	1800 Avenue of the Stars 3rd Floor Los Angeles, CA 90067, United States	(4)(6)(8)	SOFR + 5.88%	9.55%	6/18/2024	7/15/2037		2,715	2,669	2,415	0.00%

Investments(1)(19)	Address	Footnotes	Reference Rate and Spread(2)	Interest Rate(2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 6/30/2026	Par Amount/ Units(1)	Cost(3)	Fair Value	% of Net Assets
Structured Finance Obligations – Debt Instruments –non-controlled/non-affiliated (continued)
Financial Services (continued)
Rad CLO 3 Ltd – Class E2R2	1800 Avenue of the Stars 3rd Floor Los Angeles, CA 90067, United States	(4)(6)(8)	SOFR + 7.00%	10.67%	6/18/2024	7/15/2037		$2,715	$2,715	$2,577	0.00%
Rad CLO 9 Ltd – Class ER	1800 Avenue of the Stars 3rd Floor Los Angeles, CA 90067, United States	(4)(6)(8)	SOFR + 5.75%	9.42%	12/19/2024	1/15/2038		3,000	3,000	2,838	0.01%
RAD CLO 27 Ltd – Class E	1800 Avenue of the Stars 3rd Floor Los Angeles, CA 90067, United States	(4)(6)(8)	SOFR + 5.30%	8.98%	1/22/2025	1/15/2038		6,000	6,000	5,697	0.01%
Regatta IX Funding Ltd. – Class ER	Windward 3 Regatta Office Park P.O. Box 1350, Grand Cayman George Town, KY1-1108, Cayman Islands	(4)(6)(8)	SOFR + 6.83%	10.51%	4/10/2024	4/17/2037		3,820	3,895	3,689	0.01%
Sagard-Halseypoint Clo 9, Ltd. – Class E	190 Elgin Avenue, George Town, Grand Cayman KY1-9008, Cayman Islands	(4)(6)(8)	SOFR + 5.85%	9.53%	3/31/2025	4/20/2038		5,250	5,202	5,163	0.01%
Sound Point CLO XXVII, Ltd. – Class ER	71 Fort Street, PO Box 500, Grand Cayman, KY1-1106, Cayman Islands	(4)(6)(8)	SOFR + 6.56%	10.49%	10/1/2021	10/25/2034		5,000	4,936	3,861	0.01%
Symphony CLO 44 Ltd – Class E	555 California St San Francisco, CA 94104, United States	(4)(6)(8)	SOFR + 6.15%	9.82%	5/20/2024	7/14/2037		2,500	2,500	2,508	0.01%
Tikehau US CLO VII, Ltd. – Class E	Park Place, 55 Par-la-Ville Road, Hamilton, HM 11, Bermuda	(4)(6)(8)	SOFR + 5.50%	9.82%	8/13/2025	2/25/2038		3,000	3,015	2,964	0.01%
Trinitas CLO XVI Ltd – Class E	60 East 42nd Street Suite 3014 New York, NY 10165, United States	(4)(6)(8)	SOFR + 7.00%	9.82%	6/14/2021	7/20/2034		3,000	2,921	2,677	0.01%
Vibrant CLO IV-R Ltd – Class E	747 3rd Avenue 38th Floor New York, NY 10017, United States	(4)(6)(8)	SOFR + 7.90%	9.82%	9/19/2024	10/20/2037		1,000	974	939	0.00%
Vibrant CLO XIII, Ltd – Class ER	747 3rd Avenue 38th Floor New York, NY 10017, United States	(4)(6)(8)	SOFR + 7.59%	9.82%	11/1/2024	1/15/2038		3,250	3,221	3,079	0.01%
									193,091	182,190	0.42%
Total Structured Finance Obligations – Debt Instruments – non-controlled/ non-affiliated									221,476	210,320	0.49%

Investments(1)(19)	Address	Footnotes	Reference Rate and Spread(2)	Interest Rate(2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 6/30/2026	Par Amount/ Units(1)		Cost(3)	Fair Value	% of Net Assets
Structured Finance Obligations – Equity Instruments – non-controlled/ non-affiliated
Financial Services
Aimco CLO 20, Ltd. – Subordinated Notes	2nd Floor Sir Walter Raleigh House, 48-50 Esplanade, St. Helier, JE2 3QB, Jersey	(4)(6)	Estimated Yield:	12.12%	11/7/2025	10/16/2038	12.7%		5,659	$4,992	$4,400	0.01%
Avoca CLO 41 DAC – Units	32 Molesworth Street, Dublin 2, Dublin, D02 Y512, Ireland	(4)(6)(7)			5/18/2026	2/16/2029	2.8%	EUR	1,125	1,324	1,066	0.00%
Balboa Bay Loan Funding 2025-3, Ltd. – Units	190 Elgin Avenue, George Town, Grand Cayman, KY1-9008, Cayman Islands	(4)(6)(7)			5/11/2026	11/27/2028	1.9%		779	779	853	0.00%
Ballyrock CLO 20, Ltd. – Subordinated Notes	PO Box 1093 Queensgate House Grand Cayman George Town, KY1-1102, Cayman Islands	(4)(6)	Estimated Yield:	10.52%	2/24/2025	10/15/2036	14.1%		6,000	4,083	2,802	0.01%
Ballyrock CLO 23, Ltd. – Subordinated Notes	PO Box 1093 Queensgate House Grand Cayman George Town, KY1-1102, Cayman Islands	(4)(6)	Estimated Yield:	10.88%	6/26/2025	4/25/2038	12.2%		5,000	3,251	2,472	0.01%
Ballyrock CLO 27, Ltd. – Subordinated Notes	PO Box 1093 Queensgate House Grand Cayman George Town, KY1-1102, Cayman Islands	(4)(6)	Estimated Yield:	11.20%	5/28/2025	10/25/2037	24.7%		12,500	8,726	7,194	0.02%
Barings CLO, Ltd. Tango – Units	190 Elgin Avenue, George Town, Grand Cayman KY1-9008, Cayman Islands	(4)(6)(7)			11/21/2025	11/21/2026	1.8%		713	713	874	0.00%
Birch Grove CLO 11, Ltd. – Subordinated Notes	PO Box 1093 Queensgate House Grand Cayman George Town, KY1-1102, Cayman Islands	(4)(6)	Estimated Yield:	5.89%	11/15/2024	1/22/2038	26.7%		11,000	10,695	7,051	0.02%
Carlyle Euro CLO 2022-5 DAC – Subordinated Notes	5th Floor the Exchange, George’s Dock Ifsc, Dublin 1 Ireland, Dublin 1, Dublin, Ireland	(4)(6)	Estimated Yield:	11.94%	5/16/2025	4/25/2037	10.0%	EUR	3,736	2,244	1,927	0.00%
Carlyle Global Market Strategies Euro CLO 2014-1 DAC – Subordinated Notes	Two Dockland Central, Guild Street, North Dock, Dublin, Dublin 1, Ireland	(4)(6)	Estimated Yield:	11.67%	5/2/2025	4/15/2038	28.7%	EUR	11,473	8,077	8,245	0.02%
Carval CLO XIII-C Ltd – Units	15 Esplanade St Helier St Helier, JE1 1RB, JE	(4)(6)(7)			7/22/2025	6/24/2027	9.6%		4,781	4,781	5,496	0.01%

Investments(1)(19)	Address	Footnotes	Reference Rate and Spread(2)	Interest Rate(2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 6/30/2026	Par Amount/ Units(1)	Cost(3)	Fair Value	% of Net Assets
Structured Finance Obligations – Equity Instruments – non-controlled/ non-affiliated (continued)
Financial Services (continued)
Elmwood CLO 14, Ltd. – Subordinated Notes	Corporation Trust Center, 1209 Orange Street Wilmington, DE 19801, United States	(4)(6)	Estimated Yield:	14.41%	9/10/2025	4/20/2035	27.0%	17,381	$8,209	$7,151	0.02%
Elmwood CLO 18, Ltd. – Subordinated Notes	Corporation Trust Center, 1209 Orange Street Wilmington, DE 19801, United States	(4)(6)	Estimated Yield:	4.95%	3/4/2025	7/17/2037	9.5%	4,000	1,876	1,220	0.00%
Elmwood CLO II, Ltd. – Subordinated Notes	Corporation Trust Center, 1209 Orange Street Wilmington, DE 19801, United States	(4)(6)	Estimated Yield:	3.75%	11/21/2024	4/20/2034	10.1%	8,650	5,273	3,073	0.01%
Flatiron CLO 21, Ltd. – Subordinated Notes	PO Box 1093 Queensgate House Grand Cayman George Town, KY1-1102, Cayman Islands	(4)(6)	Estimated Yield:	12.19%	5/5/2025	7/19/2034	6.1%	3,000	1,885	1,379	0.00%
Flatiron CLO 34, Ltd. – Units	PO Box 1093 Queensgate House Grand Cayman George Town, KY1-1102, Cayman Islands	(4)(6)(7)			10/23/2025	10/8/2026	2.5%	1,000	1,000	1,139	0.00%
Flatiron RR CLO 30, Ltd. – Subordinated Notes	PO Box 1093 Queensgate House Grand Cayman George Town, KY1-1102, Cayman Islands	(4)(6)	Estimated Yield:	11.92%	3/24/2025	4/15/2038	17.9%	7,000	5,565	5,257	0.01%
Galaxy 34 CLO, Ltd. – Subordinated Notes	One Nexus Way, Camana Bay, KY1-9005, Cayman Islands	(4)(6)	Estimated Yield:	8.77%	9/26/2024	10/20/2037	51.9%	20,000	16,354	10,588	0.02%
Galaxy 35 CLO, Ltd. – Subordinated Notes	One Nexus Way, Camana Bay, KY1-9005, Cayman Islands	(4)(6)	Estimated Yield:	11.22%	3/11/2025	4/20/2038	35.3%	17,490	15,137	11,348	0.03%
Galaxy CLO Warehouse 2025-1, Ltd. – Units	One Nexus Way, Camana Bay, KY1-9005, Cayman Islands	(4)(6)(7)			7/11/2025	10/8/2026	30.8%	13,875	13,875	16,078	0.04%
HPS Freshwater Warehouse Parent, Ltd. – Units	P. O. Box 500 71 Fort Street, Grand Cayman, KY1-1106, Cayman Islands	(4)(6)(7)			8/8/2025	10/8/2026	14.0%	6,298	6,298	7,139	0.02%

Investments(1)(19)	Address	Footnotes	Reference Rate and Spread(2)	Interest Rate(2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 6/30/2026	Par Amount/ Units(1)	Cost(3)	Fair Value	% of Net Assets
Structured Finance Obligations – Equity Instruments – non-controlled/ non-affiliated (continued)
Financial Services (continued)
HPS Loan Management 2025-24, Ltd. – Subordinated Notes	Windward 3 Regatta Office Park P.O. Box 1350, Grand Cayman George Town, KY1-1108, Cayman Islands	(4)(6)	Estimated Yield:	10.65%	3/11/2025	4/25/2038	22.2%	10,000	$8,243	$6,427	0.02%
Kennedy Lewis CLO 7, Ltd. – Subordinated Notes	71 Fort Street P. O. Box 500 George Town, KY1-1106, Cayman Islands	(4)(6)	Estimated Yield:	8.97%	1/31/2025	4/22/2037	27.2%	10,000	4,804	3,675	0.01%
Kennedy Lewis CLO 15, Ltd. – Subordinated Notes	PO Box 536, 13-14 Esplanade, St Helier, JE4 5UR, Jersey	(4)(6)	Estimated Yield:	10.22%	5/20/2025	7/20/2037	13.3%	6,000	3,580	2,507	0.01%
MidOcean Credit CLO XIX – Subordinated Notes	PO Box 1093, Boundary Hall, Cricket Square, Grand Cayman, KY1-1102, Cayman Islands	(4)(6)	Estimated Yield:	13.70%	6/24/2025	7/20/2039	21.7%	9,000	5,919	5,478	0.01%
MidOcean Credit CLO XV, Ltd. – Subordinated Notes	2nd Floor Sir Walter Raleigh House, 48-50 Esplanade, St. Helier, JE2 3QB, Jersey	(4)(6)	Estimated Yield:	9.60%	5/10/2024	7/21/2037	11.3%	5,000	3,272	2,190	0.01%
New Mountain CLO 6, Ltd. – Class M	1633 Broadway, 48th Floor, New York, NY 10019, United States	(4)(6)			8/23/2024	10/15/2037	49.5%	1,875	0	163	0.00%
New Mountain CLO 6, Ltd. – Subordinated Notes	1633 Broadway, 48th Floor, New York, NY 10019, United States	(4)(6)	Estimated Yield:	7.96%	8/23/2024	10/15/2037	49.5%	18,750	14,722	10,632	0.02%
New Mountain CLO 7, Ltd. – Subordinated Notes	1633 Broadway, 48th Floor, New York, NY 10019, United States	(4)(6)	Estimated Yield:	12.46%	8/23/2024	3/31/2038	51.0%	19,368	15,960	12,656	0.03%
New Mountain CLO 8, Ltd. – Subordinated Notes	1633 Broadway, 48th Floor, New York, NY 10019, United States	(4)(6)	Estimated Yield:	10.31%	10/29/2025	10/20/2038	12.5%	5,000	4,058	3,425	0.01%
New Mountain CLO 8, Ltd. – Class M	1633 Broadway, 48th Floor, New York, NY 10019, United States	(4)(6)			10/29/2025	10/20/2038	12.5%	500	0	0	0.00%
OCP CLO 2022-25, Ltd. – Subordinated Notes	Windward 3 Regatta Office Park P.O. Box 1350, Grand Cayman George Town, KY1-1108, Cayman Islands	(4)(6)	Estimated Yield:	9.41%	9/11/2025	7/20/2037	0.0%	10	5,453	4,714	0.01%

Investments(1)(19)	Address	Footnotes	Reference Rate and Spread(2)	Interest Rate(2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 6/30/2026	Par Amount/ Units(1)		Cost(3)	Fair Value	% of Net Assets
Structured Finance Obligations – Equity Instruments – non-controlled/ non-affiliated (continued)
Financial Services (continued)
OCP CLO 2020-8R, Ltd. – Subordinated Notes	Windward 3 Regatta Office Park P.O. Box 1350, Grand Cayman George Town, KY1-1108, Cayman Islands	(4)(6)	Estimated Yield:	11.88%	11/3/2025	10/17/2038	30.9%		11,360	$3,790	$3,458	0.01%
Penta CLO Beacon DAC – Units	1-2 Victoria Buildings, Haddington Road, Dublin 4, Dublin, Ireland	(4)(6)(7)			1/8/2026	1/8/2027	6.9%	EUR	2,750	3,214	3,384	0.01%
Pikes Peak Bravo – Units	2nd Floor The Grand Pavilion Commercial Centre 802 West Bay Road, Grand Cayman, KY1-1003, Cayman Islands	(4)(6)(7)			9/15/2025	9/5/2027	12.4%		4,960	4,960	5,588	0.01%
Pikes Peak CLO 10 – Subordinated Notes	2nd Floor The Grand Pavilion Commercial Centre 802 West Bay Road, Grand Cayman, KY1-1003, Cayman Islands	(4)(6)	Estimated Yield:	9.61%	12/10/2024	1/22/2038	10.7%		5,200	3,013	2,093	0.00%
Rad CLO 25, Ltd. – Subordinated Notes	1800 Avenue of the Stars 3rd Floor Los Angeles, CA 90067, United States	(4)(6)	Estimated Yield:	4.36%	5/16/2024	7/20/2037	13.2%		5,000	3,783	2,019	0.00%
RAD CLO 26, Ltd. – Subordinated Notes	1800 Avenue of the Stars 3rd Floor Los Angeles, CA 90067, United States	(4)(6)	Estimated Yield:	8.05%	8/7/2024	10/20/2037	14.9%		7,180	5,654	3,681	0.01%
RAD CLO 27, Ltd. – Subordinated Notes	1800 Avenue of the Stars 3rd Floor Los Angeles, CA 90067, United States	(4)(6)	Estimated Yield:	8.17%	12/11/2024	1/15/2038	65.0%		29,325	24,886	15,098	0.04%
Regatta Kilo – Units	Windward 3 Regatta Office Park P.O. Box 1350, Grand Cayman George Town, KY1-1108, Cayman Islands	(4)(6)(7)			6/13/2025	12/27/2026	18.0%		7,208	7,208	8,104	0.02%
Regatta XXIX Funding, Ltd. – Subordinated Notes	280 Park Avenue, 3rd Floor, New York, NY 10017, United States	(4)(6)	Estimated Yield:	10.30%	7/28/2025	9/6/2037	13.8%		7,500	5,908	4,688	0.01%

Investments(1)(19)	Address	Footnotes	Reference Rate and Spread(2)	Interest Rate(2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 6/30/2026	Par Amount/ Units(1)	Cost(3)	Fair Value	% of Net Assets
Structured Finance Obligations – Equity Instruments – non-controlled/ non-affiliated (continued)
Financial Services (continued)
Signal Peak CLO 11, Ltd. – Subordinated Notes	605 Post Oak Place Dr Ste 100, Houston, Texas 77027, United States	(4)(6)	Estimated Yield:	9.55%	6/5/2024	7/18/2037	13.4%	5,000	$3,991	$3,459	0.01%
Signal Peak CLO 14, Ltd. – Subordinated Notes	605 Post Oak Place Dr Ste 100, Houston, Texas 77027, United States	(4)(6)	Estimated Yield:	11.15%	12/20/2024	1/22/2038	65.0%	26,000	19,120	16,021	0.04%
Sixth Street CLO 27, Ltd. – Subordinated Notes	1 Letterman Drive, Building B/Yoda Fountain, San Francisco, CA 94129, United States	(4)(6)	Estimated Yield:	8.63%	11/1/2024	1/17/2038	33.0%	16,500	12,741	9,472	0.02%
Sixth Street CLO XXI, Ltd. – Subordinated Notes	1 Letterman Drive, Building B/Yoda Fountain, San Francisco, CA 94129, United States	(4)(6)	Estimated Yield:	9.44%	9/12/2024	10/21/2037	18.8%	8,000	5,335	3,622	0.01%
Sixth Street CLO XXII, Ltd. – Subordinated Notes	1 Letterman Drive, Building B/Yoda Fountain, San Francisco, CA 94129, United States	(4)(6)	Estimated Yield:	11.15%	8/1/2025	4/22/2125	15.6%	6,500	4,404	3,488	0.01%
Vibrant CLO XVI, Ltd. – Subordinated Notes	747 3rd Avenue 38th Floor New York, NY 10017, United States	(4)(6)	Estimated Yield:	9.96%	7/26/2024	7/15/2036	32.4%	12,000	8,033	6,338	0.01%
Whitebox CLO V, Ltd. – Subordinated Notes	71 Fort Street, PO Box 500 Grand Cayman, George Town, KY1-1106, Cayman Islands	(4)(6)	Estimated Yield:	7.55%	4/3/2025	7/20/2038	51.3%	20,500	17,632	13,986	0.03%
									324,820	263,118	0.62%
Total Structured Finance Obligations – Equity Instruments – non-controlled/ non-affiliated									324,820	263,118	0.62%
Total Structured Finance Obligations – non-controlled/ non-affiliated									546,296	473,438	1.11%
Total Structured Finance Obligations									546,296	473,438	1.11%

Investments(1)(19)	Address	Footnotes	Reference Rate and Spread(2)	Interest Rate(2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 6/30/2026	Par Amount/ Units(1)	Cost(3)	Fair Value	% of Net Assets
Equity and other
Equity and other – non-controlled/non-affiliated
Aerospace & Defense
Micross Topco, Inc. – Common Equity	1050 Perimeter Road, Manchester, NH 03103, United States	(4)			3/28/2022		0.0%	116	$125	$192	0.00%
Air Freight & Logistics
Mode Holdings, LP – Class A-2 Common Units	17330 Preston Rd., Suite 200 C Dallas, TX 75252, United States	(4)			1/7/2021		1.8%	1,076,923	1,077	43	0.00%
Red Griffin ParentCo, LLC – Class A Common Units	1100 N. Arlington Heights Rd., Itasca, IL 60143, United States	(4)			11/27/2024		74.4%	13,857	58,837	10,214	0.02%
									59,914	10,257	0.02%
Commercial Services & Supplies
Genstar Neptune Blocker, LLC – Blocker Note	180 North Stetson, 29th Floor, Chicago, IL 60601, United States	(4)			12/2/2024		66.8%	159,782	160	160	0.00%
Genstar Neptune Blocker, LLC – Blocker Units	180 North Stetson, 29th Floor, Chicago, IL 60601, United States	(4)			12/2/2024		66.9%	3,982	6,272	7,652	0.02%
Genstar Neptune Blocker, LLC – Class Z Units	180 North Stetson, 29th Floor, Chicago, IL 60601, United States	(4)			12/2/2024		66.9%	1,041	1,480	1,833	0.00%
GTCR Investors, LP – Class A-1 Common Units	1501 Yamato Road, Boca Raton, FL 33431, United States	(4)			9/29/2023		9.9%	893,584	894	1,226	0.00%
GTCR/Jupiter Blocker, LLC – Blocker Note	180 North Stetson, 29th Floor, Chicago, IL 60601, United States	(4)			12/2/2024		66.8%	115,036	115	115	0.00%
GTCR/Jupiter Blocker, LLC – Class Z Units	180 North Stetson, 29th Floor, Chicago, IL 60601, United States	(4)			12/2/2024		66.9%	749	1,065	1,319	0.00%
Jupiter Ultimate Holdings, LLC – Class A Common Units	180 North Stetson, 29th Floor, Chicago, IL 60601, United States	(4)			11/8/2024		67.0%	3	2	2	0.00%
Jupiter Ultimate Holdings, LLC – Class B Common Units	180 North Stetson, 29th Floor, Chicago, IL 60601, United States	(4)			11/8/2024		66.9%	5,082	3,978	4,305	0.01%

Investments(1)(19)	Address	Footnotes	Reference Rate and Spread(2)	Interest Rate(2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 6/30/2026	Par Amount/ Units(1)	Cost(3)	Fair Value	% of Net Assets
Equity and other – non-controlled/non-affiliated (continued)
Commercial Services & Supplies (continued)
Jupiter Ultimate Holdings, LLC – Class C Common Units	180 North Stetson, 29th Floor, Chicago, IL 60601, United States	(4)			11/8/2024		66.9%	5,084,731	$4,035	$5,441	0.01%
RC VI Buckeye Holdings, LLC – LLC Units	1901 Indian Wood Cir Maumee, OH 43537, United States	(4)			1/2/2025		65.9%	5,767,571	5,768	7,209	0.02%
									23,769	29,262	0.06%
Distributors
Box Co-Invest Blocker, LLC – (BP Alpha Holdings, LP) – Class A Units	2650 Galvin Dr, Elgin, IL 60124, United States	(4)			12/10/2021		55.1%	3	3,308	0	0.00%
Box Co-Invest Blocker, LLC – (BP Alpha Holdings, LP) – Class C Preferred Units	2650 Galvin Dr, Elgin, IL 60124, United States	(4)			7/12/2023		55.1%	1	390	0	0.00%
									3,698	0	0.00%
Diversified Consumer Services
Cambium Holdings, LLC – Senior Preferred Interest	17855 North Dallas Parkway, Suite 400, Dallas, TX 75287, United States	(4)		11.50%	8/3/2021		6.1%	29,194,330	28,734	33,509	0.08%
DTA, LP – Class A Common Units	7430 East Caley Ave, Suite 320E, Centennial, CO 80111, United States	(4)			3/25/2024		5.8%	3,028,272	3,284	5,239	0.01%
									32,018	38,748	0.09%
Diversified Telecommunication Services
Point Broadband Holdings, LLC – Class A Common Units	3120 Fredrick Rd., Suite E, Opelika, Alabama 36801, United States	(4)			10/1/2021		4.1%	12,870	10,915	14,435	0.03%
Point Broadband Holdings, LLC – Class B Common Units	3120 Fredrick Rd., Suite E, Opelika, Alabama 36801, United States	(4)			10/1/2021		4.1%	685,760	1,955	1,783	0.00%
Point Broadband Holdings, LLC – Class Additional A Common Units	3120 Fredrick Rd., Suite E, Opelika, Alabama 36801, United States	(4)			3/24/2022		4.1%	2,766	2,346	3,102	0.01%
Point Broadband Holdings, LLC – Class Additional B Common Units	3120 Fredrick Rd., Suite E, Opelika, Alabama 36801, United States	(4)			3/24/2022		4.1%	147,380	420	383	0.00%
									15,636	19,703	0.04%

Investments(1)(19)	Address	Footnotes	Reference Rate and Spread(2)	Interest Rate(2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 6/30/2026	Par Amount/ Units(1)	Cost(3)	Fair Value	% of Net Assets
Equity and other – non-controlled/non-affiliated (continued)
Electrical Equipment
Griffon Aggregator, Ltd. – LP Interest	1500 Danner Drive, Aurora, Ohio 44202, United States	(4)			7/31/2025		65.5%	3,272,887	$3,273	$3,895	0.01%
Electronic Equipment, Instruments & Components
Spectrum Safety Solutions Purchaser, LLC – Common Equity	13995 Pasteur Blvd., Palm Beach Gardens, FL 33418, United States	(4)(6)			7/1/2024		75.9%	22,774,695	22,775	29,152	0.07%
Financial Services
Muzinich Enhanced Loan Origination Fund I, LP – LP Interest	PO Box 309, Ugland House, George Town, KY1-1104, Cayman Islands	(4)(6)(7)(21)			12/8/2025		23.5%	23,498,224	27,527	29,233	0.08%
THL Fund IX Investors (Plymouth II), LP – LP Interest	545 Boylston Street, 6th Floor, Boston, MA 02116, United States	(4)			8/31/2023		35.3%	530,344	529	1,005	0.00%
									28,056	30,238	0.08%
Health Care Equipment & Supplies
GCX Corporation Group Holdings, L.P. – Class A-2 Units	3875 Cypress Drive, Petaluma, CA 94954, United States	(4)			9/10/2021		90.0%	4,853	4,853	1,650	0.00%
Health Care Providers & Services
AVE Holdings I Corp. – Series A-1 Preferred Shares	520 Madison Avenue, New York, NY 10022, United States	(4)			2/25/2022		8.1%	12,237,213	11,870	0	0.00%
CD&R Artemis Holdco 2, Limited – Preferred Shares	26 Southampton Buildings 8th Floor, Holborn Gate London, WC2A 1AN, United Kingdom	(4)(6)		10.00%	8/19/2021		40.0%	33,000,000	43,661	58,473	0.15%
CD&R Ulysses Equity Holdings, LP – Common Shares	26 Southampton Buildings 8th Floor, Holborn Gate London, WC2A 1AN, United Kingdom	(4)(6)			8/19/2021		40.0%	5,317,524	5,438	3,137	0.01%
DCA TopCo, LP – Common Units	6240 Lake Osprey Drive, Sarasota, FL 34240, United States	(4)			6/2/2026		27.7%	1,196,804	10,612	10,616	0.02%
Jayhawk Holdings, LP – Class A-1 Common Units	8717 West 110th Street, Suite 300 Overland Park, KS 66210, United States	(4)			5/26/2021		0.4%	12,472	2,220	274	0.00%

Investments(1)(19)	Address	Footnotes	Reference Rate and Spread(2)	Interest Rate(2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 6/30/2026	Par Amount/ Units(1)	Cost(3)	Fair Value	% of Net Assets
Equity and other – non-controlled/non-affiliated (continued)
Health Care Providers & Services (continued)
Jayhawk Holdings, LP – Class A-2 Common Units	8717 West 110th Street, Suite 300 Overland Park, KS 66210, United States	(4)			5/26/2021		0.4%	6,716	$1,195	$148	0.00%
Maia Aggregator, LP – Class A Units	One World Trade Center 285 Fulton Street, 84th Floor New York, NY 10007, United States	(4)			2/1/2022		98.5%	19,700,000	19,700	19,700	0.05%
NC Eve, LP – LP Interest	Western House Broad Lane, Yate, Bristol, BS37 7LD, England	(4)(6)			2/22/2022		50.0%	2,500,000	3,398	0	0.00%
WHCG Purchaser, Inc. – Class A Common Units	251 Little Falls Drive, Wilmington, DE 19808, United States	(4)			8/2/2024		65.0%	10,966,377	0	0	0.00%
									98,094	92,348	0.23%
Health Care Technology
Caerus Midco 2 S.à r.l. – Additional Vehicle Units	One Pennsylvania Plaza, Suite 2505, New York, NY 10119, United States	(4)(6)			10/28/2022		19.8%	9,210,035	988	645	0.00%
Caerus Midco 2 S.à r.l. – Vehicle Units	One Pennsylvania Plaza, Suite 2505, New York, NY 10119, United States	(4)(6)			5/25/2022		19.8%	4,941,452	4,941	3,113	0.01%
Healthcomp Holding Company, LLC – Preferred Interest	621 Santa Fe Ave. Fresno, CA 93721, United States	(4)			11/8/2023		7.2%	18,035	1,804	36	0.00%
									7,733	3,794	0.01%
Insurance
Beacon HC, Ltd. – Class A Shares	Exchequer Court, 33 St. Mary Axe, London, EC3A 8AA, England	(4)(6)			12/4/2025		0.2%	4,233	360	380	0.00%
Beacon HC, Ltd. – Class C Shares	Exchequer Court, 33 St. Mary Axe, London, EC3A 8AA, England	(4)(6)			12/4/2025		0.0%	42	3	4	0.00%
SelectQuote, Inc. – Warrants	6800 West 115th Street Suite 2511 Overland Park KS 66211, United States	(4)(6)			10/11/2024		75.1%	2,204,746	0	617	0.00%
Shelf Holdco, Ltd. – Common Equity	2 Church Street, Hamilton HM 11, Bermuda	(4)(6)			12/30/2022		1.0%	1,300,000	1,300	4,940	0.01%
									1,663	5,941	0.01%

Investments(1)(19)	Address	Footnotes	Reference Rate and Spread(2)	Interest Rate(2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 6/30/2026	Par Amount/ Units(1)	Cost(3)	Fair Value	% of Net Assets
Equity and other – non-controlled/non-affiliated (continued)
IT Services
NC Ocala Co-Invest Beta, LP – LP Interest	4321 Collington Rd, Bowie, MD 20716, United States	(4)			11/12/2021		31.7%	25,687,196	$25,687	$10,275	0.02%
Life Sciences Tools & Services
Falcon Top Parent, LLC – Class A Common Units	3675 Green Level Road West, Suite 208, Apex, NC 27523, United States	(4)			11/6/2024		59.2%	4,440,995	4,441	4,441	0.01%
Metals & Mining
ContextLogic Holdings, LLC – Class A Convertible Preferred Units	2648 International Blvd., Suite 115, Oakland, CA 94601, United States	(4)			4/1/2026		1.2%	77,391	619	689	0.00%
Pharmaceuticals
Elanco Animal Health, Inc. – Royalty Equity	2500 Innovation Way Greenfield, IN 46140, United States	(4)(6)			5/5/2025		75.0%	75,000,000	68,875	94,294	0.23%
Professional Services
Kwor Intermediate I, Inc. – Class A Common Shares	303 Timber Creek Hammond, LA 70403, United States	(4)			2/28/2025		13.0%	1,289	1,175	219	0.00%
Kwor Intermediate I, Inc. – Preferred Equity	303 Timber Creek Hammond, LA 70403, United States	(4)			2/28/2025		13.0%	1,378	1,378	1,498	0.00%
OHCP V TC COI, LP – LP Interest	One Stamford Plaza, 263 Tresser Blvd., 15th Floor, Stamford, CT 06901, United States	(4)			6/29/2021		65.0%	6,500,000	6,503	19,630	0.05%
Tricor Horizon – LP Interest	Level 15, Manulife Place, 348 Kwun Tong Rd, Ngau Tau Kok, Hong Kong	(4)(6)			6/13/2022		70.0%	15,009,079	15,009	15,309	0.04%
Trinity Air Consultants Holdings Corp. – Common Units	12700 Park Central Drive, Suite 2100, Dallas, TX 75251, United States	(4)			6/12/2024		65.0%	4,797	5	14	0.00%
Victors CCC Topco, LP – Common Equity	1600 Tysons Blvd. Suite 1100 McLean, VA 22102, United States	(4)			6/1/2022		96.0%	9,600,000	9,600	17,088	0.05%
									33,670	53,758	0.14%

Investments(1)(19)	Address	Footnotes	Reference Rate and Spread(2)	Interest Rate(2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 6/30/2026	Par Amount/ Units(1)	Cost(3)	Fair Value	% of Net Assets
Equity and other – non-controlled/non-affiliated (continued)
Real Estate Management & Development
Community Management Holdings Parent, LP – Series A Preferred Units	8360 East Via de Ventura, Building L, #100, Scottsdale, AZ 85258, United States	(4)(7)		8.00%	11/1/2024		59.5%	2,062,256	$2,062	$2,330	0.01%
Software
AI Titan Group Holdings, LP – Class A-2 Common Units	4601 Six Forks Road, Suite 220, Raleigh, NC 27609, United States	(4)			8/28/2024		88.9%	1,103	1,103	1,123	0.00%
Connatix Parent, LLC – Class L Common Units	666 Broadway, 10th Floor, New York, NY 10012, United States	(4)			7/14/2021		69.4%	126,136	1,388	120	0.00%
Descartes Holdings, Inc. – Class A Common Stock	4350 Congress Street, Suite 700, Charlotte, North Carolina 28209, United States	(4)			10/9/2023		81.2%	93,758	4,060	0	0.00%
Expedition Holdco, LLC – Class B Common Units	101 South Phillips Avenue, Suite 300, Sioux Falls, SD 57104, United States	(4)			2/24/2022		81.0%	810,810	810	558	0.00%
Knockout Intermediate Holdings I, Inc. – Perpetual Preferred Stock	701 Brickell Avenue, Miami FL 33131, United States	(4)	SOFR + 10.75%	14.48%	6/23/2022		49.0%	26,899	26,226	27,178	0.06%
Mandolin Technology Holdings, Inc. – Series A Preferred Shares	Nova Tower 1 1 Allegheny Square, Suite 800 Pittsburgh, PA 15212, United States	(4)		10.50%	7/30/2021		90.0%	31,950,000	30,992	31,429	0.07%
Mimecast Limited – LP Interest	1 Finsbury Avenue, London, EC2M 2PF, United Kingdom	(4)			5/3/2022		75.0%	75,088,584	75,089	82,597	0.19%
Noble Aggregator GP, LLC – GP Units	5500 Meadows Road, Suite 500, Lake Oswego, OR 97035, United States	(4)			10/14/2025		0.7%	1,732	0	0	0.00%
Noble Aggregator, LP – Common Equity Class A Units	5500 Meadows Road, Suite 500, Lake Oswego, OR 97035, United States	(4)			10/14/2025		0.7%	1,732	1,732	1,704	0.00%
TPG IX Newark CI, LP – LP Interest	188 Spear St, San Francisco, CA 94105, United States	(4)			10/26/2023		10.7%	3,891,673	3,892	3,293	0.01%
TravelPerk, Inc. – Warrants	C/ dels Almogàvers, 154-164 08018 Barcelona, Spain	(4)(6)			5/2/2024		65.9%	244,818	2,101	4,181	0.01%

Investments(1)(19)	Address	Footnotes	Reference Rate and Spread(2)	Interest Rate(2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 6/30/2026	Par Amount/ Units(1)	Cost(3)	Fair Value	% of Net Assets
Equity and other – non-controlled/non-affiliated (continued)
Software (continued)
Zoro – Common Equity	989 Market St, San Francisco, CA 94103, United States	(4)			11/22/2022		35.2%	1,195,880	$11,959	$12,640	0.03%
Zoro – Series A Preferred Shares	989 Market St, San Francisco, CA 94103, United States	(4)	SOFR + 9.50%	13.23%	11/22/2022		17.8%	10,720	10,345	16,723	0.04%
									169,697	181,546	0.41%
Transportation Infrastructure
Enstructure, LLC – Series A-1 Units	16 Laurel Avenue, Suite 300 Wellesley, MA 02481, United States	(4)			9/27/2022		18.7%	6,948,125	2,153	3,960	0.01%
Enstructure, LLC – Preferred Equity	16 Laurel Avenue, Suite 300 Wellesley, MA 02481, United States	(4)	SOFR + 7.00%	10.73% PIK	8/15/2025		0.7%	1,463,344	1,444	1,463	0.00%
Ncp Helix Holdings, LLC – Preferred Shares	114 Capital Way Christiana, TN 37037, United States	(4)		8.00%	8/3/2021		73.5%	1,128,694	877	1,500	0.00%
									4,474	6,923	0.01%
Total Equity and other – non-controlled/non-affiliated									611,132	619,436	1.45%
Equity and other – non-controlled/ affiliated
Aerospace & Defense
Align Precision Group, LLC – Class A-3 Units	22nd 730 W St., Tempe, AZ 85282, United States	(4)(16)			7/3/2025		62.9%	11,137	996	1,301	0.00%
Distributors
GSO DL Co-Invest EIS LP (EIS Acquisition Holdings, LP – Class A Common Units)	50 Broadway, Hawthorne, NY 10532, United States	(4)(6)(16)			11/1/2021		7.5%	265,556	558	1,266	0.00%
Media
DMS Topco, LLC – Class A Common Units	4800 140th Avenue North Suite 101 Clearwater FL 33762, United States	(4)(6)(16)			3/11/2025		1.4%	133,433	5,432	3,896	0.02%
Total Equity and other – non-controlled/ affiliated									6,986	6,463	0.02%

Investments(1)(19)	Address	Footnotes	Reference Rate and Spread(2)	Interest Rate(2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 6/30/2026	Par Amount/ Units(1)	Cost(3)	Fair Value	% of Net Assets
Equity and other – controlled/ affiliated (excluding Investments in Joint Ventures)
Chemicals
Pigments Holdings, LP – LP Interest	1 Concorde Gate, Suite 608, Toronto, Ontario, Canada	(4)(6)(16)			4/14/2023		39.6%	3,943	$0	$0	0.00%
Financial Services
Blackstone Private Real Estate Credit and Income Fund – Common Shares	345 Park Avenue, New York, NY 10154, United States	(4)(6)(16)(21)			6/1/2025		70.3%	18,628,295	477,500	486,944	1.14%
Specialty Lending Company, LLC – LLC Interest	251 Little Falls Drive, Wilmington, DE 19808, United States	(4)(6)(16)			10/19/2021		90.0%	333,279,000	333,279	331,546	0.78%
									810,779	818,490	1.92%
Health Care Providers & Services
New ACI Holdings, LLC – Class A Common Units	629 Davis Drive, Suite 300, Morrisville, NC 27560, United States	(4)(16)			6/29/2026		29.6%	107,899	63,028	63,092	0.14%
Insurance
CFCo, LLC (Benefytt Technologies, Inc.) – Class B Units	15438 North Florida Avenue, Suite 201, Tampa, FL 33613, United States	(4)(16)			9/28/2023		80.9%	134,166,603	0	0	0.00%
Media
Prodege International Holdings, LLC – Class A Units	100 North Pacific Coast Highway, 8th Floor El Segundo, CA 90245, United States	(4)(16)			2/12/2026		79.4%	76,634	129,944	123,096	0.29%
Oil, Gas & Consumable Fuels
Pibb Member Holdings, LLC – LLC Interest	345 Park Avenue, New York, NY 10154, United States	(4)(6)(16)			11/22/2024		25.0%	225,000,000	214,844	225,338	0.53%
Professional Services
Material+ Holding Company, LLC – Class C Units	1900 Avenue of the Stars Ste 1600 19th floor Los Angeles, CA 90067, United States	(4)(16)			6/14/2024		91.5%	63,589	0	0	0.00%
Material+ Holding Company, LLC – Class A Preferred Units	1900 Avenue of the Stars Ste 1600 19th floor Los Angeles, CA 90067, United States	(4)(16)			3/6/2026		91.5%	52	0	0	0.00%

Investments(1)(19)	Address	Footnotes	Reference Rate and Spread(2)	Interest Rate(2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 6/30/2026	Par Amount/ Units(1)	Cost(3)	Fair Value	% of Net Assets
Equity and other – controlled/ affiliated (excluding Investments in Joint Ventures) (continued)
Professional Services (continued)
Material+ Holding Company, LLC – Class A Units	1900 Avenue of the Stars Ste 1600 19th floor Los Angeles, CA 90067, United States	(4)(16)			3/6/2026		91.5%	233	$0	$0	0.00%
Material+ Holding Company, LLC – Class B Preferred Units	1900 Avenue of the Stars Ste 1600 19th floor Los Angeles, CA 90067, United States	(4)(16)			3/6/2026		91.5%	34	0	0	0.00%
									0	0	0.00%
Specialty Retail
GSO DL CoInvest CI LP (CustomInk, LLC – Series A Preferred Units)	2910 District Avenue, Fairfax, VA 22031, United States	(4)(6)(16)			1/7/2021		16.0%	1,500,000	1,421	1,796	0.00%
Total Equity and other – controlled/ affiliated (excluding Investments in Joint Ventures)									1,220,016	1,231,812	2.88%
Total Equity and other									1,838,134	1,857,711	4.35%
Investments in Joint Ventures
BCRED Emerald JV LP – LP Interest	345 Park Avenue, New York, NY 10154, United States	(6)(16)			1/19/2022		75.0%		1,836,000	1,560,656	3.65%
BCRED Verdelite JV LP – LP Interest	345 Park Avenue, New York, NY 10154, United States	(6)(16)			10/21/2022		87.5%		117,706	99,669	0.23%
									1,953,706	1,660,325	3.88%
Total Investments in Joint Ventures									1,953,706	1,660,325	3.88%
Total Investments – non-controlled/ non-affiliated									76,369,923	74,110,052	173.26%
Total Investments – non-controlled/ affiliated									42,458	40,516	0.10%
Total Investments – controlled/ affiliated (excluding Investments in Joint Ventures)									1,981,764	1,838,214	4.30%
Total Investments – Investments in Joint Ventures									1,953,706	1,660,325	3.88%
Total Investment Portfolio									80,347,851	77,649,107	181.54%

Investments(1)(19)	Address	Footnotes	Reference Rate and Spread(2)	Interest Rate(2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 6/30/2026	Par Amount/ Units(1)	Cost(3)	Fair Value	% of Net Assets
Cash and Cash Equivalents
Fidelity Investments Money Market Treasury Portfolio – Class I				3.55%					$230	$230	0.00%
State Street Institutional U.S. Government Money Market Fund – Investor Class				3.50%					11,966	11,966	0.03%
State Street Institutional U.S. Government Money Market Fund – Premier Class				3.58%					2,648	2,648	0.01%
Other Cash and Cash Equivalents									2,001,162	2,001,162	4.68%
Total Cash and Cash Equivalents									2,016,006	2,016,006	4.72%
Total Portfolio Investments, Cash and Cash Equivalents									$82,363,857	$79,665,113	186.26%

__________________________________

(1)    Unless otherwise indicated, all debt and equity investments held by the Company (which such term “Company” shall include the Company’s consolidated subsidiaries for purposes of this Condensed Consolidated Schedule of Investments) are denominated in U.S. Dollars. As of June 30, 2026, the Company had investments denominated in Canadian Dollars (CAD), Euros (EUR), British Pounds (GBP), Swiss Francs (CHF), Danish Krone (DKK), Swedish Krona (SEK), Norwegian Krone (NOK), New Zealand Dollars (NZD), and Australian Dollars (AUD). All debt investments are income producing unless otherwise indicated. All equity investments are non-income producing unless otherwise noted. Certain portfolio company investments are subject to contractual restrictions on sales. The total par amount (in thousands) is presented for debt investments and structured finance obligations, while the number of shares or units (in whole amounts) owned is presented for equity investments. Each of the Company’s investments is pledged as collateral, under one or more of its credit facilities unless otherwise indicated.

(2)    Variable rate loans to the portfolio companies bear interest at a rate that is determined by reference to either Sterling Overnight Interbank Average Rate (“SONIA” or “S”), Euro Interbank Offer Rate (“Euribor” or “E”), Secured Overnight Financing Rate (“SOFR”), Stockholm Interbank Offered Rate (“STIBOR” or “ST”), Copenhagen Interbank Offered Rate (“CIBOR” or “CI”), Norwegian Interbank Offered Rate (“NIBOR” or “N”), Swiss Average Rate Overnight (“SARON” or “SA”), New Zealand Bank Bill Reference Rate (“BKBM” or “B”), Australian Bank Bill Swap Bid Rate (“BBSY” or “BB”), Canadian Overnight Repo Rate Average (“CORRA” or “CA”), or an alternate base rate (commonly based on the Federal Funds Rate (“F”) or the U.S. Prime Rate (“P”)), which generally resets periodically. For each loan, the Company has indicated the reference rate used and provided the spread and the interest rate in effect as of June 30, 2026. Variable rate loans typically include an interest reference rate floor feature.

(3)    The cost represents the original cost adjusted for the amortization of discounts and premiums, as applicable, on debt investments using the effective interest method in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

(4)    These investments were valued using unobservable inputs and are considered Level 3 investments. Fair value was determined in good faith by or under the direction of the Board of Trustees (see Note 2 and Note 5), pursuant to the Company’s valuation policy.

(5)    These debt investments are not pledged as collateral under any of the Company’s credit facilities. For other debt investments that are pledged to the Company’s credit facilities, a single investment may be divided into parts that are individually pledged as collateral to separate credit facilities. Any other debt investments listed above are pledged to financing facilities, CLOs and short-term borrowings and are not available to satisfy the creditors of the Company.

(6)    The investment is not a qualifying asset under Section 55(a) of the Investment Company Act of 1940, as amended (together with the rules and regulations promulgated thereunder, the “1940 Act”). The Company may not acquire any non-qualifying asset unless, at the time of acquisition, qualifying assets represent at least 70.0% of the Company’s total assets. As of June 30, 2026, non-qualifying assets represented 25.4% of total assets as calculated in accordance with regulatory requirements.

(7)    Position or portion thereof is an unfunded commitment, and no interest is being earned on the unfunded portion, although the investment may be subject to unused commitment fees. Negative cost and fair value results from unamortized fees, which are capitalized to the investment cost. The unfunded commitment may be subject to a commitment termination date that may expire prior to the maturity date stated. See below for more information on the Company’s unfunded commitments:

Investments	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
Abacus Holdco 2, Oy	Delayed Draw Term Loan	8/13/2027	$160	$—
Accordion Partners, LLC	Revolver	11/15/2031	9,612	(48)
Accordion Partners, LLC	Delayed Draw Term Loan	12/17/2027	34,528	—
Accuity Delivery Systems, LLC	Revolver	5/29/2031	29,497	(147)
Acumatica Holdings, Inc.	Revolver	7/28/2032	10,565	(106)
ADCS Clinics Intermediate Holdings, LLC	Revolver	8/7/2026	1,338	—
AI Titan Parent, Inc.	Delayed Draw Term Loan	9/30/2026	17,093	—
AI Titan Parent, Inc.	Revolver	8/29/2031	13,784	(138)
Albireo Energy, LLC	Delayed Draw Term Loan	8/5/2027	7,071	—
Align Precision Group, LLC	Delayed Draw Term Loan	4/3/2030	350	—
Allium Buyer, LLC	Revolver	5/2/2029	249	(7)
Alpine Intel Intermediate 2, LLC	Delayed Draw Term Loan	12/20/2026	39,281	—
American Restoration Holdings, LLC	Delayed Draw Term Loan	2/19/2027	26,416	—
Amerilife Holdings, LLC	Revolver	8/31/2028	51,995	—
Amerilife Holdings, LLC	Delayed Draw Term Loan	2/28/2027	33,911	—
Amerivet Partners Management, Inc.	Revolver	2/25/2028	11,511	(993)
Ampirical Solutions, LLC	Delayed Draw Term Loan	9/30/2027	43,992	(220)
Ampirical Solutions, LLC	Revolver	9/30/2032	11,731	(117)
Analytic Partners, LP	Revolver	4/4/2030	4,891	(98)
Anaplan, Inc.	Revolver	6/21/2028	47,983	(960)
Animal Wellness Investments S.p.A	Delayed Draw Term Loan	1/15/2029	12,690	—
Anthracite Buyer, Inc.	Revolver	12/3/2032	19,960	(100)
Apex Companies, LLC	Delayed Draw Term Loan	10/24/2027	20,497	—
Apple AU Finco Pty, Ltd.	Delayed Draw Term Loan	5/28/2029	7,889	(38)
Apple SG Bidco Pte. Ltd.	Delayed Draw Term Loan	5/28/2029	40	—
Aptean, Inc.	Revolver	1/29/2031	3,622	—
Aptean, Inc.	Delayed Draw Term Loan	2/14/2027	8,058	—
Armada Parent, Inc.	Revolver	10/29/2030	27,000	—
Arnhem BidCo, GmbH	Delayed Draw Term Loan	10/1/2027	42,221	—
Articulate Global, LLC	Revolver	10/24/2032	5,997	(30)
Aryeh Bidco Investment, Ltd.	Delayed Draw Term Loan	1/14/2028	4,905	—
Aryeh Bidco Investment, Ltd.	Revolver	1/14/2033	3,597	—
Ascend Buyer, LLC	Revolver	9/30/2028	7,443	—
Astra Service Partners, LLC	Delayed Draw Term Loan	11/26/2027	25,959	—
Atlas CC Acquisition Corp.	Letter of Credit	5/25/2029	14,403	—
AuditBoard, Inc.	Revolver	7/12/2031	15,377	(154)
Avoca CLO 41 DAC	Structured Finance Obligations – Equity Instruments	2/16/2029	9,268	—
Axsome Therapeutics, Inc.	Delayed Draw Term Loan	5/31/2027	45,195	—
Axsome Therapeutics, Inc.	Revolver	5/8/2030	10,043	—
Azurite Intermediate Holdings, Inc.	Revolver	3/19/2031	6,840	(590)
Baker Tilly Advisory Group, LP	Revolver	6/3/2030	74,077	—
Balboa Bay Loan Funding 2025-3, Ltd.	Structured Finance Obligations – Equity Instruments	11/27/2028	2,421	—
Bamboo US BidCo, LLC	Revolver	9/29/2029	4,205	—

Investments	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
Banyan Software Holdings, LLC	Revolver	1/2/2031	$4,732	$—
Banyan Software Holdings, LLC	Delayed Draw Term Loan	10/8/2027	43,031	—
Barings CLO, Ltd. Tango	Structured Finance Obligations – Equity Instruments	11/21/2026	3,088	—
Bayshore Intermediate #2, LP	Revolver	10/1/2027	13,893	—
Bazaarvoice, Inc.	Revolver	5/7/2029	60,787	(456)
Beacon Dc, Ltd.	Revolver	12/4/2032	680	—
Bimini Group Purchaser, Inc.	Revolver	4/25/2031	29,847	—
Biotouch Global Solutions, Inc.	Delayed Draw Term Loan	8/27/2027	29,503	(221)
Biotouch Global Solutions, Inc.	Revolver	8/27/2032	4,721	—
Blue Sky Buyer, LLC	Revolver	2/28/2033	17,986	—
Bluefin Holding, LLC	Revolver	9/12/2029	7,533	—
Brave Parent Holdings, Inc.	Revolver	11/28/2030	57,580	—
Brilliance Technologies, Inc.	Revolver	3/11/2032	52,952	(530)
Brilliance Technologies, Inc.	Delayed Draw Term Loan	9/11/2027	76,123	—
Businessolver.com, Inc.	Delayed Draw Term Loan	12/3/2027	28,315	(71)
Businessolver.com, Inc.	Revolver	12/3/2032	12,611	(63)
Caerus US 1, Inc.	Revolver	5/25/2029	19,056	—
Cambium Learning Group, Inc.	Revolver	7/20/2027	101,715	—
Cambrex Corp.	Revolver	3/5/2032	10,724	—
Canadian Hospital Specialties, Ltd.	Revolver	4/15/2027	2,570	—
Carr Riggs & Ingram Capital, LLC	Revolver	11/18/2031	8,646	—
Carr Riggs & Ingram Capital, LLC	Delayed Draw Term Loan	11/18/2026	14,570	—
Carval CLO XIII-C, Ltd.	Structured Finance Obligations – Equity Instruments	6/24/2027	4,594	—
Castle Management Borrower, LLC	Revolver	11/3/2029	3,750	—
Castle Management Borrower, LLC	Delayed Draw Term Loan	12/9/2027	20,234	—
CCI Buyer, Inc.	Revolver	5/13/2032	6,767	(68)
CEP V Investment 11 S.à r.l.	Delayed Draw Term Loan	9/1/2026	43,967	(489)
CFGI Holdings, LLC	Revolver	11/2/2029	19,950	(499)
CFS Brands, LLC	Revolver	10/2/2029	13,372	—
Channelside AcquisitionCo, Inc.	Revolver	3/31/2028	18,758	(469)
Chartwell Cumming Holding Corp.	Revolver	6/16/2033	44,716	(697)
Cielo Bidco, Ltd.	Delayed Draw Term Loan	3/31/2030	509	—
Cielo Bidco, Ltd.	Delayed Draw Term Loan	3/31/2030	15	—
Cisive Holdings Corp.	Revolver	12/7/2029	4,445	(89)
CJX Borrower, LLC	Delayed Draw Term Loan	7/14/2027	784	—
Clearview Buyer, Inc.	Revolver	2/26/2029	11,857	—
Commander Buyer, Inc.	Delayed Draw Term Loan	6/26/2027	44,138	(221)
Commander Buyer, Inc.	Revolver	6/25/2032	29,425	(294)
Community Management Holdings Midco 2, LLC	Revolver	11/1/2031	2,773	—
Community Management Holdings Midco 2, LLC	Delayed Draw Term Loan	7/8/2027	1,018	—
Community Management Holdings Parent, LP	Equity		911	—
Compsych Investments Corp.	Delayed Draw Term Loan	7/22/2027	20,230	(961)
Connatix Buyer, Inc.	Revolver	7/14/2027	4,562	—
Conservice Midco, LLC	Revolver	2/25/2033	11,272	(205)
Consor Intermediate II, LLC	Delayed Draw Term Loan	11/10/2026	24,145	(48)
Consor Intermediate II, LLC	Revolver	5/10/2031	8,888	—
Continental Buyer, Inc.	Revolver	4/2/2031	4,282	—

Investments	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
Continental Buyer, Inc.	Revolver	4/2/2031	$6,862	$(34)
Continental Buyer, Inc.	Revolver	4/2/2031	3,283	(16)
Continental Buyer, Inc.	Delayed Draw Term Loan	4/21/2028	4,597	—
Coupa Software, Inc.	Revolver	2/27/2029	42	—
CRC Insurance Group, LLC	Revolver	5/6/2029	19,321	(472)
CRCI Longhorn Holdings, Inc.	Revolver	8/27/2031	11,110	(147)
CRCI Longhorn Holdings, Inc.	Delayed Draw Term Loan	8/27/2026	9,351	—
Creek Parent, Inc.	Revolver	12/18/2031	19,175	(983)
Crewline Buyer, Inc.	Revolver	11/8/2030	12,745	(371)
Crimson FLS Acquisition, Inc.	Revolver	2/18/2033	28,658	—
Crimson FLS Acquisition, Inc.	Delayed Draw Term Loan	2/18/2028	44,573	—
Crumbl Enterprises, LLC	Revolver	4/30/2032	6,881	(172)
CT Technologies Intermediate Holdings, Inc.	Delayed Draw Term Loan	8/30/2026	11,634	—
CT Technologies Intermediate Holdings, Inc.	Revolver	8/30/2031	34,417	(344)
CT Technologies Intermediate Holdings, Inc.	Delayed Draw Term Loan	5/23/2027	10,132	—
CT Technologies Intermediate Holdings, Inc.	Delayed Draw Term Loan	8/5/2027	10,080	—
CT Technologies Intermediate Holdings, Inc.	Delayed Draw Term Loan	5/23/2027	6,774	—
CyrusOne Revolving Warehouse	Revolver	7/2/2027	108,682	—
Databricks, Inc.	Delayed Draw Term Loan	1/5/2028	235,000	—
DCG Acquisition Corp.	Revolver	6/13/2031	36,470	(365)
Denali Bidco, Ltd.	Delayed Draw Term Loan	9/5/2027	300	(3)
Denali Intermediate Holdings, Inc.	Revolver	8/26/2032	1,628	—
Denali TopCo, LLC	Delayed Draw Term Loan	8/26/2028	27,099	(135)
Denali TopCo, LLC	Revolver	8/26/2032	13,007	(130)
Diligent Corp.	Revolver	8/2/2030	20,167	—
Discovery Education, Inc.	Revolver	4/9/2029	6,227	—
Divisions Holding Corp.	Revolver	4/17/2032	6,469	—
DM Intermediate Parent, LLC	Revolver	9/30/2030	30,960	—
DM Intermediate Parent, LLC	Delayed Draw Term Loan	9/30/2026	1,115	—
DM Intermediate Parent, LLC	Delayed Draw Term Loan	12/19/2027	11,891	—
Doit International, Ltd.	Delayed Draw Term Loan	11/25/2026	66,711	(500)
Doit International, Ltd.	Revolver	11/26/2029	33,356	—
DTA Intermediate II, Ltd.	Revolver	3/27/2030	12,961	—
DTI Holdco, Inc.	Revolver	1/25/2029	13,200	—
Dwyer Instruments, LLC	Revolver	7/20/2029	1,106	—
Eagan Parent, Inc.	Delayed Draw Term Loan	9/8/2027	5,311	(13)
Eagan Parent, Inc.	Revolver	9/8/2032	2,833	(14)
East River Bidco, GmbH	Delayed Draw Term Loan	3/26/2028	31	—
Eden Acquisitionco, Ltd.	Delayed Draw Term Loan	11/17/2026	1,802	(23)
Edison Bidco, AS	Delayed Draw Term Loan	12/18/2026	679	—
Electro Switch Business Trust, LLC	Revolver	9/2/2032	20,501	—
ELK Bidco, Inc.	Revolver	6/13/2032	13,471	(67)
ELK Bidco, Inc.	Delayed Draw Term Loan	12/13/2027	14,968	(32)
EMB Purchaser, Inc.	Delayed Draw Term Loan	2/12/2029	139,253	(522)
EMB Purchaser, Inc.	Delayed Draw Term Loan	3/13/2028	22,356	—
EMB Purchaser, Inc.	Revolver	3/12/2032	12,206	—
Emergency Power Holdings, LLC	Delayed Draw Term Loan	8/17/2027	12,036	(17)

Investments	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
Endeavor Schools Holdings, LLC	Delayed Draw Term Loan	1/3/2027	$20,926	$—
Enstructure, LLC	Delayed Draw Term Loan	2/15/2027	83,228	(624)
ENV Bidco, AB	Delayed Draw Term Loan	7/29/2026	31,622	(391)
Essential Services Holding Corp.	Revolver	6/17/2030	5,071	—
Everbridge Holdings, LLC	Delayed Draw Term Loan	7/2/2026	5,292	—
Everbridge Holdings, LLC	Revolver	7/2/2031	3,481	—
Excelitas Technologies Corp.	Revolver	8/12/2028	14,780	(111)
Experity, Inc.	Revolver	2/22/2030	17,835	(268)
Experity, Inc.	Delayed Draw Term Loan	9/13/2026	32,405	—
Falcon Parent Holdings, Inc.	Delayed Draw Term Loan	8/15/2027	12,467	(94)
Falcon Parent Holdings, Inc.	Revolver	11/6/2031	11,121	—
Fastener Distribution Holdings, LLC	Delayed Draw Term Loan	10/31/2026	41,834	—
Fern Bidco, Ltd.	Delayed Draw Term Loan	7/3/2027	19,787	—
Firmus Supercloud Pty, Ltd.	Delayed Draw Term Loan	3/15/2027	320,538	—
Flatiron CLO 34, Ltd.	Structured Finance Obligations – Equity Instruments	10/8/2026	3,000	—
Flexera Software, LLC	Revolver	8/15/2032	13,582	(34)
Foundation Risk Partners Corp.	Revolver	10/29/2029	10,677	—
Foundation Risk Partners Corp.	Delayed Draw Term Loan	2/26/2027	7,854	—
Frontgrade Technologies Holdings, Inc.	Revolver	1/9/2028	387	—
Frontline Road Safety, LLC	Revolver	3/4/2032	13,878	(278)
Frontline Road Safety, LLC	Delayed Draw Term Loan	3/4/2028	255	—
FusionSite Midco, LLC	Revolver	11/16/2029	7,152	—
FusionSite Midco, LLC	Delayed Draw Term Loan	11/16/2029	8,810	—
G&A Partners Holding Company II, LLC	Revolver	3/1/2030	5,918	—
Galaxy CLO Warehouse 2025-1, Ltd.	Structured Finance Obligations – Equity Instruments	10/8/2026	13,875	—
Galway Borrower, LLC	Revolver	9/29/2028	13,893	—
Galway Borrower, LLC	Delayed Draw Term Loan	2/7/2028	10,913	(95)
Gatekeeper Systems, Inc.	Delayed Draw Term Loan	8/27/2026	42,075	—
Gatekeeper Systems, Inc.	Revolver	8/28/2030	18,477	(878)
GFT Infrastructure, Inc.	Revolver	8/5/2030	14,930	—
GGG Midco, LLC	Delayed Draw Term Loan	4/1/2028	20,242	—
GGG Midco, LLC	Revolver	4/1/2033	11,567	(116)
GI Ranger Intermediate, LLC	Revolver	10/29/2027	4,500	—
Gigamon, Inc.	Revolver	3/10/2028	12,887	—
Granicus, Inc.	Revolver	1/17/2031	3,941	—
Granicus, Inc.	Delayed Draw Term Loan	7/31/2026	679	(7)
Great Day Improvements, LLC	Revolver	6/13/2030	2,366	—
Grid Alliance Partners, LLC	Delayed Draw Term Loan	7/1/2027	3,688	(111)
Grid Alliance Partners, LLC	Revolver	7/1/2030	13,039	—
Griffon Bidco, Inc.	Delayed Draw Term Loan	9/30/2027	21,819	(109)
Griffon Bidco, Inc.	Revolver	7/31/2031	21,819	(218)
Ground Penetrating Radar Systems, LLC	Delayed Draw Term Loan	7/2/2027	20,297	—
Ground Penetrating Radar Systems, LLC	Revolver	1/2/2032	11,776	—
GS Acquisitionco, Inc.	Revolver	5/25/2028	3	—

Investments	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
GS Acquisitionco, Inc.	Delayed Draw Term Loan	5/16/2027	$3,214	$(8)
GTCR Everest Borrower, LLC	Revolver	9/5/2029	3,125	(108)
Guardian Bidco, Inc.	Delayed Draw Term Loan	8/14/2028	3,881	(39)
Gusto Sing Bidco Pte, Ltd.	Delayed Draw Term Loan	11/15/2027	102	—
Helix TS, LLC	Delayed Draw Term Loan	10/22/2027	10,478	—
Helix TS, LLC	Delayed Draw Term Loan	6/30/2028	25,000	(125)
Higginbotham Insurance Agency, Inc.	Delayed Draw Term Loan	12/11/2027	27,471	—
High Street Buyer, Inc.	Revolver	4/16/2027	4,186	(84)
High Street Buyer, Inc.	Delayed Draw Term Loan	7/18/2027	52,310	—
HMH Education, Inc.	Revolver	4/7/2027	4,500	—
Horizon CTS Buyer, LLC	Delayed Draw Term Loan	10/25/2027	20,213	—
Horizon CTS Buyer, LLC	Revolver	3/28/2032	14,843	—
HPS Freshwater Warehouse Parent, Ltd.	Structured Finance Obligations – Equity Instruments	10/8/2026	4,703	—
Icefall Parent, Inc.	Revolver	1/25/2030	8,637	—
IEM New Sub 2, LLC	Delayed Draw Term Loan	12/3/2027	62,860	(157)
IEM New Sub 2, LLC	Delayed Draw Term Loan	12/3/2027	76,076	(571)
IG Investments Holdings, LLC	Revolver	9/22/2028	55,717	—
Imagine 360, LLC	Delayed Draw Term Loan	9/18/2026	13,684	(68)
Imagine 360, LLC	Revolver	9/30/2028	8,582	(86)
Inception Fertility Ventures, LLC	Revolver	4/29/2030	8,591	—
INK BC Bidco S.p.A.	Delayed Draw Term Loan	7/16/2028	12,638	—
Integrity Marketing Acquisition, LLC	Delayed Draw Term Loan	8/27/2026	8,074	(283)
Integrity Marketing Acquisition, LLC	Revolver	8/25/2028	2,861	(190)
IQN Holding Corp.	Revolver	5/2/2028	2,217	—
IRI Group Holdings, Inc.	Revolver	12/1/2028	110,034	—
Iris Buyer, LLC	Revolver	10/2/2029	7,870	—
Iris Buyer, LLC	Delayed Draw Term Loan	8/4/2026	3,617	—
ISQ Hawkeye Holdco, Inc.	Delayed Draw Term Loan	8/20/2026	1,355	(10)
ISQ Hawkeye Holdco, Inc.	Revolver	8/20/2030	476	—
Java Buyer, Inc.	Revolver	12/15/2030	56,623	—
Java Buyer, Inc.	Delayed Draw Term Loan	2/6/2028	115,453	—
Java Buyer, Inc.	Delayed Draw Term Loan	2/6/2028	29,343	—
Jeppesen Holdings, LLC	Revolver	11/1/2032	17,000	(128)
Jones Fish Hatcheries & Distributors, LLC	Revolver	11/19/2032	4,116	(72)
Jones Fish Hatcheries & Distributors, LLC	Delayed Draw Term Loan	11/19/2027	14,882	—
JS Parent, Inc.	Revolver	4/24/2031	7,880	(39)
JSG II, Inc.	Delayed Draw Term Loan	9/30/2027	97,949	(245)
JSG II, Inc.	Revolver	9/30/2032	41,978	(210)
JSS Holdings, Inc.	Delayed Draw Term Loan	11/8/2026	136,995	(685)
June Purchaser, LLC	Delayed Draw Term Loan	11/29/2026	575	—
Jupiter Purchaser, LLC	Delayed Draw Term Loan	6/5/2029	79,988	—
Kaseya, Inc.	Revolver	3/20/2030	25,000	(6,564)
Kattegat Project Bidco, AB	Delayed Draw Term Loan	10/5/2026	12,225	(161)
Knight Acquireco, LLC	Delayed Draw Term Loan	11/6/2027	23,547	(59)
Knowledge Pro Buyer, Inc.	Revolver	12/10/2027	4,594	(46)
Knowledge Pro Buyer, Inc.	Revolver	12/10/2029	3,384	—

Investments	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
Knowledge Pro Buyer, Inc.	Delayed Draw Term Loan	6/11/2027	$4,249	$—
Koala Investment Holdings, Inc.	Delayed Draw Term Loan	2/29/2028	17,044	(85)
Koala Investment Holdings, Inc.	Revolver	8/29/2032	3,560	—
Kona Buyer, LLC	Revolver	7/23/2031	30,760	—
Kona Buyer, LLC	Delayed Draw Term Loan	2/5/2028	90,826	(454)
KStone Buyer, Inc.	Delayed Draw Term Loan	1/2/2028	23,316	—
KStone Buyer, Inc.	Revolver	1/2/2032	20,985	(210)
Kwol Acquisition, Inc.	Revolver	12/6/2029	1,659	(12)
Kwor Acquisition, Inc.	Revolver	2/28/2030	1,093	—
Kwor Acquisition, Inc.	Delayed Draw Term Loan	2/28/2027	1,379	(7)
Loar Group, Inc.	Delayed Draw Term Loan	9/30/2026	35,000	—
Lobos Parent, Inc.	Delayed Draw Term Loan	9/26/2028	7,356	(38)
Lobos Parent, Inc.	Revolver	9/26/2031	4,403	—
Lobos Parent, Inc.	Revolver	9/26/2031	2,331	(17)
LogicMonitor, Inc.	Revolver	11/19/2031	11,450	(143)
LogicMonitor, Inc.	Delayed Draw Term Loan	9/1/2027	15,648	(98)
LPW Group Holdings, Inc.	Revolver	3/15/2030	6,566	—
Lsf12 Crown US Commercial Bidco, LLC	Revolver	12/2/2029	24,405	(111)
LSF12 Helix Parent, LLC	Revolver	2/10/2031	36,000	(810)
LSF12 Phoenix Holdco, LLC	Revolver	3/25/2033	17,500	(224)
Magneto Components BuyCo, LLC	Revolver	12/5/2029	8,983	—
Mandolin Technology Intermediate Holdings, Inc.	Revolver	4/30/2028	9,033	—
MannKind Corp.	Delayed Draw Term Loan	8/6/2027	29,592	—
Mantech International, CP	Revolver	9/14/2028	111,612	(1,674)
Material Holdings, LLC	Revolver	8/19/2027	3,179	—
Material Holdings, LLC	Delayed Draw Term Loan	8/19/2027	13,394	—
Maverick Bidco, Inc.	Revolver	12/2/2031	17,099	(64)
Maverick Bidco, Inc.	Delayed Draw Term Loan	12/2/2027	17,351	(20)
Mavis Tire Express Services Topco, Corp.	Revolver	5/4/2028	9,000	(75)
MB2 Dental Solutions, LLC	Revolver	2/13/2031	1,905	—
Medline Borrower, LP	Revolver	10/21/2026	17,850	(239)
MEDX AMCP Holdings, LLC	Revolver	7/21/2032	3,952	(40)
MEDX AMCP Holdings, LLC	Delayed Draw Term Loan	7/21/2027	9,237	(43)
MHE Intermediate Holdings, LLC	Revolver	7/21/2027	321	—
Minerva Bidco, Ltd.	Delayed Draw Term Loan	12/2/2028	53,627	(405)
Minotaur Acquisition, Inc.	Revolver	5/10/2030	9,910	(50)
ML Holdco, LLC	Delayed Draw Term Loan	10/24/2027	17,655	(44)
Modernizing Medicine, Inc.	Revolver	4/30/2032	4,208	(42)
More Cowbell II, LLC	Delayed Draw Term Loan	9/3/2027	5,872	(27)
More Cowbell II, LLC	Revolver	9/1/2029	12,971	—
MPG Parent Holdings, LLC	Revolver	1/8/2030	2,232	—
MPG Parent Holdings, LLC	Delayed Draw Term Loan	1/8/2027	3,460	—
MRH Trowe Beteiligungsgesellschaft mbH	Delayed Draw Term Loan	5/15/2028	58	—
MRH Trowe Beteiligungsgesellschaft mbH	Revolver	11/15/2031	35	—
MRI Software, LLC	Revolver	2/10/2028	20,436	—
MRI Software, LLC	Delayed Draw Term Loan	10/2/2027	6,344	—
Muzinich Enhanced Loan Origination Fund I, LP	Equity		43,197	—

Investments	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
Namecheap, Inc.	Revolver	5/21/2032	$11,567	$(116)
Natus Medical, Inc.	Revolver	7/21/2027	6,000	—
NAVEX TopCo, Inc.	Revolver	10/14/2031	11,668	(213)
NAVEX TopCo, Inc.	Delayed Draw Term Loan	10/14/2027	57,143	(143)
Navigator Acquiror, Inc.	Delayed Draw Term Loan	7/15/2030	15,767	—
Navigator Acquiror, Inc.	Delayed Draw Term Loan	7/15/2030	15,767	—
NDC Acquisition Corp.	Revolver	3/9/2028	1,284	—
NDT Global Holding, Inc.	Revolver	6/4/2032	10,153	(102)
NDT Global Holding, Inc.	Delayed Draw Term Loan	6/4/2027	11,371	—
Nephele III, BV	Delayed Draw Term Loan	12/17/2027	28	—
Neptune Holdings, Inc.	Revolver	8/31/2029	2,000	(50)
Netsmart Technologies, Inc.	Delayed Draw Term Loan	11/17/2027	18,756	(94)
Netsmart Technologies, Inc.	Revolver	8/23/2031	26,555	(465)
Noble Midco 3, Ltd.	Delayed Draw Term Loan	6/10/2027	9,042	(45)
Noble Midco 3, Ltd.	Revolver	12/10/2030	5,124	—
North Haven Ushc Acquisition, Inc.	Revolver	10/29/2027	1,549	—
North Haven Ushc Acquisition, Inc.	Delayed Draw Term Loan	8/28/2026	23,938	—
Oak Funding, LLC	Delayed Draw Term Loan	12/2/2027	13,774	(69)
Octane Purchaser, Inc.	Revolver	5/19/2032	35,253	(176)
OEConnection, LLC	Delayed Draw Term Loan	12/23/2028	18,447	—
OEConnection, LLC	Revolver	12/18/2032	4,858	(24)
OEI, Inc.	Revolver	12/29/2031	7,889	(59)
OEI, Inc.	Delayed Draw Term Loan	12/29/2027	19,722	(74)
OMEGA II AB	Delayed Draw Term Loan	6/17/2028	14,833	(37)
Onex Baltimore Buyer, Inc.	Delayed Draw Term Loan	4/29/2028	24,019	—
ONS MSO, LLC	Revolver	7/8/2028	753	—
Onward Acquireco, Inc.	Revolver	4/1/2033	23,449	(176)
Onward Acquireco, Inc.	Delayed Draw Term Loan	4/1/2028	56,282	(211)
Optimizely North America, Inc.	Revolver	10/30/2031	3,007	(30)
Optus 1011, GmbH	Delayed Draw Term Loan	11/30/2028	17,651	—
Oxford Global Resources, Inc.	Revolver	8/17/2027	9,254	—
Paisley Bidco, Ltd.	Delayed Draw Term Loan	5/7/2027	2,102	(8)
PAS Parent, Inc.	Delayed Draw Term Loan	8/18/2028	41,432	(207)
PAS Parent, Inc.	Revolver	8/18/2031	19,250	(193)
Patriot Growth Insurance Services, LLC	Revolver	10/16/2028	7,135	(143)
Pave America Holding, LLC	Revolver	8/27/2032	10,140	—
Pave America Holding, LLC	Delayed Draw Term Loan	8/29/2027	13,520	—
Penta CLO Beacon DAC	Structured Finance Obligations – Equity Instruments	1/8/2027	8,473	—
Petrus Buyer, Inc.	Revolver	10/17/2029	1,475	—
Phoenix 1 Buyer Corp.	Revolver	11/20/2029	8,349	—
Pike Electric Corp.	Revolver	12/18/2032	39,994	(200)
Pike Electric Corp.	Delayed Draw Term Loan	12/19/2028	59,991	(150)
Pikes Peak Bravo	Structured Finance Obligations – Equity Instruments	9/5/2027	7,540	—

Investments	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
PKF O’Connor Davies Advisory, LLC	Delayed Draw Term Loan	11/18/2026	$29,837	$—
PKF O’Connor Davies Advisory, LLC	Revolver	11/15/2031	11,413	—
Plasma Buyer Intermediate II, LLC	Delayed Draw Term Loan	3/31/2027	4,951	—
Plasma Buyer, LLC	Revolver	5/12/2028	65	—
Polyphase Elevator Holding, Co.	Delayed Draw Term Loan	11/24/2027	1,801	—
Polyphase Elevator Holding, Co.	Revolver	11/24/2032	6,000	(45)
PPT Purchaser, LLC	Revolver	12/23/2032	76,523	—
PPT Purchaser, LLC	Delayed Draw Term Loan	12/23/2027	44,586	(111)
PPV Intermediate Holdings, LLC	Revolver	8/31/2029	6,442	—
PPV Intermediate Holdings, LLC	Delayed Draw Term Loan	8/7/2026	11,927	—
Prestige Brands, Inc.	Delayed Draw Term Loan	6/13/2033	263	—
Profile Products, LLC	Revolver	11/12/2027	4,474	—
Profile Products, LLC	Revolver	11/12/2027	6,591	—
Project Leopard Holdings, Inc.	Revolver	7/20/2027	2,370	—
QBS Parent, Inc.	Revolver	6/3/2032	10,967	—
QBS Parent, Inc.	Delayed Draw Term Loan	6/3/2027	18,761	—
QF Holdings, Inc.	Delayed Draw Term Loan	12/29/2027	25,096	(63)
QF Holdings, Inc.	Revolver	12/15/2032	13,970	—
R1 Holdings, LLC	Revolver	12/29/2028	31	—
RailPros Parent, LLC	Delayed Draw Term Loan	5/24/2027	5,024	—
RailPros Parent, LLC	Revolver	5/24/2032	3,589	(36)
Rally Buyer, Inc.	Revolver	7/19/2029	2,759	—
Raven Acquisition Holdings, LLC	Delayed Draw Term Loan	11/19/2026	200	(2)
Red Fox CD Acquisition Corp.	Delayed Draw Term Loan	11/21/2026	2,141	—
Redwood Services Group, LLC	Delayed Draw Term Loan	2/11/2028	79,786	—
Regatta Kilo	Structured Finance Obligations – Equity Instruments	12/27/2026	1,542	—
Rhea Parent, Inc.	Revolver	12/20/2030	28,910	(289)
Riser Merger Sub, Inc.	Delayed Draw Term Loan	6/4/2028	20,947	—
Riser Merger Sub, Inc.	Revolver	10/31/2029	15,180	—
Riser Merger Sub, Inc.	Delayed Draw Term Loan	4/15/2027	30,262	(151)
Rocket Buyer, LLC	Delayed Draw Term Loan	2/21/2028	55,253	—
Rocket Buyer, LLC	Revolver	2/18/2033	17,784	—
Saber Parent Holdings Corp.	Revolver	12/16/2032	41,487	—
Saber Parent Holdings Corp.	Delayed Draw Term Loan	12/16/2028	113,124	—
Saber Parent Holdings Corp.	Letter of Credit	3/16/2027	9,053	—
Saber Power Services, LLC	Revolver	10/21/2031	24,892	—
SAFEbuilt, LLC	Delayed Draw Term Loan	1/8/2028	21,418	(107)
SAFEbuilt, LLC	Revolver	1/8/2032	8,032	(80)
Safety Borrower Holdings, LP	Revolver	12/19/2032	5,499	—
Safety Borrower Holdings, LP	Delayed Draw Term Loan	12/19/2027	8,254	(21)
Sam Holding Co, Inc.	Delayed Draw Term Loan	6/30/2028	42,462	—
Scorpio BidCo SAS	Delayed Draw Term Loan	10/4/2026	7,858	(83)
Seahawk Bidco, LLC	Revolver	12/19/2030	18,461	—
Seahawk Bidco, LLC	Delayed Draw Term Loan	12/24/2027	109,427	—
SEKO Global Logistics Network, LLC	Delayed Draw Term Loan	5/10/2027	300	—
Seven Bidco, SASU	Delayed Draw Term Loan	8/29/2028	42,456	(207)

Investments	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
Severin Acquisition, LLC	Delayed Draw Term Loan	10/1/2027	$51,366	$—
Severin Acquisition, LLC	Revolver	10/1/2031	20,695	—
SG Acquisition, Inc.	Revolver	4/3/2030	13,537	—
Signant Finance One, Ltd.	Revolver	10/16/2031	27,937	—
Signant Finance One, Ltd.	Delayed Draw Term Loan	10/16/2027	50,795	(254)
Simplicity Financial Marketing Group Holdings, Inc.	Delayed Draw Term Loan	12/31/2026	788	—
Simplicity Financial Marketing Group Holdings, Inc.	Revolver	12/31/2031	6,041	(60)
Simplicity Financial Marketing Group Holdings, Inc.	Delayed Draw Term Loan	6/10/2028	15,881	(119)
SIQ Holdings III Corp.	Revolver	12/19/2030	28,723	(359)
SIQ Holdings III Corp.	Delayed Draw Term Loan	12/19/2027	31,595	—
Skylark UK Debtco, Ltd.	Delayed Draw Term Loan	12/8/2028	5,759	—
Smartronix, LLC	Revolver	2/7/2030	12,316	—
Smile Doctors, LLC	Revolver	12/23/2027	51,955	(1,818)
Solis Midco, SAS	Delayed Draw Term Loan	4/8/2029	145	—
Spaceship Purchaser, Inc.	Revolver	10/17/2031	74,961	(598)
Spaceship Purchaser, Inc.	Delayed Draw Term Loan	10/17/2027	149,081	(359)
SpecialtyCare, Inc.	Delayed Draw Term Loan	8/26/2027	1,794	—
SpecialtyCare, Inc.	Revolver	12/18/2029	5,935	(30)
Spectrum Safety Solutions Purchaser, LLC	Delayed Draw Term Loan	7/1/2026	55,574	—
Spectrum Safety Solutions Purchaser, LLC	Revolver	7/1/2030	28,354	—
Speedster Bidco, GmbH	Revolver	6/10/2031	23,253	(1,534)
Stepping Stones Healthcare Services, LLC	Delayed Draw Term Loan	1/5/2028	48,022	(120)
Stepping Stones Healthcare Services, LLC	Revolver	1/5/2033	29,560	(607)
STV Group, Inc.	Revolver	3/20/2030	11,767	(88)
Summit Buyer, LLC	Delayed Draw Term Loan	5/9/2027	30,287	(76)
Summit Buyer, LLC	Revolver	5/31/2030	4,550	—
Sunshine Cadence Holdco, LLC	Revolver	5/1/2030	32,000	(320)
Supernova Borrower Holdco, LLC	Delayed Draw Term Loan	5/12/2029	11,012	—
Supernova Borrower Holdco, LLC	Revolver	5/12/2033	3,854	(19)
Tango Bidco, SAS	Delayed Draw Term Loan	10/17/2027	3,232	—
Tango Bidco, SAS	Delayed Draw Term Loan	10/17/2027	5,258	(89)
TEI Intermediate, LLC	Revolver	12/13/2031	18,035	—
TEI Intermediate, LLC	Delayed Draw Term Loan	12/13/2026	13,771	—
Teneo Holdings, LLC	Delayed Draw Term Loan	7/31/2027	29,443	—
Teneo Holdings, LLC	Revolver	7/31/2030	64,785	—
Tennessee Bidco, Limited	Delayed Draw Term Loan	7/1/2026	67,244	—
The Fertility Partners, Inc.	Revolver	9/16/2027	2,490	—
The North Highland Co, LLC	Revolver	12/20/2030	22,317	—
The North Highland Co, LLC	Delayed Draw Term Loan	12/20/2026	35,521	(178)
Themis Solutions, Inc.	Delayed Draw Term Loan	10/29/2027	55,641	(556)
Themis Solutions, Inc.	Revolver	10/29/2032	46,367	(464)
Thermostat Purchaser III, Inc.	Revolver	8/31/2028	7,000	—
THG Acquisition, LLC	Delayed Draw Term Loan	10/31/2026	3,846	—
THG Acquisition, LLC	Revolver	10/31/2031	5,631	—
Three Rivers Buyer, Inc	Revolver	11/3/2031	4,560	(57)
Tricentis Operations Holdings, Inc.	Revolver	2/11/2032	16,551	(166)
Tricentis Operations Holdings, Inc.	Delayed Draw Term Loan	2/11/2027	26,482	(132)
Trinity Air Consultants Holdings Corp.	Delayed Draw Term Loan	10/17/2027	42,018	(210)

Investments	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
Trinity Air Consultants Holdings Corp.	Revolver	6/29/2029	$26,249	$(112)
Trinity Partners Holdings, LLC	Delayed Draw Term Loan	6/30/2027	115,743	—
Triple Lift, Inc.	Revolver	5/5/2028	14,295	(1,787)
TRP Infrastructure Services, LLC	Delayed Draw Term Loan	7/9/2027	2,077	—
TTF Lower Intermediate, LLC	Revolver	7/18/2029	20,000	(450)
Unified Women’s Healthcare, LP	Revolver	6/18/2029	101,845	—
Unified Women’s Healthcare, LP	Delayed Draw Term Loan	9/22/2027	3,225	—
US Oral Surgery Management Holdco, LLC	Delayed Draw Term Loan	12/13/2026	21,906	—
US Oral Surgery Management Holdco, LLC	Revolver	11/20/2028	15,496	—
US Salt Investors, LLC	Revolver	2/26/2033	7,199	(72)
Varicent Parent Holdings Corp.	Delayed Draw Term Loan	10/15/2027	6,177	(31)
Varicent Parent Holdings Corp.	Delayed Draw Term Loan	10/15/2027	7,655	(96)
Varicent Parent Holdings Corp.	Revolver	8/23/2031	12,463	(172)
Veregy Consolidated, Inc.	Revolver	4/16/2031	29,755	(223)
Victors CCC Buyer, LLC	Delayed Draw Term Loan	9/2/2027	13,656	—
Victors CCC Buyer, LLC	Revolver	6/1/2029	29,205	—
VS Buyer, LLC	Revolver	10/12/2030	17,045	(1,125)
Watlow Electric Manufacturing Co.	Delayed Draw Term Loan	6/17/2028	240	—
West Monroe Partners, LLC	Revolver	11/9/2027	70,714	(1,414)
West Star Aviation Acquisition, LLC	Revolver	5/20/2032	18,358	—
West Star Aviation Acquisition, LLC	Delayed Draw Term Loan	5/20/2027	7,559	—
WHCG Purchaser III, Inc.	Delayed Draw Term Loan	8/2/2027	17,234	—
Woolpert Holdings, Inc.	Delayed Draw Term Loan	6/30/2028	13,750	—
World Insurance Associates, LLC	Delayed Draw Term Loan	8/14/2026	14,481	—
World Insurance Associates, LLC	Revolver	4/3/2030	5,073	(75)
WPEngine, Inc.	Revolver	8/14/2029	8,140	(244)
YA Intermediate Holdings II, LLC	Delayed Draw Term Loan	10/1/2026	12,984	—
YA Intermediate Holdings II, LLC	Revolver	10/1/2031	4,146	—
Zendesk, Inc.	Revolver	11/22/2028	97,650	(1,953)
Zenith AcquisitionCo, LLC	Revolver	1/13/2033	16,962	(85)
Zenith AcquisitionCo, LLC	Delayed Draw Term Loan	1/12/2029	43,314	—
Zeus, LLC	Revolver	2/8/2030	5,709	—
Zorro Bidco, Ltd.	Delayed Draw Term Loan	8/13/2027	8,243	—
Total Unfunded Commitments			$9,571,446	$(51,923)

(8)       There are no interest rate floors on these investments.

(9)       The interest rate floor on these investments as of June 30, 2026 was 0.50%.

(10)     The interest rate floor on these investments as of June 30, 2026 was 0.75%.

(11)     The interest rate floor on these investments as of June 30, 2026 was 1.00%.

(12)     The interest rate floor on these investments as of June 30, 2026 was 1.25%.

(13)     The interest rate floor on these investments as of June 30, 2026 was 1.50%.

(14)     The interest rate floor on these investments as of June 30, 2026 was 2.00%.

(15)     For unsettled positions the interest rate does not include the base rate.

(16)     Under the 1940 Act, the Company is generally deemed to “control” a portfolio company if the Company owns more than 25% of its outstanding voting securities and/or held the power to exercise control over the management or policies of the portfolio company. Under the 1940 Act, the Company is generally deemed an “affiliated person” of a portfolio company if the Company owns 5% or more of the portfolio company’s outstanding voting securities. As of June 30, 2026, the Company’s controlled/affiliated and non-controlled/affiliated investments were as follows:

	Fair Value as of December 31, 2025	Gross Additions	Gross Reductions	Net Change in Unrealized Appreciation (Depreciation)	Net Realized Gain (Loss)	Fair Value as of June 30, 2026	Total Investment Income
Non-Controlled/Affiliated Investments
Align Precision Group, LLC – First Lien Debt	$22,717	$1,208	$—	$(1,435)	$—	$22,490	$1,206
Align Precision Group, LLC – First Lien Debt	3,552	1,335	(19)	(2)	—	4,866	234
Align Precision Group, LLC – Equity and other – Class A-3 Units	4,018	—	—	(2,717)	—	1,301	—
GSO DL Co-Invest EIS LP (EIS Acquisition Holdings, LP – Equity and other – Class A Common Units)	1,218	—	—	48	—	1,266	—
DMS Purchaser, LLC – First Lien Debt	6,449	248	—	—	—	6,697	441
DMS Topco, LLC – Equity and other – Class A Common Units	4,844	—	—	(948)	—	3,896	—
Port Arthur LNG Phase II Intermediate Company, LLC – Equity and other – Class B Units	1,079,456	148	(1,079,785)	20	161	—	18,480
Total Non-Controlled/Affiliated Investments	1,122,254	2,939	(1,079,804)	(5,034)	161	40,516	20,361
Controlled/Affiliated Investments
New ACI Buyer, LLC – First Lien Debt	—	25,159	—	—	—	25,159	14
New ACI Buyer, LLC – First Lien Debt	—	9,225	—	428	—	9,653	5
New ACI Intermediate I, LLC – Second Lien Debt	—	22,362	—	—	—	22,362	12
New ACI Holdings, LLC – Equity and other – Class A Common Units	—	63,028	—	64	—	63,092	—
Daylight Beta Parent, LLC (Benefytt Technologies, Inc.) – First Lien Debt	8,285	—	—	(3,060)	—	5,225	—
CFCo, LLC (Benefytt Technologies, Inc.) – First Lien Debt	—	—	—	—	—	—	—
CFCo, LLC (Benefytt Technologies, Inc.) – Equity and other – Class B Units	—	—	—	—	—	—	—
Pibb Member Holdings, LLC – Equity and other – LLC Interest	227,678	—	—	(2,340)	—	225,338	12,375
Pibb Member, LLC – First Lien Debt	2,193	—	(93)	(7)	—	2,093	68
Pigments Services, Inc. – First Lien Debt	—	—	—	—	—	—	—
Pigments Services, Inc. – First Lien Debt	7,100	—	—	(1,025)	—	6,075	—
Prodege International Holdings, LLC – First Lien Debt	—	203,173	—	—	—	203,173	7,056
Prodege International Holdings, LLC – First Lien Debt	—	100,932	—	—	—	100,932	3,663
Prodege International Holdings, LLC – Equity and other – Class A Units	—	129,944	—	(6,848)	—	123,096	—
Pigments Holdings, LP – Equity and other – LP Interest	—	—	—	—	—	—	—
Material Holdings, LLC – First Lien Debt	237,977	717	(3,136)	(21,854)	—	213,704	11,693
Material Holdings, LLC – First Lien Debt	—	—	—	—	—	—	—

	Fair Value as of December 31, 2025	Gross Additions	Gross Reductions	Net Change in Unrealized Appreciation (Depreciation)	Net Realized Gain (Loss)	Fair Value as of June 30, 2026	Total Investment Income
Material Holdings, LLC – First Lien Debt	$7,895	$9,763	$—	$368	$—	$18,026	$539
Material+ Holding Company, LLC – Equity and other – Class C Units	—	—	—	—	—	—	—
Material+ Holding Company, LLC – Equity and other – Class A Preferred Units	—	—	—	—	—	—	—
Material+ Holding Company, LLC – Equity and other – Class A Units	—	—	—	—	—	—	—
Material+ Holding Company, LLC – Equity and other – Class B Preferred Units	—	—	—	—	—	—	—
Blackstone Private Real Estate Credit and Income Fund – Equity and other – Common Shares	430,975	55,000	—	969	—	486,944	19,940
Specialty Lending Company, LLC – Equity and other – LLC Interest	381,241	35,100	(73,800)	(10,995)	—	331,546	—
BCRED Emerald JV LP – Investments in Joint Ventures – LP Interest	1,678,745	21,000	—	(139,089)	—	1,560,656	60,450
BCRED Verdelite JV LP – Investments in Joint Ventures – LP Interest	113,068	—	—	(13,399)	—	99,669	3,042
GSO DL CoInvest CI LP (CustomInk, LLC – Equity and other – Series A Preferred Units)	1,681	—	—	115	—	1,796	—
Total Controlled/Affiliated Investments	3,096,838	675,403	(77,029)	(196,673)	—	3,498,539	118,857
Total	$4,219,092	$678,342	$(1,156,833)	$(201,707)	$161	$3,539,055	$139,218

(17)     Loan was on non-accrual status as of June 30, 2026

(18)     These loans are “last-out” portions of loans. The “last-out” portion of the Company’s loan investment generally earns a higher interest rate than the “first-out” portion, and in exchange the “first-out” portion would generally receive priority with respect to payment principal, interest and any other amounts due thereunder over the “last-out” portion.

(19)     All securities are exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), including investments in joint ventures, and may be deemed to be “restricted securities.” As of June 30, 2026, the aggregate fair value of these securities is $77,649.1 million, or 181.54% of the Company’s net assets. The initial acquisition dates have been included for such securities.

(20)     The interest rate floor on these investments as of June 30, 2026 was 3.00%.

(21)     These investments represent investments in investment funds (“Investee Funds”). As of June 30, 2026, details of these Investee Funds by investment strategy, the Company’s unfunded commitment, and redemption restrictions put in place by the Investee Fund were as follows:

Investee Funds	Investee Fund Strategy	Unfunded Commitment	Redemption Frequency	Redemption Lock-up Period	Fund Term	Fair Value
Blackstone Private Real Estate Credit and Income Fund	Real estate credit and income	$—	Quarterly	None	Perpetual	$486,944
Muzinich Enhanced Loan Origination Fund I, LP	Corporate direct lending	43,197	None	None	Nine years	29,233
		$43,197				$516,177

Blackstone Private Real Estate Credit and Income Fund may, at the request of its shareholders, repurchase up to 5% of common shares outstanding based on aggregate net asset value as of the close of the previous calendar quarter, subject to approval by the Investee Fund’s board of trustees and in accordance with policies as may be adopted by the Investee Fund’s board of trustees in its sole discretion.

(22)     The interest rate floor on these investments as of June 30, 2026 was 1.75%.

ADDITIONAL INFORMATION

Foreign Currency Forward Contracts
Counterparty	Currency Purchased		Currency Sold		Settlement Date	Unrealized Appreciation (Depreciation)
Deutsche Bank AG	USD	614,478	CAD	866,500	9/25/2026	$2,193
Deutsche Bank AG	USD	84,712	CHF	67,820	9/25/2026	25
Goldman Sachs Bank USA	USD	87,092	DKK	557,791	9/17/2026	1,549
BNP Paribas	USD	128,567	EUR	110,200	8/24/2026	2,482
Deutsche Bank AG	USD	1,205,690	EUR	1,050,500	9/25/2026	2,137
BNP Paribas	USD	115,422	GBP	85,900	8/24/2026	1,542
Deutsche Bank AG	USD	780,382	GBP	588,790	9/25/2026	(210)
Goldman Sachs Bank USA	USD	58,995	NOK	562,273	9/17/2026	2,315
BNP Paribas	USD	1,076	NOK	10,000	8/24/2026	68
Goldman Sachs Bank USA	USD	23,009	NZD	39,280	9/17/2026	662
Goldman Sachs Bank USA	USD	178,853	SEK	1,668,034	9/17/2026	6,203
Total Foreign Currency Forward Contracts						$18,966
Interest Rate Swaps
Counterparty	Hedged Item	Company Receives	Company Pays	Maturity Date	Notional Amount	Fair Market Value	Upfront Payments/ Receipts	Net Change in Unrealized Appreciation (Depreciation)⁽¹⁾
Goldman Sachs Bank USA(2)	December 2026 Notes	2.63%	SOFR + 0.26%	12/15/2026	$625,000	$(4,392)	$—	$2,091
Deutsche Bank AG(2)	December 2026 Notes	2.63%	SOFR + 0.26%	12/15/2026	625,000	(4,354)	—	2,052
Sumitomo Mitsui Banking Corporation(2)	May 2027 Notes	5.61%	SOFR + 2.79%	5/3/2027	625,000	(6,314)	—	(1,466)
Goldman Sachs Bank USA	October 2027 Notes	7.49%	SOFR + 3.72%	10/11/2027	350,000	(1,679)	—	(3,721)
Sumitomo Mitsui Banking Corporation	November 2028 Notes	7.30%	SOFR + 3.06%	11/27/2028	500,000	1,797	—	(9,341)
Goldman Sachs Bank USA(2)	January 2031 Notes	6.25%	SOFR + 2.46%	1/25/2031	250,000	(2,221)	—	(5,105)
BNP Paribas US	January 2031 Notes	6.25%	SOFR + 2.47%	1/25/2031	250,000	(2,311)	—	(5,095)
Deutsche Bank AG(2)	July 2029 Notes	5.95%	SOFR + 1.74%	7/16/2029	500,000	2,871	—	(10,309)
BNP Paribas US	September 2027 Notes	4.95%	SOFR + 1.69%	9/26/2027	400,000	(4,107)	—	(3,209)
Sumitomo Mitsui Banking Corporation	April 2030 Notes	5.25%	SOFR + 2.01%	4/1/2030	400,000	(10,484)	—	(6,879)
Morgan Stanley(2)	November 2029 Notes	5.60%	SOFR + 1.64%	11/22/2029	400,000	(554)	—	(8,091)
Deutsche Bank(2)	November 2034 Notes	6.00%	SOFR + 2.04%	11/22/2034	600,000	(3,908)	—	(11,824)
Wells Fargo	November 2034 Notes	6.00%	SOFR + 2.26%	11/22/2034	200,000	(4,397)	—	(3,655)
Deutsche Bank AG(2)	January 2032 Notes	6.00%	SOFR + 1.83%	1/29/2032	500,000	4,388	—	(11,268)
Goldman Sachs Bank USA(2)	January 2032 Notes	6.00%	SOFR + 1.83%	1/29/2032	500,000	4,255	—	(11,255)
Wells Fargo	November 2028 Notes	7.30%	SOFR + 3.20%	11/27/2028	150,000	104	—	(2,701)
Goldman Sachs Bank USA(2)	March 2031 5.54% Notes	5.54%	SOFR + 1.67%	3/25/2031	500,000	(2,255)	—	(10,455)
Deutsche Bank AG(2)	March 2033 Notes	5.79%	SOFR + 1.89%	3/25/2033	500,000	(3,021)	—	(10,352)
Morgan Stanley(2)	September 2030 Notes	5.05%	SOFR + 1.68%	9/10/2030	250,000	(6,028)	—	(4,589)
BNP Paribas US(2)	September 2030 Notes	5.05%	SOFR + 1.68%	9/10/2030	250,000	(6,062)	—	(4,585)
Deutsche Bank AG(2)	July 2029 Notes	5.95%	SOFR + 2.44%	7/16/2029	400,000	(5,742)	—	(6,913)
Wells Fargo	January 2031 Notes	6.25%	SOFR + 2.70%	1/25/2031	100,000	(1,866)	—	(1,931)
Deutsche Bank AG(2)	January 2032 Series 2026A Notes	5.94%	SOFR + 2.41%	1/8/2032	210,000	(4,787)	—	(4,149)
BNP Paribas US(2)	March 2031 5.350% Notes	5.35%	SOFR + 1.86%	3/12/2031	350,000	(7,249)	—	(7,249)
Sumitomo Mitsui Banking Corporation	March 2031 5.350% Notes	5.35%	SOFR + 1.86%	3/12/2031	350,000	(7,219)	—	(7,219)
Sumitomo Mitsui Banking Corporation	April 2031 Series 2026B Notes	6.58%	SOFR + 2.84%	4/9/2031	500,000	(5,851)	—	(5,851)
Wells Fargo	July 2031 Series 2026B Notes	6.61%	SOFR + 2.85%	7/9/2031	500,000	(5,562)	—	(5,562)
Goldman Sachs Bank USA(2)	May 2031 Notes	5.95%	SOFR + 2.29%	5/15/2031	425,000	(6,110)	—	(6,110)
BNP Paribas US(2)	May 2031 Notes	5.95%	SOFR + 2.30%	5/15/2031	425,000	(6,186)	—	(6,186)
Morgan Stanley(2)	June 2032 Series 2026C Notes	6.54%	SOFR + 2.47%	6/11/2032	688,000	2,376	—	2,376
Total Interest Rate Swaps						$(96,868)	$—	$(168,551)

__________________________________

(1)    For interest rate swaps designated in qualifying hedge relationships, the change in fair value is recorded in Interest expense in the Condensed Consolidated Statements of Operations.

(2)    Centrally cleared interest rate swap. All other interest rate swaps are bilateral.

LEGAL MATTERS

Certain legal matters in connection with the offering will be passed upon for us by Simpson Thacher & Bartlett LLP, Washington, D.C. and New York, New York. In addition, Richards, Layton & Finger, P.A., as special Delaware counsel to the Company, the Advisers and the Administrators, will pass on certain legal matters for us. Certain legal matters in connection with the offering will be passed upon for the underwriters by Ropes & Gray LLP.

EXPERTS

The financial statements of Blackstone Private Credit Fund and subsidiaries as of December 31, 2025 and 2024, and for each of the three years in the period ended December 31, 2025, which are incorporated by reference into this prospectus supplement, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, located at 30 Rockefeller Plaza, New York, New York 10112, as stated in their report. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This prospectus supplement is part of a registration statement that we have filed with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement. Any reports filed by us with the SEC subsequent to the date of this prospectus supplement will automatically update and, where applicable, supersede any information contained in this prospectus supplement and any document incorporated by reference herein.

We incorporate by reference into this prospectus supplement our filings listed below and any future filings that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this prospectus supplement until all of the securities offered by this prospectus supplement and the accompanying prospectus have been sold or we otherwise terminate the offering of these securities; provided, however, that information “furnished” under Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC that is not deemed filed is not incorporated by reference into this prospectus supplement:

•        our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 13, 2026;

•        our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2026 and June 30, 2026 filed with the SEC on May 14, 2026 and August 12, 2026, respectively; and

•        our Current Reports on Form 8-K filed with the SEC (other than any information furnished rather than filed) on January 8, 2026, January 12, 2026, January 23, 2026, February 20, 2026, March 20, 2026, April 21, 2026, April 27, 2026, May 21, 2026, June 18, 2026, June 23, 2026, July 23, 2026 and July 24, 2026.

See “Available Information” in the accompanying prospectus for information on how to obtain a copy of these filings.

PROSPECTUS

Blackstone Private Credit Fund

Debt Securities

__________________________

We are a non-diversified, closed-end management investment company that has elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”). Our adviser, Blackstone Private Credit Strategies LLC (the “Adviser”), and our sub-adviser, Blackstone Credit BDC Advisors LLC (the “Sub-Adviser” and, together with the Adviser, the “Advisers”), are affiliates of Blackstone Alternative Credit Advisors LP (the “Sub-Administrator” and, collectively with its affiliates in the credit, asset based finance and insurance asset management business unit of Blackstone Inc. (“Blackstone”), “Blackstone Credit & Insurance”), which provides certain administrative and other services necessary for the Fund to operate pursuant to a sub-administration agreement between Blackstone Private Credit Strategies LLC, in its capacity as the administrator to the Fund (in such capacity, the “Administrator”), and the Sub-Administrator. We have elected to be treated for federal income tax purposes, and intend to qualify annually, as a regulated investment company (a “RIC”) under the Internal Revenue Code of 1986, as amended (together with the rules and regulations promulgated thereunder, the “Code”).

Our investment objectives are to generate current income and, to a lesser extent, long-term capital appreciation. We will seek to meet our investment objectives by utilizing the experience and expertise of the management team of the Adviser, along with the broader resources of Blackstone Credit & Insurance and Blackstone, in sourcing, evaluating and structuring transactions, subject to Blackstone’s policies and procedures regarding the management of conflicts of interest; employing a defensive investment approach focused on long-term credit performance and principal protection, generally investing in loans with asset coverage ratios and interest coverage ratios that the Adviser believes provide substantial credit protection, and also seeking favorable financial protections, including, where the Adviser believes necessary, one or more financial maintenance and incurrence covenants (i.e., covenants that are tested when affirmative action is taken, such as the incurrence of additional debt and/or making distribution payments); focusing on loans and securities of U.S. private companies, and to a lesser extent European and other non-U.S. companies. In many market environments, we believe such a focus offers an opportunity for superior risk-adjusted returns; maintaining rigorous portfolio monitoring, in an attempt to anticipate and pre-empt negative credit events within our portfolio; and utilizing the power and scale of Blackstone and the Blackstone Credit & Insurance platform to offer operational expertise to portfolio companies through the Value Creation Program (as defined below).

Our debt securities (the “debt securities”) may be offered at prices and on terms to be disclosed in one or more supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our debt securities.

The debt securities may be offered directly to one or more purchasers, or through agents designated from time to time by us, or to or through underwriters or dealers. Each prospectus supplement relating to an offering will identify any agents or underwriters involved in the sale of the debt securities, and will disclose any applicable purchase price, fee, discount or commissions arrangement between us and our agents or underwriters or among our underwriters or the basis upon which such amount may be calculated. See “Plan of Distribution” in this prospectus. We may not sell any of the debt securities pursuant to this registration statement through agents, underwriters or dealers without delivery of this prospectus and a prospectus supplement describing the method and terms of the offering of such debt securities.

We intend to invest in securities that are rated below investment grade by rating agencies or that would be rated below investment grade if they were rated. Below investment grade securities, which are often referred to as “junk,” have predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. They may also be illiquid and difficult to value.

Investing in our debt securities may be considered speculative and involves a high degree of risk, including the risk of a substantial loss of investment. Before investing in our debt securities, you should read the discussion of the material risks of investing in our debt securities, including the risk of leverage, in “Risk Factors” beginning on page 30 of this prospectus, Part I, Item 1A “Risk Factors” in our most recent Annual Report on Form 10-K, Part II, Item 1A “Risk Factors” in our most recent Quarterly Report on Form 10-Q, as well as in any of our subsequent SEC filings, and in, or incorporated by reference into, the applicable prospectus supplement and in any free writing prospectuses we may authorize for use in connection with a specific offering, and under similar headings in the other documents that are incorporated by reference into this prospectus.

This prospectus contains important information about us that a prospective investor should know before investing in our debt securities. Please read this prospectus and any applicable prospectus supplements before investing and keep them for future reference. We also file periodic and current reports and other information about us with the U.S. Securities and Exchange Commission (the “SEC”) at www.sec.gov. This information is available free of charge by contacting us at 345 Park Avenue, 31st Floor, New York, NY 10154, by calling us collect at (212) 503-2100 or by visiting our website at www.bcred.com. Information contained on our website or Blackstone’s website at www.blackstone.com is not incorporated by reference into this prospectus, and you should not consider that information to be part of this prospectus. The contact information provided above may be used by you to make investor inquiries.

The information in this prospectus or any subsequently filed prospectus supplement is current only as of the date on its respective cover, and may change after that date. We do not represent that at any time after the date of this prospectus our affairs will be the same as what is described in this prospectus or that the information in this prospectus otherwise will continue to be correct — nor do we imply those things by delivering this prospectus or selling debt securities to you. Unless otherwise noted, the terms “we,” “us,” “our,” the “Company,” the “Issuer,” the “Fund,” and “BCRED” refer to Blackstone Private Credit Fund, together with its consolidated subsidiaries. In addition, the term “Adviser” refers to Blackstone Private Credit Strategies LLC, the term “Sub-Adviser” refers to Blackstone Credit BDC Advisors LLC and the term “Advisers” refers to the Adviser and the Sub-Adviser. The term “Administrator” refers to Blackstone Private Credit Strategies LLC, in its capacity as administrator to the Fund, and the term “Sub-Administrator” refers to Blackstone Alternative Credit Advisors LP. The term “Administrators” refers to the Administrator and the Sub-Administrator. The term “Blackstone Credit & Insurance” refers to Blackstone Alternative Credit Advisors LP collectively with its affiliates in the credit, asset based finance and insurance asset management business unit of Blackstone Inc. “Blackstone” refers to Blackstone Inc., collectively with its affiliates as the context requires.

Neither the SEC nor any state securities commission has approved or disapproved of these debt securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to consummate sales of debt securities unless accompanied by a prospectus supplement.

__________________________

The date of this prospectus is January 30, 2025.

Statistical and market data used in this prospectus has been obtained from governmental and independent industry sources and publications. We have not independently verified the data obtained from these sources. Forward-looking information obtained from these sources is subject to the same qualifications and the additional uncertainties regarding the other forward-looking statements contained in this prospectus, for which the safe harbor provided in Section 27A of the Securities Act and Section 21E of the Exchange Act is not available.

We have not authorized anyone to give you any information other than in this prospectus, any prospectus supplement to this prospectus, any free writing prospectus or any information that we have incorporated by reference herein or therein and we take no responsibility for any other information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these debt securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing or incorporated by reference in this prospectus, any prospectus supplements or any free writing prospectus is accurate only as of the date on their respective front covers. Our business, financial condition and prospects may have changed since that date. To the extent required by applicable law, we will update this prospectus during the offering period to reflect material changes to the disclosure herein.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we have filed with the U.S. Securities and Exchange Commission (the “SEC”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under the shelf registration process, which constitutes a delayed offering in reliance on Rule 415 under the Securities Act, we may offer, from time to time, in one or more offerings or series, our debt securities (the “debt securities”).

The debt securities may be offered at prices and on terms described in one or more supplements to this prospectus. This prospectus provides you with a general description of the debt securities that we may offer. Each time we use this prospectus to offer debt securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. Such prospectus supplement and/or free writing prospectus (collectively referred to hereinafter as a “prospectus supplement”) may also add, update or change information contained in this prospectus or in the documents we incorporate by reference herein. This prospectus and the prospectus supplement, together with any documents incorporated by reference herein, will include all material information relating to the applicable offering.

Please carefully read this prospectus and the prospectus supplement, together with any documents incorporated by reference in this prospectus and the applicable prospectus supplement, any exhibits and the additional information described or incorporated by reference under the headings “Available Information,” “Incorporation of Certain Information by Reference,” “Prospectus Summary” and “Risk Factors” before you make an investment decision.

PROSPECTUS SUMMARY

This summary highlights some of the information in this prospectus. It is not complete and may not contain all of the information that you may want to consider. To understand this offering fully, you should read the entire prospectus carefully, including the section in this prospectus entitled “Risk Factors,” before making a decision to invest in our debt securities.

Blackstone Private Credit Fund

Blackstone Private Credit Fund is a Delaware statutory trust that seeks to invest primarily in originated loans and other securities, including broadly syndicated loans, of U.S. private companies and to a lesser extent European and other non-U.S. companies. We are a non-diversified, closed-end management investment company that has elected to be regulated as a BDC under the 1940 Act. In addition, the Company has elected to be treated for U.S. federal income tax purposes, and intends to qualify annually, as a regulated investment company (a “RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (together with the rules and regulations promulgated thereunder, the “Code”).

We are externally managed by an affiliate of Blackstone Inc. (“Blackstone”). Our adviser, Blackstone Private Credit Strategies LLC (the “Adviser”), and our sub-adviser, Blackstone Credit BDC Advisors LLC (the “Sub-Adviser” and, together with the Adviser, the “Advisers”), are affiliates of Blackstone Alternative Credit Advisors LP (the “Sub-Administrator” and, collectively with its affiliates in the credit, asset based finance and insurance asset management business unit of Blackstone, “Blackstone Credit & Insurance” or “BXCI”), which provides certain administrative and other services necessary for the Fund to operate pursuant to a sub-administration agreement between Blackstone Private Credit Strategies LLC in its capacity as the administrator to the Fund (in such capacity, the “Administrator” and together with the Sub-Administrator, the “Administrators”), on behalf of the Fund, and the Sub-Administrator.

We are offering on a continuous basis up to $45.0 billion of common shares of beneficial interest (the “Common Shares”) pursuant to an offering registered with the SEC (the “Continuous Offering”). We are offering to sell any combination of three classes of Common Shares — Class S shares, Class D shares and Class I shares — with a dollar value up to the maximum offering amount. The share classes have different ongoing shareholder servicing and/or distribution fees. Blackstone Securities Partners L.P., the intermediary manager, will use its best efforts to sell shares, but is not obligated to purchase or sell any specific amount of shares in the Continuous Offering.

Our investment objectives are to generate current income and, to a lesser extent, long-term capital appreciation.

Under normal circumstances, we will invest at least 80% of our total assets (net assets plus borrowings for investment purposes) in private credit investments (loans, bonds and other credit instruments that are issued in private offerings or issued by private companies). Under normal circumstances, we expect that the majority of our portfolio will be in privately originated and privately negotiated investments, predominantly direct lending to U.S. private companies through (i) first lien senior secured and unitranche loans (including first-out/last-out loans) (generally with total investment sizes less than $300 million, which criteria may change from time to time) and (ii) second lien, unsecured, subordinated or mezzanine loans and structured credit (generally with total investment sizes less than $100 million, which criteria may change from time to time), as well as broadly syndicated loans (for which we may serve as an anchor investor), club deals (generally investments made by a small group of investment firms) and other debt and equity securities (the investments described in this sentence, collectively, “Private Credit”). In limited instances, we may retain the

“last out” portion of a first-lien loan. In such cases, the “first out” portion of the first lien loan would receive priority with respect to payment over our “last out” position. In exchange for the higher risk of loss associated with such “last out” portion, we would earn a higher rate of interest than the “first out” position. To a lesser extent, we will also invest in publicly traded securities of large corporate issuers (“Opportunistic Credit”). We expect that the Opportunistic Credit investments will generally be liquid, and may be used for the purposes of maintaining liquidity for our share repurchase program and cash management, while also presenting an opportunity for attractive investment returns.

Most of our investments are in U.S. private companies, but (subject to compliance with BDCs’ requirement to invest at least 70% of its assets in U.S. private companies) we also expect to invest to some extent in European and other non-U.S. companies, but we do not expect to invest in emerging markets. We may invest in companies of any size or capitalization. Subject to the limitations of the 1940 Act, we may invest in loans or other securities, the proceeds of which may refinance or otherwise repay debt or securities of companies whose debt is owned by other Blackstone Credit & Insurance funds. We generally will co-invest with other Blackstone Credit & Insurance funds.

BDCs are subject to certain restrictions applicable to investment companies under the 1940 Act. As a BDC, at least 70% of our assets must be the type of “qualifying” assets listed in Section 55(a) of the 1940 Act, which are generally privately-offered securities issued by U.S. private or thinly-traded companies. We may also invest up to 30% of our portfolio opportunistically in “non-qualifying” portfolio investments, such as investments in non-U.S. companies.

The loans in which we invest will generally pay floating interest rates based on a variable base rate. The senior secured loans, unitranche loans and senior secured bonds in which we will invest generally have stated terms of five to eight years, and the mezzanine, unsecured or subordinated debt investments that we may make will generally have stated terms of up to ten years, but the expected average life of such securities is generally between three and five years. However, there is no limit on the maturity or duration of any security we may hold in our portfolio. Loans and securities purchased in the secondary market will generally have shorter remaining terms to maturity than newly issued investments. We expect most of our debt investments will be unrated. Our debt investments may also be rated by a nationally recognized statistical rating organization, and, in such case, may carry a rating below investment grade (rated lower than “Baa3” by Moody’s Investors Service, Inc. or lower than “BBB-” by S&P Global Ratings).

We expect that our unrated debt investments will generally have credit quality consistent with below investment grade securities. In addition, we may invest in collateralized loan obligations (“CLOs”) and will generally have the right to receive payments only from the CLOs, and will generally not have direct rights against the underlying borrowers or entities that sponsored the CLOs.

We may, but are not required to, enter into interest rate, foreign exchange or other derivative agreements to hedge interest rate, currency, credit or other risks, but we do not generally intend to enter into any such derivative agreements for speculative purposes. Any derivative agreements entered into for speculative purposes are not expected to be material to our business or results of operations. These hedging activities, which will be in compliance with applicable legal and regulatory requirements, may include the use of futures, options and forward contracts. We will bear the costs incurred in connection with entering into, administering and settling any such derivative contracts. There can be no assurance any hedging strategy we employ will be successful.

To seek to enhance our returns, we use and continue to expect to use leverage as market conditions permit and at the discretion of the Advisers, but in no event will leverage employed exceed the limitations set forth in the 1940 Act, which currently allows us to borrow up to a 2:1 debt to equity ratio. We use and continue to expect to use leverage in the form of borrowings, including loans from certain financial institutions and issuances of debt securities. We may also use leverage in the form of the issuance of preferred shares or by using reverse repurchase agreements or similar transactions and derivatives, including credit default swaps. In determining whether to borrow money, we will analyze the maturity, covenant package and rate structure of the proposed borrowings, as well as the risks of such borrowings compared to our investment outlook. Any such leverage, if incurred, would be expected to increase the total capital available for investment by the Company. Additionally, some of our portfolio companies may be highly leveraged, which may have adverse consequences to these companies and to us as an investor. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Financial Condition, Liquidity and Capital Resources — Borrowings” and “Risk Factors — Our portfolio companies may be highly leveraged.” We have and will continue to, from time to time, enter into additional credit facilities, increase the size of our existing credit facilities or issue additional debt securities, including debt securitizations, unsecured debt and other forms of debt. Any such incurrence or issuance may be from sources within the U.S. or from various foreign geographies or jurisdictions, and may be denominated in currencies other than the U.S. Dollar.

As of September 30, 2024, based on fair value, our portfolio consisted of 91.2% first lien senior secured investments, 2.9% second lien debt investments, 0.1% unsecured debt investments, 0.8% structured finance obligations — debt instruments, 1.9% in equity and other investments and 3.1% in joint venture investments. As of September 30, 2024, on a fair value basis, approximately 99.7% of performing debt investments bore interest at a floating rate and approximately 0.3% of performing debt investments bore interest at a fixed rate.

The Advisers and the Administrators

The Company’s investment activities are managed by Blackstone Private Credit Strategies LLC and Blackstone Credit BDC Advisors LLC, each an investment adviser registered with the SEC under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). Our Advisers are responsible for originating prospective investments, conducting research and due diligence investigations on potential investments, analyzing investment opportunities, negotiating and structuring our investments and monitoring our investments and portfolio companies on an ongoing basis, in each case with respect to the portion of the assets of the Fund allocated to such Adviser pursuant to the investment advisory agreement between the Fund and the Adviser, effective January 1, 2025 (the “Investment Advisory Agreement”), or the sub-advisory agreement among the Fund, the Adviser and the Sub-Adviser, effective January 1, 2025 (the “Sub-Advisory Agreement” and, together with the Investment Advisory Agreement, the “Advisory Agreements”), as the case may be (in each case, the “Allocated Portion”).

The Advisers are affiliates of Blackstone Credit & Insurance and are led by substantially the same investment personnel as Blackstone Credit & Insurance. As such, our Advisers have access to the broader resources of Blackstone Credit & Insurance and Blackstone, subject to Blackstone’s policies and procedures regarding the management of conflicts of interest. As such, the term “Blackstone Credit & Insurance” may be used when describing advisory services and resources.

Blackstone Private Credit Strategies LLC, as our Administrator and Blackstone Alternative Credit Advisors LP, as our Sub-Administrator, provide, or oversee the performance of, administrative and compliance services, including, but not limited to, maintaining financial records, overseeing the calculation of net asset value (“NAV”), compliance monitoring (including diligence and oversight of our other service providers), preparing reports to shareholders and reports filed with the SEC, preparing materials and coordinating meetings of our Board of Trustees, managing the payment of expenses and the performance of administrative and professional services rendered by others and providing office space, equipment and office services.

Blackstone Credit & Insurance is the credit, asset based finance and insurance asset management business unit of Blackstone, which is the largest alternative asset manager in the world with leading investment businesses across asset classes. Blackstone’s platform provides competitive advantages including scale, expertise across industries and capital structures, and deep relationships with companies and financial sponsors.

Blackstone’s four business segments are real estate, private equity, credit and insurance, and multi-asset investing. Blackstone Credit & Insurance is an expansive, fully integrated credit platform, that includes private and liquid credit, infrastructure and asset based credit and insurance businesses. As of September 30, 2024, Blackstone had total AUM of more than $1.1 trillion and Blackstone Credit & Insurance had total AUM of $355 billion.1

Blackstone Credit & Insurance, through its affiliates, employed 659 people headquartered in New York and in offices globally as of September 30, 2024. Blackstone Credit & Insurance’s 372-person investment team also includes a 93-person Chief Investment Office (“CIO”) team, which consists of individuals focused on Underwriting & Execution, Capital Formation, Asset Allocation, Structuring, Asset Management, Portfolio Insights, and Portfolio Analytics.

Blackstone Credit & Insurance’s Senior Managing Directors have on average 24 years of industry experience. The Company brings Blackstone Credit & Insurance’s preeminent credit-focused investment platform to the non-exchange traded BDC industry.

Blackstone Investment

An affiliate of Blackstone has invested $25 million in our Common Shares through one or more private placement transactions. In addition, officers and employees of Blackstone and its affiliates have also invested $123.0 million in our Common Shares as of October 1, 2024.

Market Opportunity

We believe that there are and will continue to be significant investment opportunities in the targeted asset classes discussed below.

Attractive Opportunities in Floating Rate, Senior Secured Loans

We believe that opportunities in senior secured loans are significant because of the strong defensive characteristics of this asset class. While there is inherent risk in investing in any securities, senior secured debt is on the top of the capital structure and thus has priority in payment among an issuer’s security holders (i.e., senior secured debt holders are due to receive payment before junior creditors and equity holders). Further, these investments are secured by the issuer’s assets, which may be collateralized in the event of a default, if necessary. Senior secured debt often has restrictive covenants for the purpose of additional principal protection and ensuring repayment before junior creditors (i.e., most types of unsecured bondholders, and other security holders) and preserving collateral to protect against credit deterioration. The senior secured loans we invest in will generally pay floating interest rates based on a variable base rate, such as the Secured Overnight Financing Rate (“SOFR”). We expect that our loans will generally pay floating interest rates and are likely to benefit as rates remain elevated. With base rates (3 month SOFR) at approximately 4.3% as of January 6, 2025 we believe the market provides an attractive opportunity to generate strong all-in yields and risk-adjusted returns for investors.

__________________________________

1           AUM is estimated and unaudited as of September 30, 2024

Opportunity in U.S. Private Companies

In addition to investing in senior secured loans generally, we believe that the market for lending to private companies within the United States is underserved and presents a compelling investment opportunity. We believe that the following characteristics support our belief:

Secular Tailwinds in the Private Market, Including Private Credit. One of the important drivers of growth in the strategy is the increasing secular tailwinds in the private markets (i.e., social or economic trends positively impacting private markets), including growing demand for private credit, which has created attractive opportunities for private capital providers like Blackstone Credit & Insurance. Private equity funds with strategies focused on North America had over $1.4 trillion of “dry powder” (i.e., uncalled capital commitments) (published by Preqin as of January 6, 2025), which should similarly drive demand for private capital providers like Blackstone Credit & Insurance. This shift is partially due to traditional banks continuing to face regulatory limitations and retreating from the space, creating additional opportunities for private credit to take advantage of. Further, financial sponsors and companies are becoming increasingly interested in working directly with private lenders as they are seeing the tremendous benefits versus accessing the public credit markets. The Company believes some of these benefits include faster execution and greater certainty, ability to partner with sophisticated lenders, a more efficient process, and in some instances fewer regulatory requirements. As a result, Blackstone Credit & Insurance benefits from greater flow of larger scale deals that have become increasingly available to the direct lending universe over traditional banks and other financing institutions.

Attractive Market Segment. We believe that the underserved nature of such a large segment of the market can at times create a significant opportunity for investment. In many environments, we believe that private companies are more likely to offer attractive economics in terms of transaction pricing, up-front and ongoing fees, prepayment penalties and security features in the form of stricter covenants and quality collateral than loans to public companies.

Limited Investment Competition. Despite the size of the market, we believe that regulatory changes and other factors have diminished the role of traditional financial institutions and certain other capital providers in providing financing to companies. As tracked by Leverage Commentary & Data (LCD), private credit markets financed 198 leveraged buyouts (“LBOs”) (84% of total LBOs in 2024) compared to the publicly syndicated markets, which financed only 39 (16% of total LBOs in 2024). In addition, due to bank consolidation, the number of banks has also declined during the past several decades, furthering the lack of supply in financing to private companies.

We also believe that lending and originating new loans to private companies generally requires a greater dedication of the lender’s time and resources compared to lending to public companies, due in part to the size of each investment and the often fragmented nature of information available from these companies. Further, we believe that many investment firms lack the breadth and scale necessary to identify investment opportunities, particularly in regards to directly originated investments in private companies, and thus attractive investment opportunities are often overlooked. Our track record in financing these opportunities gives us credibility in approaching companies and management teams proactively with solutions. Furthermore, we believe that our ability to provide speed and certainty of financing, as well as large-scale commitments, positions us to take advantage of the favorable supply/demand dynamics in the current market environment and negotiate more favorable economic terms for our investments.

Growing Opportunities in Europe. We believe the market for European direct lending provides attractive opportunities. In recent years, we have continued to see a growing opportunity set driven by “public to private” transactions, corporate carve-outs, and companies looking to remain private. This creates a source of deal flow that we believe Blackstone Credit & Insurance is uniquely placed to execute. We further believe that the strong fundraising environment globally for private equity over the past few years will also continue to drive deal flow for European originated transactions. We anticipate that many of our opportunities to provide originated loans or other financing will be in connection with leveraged buyouts by private equity firms. Globally, private equity dry powder (uncalled capital commitments) currently stands at over $2.5 trillion (published by Preqin as of January 6, 2025), which means that these private equity firms have a large amount of capital available to conduct transactions, which we believe will create debt financing opportunities for us. Although we believe the alternative credit market in Europe is still somewhat less developed compared to its U.S. counterpart, acceptance of private capital in Europe has grown substantially in recent years. Across the U.S. and Europe, we believe Blackstone Credit & Insurance has the ability to take advantage of a dislocation in capital markets as a result of volatility by providing financing solutions, including anchoring loan syndications, originating loans where traditional banks are unwilling or unable to do so, or buying investments in the secondary market, all of which we may be able to do on more attractive terms in times of market disruption than would otherwise be available. This deployment of capital through a market dislocation strategy remains firmly within Blackstone Credit & Insurance’s investment philosophy — focusing on performing companies where Blackstone Credit & Insurance has enhanced access and a due diligence advantage.

Blackstone Credit & Insurance Strengths

Blackstone Credit & Insurance is one of the largest private credit investment platforms globally and a key player in the direct lending space. Blackstone Credit & Insurance has experience scaling funds across its platform that invest in all parts of the capital structure. Blackstone Credit & Insurance focuses on transactions where it can differentiate itself from other providers of capital, targeting large transactions and those where Blackstone Credit & Insurance can bring its expertise and experience in negotiating and structuring. We believe that Blackstone Credit & Insurance has the scale and platform to effectively manage a North American private credit investment strategy, offering investors the following potential strengths:

Ability to Provide Scaled, Differentiated Capital Solutions. We believe that the breadth and scale of Blackstone Credit & Insurance’s platform, with $355 billion AUM as of September 30, 2024, and affiliation with Blackstone provide a distinct advantage in sourcing and deploying capital toward proprietary investment opportunities and provide a differentiated capability to invest in large, complex opportunities. Scale allows for more resources to source, diligence and monitor investments, and may enable us to move up market where there is often less competition and may allow us to negotiate more favorable terms for investments. As of September 30, 2024, Blackstone Credit & Insurance is invested in over 4,750 corporate issuers2 across portfolios globally and has over 400 sponsor and advisor relationships, which we believe provides invaluable insight and access to a broad and diverse set of investment opportunities. Blackstone Credit & Insurance’s focus on larger transactions and larger issues is often associated with more established management teams and higher quality assets, which, in our experience, tend to better maintain their value through cycles and can serve to reduce investment risk. Blackstone Credit & Insurance offers its clients and borrowers a comprehensive solution across corporate and asset based, as well as investment grade and non-investment grade credit. Blackstone Credit & Insurance expects that in the current environment, where borrowers increasingly value the benefits of private credit, the ability to provide flexible, well-structured capital commitments in appropriate sizes will enable Blackstone Credit & Insurance to command more favorable terms for its investments.

Established Origination Platform with Strong Credit Expertise. The global presence of Blackstone Credit & Insurance generates access to a substantial amount of directly originated transactions with what Blackstone Credit & Insurance believes to be attractive investment characteristics. Over the last several years, Blackstone Credit & Insurance has expanded its origination and sponsor coverage footprint with regional offices

__________________________________

2           As of September 30, 2024. Reflects issuers across all asset types within Private Corporate Credit, Liquid Corporate Credit, and Infrastructure & Asset Based Credit.

in select markets. As of September 30, 2024, Blackstone Credit & Insurance had 659 employees globally, including 102 private credit investment professionals that have operated through multiple industry cycles, with a deep reservoir of credit expertise, providing them valuable experience and a long-term view of the market. Together with a 93-person CIO team (comprised of investment management and portfolio operations professionals), these professionals power a strong loan origination engine which we believe is a key advantage to the Blackstone Credit & Insurance platform. We anticipate capitalizing on Blackstone Credit & Insurance’s global footprint and broad and diverse origination platform to provide, primarily, senior secured financings.

We believe that the broad network of Blackstone Credit & Insurance can provide a significant pipeline of investment opportunities for us. Blackstone Credit & Insurance has a strong trading presence and actively monitors thousands of companies across the public and private markets through its $111 billion Liquid Corporate Credit platform,3 and as a result has deep insight across sectors and industries. Furthermore, we believe that Blackstone Credit & Insurance’s strong reputation and longstanding relationships with corporate boards, management teams, leveraged buyout sponsors, financial advisors, and intermediaries position Blackstone Credit & Insurance as a partner and counterparty of choice, providing us with attractive sourcing capabilities. In Blackstone Credit & Insurance’s experience, these relationships help drive substantial proprietary deal flow and insight into investment opportunities.

Value-Added Capital Provider and Partner Leveraging the Blackstone Credit & Insurance Value Creation Program. Blackstone Credit & Insurance has established a reputation for providing creative, value-added solutions to address a company’s financing requirements and we believe our ability to solve a need for a company may lead to attractive investment opportunities. In addition, Blackstone Credit & Insurance has access to the significant resources of the Blackstone platform, including the Blackstone Credit & Insurance Value Creation Program (the “Value Creation Program”), a global platform that intends to help Blackstone Credit & Insurance investments create meaningful value by leveraging the scale, network and expertise within the Blackstone platform. Specifically, the Value Creation Program focuses on three areas of improvement: (i) reducing costs by leveraging the scale and purchasing power of Blackstone through the Group Purchasing Organization (the “GPO”), preferred partnerships and the Blackstone Sourcing Center; (ii) identifying potential revenue-generating opportunities across Blackstone’s portfolio by facilitating introductions to other Blackstone portfolio companies, which includes a network of over 350 Blackstone portfolio companies as of September 30, 2024; and (iii) subject to information walls, providing valuable access to industry and functional experts within the Blackstone organization (including the Blackstone Portfolio Operations team which consists of over 100 internal resources) who are focused on areas such as cybersecurity, sustainability, data science, healthcare, human resources and information technology, among others, and the network among portfolio companies.

The Value Creation Program helps companies to identify cost reduction opportunities through the GPO, preferred partnerships and the Blackstone Sourcing Center. Blackstone portfolio companies have generally achieved cost savings, that at times have been substantial, through their use of the GPO, often from existing suppliers, on maintenance, repair, operations, back office, information technology, hardware, software, telecommunications, business insurance and human resources, among others. The preferred partnership program also assists smaller and medium sized companies in gaining access to enterprise level sales teams that can be more attentive in addressing service issues these companies may experience. As of September 30, 2024, the

__________________________________

3           As of September 30, 2024. The AUM for the Liquid Corporate Credit platform may differ from any comparable AUM disclosure in other non-public or public sources (including public regulatory filings) due to, among other factors, methods of net asset value and capital commitment reporting, differences in categorizing certain funds and accounts within specific investment strategies and exclusion of certain funds and accounts, or any part of net asset value or capital commitment thereof, from the related AUM calculations. Certain of these differences are in some cases required by applicable regulation. All figures are subject to change.

Value Creation Program has identified $386 million in cost reductions across Blackstone Credit & Insurance’s portfolio since inception of the program in 2016.4 On the revenue generating side, the Value Creation Program team actively works with management teams to create cross-selling plans for potential introductions to other Blackstone portfolio companies. This involves working with management to refine marketing material, create pitch material and identify companies that might be meaningful connections. As of September 30, 2024, the Value Creation Program has generated $247 million for Blackstone Credit & Insurance portfolio companies.5

The Value Creation Program also provides access to valuable resources across Blackstone Credit & Insurance, Blackstone and their respective affiliates, including the Portfolio Operations team which consists of over 100 internal resources, who are focused on areas such as cybersecurity, sustainability, data science, healthcare, human resources and information technology, among others. One area of focus has been improving the cybersecurity posture of companies in which Blackstone Credit & Insurance is invested by leveraging the Blackstone Portfolio Cybersecurity Program. The Blackstone Portfolio Cybersecurity Program’s goal is to help reduce operating risk within Blackstone’s portfolio by improving cybersecurity practices in order to minimize the occurrence and impact of cyber incidents. Through the Value Creation Program, which the Fund’s portfolio companies can fully access, Blackstone has generated meaningful revenue for Blackstone portfolio companies through cross-sell introductions across Blackstone and created more than $5 billion of total illustrative value across Blackstone Credit & Insurance.6

Flexible Investment Approach. Blackstone Credit & Insurance believes that the ability to invest opportunistically throughout a capital structure is a meaningful strength when sourcing transactions and enables the Company to seek investments that provide the best risk/return proposition in any given transaction. Blackstone Credit & Insurance’s creativity and flexibility with regard to deal-structuring distinguishes it from other financing sources, including traditional mezzanine providers, whose investment mandates are typically more restrictive. Over time, Blackstone Credit & Insurance has demonstrated the ability to negotiate favorable terms for its investments by providing creative structures that add value for an issuer. Blackstone Credit & Insurance will continue to seek to use this flexible investment approach to focus on principal preservation, while generating attractive returns throughout different economic and market cycles.

Long-Term Investment Horizon. Our long-term investment horizon gives us great flexibility, which we believe allows us to maximize returns on our investments. Unlike most private equity and venture capital funds,

__________________________________

4           Numbers presented are since inception of the Value Creation Program in 2016. Data presented is based on internal Blackstone data recorded and not from financial statements of portfolio companies. Represents estimated identified total cost reduction across all BXCI portfolio companies at the time cost is benchmarked with portfolio companies.

5           Numbers presented are since inception of the Value Creation Program in 2016. Data presented is based on internal Blackstone data recorded and not from financial statements of portfolio companies. Represents total contract value, including multi-year contracts.

6           Numbers presented are since inception of the Value Creation Program in 2016. Data presented is based on internal Blackstone data recorded and not from financial statements of portfolio companies. Represents the sum of (a) estimated identified total cost reduction at the time cost is benchmarked with portfolio companies multiplied by the average enterprise value multiple across the portfolio, by finding the mean of the enterprise value multiples at time of BXCI’s initial investments, and (b) total revenue from introductions across Blackstone portfolio companies multiplied by EBITDA margin and multiple at investment of the portfolio company, with the exception of significantly longer term projects (projects that are greater than or equal to 10 years in project duration) in which total revenue is multiplied by EBITDA margin. The number is presented for illustrative purposes and does not reflect actual realized proceeds to BXCI, to the Fund or to the equity sponsor or the company, and there can be no assurance that realized proceeds received by Blackstone or any investor in a Blackstone fund will be increased as a result.

as well as many private debt funds, we will not be required to return capital to our shareholders once we exit a portfolio investment. We believe that freedom from such capital return requirements, which allows us to invest using a long-term focus, provides us with an attractive opportunity to increase total returns on invested capital.

Disciplined Investment Process and Income-Oriented Investment Philosophy. Blackstone Credit & Insurance employs a rigorous investment process and defensive investment approach to evaluate all potential opportunities with a focus on long-term credit performance and principal protection. We believe Blackstone Credit & Insurance has generated attractive risk-adjusted returns in its investing activities throughout many economic and credit cycles by (i) maintaining its investment discipline; (ii) performing intensive credit work; (iii) carefully structuring transactions; and (iv) actively managing its portfolios. Blackstone Credit & Insurance’s investment approach involves a multi-stage selection process for each investment opportunity, as well as ongoing monitoring of each investment made, with particular emphasis on early detection of deteriorating credit conditions at portfolio companies, which would result in adverse portfolio developments. This strategy is designed to maximize current income and minimize the risk of capital loss while maintaining the potential for long-term capital appreciation. Additionally, Blackstone Credit & Insurance’s senior investment professionals have dedicated their careers to the leveraged finance and private equity sectors and we believe that their experience in due diligence, credit analysis and ongoing management of investments is invaluable to the success of the North America direct lending investment strategy. Blackstone Credit & Insurance generally targets businesses with leading market share positions, sustainable barriers to entry, high free cash flow generation, strong asset values, liquidity to withstand market cycles, favorable underlying industry trends, strong internal controls and high-quality management teams.

Strong Investment Track Record. Blackstone Credit & Insurance’s track record in private debt lending and investing in below investment grade credit dates back to the inception of Blackstone Credit & Insurance. Since 2005 through September 30, 2024, Blackstone Credit & Insurance has invested nearly $210 billion in capital in privately-originated transactions.7 Specifically within the North America Direct Lending Strategy, Blackstone Credit & Insurance has invested nearly $120 billion8 in privately originated or privately negotiated first lien and unitranche transactions. Corresponding to this North America Direct Lending track record, Blackstone Credit &

__________________________________

7           Includes invested and committed capital for privately originated and anchor investments across private credit strategies and vehicles since 2005, including Direct Lending, Sustainable Resources, Mezzanine, and Opportunistic. Excludes liquid credit strategy investments.

8           As of September 30, 2024. The North America Direct Lending track record represents U.S. and Canada first lien and unitranche debt, or non-U.S. first lien and unitranche debt where >50% of the revenue is generated from the U.S. (which may be secured by the applicable borrower’s assets and/or equity) transactions in companies that were originated or anchored by certain Blackstone Credit & Insurance managed, advised or sub-advised funds (including the Fund, Blackstone Credit & Insurance managed mezzanine funds and Blackstone Credit & Insurance sub-advised BDCs, as well as certain other Blackstone Credit & Insurance managed funds and accounts) and, with respect to certain transactions, investments allocated to affiliates of Blackstone Credit & Insurance, which may be sold to Blackstone Credit & Insurance managed funds or accounts in the future (the “North America Direct Lending track record”). The track record includes investments for periods prior to December 31, 2017, in BDCs that were sub-advised by Blackstone Credit & Insurance on a non-discretionary basis until April 9, 2018 (the “Sub-Advised Investments”). With respect to certain transactions, the North America Direct Lending track record includes free equity and/or warrants that accompanied the debt financings, as well as any loans or securities into which the applicable first lien and unitranche debt may have been restructured subsequent to Blackstone Credit & Insurance’s initial investment. The North America Direct Lending track record excludes (i) broadly syndicated, mezzanine, second lien and equity (other than the aforementioned free equity and/or warrants or securities issued upon restructuring) transactions, among others and (ii) transactions where Blackstone Credit & Insurance’s invested capital (net of transactions fees) was under $25 million.

Insurance has an annualized loss rate of 0.07%.9 We believe maintaining this consistent strategy in the North America Direct Lending strategy across market cycles, with a specific emphasis on combining current yield, downside protection, and inflation protection, will generate compelling investment outcomes for the Advisers. Blackstone Credit & Insurance believes that the depth and breadth of its team provides it with a competitive advantage in sourcing product on a global basis, structuring transactions and actively managing investments in the portfolio.

Efficient Cost Structure. We believe that we have an efficient cost structure, as compared to other non-traded BDCs, with low management fees, expenses, and financing costs. We believe our operating efficiency and senior investment strategy enable us to generate greater risk-adjusted investment returns for our investors relative to other non-traded BDCs.

Investment Strategy

Our investment objectives are to generate current income and, to a lesser extent, long-term capital appreciation. We will seek to meet our investment objectives by:

•        utilizing the experience and expertise of the management team of the Advisers, along with the broader resources of Blackstone Credit & Insurance and Blackstone, in sourcing, evaluating and structuring transactions, subject to Blackstone’s policies and procedures regarding the management of conflicts of interest;

•        employing a defensive investment approach focused on long-term credit performance and principal protection, generally investing in loans with asset coverage ratios and interest coverage ratios that the Advisers believe provide substantial credit protection, and also seeking favorable financial protections, including, where the Advisers believe necessary, one or more financial maintenance and incurrence covenants (i.e., covenants that are tested when affirmative action is taken, such as the incurrence of additional debt and/or making distribution payments);

•        focusing on loans and securities of U.S. private companies, and to a lesser extent European and other non-U.S. companies. In many market environments, we believe such a focus offers an opportunity for superior risk-adjusted returns;

•        maintaining rigorous portfolio monitoring, in an attempt to anticipate and pre-empt negative credit events within our portfolio; and

__________________________________

9           As of September 30, 2024. The annualized loss rate represents annualized net losses for substantially realized investments. Whether an investment is substantially realized is determined in the manager’s discretion. Investments are included in the loss rate if (1) a payment was missed, (2) bankruptcy was declared, (3) there was a restructuring, or (4) it was realized with a total multiple on invested capital less than 1.0x. Net losses include all profits and losses associated with these investments, including interest payments received. Net losses are represented in the year the investment is substantially realized and excludes all losses associated with unrealized investments. The annualized net loss rate is the net losses divided by the average annual remaining invested capital within the platform. Investments sourced by Blackstone Credit & Insurance for the Sub-Advised Investments did, in certain cases, experience defaults and losses after Blackstone Credit & Insurance was no longer sub-adviser, and such defaults and losses are not included in the rates provided. Prior to December 31, 2022, the methodology used by the North America Direct Lending track record for calculating the platform’s average annual loss rate was based on net loss of principal resulting only from payment defaults in the year of default which would exclude interest payments. Past performance is not necessarily indicative of future results, and there can be no assurance that Blackstone Credit & Insurance will achieve comparable results or that any entity or account managed by or advised by Blackstone Credit & Insurance will be able to implement its investment strategy or achieve its investment objectives.

•        utilizing the power and scale of Blackstone and the Blackstone Credit & Insurance platform to offer operational expertise to portfolio companies through the Value Creation Program.

Our investment strategy is expected to capitalize on Blackstone Credit & Insurance’s scale and reputation in the market as an attractive financing partner to acquire our target investments at attractive pricing. We also expect to benefit from Blackstone’s reputation and ability to transact in scale with speed and certainty, and its long-standing and extensive relationships with private equity firms that require financing for their transactions.

Under normal circumstances, we will invest at least 80% of our total assets (net assets plus borrowings for investment purposes) in private credit investments (loans, bonds and other credit instruments that are issued in private offerings or issued by private companies). Under normal circumstances, we expect that the majority of our portfolio will be in privately originated and privately negotiated investments, predominantly direct lending to U.S. private companies through Private Credit. In limited instances we may retain the “last out” portion of a first-lien loan. In such cases, the “first out” portion of the first lien loan would receive priority with respect to payment over our “last out” position. In exchange for the higher risk of loss associated with such “last out” portion, we would earn a higher rate of interest than the “first out” position. To a lesser extent, we will also invest in Opportunistic Credit. We expect that the Opportunistic Credit investments will generally be liquid, and may be used for the purposes of maintaining liquidity for our share repurchase program and cash management, while also presenting an opportunity for attractive investment returns.

Most of our investments are in U.S. private companies, but (subject to compliance with BDCs’ requirement to invest at least 70% of its assets in U.S. private companies) we also expect to invest to some extent in European and other non-U.S. companies, but we do not expect to invest in emerging markets. We may invest in companies of any size or capitalization. Subject to the limitations of the 1940 Act, we may invest in loans or other securities, the proceeds of which may refinance or otherwise repay debt or securities of companies whose debt is owned by other Blackstone Credit & Insurance funds. We generally will co-invest with other Blackstone Credit & Insurance funds.

As a BDC, at least 70% of our assets must be the type of “qualifying” assets listed in Section 55(a) of the 1940 Act, which are generally privately-offered securities issued by U.S. private or thinly-traded companies. We may also invest up to 30% of our portfolio opportunistically in “non-qualifying” portfolio investments, such as investments in non-U.S. companies.

The loans in which we invest will generally pay floating interest rates based on a variable base rate. The senior secured loans, unitranche loans and senior secured bonds in which we will invest generally have stated terms of five to eight years, and the mezzanine, unsecured or subordinated debt investments that we may make will generally have stated terms of up to ten years, but the expected average life of such securities is generally between three and five years. However, there is no limit on the maturity or duration of any security we may hold in our portfolio. Loans and securities purchased in the secondary market will generally have shorter remaining terms to maturity than newly issued investments. We expect most of our debt investments will be unrated. Our debt investments may also be rated by a nationally recognized statistical rating organization, and, in such case, may carry a rating below investment grade (rated lower than “Baa3” by Moody’s Investors Service, Inc. or lower than “BBB-” by S&P Global Ratings).

We expect that our unrated debt investments will generally have credit quality consistent with below investment grade securities. In addition, we may invest in CLOs and will generally have the right to receive payments only from the CLOs, and will generally not have direct rights against the underlying borrowers or entities that sponsored the CLOs.

We may, but are not required to, enter into interest rate, foreign exchange or other derivative agreements to hedge interest rate, currency, credit or other risks, but we do not generally intend to enter into any such derivative agreements for speculative purposes. Any derivative agreements entered into for speculative purposes are not expected to be material to our business or results of operations. These hedging activities, which will be in compliance with applicable legal and regulatory requirements, may include the use of futures, options and forward contracts. We will bear the costs incurred in connection with entering into, administering and settling any such derivative contracts. There can be no assurance any hedging strategy we employ will be successful.

To seek to enhance our returns, we use and continue to expect to use leverage as market conditions permit and at the discretion of the Advisers, but in no event will leverage employed exceed the limitations set forth in the 1940 Act, which currently allows us to borrow up to a 2:1 debt to equity ratio. We use and continue to expect to use leverage in the form of borrowings, including loans from certain financial institutions and issuances of debt securities. We may also use leverage in the form of the issuance of preferred shares or by using reverse repurchase agreements or similar transactions and derivatives, including credit default swaps. In determining whether to borrow money, we will analyze the maturity, covenant package and rate structure of the proposed borrowings, as well as the risks of such borrowings compared to our investment outlook. Any such leverage, if incurred, would be expected to increase the total capital available for investment by the Company. Additionally, some of our portfolio companies may be highly leveraged, which may have adverse consequences to these companies and to us as an investor. See “Risk Factors — Risks Related to Debt Financing.”

We are offering on a continuous basis up to $45.0 billion of Common Shares pursuant to the Continuous Offering. We are offering to sell any combination of three classes of Common Shares — Class S shares, Class D shares and Class I shares — with a dollar value up to the maximum offering amount. The share classes have different ongoing shareholder servicing and/or distribution fees. The purchase price per share for each class of Common Shares equals the NAV per share, as of the effective date of the monthly share purchase date. The Intermediary Manager will use its best efforts to sell shares, but is not obligated to purchase or sell any specific amount of shares in the Continuous Offering.

We have declared distributions each month beginning in January 2021 through the date of this prospectus and expect to continue to pay regular monthly distributions. Any distributions we make will be at the discretion of our Board of Trustees, considering factors such as our earnings, cash flow, capital and liquidity needs and general financial condition and the requirements of Delaware law. As a result, our distribution rates and payment frequency may vary from time to time.

Our investments are subject to a number of risks, including risks related to potential concentration in the software industry. See “Risk Factors.”

Investment Selection

When identifying prospective investment opportunities, the Advisers currently intend to rely on fundamental credit analysis in order to minimize the loss of the Company’s capital. The Advisers expect to invest in companies generally possessing the following attributes, which they believe will help achieve our investment objectives:

Leading, Defensible Market Positions. The Advisers intend to invest in companies that they believe have developed strong positions within their respective markets and exhibit the potential to maintain sufficient cash flows and profitability to service their obligations in a range of economic environments. The Advisers will seek companies that they believe possess advantages in scale, scope, customer loyalty, product pricing, or product quality versus their competitors, thereby minimizing business risk and protecting profitability.

Proven Management Teams. The Advisers focus on investments in which the target company has an experienced and high-quality management team with an established track record of success. The Advisers typically require companies to have in place proper incentives to align management’s goals with the Company’s goals.

Private Equity Sponsorship. Often the Advisers seek to participate in transactions sponsored by what they believe to be high-quality private equity firms. The Advisers believe that a private equity sponsor’s willingness to invest significant sums of equity capital into a company is an implicit endorsement of the quality of the investment. Further, private equity sponsors of companies with significant investments at risk generally have the ability and a strong incentive to contribute additional capital in difficult economic times should operational issues arise, which could provide additional protections for our investments.

Broad Exposure. The Advisers seek to invest broadly among industries and issuers, thereby potentially reducing the risk of a downturn in any one company or industry having a disproportionate impact on the value of the Company’s portfolio.

Viable Exit Strategy. In addition to payments of principal and interest, we expect the primary methods for the strategy to realize returns on our investments include refinancings, sales of portfolio companies, and in some cases initial public offerings and secondary offerings. While many debt instruments in which we will invest have stated maturities of five to eight years, we expect the majority to be redeemed or sold prior to maturity. These instruments often have call protection that requires an issuer to pay a premium if it redeems in the early years of an investment. The investment team regularly reviews investments and related market conditions in order to determine if an opportunity exists to realize returns on a particular investment. We believe the ability to utilize the entire resources of Blackstone Credit & Insurance, including the public market traders and research analysts, allows the Advisers to gain access to current market information where the opportunity may exist to sell positions into the market at attractive prices.

Investment Process Overview

Our investment activities are managed by our Advisers. The Advisers are responsible for originating prospective investments, conducting research and due diligence investigations on potential investments, analyzing investment opportunities, negotiating and structuring our investments and monitoring our investments and portfolio companies on an ongoing basis, in each case with respect to assets allocated to each of the Advisers pursuant to the Investment Advisory Agreement or the Sub-Advisory Agreement, as the case may be.

The investment professionals employed by Blackstone Credit & Insurance have spent their careers developing the resources necessary to invest in private companies. Our transaction process is highlighted below.

Sourcing and Origination

The private credit investment team, comprised of 102 dedicated investment professionals as of September 30, 2024, is responsible for establishing regular dialogue with, and coverage of, the financial advisory, corporate issuer, financial sponsor, legal and restructuring communities. The team also has regular contact with Wall Street firms, business brokers, industry executives and others who help identify direct origination investment opportunities. Blackstone Credit & Insurance seeks to be a value-added partner to its counterparties in connection with their capital needs, and believes that these relationships have driven, and will continue to drive, substantial proprietary deal flow and insight into investment opportunities.

The Company seeks to generate investment opportunities primarily through direct origination channels. The global presence of Blackstone Credit & Insurance generates access to a substantial amount of directly originated transactions with what it believes to be attractive investment characteristics. Blackstone Credit & Insurance’s team has over 400 sponsor and advisor relationships with a primary focus on what it believes are the largest, highest quality, and most-well capitalized sponsors and advisors, leading to substantial repeat counterparties and making Blackstone Credit & Insurance a partner of choice to these sponsors. In addition to the depth and breadth of Blackstone Credit & Insurance’s relationships, sponsor and advisor partners also seek to transact with Blackstone Credit & Insurance due to its value-add through the Value Creation Program by not only helping companies with operational support, but also enhancing revenue generation and cost savings opportunities for Blackstone Credit & Insurance’s portfolio companies, all of which further contribute to its origination efforts. With respect to syndicate and club deals, Blackstone Credit & Insurance has built a network of relationships with commercial and investment banks, finance companies and other investment funds as a result of the long track record of its investment professionals in the leveraged finance marketplace. Blackstone Credit & Insurance also has a $111 billion Liquid Corporate Credit platform,10 which, we believe, allows us access to the secondary market for investment opportunities. Blackstone Credit & Insurance is invested in over 4,750 corporate issuers11 across its $355 billion platform12 which we believe offers us deep insight across all sectors and industries in our market.

Blackstone Credit & Insurance aims to leverage the broader Blackstone network to generate additional deal flow. Blackstone’s Private Equity platform has been built over the past 35 years and invests globally across industries in both established and growth-oriented structures. Blackstone’s Real Estate group is among the largest owners of commercial real estate in the world. Blackstone’s General Partnership Stakes group, seeks to serve as a strategic partner to talented managers at all stages of their life cycles and help them build enduring franchises. Through such other business units of Blackstone, Blackstone Credit & Insurance aims to increase its connectivity and deepen sponsor relationships.

We believe that Blackstone Credit & Insurance’s strong reputation and longstanding relationships with its broad network will help drive substantial proprietary deal flow and provide a significant pipeline of investment opportunities for us.

Evaluation and Due Diligence

The hallmark of Blackstone Credit & Insurance’s approach to investing will continue to be defined by a rigorous due diligence process focused on downside protection and capital preservation. This process includes a thorough business review of the industry, competitive landscape, products, customers, returns on capital, strength of management team and consultation with outside advisors and industry experts, and benefits from Blackstone’s global platform, offering broad access and insight. When a new investment opportunity is sourced, the Blackstone Credit & Insurance team spends time with management, analyzing the company’s assets and its financial position. This initial assessment is then followed by extensive credit analysis, including asset valuation work; financial modeling and scenario analysis; cash flow and liquidity analyses; and legal, tax and accounting review. Blackstone Credit & Insurance’s diligence process will also include a detailed review of key qualitative factors, including the strength of management, quality/strategic value of the company’s assets, and potential operational risks. Further detail on this process is outlined below.

__________________________________

10           As of September 30, 2024. The AUM for the Liquid Corporate Credit platform may differ from any comparable AUM disclosure in other non-public or public sources (including public regulatory filings) due to, among other factors, methods of net asset value and capital commitment reporting, differences in categorizing certain funds and accounts within specific investment strategies and exclusion of certain funds and accounts, or any part of net asset value or capital commitment thereof, from the related AUM calculations. Certain of these differences are in some cases required by applicable regulation. All figures are subject to change.

11           As of September 30, 2024. Reflects issuers across all asset types within Private Corporate Credit, Liquid Corporate Credit, and Infrastructure & Asset Based Credit.

12           AUM is estimated and unaudited as of September 30, 2024.

Initial Review

The investment team examines information furnished by the target company and external sources, including financial sponsors, banks, advisors and rating agencies, if applicable, to determine whether the investment meets our basic investment criteria within the context of proper allocation of our portfolio among various issuers and industries, and offers an acceptable probability of attractive returns with identifiable downside risk. Blackstone Credit & Insurance conducts detailed due diligence investigations. Given its incumbent positions, for the majority of securities available on the secondary market, a comprehensive analysis is conducted and continuously maintained by a dedicated Blackstone Credit & Insurance research analyst, the results of which are available for the transaction team to review.

Credit Analysis/Due Diligence

Before undertaking an investment, the investment team conducts a thorough and rigorous due diligence review of the opportunity to ensure the company fits our investment strategy for originated investments, which may include:

•        a full operational analysis to identify the key risks and opportunities of the target’s business, including a detailed review of historical and estimated financial results;

•        a detailed analysis of industry and customer dynamics, competitive position, regulatory, tax, legal, environmental, social and governance matters;

•        a detailed financial modeling and scenario analysis;

•        reference calls within the Blackstone network on the company and relevant industry outlook;

•        on-site visits and customer and supplier reference calls, if deemed necessary;

•        background checks to further evaluate management and other key personnel;

•        a review by legal and accounting professionals, environmental or other industry consultants, if necessary;

•        a review of financial sponsor due diligence, including portfolio company and lender reference checks, if necessary; and

•        a review of management’s experience and track record.

Third parties are often involved in the Advisers’ due diligence process, whether they are hired by the Advisers or by the lead sponsor in a transaction. Utilizing consultants to help evaluate a business and test an investment thesis is typically very beneficial. When possible, the Advisers seek to structure transactions in such a way that our target companies are required to bear the costs of due diligence, including those costs related to any outside consulting work we may require.

The foregoing initial assessment is then followed by extensive credit analysis, including asset valuation, financial analysis, cash flow analysis and scenario analysis, legal and accounting review, and comparable credit and equity analyses. A thorough assessment of structure and leverage of a transaction and how the particular investment fits into the overall investment strategy of the portfolio is conducted. Blackstone Credit & Insurance’s typical investment process (including diligence) for an originated investment opportunity typically spans two to six months, from the initial screen through final approval and funding. Depending on the deal, each investment team typically consists of four to five investment professionals, consisting of a senior managing director, managing director, principal or vice president and associate and/or analyst.

The Investment Committee utilizes a consensus-driven approach and includes long-tenured professionals that have been with Blackstone Credit & Insurance on average approximately 15 years and have approximately 23 years of industry experience: Brad Marshall, Michael Zawadzki, Michael Carruthers, Brad Colman, Justin

Hall, Robert Horn, Valerie Kritsberg, Daniel Leiter, Ferdinand Niederhofer, Daniel Oneglia, Robert Petrini and Louis Salvatore. For transactions above certain size parameters, others who participate in the Investment Committee process include members of Blackstone senior leadership, Jon Gray, Michael Chae, Vikrant Sawhney, and Ken Caplan, as well as others on the investment team responsible for conducting due diligence, and other senior members of Blackstone Credit & Insurance and broader Blackstone. For certain investments, generally smaller investments where the Company is participating alongside other lenders in a “club” deal, providing an anchor order or purchasing broadly syndicated loans, the Investment Committee has delegated the authority to make an investment decision to the CIO or Portfolio Manager of a strategy or fund.

The Investment Committee review process is multi-step and iterative and occurs in parallel with the diligence and structuring of investments. The initial investment screening process involves an Investment Committee “Heads-Up” review presentation by the senior managing director leading a given transaction and members of the investment team. The Heads-Up review involves the production of a short memorandum with a focus on the following diligence items: an early diligence review of the underlying business fundamentals; expected return potential; expected investment size; assessment of key risks; and an appropriate initial diligence plan. At this point in the decision-making process, the Investment Committee will decide whether or not the investment team should proceed with deeper diligence on the investment opportunity.

Once in-depth diligence has commenced, the investment team compiles its findings, credit risks and mitigants, and preliminary transaction recommendation into a memorandum that is presented to a select group of senior managing directors in a weekly forum referred to as “Office Hours.” Office Hours provides a subset of the Investment Committee the opportunity to review the investment team’s detailed diligence findings in advance of presenting to the full Investment Committee, and to pose questions and recommendations to the investment team regarding its credit evaluation.

The ultimate results and findings of the investment analysis, including any follow up diligence items identified at Office Hours, are compiled in comprehensive investment memoranda that are used as the basis to support the investment thesis and are utilized by the Investment Committee (or delegate, if applicable) for final investment review and approval.

Portfolio Monitoring

Active management of our investments is performed by the team responsible for making the initial investment as well as by members of the Office of the CIO. Blackstone Credit & Insurance believes that actively managing an investment allows it to identify problems early and work with companies to develop constructive solutions when necessary. Blackstone Credit & Insurance will monitor our portfolio with a focus toward anticipating negative credit events. In seeking to maintain portfolio company performance and help to ensure a successful exit, Blackstone Credit & Insurance will work closely with, as applicable, the lead equity sponsor, loan syndicator, portfolio company management, consultants, advisors and other security holders to discuss financial position, compliance with covenants, financial requirements and execution of the company’s business plan. In addition, depending on the size, nature and performance of the transaction, we may occupy a seat or serve as an observer on a portfolio company’s board of directors or similar governing body.

Typically, Blackstone Credit & Insurance will receive financial reports detailing operating performance, sales volumes, margins, cash flows, financial position and other key operating metrics on a monthly or quarterly basis from portfolio companies. Blackstone Credit & Insurance will use this data, combined with due diligence gained through contact with the company’s customers, suppliers, competitors, market research and other methods, to conduct an ongoing rigorous assessment of the company’s operating performance and prospects.

While the initial investment team remains primarily responsible for the collection, analysis, and dissemination of financial information received from portfolio companies, portfolio managers and members of the Office of the CIO, consisting of 93 professionals as of September 30, 2024, also review portfolio reporting on a daily, weekly, and monthly basis to identify early signs of outperformance or underperformance. Blackstone Credit & Insurance maintains several formal forums to review and monitor the portfolio. Quarterly portfolio reviews are conducted to identify broad trends across the portfolio and assess recent performance. Blackstone Credit & Insurance conducts industry-specific reviews across both our private and liquids businesses to provide in-depth insights into particular sectors, bringing together comprehensive insights across our platform. In addition, weekly portfolio review committees and monthly Watch List Committee meetings are used for in-depth reviews of credits, as further described below.

In instances of weaker than expected performance, members of the Office of the CIO, including 20 professionals dedicated to asset management, may work closely with deal teams to review and diligence the source of underperformance, re-underwrite the business, and develop a comprehensive strategy for go-forward management of the position. Blackstone Credit & Insurance’s Asset Management Group, housed within the Office of the CIO, comprises a team of functionally-oriented professionals focused on three verticals: Financial Solutions, Operational Asset Management, and Legal/Restructuring. Financial Solutions provides detailed financial analysis, re-underwriting capabilities, and support for portfolio companies such as cash flow estimates or other financial management tools, as needed. Operational Asset Management assesses portfolio company processes, management, and operational capabilities to support and drive operational improvements. Operational Asset Management also is responsible for our Value Creation Program, which leverages the scale of the broader Blackstone platform in order to improve operations and profitability at Blackstone Credit & Insurance portfolio companies.

Financial reporting for portfolio companies is reviewed on a daily, weekly and monthly basis by deal teams and members of the Office of the CIO, including the Asset Management Group. Blackstone Credit & Insurance utilizes a series of proprietary portfolio dashboards and automated reports to ensure responsible parties receive detailed information on a timely basis. Each week, all financial reporting results across the portfolio are aggregated and distributed to the portfolio management team for review. Portfolio company performance updates, including recent developments and go-forward action plans for underperforming assets, are reviewed at portfolio review committee and Watch List Committee meetings. Individual credits are discussed in depth at weekly portfolio review committee meetings, which include members of the Investment Committee. Our formal watch list, which is managed by the Office of the CIO, is reviewed at monthly Watch List Committee meetings, with interim updates as needed.

The Watch List Committee is comprised of members of the Investment Committee and includes investment professionals from both our Liquid Credit and Private Credit businesses. On a quarterly basis, the watch list is also reviewed in depth with Blackstone senior management including President and COO Jonathan Gray, CFO Michael Chae, and Global Co-CIO Ken Caplan.

Valuation Process. Each quarter, we will value investments in our portfolio, and such values will be disclosed each quarter in reports filed with the SEC. With respect to investments for which market quotations are not readily available, the Board of Trustees reviews the valuation recommendations of the Audit Committee of the Board (the “Audit Committee”) and determines the fair value of each investment in the portfolio in good faith, based on the input of the Audit Committee, the Advisers’ valuation committee and where applicable, the independent valuation firms and other external service providers, based on procedures adopted by, and subject to the supervision of, the Board of Trustees.

Managerial Assistance. As a BDC, we must offer, and provide upon request, significant managerial assistance to certain of our portfolio companies except where the Company purchases securities of an issuer in conjunction with one or more other persons acting together, one of the other persons in the group makes available such managerial assistance. This assistance could involve, among other things, monitoring the operations of our portfolio companies, participating in board and management meetings, consulting with and advising officers of portfolio companies and providing other organizational and financial guidance, including through the Value Creation Program. The Advisers and the Administrators will provide such managerial assistance on our behalf to portfolio companies that request this assistance. To the extent fees are paid for these services, we, rather than the Advisers, will retain any fees paid for such assistance.

Exit

In addition to payments of principal and interest, we expect the primary methods for the strategy to realize returns on its investments to include refinancings, sales of portfolio companies, and in some cases initial public offerings and secondary offerings. While many debt securities in which we will invest have stated maturities of five to seven years, based on Blackstone Credit & Insurance’s past experience, we believe most of these securities will be redeemed or sold prior to maturity. These securities often have call protection that requires an issuer to pay a premium if it redeems in the early years of an investment. However, there is no assurance that our investments will achieve realization events as a result of refinancings, sales of portfolio companies or public offerings and these realization events will become more unlikely when conditions in the credit and capital markets have deteriorated.

The investment team regularly reviews investments and related market conditions in order to determine if an opportunity exists to realize returns on a particular investment. We believe the Advisers’ ability to utilize the entire resources of Blackstone Credit & Insurance, including the public market traders, research analysts and capital markets functions, allows the Advisers to gain access to current market information where the opportunity may exist to sell positions into the market at attractive prices.

Co-Investment Relief

We have in the past co-invested, and in the future will co-invest, with certain affiliates of the Advisers. We have received an exemptive order from the SEC that permits us, among other things, to co-invest with certain other persons, including certain affiliates of the Advisers and certain funds managed and controlled by the Advisers and their affiliates, subject to certain terms and conditions which could limit our ability to participate in co-investment transactions. Pursuant to such order, the Board of Trustees of the Company (the “Board of Trustees” or the “Board”) has established objective criteria (the “Board Criteria”) clearly defining co-investment opportunities in which the Company will have the opportunity to participate with one or more Blackstone Credit & Insurance BDCs, and other public or private Blackstone Credit & Insurance funds that target similar assets. If an investment falls within the Board Criteria and is otherwise consistent within the Company’s then-current investment objectives and strategies, Blackstone Credit & Insurance must present the investment opportunity to the Advisers to consider the investment opportunity for participation by the Blackstone Credit & Insurance BDCs. The Blackstone Credit & Insurance BDCs may determine to participate or not to participate, depending on whether Blackstone Credit & Insurance determines that the investment is appropriate for the Blackstone Credit & Insurance BDCs (e.g., based on investment strategy). The co-investment is generally allocated to us, any other Blackstone Credit & Insurance BDCs (including Blackstone Secured Lending Fund (“BXSL”)) and the other Blackstone Credit & Insurance funds that target similar assets pro rata based on available capital in the applicable asset class. If the Advisers determine that such investment is not appropriate for us, the investment will not be allocated to us, but the Advisers will be required to report such investment and the rationale for their determination for us to not participate in the investment to the Board at the next quarterly board meeting.

Corporate Information

Our corporate headquarters are located at 345 Park Avenue, 31st Floor, New York, NY 10154. We maintain a website at www.bcred.com. Information contained on our website or on Blackstone’s website at www.blackstone.com is not incorporated by reference into this prospectus, and you should not consider that information to be part of this prospectus.

Risk Factors

An investment in our debt securities involves a high degree of risk and may be considered speculative. You should carefully consider the information found in “Risk Factors” before deciding to purchase our debt securities. Risks involved in our debt securities include:

Risks Related to Our Business and Structure

•        price declines in the medium- and large-sized U.S. corporate debt market may adversely affect the fair value of our portfolio, reducing our NAV through increased net unrealized depreciation;

•        we may face increasing competition for investment opportunities, which could delay deployment of our capital, reduce returns and result in losses;

•        as required by the 1940 Act, a significant portion of our investment portfolio is and will be recorded at fair value as determined in good faith and, as a result, there is and will be uncertainty as to the value of our portfolio investments;

•        although we have implemented a share repurchase program, we have discretion to not repurchase Common Shares, and our Board has the ability to amend or suspend any share repurchase program;

•        there is a risk that investors in our Common Shares may not receive distributions or that our distributions may decrease over time;

•        as a public reporting company, we are subject to regulations not applicable to private companies, such as provisions of the Sarbanes-Oxley Act. Efforts to comply with such regulations will involve significant expenditures, and non-compliance with such regulations may adversely affect us;

•        changes in laws or regulations governing our operations may adversely affect our business or cause us to alter our business strategy;

•        we, the Advisers, the Intermediary Manager and respective affiliates are subject to regulatory oversight, which could negatively impact our operations, cash flow or financial condition, impose additional costs on us or otherwise adversely affect our business;

•        general economic conditions could adversely affect the performance of our investments and operations;

Risks Related to Our Investments

•        our investments in prospective portfolio companies may be risky, and we could lose all or part of our investment;

•        we are exposed to risks associated with changes in interest rates;

•        our portfolio companies may incur debt that ranks equally with, or senior to, our investments in such companies;

•        second priority liens on collateral securing debt investments that we make to our portfolio companies may be subject to control by senior creditors with first priority liens. If there is a default, the value of the collateral may not be sufficient to repay in full both the first priority creditors and us;

•        economic recessions or downturns or restrictions on trade could impair our portfolio companies and adversely affect our operating results;

•        our portfolio companies may be highly leveraged;

•        our portfolio may be concentrated in a limited number of industries, which may subject us to a risk of significant loss if there is a downturn in a particular industry in which a number of our investments are concentrated;

Risks Related to the Advisers and Their Affiliates; Conflicts of Interest

•        the Advisers and their affiliates, including our officers and some of our Board, face conflicts of interest caused by compensation arrangements with us and our affiliates, which could result in actions that are not in the best interests of our shareholders;

•        we may be obligated to pay the Adviser, and the Adviser may be obligated to pay the Sub-Adviser, incentive compensation even if we incur a net loss due to a decline in the value of our portfolio;

•        the Advisers rely on key personnel, the loss of any of whom could impair their ability to successfully manage us;

Risks Related to Business Development Companies

•        the requirement that we invest a sufficient portion of our assets in assets of the type listed in Section 55(a) of the 1940 Act (“Qualifying Assets”) could preclude us from investing in accordance with our current business strategy; conversely, the failure to invest a sufficient portion of our assets in Qualifying Assets could result in our failure to maintain our status as a BDC;

•        regulations governing our operation as a BDC and RIC will affect our ability to raise, and the way in which we raise, additional capital or borrow for investment purposes, which may have a negative effect on our growth;

Risks Related to Debt Financing

•        when we use leverage, the potential for loss on amounts invested in us will be magnified and may increase the risk of investing in us. Leverage may also adversely affect the return on our assets, reduce cash available for distribution to our shareholders, and result in losses;

•        we may default under our credit facilities;

•        provisions in a credit facility may limit our investment discretion;

Federal Income Tax Risks

•        we will be subject to corporate-level income tax if we are unable to maintain RIC tax treatment under Subchapter M of the Code; and

•        we may have difficulty paying our required distributions if we recognize income before or without receiving cash representing such income.

OFFERINGS

Under the shelf registration process, which constitutes a delayed offering in reliance on Rule 415 under the Securities Act, we may offer, from time to time, in one or more offerings or series, our debt securities. We will offer our debt securities at prices and on terms to be set forth in one or more supplements to this prospectus.

We may offer our debt securities directly to one or more purchasers through agents that we designate from time to time or to or through underwriters or dealers. The prospectus supplement relating to each offering will identify any agents or underwriters involved in the sale of our debt securities, and will set forth any applicable purchase price, fee, commission or discount arrangement between us and our agents or underwriters or among our underwriters or the basis upon which such amount may be calculated. See “Plan of Distribution” below. We may not sell any of our debt securities through agents, underwriters or dealers without delivery of a prospectus supplement describing the method and terms of the offering of our debt securities. Set forth below is additional information regarding offerings of our debt securities:

Issuer	Blackstone Private Credit Fund
Use of Proceeds

Unless otherwise specified in a prospectus supplement, we intend to use the net proceeds from the sale of our debt securities for general corporate purposes, which may include, among other things, investing in accordance with our investment objectives and strategies and repaying indebtedness (which will be subject to reborrowing).

Each supplement to this prospectus relating to an offering will more fully identify the use of the proceeds from such offering.

See “Use of Proceeds” in this prospectus.

Distributions

We make, and intend to continue to make, monthly distributions to our shareholders out of assets legally available for distribution. Our distributions, if any, will be determined by our Board. All future distributions will be subject to lawfully available funds therefor, and we can offer no assurance that we will be able to declare such distributions in future periods.

The Company intends to timely distribute substantially all of its annual income for each year to shareholders in such a manner so as to meet the requirements prescribed under Section 852(a) of Subchapter M of the Code, except that we may retain certain net capital gains for reinvestment and, depending upon the level of annual income earned in a year, we may choose to carry forward income for distribution in the following year and as such pay any applicable U.S. federal excise tax associated with carrying forward such income. The distributions we pay to our shareholders in a year may exceed our taxable earnings and profits for that year and, accordingly, a portion of such distribution(s) may constitute a return of capital to our shareholders for U.S. federal income tax purposes. The specific tax characteristics of our distributions will be reported to shareholders after the end of the calendar year. See “Distributions” in this prospectus.

Taxation

The Company has elected to be treated for U.S. federal income tax purposes, and intends to qualify annually, as a RIC under Subchapter M of the Code. Our tax treatment as a RIC will enable us to deduct from income any qualifying distributions made to our shareholders, so that we will only be potentially subject to corporate-level U.S. federal income taxation in respect of earnings that we retain and do not distribute, if any.

To maintain our status as a RIC and to avoid being subject to corporate-level U.S. federal income taxation on our earnings, we must, among other things:

•        maintain our election under the 1940 Act to be treated as a BDC;

•        derive in each taxable year at least 90% of our gross income from dividends, interest, gains from the sale or other disposition of stock or securities and other specified categories of investment income; and

•        maintain diversified holdings as prescribed by Subchapter M of the Code.

In addition, to qualify and maintain our tax treatment as a RIC, we must distribute (or be deemed to have distributed) in each taxable year dividends, for tax purposes, in an amount equal to at least 90% of our investment company taxable income (“ICTI”) (which is generally our ordinary income plus the excess, if any, of our realized net short-term capital gains over our realized net long-term capital losses) and net tax-exempt income for that taxable year.

As a RIC, we generally will not be subject to corporate-level U.S. federal income tax on our ICTI and net capital gains, if any, that we distribute to our shareholders. If we fail to distribute for a calendar year at least an amount equal to the sum of (i) 98% of our ordinary income for the calendar year, (ii) 98.2% of our capital gain net income (both long-term and short-term), if any, for the one-year period ending October 31 of the calendar year, and (iii) any ordinary income and capital gains for previous years that were not distributed during those years, on a timely basis, we may be subject to a non-deductible, entity level, 4% U.S. federal excise tax on the amount of undistributed earnings falling short of the aforementioned minimum percentages.

Leverage

As a BDC, we are permitted under the 1940 Act to borrow funds or issue “senior securities” to finance a portion of our investments. As a result, we are exposed to the risks of leverage, which may be considered a speculative investment technique.

Leverage increases the potential for gain and loss on amounts invested and, as a result, increases the risks associated with investing in our debt securities. With certain limited exceptions, we may issue “senior securities,” including borrowing money from banks or other financial institutions only in amounts such that the ratio of our total assets (less total liabilities other than indebtedness represented by senior securities) to our total indebtedness represented by senior securities plus preferred shares, if any, is at or above 150% after such incurrence or issuance. This means that generally, we can borrow up to $2 for every $1 of investor equity. The costs associated with our borrowings, including any increase in the management fee payable to the Adviser, are borne by our shareholders.
As of September 30, 2024, our asset coverage was 236.7%. See “Regulation” in this prospectus.
Distribution reinvestment plan

We have adopted an “opt out” distribution reinvestment plan (“DRIP”) for our shareholders (excluding shareholders residing in certain states and clients of certain participating brokers that do not permit automatic enrollment in our DRIP). As a result, if we declare a cash dividend or other distribution, each shareholder that has not “opted out” of our DRIP will have their dividends or distributions automatically reinvested in additional amounts of our Common Shares rather than receiving cash distributions. There will be no up-front selling commissions or intermediary manager fees to you if you elect to participate in the distribution reinvestment plan. We will pay the plan administrator fees under the plan.

Shareholders who receive dividends and other distributions in the form of Common Shares generally are subject to the same U.S. federal tax considerations as shareholders who elect to receive their distributions in cash; however, since their cash dividends will be reinvested, those shareholders will not receive cash with which to pay any applicable taxes on reinvested dividends. See “Distribution Reinvestment Plan” in this prospectus.

Management Agreements

We are managed by our Investment Adviser, Blackstone Private Credit Strategies LLC, and our Sub-Adviser, Blackstone Credit BDC Advisors LLC. The Advisers are affiliates of our Sub-Administrator, Blackstone Alternative Credit Advisors LP. Blackstone Private Credit Strategies LLC, in its capacity as Administrator to the Company, and the Sub-Administrator provide certain administrative and other services necessary for the Company to operate pursuant to the administration agreement between the Company and the Administrator, effective January 1, 2025 (the “Administration Agreement”) and the sub-administration agreement between the Administrator, on behalf of the Company, and the Sub-Administrator, effective January 1, 2025 (the “Sub-Administration Agreement” and, together with the Administration Agreement, the “Administration Agreements”). For a description of our Advisory Agreements and Administration Agreements, see “Management and Other Agreements” in this prospectus.

Custodian, Transfer and Distribution Paying Agent and Registrar

State Street Bank and Trust Company serves as our custodian SS&C GIDS, Inc. acts as our transfer agent and distribution disbursing agent for our Common Shares. See “Custodian, Transfer and Distribution Paying Agent and Registrar” in this prospectus.

Available Information	We have filed with the SEC a registration statement on Form N-2, of which this prospectus is a part, under the Securities Act. This registration statement contains additional information about us and the debt securities being offered by this prospectus. We also file periodic and current reports and other information with the SEC. This information is available on the SEC’s website at http://www.sec.gov.

We maintain a website at www.bcred.com and make all of our periodic and current reports and other information available, free of charge, on or through our website. Information on our website and the SEC’s website is not incorporated into or part of this prospectus. You may also obtain such information free of charge by contacting us in writing at 345 Park Avenue, 31st floor, New York, New York 10153, Attention: Blackstone Private Credit Fund, or by phone at (212) 503-2100.

Incorporation of Certain Information by Reference

This prospectus is part of a registration statement that we have filed with the SEC. The information incorporated by reference is considered to comprise a part of this prospectus from the date we file any such document. Any reports filed by us with the SEC subsequent to the date of this prospectus and before the date that any offering of any debt securities by means of this prospectus and any supplement thereto is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. See “Incorporation of Certain Information by Reference” in this prospectus.

FINANCIAL HIGHLIGHTS

The following tables of financial highlights are intended to help you understand the Company’s financial performance for the periods presented. The financial data set forth in the tables below with respect to the periods as of and for the years ended December 31, 2023, 2022 and 2021 are derived from our consolidated financial statements, which have been audited by Deloitte & Touche LLP, an independent registered public accounting firm whose report thereon is incorporated by reference in this prospectus.

The following are the financial highlights for the nine months ended September 30, 2024:

	For the nine months ended September 30, 2024
	Class I	Class S	Class D
Per Share Data(1):
Net asset value, beginning of period	$25.39	$25.39	$25.39
Net investment income	2.14	1.98	2.09
Net change in unrealized and realized gain (loss)	(0.05)	(0.05)	(0.05)
Net increase (decrease) in net assets resulting from operations	2.09	1.93	2.04
Distributions from net investment income(2)	(1.98)	(1.82)	(1.93)
Distributions from net realized gains(2)	—	—	—
Net increase (decrease) in net assets from shareholders’ distributions	(1.98)	(1.82)	(1.93)
Early repurchase deduction fees(3)	0.00	0.00	0.00
Total increase (decrease) in net assets	0.11	0.11	0.11
Net asset value, end of period	$25.50	$25.50	$25.50
Shares outstanding, end of period	941,701,780	466,379,311	21,277,090
Total return based on NAV(4)	8.5%	7.8%	8.3%
Ratios:
Ratio of net expenses to average net assets(5)	8.4%	9.3%	8.6%
Ratio of net investment income to average net assets(5)	11.2%	10.3%	10.9%
Portfolio turnover rate	10.4%	10.4%	10.4%
Supplemental Data:
Net assets, end of period	$24,012,040	$11,892,013	$542,540
Asset coverage ratio	236.7%	236.7%	236.7%

__________________________________

(1)       The per share data was derived by using the weighted average shares outstanding during the period.

(2)       The per share data for distributions was derived by using the actual shares outstanding at the date of the relevant transactions.

(3)       The per share amount rounds to less than $0.01 per share, for Class I, Class S and Class D.

(4)       Total return is calculated as the change in NAV per share during the period, plus distributions per share (assuming dividends and distributions are reinvested in accordance with the Company’s distribution reinvestment plan) divided by the beginning NAV per share. Total return does not include upfront transaction fee, if any.

(5)       For the nine months ended September 30, 2024, amounts are annualized except for organizational costs, excise tax, and management fee and income based incentive fee waivers by the Adviser, if any. For the nine months ended September 30, 2024, the ratio of total operating expenses to average net assets was 8.4%, 9.3%, and 8.6% on Class I, Class S and Class D, respectively, on an annualized basis, excluding the effect of expense support/(recoupment) and management fee and income based incentive fee waivers by the Adviser, if any, which represented 0.0%, 0.0% and 0.0% on Class I, Class S and Class D, respectively, of average net assets.

The following are the financial highlights for the year ended December 31, 2023:

	Year Ended December 31, 2023
	Class I	Class S	Class D
Per Share Data(1):
Net asset value, beginning of period	$24.59	$24.59	$24.59
Net investment income	3.08	2.87	3.02
Net change in unrealized and realized gain (loss)	0.29	0.29	0.29
Net increase (decrease) in net assets resulting from operations	3.37	3.16	3.31
Distributions from net investment income(2)	(2.57)	(2.36)	(2.51)
Distributions from net realized gains(2)	—	—	—
Net increase (decrease) in net assets from shareholders’ distributions	(2.57)	(2.36)	(2.51)
Early repurchase deduction fees(5)	0.00	0.00	0.00
Total increase (decrease) in net assets	0.80	0.80	0.80
Net asset value, end of period	$25.39	$25.39	$25.39
Shares outstanding, end of period	734,579,940	373,864,258	15,452,672
Total return based on NAV(3)	14.4%	13.4%	14.1%
Ratios:
Ratio of net expenses to average net assets(4)	10.3%	11.1%	10.6%
Ratio of net investment income to average net assets(4)	12.3%	11.5%	12.0%
Portfolio turnover rate	13.5%	13.5%	13.5%
Supplemental Data:
Net assets, end of period	$18,649,595	$9,492,496	$392,346
Asset coverage ratio	221.9%	221.9%	221.9%

__________________________________

(1)       The per share data was derived by using the weighted average shares outstanding during the period.

(2)       The per share data for distributions was derived by using the actual shares outstanding at the date of the relevant transactions.

(3)       Total return is calculated as the change in NAV per share during the period, plus distributions per share (assuming dividends and distributions are reinvested in accordance with the Fund’s distribution reinvestment plan) divided by the beginning NAV per share. Total return does not include upfront transaction fee, if any.

(4)       For the year ended December 31, 2023, amounts are annualized except for organizational costs and management fee and income based incentive fee waivers by the Adviser. For the year ended December 31, 2023, the ratio of total operating expenses to average net assets was 10.3%, 11.1%, and 10.6% on Class I, Class S and Class D respectively, on an annualized basis, excluding the effect of expense support/(recoupment) and management fee and income based incentive fee waivers by the Adviser which represented 0.0%, 0.0% and 0.0% on Class I, Class S and Class D, respectively, of average net assets.

(5)       The per share amount rounds to less than $0.01 per share, for Class S and Class D.

The following are the financial highlights for the year ended December 31, 2022:

	Year Ended December 31, 2022
	Class I	Class S	Class D
Per Share Data(1):
Net asset value, beginning of period	$25.93	$25.93	$25.93
Net investment income	2.44	2.23	2.38
Net change in unrealized and realized gain (loss)	(1.56)	(1.56)	(1.56)
Net increase (decrease) in net assets resulting from operations	0.88	0.67	0.82
Distributions from net investment income(2)	(2.23)	(2.01)	(2.16)
Distributions from net realized gains(2)	—	—	—
Net increase (decrease) in net assets from shareholders’ distributions	(2.23)	(2.01)	(2.16)
Early repurchase deduction fees(5)	0.01	—	—
Total increase (decrease) in net assets	(1.34)	(1.34)	(1.34)
Net asset value, end of period	$24.59	$24.59	$24.59
Shares outstanding, end of period	591,237,616	282,541,041	48,795,925
Total return based on NAV(3)	3.6%	2.7%	3.3%
Ratios:
Ratio of net expenses to average net assets(4)	7.5%	8.4%	8.0%
Ratio of net investment income to average net assets(4)	9.8%	9.0%	9.6%
Portfolio turnover rate	21.2%	21.2%	21.2%
Supplemental Data:
Net assets, end of period	$14,537,932	$6,947,313	$1,199,819
Asset coverage ratio	184.5%	184.5%	184.5%

__________________________________

(1)       The per share data was derived by using the weighted average shares outstanding during the period.

(2)       The per share data for distributions was derived by using the actual shares outstanding at the date of the relevant transactions.

(3)       Total return is calculated as the change in NAV per share during the period, plus distributions per share (assuming dividends and distributions are reinvested in accordance with the Company’s distribution reinvestment plan) divided by the beginning NAV per share. Total return does not include upfront transaction fee, if any.

(4)       For the year ended December 31, 2022, amounts are annualized except for organizational costs and management fee and income based incentive fee waivers by the Adviser. For the year ended December 31, 2022, the ratio of total operating expenses to average net assets was 7.5%, 8.4%, and 8.0% on Class I, Class S and Class D respectively, on an annualized basis, excluding the effect of expense support/(recoupment) and management fee and income based incentive fee waivers by the Adviser which represented 0.0%, 0.0% and 0.0% on Class I, Class S and Class D, respectively, of average net assets.

(5)       The per share amount rounds to less than $0.01 per share.

The following are the financial highlights for the year ended December 31, 2021:

	Year Ended December 31, 2021
	Class I	Class S	Class D(6)
Per Share Data(1):
Net asset value, beginning of period	$25.00	$25.00	$25.59
Net investment income	2.20	1.99	1.46
Net change in unrealized and realized gain (loss)(2)	0.84	0.84	0.39
Net increase (decrease) in net assets resulting from operations	3.04	2.83	1.85
Distributions from net investment income(3)	(2.09)	(1.88)	(1.49)
Distributions from net realized gains(3)	(0.02)	(0.02)	(0.02)
Net increase (decrease) in net assets from shareholders’ distributions	(2.11)	(1.90)	(1.51)
Early repurchase deduction fees(7)	—	—	—
Total increase (decrease) in net assets	0.93	0.93	0.34
Net asset value, end of period	$25.93	$25.93	$25.93
Shares outstanding, end of period	346,591,556	132,425,100	16,814,460
Total return based on NAV(4)	12.6%	11.6%	7.4%
Ratios:
Ratio of net expenses to average net assets(5)	4.8%	5.9%	5.7%
Ratio of net investment income to average net assets(5)	8.6%	7.8%	8.3%
Portfolio turnover rate	29.1%	29.1%	29.1%
Supplemental Data:
Net assets, end of period	$8,985,674	$3,433,213	$435,933
Asset coverage ratio	170.2%	170.2%	170.2%

__________________________________

(1)       The per share data was derived by using the weighted average shares outstanding during the period.

(2)       For the year ended December 31, 2021, the amount shown does not correspond with the aggregate amount for the period as it includes a $0.31, $0.38 and $0.15 impact, on Class I, Class S and Class D, respectively, from the effect of the timing of capital transactions.

(3)       The per share data for distributions was derived by using the actual shares outstanding at the date of the relevant transactions.

(4)       Total return is calculated as the change in NAV per share during the period, plus distributions per share (assuming dividends and distributions are reinvested in accordance with the Company’s distribution reinvestment plan) divided by the beginning NAV per share. Total return does not include upfront transaction fee, if any.

(5)       For the year ended December 31, 2021, amounts are annualized except for organizational costs and management fee and income based incentive fee waivers by the Adviser. For the year ended December 31, 2021, the ratio of total operating expenses to average net assets was 5.4%, 6.3%, and 5.9% on Class I, Class S and Class D respectively, on an annualized basis, excluding the effect of expense support/(recoupment) and management fee and income based incentive fee waivers by the Adviser which represented 0.6%, 0.5% and 0.2% on Class I, Class S and Class D, respectively, of average net assets.

(6)       Class D commenced on May 1, 2021.

(7)       The per share amount rounds to less than $0.01 per share.

RISK FACTORS

Investing in our debt securities involves a number of significant risks. Before you invest in our debt securities, you should be aware of various risks associated with the investment, including those described in this prospectus, the accompanying prospectus supplement, Part I, Item IA “Risk Factors” in our most recent Annual Report on Form 10-K, which is incorporated by reference into this prospectus in their entirety, Part II, Item 1A “Risk Factors” in our most recent Quarterly Report on Form 10-Q, which is incorporated by reference into this prospectus in their entirety, any document incorporated by reference herein, and any free writing prospectus we may authorize in connection with a specific offering. You should carefully consider these risk factors, together with all of the other information included in this prospectus, before you decide whether to make an investment in our debt securities. The risks set out in this prospectus, the accompanying prospectus supplement, Part I, Item IA “Risk Factors” in our most recent Annual Report on Form 10-K, Part II, Item 1A “Risk Factors” in our most recent Quarterly Report on Form 10-Q, any document incorporated by reference herein, and any free writing prospectus we may authorize in connection with a specific offering are not the only risks we face. Additional risks and uncertainties not presently known to us or not presently deemed material by us may also impair our operations and performance. If any of the following events occur, our business, financial condition and results of operations could be materially and adversely affected. In such case, you may lose all or part of your investment.

POTENTIAL CONFLICTS OF INTEREST

The information included under the caption “Risk Factors — Potential Conflicts of Interest” in Part I, Item 1A of our most recent Annual Report on Form 10-K is incorporated herein by reference.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements in the prospectus, any prospectus supplement, any documents we may incorporate by reference herein and any related free writing prospectus contain forward-looking statements that involve substantial risks and uncertainties. Such statements involve known and unknown risks, uncertainties and other factors and undue reliance should not be placed thereon. You can generally identify forward-looking statements by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue” or other similar words. These statements include our plans and objectives for future operations (including plans and objectives relating to future growth and availability of funds), expectations for current or future investments, and expectations for market and other macroeconomic trends, and are based on current expectations that involve numerous risks and uncertainties. Assumptions relating to these statements involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to accurately predict and many of which are beyond our control. Although we believe the assumptions underlying the forward-looking statements, and the forward-looking statements themselves, are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that these forward-looking statements will prove to be accurate and our actual results, performance and achievements may be materially different from that expressed or implied by these forward-looking statements. In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of this information should not be regarded as a representation by us or any other person that our objectives and plans, which we consider to be reasonable, will be achieved. Forward-looking statements in this prospectus are subject to risks, uncertainties and other factors including, but not limited to:

•        our future operating results;

•        our business prospects and the prospects of the companies in which we may invest;

•        the impact of the investments that we expect to make;

•        our ability to raise sufficient capital and repurchase shares to execute our investment strategy;

•        general economic, logistical and political trends and other external factors, including inflation and recent supply chain disruptions and their impacts on our portfolio companies and on the industries in which we invest;

•        the ability of our portfolio companies to achieve their objectives;

•        our current and expected financing arrangements and investments;

•        changes in the general interest rate environment;

•        the adequacy of our cash resources, financing sources and working capital;

•        the timing and amount of cash flows, distributions and dividends, if any, from our portfolio companies;

•        our contractual arrangements and relationships with third parties;

•        risks associated with the demand for liquidity under our share repurchase program and the continued approval of quarterly tender offers by the Board;

•        actual and potential conflicts of interest with the Advisers or any of their affiliates;

•        the dependence of our future success on the general economy and its effect on the industries in which we may invest;

•        our use of financial leverage, including the use of borrowed money to finance a portion of our investments and the availability of equity and debt capital on favorable terms or at all;

•        our business prospects and the prospects of our portfolio companies, including our and their ability to effectively respond to the macroeconomic effects from adverse public health developments;

•        the ability of the Advisers to source suitable investments for us and to monitor and administer our investments;

•        the impact of future acquisitions and divestitures;

•        the ability of the Advisers or their affiliates to attract and retain highly talented professionals;

•        general price and volume fluctuations in the stock market;

•        our ability to maintain our qualification as a RIC and as a BDC;

•        the impact on our business of U.S. and international financial reform legislation, rules and regulations;

•        the effect of changes to tax legislation and our tax position; and

•        the tax status of the enterprises in which we may invest.

Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions also could be inaccurate. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this prospectus, the prospectus supplement, any documents we may incorporate by reference herein and any related free writing prospectus should not be regarded as a representation by us that our plans and objectives will be achieved. These forward-looking statements apply only as of the dates of this prospectus, any prospectus supplement, any documents we may incorporate by reference herein and any related free writing prospectus. Moreover, we assume no duty and do not undertake to update the forward-looking statements, except as required by applicable law. Because we are regulated as an investment company, the forward-looking statements and projections contained in this prospectus, the prospectus supplement, any documents we may incorporate by reference herein and any related free writing prospectus are excluded from the safe harbor protection provided by Section 21E of the Exchange Act.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement, we intend to use the net proceeds from the sale of our debt securities pursuant to this prospectus for general corporate purposes, which may include, among other things, investing in accordance with our investment objectives and strategies described in this prospectus and repaying indebtedness (which will be subject to reborrowing). The supplement to this prospectus relating to an offering will more fully identify the use of the proceeds from such offering.

We anticipate that it will take us less than six months for us to substantially invest the net proceeds of any offering made pursuant to this prospectus, depending on the availability of appropriate investment opportunities consistent with our investment objectives, market conditions and the amounts raised. We cannot assure you that we will achieve our targeted investment pace.

Proceeds not immediately used for new investments or the temporary repayment of debt will be invested primarily in cash, cash equivalents, U.S. government securities and other high-quality investments that mature in one year or less from the date of investment. These securities may have lower yields than the types of investments we would typically make in accordance with our investment objective and, accordingly, may result in lower distributions, if any, during such period.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The information included under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7 of our most recent Annual Report on Form 10-K and Part I, Item 2 of our most recent Quarterly Report on Form 10-Q is incorporated herein by reference.

THE COMPANY

The information included under the captions “Business — Our Company” in Part I, Item 1 of our most recent Annual Report on Form 10-K and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part I, Item 2 of our most recent Quarterly Report on Form 10-Q is incorporated herein by reference.

SENIOR SECURITIES

The information about our senior securities included under the captions “Consolidated Financial Statements and Supplementary Data — Notes to Consolidated Financial Statements — Note 10. Financial Highlights and Senior Securities” in Part II, Item 8 of our most recent Annual Report on Form 10-K and “Financial Statements — Notes to Condensed Consolidated Financial Statements (Unaudited) — Note 10. Financial Highlights and Senior Securities” in Part I, Item 1 of our most recent Quarterly Report on Form 10-Q is incorporated herein by reference. The report of Deloitte & Touche LLP, our independent registered public accounting firm, is included in our most recent Annual Report on Form 10-K and is incorporated by reference herein.

PORTFOLIO COMPANIES

The following table sets forth certain information as of September 30, 2024 for each portfolio company in which the Company had an investment. Percentages shown for class of securities held by the Company represent percentage of the class owned and do not necessarily represent voting ownership or economic ownership.

The Board approved the valuation of the Company’s investment portfolio, as of September 30, 2024, at fair value as determined in good faith using a consistently applied valuation process in accordance with the Company’s documented valuation policy that has been reviewed and approved by the Board, who also approve in good faith the valuation of such securities as of the end of each quarter. For more information relating to the Company’s investments, see the Company’s financial statements incorporated by reference in this prospectus.

Investments (1)(19)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 9/30/2024	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt
First Lien Debt – non-controlled/ non-affiliated
Aerospace & Defense
Atlas CC Acquisition Corp.	9465 Wilshire Blvd, Suite 300 Beverly Hills, CA 90212 United States	(7)(10)	SOFR + 4.25%	9.57%	5/25/2021	5/25/2028		$50,078	$49,146	$35,125	0.10%
Atlas CC Acquisition Corp.	9465 Wilshire Blvd, Suite 300 Beverly Hills, CA 90212 United States	(4)(5)(7)(10)	SOFR + 4.00%	9.29%	5/25/2021	5/26/2026		5,596	5,459	714	0.00%
Corfin Holdings, Inc.	1050 Perimeter Road, Manchester, NH 03103 United States	(4)(10)	SOFR + 5.25%	10.61%	1/7/2021	12/31/2027		32,553	32,513	32,553	0.09%
Frontgrade Technologies Holdings, Inc.	4350 Centennial Blvd Colorado Springs, CO, 80907 United States	(4)(7)(10)	SOFR + 5.00%	10.10%	1/9/2023	1/9/2030		2,352	2,292	2,352	0.01%
Loar Group Inc	450 Lexington Avenue, New York, NY 10017 United States	(4)(6)(7)(11)	SOFR + 4.75%	9.60%	7/28/2022	5/10/2030		252,178	251,601	251,238	0.69%
Loar Group Inc	450 Lexington Avenue, New York, NY 10017 United States	(4)(5)(6)(11)	SOFR + 4.75%	9.60%	8/26/2024	5/10/2030		359,100	352,042	359,100	0.99%
Magneto Components BuyCo, LLC	311 Sinclair Rd, Bristol, PA 19007 United States	(4)(7)(10)	SOFR + 6.00%	10.60% (incl. 2.65% PIK)	12/5/2023	12/5/2030		54,337	52,831	54,202	0.15%
Maverick Acquisition, Inc.	3063 Philmont Ave B, Huntingdon Valley, PA 19006 United States	(4)(11)	SOFR + 6.25%	10.85%	6/1/2021	6/1/2027		47,851	47,382	37,563	0.10%
Peraton Corp.	12975 Worldgate Drive, Herndon, VA 20170 United States	(10)	SOFR + 3.75%	8.70%	2/1/2021	2/1/2028		14,361	14,382	13,851	0.04%

Investments (1)(19)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 9/30/2024	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/non-affiliated (continued)
Aerospace & Defense (continued)
TransDigm Inc	1350 Euclid Avenue, Suite 1600, Cleveland, Ohio 44115 United States	(6)(8)	SOFR + 2.50%	7.10%	11/28/2023	2/28/2031			$7,980	$8,004	$7,958	0.02%
Vertex Aerospace Services Corp.	555 Industrial Drive South, Madison, MS, 39110 United States	(10)	SOFR + 2.75%	7.60%	12/6/2021	12/6/2030			11,702	11,661	11,709	0.03%
West Star Aviation Acquisition, LLC	796 Heritage Way, Grand Junction, CO 81506 United States	(4)(5)(11)	SOFR + 5.00%	9.60%	11/3/2023	3/1/2028			9,903	9,747	9,903	0.03%
West Star Aviation Acquisition, LLC	796 Heritage Way, Grand Junction, CO 81506 United States	(4)(10)	SOFR + 5.00%	9.60%	3/1/2022	3/1/2028			4,889	4,816	4,889	0.01%
										841,876	821,157	2.26%
Air Freight & Logistics
AGI-CFI Holdings, Inc.	9130 S Dadeland Blvd Ste 1801, Miami, FL, 33156 United States	(4)(10)	SOFR + 5.75%	11.26%	6/11/2021	6/11/2027			211,975	209,979	207,205	0.57%
AGI-CFI Holdings, Inc.	9130 S Dadeland Blvd Ste 1801, Miami, FL, 33156 United States	(4)(10)	SOFR + 5.75%	11.23%	12/21/2021	6/11/2027			51,581	51,073	50,420	0.14%
Alliance Ground	9130 S Dadeland Blvd Ste 1801, Miami, FL, 33156 United States	(4)(9)	SOFR + 5.75%	11.26%	7/25/2022	6/11/2027			93,986	92,949	91,871	0.25%
ENV Bidco AB	Staffans väg 2A SE-192 78 Sollentuna, Sweden	(4)(6)(7)(8)	E + 5.75%	9.10%	7/19/2022	7/19/2029		EUR	114,140	113,391	126,691	0.35%
ENV Bidco AB	Staffans väg 2A SE-192 78 Sollentuna, Sweden	(4)(6)(10)	SOFR + 5.75%	10.35%	7/19/2022	7/19/2029			102,349	100,586	102,349	0.28%
Livingston International, Inc.	The West Mall Suite 400, Toronto, ON M9C 5K7 Canada	(4)(6)(10)	SOFR + 5.50%	10.24%	8/13/2021	4/30/2027			101,042	100,684	98,768	0.27%
Mode Purchaser, Inc.	17330 Preston Rd., Suite 200 C Dallas, TX 75252 United States	(4)(11)	SOFR + 6.25%	11.50%	1/7/2021	12/9/2026			27,349	27,012	27,213	0.07%
Mode Purchaser, Inc.	17330 Preston Rd., Suite 200 C Dallas, TX 75252 United States	(4)(11)	SOFR + 6.25%	11.50%	2/4/2022	2/5/2029			135,783	134,097	135,104	0.37%

Investments (1)(19)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 9/30/2024	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/non-affiliated (continued)
Air Freight & Logistics (continued)
RoadOne Inc	1 Kellaway Dr, Randolph, MA 02368 United States	(4)(5)(7)(11)	SOFR + 6.25%	11.10%	12/30/2022	12/30/2028			$1,090	$1,062	$1,063	0.00%
RWL Holdings, LLC	767 5th Ave #4200, New York, NY 10153 United States	(4)(10)	SOFR + 5.75%	10.50%	12/13/2021	12/31/2028			270,834	267,569	249,844	0.69%
SEKO Global Logistics Network, LLC	1100 N. Arlington Heights Rd., Itasca, IL 60143 United States	(4)(5)(11)(17)	E + 8.00%	11.38%	12/21/2021	12/30/2026		EUR	34,596	39,792	26,958	0.07%
SEKO Global Logistics Network, LLC	1100 N. Arlington Heights Rd., Itasca, IL 60143 United States	(4)(5)(11)(17)	SOFR + 8.00%	12.95%	1/7/2021	12/30/2026			74,663	73,767	52,264	0.14%
SEKO Global Logistics Network, LLC	1100 N. Arlington Heights Rd., Itasca, IL 60143 United States	(4)(5)(11)(17)	SOFR + 8.00%	12.95%	7/25/2022	12/30/2026			9,420	9,246	6,594	0.02%
SEKO Global Logistics Network, LLC	1100 N. Arlington Heights Rd., Itasca, IL 60143 United States	(4)(5)(7)(11)	SOFR + 8.00%	12.95%	7/1/2024	12/30/2026			1,398	1,365	1,398	0.00%
SEKO Global Logistics Network, LLC	1100 N. Arlington Heights Rd., Itasca, IL 60143 United States	(4)(5)(7)(11)(17)	SOFR + 8.00%	12.95%	1/7/2021	12/30/2026			6,920	6,863	4,270	0.01%
The Kenan Advantage Group, Inc.	4895 Dressler Road, Canton, OH 44718 United States	(8)	SOFR + 3.25%	8.10%	8/6/2024	1/25/2029			12,983	12,983	12,962	0.04%
Wwex Uni Topco Holdings, LLC	2323 Victory Avenue Suite 1600, Dallas, TX 75219 United States	(10)	SOFR + 4.00%	8.87%	7/26/2021	7/26/2028			13,935	13,860	14,018	0.04%
										1,256,278	1,208,992	3.31%
Airlines
Air Canada	2001 University Street Suite 1600, Montreal, QC H3A 2A6 Canada	(6)(8)	SOFR + 2.50%	7.25%	3/21/2024	3/14/2031			6,308	6,293	6,331	0.02%
Auto Components
Clarios Global LP	Florist Tower, 5757 N. Green Bay Ave., Glendale, WI 53209 United States	(6)(8)	SOFR + 2.50%	7.35%	7/16/2024	5/6/2030			3,491	3,491	3,497	0.01%

Investments (1)(19)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 9/30/2024	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/non-affiliated (continued)
Auto Components (continued)
Dellner Couplers Group AB	Vikavagen 144 79195 Falun, Sweden	(5)(6)(8)	E + 5.50%	8.85%	6/20/2024	6/18/2029		EUR	23,500	$24,907	$26,192	0.07%
										28,398	29,689	0.08%
Beverages
Triton Water Holdings, Inc.	900 Long Ridge Road, Building 2, Stamford, CT 06902 United States	(9)	SOFR + 3.25%	8.12%	3/31/2021	3/31/2028			44,424	43,867	44,398	0.12%
Biotechnology
Grifols Worldwide Operations USA Inc	18 Commerce Way, Suite 4800, Wilmington, MA 01801 United States	(8)	SOFR + 2.00%	7.40%	1/7/2021	11/15/2027			4094	4,057	3,986	0.01%
Broadline Retail
Peer USA, LLC	Perenmarkt 15, 1681 PG Zwaagdijk, Netherlands	(6)(8)	SOFR + 3.00%	7.60%	6/26/2024	6/20/2031			7000	7,021	7,031	0.02%
Building Products
Cornerstone Building Brands, Inc.	5020 Weston Parkway, Cary, NC 27513 United States	(6)(9)	SOFR + 5.63%	10.72%	7/25/2022	8/1/2028			25,545	25,268	25,759	0.07%
Cornerstone Building Brands, Inc.	5020 Weston Parkway, Cary, NC 27513 United States	(6)(9)	SOFR + 3.25%	8.45%	4/15/2021	4/12/2028			4,830	4,808	4,739	0.01%
Engineered Stone Group Holdings III Ltd.	Floor 5, Smithson Tower Smithson Plaza, St. James’s Street, London, England, SW1A 1HJ	(4)(6)(8)	E + 5.75%	10.35% (incl. 6.53% PIK)	11/22/2021	4/23/2028		EUR	31,114	33,896	29,959	0.08%
Engineered Stone Group Holdings III Ltd.	Floor 5, Smithson Tower Smithson Plaza, St. James’s Street, London, England, SW1A 1HJ	(4)(6)(10)	SOFR + 5.75%	12.10% (incl. 7.54% PIK)	11/22/2021	4/23/2028			64,832	63,826	56,080	0.15%
Fencing Supply Group Acquisition, LLC	211 Perimeter Center Pkwy NE #250, Dunwoody, GA 30346 United States	(4)(11)	SOFR + 6.00%	10.95%	2/26/2021	2/26/2027			109,862	109,078	108,215	0.30%
Great Day Improvements, LLC	700 Highland Rd, Macedonia, OH 44056 United States	(4)(7)(13)	SOFR + 5.50%	10.71%	6/13/2024	6/13/2030			36,237	35,436	35,394	0.10%
Jacuzzi Brands, LLC	3925 City Center Drive Suite 200, Chino Hills, CA 91709 United States	(4)(10)	SOFR + 6.00%	10.60%	1/7/2021	2/25/2027			43,474	43,273	39,562	0.11%

Investments (1)(19)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 9/30/2024	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/non-affiliated (continued)
Building Products (continued)
Jacuzzi Brands, LLC	3925 City Center Drive Suite 200, Chino Hills, CA 91709 United States	(4)(10)	SOFR + 6.00%	10.60%	4/20/2022	2/25/2027		$187,540	$186,384	$170,661	0.47%
Jacuzzi Brands, LLC	3925 City Center Drive Suite 200, Chino Hills, CA 91709 United States	(4)(10)	SOFR + 6.00%	10.60%	1/7/2021	2/25/2027		6,319	6,287	5,750	0.02%
Kodiak BP, LLC	1745 Shea Center Drive Suite 130, Highlands Ranch, CO 80129 United States	(10)	SOFR + 3.25%	8.21%	3/12/2021	3/12/2028		40,069	39,921	40,123	0.11%
L&S Mechanical Acquisition, LLC	1101 E Arapaho Rd, Suite 190, Richardson, TX 75081, United States	(4)(10)	SOFR + 6.25%	11.55%	9/1/2021	9/1/2027		109,203	108,153	109,203	0.30%
L&S Mechanical Acquisition, LLC	1101 E Arapaho Rd, Suite 190, Richardson, TX 75081, United States	(4)(5)(10)	SOFR + 6.25%	11.55%	8/19/2024	9/1/2027		11,009	10,797	11,009	0.03%
LBM Acquisition, LLC	1000 Corporate Grove Drive, Buffalo Grove IL 60089 United States	(10)	SOFR + 3.75%	8.97%	6/6/2024	5/31/2031		44,630	44,204	43,837	0.12%
Lindstrom, LLC	2950 100th Court Northeast, Blaine, MN 55449 United States	(4)(11)	SOFR + 6.25%	11.55%	4/19/2022	5/1/2026		146,952	146,245	145,482	0.40%
Oscar Acquisitionco, LLC	5005 Lyndon B Johnson Fwy Suite 1050, Dallas, TX 75244 United States	(9)	SOFR + 4.25%	8.85%	4/29/2022	4/29/2029		2,985	2,996	2,952	0.01%
Tamko Building Products, LLC	198 Four States Drive, P.O. Box 97, Galena, KS 66739 United States	(8)	SOFR + 3.25%	8.17%	9/20/2023	9/20/2030		2,985	2,992	2,996	0.01%
The Chamberlain Group, Inc.	300 Windsor Drive, Oak Brook, IL 60523 United States	(9)	SOFR + 3.25%	8.20%	11/3/2021	11/3/2028		25,016	24,869	24,913	0.07%
Windows Acquisition Holdings, Inc.	235 Sunshine Road Royal, AR 71968 United States	(4)(11)	SOFR + 6.50%	11.25% (incl. 10.03% PIK)	1/7/2021	12/29/2026		57,420	57,000	52,539	0.14%
									945,433	909,173	2.50%

Investments (1)(19)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 9/30/2024	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/non-affiliated (continued)
Capital Markets
Apex Group Treasury, LLC	4 Embarcadero Center Suite 1900 San Francisco, CA, 94111 United States	(6)(9)	SOFR + 3.75%	8.96%	7/27/2021	7/27/2028			$15,024	$15,004	$15,062	0.04%
Apex Group Treasury, LLC	4 Embarcadero Center Suite 1900 San Francisco, CA, 94111 United States	(6)(9)	SOFR + 4.00%	9.08%	8/2/2024	7/27/2028			78,157	78,157	78,450	0.22%
Aretec Group, Inc.	2301 Rosecrans Ave., Suite 5100, El Segundo, CA 90245 United States	(6)(8)	SOFR + 4.00%	8.85%	5/29/2024	8/9/2030			853	853	837	0.00%
FFML Holdco Ltd	Private Bag 93502, Takapuna, Auckland 0740, New Zealand	(4)(6)(10)	B + 6.25%	11.53%	11/11/2022	11/30/2028		NZD	37,316	22,694	23,707	0.07%
Focus Financial Partners LLC	875 3rd Avenue, 28th Floor New York, NY 10022 United States	(7)(8)	SOFR + 3.25%	8.10%	9/11/2024	9/11/2031			14,889	14,851	14,858	0.04%
GTCR Everest Borrower, LLC	1655 Grant Street, 10th Floor Concord, CA 94520 United States	(6)(7)(8)	SOFR + 3.00%	7.60%	9/5/2024	9/5/2031			12,388	12,287	12,200	0.03%
Osaic Holdings Inc	20 East Thomas Road, Phoenix, AZ 85012 United States	(8)	SOFR + 4.00%	8.85%	5/6/2024	8/17/2028			10,594	10,602	10,493	0.03%
Resolute Investment Managers, Inc.	220 E. Las Colinas Blvd., Suite 1200, Irving, Texas 75039 United States	(5)(11)	SOFR + 6.50%	11.37%	12/29/2023	4/30/2027			3,894	3,848	3,604	0.01%
Situs-AMC Holdings Corporation	5065 Westheimer Suite 700E, Houston, TX 77056 United States	(4)(11)	SOFR + 5.50%	10.20%	12/22/2021	12/22/2027			12,151	12,085	12,090	0.03%
Superannuation And Investments US, LLC	Ground Floor Tower 1 201 Sussex Street Sydney, NSW, 2000 Australia	(6)(9)	SOFR + 3.75%	8.71%	12/1/2021	12/1/2028			13,059	13,005	13,097	0.04%
The Edelman Financial Engines Center, LLC	28 State Street, 21st Floor, Boston, MA 021094 United States	(8)	SOFR + 3.25%	8.10%	6/5/2024	4/7/2028			18,370	18,370	18,357	0.05%
										201,756	202,755	0.56%
Chemicals
Charter Next Generation Inc	300 N. LaSalle Drive, Suite 1575, Chicago, IL 60654 United States	(10)	SOFR + 3.25%	8.10%	1/30/2024	12/1/2027			1,990	2,003	1,992	0.01%
DCG Acquisition Corp.	45 Rockefeller Plaza 20th Floor, New York, NY 10111 United States	(4)(5)(7)(10)	SOFR + 4.75%	9.60%	6/13/2024	6/13/2031			210,895	208,353	209,293	0.57%

Investments (1)(19)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 9/30/2024	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/non-affiliated (continued)
Chemicals (continued)
Derby Buyer, LLC	200 Powder Mill Road, Wilmington DE 19803 United States	(6)(9)	SOFR + 3.50%	8.70%	5/14/2024	11/1/2030		$6,468	$6,506	$6,486	0.02%
Formulations Parent Corp.	375 University Avenue, Westwood, MA 02090 United States	(4)(7)(10)	SOFR + 5.75%	10.87%	11/15/2023	11/15/2030		21,321	20,888	21,073	0.06%
Geon Performance Solutions, LLC	25777 Detroit Road Suite 202, Westlake, OH 44145 United States	(10)	SOFR + 4.25%	9.12%	8/18/2021	8/18/2028		3,589	3,574	3,603	0.01%
Hyperion Materials & Technologies, Inc.	6325 Huntley Road, Worthington, OH 43229 United States	(9)	SOFR + 4.50%	9.46%	8/30/2021	8/30/2028		7,925	7,915	7,392	0.02%
									249,239	249,839	0.69%
Commercial Services & Supplies
Access CIG, LLC	6818 A Patterson Pass Road, Livermore CA 94550 United States	(9)	SOFR + 5.00%	10.25%	8/18/2023	8/18/2028		43,524	43,067	43,765	0.12%
Allied Universal Holdco, LLC	1551 North Tustin Avenue Suite 650, Santa Ana, CA 92705 United States	(9)	SOFR + 3.75%	8.70%	4/8/2021	5/12/2028		40,833	40,782	40,480	0.11%
Anticimex, Inc.	400 Connell Drive Suite 1300, Berkeley Heights, NJ 07922 United States	(6)(9)	SOFR + 3.15%	8.48%	11/8/2021	11/16/2028		11,675	11,648	11,678	0.03%
APX Group, Inc.	4931 North 300 West, Provo, UT, 84604 United States	(6)(9)	SOFR + 2.75%	8.03%	7/9/2021	7/10/2028		17,256	17,234	17,279	0.05%
Bazaarvoice, Inc.	338 Pier Avenue, Hermosa Beach CA 90254 United States	(4)(7)(8)	SOFR + 5.25%	9.25%	5/7/2021	5/7/2028		405,472	405,472	405,472	1.11%
CFS Brands, LLC	4711 E. Hefner Rd. Oklahoma City, OK 73131 United States	(4)(7)(11)	SOFR + 5.75%	10.60%	10/2/2023	10/2/2030		210,048	205,827	209,942	0.58%
DG Investment Intermediate Holdings 2, Inc.	One Commerce Drive, Schaumburg, Illinois 60173 United States	(10)	SOFR + 3.75%	8.71%	3/31/2021	3/31/2028		22,535	22,557	22,514	0.06%
Divisions Holding Corp.	1 Riverfront Place Suite 500, Newport, KY 41071 United States	(4)(10)	SOFR + 4.75%	9.71%	5/27/2021	5/27/2028		5,865	5,832	5,873	0.02%
EAB Global, Inc.	2008 Saint Johns Ave, Washington DC 20037 United States	(9)	SOFR + 3.25%	8.10%	8/16/2021	8/16/2028		13,374	13,354	13,342	0.04%
Foundational Education Group, Inc.	4500 East West Highway Suite 300, Bethesda, MD, 20814 United States	(9)	SOFR + 3.75%	9.26%	8/31/2021	8/31/2028		8,891	8,842	8,614	0.02%

Investments (1)(19)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 9/30/2024	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/non-affiliated (continued)
Commercial Services & Supplies (continued)
FusionSite Midco, LLC	5611 Ohio Ave, Nashville, TN 37209 United States	(4)(11)	SOFR + 5.75%	10.62%	11/17/2023	11/17/2029		$45,126	$44,258	$45,126	0.12%
FusionSite Midco, LLC	5611 Ohio Ave, Nashville, TN 37209 United States	(4)(11)	SOFR + 5.75%	11.29%	11/17/2023	11/17/2029		19,516	19,140	19,516	0.05%
FusionSite Midco, LLC	5611 Ohio Ave, Nashville, TN 37209 United States	(4)(5)(7)(11)	SOFR + 5.75%	10.49%	9/25/2024	11/17/2029		2,978	2,026	1,945	0.01%
Garda World Security Corp.	1390 Barre Street, Montreal QC H3C 1N4 Canada	(6)(8)	SOFR + 3.50%	8.60%	8/6/2024	2/1/2029		20,967	20,967	20,991	0.06%
Gatekeeper Systems Inc	90 Icon, Foothill Ranch, CA 92610, United States	(4)(10)	SOFR + 5.00%	10.06%	8/27/2024	8/28/2030		252,665	247,690	247,612	0.68%
Gatekeeper Systems Inc	90 Icon, Foothill Ranch, CA 92610, United States	(4)(5)(7)(10)	SOFR + 5.00%	10.06%	8/27/2024	8/28/2030		6,159	5,188	5,172	0.01%
GBT US III, LLC	666 Third Avenue, 4th Floor, New York, NY, NY 10017, United States	(6)(8)	SOFR + 3.00%	8.28%	7/26/2024	7/25/2031		4,000	4,010	3,997	0.01%
Gorilla Investor LLC	712 Fifth Avenue, 44th Floor, New York, NY 10019, United States	(4)(5)(10)	SOFR + 5.00%	9.60%	9/26/2024	9/30/2031		168,043	164,684	166,363	0.46%
Iris Buyer, LLC	1501 Yamato Road, Boca Raton, FL 33431 United States	(4)(11)	SOFR + 6.25%	11.50%	10/2/2023	10/2/2030		54,679	53,390	54,679	0.15%
Iris Buyer, LLC	1501 Yamato Road, Boca Raton, FL 33431 United States	(4)(5)(7)(11)	SOFR + 6.25%	10.85%	10/2/2023	10/2/2030		5,155	4,822	4,902	0.01%
Java Buyer, Inc.	191 4th St W Ketchum, ID, 83340 United States	(4)(7)(10)	SOFR + 5.75%	10.79%	12/15/2021	12/15/2027		162,481	160,234	161,457	0.44%
Java Buyer, Inc.	191 4th St W Ketchum, ID, 83340 United States	(4)(10)	SOFR + 5.75%	10.45%	11/9/2023	12/15/2027		54,083	53,114	54,083	0.15%
Java Buyer, Inc.	191 4th St W Ketchum, ID, 83340 United States	(4)(10)	SOFR + 5.75%	11.17%	12/15/2021	12/15/2027		92,906	92,001	92,906	0.25%
JSS Holdings, Inc.	180 North Stetson, 29th Floor, Chicago, IL 60601 United States	(4)(10)	SOFR + 5.25%	10.10%	12/29/2021	12/17/2030		236,063	233,923	236,063	0.65%
JSS Holdings, Inc.	180 North Stetson, 29th Floor, Chicago, IL 60601 United States	(4)(10)	SOFR + 5.25%	10.10%	1/7/2021	12/17/2030		45,220	44,806	45,220	0.12%
Knowledge Pro Buyer, Inc.	Country Squire Lane, Princeton Junction, NJ 8550 United States	(4)(7)(10)	SOFR + 5.00%	9.95%	12/10/2021	12/10/2027		89,216	88,336	89,137	0.24%

Investments (1)(19)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 9/30/2024	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/non-affiliated (continued)
Commercial Services & Supplies (continued)
KPSKY Acquisition, Inc.	500 Unicorn Park 3rd Floor, Woburn, MA 01801 United States	(4)(10)(18)	SOFR + 5.50%	10.85%	10/19/2021	10/19/2028		$46,601	$46,062	$41,941	0.12%
KPSKY Acquisition, Inc.	500 Unicorn Park 3rd Floor, Woburn, MA 01801 United States	(4)(10)(18)	SOFR + 5.50%	10.90%	10/19/2021	10/19/2028		20,790	20,549	18,711	0.05%
Onex Baltimore Buyer, Inc.	712 Fifth Avenue New York, NY 10019 United States	(4)(11)(18)	SOFR + 5.00%	9.85%	12/1/2021	12/1/2027		187,232	185,238	187,232	0.51%
Onex Baltimore Buyer, Inc.	712 Fifth Avenue New York, NY 10019 United States	(4)(7)(11)(18)	SOFR + 5.00%	9.85%	12/1/2021	12/1/2027		219,692	216,704	218,457	0.60%
Pearce Intermediate Holdings, Inc	1690 Scenic Ave, Costa Mesa, CA 92626 United States	(4)(12)	SOFR + 4.50%	9.52%	6/2/2021	6/2/2027		82,554	81,587	82,554	0.23%
Pearce Intermediate Holdings, Inc	1690 Scenic Ave, Costa Mesa, CA 92626 United States	(4)(5)(7)(11)	SOFR + 4.50%	9.91%	6/29/2023	6/2/2027		814	787	787	0.00%
Polyphase Elevator Holding Co.	60 Shawmut Road, Suite 1, Canton, MA 02021 United States	(4)(5)(7)(11)	SOFR + 6.00%	10.70% (incl. 5.00% PIK)	6/23/2021	6/23/2027		6,019	5,980	4,578	0.01%
Polyphase Elevator Holding Co.	60 Shawmut Road, Suite 1, Canton, MA 02021 United States	(4)(5)(11)	SOFR + 6.00%	10.70% (incl. 5.00% PIK)	12/21/2021	6/23/2027		10,694	10,694	8,128	0.02%
Prime Security Services Borrower, LLC	1501 Yamato Road, Boca Raton, FL, 33431 United States	(8)	SOFR + 2.25%	7.45%	4/15/2024	10/13/2030		1,496	1,505	1,496	0.00%
Pye-Barker Fire & Safety, LLC	2500 Northwinds Parkway, Ste 200, Alpharetta, GA 30009 United States	(4)(5)(10)	SOFR + 4.50%	9.10%	5/24/2024	5/24/2031		4,461	4,461	4,461	0.01%
Pye-Barker Fire & Safety, LLC	2500 Northwinds Parkway, Ste 200, Alpharetta, GA 30009 United States	(4)(5)(10)	SOFR + 4.50%	9.10%	5/24/2024	5/24/2031		13,816	13,751	13,747	0.04%
Safety Products/JHC Acquisition Corp	1751 Lake Cook Rd, Suite 370, Deerfield, Illinois 60015, United States	(7)(8)	SOFR + 4.50%	9.45%	1/7/2021	6/28/2026		50,567	50,447	50,606	0.14%
The Hiller Companies, LLC	3751 Joy Springs Drive, Mobile, AL 36693 United States	(4)(10)	SOFR + 5.00%	9.96%	6/20/2024	6/20/2030		75,563	74,843	74,808	0.21%
The Hiller Companies, LLC	3751 Joy Springs Drive, Mobile, AL 36693 United States	(4)(5)(7)(10)	SOFR + 5.00%	10.28%	6/20/2024	6/20/2030		4,335	4,080	4,089	0.01%
TRC Companies, Inc (fka Bolt Infrastructure Merger Sub, Inc.)	21 Griffin Road North, Windsor, CT 06095 United States	(9)	SOFR + 3.75%	8.71%	12/9/2021	12/8/2028		26,862	26,785	26,883	0.07%
Vaco Holdings, Inc.	5410 Maryland Way, Suite 460, Brentwood, TN, 37027 United States	(10)	SOFR + 5.00%	9.95%	1/21/2022	1/21/2029		8,963	8,936	8,820	0.02%

Investments (1)(19)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 9/30/2024	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/non-affiliated (continued)
Commercial Services & Supplies (continued)
Veregy Consolidated, Inc.	23325 N. 23rd Ave, Suite 120 Phoenix, AZ 85027 United States	(11)	SOFR + 6.00%	11.51%	1/7/2021	11/2/2027		$20,000	$20,024	$19,983	0.05%
Water Holdings Acquisition LLC	2002 West Grand Parkway North, Suite 100, Katy, TX 77449, United States	(4)(5)(7)(10)	SOFR + 5.00%	10.25%	7/31/2024	7/31/2031		185,476	183,497	183,436	0.50%
									2,969,134	2,978,845	8.14%
Construction & Engineering
ASP Endeavor Acquisition, LLC	515 Houston St Ste 500, Fort Worth, TX 76102 United States	(4)(5)(9)	SOFR + 6.50%	11.87%	5/3/2021	5/3/2027		30,600	30,336	30,600	0.08%
Atlas Securitized Products Funding 2, L.P.	13215 Bee Cave Parkway Building B, Suite 230, Austin, TX 78738 United States	(4)(5)(7)(8)	SOFR + 1.50%	6.70%	3/28/2024	4/10/2026		134,503	130,697	134,503	0.37%
Azuria Water Solutions Inc	787 7th Avenue 49th Floor New York NY 10019 United States	(10)	SOFR + 3.75%	8.60%	7/23/2024	5/17/2028		34,522	34,522	34,706	0.10%
Brookfield WEC Holdings, Inc.	1000 Westinghouse Drive, Cranberry Township, PA 16066 United States	(8)	SOFR + 2.75%	7.60%	1/25/2024	1/27/2031		7,963	7,884	7,970	0.02%
Consor Intermediate II, LLC	6505 Blue Lagoon Drive, Suite 470 Miami, FL 33126 United States	(4)(5)(7)(10)	SOFR + 4.75%	9.35%	5/10/2024	5/10/2031		48,883	48,100	48,357	0.13%
COP Home Services TopCo IV, Inc.	3150 E Birch St., Brea, CA 92821, United States	(4)(7)(11)	SOFR + 6.00%	11.35%	6/9/2023	12/31/2027		209,500	205,980	209,077	0.57%
Gannett Fleming Inc	207 Senate Ave, Camp Hill, PA 17011, United States	(4)(5)(7)(10)	SOFR + 4.50%	9.67%	8/5/2024	8/5/2030		361,703	355,874	355,718	0.98%
Groundworks, LLC	1741 Corporate Landing Parkway, Virginia Beach, VA 23454 United States	(8)	SOFR + 3.50%	8.60%	3/14/2024	3/14/2031		9,056	9,074	9,008	0.02%
Groundworks, LLC	1741 Corporate Landing Parkway, Virginia Beach, VA 23454 United States	(7)(8)	SOFR + 3.50%	8.60%	3/14/2024	3/14/2031		267	165	258	0.00%
Peak Utility Services Group, Inc.	310 Interlocken Parkway Suite 220 Broomfield CO 80021 United States	(4)(11)	SOFR + 5.00%	10.41%	3/2/2021	3/2/2028		15,170	15,096	13,881	0.04%
Peak Utility Services Group, Inc.	310 Interlocken Parkway Suite 220 Broomfield CO 80021 United States	(4)(11)	SOFR + 5.00%	10.41%	3/2/2021	3/2/2028		2,023	2,016	1,851	0.01%
Refficiency Holdings, LLC	1601 Las Plumas Ave San Jose, CA, 95133-1613 United States	(10)	SOFR + 3.50%	8.45%	10/28/2021	12/16/2027		11,258	11,212	11,318	0.03%

Investments (1)(19)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 9/30/2024	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/non-affiliated (continued)
Construction & Engineering (continued)
Thermostat Purchaser III, Inc.	10 Parkway North Suite 100 Deerfield, IL, 60015 United States	(4)(7)(10)	SOFR + 4.25%	8.85%	6/20/2024	8/31/2028		$9,975	$9,869	$9,942	0.03%
									860,825	867,189	2.38%
Containers & Packaging
Anchor Packaging, LLC	13515 Barrett Parkway #100, St. Louis, MO 63021, United States	(8)	SOFR + 3.75%	8.60%	5/7/2024	7/18/2029		1,995	2,000	2,005	0.01%
Ascend Buyer, LLC	1111 Busch Parkway, Buffalo Grove, IL 60089, United States	(4)(10)	SOFR + 5.75%	10.50%	10/18/2022	9/30/2028		11,328	11,100	11,328	0.03%
Ascend Buyer, LLC	1111 Busch Parkway, Buffalo Grove, IL 60089, United States	(4)(5)(7)(10)	SOFR + 5.75%	10.50%	9/30/2021	9/30/2027		2,587	2,509	2,587	0.01%
Berlin Packaging, LLC	525 West Monroe Street, Chicago IL 60661 United States	(8)	SOFR + 3.75%	8.95%	6/7/2024	6/7/2031		15,361	15,325	15,367	0.04%
Clydesdale Acquisition Holdings, Inc.	101 E Carolina Ave Hartsville, SC 29550 United States	(9)	SOFR + 3.18%	8.02%	4/13/2022	4/13/2029		13,989	13,737	13,933	0.04%
Graham Packaging Co, Inc.	148 Quay Street Floor 9, Auckland Central Auckland, 1010 New Zealand	(8)	SOFR + 2.50%	7.35%	7/31/2024	8/4/2027		7,932	7,932	7,933	0.02%
MAR Bidco S.à r.l.	46A Avenue J.F. Kennedy, L-1855 Luxembourg, Grand-Duché de Luxembourg	(6)(9)	SOFR + 4.20%	9.29%	6/28/2021	7/6/2028		3,829	3,818	3,714	0.01%
Pretium PKG Holdings, Inc.	15450 South Outer Forty Drive Suite 120 Chesterfield, MO, 63017 United States	(11)(18)	SOFR + 4.60%	9.85% (incl. 1.38% PIK)	10/2/2023	10/2/2028		22,230	21,985	17,914	0.05%
ProAmpac PG Borrower, LLC	12025 Tricon Road, Cincinnati, OH 45246 United States	(10)	SOFR + 4.00%	9.30%	4/9/2024	9/15/2028		16,232	16,232	16,277	0.04%
Ring Container Technologies Group, LLC	1 Industrial Park Rd. Oakland, TN 38060 United States	(9)	SOFR + 2.75%	7.60%	7/19/2024	8/12/2028		985	985	985	0.00%
TricorBraun Holdings, Inc.	6 CityPlace Drive Suite 1000 Saint Louis MO 63141 United States	(9)	SOFR + 3.25%	8.21%	3/3/2021	3/3/2028		13,663	13,598	13,419	0.04%
Trident TPI Holdings, Inc.	460 Swedesford Rd Wayne, PA 19087 United States	(9)	SOFR + 4.00%	8.60%	4/1/2024	9/15/2028		21,739	21,739	21,798	0.06%
									130,960	127,260	0.35%

Investments (1)(19)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 9/30/2024	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/non-affiliated (continued)
Distributors
BP Purchaser, LLC	2650 Galvin Dr, Elgin, IL 60124, United States	(4)(5)(10)	SOFR + 5.50%	10.69%	12/10/2021	12/10/2028		$7,820	$7,726	$7,096	0.02%
BradyIFS Holdings, LLC	7055 S Lindell Road, Las Vegas, NV 89118 United States	(4)(11)	SOFR + 6.00%	11.25%	10/31/2023	10/31/2029		202,799	199,365	202,799	0.56%
BradyIFS Holdings, LLC	7055 S Lindell Road, Las Vegas, NV 89118 United States	(4)(5)(7)(11)	SOFR + 6.00%	11.06%	10/31/2023	10/31/2029		15,991	15,665	15,767	0.04%
Genuine Cable Group, LLC	50 Broadway, Hawthorne, NY 10532, United States	(4)(10)	SOFR + 5.75%	10.70%	11/1/2021	11/2/2026		29,725	29,410	28,759	0.08%
Marcone Yellowstone Buyer, Inc.	One City Place Ste 400 St Louis MO 63141, United States	(4)(10)	SOFR + 6.50%	11.98%	11/1/2022	6/23/2028		15,532	15,223	14,290	0.04%
Marcone Yellowstone Buyer, Inc.	One City Place Ste 400 St Louis MO 63141, United States	(4)(10)	SOFR + 6.25%	11.53%	12/31/2021	6/23/2028		26,188	25,910	23,897	0.07%
NDC Acquisition Corp.	402 BNA Drive, Suite 500, Nashville, TN 37217 United States	(4)(7)(8)	SOFR + 5.50%	10.20%	3/9/2021	3/9/2027		21,713	21,432	21,713	0.06%
PT Intermediate Holdings III, LLC	1200 Greenbriar Dr., Addison, IL 60101 United States	(4)(9)	SOFR + 5.00%	10.33% (incl. 1.75% PIK)	4/9/2024	4/9/2030		167,958	167,577	167,958	0.46%
PT Intermediate Holdings III, LLC	1200 Greenbriar Dr., Addison, IL 60101 United States	(4)(5)(7)(10)	SOFR + 4.75%	9.35%	4/9/2024	4/9/2030		1,432	1,417	1,415	0.00%
S&S Holdings, LLC	220 Remington Blvd, Bolingbrook, IL 60440 United States	(9)	SOFR + 5.00%	10.06%	3/11/2021	3/11/2028		7,812	7,828	7,790	0.02%
Tailwind Colony Holding Corporation	269 South Lambert Road Orange, CT 06512 United States	(4)(11)	SOFR + 6.50%	11.85%	1/7/2021	5/13/2026		82,044	81,646	80,813	0.22%
									573,199	572,297	1.57%
Diversified Consumer Services
American Restoration Holdings, LLC	1585 Broadway, 37th Floor, New York, NY 10036, United States	(4)(5)(11)	SOFR + 5.00%	10.28%	7/19/2024	7/24/2030		27,542	27,008	26,991	0.07%
American Restoration Holdings, LLC	1585 Broadway, 37th Floor, New York, NY 10036, United States	(4)(5)(7)(11)	SOFR + 5.00%	10.05%	7/19/2024	7/24/2030		5,571	5,232	5,221	0.01%
American Restoration Holdings, LLC	1585 Broadway, 37th Floor, New York, NY 10036, United States	(4)(5)(7)(11)	SOFR + 5.00%	10.28%	7/19/2024	7/24/2030		1,697	1,546	1,541	0.00%
Ascend Learning, LLC	11161 Overbrook Road, Leawood, KS, 66211, United States	(9)	SOFR + 3.50%	8.45%	12/10/2021	12/11/2028		20,422	20,161	20,353	0.06%

Investments (1)(19)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 9/30/2024	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/non-affiliated (continued)
Diversified Consumer Services (continued)
Barbri Holdings, Inc.	12222 Merit Drive, Suite 1340, Dallas, TX 75251 United States	(4)(10)	SOFR + 5.75%	10.70%	12/21/2021	4/28/2028			$133,249	$131,864	$132,582	0.36%
BPPH2 Limited	One Wood Street, London, EC2V 7WS United Kingdom	(4)(6)(8)	S + 6.87%	11.82%	3/16/2021	3/16/2028		GBP	40,700	55,517	54,414	0.15%
BPPH2 Limited	One Wood Street, London, EC2V 7WS United Kingdom	(4)(5)(6)(8)	S + 6.25%	11.20%	6/17/2024	3/16/2028		GBP	8,269	10,349	11,055	0.03%
BPPH2 Limited	One Wood Street, London, EC2V 7WS United Kingdom	(4)(5)(6)(10)	CA + 6.25%	10.78%	6/17/2024	3/16/2028		CAD	5,090	3,647	3,764	0.01%
BPPH2 Limited	One Wood Street, London, EC2V 7WS United Kingdom	(4)(5)(6)(10)	SOFR + 6.25%	11.31%	6/17/2024	3/16/2028			2,645	2,583	2,645	0.01%
Cambium Learning Group, Inc.	17855 North Dallas Parkway, Suite 400, Dallas, TX 75287, United States	(4)(7)(10)	SOFR + 5.50%	10.88%	7/20/2021	7/20/2028			941,434	936,323	941,434	2.58%
Caribou Bidco Ltd	70 Gray’s Inn Road, London, WC1X 8NH, United Kingdom	(4)(5)(6)(7)(8)	S + 5.00%	9.95%	7/2/2024	2/1/2029		GBP	198,859	252,188	263,056	0.72%
Cengage Learning, Inc.	3 Center Plaza, Suite 700, Boston, MA 02108 United States	(11)	SOFR + 4.25%	9.54%	3/22/2024	3/22/2031			8,458	8,498	8,486	0.02%
Charger Debt Merger Sub, LLC	375 Northridge Rd. Suite 450, Atlanta, GA 30350 United States	(4)(5)(10)	SOFR + 5.00%	10.25%	5/31/2024	5/31/2031			55,000	54,476	54,725	0.15%
Charger Debt Merger Sub, LLC	375 Northridge Rd. Suite 450, Atlanta, GA 30350 United States	(4)(5)(7)(10)	SOFR + 5.00%	9.75%	5/31/2024	5/31/2031			8,690	8,440	8,470	0.02%
DTA Intermediate II Ltd.	7430 East Caley Ave, Suite 320E, Centennial, CO 80111 United States	(4)(12)	SOFR + 5.25%	9.89%	3/27/2024	3/27/2030			51,584	50,640	51,584	0.14%
DTA Intermediate II Ltd.	7430 East Caley Ave, Suite 320E, Centennial, CO 80111 United States	(4)(5)(7)(11)	SOFR + 5.25%	10.56%	3/27/2024	3/27/2030			3,879	3,393	3,645	0.01%
Element Materials Technology Group US Holdings Inc.	1181 Trapp Road St Paul, MN 55121 United States	(6)(9)	SOFR + 3.75%	8.35%	6/24/2022	7/6/2029			7,403	7,347	7,431	0.02%
Endeavor Schools Holdings, LLC	9350 South Dixie Highway, Suite 950, Miami, Florida 33156 United States	(4)(11)	SOFR + 6.25%	11.53%	7/18/2023	7/18/2029			47,060	46,120	46,001	0.13%
Endeavor Schools Holdings, LLC	9350 South Dixie Highway, Suite 950, Miami, Florida 33156 United States	(4)(5)(7)(11)	SOFR + 6.25%	11.54%	7/18/2023	7/18/2029			8,662	8,365	8,347	0.02%

Investments (1)(19)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 9/30/2024	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/non-affiliated (continued)
Diversified Consumer Services (continued)
Essential Services Holding Corp	139 S. English Station Road, Suite 250, Louisville, KY 40245 United States	(4)(5)(7)(10)	SOFR + 5.00%	10.29%	6/17/2024	6/17/2031		$69,595	$68,772	$68,736	0.19%
Go Car Wash Management Corp.	9801 Troup Ave, Kansas City, Kansas 66111, United States	(4)(11)	SOFR + 6.25%	11.20%	10/12/2021	12/31/2026		41,428	41,027	41,118	0.11%
Go Car Wash Management Corp.	9801 Troup Ave, Kansas City, Kansas 66111, United States	(4)(11)	SOFR + 6.25%	11.20%	10/12/2021	12/31/2026		47,897	47,346	47,538	0.13%
Imagine Learning, LLC	8860 E. Chaparral Road, Scottsdale, AZ 85250 United States	(9)	SOFR + 3.50%	8.35%	2/1/2024	12/21/2029		64,874	64,585	64,919	0.18%
Mckissock Investment Holdings, LLC	399 South Spring Street Suite 108, St Louis, MO 63110 United States	(10)	SOFR + 5.00%	10.45%	3/10/2022	3/12/2029		9,765	9,703	9,795	0.03%
Mckissock Investment Holdings, LLC	399 South Spring Street Suite 108, St Louis, MO 63110 United States	(10)	SOFR + 5.00%	9.96%	11/20/2023	3/12/2029		27,294	26,721	27,376	0.08%
Pre-Paid Legal Services, Inc.	1 Pre-Paid Way, Ada OK 74820 United States	(9)	SOFR + 3.75%	8.71%	12/15/2021	12/15/2028		17,606	17,522	17,614	0.05%
Spring Education Group, Inc.	1999 S Bascom Ave, Suite 400 Campbell, CA 95008 United States	(8)	SOFR + 4.00%	8.60%	9/29/2023	9/29/2030		13,682	13,534	13,798	0.04%
Sunshine Cadence Holdco, LLC	90 Clubhouse Rd Woodmere, NY, 11598-1905 United States	(4)(10)	SOFR + 5.00%	10.20%	5/1/2024	5/1/2031		200,000	198,120	198,000	0.54%
Sunshine Cadence Holdco, LLC	90 Clubhouse Rd Woodmere, NY, 11598-1905 United States	(4)(5)(7)(10)	SOFR + 5.00%	10.16%	5/1/2024	5/1/2031		16,640	16,186	16,320	0.04%
University Support Services, LLC	3500 Sunrise Hwy, Great River, NY 11739 United States	(9)	SOFR + 2.75%	7.60%	2/10/2022	2/10/2029		9,521	9,491	9,504	0.03%
									2,146,704	2,166,463	5.93%
Diversified REITs
Iron Mountain Information Management, LLC	1 Federal Street Boston, MA 02110 United States	(8)	SOFR + 2.00%	6.85%	12/28/2023	1/31/2031		5,970	5,991	5,944	0.02%
Diversified Telecommunication Services
Point Broadband Acquisition, LLC	3120 Fredrick Rd., Suite E, Opelika, Alabama 36801, United States	(4)(7)(11)	SOFR + 5.50%	10.43%	10/1/2021	10/1/2028		230,465	227,165	229,620	0.63%
Zacapa, LLC	4 E Pennslyvania Ave, Pen Argyl, 18072, PA, United States	(6)(9)	SOFR + 4.00%	8.60%	3/22/2022	3/22/2029		7,464	7,460	7,488	0.02%
									234,625	237,108	0.65%

Investments (1)(19)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 9/30/2024	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/non-affiliated (continued)
Electric Utilities
Qualus Power Services Corp.	4040 Rev Drive Cincinatti, OH 45232 United States	(4)(11)	SOFR + 5.25%	10.31%	3/26/2021	3/26/2027			$61,209	$60,670	$60,903	0.17%
Qualus Power Services Corp.	4040 Rev Drive Cincinatti, OH 45232 United States	(4)(11)	SOFR + 5.25%	10.31%	7/27/2023	3/26/2027			54,130	53,215	53,860	0.15%
Qualus Power Services Corp.	4040 Rev Drive Cincinatti, OH 45232 United States	(4)(5)(7)(11)	SOFR + 5.25%	10.55%	5/9/2024	3/26/2027			3,167	2,670	2,667	0.01%
Sabre Industries Inc	8653 East Highway 67, Alvarado, TX 76009 United States	(9)	SOFR + 3.25%	8.20%	6/1/2021	6/1/2028			13,119	13,107	13,073	0.04%
										129,662	130,503	0.37%
Electrical Equipment
Emergency Power Holdings, LLC	44 S Commerce Way, Bethlehem, PA 18017 United States	(4)(7)(11)	SOFR + 4.75%	9.70%	8/17/2021	8/17/2030			194,843	192,512	194,405	0.53%
IEM New Sub 2, LLC	48205 Warm Springs Blvd, Freemont, California 94539, United States	(4)(7)(10)	SOFR + 4.75%	9.81%	8/8/2024	8/8/2030			327,813	322,460	322,325	0.88%
Madison IAQ, LLC	500 W Madison St #3890, Chicago IL United States	(9)	SOFR + 2.75%	7.89%	6/21/2021	6/21/2028			39,700	39,430	39,715	0.11%
										554,402	556,445	1.52%
Electronic Equipment, Instruments & Components
Albireo Energy, LLC	3 Ethel Road, Suite 300, Edison, NJ 08817 United States	(4)(11)	SOFR + 6.00%	10.76%	1/7/2021	12/23/2026			25,060	24,872	23,117	0.06%
Albireo Energy, LLC	3 Ethel Road, Suite 300, Edison, NJ 08817 United States	(4)(5)(11)	SOFR + 6.00%	10.70%	1/7/2021	12/23/2026			7,522	7,487	6,939	0.02%
Albireo Energy, LLC	3 Ethel Road, Suite 300, Edison, NJ 08817 United States	(4)(5)(11)	SOFR + 6.00%	11.33%	1/7/2021	12/23/2026			1,929	1,921	1,780	0.00%
Infinite Bidco, LLC	17792 Fitch, Irvine, CA 92614 United States	(9)	SOFR + 3.75%	9.26%	3/2/2021	3/2/2028			11,916	11,902	11,593	0.03%
Modena Buyer, LLC	3421 Hillview Avenue Palo Alto, CA 94304 United States	(8)	SOFR + 4.50%	9.10%	7/1/2024	7/1/2031			49,961	48,994	47,947	0.13%
Phoenix 1 Buyer Corp.	13723 Riverport Drive, St. Louis, MO 63043 United States	(4)(7)(10)	SOFR + 5.50%	10.63%	11/20/2023	11/20/2030			42,921	42,471	42,921	0.12%
Spectrum Safety Solutions Purchaser, LLC	13995 Pasteur Blvd., Palm Beach Gardens, FL 33418, United States	(4)(5)(6)(9)	E + 5.00%	8.71%	7/1/2024	7/1/2030		EUR	8,660	9,300	9,496	0.03%
Spectrum Safety Solutions Purchaser, LLC	13995 Pasteur Blvd., Palm Beach Gardens, FL 33418, United States	(4)(5)(6)(9)	E + 5.00%	8.70%	7/1/2024	7/1/2031		EUR	64,338	68,095	70,544	0.19%

Investments (1)(19)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 9/30/2024	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/non-affiliated (continued)
Electronic Equipment, Instruments & Components (continued)
Spectrum Safety Solutions Purchaser, LLC	13995 Pasteur Blvd., Palm Beach Gardens, FL 33418, United States	(4)(6)(7)(9)	SOFR + 5.00%	9.60%	7/1/2024	7/1/2031		$263,667	$258,379	$258,308	0.71%
									473,421	472,645	1.29%
Energy Equipment & Services
ISQ Hawkeye Holdco, Inc.	10640 Company Highway D20 Alden, IA 50006 United States	(4)(5)(10)	SOFR + 4.75%	9.63%	8/20/2024	8/20/2031		8,834	8,667	8,834	0.02%
ISQ Hawkeye Holdco, Inc.	10640 Company Highway D20 Alden, IA 50006 United States	(4)(5)(7)(10)	P + 3.75%	11.75%	8/20/2024	8/20/2030		73	49	65	0.00%
LPW Group Holdings, Inc.	5775 North Sam Houston Pkwy W Suite 100, Houston, TX 77086 United States	(4)(7)(11)	SOFR + 6.00%	11.20%	3/15/2024	3/15/2031		32,750	31,846	32,160	0.09%
									40,562	41,059	0.11%
Entertainment
CE Intermediate I, LLC	455 Delta Ave Fl 3 Cincinnati, OH, 45226 United States	(9)	SOFR + 3.50%	8.76%	11/10/2021	11/10/2028		7,583	7,539	7,605	0.02%
Renaissance Holdings Corp	2911 Peach Street, Wisconsin Rapids, WI 54494 United States	(9)	SOFR + 4.25%	9.10%	2/9/2024	4/5/2030		2,517	2,522	2,519	0.01%
									10,061	10,124	0.03%
Financial Services
DM Intermediate Parent LLC	305 West Big Beaver Road, Suite 200, Troy, Michigan 48084, United States	(4)(7)(10)	SOFR + 5.00%	9.60%	9/30/2024	9/30/2030		104,836	102,452	102,451	0.28%
Mitchell International, Inc.	6220 Greenwich Drive, San Diego, CA 92122 United States	(9)	SOFR + 3.25%	8.10%	6/17/2024	6/17/2031		65,205	64,891	64,327	0.18%
More Cowbell II, LLC	545 Boylston Street, 6th Floor, Boston, MA 02116 United States	(4)(10)	SOFR + 5.00%	8.89%	9/1/2023	9/1/2030		19,841	19,422	19,841	0.05%
More Cowbell II, LLC	545 Boylston Street, 6th Floor, Boston, MA 02116 United States	(4)(5)(7)(10)	SOFR + 5.00%	9.44%	9/1/2023	9/1/2029		1,176	1,095	1,149	0.00%
RFS Opco, LLC	45 Rockefeller Plaza, Floor 5, New York, NY 10111 United States	(4)(9)	SOFR + 5.00%	9.60%	4/4/2024	4/4/2031		30,476	30,193	30,324	0.08%
SelectQuote Inc.	6800 West 115th Street Suite 2511 Overland Park KS 66211 United States	(4)(6)(10)	SOFR + 9.50%	14.45% (incl. 3.00% PIK)	2/29/2024	9/15/2025		265,576	265,501	239,018	0.66%

Investments (1)(19)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 9/30/2024	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/non-affiliated (continued)
Financial Services (continued)
Solera, LLC	1500 Solana Blvd, Ste 6300 Roanoke, TX 76262-1713	(9)(18)	SOFR + 4.00%	9.51%	6/4/2021	6/2/2028			$32,580	$32,376	$32,080	0.09%
										515,930	489,190	1.34%
Food Products
Snacking Investments US, LLC	2 Henry St, North City, Dublin 1, D01 C3Y9, Ireland	(6)(11)	SOFR + 4.00%	8.86%	1/7/2021	12/18/2026			4,843	4,858	4,870	0.01%
Ground Transportation
Channelside AcquisitionCo, Inc.	1208 E Kennedy Blvd Tampa, FL 33602, United States	(4)(7)(10)	SOFR + 4.75%	10.00%	5/15/2024	5/15/2031			156,848	156,361	156,818	0.43%
Channelside AcquisitionCo, Inc.	1208 E Kennedy Blvd Tampa, FL 33602, United States	(4)(5)(7)(11)	SOFR + 4.75%	10.00%	5/15/2024	5/15/2029			5,002	4,902	5,002	0.01%
										161,263	161,820	0.44%
Health Care Equipment & Supplies
AEC Parent Holdings Inc.	11825 Central Parkway Jacksonville FL 32224 United States	(9)	SOFR + 5.75%	10.50%	6/13/2022	6/13/2029			24,872	24,460	20,240	0.06%
Auris Luxembourg III S.à r.l.	23 Rue Aldringen, Luxembourg, L-1118, Luxembourg	(6)(8)	SOFR + 4.25%	9.56%	9/27/2024	2/28/2029			8,878	8,878	8,892	0.02%
Bamboo US BidCo, LLC	1 Baxter Pkwy, Deerfield, IL 60015 United States	(4)(5)(7)(11)	SOFR + 6.75%	12.00% (incl. 3.38% PIK)	9/29/2023	9/30/2030			32,962	31,948	32,925	0.09%
Bamboo US BidCo, LLC	1 Baxter Pkwy, Deerfield, IL 60015 United States	(4)(11)	E + 6.75%	10.39% (incl. 3.38% PIK)	9/29/2023	9/30/2030		EUR	72,155	74,484	80,319	0.22%
CPI Buyer, LLC	300 North LaSalle Drive, Suite 5600, Chicago, IL, 60654, United States	(4)(10)	SOFR + 5.50%	10.82%	11/1/2021	11/1/2028			168,996	167,138	165,193	0.45%
CPI Buyer, LLC	300 North LaSalle Drive, Suite 5600, Chicago, IL, 60654, United States	(4)(5)(7)(10)	SOFR + 5.50%	10.82%	5/23/2024	11/1/2028			6,471	6,138	5,704	0.02%
Egrotron Acquisition, LLC	1181 Trapp Road St Paul, MN 55121 United States	(4)(10)	SOFR + 5.75%	10.70%	7/6/2022	7/6/2028			66,517	65,684	66,517	0.18%
GCX Corporation Buyer, LLC	3875 Cypress Drive, Petaluma, CA 94954, United States	(4)(10)	SOFR + 5.50%	10.45%	9/13/2021	9/13/2027			192,055	190,156	187,253	0.51%
GCX Corporation Buyer, LLC	3875 Cypress Drive, Petaluma, CA 94954, United States	(4)(10)	SOFR + 5.50%	10.70%	9/13/2021	9/13/2027			48,634	48,204	47,418	0.13%
Natus Medical Incorporated	3150 Pleasant View Road, Middleton, WI 53562 United States	(4)(9)	SOFR + 5.50%	10.25%	7/21/2022	7/20/2029			49,125	46,755	48,143	0.13%
Natus Medical Incorporated	3150 Pleasant View Road, Middleton, WI 53562 United States	(4)(5)(7)(9)	SOFR + 4.50%	9.45%	7/21/2022	7/21/2027			5,025	4,946	4,705	0.01%

Investments (1)(19)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 9/30/2024	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/non-affiliated (continued)
Health Care Equipment & Supplies (continued)
Sharp Services, LLC	2600 Regent Boulevard Dfw Airport, TX 75261 United States	(8)	SOFR + 3.75%	8.35%	4/3/2024	12/31/2028			$7,684	$7,696	$7,693	0.02%
Zeus, LLC	3740 Industrial Blvd, Orangeburg, South Carolina 29118 United States	(4)(7)(10)	SOFR + 5.50%	10.10%	2/28/2024	2/28/2031			48,979	48,151	48,876	0.13%
										724,638	723,878	1.97%
Health Care Providers & Services
123Dentist, Inc.	4321 Still Creek Dr suite 200, Burnaby, BC V5C 6S7, Canada	(4)(6)(7)(10)	CA + 5.00%	9.24%	8/10/2022	8/10/2029		CAD	254,221	194,362	187,939	0.52%
ACI Group Holdings, Inc.	629 Davis Drive, Suite 300, Morrisville, NC 27560, United States	(4)(5)(7)(10)	SOFR + 5.50%	10.45%	8/2/2021	8/2/2027			9,667	9,464	9,237	0.03%
ACI Group Holdings, Inc.	629 Davis Drive, Suite 300, Morrisville, NC 27560, United States	(4)(10)	SOFR + 5.50%	10.45%	7/7/2023	8/2/2028			133,389	131,218	130,721	0.36%
ADCS Clinics Intermediate Holdings, LLC	151 Southhall Lane Suite 300 Maitland FL 32751 United States	(4)(11)	SOFR + 6.25%	11.66%	5/7/2021	5/7/2027			10,431	10,339	10,431	0.03%
ADCS Clinics Intermediate Holdings, LLC	151 Southhall Lane Suite 300 Maitland FL 32751 United States	(4)(11)	SOFR + 6.25%	10.60%	5/7/2021	5/7/2027			8,581	8,515	8,581	0.02%
ADCS Clinics Intermediate Holdings, LLC	151 Southhall Lane Suite 300 Maitland FL 32751 United States	(4)(5)(7)(11)	SOFR + 6.25%	10.68%	5/7/2021	5/7/2026			334	310	334	0.00%
ADCS Clinics Intermediate Holdings, LLC	151 Southhall Lane Suite 300 Maitland FL 32751 United States	(4)(5)(11)	SOFR + 6.25%	11.66%	4/14/2022	5/7/2027			251	249	251	0.00%
ADMI Corp.	299 Park Avenue 34th Floor New York NY 10171 United States	(9)	SOFR + 3.75%	8.71%	6/30/2021	12/23/2027			8,265	8,242	8,107	0.02%
Amerivet Partners Management, Inc.	520 Madison Avenue, New York, NY 10022 United States	(4)(7)(10)	SOFR + 5.25%	9.75%	2/25/2022	2/25/2028			21,053	20,587	21,053	0.06%
Canadian Hospital Specialties Ltd.	2060 Winston Park Drive, Suite 400, Oakville, Ontario L6H 5R7 Canada	(4)(6)(11)	CA + 4.50%	9.11%	4/15/2021	4/14/2028		CAD	14,707	11,666	10,712	0.03%
Canadian Hospital Specialties Ltd.	2060 Winston Park Drive, Suite 400, Oakville, Ontario L6H 5R7 Canada	(4)(6)(7)(10)	CA + 4.50%	9.11%	4/15/2021	4/15/2027		CAD	3,780	2,848	2,735	0.01%

Investments (1)(19)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 9/30/2024	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/non-affiliated (continued)
Health Care Providers & Services (continued)
Caramel Bidco Limited	Western House Broad Lane, Yate, Bristol, England, BS37 7LD	(4)(6)(8)	S + 6.00%	11.20%	2/11/2022	2/24/2029		GBP	60,000	$78,733	$72,596	0.20%
Caramel Bidco Limited	Western House Broad Lane, Yate, Bristol, England, BS37 7LD	(4)(5)(6)(8)	S + 6.00%	11.20%	2/24/2022	2/24/2029		GBP	2,265	3,024	2,741	0.01%
Caramel Bidco Limited	Western House Broad Lane, Yate, Bristol, England, BS37 7LD	(4)(6)(8)	E + 6.00%	9.77%	2/24/2022	2/24/2029		EUR	14,000	15,585	14,104	0.04%
Caramel Bidco Limited	Western House Broad Lane, Yate, Bristol, England, BS37 7LD	(4)(6)(8)	SOFR + 6.00%	11.31%	2/24/2022	2/24/2029			6,125	6,381	5,543	0.02%
CCBlue Bidco, Inc.	1148 Main St Saint Helena, CA, 94574-2013 United States	(4)(10)	SOFR + 6.50%	11.21% PIK	12/21/2021	12/21/2028			556,038	550,342	482,364	1.32%
Compsych Investments Corp	455 N. Cityfront Plaza Drive, 13th Floor, Chicago, Illinois 60611, United States	(4)(5)(7)(10)	SOFR + 4.75%	9.35%	7/22/2024	7/22/2031			70,669	70,276	70,265	0.19%
CSC Mkg Topco, LLC	One World Trade Center, 285 Fulton St Floor 84, New York, NY 10006 United States	(4)(10)	SOFR + 5.75%	10.70%	2/1/2022	2/1/2029			160,827	158,834	160,827	0.44%
CSC Mkg Topco, LLC	One World Trade Center, 285 Fulton St Floor 84, New York, NY 10006 United States	(4)(10)	SOFR + 5.75%	11.05%	8/1/2022	2/1/2029			21,524	21,058	21,524	0.06%
DCA Investment Holdings, LLC	6240 Lake Osprey Drive, Sarasota, FL 34240 United States	(4)(5)(10)	SOFR + 6.41%	11.01%	3/12/2021	4/3/2028			25,209	25,097	25,020	0.07%
DCA Investment Holdings, LLC	6240 Lake Osprey Drive, Sarasota, FL 34240 United States	(4)(5)(10)	SOFR + 6.50%	11.10%	12/28/2022	4/3/2028			9,920	9,722	9,846	0.03%
Epoch Acquisition, Inc.	4600 Lena Drive Mechanicsburg, PA 17055 United States	(4)(11)	SOFR + 6.00%	11.35%	1/7/2021	10/4/2026			28,587	28,587	28,587	0.08%
Heartland Dental, LLC	1200 Network Centre Dr, Effingham, IL 62401, United States	(10)	SOFR + 4.50%	9.35%	5/30/2024	4/30/2028			9,950	9,996	9,796	0.03%
Imagine 360 LLC	444 W. Lake St., Suite 1800, Chicago, Illinois 60606, United States	(4)(5)(7)(10)	SOFR + 5.00%	9.81%	9/18/2024	9/30/2028			97,521	96,400	96,391	0.26%
Inception Fertility Ventures, LLC	4828 Loop Central Dr Suite 900, Houston, TX 77081 United States	(4)(7)(10)	SOFR + 5.50%	10.76%	4/29/2024	4/29/2030			262,560	262,295	261,890	0.72%

Investments (1)(19)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 9/30/2024	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/non-affiliated (continued)
Health Care Providers & Services (continued)
Jayhawk Buyer, LLC	8717 West 110th Street, Suite 300 Overland Park, KS 66210 United States	(4)(11)	SOFR + 5.00%	9.71%	5/26/2021	10/15/2026		$270,090	$267,916	$255,235	0.70%
Kwol Acquisition, Inc.	600 Park Offices Drive, Suite 200, Research Triangle Park, Durham, NC 27709 United States	(4)(5)(10)	SOFR + 6.25%	11.51%	12/8/2023	12/6/2029		6,570	6,428	6,570	0.02%
Kwol Acquisition, Inc.	600 Park Offices Drive, Suite 200, Research Triangle Park, Durham, NC 27709 United States	(4)(5)(7)(10)	SOFR + 6.25%	11.11%	12/8/2023	12/6/2029		112	93	112	0.00%
MB2 Dental Solutions, LLC	2403 Lacy Lane, Carrollton, TX 75006 United States	(4)(10)	SOFR + 6.00%	10.85%	2/13/2024	2/13/2031		37,648	37,304	37,648	0.10%
MB2 Dental Solutions, LLC	2403 Lacy Lane, Carrollton, TX 75006 United States	(4)(5)(7)(10)	SOFR + 6.00%	10.85%	2/13/2024	2/13/2031		2,141	2,054	2,089	0.01%
Navigator Acquiror, Inc.	311 South Wacker Drive, 64th Floor, Chicago, IL 60606, United States	(4)(7)(9)	SOFR + 5.50%	10.85%	7/16/2021	7/16/2027		503,358	501,269	442,955	1.22%
Odyssey Holding Company, LLC	100 Winners Circle Suite 440 Brentwood, TN 37027 United States	(4)(11)(18)	SOFR + 5.75%	10.91%	1/7/2021	11/16/2026		50,082	49,958	50,082	0.14%
Odyssey Holding Company, LLC	100 Winners Circle Suite 440 Brentwood, TN 37027 United States	(4)(11)	SOFR + 5.75%	10.91%	1/7/2021	11/16/2026		4,211	4,211	4,211	0.01%
Odyssey Holding Company, LLC	100 Winners Circle Suite 440 Brentwood, TN 37027 United States	(4)(11)	SOFR + 5.75%	10.91%	1/7/2021	11/16/2026		9,357	9,357	9,357	0.03%
Onex TSG Intermediate Corp.	200 Corporate Boulevard, Lafayette LA 70508 United States	(6)(10)	SOFR + 4.75%	9.71%	2/26/2021	2/28/2028		22,614	22,517	22,621	0.06%
ONS MSO, LLC	5 High Ridge Park 2nd floor, Stamford, CT 06905 United States	(4)(5)(7)(11)	SOFR + 5.75%	10.60%	12/13/2023	7/8/2026		34,984	34,504	34,621	0.09%
ONS MSO, LLC	5 High Ridge Park 2nd floor, Stamford, CT 06905 United States	(4)(5)(7)(11)	P + 5.25%	13.25%	12/13/2023	7/8/2026		2,250	2,178	2,250	0.01%
ONS MSO, LLC	5 High Ridge Park 2nd floor, Stamford, CT 06905 United States	(4)(5)(11)	SOFR + 5.75%	10.60%	4/26/2024	7/8/2026		9,950	9,870	9,925	0.03%
Plasma Buyer, LLC	300 North LaSalle Street, Suite 5600. Chicago, Illinois, 60654 United States	(4)(7)(10)	SOFR + 5.75%	10.35%	5/12/2022	5/12/2029		91,920	90,625	86,043	0.24%

Investments (1)(19)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 9/30/2024	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/non-affiliated (continued)
Health Care Providers & Services (continued)
Plasma Buyer, LLC	300 North LaSalle Street, Suite 5600. Chicago, Illinois, 60654 United States	(4)(5)(7)(10)	SOFR + 5.75%	10.35%	5/12/2022	5/12/2028			$8,101	$7,927	$7,161	0.02%
PPV Intermediate Holdings, LLC	4927 NW Front Ave, Portland, OR 97210 United States	(4)(10)	SOFR + 5.75%	10.81%	8/31/2022	8/31/2029			126,609	124,910	126,609	0.35%
PPV Intermediate Holdings, LLC	4927 NW Front Ave, Portland, OR 97210 United States	(4)(5)(7)(10)	SOFR + 6.00%	10.94%	9/6/2023	8/31/2029			3,106	2,767	2,982	0.01%
PSKW Intermediate, LLC	The Crossings at Jefferson Park, 200 Jefferson Park, Whippany, NJ 07981 United States	(4)(11)	SOFR + 6.25%	11.20%	1/7/2021	3/9/2026			16,825	16,825	16,825	0.05%
Smile Doctors, LLC	295 SE Inner Loop Ste 102 Georgetown, TX, 78626-2141 United States	(4)(10)	SOFR + 5.90%	10.81%	6/9/2023	12/23/2028			519,423	512,905	509,034	1.40%
Smile Doctors, LLC	295 SE Inner Loop Ste 102 Georgetown, TX, 78626-2141 United States	(4)(5)(7)(10)	SOFR + 5.90%	10.81%	6/9/2023	12/23/2028			47,284	44,499	44,127	0.12%
Snoopy Bidco, Inc.	8039 Beach Blvd, Buena Park, CA United States	(4)(10)	SOFR + 6.00%	11.28%	6/1/2021	6/1/2028			707,413	701,264	680,885	1.87%
SpecialtyCare, Inc.	111 Radio Circle, Mount Kisco NY 10549 United States	(4)(11)	SOFR + 5.75%	11.34%	6/18/2021	6/18/2028			67,237	66,164	65,892	0.18%
SpecialtyCare, Inc.	111 Radio Circle, Mount Kisco NY 10549 United States	(4)(5)(11)	SOFR + 5.75%	11.30%	6/18/2021	6/18/2028			583	578	571	0.00%
SpecialtyCare, Inc.	111 Radio Circle, Mount Kisco NY 10549 United States	(4)(5)(7)(8)	SOFR + 4.00%	9.32%	6/18/2021	6/18/2026			2,255	2,194	2,255	0.01%
Stepping Stones Healthcare Services, LLC	2586 Trailridge Dr E Suite 100, Lafayette, CO, 80026-3111, United States	(4)(10)	SOFR + 5.00%	9.60%	12/30/2021	1/2/2029			179,099	177,383	178,204	0.49%
Stepping Stones Healthcare Services, LLC	2586 Trailridge Dr E Suite 100, Lafayette, CO, 80026-3111, United States	(4)(5)(7)(10)	SOFR + 5.00%	9.60%	4/25/2024	1/2/2029			4,913	4,335	4,422	0.01%
Surgery Centers Holdings, Inc.	310, 7 Springs Way Suite 500 Brentwood TN 37027 United States	(6)(8)	SOFR + 2.75%	7.67%	6/20/2024	12/19/2030			5,658	5,658	5,668	0.02%
The Fertility Partners, Inc.	21 St. Clair East, Suite 900, Toronto, ON M4T 1L9 Canada	(4)(6)(7)(10)	CA + 5.75%	10.29%	3/16/2022	3/16/2028		CAD	136,068	105,036	95,221	0.26%

Investments (1)(19)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 9/30/2024	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/non-affiliated (continued)
Health Care Providers & Services (continued)
The Fertility Partners, Inc.	21 St. Clair East, Suite 900, Toronto, ON M4T 1L9 Canada	(4)(6)(10)	SOFR + 5.75%	10.72%	3/16/2022	3/16/2028			$45,693	$45,084	$43,408	0.12%
The GI Alliance Management, LLC	8267 Elmbrook Drive, Ste. 200 Dallas, TX 75247 United States	(4)(11)	SOFR + 5.50%	10.45%	9/15/2022	9/15/2028			256,525	251,445	256,525	0.70%
The GI Alliance Management, LLC	8267 Elmbrook Drive, Ste. 200 Dallas, TX 75247 United States	(4)(11)	SOFR + 5.50%	10.77%	1/22/2024	9/15/2028			28,444	28,193	28,444	0.08%
The GI Alliance Management, LLC	8267 Elmbrook Drive, Ste. 200 Dallas, TX 75247 United States	(4)(11)	SOFR + 5.50%	10.71%	9/15/2022	9/15/2028			55,273	54,180	55,273	0.15%
The GI Alliance Management, LLC	8267 Elmbrook Drive, Ste. 200 Dallas, TX 75247 United States	(4)(5)(7)(11)	SOFR + 5.50%	10.91%	3/7/2024	9/15/2028			15,802	14,630	15,802	0.04%
UMP Holdings, LLC	5669 Peachtree Dunwoody Rd Suite 350, Atlanta, GA 30342 United States	(4)(10)	SOFR + 5.75%	11.04%	7/15/2022	7/15/2028			9,524	9,404	9,476	0.03%
UMP Holdings, LLC	5669 Peachtree Dunwoody Rd Suite 350, Atlanta, GA 30342 United States	(4)(5)(10)	SOFR + 5.75%	11.00%	7/15/2022	7/15/2028			13,065	13,001	13,000	0.04%
Unified Women’s Healthcare LP	1501 Yamato Road Suite 200 W, Boca Raton, FL 33431, United States	(4)(9)	SOFR + 5.25%	10.10%	6/16/2022	6/18/2029			880,676	880,676	880,676	2.42%
Unified Women’s Healthcare LP	1501 Yamato Road Suite 200 W, Boca Raton, FL 33431, United States	(4)(5)(7)(9)	SOFR + 5.25%	10.36%	3/22/2024	6/18/2029			1,757	1,734	1,738	0.00%
US Oral Surgery Management Holdco, LLC	201 E. John Carpenter Freeway Suite 660 Irving, TX 75062 United States	(4)(10)	SOFR + 5.25%	10.47%	11/18/2021	11/20/2028			153,992	152,748	153,992	0.42%
US Oral Surgery Management Holdco, LLC	201 E. John Carpenter Freeway Suite 660 Irving, TX 75062 United States	(4)(10)	SOFR + 5.25%	10.69%	11/18/2021	11/20/2028			62,247	61,775	62,247	0.17%
US Oral Surgery Management Holdco, LLC	201 E. John Carpenter Freeway Suite 660 Irving, TX 75062 United States	(4)(5)(7)(10)	SOFR + 6.00%	11.12%	8/16/2023	11/20/2028			4,750	4,474	4,624	0.01%
US Oral Surgery Management Holdco, LLC	201 E. John Carpenter Freeway Suite 660 Irving, TX 75062 United States	(4)(5)(10)	SOFR + 6.50%	11.92%	12/5/2022	11/20/2028			2,682	2,682	2,682	0.01%
Veonet GmbH	Balanstraße 73, Haus 8, 81541 München, Germany	(6)(8)	S + 5.50%	10.45%	4/18/2024	3/14/2029		GBP	253,448	321,708	338,001	0.93%

Investments (1)(19)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 9/30/2024	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/non-affiliated (continued)
Health Care Providers & Services (continued)
WHCG Purchaser III Inc	251 Little Falls Drive, Wilmington, DE 19808 United States	(4)(5)(7)(10)	SOFR + 6.50%	11.10% (incl. 5.55% PIK)	8/2/2024	6/30/2029		$45,297	$45,297	$45,297	0.12%
WHCG Purchaser III Inc	251 Little Falls Drive, Wilmington, DE 19808 United States	(4)(5)(10)(17)	10.00%	10.00% PIK	8/2/2024	6/30/2030		36,317	14,654	14,654	0.04%
									6,446,544	6,281,009	17.28%
Health Care Technology
athenahealth, Inc.	Arsenal Street, Watertown, MA 02472 United States	(9)	SOFR + 3.25%	8.10%	2/15/2022	2/15/2029		36,282	36,030	36,115	0.10%
Caerus US 1, Inc.	450 Lexington Ave, C/O Warburg Pincus LLC; New York; 10017 United States	(4)(6)(10)	SOFR + 5.00%	9.60%	5/25/2022	5/25/2029		384,626	379,521	384,626	1.06%
Caerus US 1, Inc.	450 Lexington Ave, C/O Warburg Pincus LLC; New York; 10017 United States	(4)(6)(7)(10)	SOFR + 5.00%	9.60%	5/25/2022	5/25/2029		25,968	25,405	25,640	0.07%
Caerus US 1, Inc.	450 Lexington Ave, C/O Warburg Pincus LLC; New York; 10017 United States	(4)(5)(6)(7)(12)	SOFR + 5.00%	9.96%	5/25/2022	5/25/2029		31,760	31,083	31,760	0.09%
Caerus US 1, Inc.	450 Lexington Ave, C/O Warburg Pincus LLC; New York; 10017 United States	(4)(5)(6)(7)(10)	SOFR + 5.00%	9.60%	10/28/2022	5/25/2029		15,980	15,853	15,855	0.04%
Caerus US 1, Inc.	450 Lexington Ave, C/O Warburg Pincus LLC; New York; 10017 United States	(4)(6)(10)	SOFR + 5.00%	9.60%	10/28/2022	5/25/2029		247,431	246,227	247,431	0.68%
Caerus US 1, Inc.	450 Lexington Ave, C/O Warburg Pincus LLC; New York; 10017 United States	(4)(6)(8)	SOFR + 5.00%	9.60%	3/27/2024	5/25/2029		69,996	69,996	69,996	0.19%
Color Intermediate, LLC	3055 Lebanon Pike Suite 1000 Nashville, TN 37214 United States	(4)(10)	SOFR + 4.75%	9.45%	7/2/2024	10/1/2029		366,075	359,567	366,075	1.00%
Continental Buyer Inc	1 Eden Parkway, La Grange, KY 40031 United States	(4)(5)(7)(10)	SOFR + 5.25%	9.50%	4/2/2024	4/2/2031		29,121	28,576	28,971	0.08%
Cotiviti, Inc.	10701 S. River Front Pkwy, Unit 200, South Jordan, UT 84095 United States	(8)	SOFR + 3.25%	8.45%	5/1/2024	5/1/2031		43,373	43,169	43,400	0.12%

Investments (1)(19)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 9/30/2024	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/non-affiliated (continued)
Health Care Technology (continued)
CT Technologies Intermediate Holdings, Inc.	2222 W. Dunlap Avenue, Suite 250, Phoenix, AZ 85021, United States	(4)(5)(7)(10)	SOFR + 5.00%	10.06%	8/30/2024	8/30/2031		$160,631	$158,906	$158,883	0.44%
Edifecs, Inc.	756 114th Ave SE, Bellevue, WA 98004 United States	(4)(10)	SOFR + 5.75%	10.35% (incl. 2.01% PIK)	9/10/2021	9/21/2026		155,660	154,677	155,660	0.43%
Edifecs, Inc.	756 114th Ave SE, Bellevue, WA 98004 United States	(4)(10)	SOFR + 5.75%	10.42% (incl. 2.01% PIK)	11/20/2023	11/20/2028		205,229	202,299	205,229	0.56%
Edifecs, Inc.	756 114th Ave SE, Bellevue, WA 98004 United States	(4)(11)	SOFR + 5.75%	10.35% (incl. 2.01% PIK)	1/7/2021	9/21/2026		96,061	96,131	96,061	0.26%
GI Ranger Intermediate, LLC	188 The Embarcadero Suite 700 San Francisco, CA 94105 United States	(4)(7)(10)	SOFR + 6.00%	10.75%	10/29/2021	10/29/2028		103,081	101,918	103,081	0.28%
Healthcomp Holding Company, LLC	621 Santa Fe Ave. Fresno, CA 93721 United States	(4)(10)	SOFR + 6.25%	11.31% (incl. 3.00% PIK)	11/8/2023	11/8/2029		183,599	182,073	182,681	0.50%
Imprivata, Inc.	150 North Riverside Plaza, Suite 2800, Chicago, IL, 60606, United States	(9)	SOFR + 3.50%	8.75%	4/4/2024	12/1/2027		2,008	2,008	2,018	0.01%
Kona Buyer, LLC	201 West Saint John Street, Spartanburg, SC, 29306, United States	(4)(5)(7)(10)	SOFR + 4.50%	9.78%	7/23/2024	7/23/2031		215,636	212,983	212,909	0.58%
Magic Bidco Inc	5th Floor 25 Farringdon Street London EC4A 4AB, United Kingdom	(4)(5)(6)(7)(10)	SOFR + 5.75%	10.41%	7/1/2024	7/1/2030		4,742	4,349	4,313	0.01%
Magic Bidco Inc	5th Floor 25 Farringdon Street London EC4A 4AB, United Kingdom	(4)(5)(6)(10)	SOFR + 5.75%	10.35%	7/1/2024	7/1/2030		45,052	43,973	43,925	0.12%
Neptune Holdings, Inc.	4221 W Boy Scout Blvd, Suite 350, Tampa, FL 33607 United States	(4)(7)(10)	SOFR + 5.75%	10.35%	8/31/2023	8/31/2030		14,888	14,532	14,888	0.04%
Netsmart Technologies Inc	11100 Nall Avenue, Overland Park KS 66211 United States	(4)(5)(7)(10)	SOFR + 5.20%	10.05% (incl. 2.70% PIK)	8/23/2024	8/23/2031		184,817	182,613	182,573	0.50%
NMC Crimson Holdings, Inc.	1050 Winter Street, Suite 2700 Waltham, MA 02451 United States	(4)(10)	SOFR + 6.09%	11.56%	3/1/2021	3/1/2028		71,173	70,132	71,173	0.20%
NMC Crimson Holdings, Inc.	1050 Winter Street, Suite 2700 Waltham, MA 02451 United States	(4)(10)	SOFR + 6.09%	11.35%	3/1/2021	3/1/2028		14,758	14,634	14,758	0.04%
Project Ruby Ultimate Parent Corp.	11711 West 79th Street Lenexa, Kansas 62214 United States	(10)	SOFR + 3.25%	8.21%	3/10/2021	3/10/2028		9,111	9,087	9,108	0.02%

Investments (1)(19)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 9/30/2024	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/non-affiliated (continued)
Health Care Technology (continued)
Rocky MRA Acquisition Corp	541 Buttermilk Pike, Suite 401, Crescent Springs, KY 41017 United States	(4)(9)	SOFR + 5.75%	11.17%	4/1/2022	4/1/2028		$163,891	$162,163	$163,891	0.45%
Vizient, Inc.	290 E. John Carpenter Freeway, Irving, TX 75062, United States	(9)	SOFR + 2.00%	6.85%	8/1/2024	8/1/2031		5,000	5,037	5,015	0.01%
Waystar Technologies, Inc.	2055 Sugarloaf Circle Suite 600 Duluth GA 30097 United States	(8)	SOFR + 2.75%	7.60%	6/27/2024	10/22/2029		6,513	6,513	6,525	0.02%
									2,859,455	2,882,560	7.90%
Hotels, Restaurants & Leisure
Alterra Mountain Company	3501 Wazee Street, Denver CO 80216 United States	(8)	SOFR + 3.25%	8.10%	4/1/2024	8/17/2028		9,131	9,131	9,164	0.03%
Bally’s Corp	100 Westminster St, Providence, RI 02903 United States	(6)(9)	SOFR + 3.25%	8.79%	10/1/2021	10/2/2028		9,553	9,522	9,120	0.03%
Caesars Entertainment, Inc.	3570 Las Vegas Blvd S, Las Vegas, NV 89109 United States	(6)(9)	SOFR + 2.75%	7.60%	2/6/2023	2/6/2030		2,864	2,884	2,869	0.01%
Century Casinos, Inc.	455 East Pikes Peak Avenue Suite 210, Colorado Springs, CO, 80903, United States	(6)(10)	SOFR + 6.00%	11.30%	4/1/2022	4/2/2029		31,207	30,803	29,667	0.08%
Fertitta Entertainment, LLC	1510 W. Loop South, Houston, Texas 77027 United States	(9)	SOFR + 3.75%	8.85%	1/27/2022	1/27/2029		13,358	13,353	13,336	0.04%
IRB Holding Corp.	Three Glenlake Parkway Northeast Atlanta GA 30328 United States	(10)	SOFR + 2.75%	7.70%	1/22/2024	12/15/2027		21,480	21,490	21,477	0.06%
Mic Glen, LLC	88 S State St, Hackensack, NJ 07601 United States	(9)	SOFR + 3.50%	8.46%	7/21/2021	7/21/2028		12,758	12,747	12,787	0.04%
New Red Finance, Inc.	5707 Blue Lagoon Dr, Miami, FL 33126 United States	(6)(8)	SOFR + 1.75%	6.60%	6/16/2024	9/12/2030		6,468	6,452	6,413	0.02%
Scientific Games Holdings LP	1500 Bluegrass Lakes Parkway, Alpharetta, GA 30004 United States	(9)	SOFR + 3.00%	8.32%	6/11/2024	4/4/2029		14,778	14,784	14,708	0.04%
Tacala Investment Corp.	3750 Corporate Woods Drive, Vestavia Hills, AL 35242 United States	(10)	SOFR + 4.00%	9.25%	9/26/2024	1/31/2031		2,999	3,010	3,007	0.01%

Investments (1)(19)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 9/30/2024	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/non-affiliated (continued)
Hotels, Restaurants & Leisure (continued)
Whatabrands, LLC	300 Concord Plz, San Antonio, Texas, 78216 United States	(9)	SOFR + 2.75%	7.60%	5/14/2024	8/3/2028			$11,332	$11,332	$11,328	0.03%
										135,508	133,876	0.39%
Household Durables
AI Aqua Merger Sub, Inc.	9399 West Higgins Road, Rosemont, IL 60018 United States	(9)	SOFR + 3.50%	8.70%	7/30/2021	7/31/2028			32,473	32,382	32,471	0.09%
Industrial Conglomerates
Bettcher Industries, Inc.	6801 State Route 60 Birmingham, OH, 44889 United States	(9)	SOFR + 4.00%	8.60%	12/14/2021	12/14/2028			6,954	6,912	6,931	0.02%
CEP V Investment 11 S.à r.l.	2 Avenue Charles De Gaulle Luxembourg	(4)(6)(7)(10)	SA + 6.52%	7.73%	5/6/2022	2/11/2028		CHF	47,449	47,838	55,507	0.15%
CEP V Investment 11 S.à r.l.	2 Avenue Charles De Gaulle Luxembourg	(4)(6)(10)	E + 6.45%	9.84%	3/31/2023	2/23/2028		EUR	57,485	55,500	63,961	0.18%
Engineered Machinery Holdings, Inc.	450 Lexington Avenue New York, NY, 10017 United States	(10)	SOFR + 3.75%	8.62%	8/12/2021	5/19/2028			11,784	11,754	11,837	0.03%
Excelitas Technologies Corp.	200 West Street, Waltham MA 02451 United States	(4)(8)	E + 5.25%	8.60%	8/12/2022	8/13/2029		EUR	24,880	25,190	27,696	0.08%
Excelitas Technologies Corp.	200 West Street, Waltham MA 02451 United States	(4)(7)(10)	SOFR + 5.25%	9.85%	8/12/2022	8/13/2029			33,241	32,559	33,192	0.09%
										179,753	199,124	0.55%
Insurance
Alera Group, Inc.	3 Parkway North, Suite 500, Deerfield, IL 60015, United States	(4)(10)	SOFR + 5.25%	10.10%	9/30/2021	10/2/2028			55,011	54,689	55,011	0.15%
Alera Group, Inc.	3 Parkway North, Suite 500, Deerfield, IL 60015, United States	(4)(5)(7)(11)	SOFR + 5.75%	10.60%	11/17/2023	10/2/2028			6,788	6,669	6,788	0.02%
Alliant Holdings Intermediate LLC	1301 Dove Street, Suite 200, Newport Beach, CA 92660 United States	(8)	SOFR + 3.00%	7.96%	9/12/2024	9/19/2031			3,663	3,663	3,646	0.01%
Amerilife Holdings, LLC	2650 McCormick Dr, Clearwater, FL 33759 United States	(4)(10)	SOFR + 5.00%	9.70%	6/17/2024	8/31/2029			464,909	458,134	464,909	1.28%
Amerilife Holdings, LLC	2650 McCormick Dr, Clearwater, FL 33759 United States	(4)(5)(7)(13)	SOFR + 5.00%	9.70%	6/17/2024	8/31/2029			36,439	35,444	36,043	0.10%
AmWINS Group Inc	4725 Piedmont Row Drive, Suite 600, Charlotte, NC 28210 United States	(10)	SOFR + 2.25%	7.21%	2/19/2021	2/19/2028			6,450	6,439	6,447	0.02%

Investments (1)(19)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 9/30/2024	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/non-affiliated (continued)
Insurance (continued)
AssuredPartners, Inc.	200 Colonial Center Parkway Suite 140 Lake Mary FL 32746 United States	(9)	SOFR + 3.50%	8.35%	2/16/2024	2/14/2031			$25,545	$25,515	$25,549	0.07%
Baldwin Risk Partners, LLC	4211 W Boy Scout Blvd Suite 800 Tampa FL 33607 United States	(6)(8)	SOFR + 3.25%	8.10%	5/24/2024	5/26/2031			11,209	11,201	11,237	0.03%
BroadStreet Partners, Inc.	580 North Fourth Street, Suite 560, Columbus, Ohio 43215 United States	(8)	SOFR + 3.25%	8.10%	6/14/2024	6/14/2031			13,965	14,006	13,925	0.04%
CFC Underwriting, Ltd.	85 Gracechurch Street, London, United Kingdom, EC3V 0AA	(4)(6)(7)(9)	SOFR + 4.95%	10.27%	1/25/2022	5/16/2029			138,161	135,672	137,889	0.38%
Foundation Risk Partners Corp.	1540 Cornerstone Blvd #230, Daytona Beach, FL 32117, United States	(4)(10)	SOFR + 5.25%	9.85%	10/29/2021	10/29/2030			27,991	27,698	27,991	0.08%
Foundation Risk Partners Corp.	1540 Cornerstone Blvd #230, Daytona Beach, FL 32117, United States	(4)(5)(7)(10)	SOFR + 5.25%	9.85%	11/17/2023	10/29/2030			24,761	24,094	24,157	0.07%
Foundation Risk Partners Corp.	1540 Cornerstone Blvd #230, Daytona Beach, FL 32117, United States	(4)(10)	SOFR + 5.25%	9.85%	4/14/2022	10/29/2030			38,794	38,428	38,794	0.11%
Galway Borrower, LLC	1 California Street, Suite 400, San Francisco, CA 94111 United States	(4)(10)	SOFR + 4.50%	9.10%	9/30/2021	9/29/2028			242,531	240,400	242,531	0.67%
Galway Borrower, LLC	1 California Street, Suite 400, San Francisco, CA 94111 United States	(4)(5)(7)(10)	SOFR + 4.50%	9.14%	9/30/2021	9/29/2028			5,340	5,111	5,340	0.01%
Galway Borrower, LLC	1 California Street, Suite 400, San Francisco, CA 94111 United States	(4)(5)(7)(10)	SOFR + 4.50%	9.14%	4/28/2023	9/29/2028			251	242	242	0.00%
Gimlet Bidco GmbH	Fischertwiete 1, Chilehaus B, 20095 Hamburg, Germany	(4)(6)(8)	E + 5.75%	9.39%	4/15/2024	4/23/2031		EUR	110,003	114,435	120,613	0.33%
Gimlet Bidco GmbH	Fischertwiete 1, Chilehaus B, 20095 Hamburg, Germany	(4)(6)(7)(8)	E + 5.75%	9.39%	4/15/2024	4/23/2031		EUR	8,148	7,850	8,322	0.02%
Higginbotham Insurance Agency, Inc.	500 W 13th St, Fort Worth, Texas 76102, United States	(4)(5)(6)(11)	SOFR + 4.50%	9.35%	7/3/2024	11/25/2028			90,424	90,338	90,424	0.25%
High Street Buyer, Inc.	600 Unicorn Park Drive, Suite 208, Woburn, MA 01801 United States	(4)(10)	SOFR + 5.25%	9.85%	4/16/2021	4/14/2028			96,505	95,577	96,505	0.26%
High Street Buyer, Inc.	600 Unicorn Park Drive, Suite 208, Woburn, MA 01801 United States	(4)(5)(7)(10)	SOFR + 5.25%	10.45%	2/4/2022	4/14/2028			64,209	62,954	63,505	0.17%

Investments (1)(19)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 9/30/2024	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/non-affiliated (continued)
Insurance (continued)
Hyperion Refinance S.à r.l.	One Creechurch Lane, London, EC3A 5AF, United Kingdom	(6)(9)	SOFR + 3.50%	8.35%	2/15/2024	2/15/2031			$7,486	$7,492	$7,500	0.02%
Integrity Marketing Acquisition LLC	2300 Highland Village Suite 300 Highland Village, TX 75077 United States	(4)(7)(10)	SOFR + 5.00%	10.08%	8/27/2024	8/25/2028			255,187	253,202	255,090	0.70%
OneDigital Borrower, LLC	200 Galleria Pkwy SE, Suite 1950, Atlanta, GA 30339 United States	(9)	SOFR + 3.25%	8.10%	7/2/2024	6/13/2031			9,975	9,963	9,909	0.03%
Paisley Bidco Ltd	1 Minster Court, Mincing Lane, London, EC3R 7AA	(4)(5)(6)(7)(8)	S + 5.25%	10.20%	4/17/2024	4/18/2031		GBP	12,094	14,876	15,920	0.04%
Paisley Bidco Ltd	1 Minster Court, Mincing Lane, London, EC3R 7AA	(4)(5)(6)(8)	E + 5.25%	8.89%	4/17/2024	4/18/2031		EUR	7,947	8,434	8,758	0.02%
Patriot Growth Insurance Services, LLC.	5704 Binbranch Ln McKinney, TX, 75071-8475 United States	(4)(10)	SOFR + 5.00%	9.75%	10/14/2021	10/16/2028			24,034	23,837	24,034	0.07%
Patriot Growth Insurance Services, LLC.	5704 Binbranch Ln McKinney, TX, 75071-8475 United States	(4)(5)(7)(10)	SOFR + 5.75%	10.35%	11/17/2023	10/16/2028			11,563	11,341	11,262	0.03%
Patriot Growth Insurance Services, LLC.	5704 Binbranch Ln McKinney, TX, 75071-8475 United States	(4)(5)(7)(10)	SOFR + 5.00%	9.95%	10/14/2021	10/16/2028			1,189	1,103	1,046	0.00%
Riser Merger Sub, Inc.	1648 South 51st Avenue Phoenix, AZ 85008 United States	(4)(5)(10)	S + 6.00%	10.95%	10/31/2023	10/31/2029		GBP	9,221	11,036	12,329	0.03%
Riser Merger Sub, Inc.	1648 South 51st Avenue Phoenix, AZ 85008 United States	(4)(10)	SOFR + 6.00%	10.60%	10/31/2023	10/31/2029			91,116	89,569	91,116	0.25%
Riser Topco II LLC	1648 South 51st Avenue Phoenix, AZ 85008 United States	(4)(5)(10)	S + 5.00%	9.95%	8/16/2024	10/31/2029		GBP	16,481	20,759	21,925	0.06%
Riser Topco II LLC	1648 South 51st Avenue Phoenix, AZ 85008 United States	(4)(5)(7)(10)	SOFR + 5.00%	10.02%	6/4/2024	10/31/2029			63,557	62,408	62,785	0.17%
RSC Acquisition, Inc.	160 Federal Street, Boston, MA 02110 United States	(4)(10)	SOFR + 4.75%	10.00%	11/12/2021	11/1/2029			59,946	59,928	59,871	0.16%
RSC Acquisition, Inc.	160 Federal Street, Boston, MA 02110 United States	(4)(5)(7)(10)	SOFR + 4.75%	10.00%	1/7/2021	11/1/2029			172,187	170,659	171,579	0.47%

Investments (1)(19)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 9/30/2024	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/non-affiliated (continued)
Insurance (continued)
SG Acquisition, Inc.	2635 Century Parkway Northeast Suite 900 Atlanta GA 30345 United States	(4)(7)(10)	SOFR + 4.75%	10.07%	4/3/2024	4/3/2030			$216,037	$214,139	$216,037	0.59%
Shelf Bidco Ltd	Level 42, 22 Bishopsgate London, EC2N 4BQ United Kingdom	(4)(6)(10)(18)	SOFR + 6.19%	11.47%	12/3/2022	1/3/2030			131,049	128,076	131,049	0.36%
Sparta UK Bidco Ltd	One America Square, 17 Crosswall, London, EC3N 2LB, United Kingdom	(4)(5)(6)(7)(8)	S + 6.00%	10.95%	9/4/2024	9/25/2031		GBP	31,208	41,032	40,889	0.11%
Tennessee Bidco Limited	33920 US Highway 19, North Suite 151, Palm, Stoke On Trent, ST4 9DN, United Kingdom	(4)(5)(6)(8)	E + 5.25%	8.93%	7/1/2024	7/1/2031		EUR	4,515	5,672	4,976	0.01%
Tennessee Bidco Limited	33920 US Highway 19, North Suite 151, Palm, Stoke On Trent, ST4 9DN, United Kingdom	(4)(6)(8)	S + 5.25%	10.20%	7/1/2024	7/1/2031		GBP	149,270	200,809	197,571	0.54%
Tennessee Bidco Limited	33920 US Highway 19, North Suite 151, Palm, Stoke On Trent, ST4 9DN, United Kingdom	(4)(5)(6)(7)(8)	S + 5.25%	10.20%	7/1/2024	7/1/2031		GBP	13,483	16,868	17,086	0.05%
Tennessee Bidco Limited	33920 US Highway 19, North Suite 151, Palm, Stoke On Trent, ST4 9DN, United Kingdom	(4)(6)(8)	SOFR + 5.25%	10.51%	7/1/2024	7/1/2031			585,611	569,778	579,755	1.59%
TIH Insurance Holdings, LLC.	214 N Tryon Street, Charlotte, NC 28202 United States	(8)	SOFR + 3.25%	7.85%	5/6/2024	3/24/2031			38,401	37,731	38,405	0.11%
TIH Insurance Holdings, LLC.	214 N Tryon Street, Charlotte, NC 28202 United States	(4)(5)(7)(8)	SOFR + 3.25%	7.85%	5/6/2024	5/6/2029			847	435	686	0.00%
USI, Inc.	100 Summit Lake Drive, Suite 400, Valhalla, NY 10595 United States	(8)	SOFR + 2.75%	7.35%	6/21/2024	11/22/2029			8,846	8,846	8,830	0.02%
USI, Inc.	100 Summit Lake Drive, Suite 400, Valhalla, NY 10595 United States	(8)	SOFR + 2.75%	7.35%	5/30/2024	9/29/2030			1,980	1,980	1,976	0.01%
World Insurance Associates, LLC	100 Wood Ave South, 4th Floor, Iselin, NJ 08830 United States	(4)(11)	SOFR + 6.00%	10.60%	10/20/2023	4/3/2028			43,008	42,332	43,008	0.12%
World Insurance Associates, LLC	100 Wood Ave South, 4th Floor, Iselin, NJ 08830 United States	(4)(5)(7)(11)	SOFR + 5.75%	11.00%	10/20/2023	4/3/2028			17,740	17,129	17,207	0.05%
										3,487,993	3,530,467	9.68%

Investments (1)(19)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 9/30/2024	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/ non-affiliated (continued)
Interactive Media & Services
Arches Buyer Inc	1300 West Traverse Parkway Lehi, UT 84043 United States	(9)	SOFR + 3.25%	8.20%	2/25/2021	12/6/2027		$3,571	$3,557	$3,433	0.01%
North Haven Ushc Acquisition Inc	1301 Virginia Drive, Suite 300, Fort Washington, PA 19038, United States	(4)(5)(11)	SOFR + 5.00%	9.70%	8/28/2024	10/30/2027		12,533	12,351	12,345	0.03%
North Haven Ushc Acquisition Inc	1301 Virginia Drive, Suite 300, Fort Washington, PA 19038, United States	(4)(5)(11)	SOFR + 5.00%	10.38%	8/28/2024	10/30/2027		7,337	7,230	7,227	0.02%
North Haven Ushc Acquisition Inc	1301 Virginia Drive, Suite 300, Fort Washington, PA 19038, United States	(4)(5)(11)	SOFR + 5.00%	10.40%	8/28/2024	10/30/2027		3,121	3,076	3,075	0.01%
North Haven Ushc Acquisition Inc	1301 Virginia Drive, Suite 300, Fort Washington, PA 19038, United States	(4)(5)(7)(11)	SOFR + 5.00%	10.16%	8/28/2024	10/30/2027		4,509	4,256	4,248	0.01%
North Haven Ushc Acquisition Inc	1301 Virginia Drive, Suite 300, Fort Washington, PA 19038, United States	(4)(5)(11)	SOFR + 5.00%	9.70%	8/28/2024	10/30/2027		3,631	3,579	3,577	0.01%
North Haven Ushc Acquisition Inc	1301 Virginia Drive, Suite 300, Fort Washington, PA 19038, United States	(4)(5)(11)	SOFR + 5.00%	10.38%	8/28/2024	10/30/2027		22,355	22,029	22,019	0.06%
North Haven Ushc Acquisition Inc	1301 Virginia Drive, Suite 300, Fort Washington, PA 19038, United States	(4)(5)(7)(11)	SOFR + 5.00%	9.74%	8/28/2024	10/30/2027		6,341	6,092	6,085	0.02%
Project Boost Purchaser, LLC	11660 Alpharetta Highway Suite 210 Roswell, GA 30076 United States	(8)	SOFR + 3.50%	8.79%	7/16/2024	7/16/2031		6,862	6,850	6,867	0.02%
									69,020	68,876	0.19%
Internet & Direct Marketing Retail
Hoya Midco, LLC	11 North Canal Street Suite 800 60606 Chicago IL United States	(6)(9)	SOFR + 3.00%	7.85%	2/3/2022	2/3/2029		9,496	9,463	9,556	0.03%
Identity Digital, Inc.	10500 NE 8th Street, Ste. 750 Bellevue, WA 98004 United States	(4)(11)	SOFR + 5.25%	10.35%	1/7/2021	12/29/2027		502,357	501,335	502,357	1.38%
Prodege International Holdings, LLC	100 North Pacific Coast Highway, 8th Floor El Segundo, CA, 90245 United States	(4)(10)	SOFR + 5.75%	10.84%	12/15/2021	12/15/2027		551,658	546,568	536,488	1.47%
									1,057,366	1,048,401	2.88%

Investments (1)(19)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 9/30/2024	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/ non-affiliated (continued)
IT Services
Ahead DB Holdings, LLC	401 N Michigan Ave., Suite 3400, Chicago IL 60611 United States	(10)	SOFR + 3.50%	8.10%	8/2/2024	2/1/2031			$2,524	$2,521	$2,531	0.01%
AI Altius Luxembourg S.à r.l.	Suite 1, 3rd Floor, 11 – 12 St James’s Square, London, SW1Y 4LB United Kingdom	(4)(5)(8)	9.75%	9.75% PIK	12/21/2021	12/21/2029			27,000	26,618	26,865	0.07%
AI Altius US Bidco, Inc.	9350 South Dixie Highway, Suite 950. Miami, FL 33156 United States	(4)(7)(10)	SOFR + 4.75%	10.03%	12/13/2021	12/21/2028			27,021	26,568	27,021	0.07%
AI Altius US Bidco, Inc.	9350 South Dixie Highway, Suite 950. Miami, FL 33156 United States	(4)(10)	SOFR + 4.75%	10.03%	5/21/2024	12/21/2028			218,247	216,142	218,247	0.60%
Allium Buyer, LLC	321 Inverness Drive South, Englewood, CO 80112 United States	(4)(7)(11)	SOFR + 5.00%	10.25%	5/2/2023	5/2/2030			1,584	1,540	1,584	0.00%
Dcert Buyer, Inc.	2801 N Thanksgiving Way #500, Lehi 84043 United States	(8)	SOFR + 4.00%	8.85%	1/7/2021	10/16/2026			19,355	19,367	18,829	0.05%
Fern Bidco Ltd	Focus House, Shoreham-by-Sea BN43 6PA, United Kingdom	(4)(5)(6)(7)(8)	S + 5.25%	10.20%	7/1/2024	7/3/2031		GBP	40,356	49,796	52,336	0.14%
Infostretch Corporation	28411 Northwestern Highway, Suite 640, Southfield, MI, 48034, United States	(4)(10)	SOFR + 5.75%	11.23%	4/1/2022	4/1/2028			178,883	176,797	165,914	0.46%
Inovalon Holdings, Inc.	4321 Collington Rd, Bowie, MD 20716, United States	(4)(10)	SOFR + 6.25%	11.79% (incl. 2.75% PIK)	11/24/2021	11/24/2028			1,003,353	989,564	1,003,353	2.75%
Inovalon Holdings, Inc.	4321 Collington Rd, Bowie, MD 20716, United States	(4)(5)(10)	SOFR + 6.25%	11.46% (incl. 2.75% PIK)	11/24/2021	11/24/2028			76,908	75,738	76,908	0.21%
KEN Bidco Ltd	10-14 White Lion St, London N1 9PD, United Kingdom	(4)(5)(6)(10)	S + 6.00%	11.07%	5/3/2024	8/3/2028		GBP	13,921	16,998	18,380	0.05%
Monterey Financing, S.à r.l.	41 Boulevard Du Prince Henri, L-1724, Luxembourg	(4)(6)(8)	CI + 6.00%	9.32%	9/28/2022	9/28/2029		DKK	560,750	72,569	83,318	0.23%
Monterey Financing, S.à r.l.	41 Boulevard Du Prince Henri, L-1724, Luxembourg	(4)(6)(9)	N + 6.00%	10.64%	9/28/2022	9/28/2029		NOK	599,094	54,804	56,486	0.15%
Monterey Financing, S.à r.l.	41 Boulevard Du Prince Henri, L-1724, Luxembourg	(4)(6)(8)	ST + 6.00%	9.31%	9/28/2022	9/28/2029		SEK	243,186	21,344	23,826	0.07%
Monterey Financing, S.à r.l.	41 Boulevard Du Prince Henri, L-1724, Luxembourg	(4)(6)(8)	E + 6.00%	9.38%	9/28/2022	9/28/2029		EUR	110,819	106,449	122,455	0.34%

Investments (1)(19)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 9/30/2024	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/ non-affiliated (continued)
IT Services (continued)
Newfold Digital Holdings Group Inc	12808 Gran Bay Parkway West, Jacksonville, FL 32258 United States	(10)	SOFR + 3.50%	8.81%	2/10/2021	2/10/2028			$44,255	$44,061	$39,241	0.11%
Park Place Technologies, LLC	5910 Landerbrook Drive, Mayfield Heights, OH 44124 United States	(4)(10)	SOFR + 5.25%	9.85%	3/25/2024	3/25/2031			546,804	542,318	544,070	1.49%
Park Place Technologies, LLC	5910 Landerbrook Drive, Mayfield Heights, OH 44124 United States	(4)(5)(7)(10)	SOFR + 5.25%	10.10%	3/25/2024	3/25/2031			10,271	9,289	9,522	0.03%
Razor Holdco, LLC	26 Meadow VW, Victoria, TX, 77904-1676, United States	(4)(10)	SOFR + 5.75%	11.11%	10/25/2021	10/25/2027			186,001	184,098	186,001	0.51%
Red River Technology, LLC	875 3rd Avenue, New York NY 10022 United States	(4)(11)	SOFR + 6.00%	10.95%	5/26/2021	5/26/2027			146,664	145,531	146,664	0.40%
Redwood Services Group, LLC	949 Shady Grove Road, Suite 403, Memphis, TN, 38120, United States	(4)(10)	SOFR + 6.25%	10.96%	6/15/2022	6/15/2029			62,261	61,517	62,261	0.17%
Redwood Services Group, LLC	949 Shady Grove Road, Suite 403, Memphis, TN, 38120, United States	(4)(5)(7)(10)	SOFR + 5.75%	10.46%	2/5/2024	6/29/2028			405	310	352	0.00%
Turing Holdco, Inc.	10-14 White Lion St, London N1 9PD, United Kingdom	(4)(6)(8)	E + 6.00%	9.82% (incl. 2.50% PIK)	10/14/2021	9/28/2028		EUR	16,952	19,257	18,635	0.05%
Turing Holdco, Inc.	10-14 White Lion St, London N1 9PD, United Kingdom	(4)(6)(8)	E + 6.00%	9.35% (incl. 2.50% PIK)	10/14/2021	8/3/2028		EUR	6,228	7,159	6,846	0.02%
Turing Holdco, Inc.	10-14 White Lion St, London N1 9PD, United Kingdom	(4)(6)(8)	SOFR + 6.00%	11.43% (incl. 2.50% PIK)	10/14/2021	10/16/2028			6,585	6,921	6,503	0.02%
Turing Holdco, Inc.	10-14 White Lion St, London N1 9PD, United Kingdom	(4)(6)(8)	SOFR + 6.00%	11.39% (incl. 2.50% PIK)	10/14/2021	9/28/2028			13,231	13,013	13,065	0.04%
Turing Holdco, Inc.	10-14 White Lion St, London N1 9PD, United Kingdom	(4)(5)(6)(7)(10)	S + 6.00%	11.07%	5/3/2024	8/3/2028		GBP	23,404	28,576	30,899	0.08%
Turing Holdco, Inc.	10-14 White Lion St, London N1 9PD, United Kingdom	(4)(5)(6)(7)(10)	SOFR + 6.00%	11.16%	5/3/2024	8/3/2028			31,139	30,293	30,750	0.08%
Virtusa Corp.	132 Turnpike Road Suite 300 Southborough MA 01772 United States	(10)	SOFR + 3.25%	8.10%	6/21/2024	2/15/2029			12,151	12,151	12,160	0.03%
										2,961,309	3,005,022	8.23%
Leisure Products
Motion Finco, LLC	2-4, rue Eugene Ruppert, Luxembourg, L-2453	(6)(8)	SOFR + 3.50%	8.10%	2/5/2024	11/12/2029			12,374	12,349	11,923	0.03%

Investments (1)(19)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 9/30/2024	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/ non-affiliated (continued)
Life Sciences Tools & Services
Cambrex Corp.	One Meadowlands Plaza, East Rutherford NJ 07073 United States	(10)	SOFR + 3.50%	8.45%	1/29/2021	12/4/2026			$4,518	$4,525	$4,498	0.01%
Jupiter Bidco Limited	Unit 15, Road 5, Winsford Industrial Estate, Winsford, Cheshire, United Kingdom, CW73SG	(4)(6)(7)(9)	E + 6.25%	9.60%	8/5/2022	8/27/2029		EUR	5,922	2,381	4,579	0.01%
Jupiter Bidco Limited	Unit 15, Road 5, Winsford Industrial Estate, Winsford, Cheshire, United Kingdom, CW73SG	(4)(6)(10)	SOFR + 6.25%	10.85%	8/5/2022	8/27/2029			88,177	86,325	70,101	0.19%
LSCS Holdings, Inc.	190 North Milwaukee Street Milwaukee, WI, 53202 United States	(9)	SOFR + 4.50%	9.46%	12/16/2021	12/16/2028			7,948	7,923	7,944	0.02%
Packaging Coordinators Midco, Inc.	3001 Red Lion Road, Philadelphia, PA 19114 United States	(10)	SOFR + 3.25%	8.10%	5/28/2024	11/30/2027			1,857	1,857	1,859	0.01%
PAREXEL International Inc/Wilmington	275 Grove Street, Suite 100C, Newton, MA 02466, United States	(9)	SOFR + 3.00%	7.85%	7/25/2024	11/15/2028			1,898	1,898	1,901	0.01%
										104,909	90,882	0.25%
Machinery
Chart Industries, Inc.	2200 Airport Industrial Dr, Suite 100, Ball Ground, GA 30107 United States	(4)(6)(9)	SOFR + 2.50%	7.82%	7/2/2024	3/16/2030			5,328	5,328	5,324	0.01%
LSF11 Trinity Bidco, Inc.	5555 N Channel Ave Portland, OR 97217 United States	(4)(8)	SOFR + 3.50%	8.42%	6/20/2024	6/14/2030			1,063	1,063	1,066	0.00%
MHE Intermediate Holdings, LLC	3235 Levis Common Blvd. Perrysburg, OH 43551 United States	(4)(7)(11)	SOFR + 6.00%	11.40%	7/21/2021	7/21/2027			5,600	5,539	5,600	0.02%
MHE Intermediate Holdings, LLC	3235 Levis Common Blvd. Perrysburg, OH 43551 United States	(4)(5)(11)	SOFR + 6.50%	11.78%	12/20/2022	7/21/2027			229	226	229	0.00%
MHE Intermediate Holdings, LLC	3235 Levis Common Blvd. Perrysburg, OH 43551 United States	(4)(5)(11)	SOFR + 6.25%	11.65%	8/30/2022	7/21/2027			228	225	228	0.00%
Pro Mach Group, Inc.	50 East Rivercenter Blvd Suite 1800 Covington KY 41011 United States	(11)	SOFR + 3.50%	8.35%	9/3/2024	8/31/2028			6,912	6,912	6,943	0.02%

Investments (1)(19)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 9/30/2024	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/ non-affiliated (continued)
Machinery (continued)
SPX Flow, Inc.	13320 Ballantyne Corporate Pla, Charlotte, NC, 28277, United States	(9)	SOFR + 3.50%	8.35%	6/6/2024	4/5/2029			$6,901	$6,901	$6,918	0.02%
TK Elevator U.S. Newco, Inc.	E-Plus Straße 1, Düsseldorf, North Rhine-Westphalia 40472 Germany	(6)(9)	SOFR + 3.50%	8.59%	3/14/2024	4/30/2030			17,539	17,498	17,593	0.05%
Victory Buyer, LLC	50 East 153rd Street Bronx, NY 10451-2104 United States	(9)	SOFR + 3.75%	8.72%	11/19/2021	11/19/2028			22,460	22,399	21,716	0.06%
										66,091	65,617	0.18%
Marine
Armada Parent, Inc.	93 Eastmont Ave Ste 100 East Wenatchee, WA, 98802-5305 United States	(4)(7)(10)	SOFR + 5.75%	10.91%	10/29/2021	10/29/2027			229,838	227,233	227,269	0.62%
Kattegat Project Bidco AB	Salsmästaregatan 21, Hisings Backa, Sweden	(4)(5)(6)(7)(8)	E + 6.00%	9.35%	3/20/2024	4/7/2031		EUR	51,768	54,667	56,605	0.16%
Kattegat Project Bidco AB	Salsmästaregatan 21, Hisings Backa, Sweden	(4)(5)(6)(8)	SOFR + 6.00%	10.60%	3/20/2024	4/7/2031			4,522	4,417	4,454	0.01%
										286,317	288,328	0.79%
Media
Bimini Group Purchaser Inc	1221 Brickell Avenue, Suite 2300 Miami, FL 33131 United States	(4)(5)(10)	SOFR + 5.25%	10.31%	4/26/2024	4/26/2031			207,645	205,697	206,607	0.57%
Bimini Group Purchaser Inc	1221 Brickell Avenue, Suite 2300 Miami, FL 33131 United States	(4)(5)(7)(10)	SOFR + 5.25%	10.49%	4/26/2024	4/26/2031			8,555	8,006	8,070	0.02%
Digital Media Solutions, LLC	4800 140th Avenue North Suite 101 Clearwater FL 33762 United States	(6)(10)(17)	SOFR + 11.00%	15.96% PIK	5/25/2021	5/25/2026			25,859	25,627	3,222	0.01%
Digital Media Solutions, LLC	4800 140th Avenue North Suite 101 Clearwater FL 33762 United States	(4)(5)(6)(10)	SOFR + 8.00%	13.1% (incl. 7.00% PIK)	4/17/2024	2/25/2026			2,813	2,813	2,813	0.01%
Digital Media Solutions, LLC	4800 140th Avenue North Suite 101 Clearwater FL 33762 United States	(4)(5)(6)(7)(14)	SOFR + 8.00%	13.1% (incl. 7.00% PIK)	9/13/2024	12/10/2024			1,723	1,511	1,628	0.00%
Digital Media Solutions, LLC	4800 140th Avenue North Suite 101 Clearwater FL 33762 United States	(4)(6)(10)(17)	SOFR + 8.00%	12.79% (incl. 7.00% PIK)	4/17/2024	5/25/2026			8,280	8,215	1,391	0.00%
McGraw-Hill Education, Inc.	2 Penn Plaza 20th Floor New York, NY, 10121 United States	(9)	SOFR + 4.00%	8.60%	8/6/2024	8/6/2031			12,651	12,620	12,714	0.03%

Investments (1)(19)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 9/30/2024	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/ non-affiliated (continued)
Media (continued)
Radiate Holdco, LLC	650 College Road East, Suite 3100, Princeton, NJ 08540 United States	(10)	SOFR + 3.25%	8.21%	11/1/2021	9/25/2026			$28,263	$28,238	$24,323	0.07%
Sunrise Financing Partnership	Thurgauerstrasse 101b, Glattpark (Opfikon), Zurich 8152 Switzerland	(6)(8)	SOFR + 2.93%	8.14%	4/20/2021	1/31/2029			5,000	4,945	4,982	0.01%
Trader Corp.	405 The West Mall, Suite 110 Etobicoke, ON M9C 5J1 Canada	(4)(6)(7)(10)	CA + 5.50%	9.80%	12/22/2022	12/22/2029		CAD	108,852	77,210	80,485	0.22%
Trader Corp.	405 The West Mall, Suite 110 Etobicoke, ON M9C 5J1 Canada	(4)(5)(6)(10)	CA + 5.50%	9.80%	6/20/2024	12/21/2029		CAD	44,093	31,952	32,603	0.09%
										406,834	378,838	1.03%
Metals & Mining
American Rock Salt Co LLC	5520 Route 63 PO Box 190 Mount Morris NY 14510 United States	(10)	SOFR + 4.00%	9.32%	6/11/2021	6/9/2028			9,317	9,311	7,701	0.02%
American Rock Salt Co LLC	5520 Route 63 PO Box 190 Mount Morris NY 14510 United States	(5)(7)(14)	SOFR + 7.00%	12.08%	9/19/2024	6/9/2028			3,325	1,606	1,606	0.00%
SCIH Salt Holdings, Inc.	10955 Lowell Ave Ste 500 Overland Park KS 66210 United States	(10)	SOFR + 3.50%	8.76%	4/29/2021	3/16/2027			13,247	13,205	13,261	0.04%
										24,122	22,568	0.06%
Oil, Gas & Consumable Fuels
Eagle Midstream Canada Finance Inc	222 3rd Avenue S.W. Suite 900 Calgary, Alberta T2P 0B4 Canada	(4)(6)(10)	SOFR + 5.25%	10.37%	8/30/2024	8/15/2028			39,004	38,668	39,004	0.11%
Freeport LNG Investments, LLLP	333 Clay Street Suite 5050 Houston, TX, 77002 United States	(9)	SOFR + 3.50%	9.04%	12/21/2021	12/21/2028			34,904	34,846	34,638	0.10%
KKR Alberta Midstream Finance Inc.	585 8 Ave SW #4000, Calgary, AB T2P 1G1, Canada	(4)(6)(10)	SOFR + 5.25%	10.37%	8/30/2024	8/15/2028			21,218	21,034	21,218	0.06%
										94,548	94,860	0.27%
Paper & Forest Products
Profile Products, LLC	219 Simpson St SW Conover, NC, 28613-8207 United States	(4)(10)	SOFR + 5.50%	10.70%	11/12/2021	11/12/2027			62,752	62,181	61,340	0.17%
Profile Products, LLC	219 Simpson St SW Conover, NC, 28613-8207 United States	(4)(5)(7)(10)	P + 4.50%	12.50%	11/12/2021	11/12/2027			7,674	7,574	7,452	0.02%

Investments (1)(19)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 9/30/2024	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/ non-affiliated (continued)
Paper & Forest Products (continued)
Profile Products, LLC	219 Simpson St SW Conover, NC, 28613-8207 United States	(4)(5)(7)(10)	P + 4.50%	12.50%	11/12/2021	11/12/2027			$387	$334	$228	0.00%
										70,089	69,020	0.19%
Pharmaceuticals
Dechra Pharmaceuticals Holdings Ltd	24 Cheshire Ave, Lostock Gralam, Northwich CW9 7UA, United Kingdom	(4)(5)(6)(7)(8)	E + 6.25%	9.89%	1/23/2024	1/24/2031		EUR	97,791	104,345	108,691	0.30%
Dechra Pharmaceuticals Holdings Ltd	24 Cheshire Ave, Lostock Gralam, Northwich CW9 7UA, United Kingdom	(4)(5)(6)(7)(10)	SOFR + 6.25%	11.39%	1/23/2024	1/24/2031			1,083	912	919	0.00%
Doc Generici (Diocle S.p.A.)	Via Filippo Turati, 40, 20121 Milano MI, Italy	(4)(5)(6)(7)(8)	E + 5.50%	8.99%	10/11/2022	10/27/2028		EUR	60,136	58,351	66,867	0.18%
Eden Acquisitionco Ltd	1 Occam Court, The Surrey Research Park, Guildford, Surrey GU2 7HJ United Kingdom	(4)(6)(7)(10)	SOFR + 6.25%	11.51%	11/2/2023	11/18/2030			108,046	105,599	107,944	0.30%
Gusto Sing Bidco Pte Ltd	One Temasek Ave, #04-01 Millenia Tower, Singapore 039192	(4)(5)(6)(7)(10)	BB + 6.50%	10.96%	1/29/2024	10/30/2028		AUD	1,000	642	676	0.00%
Padagis, LLC	1251 Lincoln Rd Allegan, MI 49010 United States	(6)(9)	SOFR + 4.75%	10.33%	7/6/2021	7/6/2028			27,824	27,792	26,015	0.07%
Rhea Parent, Inc.	Avenue Einstein 8 1300 Wavre Belgium	(4)(10)	SOFR + 5.50%	10.25%	2/18/2022	2/18/2029			201,854	199,316	201,854	0.55%
										496,957	512,966	1.40%
Professional Services
ALKU, LLC	200 Brickstone Square, Suite 503, Andover, MA 01810 United States	(4)(10)	SOFR + 6.25%	10.50%	5/23/2023	5/23/2029			54,992	53,952	54,992	0.15%
ALKU, LLC	200 Brickstone Square, Suite 503, Andover, MA 01810 United States	(4)(10)	SOFR + 5.50%	9.75%	2/21/2024	5/23/2029			4,975	4,887	4,950	0.01%
Apex Companies, LLC	2101 Gaither Rd, Suite 500, Rockville, MD 20850 United States	(4)(11)	SOFR + 5.50%	10.75%	1/31/2023	1/31/2028			1,605	1,576	1,581	0.00%
Apex Companies, LLC	2101 Gaither Rd, Suite 500, Rockville, MD 20850 United States	(4)(5)(11)	SOFR + 5.50%	10.56%	3/15/2024	3/15/2026			738	722	727	0.00%
Apex Companies, LLC	2101 Gaither Rd, Suite 500, Rockville, MD 20850 United States	(4)(5)(11)	SOFR + 5.50%	10.44%	1/31/2023	1/31/2028			368	361	362	0.00%

Investments (1)(19)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 9/30/2024	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/ non-affiliated (continued)
Professional Services (continued)
Apex Companies, LLC	2101 Gaither Rd, Suite 500, Rockville, MD 20850 United States	(4)(5)(11)	SOFR + 5.50%	10.56%	8/28/2024	1/31/2028		$12,851	$12,664	$12,658	0.03%
Apex Companies, LLC	2101 Gaither Rd, Suite 500, Rockville, MD 20850 United States	(4)(5)(7)(11)	SOFR + 5.50%	10.56%	8/28/2024	1/31/2028		319	243	244	0.00%
APFS Staffing Holdings, Inc.	125 S Wacker Dr Ste 2700, Chicago, Illinois 60606, United States	(9)	SOFR + 4.00%	8.85%	12/29/2021	12/29/2028		6,100	6,077	5,970	0.02%
Armor Holdco, Inc.	48 Wall Street 22nd Floor New York, NY, 10005 United States	(4)(6)(9)	SOFR + 4.50%	10.01%	12/10/2021	12/11/2028		6,379	6,358	6,427	0.02%
Artisan Acquisitionco Ltd	4th Floor, Martin House, 5 Martin Lane, London EC4R 0DP, United Kingdom	(4)(5)(6)(8)	SOFR + 5.00%	9.64%	9/23/2024	9/30/2031		392,805	384,952	384,949	1.06%
Baker Tilly Advisory Group LP	205 N. Michigan Ave. 28th Floor Chicago, IL 60601 United States	(4)(5)(7)(10)	SOFR + 5.00%	9.85%	6/3/2024	6/3/2031		176,767	173,521	174,426	0.48%
Cast & Crew Payroll, LLC	2300 Empire Avenue, 5th Floor, Burbank, CA 91504 United States	(9)	SOFR + 3.75%	8.60%	12/30/2021	12/29/2028		11,601	11,514	11,637	0.03%
CFGI Holdings, LLC	1 Lincoln Street, Suite 1301 Boston, MA 02111, United States	(4)(7)(10)	SOFR + 4.50%	9.35%	11/2/2021	11/2/2027		20,834	20,414	20,435	0.06%
Chronicle Bidco, Inc.	720 14th Street, Sacramento, CA 95814 United States	(4)(5)(11)	SOFR + 6.25%	11.50%	5/19/2022	5/18/2029		2,884	2,884	2,884	0.01%
Chronicle Bidco, Inc.	720 14th Street, Sacramento, CA 95814 United States	(4)(11)	SOFR + 6.25%	11.50%	5/19/2022	5/18/2029		41,869	41,615	41,869	0.11%
Chronicle Bidco, Inc.	720 14th Street, Sacramento, CA 95814 United States	(4)(5)(7)(11)	SOFR + 6.25%	11.50%	3/26/2024	5/18/2029		731	596	591	0.00%
Cisive Holdings Corp	1180 Welsh Rd # 110 North Wales, PA, 19454-2053 United States	(4)(7)(11)	SOFR + 5.75%	10.45%	12/8/2021	12/8/2028		33,688	33,564	33,093	0.09%
Claims Automation Intermediate 2, LLC	101 South Tryon Street, Suite 3300, Charlotte, NC 28280 United States	(4)(10)	SOFR + 4.50%	8.89%	12/16/2021	12/16/2027		44,573	44,096	44,573	0.12%
Claims Automation Intermediate 2, LLC	101 South Tryon Street, Suite 3300, Charlotte, NC 28280 United States	(4)(5)(7)(10)	SOFR + 4.50%	9.70%	12/16/2021	12/16/2027		34,175	33,626	33,148	0.09%

Investments (1)(19)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 9/30/2024	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/ non-affiliated (continued)
Professional Services (continued)
Clearview Buyer, Inc.	1 Newton Pl Ste 405, 275 Washington Street, Newton, MA 02458, United States	(4)(7)(10)	SOFR + 5.35%	9.95%	8/26/2021	8/26/2027		$118,875	$117,639	$118,875	0.33%
CRCI Longhorn Holdings Inc	6504 Bridge Point Parkway, Suite 425, Austin, TX 78730, United States	(4)(5)(10)	SOFR + 5.00%	9.85%	8/27/2024	8/27/2031		64,147	63,514	63,506	0.17%
CRCI Longhorn Holdings Inc	6504 Bridge Point Parkway, Suite 425, Austin, TX 78730, United States	(4)(5)(7)(10)	SOFR + 5.00%	9.85%	8/27/2024	8/27/2031		5,555	5,363	5,360	0.01%
Cumming Group, Inc.	485 Lexington Avenue, New York NY 10017 United States	(4)(11)	SOFR + 5.25%	9.50%	5/26/2021	11/16/2027		196,540	194,664	196,540	0.54%
Cumming Group, Inc.	485 Lexington Avenue, New York NY 10017 United States	(4)(7)(11)	SOFR + 5.25%	9.50%	11/18/2022	11/16/2027		25,294	24,626	25,150	0.07%
Deerfield Dakota Holding, LLC	55 East 52nd Street 31st Floorm Park Avenue Plaza, New York, NY 10055 United States	(11)	SOFR + 3.75%	8.35%	1/7/2021	4/9/2027		84,598	84,361	82,996	0.23%
Eliassen Group, LLC	55 Walkers Brook Drive, Reading MA, 01867 United States	(4)(10)	SOFR + 5.75%	10.35%	4/14/2022	4/14/2028		67,215	66,632	66,207	0.18%
Emerald US, Inc.	31910 Del Obispo Street Suite 200 San Juan Capistrano, CA 92675 United States	(6)(8)	SOFR + 3.75%	8.62%	1/7/2021	7/12/2028		3,819	3,816	3,832	0.01%
EP Purchaser, LLC	2950 N. Hollywood Way, Burbank, CA 91505 United States	(9)	SOFR + 3.50%	8.37%	11/4/2021	11/6/2028		9,473	9,334	9,509	0.03%
G&A Partners Holding Company II, LLC	17220 Katy Freeway, Suite 350, Houston, TX 77094 United States	(4)(9)	SOFR + 5.50%	10.52%	3/1/2024	3/1/2031		60,342	59,236	60,040	0.16%
G&A Partners Holding Company II, LLC	17220 Katy Freeway, Suite 350, Houston, TX 77094 United States	(4)(5)(7)(9)	SOFR + 5.50%	10.52%	3/1/2024	3/1/2030		2,361	2,040	2,065	0.01%
Genuine Financial Holdings, LLC	100 Centerview Drive, Suite 300 Nashville, TN 37214 United States	(8)	SOFR + 4.00%	8.85%	6/28/2024	9/27/2030		3,987	3,999	3,967	0.01%
Guidehouse, Inc.	1676 International Drive, Suite 800, McLean, VA 22102 United States	(4)(10)	SOFR + 5.75%	10.60% (incl. 2.00% PIK)	10/15/2021	12/16/2030		1,238,581	1,229,372	1,238,581	3.40%
IG Investments Holdings, LLC	4170 Ashford Dunwood Road, Northeast, Ste 250 Atlanta GA 30319 United States	(4)(7)(10)	SOFR + 6.00%	11.35%	9/22/2021	9/22/2028		440,466	434,921	440,466	1.21%

Investments (1)(19)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 9/30/2024	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/ non-affiliated (continued)
Professional Services (continued)
IG Investments Holdings, LLC	4170 Ashford Dunwood Road, Northeast, Ste 250 Atlanta GA 30319 United States	(4)(5)(10)	SOFR + 6.00%	11.25%	4/8/2024	9/22/2028			$4,233	$4,196	$4,233	0.01%
Inmar, Inc.	8150 Industrial Blvd, Breinigsville, PA 18031 United States	(11)	SOFR + 5.50%	10.35%	6/21/2023	5/1/2026			29,346	28,780	29,437	0.08%
Kwor Acquisition, Inc.	303 Timber Creek Hammond, LA,70403 United States	(4)(5)(11)	P + 4.25%	12.25%	6/22/2022	12/22/2028			1,389	1,377	1,156	0.00%
Kwor Acquisition, Inc.	303 Timber Creek Hammond, LA,70403 United States	(4)(5)(11)	P + 4.25%	12.25%	12/22/2021	12/22/2027			12,195	12,097	10,152	0.03%
Legacy Intermediate, LLC	3701 FAU Blvd, Suite 300, Boca Raton, FL 33431, United States	(4)(10)	SOFR + 5.75%	10.96%	2/25/2022	2/25/2028			120,861	119,506	120,861	0.33%
Legacy Intermediate, LLC	3701 FAU Blvd, Suite 300, Boca Raton, FL 33431, United States	(4)(9)	SOFR + 5.75%	11.13%	12/22/2023	2/25/2028			23,283	22,892	23,283	0.06%
Lereta, LLC	1123 Parkview Drive Covina, CA, 91724 United States	(10)	SOFR + 5.25%	10.21%	7/30/2021	7/30/2028			28,933	28,775	23,581	0.06%
Mantech International CP	9 West 57th Street, 29th Floor, New York, NY, 10019, United States	(4)(7)(10)	SOFR + 5.00%	10.25%	4/12/2024	9/14/2029			901,369	887,627	900,170	2.47%
Mercury Bidco Globe Limited	3rd Floor, 8 St. James’s Square, London, SW1Y 4JU, United Kingdom	(4)(5)(6)(7)(8)	S + 6.25%	11.20%	1/18/2024	1/31/2031		GBP	80,581	100,347	107,430	0.29%
Mercury Borrower, Inc.	200 Dryden Road, Dresher, PA 19025 United States	(9)	SOFR + 3.50%	8.46%	8/2/2021	8/2/2028			40,937	40,856	40,988	0.11%
Minotaur Acquisition, Inc.	2001 Spring Road, Suite 700, Oak Brook, IL 60523 United States	(4)(5)(7)(11)	SOFR + 5.00%	9.85%	5/10/2024	5/10/2030			115,614	113,085	114,194	0.31%
MPG Parent Holdings, LLC	One Vanderbilt Avenue, 53rd Floor, New York, New York 10017 United States	(4)(11)	SOFR + 5.25%	9.85%	1/8/2024	1/8/2030			18,166	17,846	18,166	0.05%
MPG Parent Holdings, LLC	One Vanderbilt Avenue, 53rd Floor, New York, New York 10017 United States	(4)(5)(7)(11)	SOFR + 5.25%	9.84%	1/8/2024	1/8/2030			1,781	1,687	1,781	0.00%

Investments (1)(19)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 9/30/2024	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/ non-affiliated (continued)
Professional Services (continued)
Oxford Global Resources Inc	100 Cummings Center, Suite 206L, Beverly, MA 01915, United States	(4)(11)	SOFR + 6.00%	10.22%	8/17/2021	8/17/2027		$93,117	$92,224	$93,117	0.26%
Oxford Global Resources Inc	100 Cummings Center, Suite 206L, Beverly, MA 01915, United States	(4)(5)(7)(11)	SOFR + 6.00%	11.20%	8/17/2021	8/17/2027		8,750	8,599	8,750	0.02%
Oxford Global Resources Inc	100 Cummings Center, Suite 206L, Beverly, MA 01915, United States	(4)(5)(9)	SOFR + 6.00%	11.39%	6/6/2024	8/17/2027		9,949	9,761	9,949	0.03%
Pavion Corp.	4151 Lafayette Center Dr, Suite 700, Chantilly, Virginia 20151, United States	(4)(6)(10)	SOFR + 5.75%	11.00%	10/30/2023	10/30/2030		117,394	115,356	117,394	0.32%
Pavion Corp.	4151 Lafayette Center Dr, Suite 700, Chantilly, Virginia 20151, United States	(4)(5)(6)(7)(10)	SOFR + 5.75%	11.03%	10/30/2023	10/30/2030		23,827	23,379	23,550	0.06%
Petrus Buyer Inc	100 Bayview Cir Ste 400, Newport Beach, California, 92660 United States	(4)(10)	SOFR + 5.25%	10.54%	10/17/2022	10/17/2029		35,630	34,860	35,630	0.10%
Petrus Buyer Inc	100 Bayview Cir Ste 400, Newport Beach, California, 92660 United States	(4)(5)(7)(10)	SOFR + 5.25%	10.31%	10/17/2022	10/17/2029		6,375	6,073	6,206	0.02%
Polyconcept Investments B.V.	Kabelweg 1 2371 DX, Roelofarendsveen, ZUID-HOLLAND, Netherlands	(10)	SOFR + 5.50%	10.10%	5/20/2022	5/18/2029		24,352	24,028	23,819	0.07%
Sedgwick Claims Management Services, Inc.	8125 Sedgwick Way, Memphis TN 38125 United States	(6)(8)	SOFR + 3.00%	8.25%	2/24/2023	7/31/2031		5,185	5,143	5,181	0.01%
Soliant Lower Intermediate, LLC	5550 Peachtree Parkway, Suite 500 Peachtree Corners, GA 30092, United States	(8)	SOFR + 3.75%	8.60%	7/18/2024	7/18/2031		50,286	46,964	50,411	0.14%
Soliant Lower Intermediate, LLC	5550 Peachtree Parkway, Suite 500 Peachtree Corners, GA 30092, United States	(4)(5)(7)(8)	SOFR + 3.75%	8.61%	7/18/2024	7/18/2029		1,500	1,068	1,050	0.00%
STV Group, Inc.	350 5th Avenue, Suite 1120, New York, NY 10001 United States	(4)(10)	SOFR + 5.00%	9.96%	3/20/2024	3/20/2031		58,543	57,461	58,250	0.16%
STV Group, Inc.	350 5th Avenue, Suite 1120, New York, NY 10001 United States	(4)(5)(7)(10)	P + 4.00%	12.50%	3/20/2024	3/20/2030		1,681	1,311	1,454	0.00%

Investments (1)(19)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 9/30/2024	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/ non-affiliated (continued)
Professional Services (continued)
Thevelia US, LLC	Level 15, Manulife Place, 348 Kwun Tong Rd, Ngau Tau Kok, Hong Kong	(6)(9)	SOFR + 3.25%	7.85%	7/29/2024	6/18/2029			$33,861	$33,861	$33,959	0.09%
Trinity Air Consultants Holdings Corp.	330 7th Ave, New York, NY 10001 United States	(4)(10)	SOFR + 5.25%	10.66%	6/29/2021	6/29/2028			24,735	24,528	24,735	0.07%
Trinity Air Consultants Holdings Corp.	330 7th Ave, New York, NY 10001 United States	(4)(7)(10)	SOFR + 5.25%	10.61%	6/29/2021	6/29/2028			53,725	52,921	53,578	0.15%
Trinity Partners Holdings, LLC	230 3rd Ave Prospect Place Waltham, MA 02451 United States	(4)(7)(11)	SOFR + 5.75%	10.90%	12/21/2021	12/21/2028			381,408	376,047	380,263	1.04%
Victors CCC Buyer, LLC	251 Little Falls Drive. Wilmington, DE 19808 United States	(4)(7)(10)	SOFR + 4.75%	9.85%	6/1/2022	6/1/2029			143,692	141,393	143,382	0.39%
West Monroe Partners, LLC	311 W Monroe St 14th Floor, Chicago, IL 60606, United States	(4)(7)(10)	SOFR + 5.50%	10.73%	11/9/2021	11/8/2028			717,044	708,148	704,495	1.93%
										6,275,335	6,323,215	17.30%
Real Estate Management & Development
Castle Management Borrower, LLC	870 Seventh Avenue 2nd Fl New York, New York 10019, United States	(4)(11)	SOFR + 5.50%	10.10%	11/3/2023	11/3/2029			33,083	32,662	33,083	0.09%
Castle Management Borrower, LLC	870 Seventh Avenue 2nd Fl New York, New York 10019, United States	(4)(5)(7)(11)	SOFR + 5.50%	10.10%	11/3/2023	11/3/2029			417	346	417	0.00%
Cushman & Wakefield US Borrower, LLC	Suite 3000, 225 W. Wacker Drive, Chicago, Illinois, 60606, United States	(4)(6)(9)	SOFR + 3.00%	7.85%	6/18/2024	1/31/2030			7,461	7,461	7,471	0.02%
Cushman & Wakefield US Borrower, LLC	Suite 3000, 225 W. Wacker Drive, Chicago, Illinois, 60606, United States	(6)(9)	SOFR + 3.00%	7.85%	9/25/2024	1/31/2030			1,600	1,600	1,603	0.00%
McCarthy & Stone PLC	2711 North Haskell Avenue Suite 1700 Dallas TX 75204 United States	(4)(5)(6)(8)	7.00%	7.00%	1/27/2021	2/2/2026		GBP	20,000	28,078	25,736	0.07%
Neptune BidCo SAS	21 Avenue Kleber, 75116 Paris, France	(4)(5)(6)(7)(8)	E + 5.25%	8.89%	3/28/2024	4/1/2031		EUR	6,495	6,857	7,165	0.02%
Progress Residential PM Holdings, LLC	7500 N Dobson Rd., Suite 300 Scottsdale, AZ 85256 United States	(4)(10)	SOFR + 5.50%	10.25%	2/16/2021	8/8/2030			79,357	78,211	79,357	0.22%

Investments (1)(19)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 9/30/2024	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/ non-affiliated (continued)
Real Estate Management & Development (continued)
Progress Residential PM Holdings, LLC	7500 N Dobson Rd., Suite 300 Scottsdale, AZ 85256 United States	(4)(7)(10)	SOFR + 5.50%	10.25%	7/26/2022	8/8/2030			$15,205	$14,930	$15,205	0.04%
										170,145	170,037	0.46%
Software
Aareon Holding GmbH	Isaac-Fulda-Allee 6, 55124 Mainz, Germany	(4)(6)(10)	E + 6.00%	9.72%	8/8/2023	8/16/2030		EUR	38,317	40,683	42,652	0.12%
Aareon Holding GmbH	Isaac-Fulda-Allee 6, 55124 Mainz, Germany	(4)(6)(10)	E + 6.00%	9.72%	8/8/2023	8/19/2030		EUR	15,779	16,880	17,565	0.05%
AI Titan Parent Inc	4601 Six Forks Road, Suite 220, Raleigh, NC 27609, United States	(4)(5)(7)(10)	SOFR + 4.75%	9.81%	8/29/2024	8/29/2031			110,274	108,941	108,924	0.30%
Analytic Partners LP	1441 Brickell Avenue Suite 1220 Miami, Florida 33131	(4)(7)(10)	SOFR + 5.00%	9.60%	4/4/2022	4/4/2028			21,304	21,017	21,304	0.06%
Anaplan, Inc.	50 Hawthorne St, San Francisco, CA 94105 United States	(4)(5)(10)	SOFR + 5.25%	9.85%	4/25/2024	6/21/2029			200	198	200	0.00%
Anaplan, Inc.	50 Hawthorne St, San Francisco, CA 94105 United States	(4)(7)(10)	SOFR + 5.25%	9.85%	6/21/2022	6/21/2029			537,534	529,690	537,534	1.47%
Aptean Inc	4325 Alexander Drive, Suite 100, Alpharetta, GA 30022 United States	(4)(10)	SOFR + 5.25%	10.10%	1/29/2024	1/29/2031			41,196	40,833	41,196	0.11%
Aptean Inc	4325 Alexander Drive, Suite 100, Alpharetta, GA 30022 United States	(4)(5)(7)(10)	SOFR + 5.25%	10.06%	1/29/2024	1/29/2031			102	46	76	0.00%
Armstrong Bidco Limited	The Old School School Lane, Stratford St Mary, Colchester, Essex, United Kingdom, CO7 6LZ	(4)(6)(8)	S + 5.25%	10.20%	6/2/2022	6/28/2029		GBP	478,945	573,578	621,116	1.70%
AuditBoard Inc	12900 Park Plaza Dr. Ste 200, Cerritos, CA, 90703, United States	(4)(7)(10)	SOFR + 4.75%	9.35%	7/12/2024	7/12/2031			80,730	79,613	79,577	0.22%
Avalara Inc	255 South King St., Suite 1800, Seattle, WA 98104 United States	(4)(7)(10)	SOFR + 6.25%	10.85%	10/19/2022	10/19/2028			23,077	22,649	23,077	0.06%
Azurite Intermediate Holdings Inc.	233 Wilshire Blvd., Suite 800 Santa Monica, CA 90401 United States	(4)(7)(10)	SOFR + 6.50%	11.35%	3/19/2024	3/19/2031			46,170	45,329	45,708	0.13%

Investments (1)(19)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 9/30/2024	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/ non-affiliated (continued)
Software (continued)
Bayshore Intermediate #2 LP	1 W Elm St ste 200, Conshohocken, PA 19428, United States	(4)(5)(10)	SOFR + 6.25%	11.55% (incl. 2.88% PIK)	6/6/2024	10/1/2028		$72,103	$71,770	$71,833	0.20%
BlueCat Networks USA, Inc.	156 W. 56th Street, 3rd Floor, New York, New York 10019 United States	(4)(10)	SOFR + 5.75%	10.86%	8/8/2022	8/8/2028		70,091	69,223	69,741	0.19%
BlueCat Networks USA, Inc.	156 W. 56th Street, 3rd Floor, New York, New York 10019 United States	(4)(10)	SOFR + 5.75%	10.71%	8/8/2022	8/8/2028		12,340	12,186	12,279	0.03%
BlueCat Networks USA, Inc.	156 W. 56th Street, 3rd Floor, New York, New York 10019 United States	(4)(5)(10)	SOFR + 5.75%	10.87%	8/8/2022	8/8/2028		8,520	8,428	8,477	0.02%
Bluefin Holding, LLC	8200 Roberts Drive, Suite 400, Atlanta, GA 30350 United States	(4)(7)(11)	SOFR + 7.25%	12.20%	9/12/2023	9/12/2029		45,513	44,482	45,263	0.12%
Boxer Parent Company, Inc.	John Hancock Tower 200 Clarendon Street Boston MA 02116 United States	(8)	SOFR + 3.75%	9.01%	7/30/2024	7/30/2031		14,681	14,645	14,669	0.04%
Brave Parent Holdings, Inc.	11695 Johns Creek Parkway, Suite 200, Johns Creek, Georgia 30097 United States	(4)(7)(10)	SOFR + 5.00%	10.25%	11/28/2023	11/28/2030		501,528	496,594	501,126	1.37%
CDK Global Inc.	1950 Hassell Rd, Hoffman Estates, Illinois, 60169 United States	(8)	SOFR + 3.25%	7.85%	5/16/2024	7/6/2029		4,985	4,985	4,939	0.01%
Cloud Software Group, Inc.	4980 Great America Parkway, Santa Clara, CA 95054 United States	(9)	SOFR + 4.00%	8.60%	5/24/2024	3/30/2029		7,481	7,487	7,459	0.02%
Cloud Software Group, Inc.	4980 Great America Parkway, Santa Clara, CA 95054 United States	(9)	SOFR + 4.50%	9.10%	3/22/2024	3/21/2031		2,600	2,605	2,610	0.01%
Cloudera, Inc.	1001 Page Mill Road Building 3 Palo Alto, CA, 94304 United States	(9)	SOFR + 3.75%	8.70%	10/8/2021	10/8/2028		35,162	34,872	34,326	0.09%
Confine Visual Bidco	Kistagången 12, 164 40 Kista, Sweden	(4)(6)(8)	SOFR + 5.75%	10.58%	2/23/2022	2/23/2029		257,960	253,132	211,527	0.58%
Confine Visual Bidco	Kistagången 12, 164 40 Kista, Sweden	(4)(6)(8)	SOFR + 5.75%	10.58%	3/11/2022	2/23/2029		6,159	6,039	5,050	0.01%
Conga Corp.	13699 Via Varra, Broomfield, CO 80020, United States	(10)	SOFR + 3.50%	8.56%	8/8/2024	5/8/2028		11,509	11,509	11,565	0.03%

Investments (1)(19)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 9/30/2024	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/ non-affiliated (continued)
Software (continued)
Connatix Buyer, Inc.	666 Broadway, 10th Floor, New York, NY 10012, United States	(4)(10)	SOFR + 5.50%	10.53%	7/14/2021	7/14/2027			$107,049	$106,056	$104,908	0.29%
Connatix Buyer, Inc.	666 Broadway, 10th Floor, New York, NY 10012, United States	(4)(5)(7)(10)	SOFR + 5.50%	10.42%	7/14/2021	7/14/2027			3,715	3,564	3,389	0.01%
ConnectWise, LLC	4110 George Road Suite 200, Tampa, FL, 33634, United States	(9)	SOFR + 3.50%	8.37%	9/30/2021	9/29/2028			28,103	28,052	28,117	0.08%
Cornerstone OnDemand, Inc.	1601 Cloverfield Blvd Suite 620 South Santa Monica, CA, 90404 United States	(9)	SOFR + 3.75%	8.71%	10/15/2021	10/16/2028			26,934	26,868	25,301	0.07%
Cornerstone OnDemand, Inc.	1601 Cloverfield Blvd Suite 620 South Santa Monica, CA, 90404 United States	(4)(11)	SOFR + 6.00%	11.10%	9/7/2023	10/16/2028			34,563	33,725	34,130	0.09%
Coupa Software Inc.	1855 S. Grant Street, San Mateo, CA 94402 United States	(4)(6)(7)(10)	SOFR + 5.50%	10.75%	2/27/2023	2/27/2030			1,827	1,788	1,825	0.01%
Crewline Buyer, Inc.	188 Spear St, San Francisco, CA 94105 United States	(4)(6)(7)(11)	SOFR + 6.75%	11.35%	11/8/2023	11/8/2030			118,659	115,804	117,349	0.32%
Delta Topco, Inc.	3111 Coronado Drive in Santa Clara, CA 95054 United States	(8)	SOFR + 3.50%	8.20%	5/1/2024	12/1/2029			74,786	74,612	74,760	0.21%
Denali Bidco Ltd	53 rue de Châteaudun,75009 Paris, France	(4)(5)(6)(7)(10)	S + 6.00%	10.95%	8/29/2023	8/29/2030		GBP	14,404	17,763	19,255	0.05%
Denali Bidco Ltd	53 rue de Châteaudun,75009 Paris, France	(4)(5)(6)(8)	E + 6.00%	9.35%	8/29/2023	8/29/2030		EUR	4,174	4,416	4,647	0.01%
Denali Bidco Ltd	53 rue de Châteaudun,75009 Paris, France	(4)(5)(6)(8)	E + 5.50%	8.85%	2/28/2024	8/29/2030		EUR	263	276	293	0.00%
Denali Bidco Ltd	53 rue de Châteaudun,75009 Paris, France	(4)(5)(6)(9)	E + 6.00%	9.35%	2/28/2024	8/29/2030		EUR	5,845	6,206	6,507	0.02%
Diligent Corp	61 W 23rd Street, 4th Floor, New York, NY 10010 United States	(4)(7)(10)	SOFR + 5.00%	10.09%	4/30/2024	8/2/2030			173,460	171,697	171,626	0.47%
Diligent Corp	61 W 23rd Street, 4th Floor, New York, NY 10010 United States	(4)(10)	SOFR + 5.00%	10.09%	4/30/2024	8/2/2030			29,736	29,582	29,736	0.08%

Investments (1)(19)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 9/30/2024	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/ non-affiliated (continued)
Software (continued)
Discovery Education, Inc.	233 Wilshire Blvd, Suite 800, Santa Monica, CA, 90401, United States	(4)(5)(10)	SOFR + 5.75%	10.91%	4/7/2022	4/9/2029			$635,419	$628,721	$563,934	1.55%
Discovery Education, Inc.	233 Wilshire Blvd, Suite 800, Santa Monica, CA, 90401, United States	(4)(11)	SOFR + 5.75%	10.98%	10/3/2023	4/9/2029			65,604	64,961	58,224	0.16%
DTI Holdco, Inc.	Two Ravinia Drive, Suite 201, 19904 Dover, DE United States	(10)	SOFR + 4.75%	9.60%	4/26/2022	4/26/2029			24,500	24,027	24,627	0.07%
ECI Macola Max Holding, LLC	5455 Rings Road Suite 100 Dublin OH 43017 United States	(6)(10)	SOFR + 3.75%	8.35%	9/20/2024	5/9/2030			10,628	10,628	10,671	0.03%
Elements Finco Ltd	Heathrow Approach, 470 London Road, Slough, Berkshire SL3 8QY, Great Britain	(4)(5)(6)(7)(8)	S + 5.00%	9.95%	3/27/2024	4/29/2031		GBP	67,590	83,697	89,484	0.25%
Elements Finco Ltd	Heathrow Approach, 470 London Road, Slough, Berkshire SL3 8QY, Great Britain	(4)(5)(6)(8)	SOFR + 4.75%	9.60%	3/27/2024	4/29/2031			21,157	20,923	20,999	0.06%
Elements Finco Ltd	Heathrow Approach, 470 London Road, Slough, Berkshire SL3 8QY, Great Britain	(4)(5)(6)(8)	SOFR + 4.75%	9.60%	4/30/2024	4/29/2031			17,609	17,511	17,477	0.05%
Ellucian Holdings, Inc.	2003 Edmund Halley Drive, Reston, VA 20191 United States	(9)	SOFR + 3.50%	8.45%	2/29/2024	10/9/2029			1,957	1,955	1,964	0.01%
Epicor Software Corp.	807 Las Cimas Pkwy, Austin, TX 78746, United States	(10)	SOFR + 3.25%	8.10%	5/30/2024	5/30/2031			4,564	4,549	4,573	0.01%
Epicor Software Corp.	807 Las Cimas Pkwy, Austin, TX 78746, United States	(7)(10)	SOFR + 3.25%	8.10%	5/30/2024	4/25/2031			309	308	310	0.00%
Episerver, Inc.	542A Amherst Street Route 101A Nashua, NH 03063 United States	(4)(11)	SOFR + 5.25%	9.85%	12/21/2021	4/9/2026			7,064	7,027	6,994	0.02%
Episerver, Inc.	542A Amherst Street Route 101A Nashua, NH 03063 United States	(4)(7)(11)	SOFR + 5.25%	10.00%	5/26/2021	4/9/2026			17,590	17,489	17,376	0.05%
Everbridge Holdings, LLC	25 Corporate Drive, Suite 400, Burlington, MA 01803, United States	(4)(5)(6)(10)	SOFR + 5.00%	10.33%	7/2/2024	7/2/2031			34,815	34,647	34,641	0.10%

Investments (1)(19)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 9/30/2024	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/ non-affiliated (continued)
Software (continued)
Everbridge Holdings, LLC	25 Corporate Drive, Suite 400, Burlington, MA 01803, United States	(4)(5)(6)(7)(10)	SOFR + 5.00%	10.30%	7/2/2024	7/2/2031		$3,412	$3,366	$3,364	0.01%
Experity, Inc.	101 South Phillips Avenue, Suite 300, Sioux Falls, SD 57104, United States	(4)(10)	SOFR + 5.50%	10.60% (incl. 3.25% PIK)	7/22/2021	2/24/2028		105,722	104,648	105,722	0.29%
Experity, Inc.	101 South Phillips Avenue, Suite 300, Sioux Falls, SD 57104, United States	(4)(7)(10)	SOFR + 5.50%	10.60% (incl. 3.25% PIK)	2/24/2022	2/24/2028		34,067	33,538	34,067	0.09%
Flash Charm, Inc.	Brookhollow Ctr III, 2950 Nort Loop Freeway W, Suite 700 Houston TX 77092 United States	(10)	SOFR + 3.50%	8.75%	6/11/2024	3/2/2028		52,090	52,086	51,138	0.14%
Flexera Software, LLC	Park Blvd Suite 400 Itasca, IL 60143 United States	(10)	SOFR + 3.50%	8.46%	5/20/2024	3/3/2028		9,299	9,344	9,315	0.03%
Gen Digital Inc	60 East Rio Salado Parkway Suite 1000, Tempe, AZ, 8528, United States	(6)(9)	SOFR + 1.75%	6.60%	6/5/2024	9/12/2029		5,020	5,020	5,010	0.01%
Genesys Cloud Services Holdings II, LLC	1302 El Camino Real, Suite 300 Menlo Park, CA, 94025, United States	(10)	SOFR + 3.75%	8.60%	9/26/2024	12/1/2027		5,770	5,770	5,789	0.02%
Gigamon Inc.	3300 Olcott Street Santa Clara, CA 95054, United States	(4)(11)	SOFR + 5.75%	11.19%	3/11/2022	3/9/2029		423,957	418,581	417,598	1.15%
Gigamon Inc.	3300 Olcott Street Santa Clara, CA 95054, United States	(4)(5)(7)(10)	SOFR + 5.75%	11.21%	3/11/2022	3/9/2029		20,619	20,472	20,233	0.06%
GovernmentJobs.com, Inc.	300 Continental Blvd., El Segundo, CA 90245, United States	(4)(7)(10)	SOFR + 5.00%	9.60%	7/15/2024	12/2/2028		287,035	284,017	286,428	0.79%
Granicus Inc.	1999 Broadway, Suite 3600, Denver, Colorado 80202 United States	(4)(10)	SOFR + 5.75%	11.00% (incl. 2.25% PIK)	1/17/2024	1/17/2031		30,470	30,202	30,470	0.08%
Granicus Inc.	1999 Broadway, Suite 3600, Denver, Colorado 80202 United States	(4)(5)(7)(10)	SOFR + 5.25%	10.10% (incl. 2.25% PIK)	1/17/2024	1/17/2031		8,211	8,128	8,122	0.02%
Graphpad Software, LLC	225 Franklin Street, Fl. 26. Boston, MA 02110, United States	(4)(10)	SOFR + 4.75%	9.35%	6/28/2024	6/28/2031		143,417	142,382	142,700	0.39%
Graphpad Software, LLC	225 Franklin Street, Fl. 26. Boston, MA 02110, United States	(4)(5)(7)(10)	SOFR + 4.75%	9.35%	6/28/2024	6/28/2031		3,729	3,359	3,473	0.01%
GS Acquisitionco Inc	8529 Six Forks Rd, Suite 400, Raleigh, North Carolina 27615 United States	(4)(5)(7)(10)	SOFR + 5.25%	10.54%	3/26/2024	5/25/2028		12,027	11,962	11,952	0.03%

Investments (1)(19)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 9/30/2024	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/ non-affiliated (continued)
Software (continued)
GS Acquisitionco Inc	8529 Six Forks Rd, Suite 400, Raleigh, North Carolina 27615 United States	(4)(5)(7)(11)	SOFR + 5.25%	9.85%	3/26/2024	5/25/2028			$583	$564	$561	0.00%
Homecare Software Solutions, LLC	130 West 42nd Street, 2nd Floor, New York, NY 10036, United States	(4)(5)(10)	SOFR + 5.00%	10.10%	6/14/2024	6/14/2031			76,735	76,000	75,968	0.21%
Homecare Software Solutions, LLC	130 West 42nd Street, 2nd Floor, New York, NY 10036, United States	(4)(5)(10)	SOFR + 5.00%	10.10%	6/14/2024	6/14/2031			29,969	29,682	29,669	0.08%
Homecare Software Solutions, LLC	130 West 42nd Street, 2nd Floor, New York, NY 10036, United States	(4)(5)(10)	SOFR + 5.25%	10.10%	9/26/2024	6/14/2031			35,450	35,096	35,095	0.10%
HS Purchaser, LLC	6455 City West Parkway Eden Prairie, MN United States	(10)	SOFR + 4.00%	8.95%	6/23/2021	11/19/2026			35,928	35,929	34,356	0.09%
Icefall Parent, Inc.	30 Braintree Hill Office Park, Suite 101, Boston, MA 02184 United States	(4)(7)(11)	SOFR + 6.50%	11.35%	1/26/2024	1/25/2030			72,237	70,834	71,644	0.20%
Idemia America Corp	2 place Samuel Champlain, Courbevoie, Ile de France 92400, France	(6)(10)	SOFR + 4.25%	8.85%	2/2/2024	9/30/2028			997	1,004	1,002	0.00%
IGT Holding II AB	Stureplan 4, Stockholm, 114 35 Sweden	(4)(5)(6)(8)	SOFR + 6.50%	11.27% (incl. 6.50% PIK)	8/13/2024	8/27/2033			121,993	119,579	119,553	0.33%
IGT Holding IV AB	Stureplan 4, Stockholm, 114 35 Sweden	(4)(5)(6)(8)	E + 5.25%	8.6% (incl. 2.13% PIK)	10/25/2022	3/31/2028		EUR	14,538	15,634	16,061	0.04%
ION Trading Finance Ltd.	10 Queen St Place, 2nd floor, London, EC4R 1BE United Kingdom	(6)(8)	SOFR + 4.00%	9.02%	6/3/2024	4/1/2028			24,025	23,927	24,064	0.07%
IQN Holding Corp	5011 Gate Parkway Building 100, Suite 250, Jacksonville, FL 32256, United States	(4)(10)	SOFR + 5.25%	10.31%	5/2/2022	5/2/2029			46,024	45,736	46,024	0.13%
IQN Holding Corp	5011 Gate Parkway Building 100, Suite 250, Jacksonville, FL 32256, United States	(4)(5)(7)(10)	SOFR + 5.25%	10.31%	5/2/2022	5/2/2028			1,293	1,260	1,293	0.00%
IRI Group Holdings Inc	203 North LaSalle Street, Suite 1500 Chicago, IL 60601, United States	(4)(10)	SOFR + 5.00%	9.85%	4/1/2024	12/1/2028			1,591,181	1,568,258	1,591,181	4.37%

Investments (1)(19)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 9/30/2024	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/ non-affiliated (continued)
Software (continued)
IRI Group Holdings Inc	203 North LaSalle Street, Suite 1500 Chicago, IL 60601, United States	(4)(5)(7)(10)	SOFR + 5.00%	9.85%	4/1/2024	12/1/2027			$58,750	$57,351	$58,750	0.16%
JS Parent Inc	135 SW Taylor Suite 200 Portland, Oregon, 97204, United States	(4)(5)(7)(10)	SOFR + 5.00%	10.25%	4/24/2024	4/24/2031			81,422	81,003	81,382	0.22%
Kaseya, Inc.	701 Brickell Avenue, Miami FL 33131 United States	(4)(10)	SOFR + 5.50%	10.75%	6/23/2022	6/25/2029			747,047	736,970	747,047	2.05%
Kaseya, Inc.	701 Brickell Avenue, Miami FL 33131 United States	(4)(5)(7)(10)	SOFR + 5.50%	10.75%	6/23/2022	6/25/2029			11,426	10,985	11,095	0.03%
Kaseya, Inc.	701 Brickell Avenue, Miami FL 33131 United States	(4)(5)(7)(10)	SOFR + 5.50%	10.10%	6/23/2022	6/25/2029			12,317	11,646	12,317	0.03%
LD Lower Holdings, Inc.	8201 Greensboro Drive, Suite 717 Mclean, VA 22102 – 3810 United States	(4)(11)	SOFR + 7.50%	12.20%	2/8/2021	8/9/2027			107,688	107,090	106,880	0.29%
Lightbox Intermediate, LP	9 West 57th Street, 43rd Floor, New York, NY, 10019, United States	(4)(8)	SOFR + 5.00%	10.11%	6/1/2022	5/9/2026			37,145	36,767	35,566	0.10%
Magenta Security Holdings LLC	6000 Headquarters Drive, Plano, TX 75024, United States	(5)(11)	SOFR + 6.25%	11.37%	8/14/2024	7/27/2028			9,724	9,341	9,919	0.03%
Magenta Security Holdings LLC	6000 Headquarters Drive, Plano, TX 75024, United States	(5)(10)(18)	SOFR + 6.75%	12.13%	8/14/2024	7/27/2028			27,581	26,248	26,216	0.07%
Magenta Security Holdings LLC	6000 Headquarters Drive, Plano, TX 75024, United States	(5)(10)(17)(18)	SOFR + 7.00%	12.38% (incl. 5.5% PIK)	8/14/2024	7/27/2028			6,619	2,317	2,002	0.01%
Magnesium BorrowerCo, Inc.	1 Finsbury Avenue, London, United Kingdom, EC2M 2PF	(4)(10)	S + 5.00%	9.95%	5/19/2022	5/18/2029		GBP	101,483	124,688	135,677	0.37%
Magnesium BorrowerCo, Inc.	1 Finsbury Avenue, London, United Kingdom, EC2M 2PF	(4)(10)	SOFR + 5.00%	9.85%	5/19/2022	5/18/2029			1,048,417	1,030,677	1,048,417	2.88%
Magnesium BorrowerCo, Inc.	1 Finsbury Avenue, London, United Kingdom, EC2M 2PF	(4)(5)(10)	SOFR + 5.00%	9.85%	3/21/2024	5/18/2029			29,338	29,014	29,338	0.08%
Mandolin Technology Intermediate Holdings, Inc.	Nova Tower 1, 1 Allegheny Square, Suite 800, Pittsburgh, PA 15212, United States	(4)(9)	SOFR + 3.75%	8.50%	7/30/2021	7/31/2028			76,147	75,520	70,055	0.19%

Investments (1)(19)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 9/30/2024	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/ non-affiliated (continued)
Software (continued)
Mandolin Technology Intermediate Holdings, Inc.	Nova Tower 1, 1 Allegheny Square, Suite 800, Pittsburgh, PA 15212, United States	(4)(9)	SOFR + 6.25%	11.00%	6/9/2023	6/9/2030		$62,212	$60,694	$62,212	0.17%
Mandolin Technology Intermediate Holdings, Inc.	Nova Tower 1, 1 Allegheny Square, Suite 800, Pittsburgh, PA 15212, United States	(4)(5)(7)(8)	SOFR + 3.75%	8.54%	7/30/2021	7/31/2026		8,149	8,110	7,298	0.02%
Maverick Bidco Inc.	5001 Plaza on the Lake #111 Austin, TX 78746 United States	(10)	SOFR + 3.75%	9.15%	5/18/2021	5/18/2028		16,534	16,491	16,523	0.05%
Maverick Bidco Inc.	5001 Plaza on the Lake #111 Austin, TX 78746 United States	(4)(5)(10)	SOFR + 5.00%	10.20%	5/26/2023	5/18/2028		69,511	67,673	69,338	0.19%
Maverick Bidco Inc.	5001 Plaza on the Lake #111 Austin, TX 78746 United States	(4)(5)(7)(10)	SOFR + 4.75%	9.79%	8/16/2024	5/18/2028		15,368	14,965	15,028	0.04%
McAfee Corp.	6220 America Center Drive San Jose, CA 95002 United States	(6)(9)	SOFR + 3.25%	8.45%	5/31/2024	3/1/2029		29,722	29,476	29,654	0.08%
Medallia, Inc.	200 W 41st St, New York, NY 10036, United States	(4)(10)	SOFR + 6.50%	10.85% (incl. 4.00% PIK)	10/28/2021	10/29/2028		857,065	847,973	814,212	2.23%
Medallia, Inc.	200 W 41st St, New York, NY 10036, United States	(4)(7)(10)	SOFR + 6.50%	10.85% (incl. 4.00% PIK)	8/16/2022	10/29/2028		211,446	208,724	200,740	0.55%
Mitnick Purchaser, Inc.	64 Willow Place, Suite 100, Menlo Park DE 94025 United States	(9)(18)	SOFR + 4.50%	9.85%	5/2/2022	5/2/2029		11,646	11,607	10,412	0.03%
Monk Holding Co.	5473 Morris Hunt Dr Fort Mill, SC, 29708 – 6523 United States	(4)(10)(18)	SOFR + 5.50%	10.20%	12/1/2021	12/1/2027		10,972	10,833	10,972	0.03%
Monk Holding Co.	5473 Morris Hunt Dr Fort Mill, SC, 29708 – 6523 United States	(4)(7)(10)	SOFR + 5.50%	10.20%	12/1/2021	12/1/2027		5,444	5,273	5,214	0.01%
MRI Software, LLC	28925 Fountain Parkway Solon OH 44139 United States	(4)(5)(11)	SOFR + 4.75%	9.35%	12/19/2023	2/10/2027		50,702	50,287	50,448	0.14%
MRI Software, LLC	28925 Fountain Parkway Solon OH 44139 United States	(4)(11)	SOFR + 4.75%	9.35%	1/7/2021	2/10/2027		183,587	182,476	180,833	0.50%
MRI Software, LLC	28925 Fountain Parkway Solon OH 44139 United States	(4)(5)(7)(11)	SOFR + 4.75%	9.35%	8/27/2024	2/10/2027		7,811	7,441	6,828	0.02%

Investments (1)(19)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 9/30/2024	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/ non-affiliated (continued)
Software (continued)
NAVEX TopCo, Inc.	5500 Meadows Road, Suite 500, Lake Oswego, OR, 97035 United States	(4)(7)(10)	SOFR + 5.50%	10.60%	11/9/2023	11/9/2030		$100,143	$98,251	$100,143	0.27%
Nintex Topco Limited	10800 NE 8th Street, Suite 400 Bellevue, WA 98004 United States	(4)(6)(8)	SOFR + 4.50%	9.26% (incl. 1.50% PIK)	11/12/2021	11/13/2028		677,565	669,674	643,686	1.77%
Noble Midco 3 Ltd	2 Seething Ln, London EC3N 4AT, United Kingdom	(4)(5)(6)(7)(10)	SOFR + 5.00%	9.60%	6/10/2024	6/24/2031		39,181	38,708	38,909	0.11%
Oranje Holdco Inc	33 N Garden Ave, Clearwater, FL 33755 United States	(4)(5)(11)	SOFR + 7.25%	12.50%	4/19/2024	2/1/2029		5,000	4,906	5,000	0.01%
Oranje Holdco Inc	33 N Garden Ave, Clearwater, FL 33755 United States	(4)(7)(11)	SOFR + 7.50%	12.75%	2/1/2023	2/1/2029		66,000	64,659	66,000	0.18%
PDI TA Holdings, Inc.	11675 Rainwater Dr., Suite 350, Alpharetta, GA 30009, United States	(4)(7)(10)	SOFR + 5.25%	10.50%	2/1/2024	2/3/2031		68,890	67,748	68,161	0.19%
Perforce Software, Inc.	2320 Blanding Avenue, Alameda CA 94501 United States	(9)	SOFR + 4.75%	9.60%	3/22/2024	3/25/2031		19,950	19,857	19,950	0.05%
Perforce Software, Inc.	2320 Blanding Avenue, Alameda CA 94501 United States	(8)	SOFR + 3.75%	8.70%	1/7/2021	7/1/2026		15,176	15,169	15,141	0.04%
Project Alpha Intermediate Holding, Inc.	211 South Gulph Road, Suite 500, King of Prussia, PA 19406 United States	(9)	SOFR + 3.75%	9.00%	5/14/2024	10/28/2030		71,031	71,031	71,269	0.20%
Project Leopard Holdings, Inc.	300 North La Salle Street, Suite 4350, Chicago, IL 60654 United States	(9)	SOFR + 5.25%	10.60%	7/20/2022	7/20/2029		133,570	128,269	120,394	0.33%
Project Leopard Holdings, Inc.	300 North La Salle Street, Suite 4350, Chicago, IL 60654 United States	(4)(5)(7)(8)	SOFR + 4.25%	9.49%	7/20/2022	7/20/2027		9,006	9,015	6,526	0.02%
Proofpoint, Inc.	892 Ross Drive, Sunnyvale CA 94089 United States	(9)	SOFR + 3.00%	7.85%	5/28/2024	8/31/2028		6,938	6,938	6,943	0.02%
Rally Buyer, Inc.	5213 Tacome Building C · Houston, TX 77041 United States	(4)(10)	SOFR + 5.75%	10.56% (incl. 1.75% PIK)	7/19/2022	7/19/2028		142,701	140,971	135,566	0.37%
Rally Buyer, Inc.	5213 Tacome Building C · Houston, TX 77041 United States	(4)(5)(7)(10)	SOFR + 5.75%	10.57%	7/19/2022	7/19/2028		11,535	11,309	10,647	0.03%
RealPage, Inc.	4000 International Parkway, Carrollton, TX, 75007, United States	(9)	SOFR + 3.00%	7.96%	4/22/2021	4/24/2028		1,955	1,951	1,900	0.01%

Investments (1)(19)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 9/30/2024	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/ non-affiliated (continued)
Software (continued)
Recorded Future Inc	363 Highland Avenue, Somerville, MA 02144, United States	(4)(10)	SOFR + 5.75%	10.60%	6/28/2024	6/28/2030			$131,314	$129,629	$131,314	0.36%
Recorded Future Inc	363 Highland Avenue, Somerville, MA 02144, United States	(4)(5)(7)(10)	SOFR + 5.75%	10.88%	6/28/2024	6/28/2030			7,952	7,494	7,474	0.02%
Relativity ODA, LLC	231 South LaSalle Street, 8th Floor, Chicago, IL 60604 United States	(4)(7)(11)	SOFR + 4.50%	9.46%	5/12/2021	5/12/2029			37,640	37,587	37,520	0.10%
Rocket Software, Inc.	77 4th Avenue, Waltham MA 02451 United States	(9)	SOFR + 4.75%	9.60%	10/5/2023	11/28/2028			42,977	42,454	43,073	0.12%
S2P Acquisition Borrower, Inc.	3020 Carrington Mill Blvd Suite 100, Morrisville, NC 27560 United States	(6)(8)	SOFR + 4.00%	9.16%	1/7/2021	8/14/2026			12,380	12,390	12,411	0.03%
Sailpoint Technologies, Inc.	11120 Four Points Drive Suite 100 Austin, TX 78726 United States	(4)(7)(10)	SOFR + 6.00%	11.10%	8/16/2022	8/16/2029			384,906	379,073	384,860	1.06%
Scorpio BidCo SAS	131, Chemin du Bac -a-Traille Caluire-et-Cuire, 69300 France	(4)(5)(6)(7)(8)	E + 5.75%	9.60%	4/3/2024	4/30/2031		EUR	37,234	39,519	40,952	0.11%
Skopima Consilio Parent, LLC	188 The Embarcadero, San Francisco, CA United States 94016 United States	(9)	SOFR + 4.00%	8.96%	5/14/2021	5/12/2028			39,612	39,178	39,600	0.11%
Solarwinds Holdings, Inc.	7171 Southwest Parkway, Bldg 400, Austin, TX 78735 United States	(6)(8)	SOFR + 2.75%	7.60%	7/24/2024	2/5/2030			2,978	2,974	2,983	0.01%
Sovos Compliance, LLC	200 Ballardvale Street 4th Floor Wilmington, MA, 1887 United States	(9)	SOFR + 4.50%	9.46%	8/12/2021	8/11/2028			13,791	13,737	13,803	0.04%
Spitfire Parent, Inc.	10161 Park Run Drive, Suite 150, Las Vegas, Nevada United States	(4)(11)	E + 5.50%	8.88%	3/8/2021	3/11/2027		EUR	18,866	22,593	21,001	0.06%
Spitfire Parent, Inc.	10161 Park Run Drive, Suite 150, Las Vegas, Nevada United States	(4)(11)	SOFR + 5.50%	10.45%	3/9/2021	3/11/2027			117,026	116,271	117,026	0.32%
Stamps.com, Inc.	1990 East Grand Avenue El Segundo, CA 90245 United States	(4)(5)(10)	SOFR + 5.75%	10.94%	12/14/2021	10/5/2028			9,870	9,754	9,697	0.03%
Stamps.com, Inc.	1990 East Grand Avenue El Segundo, CA 90245 United States	(4)(10)	SOFR + 5.75%	10.94%	10/5/2021	10/5/2028			839,170	829,554	824,484	2.26%

Investments (1)(19)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 9/30/2024	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/ non-affiliated (continued)
Software (continued)
Surf Holdings, LLC	18595 Vineyard Point Lane, Cornelius, NC 28031 United States	(6)(8)	SOFR + 3.50%	8.53%	1/7/2021	3/5/2027			$12,622	$12,646	$12,666	0.03%
Tegra118 Wealth Solutions, Inc.	255 Fiserv Drive, Brookfield WI 53045 United States	(8)	SOFR + 4.00%	9.13%	1/7/2021	2/18/2027			6,811	6,795	6,564	0.02%
TravelPerk Inc	C/ dels Almogàvers, 154 – 164 08018 Barcelona, Spain	(4)(5)(6)(8)	11.50%	11.50% PIK	5/2/2024	5/2/2029			43,984	41,286	41,785	0.11%
Triple Lift, Inc.	400 Lafayette St 5th floor, New York, NY 10003 United States	(4)(10)	SOFR + 5.75%	10.71%	5/6/2021	5/5/2028			43,621	43,174	41,440	0.11%
Triple Lift, Inc.	400 Lafayette St 5th floor, New York, NY 10003 United States	(4)(5)(7)(11)	SOFR + 5.75%	11.20%	5/6/2021	5/5/2028			5,480	5,333	4,677	0.01%
Triple Lift, Inc.	400 Lafayette St 5th floor, New York, NY 10003 United States	(4)(10)	SOFR + 5.75%	10.56%	3/18/2022	5/5/2028			25,586	25,286	24,307	0.07%
Varicent Parent Holdings Corp	4711 Yonge St., Suite 300, Toronto, Ontario M2N 6K8, Canada	(4)(5)(7)(10)	SOFR + 6.00%	10.60% (incl. 3.25% PIK)	8/23/2024	8/23/2031			68,826	67,544	67,511	0.19%
Vision Solutions, Inc.	15300 Barranca Parkway Suite 100 Irvine CA 92618 United States	(10)	SOFR + 4.00%	9.51%	10/25/2021	4/24/2028			40,102	40,014	39,150	0.11%
VS Buyer, LLC	8800 Lyra Drive Columbus, Ohio 43240 United States	(6)(7)(8)	SOFR + 3.25%	8.35%	4/4/2024	4/12/2031			6,318	5,420	5,362	0.01%
WPEngine, Inc.	504 Lavaca Street, Suite 1000, Austin, TX 78701 United States	(4)(7)(10)	SOFR + 6.50%	11.62%	8/14/2023	8/14/2029			81,400	79,221	81,156	0.22%
XPLOR T1, LLC	950 East Paces Ferry Road NE Atlanta, GA 30326, United States	(4)(8)	SOFR + 4.25%	8.85%	6/24/2024	6/24/2031			35,000	34,832	35,175	0.10%
Yellow Castle AB	3 Cavendish Square, London, W1G 0LB	(4)(6)(8)	ST + 4.75%	8.38% (incl. 2.59% PIK)	4/14/2022	7/9/2029		SEK	112,563	10,488	11,084	0.03%
Yellow Castle AB	3 Cavendish Square, London, W1G 0LB	(4)(6)(8)	SA + 4.75%	5.96% (incl. 1.86% PIK)	4/14/2022	7/9/2029		CHF	10,674	10,773	12,612	0.03%
Yellow Castle AB	3 Cavendish Square, London, W1G 0LB	(4)(5)(6)(10)	SA + 4.75%	5.96% (incl. 1.86% PIK)	7/28/2022	7/9/2029		CHF	3,484	3,486	4,116	0.01%

Investments (1)(19)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 9/30/2024	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/ non-affiliated (continued)
Software (continued)
Yellow Castle AB	3 Cavendish Square, London, W1G 0LB	(4)(6)(8)	E + 4.75%	8.42% (incl. 2.60% PIK)	4/14/2022	7/9/2029		EUR	31,713	$31,678	$35,301	0.10%
Yellow Castle AB	3 Cavendish Square, London, W1G 0LB	(4)(5)(6)(7)(8)	E + 4.75%	8.42% (incl. 2.60% PIK)	4/14/2022	7/9/2029		EUR	1,639	1,714	1,825	0.01%
Yellow Castle AB	3 Cavendish Square, London, W1G 0LB	(4)(5)(6)(10)	S + 4.75%	9.95% (incl. 3.06% PIK)	7/28/2022	7/9/2029		GBP	8,894	10,504	11,890	0.03%
Zendesk Inc	989 Market St, San Francisco, CA 94103 United States	(4)(7)(10)	SOFR + 5.00%	9.69%	7/23/2024	11/22/2028			936,617	916,681	933,497	2.56%
Zorro Bidco Ltd	740 Waterside Drive, Aztec West, Almondsbury, Bristol, BS32 4UF, United Kingdom	(4)(5)(6)(7)(8)	S + 5.00%	9.95%	8/13/2024	8/13/2031		GBP	65,579	82,099	85,727	0.24%
										15,531,921	15,501,413	42.54%
Specialty Retail
CustomInk, LLC	2910 District Avenue Fairfax VA 22031 United States	(4)(11)(18)	SOFR + 6.04%	11.39%	1/7/2021	5/3/2026			36,866	36,635	36,866	0.10%
EG America, LLC	65 Flanders Rd, Westborough, MA 01581 United States	(6)(8)	SOFR + 5.50%	10.44%	7/12/2023	2/7/2028			13,781	13,474	13,792	0.04%
Mavis Tire Express Services Topco, Corp.	358 Saw Mill River Rd, Millwood, NY 10546 United States	(10)	SOFR + 3.50%	8.35%	7/18/2024	5/4/2028			27,696	27,696	27,715	0.08%
Metis Buyer, Inc.	358 Saw Mill River Rd, Millwood, NY 10546 United States	(4)(5)(7)(8)	SOFR + 3.25%	8.36%	5/4/2021	5/4/2026			3,690	3,626	3,622	0.01%
Runner Buyer, Inc.	8 Santa Fe Way Cranbury, NJ, 8512 United States	(10)	SOFR + 5.50%	10.67%	10/21/2021	10/20/2028			76,050	75,092	38,514	0.11%
StubHub Holdco Sub, LLC	160 Greentree Drive, Suite 101, Dover, Delaware, County of Kent, 19904 United States	(8)	SOFR + 4.75%	9.60%	3/15/2024	3/15/2030			11,239	11,230	11,248	0.03%
										167,753	131,757	0.37%
Technology Hardware, Storage & Peripherals
Lytx, Inc.	9785 Towne Centre Drive San Diego CA 92121 United States	(4)(11)	SOFR + 5.00%	10.20%	6/13/2024	2/28/2028			75,139	75,190	75,139	0.21%

Investments (1)(19)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 9/30/2024	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/ non-affiliated (continued)
Trading Companies & Distributors
FCG Acquisitions, Inc.	800 Concar Drive, Suite 100, San Mateo, CA 94402 United States	(9)	SOFR + 3.75%	8.71%	4/1/2021	3/31/2028		$22,760	$22,702	$22,794	0.06%
Foundation Building Materials, Inc.	2520 Red Hill Avenue, Santa Ana, CA 92705 United States	(9)	SOFR + 3.25%	8.76%	1/29/2021	1/31/2028		14,652	14,463	14,298	0.04%
Hillman Group Inc	1280 Kemper Meadow Drive, Cincinnati, OH 45240, Unted States	(9)	SOFR + 2.25%	7.10%	7/14/2021	7/14/2028		3,977	3,984	3,980	0.01%
Icebox Holdco III, Inc.	80 Pall Mall, London, SW1Y 5ES, United Kingdom	(9)	SOFR + 3.75%	8.62%	12/22/2021	12/22/2028		15,663	15,626	15,728	0.04%
Park River Holdings, Inc.	1 E. 4th Street Suite 1400, Cincinnati, OH, 45202 United States	(10)	SOFR + 3.25%	8.84%	1/7/2021	12/28/2027		45,781	45,460	45,128	0.12%
Porcelain Acquisition Corp.	20 Sanker Road, Dickson, TN 37055 United States	(4)(11)	SOFR + 6.00%	10.70%	4/30/2021	4/1/2027		81,276	80,406	76,805	0.21%
Red Fox CD Acquisition Corp	3916 Westpoint Blvd., Winston-Salem, NC 27103 United States	(4)(11)	SOFR + 6.00%	10.60%	3/4/2024	3/4/2030		114,533	112,135	114,533	0.31%
Sunsource Borrower, LLC	2301 Windsor Court, Suite A, Addison, IL 6010, United States	(8)	SOFR + 4.00%	8.95%	3/25/2024	3/25/2031		2,985	2,992	2,969	0.01%
White Cap Buyer, LLC	6250 Brook Hollow Parkway, Norcross, Georgia 30071 United States	(8)	SOFR + 3.25%	8.10%	6/13/2024	10/19/2029		16,915	16,875	16,812	0.05%
Windsor Holdings III LLC	3075 Highland Pkwy Ste 200 Downers Grove IL 60515 United States	(8)	SOFR + 3.50%	8.46%	9/20/2024	8/1/2030		8,881	8,881	8,934	0.02%
									323,524	321,981	0.87%
Transportation Infrastructure
Capstone Acquisition Holdings Inc	30 Technology Parkway South, Suite 200, Peachtree Corner, GA 30092 United States	(4)(7)(11)	SOFR + 4.50%	9.56%	8/29/2024	11/13/2029		96,131	95,585	96,131	0.26%
Enstructure, LLC	16 Laurel Avenue, Suite 300 Wellesley, MA 02481 United States	(4)(9)(18)	SOFR + 5.00%	10.11%	6/10/2024	6/10/2029		142,519	141,196	142,519	0.39%

Investments (1)(19)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 9/30/2024	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/ non-affiliated (continued)
Transportation Infrastructure (continued)
Enstructure, LLC	16 Laurel Avenue, Suite 300 Wellesley, MA 02481 United States	(4)(5)(7)(9)	SOFR + 5.00%	10.11%	6/10/2024	6/10/2029			$88,177	$86,357	$85,355	0.23%
Frontline Road Safety, LLC	2714 Sherman Street, Grand Prairie, TX 75051 United States	(4)(10)	SOFR + 5.75%	11.42%	5/3/2021	5/3/2027			180,328	178,787	180,328	0.49%
Frontline Road Safety, LLC	2714 Sherman Street, Grand Prairie, TX 75051 United States	(4)(10)	SOFR + 5.75%	11.42%	12/15/2023	5/3/2027			22,446	22,103	22,446	0.06%
Frontline Road Safety, LLC	2714 Sherman Street, Grand Prairie, TX 75051 United States	(4)(5)(7)(10)	SOFR + 5.75%	11.34%	12/15/2023	5/3/2027			17,947	17,630	17,666	0.05%
Helix TS, LLC	114 Capital Way Christiana, TN 37037, United States	(4)(10)	SOFR + 6.25%	11.65%	8/4/2021	8/4/2027			92,074	91,203	89,312	0.25%
Helix TS, LLC	114 Capital Way Christiana, TN 37037, United States	(4)(10)	SOFR + 6.25%	11.74%	8/4/2021	8/4/2027			61,726	61,360	59,874	0.16%
Helix TS, LLC	114 Capital Way Christiana, TN 37037, United States	(4)(10)	SOFR + 6.25%	11.09%	12/22/2023	8/4/2027			13,795	13,579	13,381	0.04%
Helix TS, LLC	114 Capital Way Christiana, TN 37037, United States	(4)(5)(10)	SOFR + 6.25%	11.00%	12/14/2022	8/4/2027			985	973	956	0.00%
Italian Motorway Holdings S.à r.l	Meif 6 Hra Italian Motorway Holdings SARL, Luxembourg	(4)(6)(8)	E + 5.25%	9.09%	4/28/2022	4/28/2029		EUR	236,429	244,330	263,180	0.72%
Liquid Tech Solutions Holdings, LLC	79 Madison Ave #439, New York, NY 10016 United States	(4)(10)	SOFR + 4.75%	9.71%	3/19/2021	3/20/2028			18,755	18,707	18,778	0.05%
Roadsafe Holdings, Inc.	3331 Street Rd #430, Bensalem, PA 19020 United States	(4)(11)	SOFR + 5.75%	11.14%	4/19/2021	10/19/2027			76,046	75,200	73,764	0.20%
Roadsafe Holdings, Inc.	3331 Street Rd #430, Bensalem, PA 19020 United States	(4)(11)	SOFR + 5.75%	11.06%	1/31/2022	10/19/2027			76,325	75,766	74,035	0.20%
Roadsafe Holdings, Inc.	3331 Street Rd #430, Bensalem, PA 19020 United States	(4)(11)	SOFR + 5.75%	11.06%	4/19/2021	10/19/2027			54,780	54,704	53,136	0.15%
Safety Borrower Holdings LP	8814 Horizon Blvd, Northeast, Suite 100, Albuquerque, NM 87113, United States	(4)(11)	SOFR + 5.25%	10.21%	9/1/2021	9/1/2027			47,430	47,211	47,430	0.13%
Safety Borrower Holdings LP	8814 Horizon Blvd, Northeast, Suite 100, Albuquerque, NM 87113, United States	(4)(5)(7)(11)	P + 4.25%	12.25%	9/1/2021	9/1/2027			1,258	1,242	1,225	0.00%

Investments (1)(19)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 9/30/2024	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt – non-controlled/ non-affiliated (continued)
Transportation Infrastructure (continued)
Sam Holding Co, Inc.	7414 Circle17 South, Sebring, FL 33876, United States	(4)(11)	SOFR + 5.75%	10.91%	9/24/2021	9/24/2027		$147,440	$145,976	$147,440	0.40%
Sam Holding Co, Inc.	7414 Circle17 South, Sebring, FL 33876, United States	(4)(11)	SOFR + 5.75%	11.13%	9/19/2023	9/24/2027		63,360	62,419	63,360	0.17%
Sam Holding Co, Inc.	7414 Circle17 South, Sebring, FL 33876, United States	(4)(5)(11)	SOFR + 5.75%	11.08%	9/19/2023	9/24/2027		39,894	39,293	39,894	0.11%
Sam Holding Co, Inc.	7414 Circle17 South, Sebring, FL 33876, United States	(4)(11)	SOFR + 5.75%	11.17%	9/24/2021	9/24/2027		45,738	45,310	45,738	0.13%
Sam Holding Co, Inc.	7414 Circle17 South, Sebring, FL 33876, United States	(4)(5)(7)(11)	P + 5.00%	13.50%	9/24/2021	3/24/2027		6,000	5,784	6,000	0.02%
TRP Infrastructure Services, LLC	2411 Minnis Dr, Haltom City, TX 76117, United States	(4)(11)	SOFR + 5.50%	10.90%	7/9/2021	7/9/2027		71,663	70,989	68,081	0.19%
									1,595,704	1,610,029	4.40%
Wireless Telecommunication Services
CCI Buyer, Inc.	300 N. LaSalle St, Suite 5600, Chicago 60602 United States	(10)	SOFR + 4.00%	8.60%	1/7/2021	12/17/2027		20,975	20,963	20,973	0.06%
CyrusOne Revolving Warehouse	2850 N Harwood St., Suite 2200, Dallas, Texas 75201, United States	(4)(5)(6)(7)(8)	SOFR + 3.00%	8.13%	7/12/2024	7/2/2029		38,333	37,045	38,335	0.11%
									58,008	59,308	0.17%
Total First Lien Debt – non-controlled/non-affiliated									56,109,579	55,938,678	153.40%
First Lien Debt – controlled/ affiliated
Chemicals
Pigments Services, Inc.	1 Concorde Gate, Suite 608, Toronto, Ontario, Canada	(4)(6)(11)(16)(17)	SOFR + 8.25% 13.27% PIK		4/14/2023	4/14/2029		18,387	15,191	8,072	0.02%
Pigments Services, Inc.	1 Concorde Gate, Suite 608, Toronto, Ontario, Canada	(4)(6)(11)(16)	SOFR + 8.25% 13.27% PIK		4/14/2023	4/14/2029		10,960	10,960	10,960	0.03%
									26,151	19,032	0.05%
Insurance
CFCo, LLC (Benefytt Technologies, Inc.)	15438 North Florida Avenue, Suite 201, Tampa, FL 33613, United States	(4)(5)(8)(16)(17)(18)	0.00%	0.00%	9/11/2023	9/13/2038		86,098	12,571	—	0.00%

Investments (1)(19)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 9/30/2024	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt – controlled/ affiliated (continued)
Insurance (continued)
Daylight Beta Parent, LLC (Benefytt Technologies, Inc.)	15438 North Florida Avenue, Suite 201, Tampa, FL 33613, United States	(4)(5)(8)(16)(17)(18)	10.00%	10.00% PIK	9/11/2023	9/12/2033		$49,530	$49,530	$12,194	0.03%
									62,101	12,194	0.03%
Professional Services
Material Holdings, LLC	1900 Avenue of the Stars Ste 1600 19th floor Los Angeles, CA 90067 United States	(4)(5)(10)(16)	SOFR + 6.00%	10.70% (incl. 8.02% PIK)	6/14/2024	8/19/2027		227,908	225,891	227,908	0.63%
Material Holdings, LLC	1900 Avenue of the Stars Ste 1600 19th floor Los Angeles, CA 90067 United States	(4)(5)(7)(10)(16)	SOFR + 6.00%	10.70% PIK	6/14/2024	8/19/2027		55,991	55,470	33,188	0.09%
									281,361	261,096	0.72%
Total First Lien Debt – controlled/affiliated									369,613	292,322	0.80%
Total First Lien Debt									56,479,192	56,231,000	154.20%
Second Lien Debt
Second Lien Debt – non-controlled/ non-affiliated
Aerospace & Defense
Atlas CC Acquisition Corp.	9465 Wilshire Blvd, Suite 300 Beverly Hills, CA 90212 United States	(4)(10)	SOFR + 7.63%	12.94%	5/25/2021	5/25/2029		44,520	44,132	34,058	0.09%
Peraton Corp.	12975 Worldgate Drive, Herndon, VA 20170 United States	(10)	SOFR + 7.75%	12.97%	5/6/2021	2/1/2029		53,259	52,824	50,146	0.14%
									96,956	84,204	0.23%
Air Freight & Logistics
Wwex Uni Topco Holdings, LLC	2323 Victory Avenue Suite 1600, Dallas, TX 75219 United States	(10)	SOFR + 7.00%	11.87%	7/26/2021	7/26/2029		33,000	32,710	32,285	0.09%
Commercial Services & Supplies
DG Investment Intermediate Holdings 2, Inc.	One Commerce Drive, Schaumburg, Illinois 60173 United States	(10)	SOFR + 6.75%	11.71%	3/31/2021	3/30/2029		29,464	29,381	27,789	0.08%

Investments (1)(19)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 9/30/2024	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
Second Lien Debt – non-controlled/ non-affiliated (continued)
Commercial Services & Supplies (continued)
OMNIA Partners, LLC	5001 Aspen Grove Drive Franklin, TN 37067, United States	(4)(5)(8)	SOFR + 5.00%	10.28%	5/31/2024	5/31/2032			$165,000	$164,210	$165,000	0.45%
										193,591	192,789	0.53%
Construction & Engineering
Thermostat Purchaser III, Inc.	10 Parkway North Suite 100 Deerfield, IL, 60015 United States	(4)(10)	SOFR + 7.25%	12.96% (incl. 0.50% PIK)	8/31/2021	8/31/2029			32,783	32,481	32,619	0.09%
Health Care Providers & Services
Canadian Hospital Specialties Ltd.	2060 Winston Park Drive, Suite 400, Oakville, Ontario L6H 5R7 Canada	(4)(6)(8)	8.75%	8.75%	4/15/2021	4/15/2029		CAD	3,800	3,000	2,501	0.01%
CD&R Artemis UK Bidco Ltd.	26 Southampton Buildings, 8th Floor, Holborn Gate London, WC2A 1AN United Kingdom	(4)(6)(8)	S + 7.50%	12.45%	8/19/2021	8/19/2029		GBP	65,340	87,873	86,701	0.24%
CD&R Artemis UK Bidco Ltd.	26 Southampton Buildings, 8th Floor, Holborn Gate London, WC2A 1AN United Kingdom	(4)(6)(9)	SOFR + 7.35%	12.10%	12/31/2021	8/19/2029			15,000	14,760	14,700	0.04%
CD&R Artemis UK Bidco Ltd.	26 Southampton Buildings, 8th Floor, Holborn Gate London, WC2A 1AN United Kingdom	(4)(5)(6)(9)	SOFR + 7.35%	12.10%	3/31/2022	8/19/2029			10,000	9,835	9,800	0.03%
Jayhawk Buyer, LLC	8717 West 110th Street, Suite 300 Overland Park, KS 66210 United States	(4)(11)	SOFR + 8.75%	14.10%	5/26/2021	10/15/2027			6,537	6,474	5,948	0.02%
										121,942	119,650	0.34%
Interactive Media & Services
Project Boost Purchaser, LLC	11660 Alpharetta Highway Suite 210 Roswell, GA 30076 United States	(5)(8)	SOFR + 5.25%	10.53%	7/16/2024	7/16/2032			44,853	44,634	45,003	0.12%

IT Services
Dcert Buyer, Inc.	2801 N Thanksgiving Way #500, Lehi 84043 United States	(8)	SOFR + 7.00%	11.85%	2/19/2021	2/19/2029			60,975	61,107	52,961	0.15%
Inovalon Holdings, Inc.	4321 Collington Rd, Bowie, MD 20716, United States	(4)(10)	SOFR + 10.50%	16.01% PIK	11/24/2021	11/24/2033			121,576	119,709	121,576	0.33%
										180,816	174,537	0.48%

Investments (1)(19)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 9/30/2024	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Second Lien Debt – non-controlled/ non-affiliated (continued)
Life Sciences Tools & Services
Curia Global, Inc.	26 Corporate Circle Albany, NY, 12203 United States	(4)(10)	SOFR + 6.50%	12.01%	9/1/2021	8/31/2029		$45,977	$45,412	$40,919	0.11%
LSCS Holdings, Inc.	190 North Milwaukee Street Milwaukee, WI, 53202 United States	(9)	SOFR + 8.00%	12.96%	12/16/2021	12/17/2029		40,000	39,608	38,500	0.11%
									85,020	79,419	0.22%
Machinery
Victory Buyer, LLC	50 East 153rd Street Bronx, NY 10451-2104 United States	(4)(9)	SOFR + 7.00%	11.96%	11/19/2021	11/19/2029		24,677	24,509	23,320	0.06%
Media
Houghton Mifflin, LLC	125 High St, Suite 900, Boston, MA 02110, United States	(4)(9)	SOFR + 8.50%	13.35%	4/7/2022	4/8/2030		80,500	79,370	78,085	0.21%
Professional Services
Celestial Saturn Parent, Inc.	40 Pacifica #900, Irvine, CA 92618 United States	(9)	SOFR + 6.50%	11.46%	6/4/2021	6/4/2029		67,488	67,093	66,026	0.18%

Deerfield Dakota Holding, LLC	55 East 52nd Street 31st Floorm Park Avenue Plaza, New York, NY 10055 United States	(10)	SOFR + 6.75%	11.62%	4/22/2021	4/7/2028		27,069	27,022	26,604	0.07%
Sedgwick Claims Management Services, Inc.	8125 Sedgwick Way, Memphis TN 38125 United States	(4)(5)(6)(8)	SOFR + 5.00%	10.25%	7/31/2024	7/31/2032		230,000	227,749	228,275	0.63%
Thevelia US, LLC	Level 15, Manulife Place, 348 Kwun Tong Rd, Ngau Tau Kok, Hong Kong	(4)(6)(9)	SOFR + 6.00%	10.60%	6/17/2022	6/17/2030		182,046	178,149	182,046	0.50%
									500,013	502,951	1.38%
Software
Boxer Parent Company, Inc.	John Hancock Tower 200 Clarendon Street Boston MA 02116 United States	(5)(8)	SOFR + 5.75%	11.01%	7/30/2024	7/30/2032		45,494	45,381	44,850	0.12%
Cloudera, Inc.	1001 Page Mill Road Building 3 Palo Alto,CA,94304 United States	(9)	SOFR + 6.00%	10.95%	10/8/2021	10/8/2029		66,697	66,348	63,140	0.17%
Delta Topco, Inc.	3111 Coronado Drive in Santa Clara, CA 95054 United States	(8)	SOFR + 5.25%	9.95%	5/1/2024	12/1/2030		87,913	87,500	88,609	0.24%

Investments (1)(19)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 9/30/2024	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Second Lien Debt – non-controlled/ non-affiliated (continued)
Software (continued)
Flash Charm, Inc.	Brookhollow Ctr III, 2950 Nort Loop Freeway W, Suite 700 Houston TX 77092 United States	(8)	SOFR + 6.75%	12.15%	3/2/2021	3/2/2029		$27,051	$26,860	$26,409	0.07%
Human Security, Inc.	111 W 33rd St 11TH Fl, New York, New York, 10001, United States	(4)(11)	SOFR + 6.75%	11.60%	7/22/2022	7/22/2027		50,000	49,507	47,750	0.13%
Human Security, Inc.	111 W 33rd St 11TH Fl, New York, New York, 10001, United States	(4)(5)(11)	SOFR + 6.75%	12.00%	7/22/2022	7/22/2027		50,000	49,507	47,750	0.13%
Mandolin Technology Intermediate Holdings, Inc.	Nova Tower 1, 1 Allegheny Square, Suite 800, Pittsburgh, PA 15212, United States	(4)(9)	SOFR + 6.50%	11.25%	7/30/2021	7/30/2029		31,950	31,682	29,234	0.08%
Maverick Bidco Inc.	5001 Plaza on the Lake #111 Austin, TX 78746 United States	(4)(5)(10)	SOFR + 8.00%	13.16%	12/19/2023	5/18/2029		628	617	619	0.00%
Maverick Bidco Inc.	5001 Plaza on the Lake #111 Austin, TX 78746 United States	(5)(10)	SOFR + 6.75%	12.15%	5/18/2021	5/18/2029		18,000	17,954	17,639	0.05%
Vision Solutions, Inc.	15300 Barranca Parkway Suite 100 Irvine CA 92618 United States	(5)(10)	SOFR + 7.25%	12.76%	4/23/2021	4/23/2029		41,439	41,257	39,030	0.11%
									416,613	405,030	1.10%
Trading Companies & Distributors
Icebox Holdco III, Inc.	80 Pall Mall, London, SW1Y 5ES, United Kingdom	(9)	SOFR + 6.75%	11.62%	12/22/2021	12/21/2029		14,000	13,908	14,158	0.04%
Total Second Lien Debt – non-controlled/non-affiliated									1,822,563	1,784,050	4.89%
Total Second Lien Debt									1,822,563	1,784,050	4.89%
Unsecured Debt
Unsecured Debt – non-controlled/non-affiliated
Biotechnology
AbbVie Inc	1 N. Waukegan Road, North Chicago, Illinois 60064, United States	(5)(6)(8)	4.80%	4.80%	9/10/2024	3/15/2029		1,000	1,032	1,029	0.00%

Investments (1)(19)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 9/30/2024	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Unsecured Debt – non-controlled/ non-affiliated (continued)
Biotechnology (continued)
Amgen Inc	One Amgen Center Drive, Thousand Oaks, CA 91320, United States	(5)(6)(8)	5.15%	5.15%	9/10/2024	3/2/2028		$1,000	$1,030	$1,030	0.00%
Biogen Inc	225 Binney Street, Cambridge, MA 02142, United States	(5)(6)(8)	2.25%	2.25%	9/10/2024	5/1/2030		1,000	896	893	0.00%
Gilead Sciences Inc	333 Lakeside Drive Foster City, CA 94404, United States	(5)(6)(8)	1.65%	1.65%	9/10/2024	10/1/2030		1,000	866	864	0.00%
Regeneron Pharmaceuticals Inc	777 Old Saw Mill River Road, Tarrytown, NY 10591, United States	(5)(6)(8)	1.75%	1.75%	9/10/2024	9/15/2030		1,000	869	864	0.00%
									4,693	4,680	0.00%
Health Care Equipment & Supplies
Abbott Laboratories	100 Abbott Park Road, Abbott Park, Illinois 60064, United States	(5)(6)(8)	1.40%	1.40%	9/10/2024	6/30/2030		1,000	880	875	0.00%
Alcon Finance Corp	Avenue Louis-Casaï 58, Geneva, Switzerland	(5)(6)(8)	2.60%	2.60%	9/10/2024	5/27/2030		1,000	915	913	0.00%
Becton Dickinson & Co	18-03 NJ-208, Franklin Lakes, NJ 07417, United States	(5)(6)(8)	5.08%	5.08%	9/10/2024	6/7/2029		1,000	1,035	1,034	0.00%
Boston Scientific Corp	300 Boston Scientific Way, Marlborough, MA 01752, United States	(5)(6)(8)	2.65%	2.65%	9/10/2024	6/1/2030		1,000	924	920	0.00%
									3,754	3,742	0.00%
Health Care Technology
Healthcomp Holding Company, LLC	621 Santa Fe Ave. Fresno, CA 93721 United States	(4)(5)(8)	13.75%	13.75% PIK	11/8/2023	11/8/2031		20,471	19,973	20,164	0.06%
IT Services
PPT Holdings III, LLC	5910 Landerbrook Drive, Mayfield Heights, OH 44124 United States	(4)(5)(8)	12.75%	12.75% PIK	3/25/2024	3/27/2034		8,285	8,101	8,244	0.02%
Life Sciences Tools & Services
Thermo Fisher Scientific Inc.	168 Third Avenue, Waltham, MA 02451, United States	(5)(6)(8)	5.00%	5.00%	9/10/2024	1/31/2029		1,000	1,038	1,037	0.00%

Investments (1)(19)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 9/30/2024	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Unsecured Debt – non-controlled/ non-affiliated (continued)
Pharmaceuticals
Astrazeneca Finance LLC	1 Francis Crick Avenue, Cambridge Biomedical Campus, Cambridge, Cambridgeshire CB2 0AA, United Kingdom	(5)(6)(8)	4.85%	4.85%	9/10/2024	2/26/2029		$1,000	$1,033	$1,032	0.00%
Bristol-Myers Squibb Co	Route 206 & Province Line Road, Princeton, New Jersey 08543, United States	(5)(6)(8)	4.90%	4.90%	9/10/2024	2/22/2029		1,000	1,035	1,034	0.00%
Eli Lilly & Co	893 Delaware St, Indianapolis, IN 46225, United States	(5)(6)(8)	4.20%	4.20%	9/10/2024	8/14/2029		1,000	1,012	1,010	0.00%
GlaxoSmithKline Capital PLC	79 New Oxford Street, London, England WC1A 1DG, United Kingdom	(5)(6)(8)	3.38%	3.38%	9/10/2024	6/1/2029		1,000	974	972	0.00%
Johnson & Johnson	1 Johnson And Johnson Plaza, New Brunswick, New Jersey, 08933, United States	(5)(6)(8)	4.80%	4.80%	9/10/2024	6/1/2029		1,000	1,044	1,041	0.00%
Merck & Co Inc	126 East Lincoln Avenue P.O. Box 2000. Rahway, NJ 07065, United States	(5)(6)(8)	4.30%	4.30%	9/10/2024	5/17/2030		1,000	1,017	1,015	0.00%
Novartis Capital Corp	Forum 1, Novartis Campus, Basel, Switzerland	(5)(6)(8)	2.20%	2.20%	9/10/2024	8/14/2030		1,000	912	908	0.00%
Novo Nordisk Finance Netherlands BV	Novo Allé, 2880 Bagsvaerd, Denmark	(5)(6)(8)	3.13%	3.13%	9/10/2024	1/21/2029		1,000	1,119	1,136	0.00%
Pfizer Inc	66 Hudson Boulevard East, New York, NY, 10001, United States	(5)(6)(8)	1.70%	1.70%	9/10/2024	5/28/2030		1,000	884	883	0.00%
Roche Holdings Inc	Grenzacherstrasse 124, Basel, Switzerland	(5)(6)(8)	4.20%	4.20%	9/10/2024	9/9/2029		1,000	1,009	1,005	0.00%
Takeda Pharmaceutical Co Ltd	12-10, Nihonbashi 2-chome, Chuo-ku, Tokyo, Japan	(5)(6)(8)	2.05%	2.05%	9/10/2024	3/31/2030		1,000	891	890	0.00%

Investments (1)(19)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 9/30/2024	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Unsecured Debt – non-controlled/ non-affiliated (continued)
Pharmaceuticals (continued)
Teva Pharmaceutical Finance Netherlands III B.V.	Piet Heinkade 107, Amsterdam, Netherlands	(5)(6)(8)	3.15%	3.15%	9/10/2024	10/1/2026		$1,000	$959	$962	0.00%
									11,889	11,888	0.00%
Total Unsecured Debt – non-controlled/non-affiliated									49,448	49,755	0.08%
Total Unsecured Debt									49,448	49,755	0.08%
Structured Finance Obligations – Debt Instruments
Structured Finance Obligations – Debt Instruments – non-controlled/non-affiliated
Financial Services
522 Funding CLO 2020-6, Ltd.	522 5th Avenue New York, NY, 10036 United States	(4)(5)(6)(8)	SOFR + 6.76%	12.04%	11/9/2021	10/23/2034		3,000	3,000	2,884	0.01%
Allegro CLO XIII Ltd	c/o Ocorian Trust (Cayman) Limited Windward 3 Regatta Office Park P.O. Box 1350, Grand Cayman George Town, KY1-1108 KY	(4)(5)(6)(8)	SOFR + 6.87%	12.15%	5/25/2021	7/20/2034		2,500	2,451	2,496	0.01%
Apidos CLO XXXIII	C/O MaplesFS Limited PO Box 1093 Queensgate House Grand Cayman George Town, KY1-1102 KY	(4)(5)(6)(8)	SOFR + 6.61%	12.01%	9/14/2021	10/24/2034		5,000	4,961	5,015	0.01%
Apidos CLO XXXVI	C/O MaplesFS Limited PO Box 1093 Queensgate House Grand Cayman George Town, KY1-1102 KY	(4)(5)(6)(8)	SOFR + 6.21%	11.54%	7/28/2021	7/20/2034		8,500	8,500	8,547	0.02%
Ares Loan Funding VI Ltd	PO Box 1093 Queensgate House Grand Cayman George Town, KY1-1102 KY	(4)(5)(6)(8)	SOFR + 6.40%	11.72%	5/24/2024	7/10/2037		2,000	2,000	2,006	0.01%

Investments (1)(19)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 9/30/2024	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Structured Finance Obligations – Debt Instruments – non-controlled/ non-affiliated (continued)
Financial Services (continued)
Ares LX CLO LTD	PO Box 1093 Queensgate House Grand Cayman George Town, KY1-1102 KY	(4)(5)(6)(8)	SOFR + 6.51%	11.79%	5/6/2021	7/18/2034		$5,000	$4,978	$4,950	0.01%
Ares LXII CLO, Ltd.	PO Box 1093 Queensgate House Grand Cayman George Town, KY1-1102 KY	(4)(5)(6)(8)	SOFR + 6.76%	12.05%	11/18/2021	1/25/2034		9,000	9,000	9,020	0.02%
Ares XXVII CLO, Ltd.	PO Box 1093 Queensgate House Grand Cayman George Town, KY1-1102 KY	(4)(5)(6)(8)	SOFR + 7.01%	12.29%	9/23/2021	10/28/2034		5,000	4,961	5,024	0.01%
Bain Capital Credit CLO 2020-4 Ltd	c/o Maples Fiduciary Services (Jersey) Limited 2nd Floor, Sir Walter Raleigh House St. Helier, JE2 3QB Jersey	(4)(5)(6)(8)	SOFR + 7.98%	13.26%	10/11/2023	10/20/2036		5,500	5,347	5,718	0.02%
Bain Capital Credit CLO 2024-3 Ltd	c/o Maples Fiduciary Services (Jersey) Limited 2nd Floor, Sir Walter Raleigh House St. Helier, JE2 3QB Jersey	(4)(5)(6)(8)	SOFR + 6.25%	11.59%	5/16/2024	7/16/2037		2,500	2,500	2,544	0.01%
Balboa Bay Loan Funding 2021-2, Ltd.	c/o Walkers Fiduciary, 190 Elgin Avenue, George Town, Grand Cayman, Cayman Islands	(4)(5)(6)(8)	SOFR + 6.86%	12.14%	10/20/2021	1/20/2035		7,000	6,945	6,742	0.02%
Balboa Bay Loan Funding 2024-1 Ltd	c/o Walkers Fiduciary, 190 Elgin Avenue, George Town, Grand Cayman, Cayman Islands	(4)(5)(6)(8)	SOFR + 6.25%	11.60%	5/17/2024	7/20/2037		2,300	2,300	2,329	0.01%
Barings CLO Ltd 2018-II	190 Elgin Avenue Grand Cayman George Town, KY 1-9008 KY	(4)(5)(6)(8)	SOFR + 6.90%	12.00%	8/9/2024	7/15/2036		4,000	4,000	4,038	0.01%
Barings Clo Ltd 2019-IV	190 Elgin Avenue Grand Cayman George Town, KY 1-9008 KY	(4)(5)(6)(8)	SOFR + 6.40%	11.70%	5/13/2024	7/15/2037		5,000	5,000	5,032	0.01%
Barings CLO Ltd 2021-II	190 Elgin Avenue Grand Cayman George Town, KY 1-9008 KY	(4)(5)(6)(8)	SOFR + 6.51%	11.81%	7/14/2021	7/15/2034		6,000	6,000	5,925	0.02%
Barings CLO Ltd 2021-III	190 Elgin Avenue Grand Cayman George Town, KY 1-9008 KY	(4)(5)(6)(8)	SOFR + 6.91%	12.19%	11/17/2021	1/18/2035		7,200	7,200	6,806	0.02%

Investments (1)(19)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 9/30/2024	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Structured Finance Obligations – Debt Instruments – non-controlled/ non-affiliated (continued)
Financial Services (continued)
Barings Clo Ltd 2022-II	190 Elgin Avenue Grand Cayman George Town, KY 1-9008 KY	(4)(5)(6)(8)	SOFR + 6.90%	12.20%	7/2/2024	7/15/2039		$5,000	$5,000	$5,020	0.01%
Barings CLO Ltd 2023-IV	190 Elgin Avenue Grand Cayman George Town, KY 1-9008 KY	(4)(5)(6)(8)	SOFR + 7.59%	12.87%	12/6/2023	1/20/2037		3,000	2,972	3,133	0.01%
Benefit Street Partners CLO XX	190 Elgin Avenue, George Town, Grand Cayman, Cayman Islands	(4)(5)(6)(8)	SOFR + 7.01%	12.31%	8/9/2021	7/15/2034		6,500	6,500	6,536	0.02%
Benefit Street Partners CLO XXVI Ltd	190 Elgin Avenue, George Town, Grand Cayman, Cayman Islands	(4)(5)(6)(8)	SOFR + 6.00%	11.28%	7/3/2024	7/20/2037		3,000	3,000	2,985	0.01%
Benefit Street Partners, LLC BSP 2020-21A	190 Elgin Avenue, George Town, Grand Cayman, Cayman Islands	(4)(5)(6)(8)	SOFR + 6.96%	12.29%	8/25/2021	10/15/2034		3,000	2,976	3,011	0.01%
BlueMountain CLO XXIX Ltd	280 Park Ave 12th Floor, New York, NY 10017 United States	(4)(5)(6)(8)	SOFR + 7.12%	12.41%	7/15/2021	7/25/2034		2,750	2,696	2,660	0.01%
Broad River Ltd 2020-1	C/O MaplesFS Limited PO Box 1093, Queensgate House, Grand Cayman George Town, KY1-1102 KY	(4)(5)(6)(8)	SOFR + 6.76%	12.04%	5/17/2021	7/20/2034		7,000	6,955	7,024	0.02%
Carlyle US CLO 2018-4, Ltd.	c/o Walkers Fiduciary, 190 Elgin Avenue, George Town, Grand Cayman, Cayman Islands	(4)(5)(6)(8)	SOFR + 6.43%	11.44%	7/23/2024	10/17/2037		1,000	970	976	0.00%
Carlyle US CLO 2018-4, Ltd.	c/o Walkers Fiduciary, 190 Elgin Avenue, George Town, Grand Cayman, Cayman Islands	(4)(5)(6)(8)	SOFR + 7.86%	12.87%	7/23/2024	10/17/2037		5,000	5,025	5,024	0.01%
Carlyle US CLO 2020-1, Ltd.	c/o Walkers Fiduciary, 190 Elgin Avenue, George Town, Grand Cayman, Cayman Islands	(4)(5)(6)(8)	SOFR + 6.51%	11.79%	7/14/2021	7/20/2034		11,500	11,500	11,530	0.03%
Carlyle US CLO 2022-4 Ltd	c/o Walkers Fiduciary, 190 Elgin Avenue, George Town, Grand Cayman, Cayman Islands	(4)(5)(6)(8)	SOFR + 6.75%	12.03%	7/12/2024	7/25/2036		4,000	4,000	4,016	0.01%

Investments (1)(19)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 9/30/2024	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Structured Finance Obligations – Debt Instruments – non-controlled/ non-affiliated (continued)
Financial Services (continued)
Carlyle US CLO 2023-5 Ltd	c/o Walkers Fiduciary, 190 Elgin Avenue, George Town, Grand Cayman, Cayman Islands	(4)(5)(6)(8)	SOFR + 7.90%	13.16%	11/10/2023	1/27/2036		$7,000	$6,869	$7,297	0.02%
Carval CLO V-C, LTD.	15 Esplanade St Helier St Helier, JE1 1RB JE	(4)(5)(6)(8)	SOFR + 7.01%	12.34%	11/24/2021	10/15/2034		8,000	7,937	8,028	0.02%
Carval CLO VI-C, LTD.	15 Esplanade St Helier St Helier, JE1 1RB JE	(4)(5)(6)(8)	SOFR + 7.33%	12.61%	4/22/2022	4/21/2034		8,750	8,680	8,789	0.02%
Carval Clo VIII-C Ltd	15 Esplanade St Helier St Helier, JE1 1RB JE	(4)(5)(6)(8)	SOFR + 7.60%	12.23%	9/13/2024	10/22/2037		2,000	2,000	2,010	0.01%
Carval Clo X-C Ltd	15 Esplanade St Helier St Helier, JE1 1RB JE	(4)(5)(6)(8)	SOFR + 6.15%	11.43%	6/13/2024	7/20/2037		3,000	3,000	3,042	0.01%
CarVal CLO XI C Ltd	15 Esplanade St Helier St Helier, JE1 1RB JE	(4)(5)(6)(8)	SOFR + 6.35%	11.02%	8/14/2024	10/20/2037		3,000	3,000	3,036	0.01%
CBAM 2018-8 Ltd	One Vanderbilt Ave, Suite 3400, New York, NY, 10017 United States	(4)(5)(6)(8)	SOFR + 7.40%	12.75%	5/10/2024	7/15/2037		4,000	4,000	4,035	0.01%
CBAM 2018-8 Ltd	One Vanderbilt Ave, Suite 3400, New York, NY, 10017 United States	(4)(5)(6)(8)	SOFR + 6.37%	11.72%	5/10/2024	7/15/2037		1,000	962	970	0.00%
CIFC Funding 2019-III, Ltd.	c/o Ocorian Trust (Cayman) Limited Windward 3 Regatta Office Park PO Box 1350 Grand Cayman, KY1-1108 KY	(4)(5)(6)(8)	SOFR + 7.06%	12.39%	8/16/2021	10/16/2034		8,000	8,000	8,046	0.02%
Dryden 112 CLO, Ltd.	3 Gateway Center 14th Floor Newark, NJ, 7102 United States	(4)(5)(6)(8)	SOFR + 7.75%	12.87%	11/9/2023	11/15/2036		4,900	4,791	4,936	0.01%
Dryden 78 CLO Ltd	3 Gateway Center 14th Floor Newark, NJ, 7102 United States	(4)(5)(6)(8)	SOFR + 7.70%	12.99%	4/4/2024	4/17/2037		4,000	4,000	4,091	0.01%
Dryden 78 CLO Ltd	3 Gateway Center 14th Floor Newark, NJ, 7102 United States	(4)(5)(6)(8)	SOFR + 6.63%	11.92%	4/4/2024	4/17/2037		1,000	978	992	0.00%
Dryden 95 CLO, Ltd.	3 Gateway Center 14th Floor Newark, NJ, 7102 United States	(4)(5)(6)(8)	SOFR + 6.41%	11.54%	7/29/2021	8/20/2034		8,000	8,000	7,753	0.02%
Eaton Vance CLO 2019-1 Ltd	One Post Office Square Boston, MA 02110, United States	(4)(5)(6)(8)	SOFR + 6.40%	11.74%	5/9/2024	7/15/2037		5,000	5,000	5,056	0.01%

Investments (1)(19)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 9/30/2024	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Structured Finance Obligations – Debt Instruments – non-controlled/ non-affiliated (continued)
Financial Services (continued)
Elmwood CLO 22 Ltd	c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street Wilmington, DE 19801 United States	(4)(5)(6)(8)	SOFR + 6.50%	11.79%	2/8/2023	4/17/2036		$3,500	$3,466	$3,370	0.01%
Flatiron RR CLO 22, LLC	51 Madison Avenue 2nd Floor New York, NY, 10010 United States	(4)(5)(6)(8)	SOFR + 6.46%	11.70%	9/27/2021	10/15/2034		5,000	5,000	5,030	0.01%
Fort Washington CLO 2021-2, Ltd.	303 Broadway Suite 1200 Cincinnati, OH, 45202 United States	(4)(5)(6)(8)	SOFR + 6.87%	12.15%	8/4/2021	10/20/2034		13,000	12,882	12,978	0.04%
Galaxy 30 CLO, Ltd.	C/O INTERTRUST SPV (CAYMAN) LIMITED One Nexus Way, Camana Bay, KY1-9005 KY	(4)(5)(6)(8)	SOFR + 6.95%	12.25%	2/25/2022	4/15/2035		3,000	2,976	3,011	0.01%
Galaxy XXV CLO, Ltd.	C/O INTERTRUST SPV (CAYMAN) LIMITED One Nexus Way, Camana Bay, KY1-9005 KY	(4)(5)(6)(8)	SOFR + 6.50%	11.78%	4/19/2024	4/25/2036		4,000	4,000	4,014	0.01%
Galaxy 32 CLO Ltd	C/O INTERTRUST SPV (CAYMAN) LIMITED One Nexus Way, Camana Bay, KY1-9005 KY	(4)(5)(6)(8)	SOFR + 7.33%	12.61%	9/22/2023	10/20/2036		2,140	2,120	2,186	0.01%
Goldentree Loan Management US Clo 8 Ltd.	C/O MaplesFS Limited PO Box 1093 Queensgate House Grand Cayman George Town, KY1-1102 KY	(4)(5)(6)(8)	SOFR + 6.41%	11.69%	8/4/2021	10/20/2034		7,400	7,406	7,419	0.02%
Goldentree Loan Management US Clo 15 Ltd	C/O MaplesFS Limited PO Box 1093 Queensgate House Grand Cayman George Town, KY1-1102 KY	(4)(5)(6)(8)	SOFR + 6.50%	11.78%	8/18/2023	10/20/2036		6,500	6,442	6,600	0.02%
GoldenTree Loan Management US CLO 16 Ltd	C/O MaplesFS Limited PO Box 1093 Queensgate House Grand Cayman George Town, KY1-1102 KY	(4)(5)(6)(8)	SOFR + 8.50%	13.78%	11/15/2023	1/20/2034		4,000	3,993	3,949	0.01%

Investments (1)(19)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 9/30/2024	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Structured Finance Obligations – Debt Instruments – non-controlled/ non-affiliated (continued)
Financial Services (continued)
Goldentree Loan Management US Clo 18 Ltd	C/O MaplesFS Limited PO Box 1093 Queensgate House Grand Cayman George Town, KY1-1102 KY	(4)(5)(6)(8)	SOFR + 8.50%	13.78%	10/20/2023	1/20/2037		$5,000	$4,934	$5,018	0.01%
Gulf Stream Meridian 5, Ltd.	4350 Congress Street, Charlotte, NC 28209 United States	(4)(5)(6)(8)	SOFR + 6.59%	11.89%	5/27/2021	7/15/2034		5,000	4,960	4,929	0.01%
Gulf Stream Meridian 7, Ltd.	4350 Congress Street, Charlotte, NC 28209 United States	(4)(5)(6)(8)	SOFR + 6.85%	12.15%	2/18/2022	7/15/2035		5,000	4,959	4,961	0.01%
Halseypoint Clo 5, Ltd.	C/O Walkers Fiduciary Limited 190 Elgin Avenue Grand Cayman George Town, KY1-9008 KY	(4)(5)(6)(8)	SOFR + 7.20%	12.27%	11/19/2021	1/30/2035		9,500	9,350	9,059	0.02%
HPS Loan Management 15-2019 Ltd	c/o Ocorian Trust (Cayman) Limited Windward 3 Regatta Office Park, PO Box 1350 Grand Cayman, KY1-1108 KY	(4)(5)(6)(8)	SOFR + 6.80%	12.08%	2/8/2022	1/22/2035		4,000	3,968	4,014	0.01%
HPS Loan Management 2024-20 Ltd	c/o Ocorian Trust (Cayman) Limited Windward 3 Regatta Office Park, PO Box 1350 Grand Cayman, KY1-1108 KY	(4)(5)(6)(8)	SOFR + 6.20%	11.54%	5/15/2024	7/25/2037		2,000	2,000	1,980	0.01%
Invesco CLO 2022-3 Ltd	331 Spring Street NW, Suite 2500 Atlanta, GA 30309, United States	(4)(5)(6)(8)	SOFR + 6.75%	12.13%	9/30/2024	10/22/2037		1,500	1,485	1,485	0.00%
Jamestown CLO XIV, Ltd.	280 Park Avenue New York, NY, 10017 United States	(4)(5)(6)(8)	SOFR + 7.46%	12.74%	9/23/2021	10/20/2034		10,000	9,845	10,032	0.03%
Jamestown CLO XV, Ltd.	280 Park Avenue New York, NY, 10017 United States	(4)(5)(6)(8)	SOFR + 7.06%	12.39%	5/28/2024	7/15/2035		3,000	2,971	3,009	0.01%
Magnetite XXXII Ltd	WALKERS FIDUCIARY LIMITED 190 Elgin Avenue, George Town George Town, KY1-9008 KY	(4)(5)(6)(8)	SOFR + 6.90%	12.20%	3/7/2022	4/15/2035		5,000	5,000	5,033	0.01%

Investments (1)(19)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 9/30/2024	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Structured Finance Obligations – Debt Instruments – non-controlled/ non-affiliated (continued)
Financial Services (continued)
MidOcean Credit CLO XIII Ltd	c/o Maples Fiduciary Services (Jersey) Limited 2nd Floor, Sir Walter Raleigh House St. Helier, JE2 3QB Jersey	(4)(5)(6)(8)	SOFR + 7.80%	13.08%	11/16/2023	1/21/2037		$9,500	$9,143	$9,687	0.03%
MidOcean Credit CLO XIV Ltd	c/o Maples Fiduciary Services (Jersey) Limited 2nd Floor, Sir Walter Raleigh House St. Helier, JE2 3QB Jersey	(4)(5)(6)(8)	SOFR + 6.56%	11.86%	2/15/2024	4/15/2037		1,500	1,460	1,506	0.00%
MidOcean Credit CLO XIV Ltd	c/o Maples Fiduciary Services (Jersey) Limited 2nd Floor, Sir Walter Raleigh House St. Helier, JE2 3QB Jersey	(4)(5)(6)(8)	SOFR + 7.40%	12.70%	2/15/2024	4/15/2037		3,500	3,500	3,538	0.01%
Morgan Stanley Eaton Vance Clo 2021-1, Ltd.	71 Fort Street PO Box 500 Grand Cayman George Town, KY1-1106 KY	(4)(5)(6)(8)	SOFR + 7.01%	12.25%	9/24/2021	10/20/2034		6,500	6,500	6,532	0.02%
Morgan Stanley Eaton Vance CLO 2022-17A Ltd	71 Fort Street PO Box 500 Grand Cayman George Town, KY1-1106 KY	(4)(5)(6)(8)	SOFR + 7.90%	13.18%	6/30/2022	7/20/2035		1,000	1,007	1,008	0.00%
Neuberger Berman Loan Advisers CLO 38, Ltd.	PO Box 1093 Queensgate House Grand Cayman George Town, KY1-1102 KY	(4)(5)(6)(8)	SOFR + 6.51%	11.79%	9/27/2021	10/20/2035		11,000	11,000	11,044	0.03%
Northwoods Capital XI-B Ltd	PO Box 1093 Queensgate House Grand Cayman George Town, KY1-1102 KY	(4)(5)(6)(8)	SOFR + 7.35%	12.63%	7/3/2024	7/19/2037		3,412	3,354	3,364	0.01%
OCP CLO 2021-22, Ltd.	c/o Ocorian Trust (Cayman) Limited Windward 3, Regatta Office Park PO Box 1350 Grand Cayman George Town, KY1-1108 KY	(4)(5)(6)(8)	SOFR + 6.86%	12.14%	10/15/2021	12/2/2034		9,000	8,904	9,066	0.02%
OCP CLO 2020-18 Ltd	c/o Ocorian Trust (Cayman) Limited Windward 3, Regatta Office Park PO Box 1350 Grand Cayman George Town, KY1-1108 KY	(4)(5)(6)(8)	SOFR + 6.25%	11.38%	7/30/2024	7/20/2037		1,000	1,000	1,009	0.00%

Investments (1)(19)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 9/30/2024	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Structured Finance Obligations – Debt Instruments – non-controlled/ non-affiliated (continued)
Financial Services (continued)
Octagon 55, Ltd	250 Park Avenue 15th Floor New York, NY, 10177 United States	(4)(5)(6)(8)	SOFR + 6.76%	12.04%	7/1/2021	7/20/2034		$11,000	$10,896	$10,885	0.03%
Octagon Investment Partners 41, Ltd.	250 Park Avenue 15th Floor New York, NY, 10177 United States	(4)(5)(6)(8)	SOFR + 7.39%	12.69%	9/24/2021	10/15/2033		2,500	2,491	2,460	0.01%
Onex Credit Partners OCP 2020-19A	c/o Ocorian Trust (Cayman) Limited Windward 3, Regatta Office Park PO Box 1350 Grand Cayman George Town, KY1-1108 KY	(4)(5)(6)(8)	SOFR + 6.76%	12.04%	8/6/2021	10/20/2034		4,250	4,099	4,278	0.01%
Palmer Square CLO 2015-1, Ltd.	PO Box 1093 Queensgate House South Church Street George Town, KY1-1102 KY	(4)(5)(6)(8)	SOFR + 6.76%	11.89%	5/25/2021	5/21/2034		2,000	1,924	2,006	0.01%
Palmer Square CLO 2019-1, Ltd.	PO Box 1093 Queensgate House South Church Street George Town, KY1-1102 KY	(4)(5)(6)(8)	SOFR + 6.76%	11.88%	11/16/2021	11/14/2034		13,000	13,003	13,039	0.04%
Palmer Square CLO 2022-1, Ltd.	PO Box 1093 Queensgate House South Church Street George Town, KY1-1102 KY	(4)(5)(6)(8)	SOFR + 6.35%	11.63%	1/24/2022	4/20/2035		2,500	2,500	2,515	0.01%
Palmer Square CLO 2023-3 Ltd	PO Box 1093 Queensgate House South Church Street George Town, KY1-1102 KY	(4)(5)(6)(8)	SOFR + 7.83%	13.11%	11/17/2023	1/20/2037		10,000	9,906	10,383	0.03%
Parallel 2020-1 Ltd	2002 North Tampa Street, Suite 200, Tampa, FL 33602 United States	(4)(5)(6)(8)	SOFR + 6.76%	12.04%	6/14/2021	7/20/2034		3,500	3,437	3,460	0.01%
Park Avenue Institutional Advisers CLO Ltd 2022-1	10 Hudson Yards New York, NY, 10001-2157 United States	(4)(5)(6)(8)	SOFR + 7.29%	12.57%	2/11/2022	4/20/2035		6,000	5,855	5,982	0.02%
Pikes Peak CLO 3	C/O TMF (Cayman) Ltd. 2nd Floor The Grand Pavilion Commercial Centre 802 West Bay Road, Grand Cayman, KY1-1003 Cayman Islands	(4)(5)(6)(8)	SOFR + 6.87%	12.16%	8/13/2021	10/25/2034		3,000	3,010	3,021	0.01%

Investments (1)(19)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 9/30/2024	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Structured Finance Obligations – Debt Instruments – non-controlled/ non-affiliated (continued)
Financial Services (continued)
Pikes Peak CLO 5	C/O TMF (Cayman) Ltd. 2nd Floor The Grand Pavilion Commercial Centre 802 West Bay Road, Grand Cayman, KY1-1003 Cayman Islands	(4)(5)(6)(8)	SOFR + 6.90%	11.53%	9/19/2024	10/20/2037		$1,000	$1,000	$1,005	0.00%
Post CLO 2021-1, Ltd.	C/O MAPLESFS LIMITED PO Box 1093 Queensgate House Grand Cayman George Town, KY1-1102 KY	(4)(5)(6)(8)	SOFR + 6.71%	12.01%	7/30/2021	10/15/2034		6,000	6,000	5,999	0.02%
Post CLO 2022-1, Ltd.	C/O MAPLESFS LIMITED PO Box 1093 Queensgate House Grand Cayman George Town, KY1-1102 KY	(4)(5)(6)(8)	SOFR + 6.75%	12.03%	2/15/2022	4/20/2035		5,000	4,981	4,992	0.01%
Post CLO 2024-1, Ltd.	C/O MAPLESFS LIMITED PO Box 1093 Queensgate House Grand Cayman George Town, KY1-1102 KY	(4)(5)(6)(8)	SOFR + 6.80%	12.11%	2/6/2024	4/20/2037		2,500	2,500	2,551	0.01%
PPM CLO 4, Ltd.	PO Box 1093 Queensgate House Grand Cayman George Town, KY1-1102 KY	(4)(5)(6)(8)	SOFR + 6.76%	12.04%	9/29/2021	10/18/2034		6,775	6,775	6,351	0.02%
PPM CLO 5, Ltd.	PO Box 1093 Queensgate House Grand Cayman George Town, KY1-1102 KY	(4)(5)(6)(8)	SOFR + 6.76%	12.04%	9/17/2021	10/18/2034		4,800	4,800	4,560	0.01%
Rad CLO 14, Ltd.	1800 Avenue of the Stars 3rd Floor Los Angeles, CA, 90067 United States	(4)(5)(6)(8)	SOFR + 6.76%	12.09%	11/2/2021	1/15/2035		6,750	6,750	6,731	0.02%
Rad CLO 16 Ltd	1800 Avenue of the Stars 3rd Floor Los Angeles, CA, 90067 United States	(4)(5)(6)(8)	SOFR + 6.50%	11.80%	5/3/2024	7/15/2037		5,000	5,000	5,024	0.01%
Rad CLO 22 Ltd	1800 Avenue of the Stars 3rd Floor Los Angeles, CA, 90067 United States	(4)(5)(6)(8)	SOFR + 7.73%	13.01%	10/27/2023	1/20/2037		7,500	7,290	7,627	0.02%
Rad CLO 25 Ltd	1800 Avenue of the Stars 3rd Floor Los Angeles, CA, 90067 United States	(4)(5)(6)(8)	SOFR + 6.00%	11.34%	5/16/2024	7/20/2037		3,000	3,000	3,028	0.01%

Investments (1)(19)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 9/30/2024	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Structured Finance Obligations – Debt Instruments – non-controlled/ non-affiliated (continued)
Financial Services (continued)
Rad CLO 3 Ltd	1800 Avenue of the Stars 3rd Floor Los Angeles, CA, 90067 United States	(4)(5)(6)(8)	SOFR + 5.88%	11.19%	6/18/2024	7/15/2037		$2,715	$2,662	$2,655	0.01%
Rad CLO 3 Ltd	1800 Avenue of the Stars 3rd Floor Los Angeles, CA, 90067 United States	(4)(5)(6)(8)	SOFR + 7.00%	12.31%	6/18/2024	7/15/2037		2,715	2,715	2,696	0.01%
Rockford Tower CLO 2021-3, Ltd.	65 East 55th Street, 30th Floor, New York, NY 10022 United States	(4)(5)(6)(8)	SOFR + 6.98%	12.25%	9/22/2021	10/20/2034		2,000	1,977	1,847	0.01%
RR 19, Ltd.	C/O Walkers Fiduciary Limited 190 Elgin Avenue Grand Cayman George Town, KY1-9008 KY	(4)(5)(6)(8)	SOFR + 6.76%	12.06%	9/24/2021	10/15/2035		3,000	3,000	3,010	0.01%
RR 20, Ltd.	C/O Walkers Fiduciary Limited 190 Elgin Avenue Grand Cayman George Town, KY1-9008 KY	(4)(5)(6)(8)	SOFR + 7.25%	12.55%	4/6/2022	7/15/2037		4,000	3,966	4,017	0.01%
Sound Point CLO XXVII, Ltd.	375 Park Avenue 33rd Floor New York, NY, 10152 United States	(4)(5)(6)(8)	SOFR + 6.82%	12.11%	10/1/2021	10/25/2034		5,000	4,923	4,622	0.01%
Symphony CLO 34-PS Ltd.	555 California St San Francisco, CA 94104 United States	(4)(5)(6)(8)	SOFR + 8.15%	13.43%	7/13/2023	7/24/2036		4,000	3,927	4,127	0.01%
Symphony CLO 44 Ltd	555 California St San Francisco, CA 94104 United States	(4)(5)(6)(8)	SOFR + 6.15%	11.50%	5/20/2024	7/14/2037		2,500	2,500	2,528	0.01%
Trestles Clo IV, Ltd.	C/o Ocorian Trust (Cayman) Limited Windward 3 Regatta Office Park PO Box 1350 George Town, KY1-1108 KY	(4)(5)(6)(8)	SOFR + 6.51%	11.84%	7/12/2021	7/21/2034		8,000	8,000	8,035	0.02%
Trinitas CLO XVI Ltd	60 East 42nd Street Suite 3014 New York, NY 10165, United States	(4)(5)(6)(8)	SOFR + 7.26%	12.54%	6/14/2021	7/20/2034		5,000	4,832	4,763	0.01%
Vibrant CLO IV-R Ltd	747 3rd Avenue 38th Floor New York, NY, 10017 United States	(4)(5)(6)(8)	SOFR + 7.90%	12.53%	9/19/2024	10/20/2037		1,000	970	1,005	0.00%
Vibrant CLO XII Ltd.	747 3rd Avenue 38th Floor New York, NY, 10017 United States	(4)(5)(6)(8)	SOFR + 6.94%	12.22%	5/16/2024	4/20/2034		2,695	2,602	2,611	0.01%
Vibrant CLO XIII, Ltd.	747 3rd Avenue 38th Floor New York, NY, 10017 United States	(4)(5)(6)(8)	SOFR + 7.32%	12.62%	4/21/2021	7/15/2034		6,250	6,204	6,274	0.02%

Investments (1)(19)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 9/30/2024	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Structured Finance Obligations – Debt Instruments – non-controlled/ non-affiliated (continued)
Financial Services (continued)
Voya CLO 2019-4, Ltd.	230 Park Avenue, New York, NY 10169	(4)(5)(6)(8)	SOFR + 6.97%	12.27%	12/14/2021	1/15/2035		$8,250	$8,120	$8,278	0.02%
Voya CLO 2020-2, Ltd.	230 Park Avenue, New York, NY 10169	(4)(5)(6)(8)	SOFR + 6.66%	11.94%	8/6/2021	7/19/2034		5,000	4,922	4,982	0.01%
Total Structured Finance Obligations – Debt Instruments – non-controlled/non-affiliated									508,116	511,250	1.39%
Total Structured Finance Obligations – Debt Instruments									508,116	511,250	1.39%
Equity and other Equity – non-controlled/non-affiliated
Aerospace & Defense
Loar Holdings Inc. – Common Equity	450 Lexington Avenue, New York, NY 10017 United States	(6)			4/25/2024		7.1%	910,404	12,614	67,907	0.19%
Micross Topco, Inc. – Common Equity	1050 Perimeter Road, Manchester, NH 03103 United States	(4)			3/28/2022		0.0%	116	125	141	0.00%
									12,739	68,048	0.19%
Air Freight & Logistics
AGI Group Holdings LP – Class A-2 Common Units	9130 S Dadeland Blvd Ste 1801, Miami, FL, 33156-7858 United States	(4)			6/11/2021		55.8%	1,674	1,674	1,471	0.00%
Mode Holdings, L.P. – Class A-2 Common Units	17330 Preston Rd., Suite 200 C Dallas, TX 75252 United States	(4)			1/7/2021		1.8%	1,076,923	1,077	1,314	0.00%
									2,751	2,785	0.00%
Biotechnology
Moderna Inc – Common Stock	325 Binney St, Cambridge, MA 02142, United States	(6)			9/12/2024		100.0%	12,613	983	843	0.00%
Capital Markets
Resolute Investment Managers, Inc. – Common Equity	220 E. Las Colinas Blvd., Suite 1200, Irving, Texas 75039 United States	(4)			12/29/2023		10.3%	48,476	1,212	103	0.00%

Investments (1)(19)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 9/30/2024	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Equity and other Equity – non-controlled/ non-affiliated (continued)
Commercial Services & Supplies
GTCR Investors LP – Class A-1 Common Units	1501 Yamato Road, Boca Raton, FL 33431 United States	(4)			9/29/2023		9.9%	$893,584	$894	$933	0.00%
Distributors
Box Co-Invest Blocker, LLC – (BP Alpha Holdings, L.P.) – Class A Units	2650 Galvin Dr, Elgin, IL 60124, United States	(4)			12/10/2021		55.1%	3,308,320	3,308	728	0.00%
Box Co-Invest Blocker, LLC – (BP Alpha Holdings, L.P.) – Class C Preferred Units	2650 Galvin Dr, Elgin, IL 60124, United States	(4)			7/12/2023		55.1%	401,889	390	478	0.00%
									3,698	1,206	0.00%
Diversified Consumer Services
Cambium Holdings, LLC – Senior Preferred Interest	17855 North Dallas Parkway, Suite 400, Dallas, TX 75287, United States	(4)		11.50%	8/3/2021		6.1%	29,194,330	28,735	40,672	0.11%
DTA LP – Class A Common Units	7430 East Caley Ave, Suite 320E, Centennial, CO 80111 United States	(4)			3/25/2024		5.8%	2,612,843	2,613	2,613	0.01%
									31,348	43,285	0.12%
Diversified Telecommunication Services
Point Broadband Holdings, LLC – Class A Common Units	3120 Fredrick Rd., Suite E, Opelika, Alabama 36801, United States	(4)			10/1/2021		4.1%	12,870	10,915	12,469	0.03%
Point Broadband Holdings, LLC – Class B Common Units	3120 Fredrick Rd., Suite E, Opelika, Alabama 36801, United States	(4)			10/1/2021		4.1%	685,760	1,955	2,750	0.01%
Point Broadband Holdings, LLC – Class Additional A Common Units	3120 Fredrick Rd., Suite E, Opelika, Alabama 36801, United States	(4)			3/24/2022		4.1%	2,766	2,346	2,680	0.01%
Point Broadband Holdings, LLC – Class Additional B Common Units	3120 Fredrick Rd., Suite E, Opelika, Alabama 36801, United States	(4)			3/24/2022		4.1%	147,380	420	591	0.00%
									15,636	18,490	0.05%

Investments (1)(19)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 9/30/2024	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Equity and other Equity – non-controlled/ non-affiliated (continued)
Electronic Equipment, Instruments & Components
Spectrum Safety Solutions Purchaser, LLC – Common Equity	13995 Pasteur Blvd., Palm Beach Gardens, FL 33418, United States	(4)(6)			7/1/2024		75.9%	$22,774,695	$22,775	$22,775	0.06%
Financial Services
THL Fund IX Investors (Plymouth II), LP – LP Interest	545 Boylston Street, 6th Floor, Boston, MA 02116 United States	(4)			8/31/2023		33.3%	666,667	667	857	0.00%
Health Care Equipment & Supplies
GCX Corporation Group Holdings, L.P. – Class A-2 Units	3875 Cypress Drive, Petaluma, CA 94954, United States	(4)			9/10/2021		90.0%	4,853	4,853	2,427	0.01%
Health Care Providers & Services
AVE Holdings I Corp. – Series A-1 Preferred Shares	520 Madison Avenue, New York, NY 10022 United States	(4)	11.50%		2/25/2022		8.1%	12,237,213	11,870	13,155	0.04%
CD&R Artemis Holdco 2 Limited – Preferred Shares	26 Southampton Buildings 8th Floor, Holborn Gate London, WC2A 1AN United Kingdom	(4)(6)	10.00%		8/19/2021		40.0%	33,000,000	43,662	57,165	0.16%
CD&R Ulysses Equity Holdings, L.P. – Common Shares	375 Park Avenue 18th Floor New York, NY, 10152 United States	(4)(6)			8/19/2021		40.0%	6,000,000	6,090	5,100	0.01%
Jayhawk Holdings, LP – Class A-1 Common Units	8717 West 110th Street, Suite 300 Overland Park, KS 66210 United States	(4)			5/26/2021		0.4%	12,472	2,220	409	0.00%
Jayhawk Holdings, LP – Class A-2 Common Units	8717 West 110th Street, Suite 300 Overland Park, KS 66210 United States	(4)			5/26/2021		0.4%	6,716	1,195	220	0.00%

Investments (1)(19)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 9/30/2024	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Equity and other Equity – non-controlled/ non-affiliated (continued)
Health Care Providers & Services (continued)
Maia Aggregator, L.P. – Class A Units	One World Trade Center 285 Fulton Street, 84th Floor New York, NY 10007 United States	(4)			2/1/2022		98.5%	$19,700,000	$19,700	$15,563	0.04%
NC Eve, L.P. – LP Interest	26 Esplanade, St Helier, Jersey JE4 8PS, Jersey	(4)(6)			2/22/2022		50.0%	2,500,000	3,398	1,738	0.00%
WHCG Purchaser, Inc. – Class A Common Units	251 Little Falls Drive, Wilmington, DE 19808 United States	(4)			8/2/2024		65.0%	10,966,377	—	—	0.00%
									88,135	93,350	0.25%
Health Care Technology
Azalea Parent Corp – Series A-1 Preferred Shares	4150 International Plaza Suite 900 Fort Worth, TX 76109, United States	(4)		12.75%	4/30/2024		17.9%	91,500	89,213	96,075	0.26%
Caerus Midco 2 S.à r.l. – Additional Vehicle Units	450 Lexington Ave, C/O Warburg Pincus LLC; New York; 10017 United States	(4)(6)			10/28/2022		3.3%	988,290	988	109	0.00%
Caerus Midco 2 S.à r.l. – Vehicle Units	450 Lexington Ave, C/O Warburg Pincus LLC; New York; 10017 United States	(4)(6)			5/25/2022		16.5%	4,941,452	4,941	4,596	0.01%
Healthcomp Holding Company, LLC – Preferred Interest	621 Santa Fe Ave. Fresno, CA 93721 United States	(4)		6.00%	11/8/2023		7.1%	18,035	1,804	1,804	0.00%
									96,946	102,584	0.27%
Insurance
RSC Topco, Inc. – Preferred Shares	160 Federal Street, Boston, MA 02110 United States	(4)		13.25%	8/14/2023		0.1%	100	97	116	0.00%
Shelf Holdco Ltd – Common Equity	Level 42, 22 Bishopsgate London, EC2N 4BQ United Kingdom	(4)(6)			12/30/2022		1.0%	1,300,000	1,300	4,875	0.01%
									1,397	4,991	0.01%
IT Services
NC Ocala Co-Invest Beta, L.P. – LP Interest	4321 Collington Rd, Bowie, MD 20716, United States	(4)			11/12/2021		31.7%	25,687,196	25,687	30,311	0.08%

Investments (1)(19)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 9/30/2024	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Equity and other Equity – non-controlled/ non-affiliated (continued)
Professional Services
OHCP V TC COI, LP. – LP Interest	330 7th Ave, New York, NY 10001 United States	(4)			6/29/2021		65.0%	$6,500,000	$6,500	$14,040	0.04%
Tricor Horizon – LP Interest	11 Middle Neck Road, Great Neck, New York NY 11021 United States	(4)(6)			6/13/2022		70.0%	14,396,424	14,519	15,260	0.04%
Trinity Air Consultants Holdings Corp – Common Units	330 7th Ave, New York, NY 10001 United States	(4)			6/12/2024		65.0%	4,797	5	10	0.00%
Victors CCC Topco, LP – Common Equity	251 Little Falls Drive. Wilmington, DE 19808 United States	(4)			6/1/2022		96.0%	9,600,000	9,600	17,568	0.05%
									30,624	46,878	0.13%
Software
AI Titan Group Holdings, LP – Class A-2 Common Units	4601 Six Forks Road, Suite 220, Raleigh, NC 27609, United States	(4)			8/28/2024		88.9%	1,103	1,103	1,103	0.00%
Connatix Parent, LLC – Class L Common Units	666 Broadway, 10th Floor, New York, NY 10012, United States	(4)			7/14/2021		69.4%	126,136	1,388	628	0.00%
Descartes Holdings, Inc – Class A Common Stock	777 108th Ave NE, Bellevue, WA 98004, United States	(4)			10/9/2023		81.2%	937,585	4,060	413	0.00%
Expedition Holdco, LLC – Common Units	101 South Phillips Avenue, Suite 300, Sioux Falls, SD 57104, United States	(4)			2/24/2022		81.0%	810,810	810	552	0.00%
Knockout Intermediate Holdings I, Inc. – Perpetual Preferred Stock	100 West Whitehall Avenue Northlake, IL 60164 United States	(4)	11.75%		6/23/2022		49.0%	49,020	47,795	68,015	0.19%
Lobos Parent, Inc. – Series A Preferred Shares	206 S Earl St # 394, Schaller, Iowa, United States	(4)	10.50%		11/30/2021		85.6%	45,090	43,963	57,490	0.16%
Mandolin Technology Holdings, Inc. – Series A Preferred Shares	Nova Tower 1 1 Allegheny Square, Suite 800 Pittsburgh, PA, 15212 United States	(4)	10.50%		7/30/2021		90.0%	31,950,000	30,992	34,346	0.09%

Investments (1)(19)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 9/30/2024	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Equity and other Equity – non-controlled/ non-affiliated (continued)
Software (continued)
Mimecast Limited – LP Interest	1 Finsbury Avenue, London, United Kingdom, EC2M 2PF	(4)			5/3/2022		75.0%	$75,088,584	$75,089	$81,096	0.22%
Mitratech Holdings, Inc. – Class A Preferred Shares	5001 Plaza on the Lake #111 Austin, TX 78746 United States	(4)		13.50%	12/19/2023		1.0%	1,573	1,535	1,722	0.00%
TPG IX Newark CI, L.P. – LP Interest	188 Spear St, San Francisco, CA 94105 United States	(4)(6)			10/26/2023		10.6%	3,846,970	3,847	3,847	0.01%
TravelPerk Inc – Warrants	C/ dels Almogàvers, 154-164 08018 Barcelona, Spain	(4)(6)			5/2/2024		65.9%	244,818	2,101	2,159	0.01%
Zoro – Common Equity	989 Market St, San Francisco, CA 94103 United States	(4)			11/22/2022		35.3%	1,195,880	11,959	11,959	0.03%
Zoro – Series A Preferred Shares	989 Market St, San Francisco, CA 94103 United States	(4)		12.50%	11/22/2022		17.8%	44,535	42,976	56,782	0.16%
									267,618	320,112	0.87%
Transportation Infrastructure
Atlas Intermediate Holding, LLC – Preferred Interest	9465 Wilshire Blvd, Suit 300 Beverly Hills, California 90212 United States	(4)		11.00%	5/24/2021		84.0%	34,238,400	33,723	34,581	0.09%
Enstructure, LLC – Class A-7 Common Units	16 Laurel Avenue, Suite 300 Wellesley, MA 02481 United States	(4)			9/27/2022		18.7%	3,783,785	2,803	3,859	0.01%
Enstructure, LLC – Class A-8 Common Units	16 Laurel Avenue, Suite 300 Wellesley, MA 02481 United States	(4)			3/1/2023		18.7%	858,469	635	876	0.00%
Frontline Road Safety Investments, LLC – Class A Common Units	2714 Sherman Street, Grand Prairie, TX 75051 United States	(4)			4/30/2021		64.1%	58,590	6,178	13,024	0.04%
Ncp Helix Holdings, LLC. – Preferred Shares	888 Boylston Street, Suite 1100, Boston, Massachusetts 02199 United States	(4)		8.00%	8/3/2021		73.9%	1,485,282	1,116	1,384	0.00%
									44,455	53,724	0.14%
Total Equity – non-controlled/ non-affiliated									652,418	813,702	2.18%

Investments (1)(19)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 9/30/2024	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Structured Finance Obligations – Equity Instruments – non-controlled/ non-affiliated
Financial Services
Galaxy 34 Clo Ltd	C/O INTERTRUST SPV (CAYMAN) LIMITED One Nexus Way, Camana Bay, KY1-9005 KY	(4)(6)	Estimated Yield:	16.18%	9/26/2024	10/20/2037	51.9%	$20,000,000	$18,500	$18,500	0.05%
MidOcean Credit CLO XV Ltd – Subordinated Notes	c/o Maples Fiduciary Services (Jersey) Limited 2nd Floor, Sir Walter Raleigh House St. Helier, JE2 3QB Jersey	(4)(6)	Estimated Yield:	12.28%	5/10/2024	7/21/2037	11.3%	5,000,000	3,550	3,734	0.01%
New Mountain CLO 6 Ltd	1633 Broadway, 48th Floor, New York, NY 10019, United States	(4)(6)	Estimated Yield:	15.01%	8/23/2024	10/15/2037	49.5%	18,750,000	16,238	16,051	0.04%
New Mountain CLO 6 Ltd	1633 Broadway, 48th Floor, New York, NY 10019, United States	(4)(6)			8/23/2024	10/15/2037	49.5%	1,875,000	—	—	0.00%
RAD CLO 25 Ltd – Subordinated Notes	1800 Avenue of the Stars 3rd Floor Los Angeles, CA, 90067 United States	(4)(6)	Estimated Yield:	12.90%	5/16/2024	7/20/2037	13.2%	5,000,000	4,317	4,461	0.01%
RAD CLO 26 Ltd	1800 Avenue of the Stars 3rd Floor Los Angeles, CA, 90067 United States	(4)(6)	Estimated Yield:	16.71%	8/7/2024	10/20/2037	14.9%	7,180,000	6,156	6,173	0.02%
Signal Peak CLO 11 Ltd – Subordinated Notes	605 Post Oak Place Dr Ste 100, Houston, Texas, 77027, United States	(4)(6)	Estimated Yield:	14.84%	6/5/2024	7/18/2037	13.4%	5,000,000	4,450	4,595	0.01%
Sixth Street CLO XXI Ltd	1 Letterman Drive, Building B/Yoda Fountain, San Francisco, CA 94129, United States	(4)(6)	Estimated Yield:	15.28%	9/29/2022	10/15/2035	18.8%	8,000,000	5,760	6,023	0.02%
Vibrant CLO XVI, Ltd	747 3rd Avenue 38th Floor New York, NY, 10017 United States	(4)(6)	Estimated Yield:	17.95%	4/14/2023	4/15/2036	32.4%	12,000,000	9,600	9,600	0.03%
Total Structured Finance Obligations – Equity Instruments – non-controlled/ non-affiliated									68,571	69,137	0.19%
Total Equity and other – non-controlled/ non-affiliated									720,989	882,839	2.37%

Investments (1)(19)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 9/30/2024	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Equity – non-controlled/ affiliated
Distributors
GSO DL Co-Invest EIS LP (EIS Acquisition Holdings, LP – Class A Common Units)	2018 Powers Ferry Road, Suite 400 Atlanta, Georgia 30339 United States	(4)(6)(16)			11/1/2021		20.0%	$265,556	$558	$1,987	0.01%
Total Equity – non-controlled/ affiliated									558	1,987	0.01%
Equity – controlled/affiliated (excluding Investments in Joint Ventures)
Chemicals
Pigments Holdings LP – LP Interest	1 Concorde Gate, Suite 608, Toronto, Ontario, Canada	(4)(6)(16)			4/14/2023		39.4%	3,943	—	—	0.00%
Financial Services
Specialty Lending Company, LLC – LLC Interest	251 Little Falls Drive, Wilmington, DE 19808 United States	(4)(6)(16)			10/19/2021		90.0%	276,759,000	276,759	276,482	0.76%
Insurance
CFCo, LLC (Benefytt Technologies, Inc.) – Class B Units	15438 North Florida Avenue, Suite 201, Tampa, FL 33613, United States	(4)(16)			9/28/2023		80.9%	134,166,603	—	—	0.00%
Professional Services
Material+ Holding Company, LLC – Class C Units	1900 Avenue of the Stars Ste 1600 19th floor Los Angeles, CA 90067 United States	(4)(16)			6/14/2024		91.5%	63,589	—	—	0.00%
Specialty Retail
GSO DL CoInvest CI LP (CustomInk, LLC – Series A Preferred Units)	2910 District Avenue Fairfax VA 22031 United States	(4)(6)(16)			1/7/2021		31.9%	1,500,000	1,421	2,185	0.01%
Total Equity – controlled/ affiliated (excluding Investments in Joint Ventures)									278,180	278,667	0.77%
Total Equity and other									999,727	1,163,493	3.15%

Investments (1)(19)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Acquisition Date	Maturity Date	% of Class Held as of 9/30/2024	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Investments in Joint Ventures
BCRED Emerald JV LP – LP Interest	345 Park Avenue New York, NY 10154 United States	(6)(16)			1/19/2022		75.0%		$1,815,000	$1,795,374	4.93%
BCRED Verdelite JV LP – LP Interest	345 Park Avenue New York, NY 10154 United States	(6)(16)			10/21/2022		87.5%		117,706	128,340	0.35%
Investments in Joint Ventures Total									1,932,706	1,923,714	5.28%
Total Investments – non-controlled/ non-affiliated									59,210,695	59,166,572	162.13%
Total Investments – non-controlled/ affiliated									558	1,987	0.01%
Total Investments – controlled/ affiliated (excluding Investments in Joint Ventures)									647,793	570,989	1.57%
Total Investments – Investments in Joint Ventures									1,932,706	1,923,714	5.28%
Total Investment Portfolio									61,791,752	61,663,262	168.99%
Cash and Cash Equivalents
State Street Institutional U.S. Government Money Market Fund				4.87%					15,805	15,805	0.04%
Other Cash and Cash Equivalents									1,325,540	1,325,540	3.64%
Total Portfolio Investments, Cash and Cash Equivalents									$63,133,097	$63,004,607	172.67%

__________________________________

(1)       Unless otherwise indicated, all debt and equity investments held by the Company (which such term “Company” shall include the Company’s consolidated subsidiaries for purposes of this Consolidated Schedule of Investments) are denominated in dollars. As of September 30, 2024, the Company had investments denominated in Canadian Dollars (CAD), Euros (EUR), British Pounds (GBP), Swiss Francs (CHF), Danish Krone (DKK), Swedish Krona (SEK), Norwegian Krone (NOK), New Zealand Dollars (NZD), and Australian Dollars (AUD). All debt investments are income producing unless otherwise indicated. All equity investments are non-income producing unless otherwise noted. Certain portfolio company investments are subject to contractual restrictions on sales. The total par amount (in thousands) is presented for debt investments, while the number of shares or units (in whole amounts) owned is presented for equity investments. Each of the Company’s investments is pledged as collateral, under one or more of its credit facilities unless otherwise indicated.

(2)       Variable rate loans to the portfolio companies bear interest at a rate that is determined by reference to either Sterling Overnight Interbank Average Rate (“SONIA” or “S”), Euro Interbank Offer Rate (“Euribor” or “E”), Secured Overnight Financing Rate (“SOFR”), Stockholm Interbank Offered Rate (“STIBOR” or “ST”), Copenhagen Interbank Offered Rate (“CIBOR” or “CI”), Norwegian Interbank Offered Rate (“NIBOR” or “N”), Swiss Average Rate Overnight (“SARON” or “SA”), New Zealand Bank Bill Reference Rate (“BKBM” or “B”), Australian Bank Bill Swap Bid Rate (“BBSY” or “BB”), Canadian Overnight Repo Rate Average (“CORRA” or “CA”), or an alternate base rate (commonly based on the Federal Funds Rate (“F”) or the U.S. Prime Rate (“P”)), which generally resets periodically. For each loan, the Company has indicated the reference rate used and provided the spread and the interest rate in effect as of September 30, 2024. Variable rate loans typically include an interest reference rate floor feature.

(3)       The cost represents the original cost adjusted for the amortization of discounts and premiums, as applicable, on debt investments using the effective interest method in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

(4)       These investments were valued using unobservable inputs and are considered Level 3 investments. Fair value was determined in good faith by or under the direction of the Board of Trustees (the “Board”) (see Note 2 and Note 5), pursuant to the Company’s valuation policy.

(5)       These debt investments are not pledged as collateral under any of the Company’s credit facilities. For other debt investments that are pledged to the Company’s credit facilities, a single investment may be divided into parts that are individually pledged as collateral to separate credit facilities. Any other debt investments listed above are pledged to financing facilities or CLOs and are not available to satisfy the creditors of the Company.

(6)       The investment is not a qualifying asset under Section 55(a) of the 1940 Act. The Company may not acquire any non-qualifying asset unless, at the time of acquisition, qualifying assets represent at least 70.0% of the Company’s total assets. As of September 30, 2024, non-qualifying assets represented 23.5% of total assets as calculated in accordance with regulatory requirements.

(7)       Position or portion thereof is an unfunded commitment, and no interest is being earned on the unfunded portion, although the investment may be subject to unused commitment fees. Negative cost and fair value results from unamortized fees, which are capitalized to the investment cost. The unfunded commitment may be subject to a commitment termination date that may expire prior to the maturity date stated. See below for more information on the Company’s unfunded commitments:

Investments	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
123Dentist, Inc.	Delayed Draw Term Loan	8/9/2026	$25,460	$—
123Dentist, Inc.	Delayed Draw Term Loan	8/9/2026	6,562	(31)
ACI Group Holdings, Inc.	Revolver	8/2/2027	11,815	—
Accountor Group	Term Loan	9/18/2031	803	—
Accountor Group	Delayed Draw Term Loan	9/18/2031	299	—
ADCS Clinics Intermediate Holdings, LLC	Revolver	5/7/2026	3,567	—
AI Altius Bidco, Inc.	Delayed Draw Term Loan	12/21/2028	39,500	—
AI Titan Parent Inc	Delayed Draw Term Loan	9/30/2026	22,055	—
AI Titan Parent Inc	Revolver	8/29/2031	13,784	(138)
Alera Group, Inc.	Delayed Draw Term Loan	11/17/2025	15,528	—
Allium Buyer LLC	Revolver	5/2/2029	249	—
American Restoration Holdings, LLC	Revolver	7/19/2030	6,079	—
American Restoration Holdings, LLC	Delayed Draw Term Loan	1/24/2025	2,630	—
American Restoration Holdings, LLC	Delayed Draw Term Loan	7/24/2026	21,227	(212)
American Rock Salt Co LLC	Delayed Draw Term Loan	9/16/2026	1,718	—
Amerilife Holdings LLC	Revolver	8/31/2028	48,715	—
Amerilife Holdings LLC	Delayed Draw Term Loan	6/17/2026	79,071	—
Amerivet Partners Management, Inc.	Revolver	2/25/2028	11,511	—
Analytic Partners LP	Revolver	4/4/2028	3,261	—
Anaplan, Inc.	Revolver	6/21/2028	47,983	—
Apex Companies, LLC	Delayed Draw Term Loan	8/28/2026	9,696	—

Investments	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
Aptean Inc	Revolver	1/30/2031	$3,641	$—
Aptean Inc	Delayed Draw Term Loan	1/30/2026	4,962	—
Armada Parent, Inc.	Revolver	10/29/2027	27,000	(270)
Arnhem BidCo GmbH	Term Loan	9/18/2031	253,111	—
Arnhem BidCo GmbH	Delayed Draw Term Loan	9/18/2031	57,525	—
Ascend Buyer, LLC	Revolver	9/30/2027	5,173	—
Atlas CC Acquisition Corp.	Revolver	5/26/2026	12,921	—
Atlas CC Acquisition Corp.	Delayed Draw Term Loan	5/26/2026	14,403	(3,797)
Atlas Securitized Products Funding 2, L.P.	Revolver	4/10/2026	15,497	—
AuditBoard Inc	Delayed Draw Term Loan	7/12/2026	38,443	—
AuditBoard Inc	Revolver	7/12/2031	15,377	(154)
Avalara Inc	Revolver	10/19/2028	2,308	—
Azurite Intermediate Holdings Inc.	Delayed Draw Term Loan	3/30/2026	15,390	—
Azurite Intermediate Holdings Inc.	Revolver	3/19/2031	6,840	—
Baker Tilly Advisory Group LP	Revolver	6/3/2030	37,285	(373)
Baker Tilly Advisory Group LP	Delayed Draw Term Loan	6/3/2026	26,608	(200)
Bamboo US BidCo LLC	Delayed Draw Term Loan	3/31/2025	2,439	—
Bamboo US BidCo LLC	Revolver	9/28/2029	6,278	—
Bazaarvoice, Inc.	Revolver	5/7/2026	45,117	—
Bimini Group Purchaser Inc	Delayed Draw Term Loan	4/26/2026	76,993	(385)
Bimini Group Purchaser Inc	Revolver	4/26/2031	11,406	—
BlueCat Networks, Inc.	Term Loan	8/18/2028	55,827	—
Bluefin Holding, LLC	Revolver	9/12/2029	4,487	(22)
BradyIFS Holdings, LLC	Delayed Draw Term Loan	10/31/2025	6,426	—
Brave Parent Holdings, Inc.	Delayed Draw Term Loan	5/28/2025	22,569	—
Brave Parent Holdings, Inc.	Revolver	11/29/2030	26,868	—
Caerus US 1, Inc.	Delayed Draw Term Loan	10/28/2024	32,788	—
Caerus US 1, Inc.	Revolver	5/25/2029	35,995	—
Caerus US 1, Inc.	Delayed Draw Term Loan	10/28/2024	20,176	—
Cambium Learning Group, Inc.	Revolver	7/20/2028	101,715	—
Canadian Hospital Specialties Ltd.	Revolver	4/15/2027	1,432	—
Capstone Acquisition Holdings Inc	Delayed Draw Term Loan	8/29/2026	8,261	—
Caribou Bidco Ltd	Delayed Draw Term Loan	7/9/2027	28,928	—
Castle Management Borrower, LLC	Revolver	11/3/2029	3,750	—
CEP V Investment 11 S.à r.l.	Delayed Draw Term Loan	9/1/2026	52,464	(556)
CFC Underwriting, Ltd.	Delayed Draw Term Loan	5/16/2029	20,232	(272)
CFGI Holdings, LLC	Revolver	11/2/2027	19,950	—
CFS Brands, LLC	Delayed Draw Term Loan	4/2/2025	10,595	(106)
CFS Brands, LLC	Revolver	10/2/2030	30,858	—
Channelside AcquisitionCo, Inc.	Delayed Draw Term Loan	4/28/2025	6,792	(20)
Channelside AcquisitionCo, Inc.	Delayed Draw Term Loan	4/28/2025	918	(9)
Channelside AcquisitionCo, Inc.	Revolver	5/15/2029	13,756	—
Charger Debt Merger Sub, LLC	Revolver	5/31/2030	7,000	(70)
Charger Debt Merger Sub, LLC	Delayed Draw Term Loan	5/31/2026	21,310	—
Chronicle Bidco, Inc.	Revolver	11/14/2025	4,331	—
Chronicle Bidco, Inc.	Delayed Draw Term Loan	3/26/2026	13,265	—
Cisive Holdings Corp	Revolver	12/8/2027	4,445	(89)
Claims Automation Intermediate 2, LLC	Delayed Draw Term Loan	12/16/2024	34,260	—
Clearview Buyer, Inc.	Revolver	2/26/2027	8,085	—
Compsych Investments Corp	Delayed Draw Term Loan	7/22/2027	20,230	(51)

Investments	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
Connatix Buyer, Inc.	Revolver	7/14/2027	$12,579	$—
Consor Intermediate II LLC	Delayed Draw Term Loan	5/10/2026	44,439	(222)
Consor Intermediate II LLC	Revolver	5/10/2031	11,850	(59)
Continental Buyer Inc	Revolver	4/2/2031	4,282	(64)
Continental Buyer Inc	Delayed Draw Term Loan	4/2/2026	11,420	(86)
COP Home Services TopCo IV, Inc.	Revolver	12/31/2025	19,964	(214)
COP Home Services TopCo IV, Inc.	Delayed Draw Term Loan	12/30/2027	13,936	(209)
Coupa Software Inc.	Delayed Draw Term Loan	8/27/2025	164	(2)
Coupa Software Inc.	Revolver	2/27/2029	126	—
CPI Buyer, LLC	Revolver	11/1/2026	28,928	(579)
CPI Buyer, LLC	Delayed Draw Term Loan	11/23/2025	8,588	—
CRCI Longhorn Holdings Inc	Revolver	8/27/2031	5,555	—
CRCI Longhorn Holdings Inc	Delayed Draw Term Loan	8/27/2026	16,678	(83)
Crewline Buyer, Inc.	Revolver	11/8/2030	12,790	(124)
CT Technologies Intermediate Holdings, Inc.	Delayed Draw Term Loan	8/30/2026	5,636	—
CT Technologies Intermediate Holdings, Inc.	Revolver	8/30/2031	14,164	(142)
Cumming Group, Inc.	Revolver	11/16/2027	25,468	—
Cumming Group, Inc.	Delayed Draw Term Loan	5/21/2025	14,626	—
CyrusOne Revolving Warehouse	Revolver	7/2/2029	229,667	—
DCG Acquisition Corp.	Revolver	6/13/2031	36,470	(365)
DCG Acquisition Corp.	Delayed Draw Term Loan	6/13/2026	36,470	(182)
Dechra Pharmaceuticals Holdings Ltd	Delayed Draw Term Loan	1/24/2026	13,071	(163)
Dechra Pharmaceuticals Holdings Ltd	Delayed Draw Term Loan	1/24/2026	12,081	(165)
Denali Bidco Ltd	Delayed Draw Term Loan	4/17/2026	300	(3)
Digital Media Solutions, LLC	Delayed Draw Term Loan	12/10/2024	2,254	—
Diligent Corp	Delayed Draw Term Loan	4/26/2026	50,000	(375)
Diligent Corp	Revolver	8/4/2030	33,333	—
DM Intermediate Parent LLC	Revolver	9/30/2030	30,960	(464)
DM Intermediate Parent LLC	Delayed Draw Term Loan	9/30/2026	46,461	—
Doc Generici (Diocle S.p.A.)	Delayed Draw Term Loan	10/26/2024	5,367	(73)
DTA Intermediate II Ltd.	Delayed Draw Term Loan	3/27/2026	19,441	—
DTA Intermediate II Ltd.	Revolver	3/27/2030	12,961	—
DTI Holdco, Inc.	Revolver	4/26/2027	16,000	(1,459)
Elements Finco Ltd	Delayed Draw Term Loan	4/30/2027	37,680	(203)
Emergency Power Holdings, LLC	Delayed Draw Term Loan	8/17/2025	43,758	(438)
Endeavor Schools Holdings LLC	Delayed Draw Term Loan	1/18/2025	12,377	—
Enstructure LLC	Delayed Draw Term Loan	6/10/2026	88,177	—
ENV Bidco AB	Delayed Draw Term Loan	7/28/2025	27,675	(364)
Epicor Software Corp.	Delayed Draw Term Loan	5/30/2031	226	—
Episerver, Inc.	Revolver	4/9/2026	3,833	(38)
Eden Acquisitionco Ltd	Delayed Draw Term Loan	11/17/2025	7,569	(102)
Essential Services Holding Corp	Delayed Draw Term Loan	6/17/2026	14,519	(73)
Essential Services Holding Corp	Revolver	6/17/2030	9,056	(91)
Everbridge Holdings, LLC	Delayed Draw Term Loan	7/2/2026	5,292	—
Everbridge Holdings, LLC	Revolver	7/2/2031	3,481	(17)
Excelitas Technologies Corp.	Revolver	8/14/2028	14,780	—
Excelitas Technologies Corp.	Delayed Draw Term Loan	5/1/2026	4,927	(49)
Experity, Inc.	Revolver	2/24/2028	13,452	—
Experity, Inc.	Delayed Draw Term Loan	9/13/2026	39,911	—
Fern Bidco Ltd	Delayed Draw Term Loan	7/3/2027	25,512	(540)

Investments	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
Fidelis Insurance Holdings Ltd	Term Loan	8/21/2031	$938,360	$—
Focus Financial Partners LLC	Delayed Draw Term Loan	9/11/2031	1,599	—
Formulations Parent Corp.	Revolver	11/15/2029	3,571	(36)
Foundation Risk Partners Corp.	Revolver	10/29/2029	16,269	(244)
Foundation Risk Partners Corp.	Delayed Draw Term Loan	10/29/2025	2,255	—
Foundation Risk Partners Corp.	Delayed Draw Term Loan	5/21/2026	17,972	(90)
Frontgrade Technologies Holdings, Inc.	Revolver	1/9/2028	516	—
Frontline Road Safety, LLC	Delayed Draw Term Loan	6/15/2025	4,489	—
FusionSite Midco, LLC	Delayed Draw Term Loan	9/30/2027	54,556	(546)
FusionSite Midco, LLC	Revolver	11/17/2029	7,366	(166)
FusionSite Midco, LLC	Delayed Draw Term Loan	9/25/2025	34,251	—
G&A Partners Holding Company II, LLC	Delayed Draw Term Loan	3/1/2026	23,934	—
G&A Partners Holding Company II, LLC	Revolver	3/1/2030	6,575	(33)
Galway Borrower, LLC	Revolver	9/30/2027	15,015	—
Galway Borrower, LLC	Delayed Draw Term Loan	2/7/2026	1,961	(10)
Galway Borrower, LLC	Delayed Draw Term Loan	7/25/2025	20	—
Gannett Fleming Inc	Revolver	8/5/2030	37,324	(560)
Gatekeeper Systems Inc	Delayed Draw Term Loan	8/27/2026	61,694	—
Gatekeeper Systems Inc	Revolver	8/28/2030	12,318	—
GI Ranger Intermediate, LLC	Revolver	10/29/2027	10,800	—
Gigamon Inc.	Revolver	3/11/2028	5,155	—
Gimlet Bidco GmbH	Delayed Draw Term Loan	4/23/2027	39,244	—
GovernmentJobs.com, Inc.	Delayed Draw Term Loan	12/2/2024	60,893	—
GovernmentJobs.com, Inc.	Revolver	12/2/2027	38,416	(607)
Granicus Inc.	Delayed Draw Term Loan	8/2/2026	1,431	(7)
Granicus, Inc.	Revolver	1/17/2031	4,284	—
Graphpad Software LLC	Revolver	6/28/2031	13,945	(70)
Graphpad Software LLC	Delayed Draw Term Loan	6/28/2026	33,558	—
Great Day Improvements LLC	Revolver	6/13/2030	5,914	(118)
Groundworks LLC	Delayed Draw Term Loan	3/14/2026	1,404	—
GS Acquisitionco, Inc.	Delayed Draw Term Loan	3/26/2026	5,940	—
GS Acquisitionco, Inc.	Revolver	5/25/2028	3,917	—
GTCR Everest Borrower, LLC	Revolver	9/5/2029	3,125	(58)
Gusto Sing Bidco Pte Ltd	Delayed Draw Term Loan	10/28/2028	102	(3)
Hargreaves Lansdown	Term Loan	9/26/2031	110,792	—
High Street Buyer, Inc.	Revolver	4/16/2027	4,186	(84)
High Street Buyer, Inc.	Delayed Draw Term Loan	2/4/2025	18,244	—
High Street Buyer, Inc.	Delayed Draw Term Loan	3/1/2026	44,077	(439)
Houghton Mifflin, LLC	Revolver	4/7/2027	18,750	(96)
Icefall Parent, Inc.	Revolver	1/17/2030	6,880	(52)
IEM New Sub 2, LLC	Delayed Draw Term Loan	8/8/2026	76,076	(571)
IG Investments Holdings, LLC	Revolver	9/22/2027	55,251	—
Imagine 360 LLC	Delayed Draw Term Loan	9/18/2026	13,684	(68)
Imagine 360 LLC	Revolver	9/30/2028	8,582	(86)
Inception Fertility Ventures LLC	Revolver	4/29/2030	12,329	(247)
Inception Fertility Ventures LLC	Delayed Draw Term Loan	4/29/2026	61,644	—
Integrity Marketing Acquisition, LLC	Delayed Draw Term Loan	8/23/2026	19,372	(97)
Integrity Marketing Acquisition, LLC	Revolver	8/27/2028	2,183	—
Integrity Marketing Acquisition, LLC	Revolver	8/27/2026	653	—
IQN Holding Corp	Revolver	5/2/2028	4,249	—

Investments	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
IRI Group Holdings Inc	Revolver	12/1/2027	$46,161	$—
Iris Buyer, LLC	Revolver	10/2/2029	7,870	(216)
Iris Buyer, LLC	Delayed Draw Term Loan	4/2/2025	2,759	—
ISQ Hawkeye Holdco, Inc.	Revolver	8/17/2028	734	—
ISQ Hawkeye Holdco, Inc.	Delayed Draw Term Loan	8/20/2026	1,595	(8)
Java Buyer, Inc.	Delayed Draw Term Loan	6/26/2026	50,996	—
Java Buyer, Inc.	Revolver	12/15/2027	12,142	(121)
Java Buyer, Inc.	Revolver	12/15/2027	24,284	(243)
JS Parent Inc	Revolver	4/24/2031	7,880	(39)
Jupiter Bidco Limited	Delayed Draw Term Loan	8/5/2029	41,392	(662)
Kaseya, Inc.	Delayed Draw Term Loan	6/25/2029	33,089	—
Kaseya, Inc.	Revolver	6/25/2029	36,559	—
Kattegat Project Bidco AB	Delayed Draw Term Loan	10/5/2026	12,225	(157)
Knowledge Pro Buyer, Inc.	Revolver	12/10/2027	9,171	—
Knowledge Pro Buyer, Inc.	Delayed Draw Term Loan	12/8/2025	8,737	—
Kona Buyer, LLC	Delayed Draw Term Loan	7/23/2025	63,422	—
Kona Buyer, LLC	Delayed Draw Term Loan	7/23/2026	63,422	(317)
Kona Buyer, LLC	Revolver	7/23/2031	25,369	(254)
Kwol Acquisition, Inc.	Revolver	12/6/2029	785	—
Loar Group, Inc.	Delayed Draw Term Loan	12/31/2024	100,000	—
LPW Group Holdings, Inc.	Revolver	3/15/2030	6,566	(98)
Magic Bidco Inc	Delayed Draw Term Loan	7/1/2026	17,784	—
Magic Bidco Inc	Revolver	7/1/2030	3,557	—
Magneto Components BuyCo, LLC	Revolver	12/5/2029	8,983	—
Magneto Components BuyCo, LLC	Delayed Draw Term Loan	6/5/2025	10,780	(135)
Mandolin Technology Intermediate Holdings, Inc.	Revolver	7/30/2026	2,651	—
Mantech International CP	Delayed Draw Term Loan	6/14/2025	133,060	(1,200)
Mantech International CP	Revolver	4/12/2030	111,612	—
Material Holdings, LLC	Revolver	8/17/2027	3,179	(374)
Maverick Bidco Inc.	Delayed Draw Term Loan	8/16/2026	52,632	—
MB2 Dental Solutions, LLC	Delayed Draw Term Loan	8/12/2025	8,029	(26)
MB2 Dental Solutions, LLC	Delayed Draw Term Loan	8/12/2025	11,241	—
MB2 Dental Solutions, LLC	Revolver	2/13/2031	2,241	—
Medline Borrower LP	Revolver	2/27/2026	17,850	(133)
Mercury Bidco Globe Limited	Delayed Draw Term Loan	1/31/2026	25,268	—
Metis Buyer, Inc.	Revolver	5/4/2026	5,310	—
MHE Intermediate Holdings, LLC	Revolver	7/21/2027	804	—
Minotaur Acquisition, Inc.	Revolver	5/10/2030	9,910	(99)
Minotaur Acquisition, Inc.	Delayed Draw Term Loan	5/10/2025	16,516	(165)
Monk Holding Co.	Delayed Draw Term Loan	12/1/2024	17,311	—
More Cowbell II, LLC	Delayed Draw Term Loan	9/1/2025	2,244	(27)
More Cowbell II, LLC	Revolver	9/1/2029	1,655	—
MPG Parent Holdings, LLC	Delayed Draw Term Loan	1/8/2026	2,679	—
MPG Parent Holdings, LLC	Revolver	1/8/2030	2,232	—
MRI Software, LLC	Revolver	2/10/2026	25,354	(824)
MRI Software, LLC	Delayed Draw Term Loan	1/16/2027	23,940	—
Natus Medical Incorporated	Revolver	7/21/2027	1,225	—
NAVEX TopCo, Inc.	Revolver	11/9/2028	8,855	—
Navigator Acquiror, Inc.	Delayed Draw Term Loan	1/16/2025	21,446	—
NDC Acquisition Corp.	Revolver	3/9/2027	3,425	—

Investments	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
Neptune BidCo	Delayed Draw Term Loan	4/2/2031	$2,051	$—
Neptune Holdings, Inc.	Revolver	8/14/2030	2,000	—
Netsmart Technologies Inc	Delayed Draw Term Loan	8/23/2026	26,031	—
Netsmart Technologies Inc	Revolver	8/23/2031	26,555	(266)
Noble Midco 3 Ltd	Delayed Draw Term Loan	6/10/2027	9,042	(45)
Noble Midco 3 Ltd	Revolver	6/10/2030	6,028	(30)
North Haven Ushc Acquisition Inc	Revolver	10/30/2027	10,730	—
North Haven Ushc Acquisition Inc	Delayed Draw Term Loan	8/28/2026	25,764	—
Onex Baltimore Buyer, Inc.	Delayed Draw Term Loan	1/21/2025	68,013	—
ONS MSO, LLC	Delayed Draw Term Loan	12/13/2025	36,836	—
ONS MSO, LLC	Revolver	7/8/2026	4,750	—
Oranje Holdco Inc	Revolver	2/1/2029	8,250	—
Orisha SAS	Term Loan	10/4/2031	78,678	—
Orisha SAS	Delayed Draw Term Loan	10/4/2031	5,737	—
Orisha SAS	Revolver	10/4/2031	30,261	—
Oxford Global Resources Inc	Revolver	8/17/2027	9,254	—
Paisley Bidco Ltd	Delayed Draw Term Loan	4/18/2027	10,906	(87)
Park Place Technologies, LLC	Delayed Draw Term Loan	9/1/2025	85,594	(428)
Park Place Technologies, LLC	Revolver	3/25/2030	53,924	—
Pavion Corp.	Delayed Draw Term Loan	10/30/2025	3,902	—
PDI TA Holdings, Inc.	Delayed Draw Term Loan	2/1/2026	15,993	(160)
PDI TA Holdings, Inc.	Revolver	2/3/2031	6,996	(52)
Pearce Services, LLC	Delayed Draw Term Loan	12/29/2024	949	—
Petrus Buyer Inc	Delayed Draw Term Loan	10/17/2025	4,929	—
Petrus Buyer Inc	Revolver	10/17/2029	5,163	—
PGIS Intermediate Holdings, LLC	Revolver	10/16/2028	5,945	—
PGIS Intermediate Holdings, LLC	Delayed Draw Term Loan	10/16/2028	15,112	—
Phoenix 1 Buyer Corp.	Revolver	11/20/2029	8,349	—
Plasma Buyer, LLC	Revolver	5/12/2028	6,365	—
Plasma Buyer, LLC	Delayed Draw Term Loan	5/12/2029	1,359	—
Point Broadband Acquisition, LLC	Delayed Draw Term Loan	5/29/2026	67,596	(845)
Polyphase Elevator Holding Co.	Revolver	6/23/2027	374	—
PPV Intermediate Holdings, LLC	Revolver	8/31/2029	9,910	—
PPV Intermediate Holdings, LLC	Delayed Draw Term Loan	9/6/2025	1,867	—
PPV Intermediate Holdings, LLC	Delayed Draw Term Loan	8/7/2026	19,691	(98)
Profile Products, LLC	Revolver	11/12/2027	2,212	—
Profile Products, LLC	Revolver	11/12/2027	6,700	—
Progress Residential PM Holdings, LLC	Delayed Draw Term Loan	11/8/2024	16,623	—
Progress Residential PM Holdings, LLC	Delayed Draw Term Loan	11/8/2024	2,915	—
Project Leopard Holdings, Inc.	Revolver	7/20/2027	8,769	—
PT Intermediate Holdings III LLC	Delayed Draw Term Loan	4/4/2026	12,013	—
Qualus Power Services Corp.	Delayed Draw Term Loan	5/9/2026	46,833	—
Rally Buyer, Inc.	Revolver	7/19/2028	6,211	—
Recorded Future Inc	Delayed Draw Term Loan	6/28/2026	24,673	—
Recorded Future Inc	Revolver	6/28/2030	15,241	(152)
Redwood Services Group, LLC	Delayed Draw Term Loan	8/15/2025	5,379	—
Relativity ODA, LLC	Revolver	5/12/2027	4,813	(120)
Riser Merger Sub, Inc.	Revolver	10/31/2029	16,200	—
Riser Merger Sub, Inc.	Delayed Draw Term Loan	10/31/2025	37,800	(378)
Riser Merger Sub, Inc.	Delayed Draw Term Loan	10/31/2025	15,233	—

Investments	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
RoadOne Inc	Revolver	12/30/2028	$275	$—
RSC Acquisition, Inc.	Revolver	11/1/2029	6,174	(108)
RSC Acquisition, Inc.	Delayed Draw Term Loan	10/30/2026	5,881	(7)
RSC Acquisition, Inc.	Delayed Draw Term Loan	11/1/2029	55,566	(278)
Safety Borrower Holdings LP	Revolver	9/1/2027	2,097	—
Safety Products/JHC Acquisition Corp	Delayed Draw Term Loan	6/28/2026	12,675	—
Sailpoint Technologies, Inc.	Revolver	8/16/2028	34,083	—
Sam Holding Co, Inc.	Revolver	3/24/2027	18,000	—
Scorpio BidCo SAS	Delayed Draw Term Loan	4/3/2026	7,858	(81)
SEKO Global Logistics Network, LLC	Revolver	12/30/2026	2,207	—
SEKO Global Logistics Network, LLC	Revolver	12/30/2026	498	—
SG Acquisition, Inc.	Revolver	4/3/2030	13,537	—
Skopima Consilio Parent LLC	Revolver	5/14/2026	6,300	(45)
Smile Doctors, LLC	Revolver	12/23/2027	51,955	(1,299)
Smile Doctors, LLC	Delayed Draw Term Loan	6/9/2025	76,573	—
Soliant Lower Intermediate, LLC	Revolver	7/18/2029	18,500	—
Sparta UK Bidco Ltd	Delayed Draw Term Loan	9/25/2028	19,292	—
SpecialtyCare, Inc.	Revolver	6/18/2026	3,680	—
Spectrum Safety Solutions Purchaser, LLC	Delayed Draw Term Loan	7/1/2026	69,467	(521)
Spectrum Safety Solutions Purchaser, LLC	Revolver	7/1/2030	58,815	—
Stepping Stones Healthcare Services, LLC	Revolver	12/30/2026	24,314	(122)
Stepping Stones Healthcare Services, LLC	Delayed Draw Term Loan	4/24/2026	44,329	—
STV Group, Inc.	Delayed Draw Term Loan	3/20/2026	16,811	(168)
STV Group, Inc.	Revolver	3/20/2031	10,086	—
Sunshine Cadence Holdco, LLC	Delayed Draw Term Loan	5/1/2026	35,360	—
Sunshine Cadence Holdco, LLC	Revolver	5/1/2030	32,000	(320)
Tennessee Bidco Limited	Delayed Draw Term Loan	7/1/2026	159,961	—
The Fertility Partners, Inc.	Revolver	9/16/2027	8,152	(357)
The GI Alliance Management, LLC	Delayed Draw Term Loan	3/1/2026	102,475	—
The Hiller Companies LLC	Delayed Draw Term Loan	6/20/2026	17,397	—
The Hiller Companies LLC	Revolver	6/20/2030	13,713	(137)
Thermostat Purchaser III, Inc.	Revolver	8/31/2026	8,125	(51)
Trader Corp.	Term Loan	9/9/2026	100,150	—
Trader Corp.	Term Loan	9/9/2026	57,153	—
Trader Corp.	Second Lien Term Loan	8/14/2026	592,593	—
Trader Corp.	Revolver	9/9/2026	28,322	—
Trader Corp.	Revolver	12/22/2028	8,022	—
Trinity Air Consultants Holdings Corp.	Delayed Draw Term Loan	12/31/2024	15,079	—
Trinity Air Consultants Holdings Corp.	Revolver	6/29/2028	13,269	—
Trinity Partners Holdings, LLC	Delayed Draw Term Loan	6/20/2025	115,743	—
Triple Lift, Inc.	Revolver	5/6/2028	8,815	—
Truist Insurance Holdings LLC	Revolver	5/6/2029	19,048	—
Turing Holdco, Inc.	Delayed Draw Term Loan	8/3/2028	47,204	—
Turing Holdco, Inc.	Delayed Draw Term Loan	8/3/2028	31,353	—
Unified Women’s Healthcare LP	Revolver	6/18/2029	101,845	—
Unified Women’s Healthcare LP	Delayed Draw Term Loan	3/25/2026	3,243	—
US Oral Surgery Management Holdco, LLC	Revolver	11/18/2027	15,496	—
US Oral Surgery Management Holdco, LLC	Delayed Draw Term Loan	12/31/2024	6,452	—
Varicent Parent Holdings Corp	Delayed Draw Term Loan	8/23/2026	18,545	—
Varicent Parent Holdings Corp	Revolver	8/23/2031	9,550	(143)

Investments	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
Victors CCC Buyer, LLC	Delayed Draw Term Loan	6/1/2029	$31,095	$—
Victors CCC Buyer, LLC	Revolver	6/1/2029	29,205	—
VS Buyer, LLC	Revolver	4/12/2029	15,000	(975)
Water Holdings Acquisition LLC	Delayed Draw Term Loan	7/31/2026	37,122	(186)
West Monroe Partners, LLC	Revolver	11/9/2027	70,714	—
WHCG Purchaser III Inc	Delayed Draw Term Loan	6/30/2027	17,234	—
World Insurance Associates, LLC	Delayed Draw Term Loan	4/21/2025	35,593	—
World Insurance Associates, LLC	Revolver	4/3/2028	3,333	—
WPEngine, Inc.	Revolver	8/14/2029	8,140	(244)
Yellow Castle AB	Delayed Draw Term Loan	7/7/2029	11,621	—
Young & Associates, LLC	Term Loan	10/1/2031	43,861	—
Young & Associates, LLC	Delayed Draw Term Loan	10/1/2031	18,977	—
Young & Associates, LLC	Revolver	10/1/2031	9,054	—
Zellis Topco Ltd.	Term Loan	1/13/2026	21,107	—
Zendesk Inc	Delayed Draw Term Loan	11/22/2025	208,035	(3,121)
Zendesk Inc	Revolver	7/23/2030	97,650	—
Zeus, LLC	Revolver	2/8/2030	6,851	(34)
Zeus, LLC	Delayed Draw Term Loan	2/27/2026	9,135	(69)
Zorro Bidco Ltd	Delayed Draw Term Loan	8/13/2027	18,421	—
Total unfunded commitments			$9,564,958	$(34,016)

(8)       There are no interest rate floors on these investments.

(9)       The interest rate floor on these investments as of September 30, 2024 was 0.50%.

(10)     The interest rate floor on these investments as of September 30, 2024 was 0.75%.

(11)     The interest rate floor on these investments as of September 30, 2024 was 1.00%.

(12)     The interest rate floor on these investments as of September 30, 2024 was 1.25%.

(13)     The interest rate floor on these investments as of September 30, 2024 was 1.50%.

(14)     The interest rate floor on these investments as of September 30, 2024 was 2.00%.

(15)     For unsettled positions the interest rate does not include the base rate.

(16)     Under the Investment Company Act of 1940, as amended (together with the rules and regulations promulgated thereunder, the “1940 Act”), the Company is deemed to “control” a portfolio company if the Company owns more than 25% of its outstanding voting securities and/or held the power to exercise control over the management or policies of the portfolio company. Under the 1940 Act, the Company is deemed an “affiliated person” of a portfolio company if the Company owns 5% or more of the portfolio company’s outstanding voting securities. As of September 30, 2024, the Company’s controlled/affiliated and non-controlled/affiliated investments were as follows:

	December 31, 2023	Gross Additions	Gross Reductions	Change in Unrealized Gains (Losses)	Net Realized Gain (Loss)	September 30, 2024	Income
Non-Controlled/Affiliated Investments
GSO DL Co-Invest EIS LP (EIS Acquisition Holdings, LP – Class A Common Units)	$2,499	$—	$—	$(512)	$—	$1,987	$13
Controlled/Affiliated Investments
Daylight Beta Parent, LLC (Benefytt Technologies, Inc.)	49,530	—	—	(37,336)	—	12,194	—
CFCo, LLC (Benefytt Technologies, Inc.)	612	—	—	(612)	—	—	—
CFCo, LLC (Benefytt Technologies, Inc.) – Class B Units	—	—	—	—	—	—	—
Pigments Services, Inc.	9,412	—	(115)	(1,225)	—	8,072	—
Pigments Services, Inc.	9,908	1,120	(68)	—	—	10,960	1,084
Pigments Holdings LP – LP Interest	—	—	—	—	—	—	—
Material Holdings, LLC	—	225,891	—	2,017	—	227,908	7,710
Material Holdings, LLC	—	55,470	—	(22,282)	—	33,188	1,876
Material+Holding Company, LLC – Class C Units	—	—	—	—	—	—	—
Specialty Lending Company, LLC – LLC Interest	265,631	39,285	(13,500)	(14,934)	—	276,482	—
BCRED Emerald JV LP – LP Interest	2,032,260	—	(187,500)	(49,386)	—	1,795,374	213,271
BCRED Verdelite JV LP – LP Interest	129,265	—	—	(925)	—	128,340	11,170
GSO DL CoInvest CI LP (CustomInk, LLC – Series A Preferred Units)	1,981	—	—	204	—	2,185	—
Total	$2,501,098	$321,766	$(201,183)	$(124,991)	$—	$2,496,690	$235,124

(17)     Loan was on non-accrual status as of September 30, 2024.

(18)     These loans are “last-out” portions of loans. The “last-out” portion of the Company’s loan investment generally earns a higher interest rate than the “first-out” portion, and in exchange the “first-out” portion would generally receive priority with respect to payment principal, interest and any other amounts due thereunder over the “last-out” portion.

(19)     All securities are exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), including investments in joint ventures but excluding Loar Holdings Inc. — Common Equity and Moderna Inc — Common Stock, and may be deemed to be “restricted securities.” As of September 30, 2024, the aggregate fair value of these securities is $61,594.5 million or 168.80% of the Company’s net assets. The initial acquisition dates have been included for such securities.

ADDITIONAL INFORMATION

Foreign Currency Forward Contracts
Counterparty	Currency Purchased		Currency Sold		Settlement Date	Unrealized Appreciation (Depreciation)
Deutsche Bank AG	USD	11,063	CAD	15,000	12/18/2024	$(58)
Deutsche Bank AG	USD	14,751	CAD	20,000	12/17/2024	(77)
BNP PARIBAS US	USD	1,695	CAD	2,300	11/21/2024	(9)
Deutsche Bank AG	USD	11,737	CHF	9,820	12/18/2024	10
Goldman Sachs Bank USA	USD	83,534	DKK	557,791	12/18/2024	(183)
BNP PARIBAS US	USD	100,608	EUR	90,200	11/21/2024	(114)
Deutsche Bank AG	USD	170,802	EUR	153,000	12/18/2024	(230)
Deutsche Bank AG	USD	104,044	GBP	78,800	12/18/2024	(1,512)
BNP PARIBAS US	USD	53,582	GBP	40,900	11/21/2024	(1,211)
Goldman Sachs Bank USA	USD	53,108	NOK	562,273	12/18/2024	(275)
BNP PARIBAS US	USD	2,847	NOK	30,100	11/21/2024	(10)
Goldman Sachs Bank USA	USD	24,324	NZD	39,280	12/18/2024	(673)
Goldman Sachs Bank USA	USD	23,580	SEK	239,106	12/18/2024	(77)
Goldman Sachs Bank USA	USD	10,823	SEK	109,749	12/17/2024	(36)
BNP PARIBAS US	USD	1,874	SEK	19,100	11/21/2024	(13)
Total Foreign Currency Forward Contracts		668,372		1,967,419		$(4,468)
Interest Rate Swaps
Counterparty	Hedged Instrument	Company Receives	Company Pays	Maturity Date	Notional Amount	Fair Market Value	Upfront Payments/ Receipts	Change in Unrealized Gains/ (Losses) (1)
Goldman Sachs Bank USA	November 2024 Notes	2.35%	SOFR + 0.66%	11/22/2024	500,000	$(2,305)	—	$11,451
Goldman Sachs Bank USA	January 2025 Notes	2.70%	SOFR + 0.99%	1/15/2025	500,000	(4,323)	—	11,089
Goldman Sachs Bank USA	December 2026 Notes	2.63%	SOFR + 0.26%	12/15/2026	625,000	(14,119)	—	10,605
Deutsche Bank	December 2026 Notes	2.63%	SOFR + 0.26%	12/15/2026	625,000	(13,945)	—	10,550
Goldman Sachs Bank USA	March 2025 Notes	4.70%	SOFR + 2.43%	3/24/2025	400,000	(4,011)	—	7,078
Deutsche Bank	March 2025 Notes	4.70%	SOFR + 2.43%	3/24/2025	500,000	(5,019)	—	8,855
Deutsche Bank	April 2026 UK Bonds	4.87%	SONIA + 2.78%	4/14/2026	GBP 250,000	(9,437)	—	2,984
Sumitomo Mitsui Banking Corporation	May 2027 Notes	5.61%	SOFR + 2.79%	5/3/2027	625,000	(9,094)	—	9,081
Sumitomo Mitsui Banking Corporation	September 2025 Notes	7.05%	SOFR + 2.93%	9/29/2025	600,000	1,041	—	2,882
Goldman Sachs Bank USA	October 2027 Notes	7.49%	SOFR + 3.72%	10/11/2027	350,000	3,607	—	3,143
Sumitomo Mitsui Banking Corporation	September 2025 Notes	7.05%	SOFR + 2.97%	9/29/2025	200,000	262	—	1,022
Sumitomo Mitsui Banking Corporation	November 2028 Notes	7.30%	SOFR + 3.06%	11/27/2028	500,000	17,000	—	3,318
Goldman Sachs Bank USA	January 2031 Notes	6.25%	SOFR + 2.46%	1/25/2031	250,000	6,664	—	6,664
BNP Paribas US	January 2031 Notes	6.25%	SOFR + 2.45%	1/25/2031	250,000	6,542	—	6,542
Deutsche Bank	July 2029 Notes	5.95%	SOFR + 1.74%	7/16/2029	500,000	20,121	—	20,121
BNP Paribas US	September 2027 Notes	4.95%	SOFR + 1.69%	9/26/2027	400,000	(1,306)	—	(1,306)
Sumitomo Mitsui Banking Corporation	April 2030 Notes	5.25%	SOFR + 2.01%	4/1/2030	400,000	(1,243)	—	(1,243)
Total Interest Rate Swaps						$(9,565)	$—	$112,836

__________________________________

(1)       For interest rates swaps designated in qualifying hedge relationships, the change in fair value is recorded in Interest expense in the Condensed Consolidated Statements of Operations.

MANAGEMENT

The information included under the captions “Directors, Executive Officers and Corporate Governance”, “Executive Compensation”, and “Certain Relationships and Related Transactions, and Director Independence” Part III, Item 10, Item 11 and Item 13, respectively, of our most recent Annual Report on Form 10-K is incorporated herein by reference.

PORTFOLIO MANAGEMENT

Blackstone Private Credit Strategies LLC serves as our investment adviser and Blackstone Credit BDC Advisors LLC serves as our investment sub-adviser. The Advisers are registered as investment advisers under the Advisers Act. Subject to the overall supervision of our Board of Trustees, the Advisers will manage the day-to-day operations of, and provide investment advisory and management services to, us.

Investment Personnel

Our senior staff of investment personnel currently consists of the members of the Investment Committee. The Investment Committee is currently comprised of Brad Marshall, Michael Zawadzki, Michael Carruthers, Brad Colman, Justin Hall, Robert Horn, Valerie Kritsberg, Daniel Leiter, Ferdinand Niederhofer, Daniel Oneglia, Robert Petrini, and Louis Salvatore. The portfolio managers primarily responsible for the day-to-day management of the Fund are Brad Marshall, Teddy Desloge and Michael Zawadzki.

The Advisers are currently staffed with 626 employees, including the investment personnel noted above. In addition, the Advisers may retain additional investment personnel in the future based upon their needs.

The table below shows the dollar range of Common Shares owned by the portfolio managers as of December 31, 2023:

Name of Portfolio Manager	Dollar Range of Equity Securities in the Company(1)
Brad Marshall	over $1,000,000
Michael Zawadzki	$100,001 – $500,000
Teddy Desloge	$100,001 – $500,000

__________________________________

(1)       Dollar ranges are as follows: None, $1 – $10,000, $10,001 – $50,000, $50,001 – $100,000, $100,001 – $500,000, $500,001 – $1,000,000, or over $1,000,000.

Other Accounts Managed by Portfolio Managers

The portfolio managers primarily responsible for the day-to-day management of the Fund also manage other registered investment companies, other pooled investment vehicles and other accounts, as indicated below. The following table identifies, as of December 31, 2023: (i) the number of other registered investment companies, other pooled investment vehicles and other accounts managed by each portfolio manager; (ii) the total assets of such companies, vehicles and accounts; and (iii) the number and total assets of such companies, vehicles and accounts that are subject to an advisory fee based on performance.

Brad Marshall

Type of Account	Number of Accounts	Assets of Accounts	Number of Accounts Subject to a performance Fee	Assets Subject to a performance Fee
Registered investment companies	—	—	—	—
Other pooled investment vehicles(1)	4	$77.56 billion	4	$77.56 billion
Other accounts	16	$18.28 billion	11	$13.13 billion

Michael Zawadzki

Type of Account	Number of Accounts	Assets of Accounts	Number of Accounts Subject to a performance Fee	Assets Subject to a performance Fee
Registered investment companies	—	—	—	—
Other pooled investment vehicles(1)	5	$87.56 billion	5	$87.56 billion
Other accounts	13	$4.01 billion	7	$2.36 billion

Teddy Desloge

Type of Account	Number of Accounts	Assets of Accounts	Number of Accounts Subject to a performance Fee	Assets Subject to a performance Fee
Registered investment companies	—	—	—	—
Other pooled investment vehicles(1)	5	$77.93 billion	5	$77.93 billion
Other accounts	8	$7.27 billion	7	$7.00 billion

__________________________________

(1)       Includes management investment companies that have elected to be regulated as business development companies under the 1940 Act.

Compensation of the Portfolio Managers

The Advisers’ financial arrangements with the portfolio managers, their competitive compensation and their career path emphasis at all levels reflect the value senior management places on key resources. Compensation may include a variety of components and may vary from year to year based on a number of factors. The principal components of compensation include a base salary and a discretionary bonus.

Base Compensation. Generally, portfolio managers receive base compensation and employee benefits based on their individual seniority and/or their position with the Advisers.

Discretionary Compensation. In addition to base compensation, portfolio managers may receive discretionary compensation. Discretionary compensation is based on individual seniority, contributions to the Advisers and performance of the client assets that the portfolio manager has primary responsibility for. The discretionary compensation is not based on a precise formula, benchmark or other metric. These compensation guidelines are structured to closely align the interests of employees with those of the Advisers and their clients.

Investment Committee

Investment opportunities and follow-on investments in existing portfolio companies will generally require the unanimous approval of the Investment Committee. The Investment Committee will meet regularly to consider our investments, direct our strategic initiatives and supervise the actions taken by the Advisers on our behalf. In addition, the Investment Committee reviews and determines whether to make prospective investments identified by the Advisers and monitors the performance of our investment portfolio. The day-to-day management of investments approved by the Investment Committees will be overseen by investment personnel.

All of the Investment Committee members have ownership and financial interests in, and may receive compensation and/or profit distributions from, the Advisers. None of the Investment Committee members receive any direct compensation from us. See “Control Persons and Principal Shareholders” for additional information about equity interests held by certain of these individuals.

Members of the Investment Committee and Portfolio Managers Who Are Not Our Trustees or Executive Officers

Michael Zawadzki (Portfolio Manager), Senior Managing Director, Global Chief Investment Officer of Blackstone Credit & Insurance. Michael Zawadzki is the Global Chief Investment Officer for Blackstone Credit & Insurance based in New York. Prior to joining Blackstone in 2006, Mr. Zawadzki was with Citigroup Private Equity. Before that, he worked in the investment banking division of Salomon Smith Barney. Mr. Zawadzki received a BS in Economics from the Wharton School of the University of Pennsylvania.

Michael Carruthers, Senior Managing Director, Co-Chief Investment Officer for Blackstone Credit & Insurance European and APAC Private Credit Businesses. Mike Carruthers is a Senior Managing Director and the Co-Chief Investment Officer for Blackstone Credit & Insurance European and APAC private credit businesses based in London. Mr. Carruthers is involved in the origination, researching, structuring, and managing of our investments. Mr. Carruthers re-joined the London team in 2022 after having previously relocated to Toronto, Canada to focus on Blackstone Credit origination efforts in Canada and the Midwest. Mr. Carruthers previously worked in the London office 2006- 2019. Prior to joining Blackstone, Mr. Carruthers worked in the investment banking division of Credit Suisse. Mr. Carruthers graduated with Honors in Business Administration from the Richard Ivey School of Business at the University of Western Ontario.

Brad Colman, Senior Managing Director, Global Head of Healthcare for Private Credit Strategies. Brad Colman is a Senior Managing Director and is the Global Head of Healthcare investing for Private Credit Strategies in Blackstone Credit & Insurance based in New York. Mr. Colman has been with Blackstone since 2012, focusing on originating, analyzing, executing and monitoring credit investments for the Performing Credit Group. Before joining Blackstone in 2012, Mr. Colman worked as a Director in the Strategic Investments group at PartnerRe, a Senior Associate in the sponsor finance team at American Capital, and an Analyst in Merrill Lynch’s investment banking group. Mr. Colman graduated magna cum laude from New York University’s Leonard N. Stern School of Business with a BS in Finance, Accounting, and Operations.

Justin Hall, Senior Managing Director, Global Head of Business Services for Blackstone Credit & Insurance. Justin Hall is a Senior Managing Director and is the Global Head of Business Services in Blackstone Credit & Insurance based in New York. Mr. Hall has been with Blackstone since 2007, focused on originating, structuring, and managing credit investments. Prior to joining Blackstone, Mr. Hall worked in the Leveraged Finance Group at Merrill Lynch in New York. Mr. Hall graduated from Cornell University with a BA in Information Science.

Robert Horn, Senior Managing Director, Global Head of Infrastructure and Asset Based Credit for Blackstone Credit & Insurance. Robert Horn is the Global Head of Infrastructure and Asset Based Credit in Blackstone Credit & Insurance based in New York, which comprises the firm’s activities in infrastructure credit, energy transition, and asset based finance. Mr. Horn joined Blackstone Credit at its inception in 2005. Prior to joining Blackstone, Mr. Horn worked in Credit Suisse’s Global Energy Group, where he advised on high yield financings and merger and acquisition assignments for companies in the power and utilities sector. Mr. Horn has a Bachelor of Commerce from McGill University, where he graduated with academic honors. Mr. Horn serves on the board of directors for various companies in the energy transition sector, including Altus Power, ClearGen, and M6 Midstream.

Valerie Kritsberg, Senior Managing Director, Global Head of Capital Markets and Trading for Blackstone Credit & Insurance. Valerie Kritsberg is a Senior Managing Director and the Global Head of Capital Markets and Trading for Blackstone Credit & Insurance based in New York Ms. Kritsberg leads Blackstone Credit & Insurance’s capital markets origination and sourcing across both liquid and private strategies. Ms. Kritsberg’s team acts as a single point of contact within Blackstone Credit & Insurance for banks, broker dealers and other key market participants. Since joining Blackstone Credit & Insurance, Ms. Kritsberg has focused on the group’s public and private market investments including distressed and special situation investments across multiple industries. Prior to joining Blackstone Credit & Insurance in 2005, Ms. Kritsberg worked in Credit Suisse First Boston’s Global Energy Investment Banking Group where she worked on equity, leveraged finance and M&A transactions for a number of corporate and private equity clients. Ms. Kritsberg received a BS from New York University, Leonard N. Stern School of Business.

Daniel Leiter, Senior Managing Director, Head of International; Global Head of Liquid Credit Strategies for Blackstone Credit & Insurance. Prior to joining Blackstone in 2024, Mr. Leiter worked at Morgan Stanley where he was most recently a Managing Director in Fixed Income based in London. At Morgan Stanley, Mr. Leiter was globally responsible for the Securitized Products Trading and Alternative Financing businesses. Mr. Leiter was also the head of European Securitized Products across all business lines including trading, sales, structuring and lending. Mr. Leiter received a BA in Economics from Middlebury College where he graduated Phi-Beta-Kappa.

Ferdinand Niederhofer, Senior Managing Director, Global Head of Technology Investing for Blackstone Credit & Insurance. Mr. Niederhofer is based in San Francisco and has been with Blackstone since 2011 and has worked across the London, New York, and San Francisco offices. Prior to joining Blackstone, Mr. Niederhofer worked in the Investment Banking and Global Capital Markets divisions for Morgan Stanley in London. Mr. Niederhofer received a Business Administration degree from The University of St. Gallen, Switzerland, and an MBA with Distinction from INSEAD, France.

Daniel Oneglia, Senior Managing Director, Global CIO of Liquid Credit Strategies. Daniel Oneglia is a Senior Managing Director, the global CIO of Liquid Credit Strategies, and leads liquid asset allocation for Blackstone Credit & Insurance based in New York. Mr. Oneglia has spent his entire career in credit markets. Before joining Blackstone in 2019, he spent 20 years at Goldman Sachs where he was a partner and led the Americas Multi-Strategy Investment (MSI) team within the Special Situations Group (SSG). Prior to that, he co-led the same team from 2009 to 2017. Mr. Oneglia graduated from Princeton University with a B.A. in History and a Certificate in Latin American Studies. Mr. Oneglia serves as the Chair of the Board of Trustees for The New York Foundling.

Robert Petrini, Senior Managing Director, Chief Investment Officer of North American Private Credit. Robert Petrini is a Senior Managing Director and the Chief Investment Officer of North American Private Credit. Before joining Blackstone in 2005, Mr. Petrini was a Principal of DLJ Investment Partners, the $1.6 billion mezzanine fund of CSFB’s Alternative Capital Division. Prior to that, Mr. Petrini was a member of DLJ’s Leveraged Finance Group since 1997. Mr. Petrini graduated magna cum laude with a B.S. in Economics from the Wharton School of the University of Pennsylvania, where he was a Joseph Wharton and Benjamin Franklin Scholar.

Louis Salvatore, Senior Managing Director. Lou Salvatore is a Senior Managing Director and leads opportunistic asset allocation for Blackstone Credit & Insurance based in New York. Mr. Salvatore is responsible for sourcing, diligence, structuring and managing performing credit investments. Before joining Blackstone in 2005, Mr. Salvatore was a Principal of DLJ Investment Partners, the mezzanine fund of CSFB’s Alternative Capital Division. Mr. Salvatore joined CSFB in 2000 when it acquired DLJ, where he was a member of the Merchant Banking Group. He had been a member of DLJ’s Leveraged Finance Group, specializing in corporate restructurings. Prior to that, he worked for Kidder Peabody. Mr. Salvatore received a BA in Economics from Cornell University and an MBA from the Wharton School of the University of Pennsylvania.

Other Members of the Portfolio Management Team

Teddy Desloge (Portfolio Manager), Managing Director, Chief Financial Officer. Please see Mr. Desloge’s biography provided in “Management.”

MANAGEMENT AND OTHER AGREEMENTS

The information included under the captions “Business — Our Administrator”, “Business — Investment Advisory Agreement”, “Business — Administration Agreement”, “Business — Certain Terms of the Investment Advisory Agreement”, “Business — Expense Support”, “Business — Distributions” and “Business — Distribution Reinvestment Plan” in Part 1, Item 1 of our most recent Annual Report on Form 10-K and “Notes to Condensed Consolidated Financial Statements (Unaudited)— Note 12. Subsequent Events” is incorporated herein by reference.

CONTROL PERSONS AND PRINCIPAL SHAREHOLDERS

The following table sets forth, as of January 27, 2025, the beneficial ownership of each current trustee, the Fund’s executive officers and the executive officers and trustees as a group. We are not aware of any person that beneficially owns 5% or more of the outstanding voting shares. Percentage of beneficial ownership is based on 1,586,451,834 Common Shares outstanding as of January 27, 2025.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. There are no Common Shares subject to options that are currently exercisable or exercisable within 60 days of the Continuous Offering.

	Type of Ownership	Number	Percentage
Interested Trustees
Brad Marshall	Record/Beneficial	86,593	*
Vikrant Sawhney	Record/Beneficial	50,856	*
Independent Trustees
Robert Bass	Record/Beneficial	5,773	*
Tracy Collins	—	—	—
Vicki L. Fuller	—	—	—
James F. Clark	Record/Beneficial	20,205	*
Michelle Greene	—	—	—
Executive Officers Who Are Not Trustees(1)
Jonathan Bock	—	—	—
Carlos Whitaker	Record/Beneficial	4,293	*
Teddy Desloge	Record/Beneficial	5,030	*
Katherine Rubenstein	Record/Beneficial	3,939	*
Matthew Alcide	—	—	—
Oran Ebel	—	—	—
William Renahan	—	—	—
Stacy Wang	—	—	—
Lucie Enns	—	—	—
All Trustees and Executive Officers as a Group (16 persons)		176,689	*

__________________________________

*         Less than 1%.

(1)       The address for all of the Fund’s officers and Trustees is c/o Blackstone Private Credit Strategies LLC, 345 Park Avenue, 31st Floor, New York, NY 10154.

DETERMINATION OF NET ASSET VALUE

The information included under the caption “Business — Valuation Procedures” in Part 1, Item 1 of our most recent Annual Report on Form 10-K is incorporated herein by reference.

DISTRIBUTION REINVESTMENT PLAN

The information included under the caption “Business — Distribution Reinvestment Plan” in Part 1, Item 1 of our most recent Annual Report on Form 10-K is incorporated herein by reference.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

Certain material U.S. federal income tax considerations relating to the purchase, ownership and disposition of the debt securities offered hereby will be set forth in the applicable prospectus supplement.

DESCRIPTION OF OUR DEBT SECURITIES

We may issue debt securities in one or more series. The specific terms of each series of debt securities will be described in the particular prospectus supplement relating to that series. The prospectus supplement may or may not modify the general terms found in this prospectus and will be filed with the SEC. For a complete description of the terms of a particular series of debt securities, you should read both this prospectus and the prospectus supplement relating to that particular series.

As required by federal law for all bonds and notes of companies that are publicly offered, the debt securities are governed by a document called an “indenture.” An indenture is a contract between us and the financial institution acting as trustee on your behalf, and is subject to and governed by the Trust Indenture Act of 1939, as amended. The trustee has two main roles. First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described in the second paragraph under “ — Events of Default — Remedies if an Event of Default Occurs.” Second, the trustee performs certain administrative duties for us with respect to the debt securities.

This section includes a description of the material provisions of the indenture. Any accompanying prospectus supplement will describe any other material terms of the debt securities being offered thereunder. Because this section is a summary, however, it does not describe every aspect of the debt securities and the indenture. We urge you to read the indenture because it, and not this description, defines your rights as a holder of debt securities. We have filed the indenture with the SEC. We will file a supplemental indenture with the SEC in connection with any debt offering, at which time the supplemental indenture would be publicly available. See “Available Information” for information on how to obtain a copy of the indenture.

The prospectus supplement, which will accompany this prospectus, will describe the particular series of debt securities being offered, including among other things:

•        the designation or title of the series of debt securities;

•        the total principal amount of the series of debt securities;

•        the percentage of the principal amount at which the series of debt securities will be offered;

•        the date or dates on which principal will be payable;

•        the rate or rates (which may be either fixed or variable) and/or the method of determining such rate or rates of interest, if any;

•        the date or dates from which any interest will accrue, or the method of determining such date or dates, and the date or dates on which any interest will be payable;

•        whether any interest may be paid by issuing additional debt securities of the same series in lieu of cash (and the terms upon which any such interest may be paid by issuing additional debt securities);

•        the terms for redemption, extension or early repayment, if any;

•        the currencies in which the series of debt securities are issued and payable;

•        whether the amount of payments of principal, premium or interest, if any, on a series of debt securities will be determined with reference to an index, formula or other method (which could be based on one or more currencies, commodities, equity indices or other indices) and how these amounts will be determined;

•        the place or places of payment, transfer, conversion and/or exchange of the debt securities;

•        the denominations in which the offered debt securities will be issued (if other than $1,000 and any integral multiple thereof);

•        the provision for any sinking fund;

•        any Events of Default (as defined in “Events of Default” below);

•        whether the series of debt securities is issuable in certificated form;

•        any provisions for defeasance or covenant defeasance;

•        any special U.S. federal income tax implications, including, if applicable, U.S. federal income tax considerations relating to original issue discount;

•        whether and under what circumstances we will pay additional amounts in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts (and the terms of this option);

•        any provisions for convertibility or exchangeability of the debt securities into or for any other securities;

•        whether the debt securities are subject to subordination and the terms of such subordination;

•        whether the debt securities are secured and the terms of any security interest;

•        the listing, if any, on a securities exchange; and

•        any other terms.

The debt securities may be secured or unsecured obligations. Under the provisions of the 1940 Act, we, as a BDC, are permitted to issue debt only in amounts such that our asset coverage, as defined in the 1940 Act, equals at least 150% after each issuance of debt, but giving effect to any exemptive relief granted to us by the SEC. For a discussion of risks involved with incurring additional leverage, see “Risk Factors” in our annual, quarterly and other reports filed with the SEC from time to time. Unless the prospectus supplement states otherwise, principal (and premium, if any) and interest, if any, will be paid by us in immediately available funds.

General

The indenture provides that any debt securities proposed to be sold under this prospectus and the accompanying prospectus supplement (“offered debt securities”) and any debt securities issuable upon the exercise of warrants or upon conversion or exchange of other offered securities (“underlying debt securities”) may be issued under the indenture in one or more series.

For purposes of this prospectus, any reference to the payment of principal of, or premium or interest, if any, on, debt securities will include additional amounts if required by the terms of the debt securities.

The indenture does not limit the amount of debt securities that may be issued thereunder from time to time. Debt securities issued under the indenture, when a single trustee is acting for all debt securities issued under the indenture, are called the “indenture securities.” The indenture also provides that there may be more than one trustee thereunder, each with respect to one or more different series of indenture securities. See “— Resignation of Trustee” below. At a time when two or more trustees are acting under the indenture, each with respect to only certain series, the term “indenture securities” means the one or more series of debt securities with respect to which each respective trustee is acting. In the event that there is more than one trustee under the indenture, the powers and trust obligations of each trustee described in this prospectus will extend only to the one or more series of indenture securities for which it is trustee. If two or more trustees are acting under the indenture, then the indenture securities for which each trustee is acting would be treated as if issued under separate indentures.

Except as described under ”— Events of Default” and “— Merger or Consolidation” below, the indenture does not contain any provisions that give you protection in the event we issue a large amount of debt or we are acquired by another entity.

We refer you to the prospectus supplement for information with respect to any deletions from, modifications of or additions to the Events of Default or our covenants, as applicable, that are described below, including any addition of a covenant or other provision providing event risk protection or similar protection.

We have the ability to issue indenture securities with terms different from those of indenture securities previously issued and, without the consent of the holders thereof, to reopen a previous issue of a series of indenture securities and issue additional indenture securities of that series unless the reopening was restricted when that series was created.

Conversion and Exchange

If any debt securities are convertible into or exchangeable for other securities, the prospectus supplement will explain the terms and conditions of the conversion or exchange, including the conversion price or exchange ratio (or the calculation method), the conversion or exchange period (or how the period will be determined), if conversion or exchange will be mandatory or at the option of the holder or us, provisions for adjusting the conversion price or the exchange ratio, and provisions affecting conversion or exchange in the event of the redemption of the underlying debt securities. These terms may also include provisions under which the number or amount of other securities to be received by the holders of the debt securities upon conversion or exchange would be calculated according to the market price of the other securities as of a time stated in the prospectus supplement.

Issuance of Securities in Registered Form

We may issue the debt securities in registered form, in which case we may issue them either in book-entry form only or in “certificated” form. Debt securities issued in book-entry form will be represented by global securities. We expect that we will usually issue debt securities in book-entry only form represented by global securities.

Book-Entry Holders

We will issue registered debt securities in book-entry form only, unless we specify otherwise in the applicable prospectus supplement. This means debt securities will be represented by one or more global securities registered in the name of a depositary that will hold them on behalf of financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the debt securities held by the depositary or its nominee. These institutions may hold these interests on behalf of themselves or customers.

Under the indenture, only the person in whose name a debt security is registered is recognized as the holder of that debt security. Consequently, for debt securities issued in book-entry form, we will recognize only the depositary as the holder of the debt securities and we will make all payments on the debt securities to the depositary. The depositary will then pass along the payments it receives to its participants, which in turn will pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the debt securities.

As a result, investors will not own debt securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the debt securities are represented by one or more global securities, investors will be indirect holders, and not holders, of the debt securities.

Street Name Holders

In the future, we may issue debt securities in certificated form or terminate a global security. In these cases, investors may choose to hold their debt securities in their own names or in “street name.” Debt securities held in street name are registered in the name of a bank, broker or other financial institution chosen by the investor, and the investor would hold a beneficial interest in those debt securities through the account he or she maintains at that institution.

For debt securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the debt securities are registered as the holders of those debt securities, and we will make all payments on those debt securities to them. These institutions will pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold debt securities in street name will be indirect holders, and not holders, of the debt securities.

Legal Holders

Our obligations, as well as the obligations of the applicable trustee and those of any third parties employed by us or the applicable trustee, run only to the legal holders of the debt securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a debt security or has no choice because we are issuing the debt securities only in book-entry form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose (for example, to amend an indenture or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture), we would seek the approval only from the holders, and not the indirect holders, of the debt securities. Whether and how the holders contact the indirect holders is up to the holders.

When we refer to you in this Description of Our Debt Securities, we mean those who invest in the debt securities being offered by this prospectus, whether they are the holders or only indirect holders of those debt securities. When we refer to your debt securities, we mean the debt securities in which you hold a direct or indirect interest.

Special Considerations for Indirect Holders

If you hold debt securities through a bank, broker or other financial institution, either in book-entry form or in street name, we urge you to check with that institution to find out:

•        how it handles securities payments and notices;

•        whether it imposes fees or charges;

•        how it would handle a request for the holders’ consent, if ever required;

•        whether and how you can instruct it to send you debt securities registered in your own name so you can be a holder, if that is permitted in the future for a particular series of debt securities;

•        how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•        if the debt securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

As noted above, we usually will issue debt securities as registered securities in book-entry form only. A global security represents one or any other number of individual debt securities. Generally, all debt securities represented by the same global securities will have the same terms.

Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “— Termination of a Global Security.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that has an account with the depositary. Thus, an investor whose security is represented by a global security will not be a holder of the debt security, but only an indirect holder of a beneficial interest in the global security.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. The depositary that holds the global security will be considered the holder of the debt securities represented by the global security.

If debt securities are issued only in the form of a global security, an investor should be aware of the following:

•        an investor cannot cause the debt securities to be registered in his, her or its name and cannot obtain certificates for his, her or its interest in the debt securities, except in the special situations we describe below;

•        an investor will be an indirect holder and must look to his, her or its own bank or broker for payments on the debt securities and protection of his, her or its legal rights relating to the debt securities, as we describe under “— Issuance of Securities in Registered Form” above;

•        an investor may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form;

•        an investor may not be able to pledge his, her or its interest in a global security in circumstances where certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•        the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

•        if we redeem less than all the debt securities of a particular series being redeemed, DTC’s practice is to determine by lot the amount to be redeemed from each of its participants holding that series;

•        an investor is required to give notice of exercise of any option to elect repayment of its debt securities, through its participant, to the applicable trustee and to deliver the related debt securities by causing its participant to transfer its interest in those debt securities, on DTC’s records, to the applicable trustee;

•        DTC requires that those who purchase and sell interests in a global security deposited in its book-entry system use immediately available funds; your broker or bank may also require you to use immediately available funds when purchasing or selling interests in a global security; and

•        financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the debt securities; there may be more than one financial intermediary in the chain of ownership for an investor; we do not monitor, nor are we responsible for the actions of, any of those intermediaries.

Termination of a Global Security

If a global security is terminated for any reason, interests in it will be exchanged for certificates in non-book-entry form (certificated securities). After that exchange, the choice of whether to hold the certificated debt securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of legal holders and street name investors under “— Issuance of Securities in Registered Form” above.

The prospectus supplement may list situations for terminating a global security that would apply only to the particular series of debt securities covered by the prospectus supplement. If a global security is terminated, only the depositary, and not us or the applicable trustee, is responsible for deciding the investors in whose names the debt securities represented by the global security will be registered and, therefore, who will be the holders of those debt securities.

Payment and Paying Agents

We will pay interest to the person listed in the applicable trustee’s records as the owner of the debt security at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the debt security on the interest due date. That day, usually about two weeks in advance of the interest due date, is called the “record date.” Since we will pay all the interest for an interest period to the holders on the record date, holders buying and selling debt securities must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period. This prorated interest amount is called “accrued interest.”

Payments on Global Securities

We will make payments on a global security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will make payments directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in the global security. An indirect holder’s right to those payments will be governed by the rules and practices of the depositary and its participants, as described under “— Special Considerations for Global Securities.”

Payments on Certificated Securities

We will make payments on a certificated debt security as follows. We will pay interest that is due on an interest payment date to the holder of debt securities as shown on the trustee’s records as of the close of business on the regular record date at our office and/or at other offices that may be specified in the prospectus supplement. We will make all payments of principal and premium, if any, by check at the office of the applicable trustee in New York, New York and/or at other offices that may be specified in the prospectus supplement or in a notice to holders against surrender of the debt security.

Alternatively, at our option, we may pay any cash interest that becomes due on the debt security by mailing a check to the holder at his, her, or its address shown on the trustee’s records as of the close of business on the regular record date or by transfer to an account at a bank in the United States, in either case, on the due date.

Payment When Offices Are Closed

If any payment is due on a debt security on a day that is not a business day, we will make the payment on the next day that is a business day. Payments made on the next business day in this situation will be treated under the indenture as if they were made on the original due date, except as otherwise indicated in the attached prospectus supplement. Such payment will not result in a default under any debt security or the indenture, and no interest will accrue on the payment amount from the original due date to the next day that is a business day.

Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive payments on their debt securities.

Events of Default

You will have rights if an Event of Default occurs in respect of the debt securities of your series and is not cured, as described later in this subsection.

The term “Event of Default” in respect of the debt securities of your series means any of the following:

•        we do not pay the principal of (or premium, if any, on) a debt security of the series within five days of its due date;

•        we do not pay interest on a debt security of the series within 30 days of its due date;

•        we do not deposit any sinking fund payment in respect of debt securities of the series within five days of its due date;

•        we remain in breach of a covenant in respect of debt securities of the series for 90 days after we receive a written notice of default stating we are in breach (the notice must be sent by either the trustee or holders of at least 25.0% of the principal amount of debt securities of the series);

•        we voluntarily file for bankruptcy or consent to the commencement of certain other events of bankruptcy, insolvency or reorganization;

•        a court of competent jurisdiction enters an order or decree under bankruptcy law that is for relief against us in an involuntary case or proceeding, adjudges us bankrupt or insolvent or orders the winding up or liquidation of us and the continuance of any such decree or order remains undischarged or unstayed for a period of 90 days;

•        the series of debt securities has an asset coverage, as such term is defined in the 1940 Act, of less than 100.0% on the last business day of each of 24 consecutive calendar months, giving effect to any exemptive relief granted to us by the SEC; or

•        any other Event of Default in respect of debt securities of the series described in the prospectus supplement occurs.

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the same or any other indenture. The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal, premium, interest, or sinking or purchase fund installment, if it in good faith considers the withholding of notice to be in the interest of the holders.

Remedies if an Event of Default Occurs

If an Event of Default has occurred and is continuing, the trustee or the holders of not less than 25.0% in principal amount of the outstanding debt securities of the affected series may (and the trustee shall at the request of such holders) declare the entire principal amount of all the outstanding debt securities of that series to be due and immediately payable by a notice in writing to us (and to the trustee if given by such holders). This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be canceled by the holders of a majority in principal amount of the outstanding debt securities of the affected series if (1) we have deposited with the trustee all amounts due and owing with respect to the securities (other than principal that has become due solely by reason of such acceleration) and certain other amounts, and (2) any other Events of Default have been cured or waived.

The trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee protection from expenses and liability reasonably satisfactory to it (called an “indemnity”). If indemnity reasonably satisfactory to the trustee is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of that right, remedy or Event of Default.

Before you are allowed to bypass your trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

•        you must give the trustee written notice that an Event of Default with respect to the relevant series of debt securities has occurred and remains uncured;

•        the holders of at least 25.0% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default and must offer indemnity, security, or both reasonably satisfactory to the trustee against the costs, expenses, and other liabilities of taking that action;

•        the trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity and/or security; and

•        the holders of a majority in principal amount of the outstanding debt securities of that series must not have given the trustee a direction inconsistent with the above notice during that 60-day period.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt securities on or after the due date.

Book-entry and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of maturity.

Each year, we will furnish to each trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indenture and the debt securities, or else specifying any default.

Waiver of Default

Holders of a majority in principal amount of the outstanding debt securities of the affected series may waive any past defaults other than a default:

•        in the payment of principal, any premium or interest; or

•        in respect of a covenant that cannot be modified or amended without the consent of each holder.

Merger or Consolidation

•        Under the terms of the indenture, we are generally permitted to consolidate or merge with another entity. We are also permitted to sell all or substantially all of our assets to another entity. However, we may not take any of these actions unless all the following conditions are met:

•        where we merge out of existence or sell substantially all of our assets, the resulting entity or transferee must agree to be legally responsible for our obligations under the debt securities;

•        the merger or sale of assets must not cause a default on the debt securities and we must not already be in default (unless the merger or sale would cure the default). For purposes of this no-default test, a default would include an Event of Default that has occurred and has not been cured, as described under “Events of Default” above. A default for this purpose would also include any event that would be an Event of Default if the requirements for giving us a notice of default or our default having to exist for a specific period of time were disregarded;

•        we must deliver certain certificates and documents to the trustee; and

•        we must satisfy any other requirements specified in the prospectus supplement relating to a particular series of debt securities.

Modification or Waiver

There are three types of changes we can make to the indenture and the debt securities issued thereunder.

Changes Requiring Your Approval

First, there are changes that we cannot make to your debt securities without your specific approval. The following is a list of those types of changes:

•        change the stated maturity of the principal of or interest on a debt security or the terms of any sinking fund with respect to any security;

•        reduce any amounts due on a debt security;

•        reduce the amount of principal payable upon acceleration of the maturity of an original issue discount or indexed security following a default or upon the redemption thereof or the amount thereof provable in a bankruptcy proceeding;

•        adversely affect any right of repayment at the holder’s option;

•        change the place or currency of payment on a debt security (except as otherwise described in the prospectus or prospectus supplement);

•        impair your right to sue for payment;

•        adversely affect any right to convert or exchange a debt security in accordance with its terms;

•        modify the subordination provisions in the indenture in a manner that is adverse to outstanding holders of the debt securities;

•        reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indenture;

•        reduce the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults;

•        modify any other aspect of the provisions of the indenture dealing with supplemental indentures with the consent of holders, waiver of past defaults, changes to the quorum or voting requirements or the waiver of certain covenants; and

•        change any obligation we have to pay additional amounts.

Changes Not Requiring Approval

The second type of change does not require any vote by the holders of the debt securities. This type is limited to clarifications, establishment of the form or terms of new securities of any series as permitted by the indenture and certain other changes that would not adversely affect holders of the outstanding debt securities in any material respect. We also do not need any approval to make any change that affects only debt securities to be issued under the indenture after the change takes effect.

Changes Requiring Majority Approval

Any other change to the indenture and the debt securities would require the following approval:

•        if the change affects only one series of debt securities, it must be approved by the holders of a majority in principal amount of that series; and

•        if the change affects more than one series of debt securities issued under the same indenture, it must be approved by the holders of a majority in principal amount of all of the series affected by the change, with all affected series voting together as one class for this purpose.

In each case, the required approval must be given by written consent.

The holders of a majority in principal amount of a series of debt securities issued under the indenture, voting together as one class for this purpose, may waive our compliance with some of the covenants applicable to that series of debt securities. However, we cannot obtain a waiver of a payment default or of any of the matters covered by the bullet points included above under “— Changes Requiring Your Approval.”

Further Details Concerning Voting

When taking a vote, we will use the following rules to decide how much principal to attribute to a debt security:

•        for original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of these debt securities were accelerated to that date because of a default;

•        for debt securities whose principal amount is not known (for example, because it is based on an index), we will use the principal face amount at original issuance or a special rule for that debt security described in the prospectus supplement; and

•        for debt securities denominated in one or more foreign currencies, we will use the U.S. dollar equivalent.

Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust money for their payment or redemption or if we, any other obligor, or any affiliate of us or any obligor own such debt securities. Debt securities will also not be eligible to vote if they have been fully defeased as described later under “— Defeasance — Full Defeasance”.

We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding indenture securities that are entitled to vote or take other action under the indenture. However, the record date may not be more than 30 days before the date of the first solicitation of holders to vote on or take such action. If we set a record date for a vote or other action to be taken by holders of one or more series, that vote or action may be taken only by persons who are holders of outstanding indenture securities of those series on the record date and must be taken within 11 months following the record date.

Book-entry and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.

Defeasance

The following provisions will be applicable to each series of debt securities unless we state in the applicable prospectus supplement that the provisions of covenant defeasance and full defeasance will not be applicable to that series.

Covenant Defeasance

Under current U.S. federal tax law and the indenture, we can make the deposit described below and be released from some of the restrictive covenants in the indenture under which the particular series was issued. This is called “covenant defeasance”. In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay your debt securities. If we achieved covenant defeasance and your debt securities were subordinated as described under “— Indenture Provisions — Subordination” below, such subordination would not prevent the trustee under the indenture from applying the funds available to it from the deposit described in the first bullet below to the payment of amounts due in respect of such debt securities for the benefit of the subordinated debt holders. In order to achieve covenant defeasance, the following must occur:

•        we must deposit in trust for the benefit of all holders of a series of debt securities a combination of cash (in such currency in which such securities are then specified as payable at stated maturity) or government obligations applicable to such securities (determined on the basis of the currency in which such securities are then specified as payable at stated maturity) that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates and any mandatory sinking fund payments or analogous payments;

•        we must deliver to the trustee a legal opinion of our counsel confirming that, under current U.S. federal income tax law, we may make the above deposit without causing you to be taxed on the debt securities any differently than if such covenant defeasance had not occurred;

•        we must deliver to the trustee a legal opinion of our counsel stating that the above deposit does not require registration by us under the 1940 Act and a legal opinion and officers’ certificate stating that all conditions precedent to covenant defeasance have been complied with;

•        defeasance must not result in a breach or violation of, or result in a default under, of the indenture or any of our other material agreements or instruments, as applicable;

•        no default or event of default with respect to such debt securities shall have occurred and be continuing and no defaults or events of default related to bankruptcy, insolvency or reorganization shall occur during the next 90 days; and

•        satisfy the conditions for covenant defeasance contained in any supplemental indentures.

If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit or the trustee is prevented from making payment. For example, if one of the remaining Events of Default occurred (such as our bankruptcy) and the debt securities became immediately due and payable, there might be such a shortfall. However, there is no assurance that we would have sufficient funds to make payment of the shortfall.

Full Defeasance

If there is a change in U.S. federal tax law or we obtain or there has been published an IRS ruling, as described in the second bullet below, we can legally release ourself from all payment and other obligations on the debt securities of a particular series (called “full defeasance”) if we put in place the following other arrangements for you to be repaid:

•        we must deposit in trust for the benefit of all holders of a series of debt securities a combination of cash (in such currency in which such securities are then specified as payable at stated maturity) or government obligations applicable to such securities (determined on the basis of the currency in which such securities are then specified as payable at stated maturity) that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates and any mandatory sinking fund payments or analogous payments;

•        we must deliver to the trustee a legal opinion of our counsel confirming that there has been a change in current U.S. federal tax law or we obtain or there has been published an IRS ruling that allows us to make the above deposit without causing you to be taxed on the debt securities any differently than if such defeasance had not occurred. Under current U.S. federal tax law, the deposit and our legal release from the debt securities would be treated as though we paid you your share of the cash and notes or bonds at the time the cash and notes or bonds were deposited in trust in exchange for your debt securities and you would recognize gain or loss on the debt securities at the time of the deposit;

•        we must deliver to the trustee a legal opinion of our counsel stating that the above deposit does not require registration by us under the 1940 Act and a legal opinion and officers’ certificate stating that all conditions precedent to defeasance have been complied with;

•        defeasance must not result in a breach or violation of, or constitute a default under, of the indenture or any of our other material agreements or instruments, as applicable;

•        no default or event of default with respect to such debt securities shall have occurred and be continuing and no defaults or events of default related to bankruptcy, insolvency or reorganization shall occur during the next 90 days; and

•        satisfy the conditions for full defeasance contained in any supplemental indentures.

If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors, as applicable, if we ever became bankrupt or insolvent. If your debt securities were subordinated as described later under “— Indenture Provisions — Subordination”, such subordination would not prevent the trustee under the indenture from applying the funds available to it from the deposit referred to in the first bullet of the preceding paragraph to the payment of amounts due in respect of such debt securities for the benefit of the subordinated debt holders.

Form, Exchange and Transfer of Certificated Registered Securities

If registered debt securities cease to be issued in book-entry form, they will be issued:

•        only in fully registered certificated form;

•        without interest coupons; and

•        unless we indicate otherwise in the prospectus supplement, in denominations of $1,000 and amounts that are multiples of $1,000.

Holders may exchange their certificated securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed and as long as the denomination is greater than the minimum denomination for such securities.

Holders may exchange or transfer their certificated securities at the office of the trustee. We have appointed the trustee to act as our agent for registering debt securities in the names of holders transferring debt securities. We may appoint another entity to perform these functions or perform them ourself.

Holders will not be required to pay a service charge to transfer or exchange their certificated securities, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange will be made only if our transfer agent, as applicable, is satisfied with the holder’s proof of legal ownership.

If we have designated additional transfer agents for your debt security, they will be named in the prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If any certificated securities of a particular series are redeemable and we redeem less than all the debt securities of that series, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of any certificated securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security that will be partially redeemed.

If a registered debt security is issued in book-entry form, only the depositary will be entitled to transfer and exchange the debt security as described in this subsection, since it will be the sole holder of the debt security.

Resignation of Trustee

Each trustee may resign or be removed with respect to one or more series of indenture securities provided that a successor trustee is appointed to act with respect to these series and has accepted such appointment. In the event that two or more persons are acting as trustee with respect to different series of indenture securities under the indenture, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.

Indenture Provisions — Subordination

Upon any distribution of our assets upon our dissolution, winding up, liquidation or reorganization, the payment of the principal of (and premium, if any) and interest, if any, on any indenture securities denominated as subordinated debt securities is to be subordinated to the extent provided in the indenture in right of payment to the prior payment in full of all Senior Indebtedness (as defined below), but our obligation to you to make payment of the principal of (and premium, if any) and interest, if any, on such subordinated debt securities will not otherwise be affected. In addition, no payment on account of principal (or premium, if any), sinking fund or interest, if any, may be made on such subordinated debt securities at any time unless full payment of all amounts due in respect of the principal (and premium, if any), sinking fund and interest on Senior Indebtedness has been made or duly provided for in money or money’s worth.

In the event that, notwithstanding the foregoing, any payment by us is received by the trustee in respect of subordinated debt securities or by the holders of any of such subordinated debt securities, upon our dissolution, winding up, liquidation or reorganization before all Senior Indebtedness is paid in full, the payment or distribution must be paid over to the holders of the Senior Indebtedness or on their behalf for application to the payment of all the Senior Indebtedness remaining unpaid until all the Senior Indebtedness has been paid in full, after giving effect to any concurrent payment or distribution to the holders of the Senior Indebtedness. Subject to the payment in full of all Senior Indebtedness upon this distribution by us, the holders of such subordinated debt securities will be subrogated to the rights of the holders of the Senior Indebtedness to the extent of payments made to the holders of the Senior Indebtedness out of the distributive share of such subordinated debt securities.

By reason of this subordination, in the event of a distribution of our assets upon our insolvency, certain of our senior creditors may recover more, ratably, than holders of any subordinated debt securities or the holders of any indenture securities that are not Senior Indebtedness. The indenture provides that these subordination provisions will not apply to money and securities held in trust under the defeasance provisions of the indenture.

Senior Indebtedness is defined in the indenture as the principal of (and premium, if any) and unpaid interest on:

•        our indebtedness (including indebtedness of others guaranteed by us), whenever created, incurred, assumed or guaranteed, for money borrowed that we have designated as “Senior Indebtedness” for purposes of the indenture and in accordance with the terms of the indenture (including any indenture securities designated as Senior Indebtedness), and

•        renewals, extensions, modifications and refinancings of any of this indebtedness.

If this prospectus is being delivered in connection with the offering of a series of indenture securities denominated as subordinated debt securities, the accompanying prospectus supplement will set forth the approximate amount of our Senior Indebtedness and of our other Indebtedness outstanding as of a recent date.

Secured Indebtedness and Ranking

Certain of our indebtedness, including certain series of indenture securities, may be secured. The prospectus supplement for each series of indenture securities will describe the terms of any security interest for such series and will indicate the approximate amount of our secured indebtedness as of a recent date. Any unsecured indenture securities will effectively rank junior to any secured indebtedness, including any secured indenture securities, that we incur in the future to the extent of the value of the assets securing such future secured indebtedness. The debt securities, whether secured or unsecured, will rank structurally junior to all existing and future indebtedness (including trade payables) incurred by any subsidiaries, financing vehicles, or similar facilities we may have.

In the event of our bankruptcy, liquidation, reorganization or other winding up any of our assets that secure secured debt will be available to pay obligations on unsecured debt securities only after all indebtedness under such secured debt has been repaid in full from such assets. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all unsecured debt securities then outstanding after fulfillment of this obligation. As a result, the holders of unsecured indenture securities may recover less, ratably, than holders of any of our secured indebtedness.

The Trustee under the Indenture

U.S Bank National Association serves as the trustee under the indenture.

Certain Considerations Relating To Foreign Currencies

Debt securities denominated or payable in foreign currencies may entail significant risks. These risks include the possibility of significant fluctuations in the foreign currency markets, the imposition or modification of foreign exchange controls and potential illiquidity in the secondary market. These risks will vary depending upon the currency or currencies involved and will be more fully described in the applicable prospectus supplement.

Book-Entry Debt Securities

The Depository Trust Company (“DTC”), New York, NY, will act as securities depository for the debt securities. The debt securities will be issued as fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully registered certificate will be issued for the debt securities, in the aggregate principal amount of such issue, and will be deposited with DTC. If, however, the aggregate principal amount of any issue exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount, and an additional certificate will be issued with respect to any remaining principal amount of such issue.

DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity, corporate and municipal debt issues, and money market instruments from over 100 countries that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”).

DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). DTC has a Standard & Poor’s rating of AA+. The DTC Rules applicable to its Participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.

Purchases of debt securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of each security (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.

To facilitate subsequent transfers, all debt securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of debt securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the debt securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts such debt securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices shall be sent to DTC. If less than all of the debt securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the debt securities unless authorized by a Direct Participant in accordance with DTC’s Procedures. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the debt securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

Redemption proceeds, distributions, and distribution payments on the debt securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the trustee on the payment date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC or its nominee, the trustee, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and distribution payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or the trustee, but disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

DTC may discontinue providing its services as depository with respect to the debt securities at any time by giving reasonable notice to us or the trustee. Under such circumstances, in the event that a successor depository is not obtained, certificates are required to be printed and delivered. We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, certificates will be printed and delivered to DTC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

REGULATION

The information included under the captions “Business — Our Company”, “Business — Regulation as a Business Development Company” and “Business — Proxy Voting Policies and Procedures” in Part 1, Item 1 of our most recent Annual Report on Form 10-K is incorporated herein by reference.

PLAN OF DISTRIBUTION

We may offer, from time to time, in one or more offerings or series, our debt securities on terms to be determined at the time of the offering, in one or more underwritten public offerings, negotiated transactions, block trades, best efforts offerings or a combination of these methods.

We may sell our debt securities through underwriters or dealers, directly to one or more purchasers, through agents designated from time to time by us or through a combination of any such methods of sale. Any underwriter or agent involved in the offer and sale of the debt securities will be named in the applicable prospectus supplement. A prospectus supplement or supplements will also describe the terms of the offering of the debt securities, including: the purchase price of the debt securities and the proceeds we will receive from the sale; any options under which underwriters may purchase additional debt securities from us; any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation; the public offering price; any discounts or concessions allowed or re-allowed or paid to dealers; and any securities exchange or market on which the debt securities may be listed. Only underwriters named in the prospectus supplement will be underwriters of the debt securities offered by such prospectus supplement.

In connection with the sale of our debt securities, underwriters or agents may receive compensation from us, or from purchasers of the debt securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the debt securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of our debt securities may be deemed to be underwriters under the Securities Act, and any discounts and commissions they receive from us and any profit realized by them on the resale of the debt securities may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified and any such compensation received from us will be described in the applicable prospectus supplement. The maximum aggregate commission or discount to be received by any member of the Financial Industry Regulatory Authority, or FINRA, or independent broker-dealer will not be greater than 8% of the gross proceeds of the sale of securities offered pursuant to this prospectus and any applicable prospectus supplement. We may also reimburse the underwriter or agent for certain fees and legal expenses incurred by it.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the debt securities, either through exercise of the option to purchase additional debt securities from us or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the debt securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the debt securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, the agent will act on a best-efforts basis for the period of its appointment.

We may use the net proceeds from the sale of our debt securities to acquire investments in companies, the terms of which will be further disclosed in a prospectus supplement if such debt securities are issued in an offering hereunder.

Unless otherwise specified in the applicable prospectus supplement, each issuance of debt securities will be a new issue with no trading market. We may elect to list any series of our debt securities on any exchange, but we are not obligated to do so. We cannot guarantee the liquidity of the trading markets for any of our debt securities.

Under agreements that we may enter, underwriters, dealers and agents who participate in the distribution of the debt securities may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as agents to solicit offers by certain institutions to purchase debt securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the debt securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts. Such contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

We may enter into derivative transactions with third parties, or sell securities, including debt securities, not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement.

In order to comply with the securities laws of certain states, if applicable, the debt securities offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers.

CUSTODIAN, TRANSFER AND DISTRIBUTION PAYING AGENT AND REGISTRAR

Our securities are held under a custody agreement by State Street Bank and Trust Company. The address of the custodian is: 100 Summer Street, Floor 5, Boston, Massachusetts 02110. SS&C GIDS, Inc. acts as our transfer agent and distribution disbursing agent for our Common Shares. The principal business address of SS&C GIDS, Inc. is 430 W. 7th Street, Suite 219270, Kansas City, Missouri 64105-1594, telephone number: (816) 435-3455.

BROKERAGE ALLOCATION AND OTHER PRACTICES

Since we will generally acquire and dispose of our investments in privately negotiated transactions, we will infrequently use brokers in the normal course of our business. Subject to policies established by the Board, if any, the Advisers will be primarily responsible for the execution of any publicly-traded securities portfolio transactions and the allocation of brokerage commissions. The Advisers do not expect to execute transactions through any particular broker or dealer, but will seek to obtain the best net results for us, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities. While the Advisers generally will seek reasonably competitive trade execution costs, we will not necessarily pay the lowest spread or commission available. Subject to applicable legal requirements, the Advisers may select a broker based partly upon brokerage or research services provided to it and us and any other clients. In return for such services, we may pay a higher commission than other brokers would charge if the Advisers determine in good faith that such commission is reasonable in relation to the services provided.

LEGAL MATTERS

The validity of the debt securities offered hereby and certain legal matters for us in connection with the offering will be passed upon for us by Simpson Thacher & Bartlett LLP, Washington, D.C. and New York, New York and by Richards, Layton & Finger, P.A., Wilmington, Delaware.

Certain legal matters in connection with the offering will be passed upon for the underwriters, if any, by the counsel named in the prospectus supplement.

EXPERTS

The consolidated financial statements of the Company and its subsidiaries as of December 31, 2023 and 2022, and for the years ended December 31, 2023 and 2022 and for the period from January 7, 2021 (commencement of operations) to December 31, 2021, incorporated by reference in this prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, located at 30 Rockefeller Plaza, New York, New York, 10112, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form N-2, together with all amendments and related exhibits, under the Securities Act, with respect to the debt securities offered by this prospectus. The registration statement contains additional information about us and the debt securities being offered by this prospectus.

We also file with or submit to the SEC periodic and current reports and other information meeting the informational requirements of the Exchange Act.

This information is available free of charge by calling us collect at (212) 503-2100 or is directly available on our website at www.bcred.com. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider that information to be part of this prospectus. The SEC maintains an Internet website that contains reports and information statements and other information filed electronically by us with the SEC which are available free of charge on the SEC’s Internet website at www.sec.gov. Copies of these reports and information statements and other information may be obtained, after paying a duplicating fee, by sending a request by email to: publicinfo@sec.gov.

All requests for information should be directed to:

Stakeholder Relations
Blackstone Private Credit Fund
345 Park Avenue, 31st Floor
New York, NY 10154
(212) 503-2100

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This prospectus is part of a registration statement that we have filed with the SEC. We are allowed to “incorporate by reference” the information that we file with the SEC, which means that we can disclose important information to you by referring you to such information incorporated by reference. The information incorporated by reference is considered to comprise a part of this prospectus from the date we file any such document. Any reports filed by us with the SEC subsequent to the date of this prospectus and before the date that any offering of any debt securities by means of this prospectus and any accompanying prospectus supplement is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference into this prospectus our filings listed below and any future filings that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this prospectus until all of the debt securities offered by this prospectus and any accompanying prospectus supplement have been sold or we otherwise terminate the offering of those securities; provided, however, that information “furnished” under Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC which is not deemed filed is not incorporated by reference in this prospectus and any accompanying prospectus supplement. Information that we file with the SEC subsequent to the date of this prospectus will automatically update and may supersede information in this prospectus, any accompanying prospectus supplement and other information previously filed with the SEC.

The prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC:

•        our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 15, 2024;

•        our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024, and September 30, 2024 filed with the SEC on May 13, 2024, August 13, 2024 and November 13, 2024, respectively; and

•        our Current Reports on Form 8-K (other than any information furnished rather than filed) filed with the SEC on January 22, 2024, January 25, 2024, January 29, 2024, February 23, 2024, March 22, 2024, April 18, 2024, May 2, 2024, May 21, 2024, May 22, 2024, May 29, 2024, June 21, 2024, July 18, 2024, August 21, 2024, September 20, 2024, September 26, 2024, October 17, 2024, November 20, 2024, November 22, 2024, December 20, 2024, January 23, 2025, January 23, 2025 and January 29, 2025.

See “Available Information” for information on how to obtain a copy of these filings.

$750,000,000

Blackstone Private Credit Fund

6.200% Notes due 2031

___________________________

PROSPECTUS SUPPLEMENT

___________________________

Joint Book-Running Managers

Wells Fargo Securities	Citigroup	Goldman Sachs & Co. LLC	RBC Capital Markets	SMBC Nikko
MUFG	Barclays	Deutsche Bank Securities	J.P. Morgan	Morgan Stanley	Truist Securities	US Bancorp
BofA Securities	BNP PARIBAS	ING	PNC Capital Markets LLC	TD Securities
Credit Agricole CIB	HSBC	Mizuho	Regions Securities LLC	SOCIETE GENERALE	Standard Chartered Bank

Co-Managers

Blackstone

BNY Capital Markets	CIBC Capital Markets	Fifth Third Securities	M&T Securities
Keefe, Bruyette & Woods A Stifel Company	Natixis	Raymond James	Synovus
Academy Securities	CastleOak Securities, L.P.	Drexel Hamilton	R. Seelaus & Co., LLC

August 17, 2026